AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 16, 1997

                                        REGISTRATION STATEMENT NO. 333-40041
                                                                   333-40041-01
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                             AMENDMENT NO. 2
                                      TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

       PATRIOT AMERICAN HOSPITALITY      PATRIOT AMERICAN HOSPITALITY, INC.
            OPERATING COMPANY
(EXACT NAME OF REGISTRANT AS SPECIFIED  (EXACT NAME OF REGISTRANT AS SPECIFIED
            IN ITS CHARTER)                        IN ITS CHARTER)
               DELAWARE                               DELAWARE
    (STATE OR OTHER JURISDICTION OF        (STATE OR OTHER JURISDICTION OF
    INCORPORATION OR ORGANIZATION)         INCORPORATION OR ORGANIZATION)
                 7011                                   6798
     (PRIMARY STANDARD INDUSTRIAL           (PRIMARY STANDARD INDUSTRIAL
         CLASSIFICATION CODE)                   CLASSIFICATION CODE)
              94-2878485                             94-0358820
 (I.R.S. EMPLOYER IDENTIFICATION NO.)   (I.R.S. EMPLOYER IDENTIFICATION NO.)
         1950 STEMMONS FREEWAY                  1950 STEMMONS FREEWAY
              SUITE 6001                             SUITE 6001
           DALLAS, TX 75207                       DALLAS, TX 75207
          (214) 863-1000                         (214) 863-1000
   (ADDRESS, INCLUDING ZIP CODE AND       (ADDRESS, INCLUDING ZIP CODE AND
           TELEPHONE NUMBER,                      TELEPHONE NUMBER,
 INCLUDING AREA CODE, OF REGISTRANT'S   INCLUDING AREA CODE, OF REGISTRANT'S
      PRINCIPAL EXECUTIVE OFFICE)            PRINCIPAL EXECUTIVE OFFICE)
           PAUL A. NUSSBAUM                       PAUL A. NUSSBAUM
    CHAIRMAN OF THE BOARD AND CHIEF        CHAIRMAN OF THE BOARD AND CHIEF
           EXECUTIVE OFFICER                      EXECUTIVE OFFICER
PATRIOT AMERICAN HOSPITALITY OPERATING    PATRIOT AMERICAN HOSPITALITY, INC.
               COMPANY                        1950 STEMMONS FREEWAY
       1950 STEMMONS FREEWAY                        SUITE 6001
            SUITE 6001                          DALLAS, TX 75207
         DALLAS, TX 75207                        (214) 863-1000
          (214) 863-1000               (NAME, ADDRESS, INCLUDING ZIP CODE AND
(NAME, ADDRESS, INCLUDING ZIP CODE AND   TELEPHONE NUMBER, INCLUDING AREA CODE,
 TELEPHONE NUMBER, INCLUDING AREA CODE,          OF AGENT FOR SERVICE)
          OF AGENT FOR SERVICE)

                                ---------------
                                  COPIES TO:
        GILBERT G. MENNA, P.C.                 JEFFREY N. SIEGEL, ESQ.
         STEPHEN W. CARR, P.C.                  SHACK & SIEGEL, P.C.
      GOODWIN, PROCTER & HOAR LLP           530 FIFTH AVENUE, 16TH FLOOR
            EXCHANGE PLACE                       NEW YORK, NY 10036
         BOSTON, MA 02109-2881                     (212) 782-0700
            (617) 570-1000

                                ---------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Upon consummation of the merger of Patriot American Hospitality Operating Company Acquisition Subsidiary ("Acquisition Sub"), a subsidiary of Patriot American Hospitality Operating Company ("PAHOC"), with and into WHG Resorts & Casinos Inc. ("WHG") pursuant to an Agreement and Plan of Merger dated as of September 30, 1997, described in the enclosed Proxy Statement and Prospectus.
  If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement. [_]

                                ---------------
  THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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

                          WHG RESORTS & CASINOS INC.

                          6063 EAST ISLA VERDE AVENUE
                          CAROLINA, PUERTO RICO 00979

                                                         December 17, 1997

Dear Stockholder:

  You are cordially invited to attend a Special Meeting of the Stockholders of WHG Resorts & Casinos Inc. ("WHG") to be held at The Breakers, One South County Road, Palm Beach, Florida 33480, on January 16, 1998 at 10:30 a.m. local time (the "Special Meeting").

  At the Special Meeting, you will be asked to approve the Agreement and Plan of Merger dated as of September 30, 1997 (the "Merger Agreement") by and among Patriot American Hospitality Operating Company ("PAHOC"), Patriot American Hospitality Operating Company Acquisition Subsidiary ("Acquisition Sub"), Patriot American Hospitality, Inc. ("Patriot") and WHG.

  Pursuant to the Merger Agreement, Acquisition Sub will merge with and into WHG (the "Merger") and WHG Stockholders will be entitled to receive for each issued and outstanding share of WHG voting common stock, par value $.01 per share ("WHG Common Stock"), held by them at the effective time of the Merger (the "Effective Time") .784 paired shares of PAHOC and Patriot common stock (the "Exchange Ratio"), which shares of PAHOC and Patriot are paired and trade as a single unit on the New York Stock Exchange (the "Paired Shares"); provided, however, that in the event that (i) the average closing price of the Paired Shares over the ten trading days immediately preceding the third business day prior to the date on which the Special Meeting is to be convened (the "Average Closing Price") is greater than $31.25 and the Effective Time is before February, 1998, the Exchange Ratio will be adjusted such that the product of the Exchange Ratio and the Average Closing Price (the "Exchange Ratio Product") equals $24.50; (ii) the Average Closing Price is greater than $31.75 and the Effective Time is in February, 1998, the Exchange Ratio will be adjusted such that the Exchange Ratio Product equals $24.89; (iii) the Average Closing Price is greater than $32.25 and the Effective Time is after February, 1998, the Exchange Ratio will be adjusted such that the Exchange Ratio Product equals $25.28; (iv) the Average Closing Price is less than or equal to $25.50, but greater than or equal to $19.50, the Exchange Ratio will be adjusted such that the Exchange Ratio Product equals $20.00; or (v) the Average Closing Price is less than $19.50, the Exchange Ratio will equal 1.026, provided, however, that in such circumstance WHG has the right, waivable by it, to terminate the Merger Agreement. In addition, WHG Stockholders will be entitled to receive for each issued and outstanding share of WHG Series B Convertible Preferred Stock, par value $.01 per share ("WHG Preferred Stock"), held by them at the Effective Time that number of Paired Shares as the holder of such share of WHG Preferred Stock would have the right to receive assuming conversion of such share, together with any accrued and unpaid dividends thereon, into WHG Common Stock immediately prior to the Effective Time. On December 12, 1997, the closing price of a Paired Share as reported on the New York Stock Exchange was $28.50.

  The Merger will be treated as a taxable exchange. Accordingly, WHG Stockholders will recognize gain or loss measured by the difference between the fair market value of the Paired Shares (including any cash received in lieu of fractional shares) received in the Merger and such WHG Stockholder's adjusted basis in the WHG Common Stock and WHG Preferred Stock.

  Approval of the Merger Agreement requires the affirmative vote of a majority of the votes entitled to be cast at the Special Meeting, assuming a quorum is present.

  YOUR BOARD OF DIRECTORS BELIEVES THAT THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY ARE FAIR TO, AND IN THE BEST INTERESTS OF, WHG STOCKHOLDERS. THE WHG BOARD OF DIRECTORS' REASONS FOR THIS BELIEF ARE SET FORTH IN "THE MERGER--WHG'S REASONS FOR THE MERGER; RECOMMENDATION OF THE WHG BOARD" IN THE ACCOMPANYING PROXY STATEMENT AND PROSPECTUS (THE "PROXY STATEMENT/PROSPECTUS"). THE INVESTMENT BANKING FIRM OF OPPENHEIMER & CO., INC. (NOW KNOWN AS CIBC OPPENHEIMER CORP.) HAS ISSUED ITS OPINION TO THE WHG BOARD OF DIRECTORS, A COPY OF WHICH IS ATTACHED AS ANNEX B TO THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS, THAT, AS OF THE DATE THEREOF AND SUBJECT TO THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE SCOPE OF THE REVIEW UNDERTAKEN BY OPPENHEIMER & CO., INC. SET FORTH IN SUCH OPINION, THE CONSIDERATION TO BE RECEIVED BY THE HOLDERS OF WHG COMMON STOCK AND WHG PREFERRED STOCK IN THE MERGER IS FAIR TO SUCH HOLDERS FROM A FINANCIAL POINT OF VIEW. THE WHG BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO APPROVE THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

  The accompanying Proxy Statement/Prospectus provides detailed information concerning the proposed Merger, the reasons for your Board of Directors' recommendation to approve the Merger Agreement and the transactions contemplated thereby and certain additional information, including, without limitation, the information set forth under the heading "Risk Factors," which describes, among other things, potential adverse effects to WHG Stockholders as a result of the Merger. We urge you to carefully consider all the information in the Proxy Statement/Prospectus. IT IS IMPORTANT THAT YOUR SHARES OF WHG COMMON STOCK AND SHARES OF WHG PREFERRED STOCK BE REPRESENTED AT THE SPECIAL MEETING, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. THEREFORE, PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY AS SOON AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. THIS WILL NOT PREVENT YOU FROM VOTING YOUR SHARES IN PERSON IF YOU SUBSEQUENTLY CHOOSE TO ATTEND THE SPECIAL MEETING.

                                          Sincerely,

                                          /s/ Louis J. Nicastro
                                          Louis J. Nicastro
                                          Chairman of the Board and Chief
                                           Executive Officer

                          WHG RESORTS & CASINOS INC.

                          6063 EAST ISLE VERDE AVENUE
                          CAROLINA, PUERTO RICO 00979

                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                       TO BE HELD JANUARY 16, 1998

                               ----------------

To the Stockholders of WHG Resorts & Casinos Inc.:

  NOTICE IS HEREBY GIVEN that a Special Meeting of the Stockholders of WHG Resorts & Casinos Inc. ("WHG") will be held at The Breakers, One South County Road, Palm Beach, Florida 33480, on January 16, 1998 at 10:30 a.m. local time (the "Special Meeting"), for the following purposes:

    1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated as of September 30, 1997 (the "Merger Agreement") by and among Patriot American Hospitality Operating Company, a Delaware corporation ("PAHOC"), Patriot American Hospitality Operating Company Acquisition Subsidiary, a Delaware corporation ("Acquisition Sub"), Patriot American Hospitality, Inc., a Delaware corporation ("Patriot"), and WHG. Pursuant to the Merger Agreement, WHG Stockholders will be entitled to receive for each issued and outstanding share of WHG voting common stock, par value $.01 per share ("WHG Common Stock"), held by them at the effective time of the Merger (the "Effective Time") .784 paired shares of PAHOC and Patriot common stock (the "Exchange Ratio"), which shares of PAHOC and Patriot are paired and trade as a single unit on the New York Stock Exchange (the "Paired Shares"); provided, however, that in the event that (i) the average closing price of the Paired Shares over the ten trading days immediately preceding the third business day prior to the date on which the Special Meeting is to be convened (the "Average Closing Price") is greater than $31.25 and the Effective Time is before February, 1998, the Exchange Ratio will be adjusted such that the product of the Exchange Ratio and the Average Closing Price (the "Exchange Ratio Product") equals $24.50; (ii) the Average Closing Price is greater than $31.75 and the Effective Time is in February, 1998, the Exchange Ratio will be adjusted such that the Exchange Ratio Product equals $24.89; (iii) the Average Closing Price is greater than $32.25 and the Effective Time is after February, 1998, the Exchange Ratio will be adjusted such that the Exchange Ratio Product equals $25.28; (iv) the Average Closing Price is less than or equal to $25.50, but greater than or equal to $19.50, the Exchange Ratio will be adjusted such that the Exchange Ratio Product equals $20.00; or (v) the Average Closing Price is less than $19.50, the Exchange Ratio will equal 1.026, provided, however, that in such circumstance WHG has the right, waivable by it, to terminate the Merger Agreement. In addition, WHG Stockholders will be entitled to receive for each issued and outstanding share of WHG Series B Convertible Preferred Stock, par value $.01 per share ("WHG Preferred Stock"), held by them at the Effective Time that number of Paired Shares as the holder of such share of WHG Preferred Stock would have the right to receive assuming conversion of such share, together with any accrued and unpaid dividends thereon, into WHG Common Stock immediately prior to the Effective Time. On December 12, 1997, the closing price of a Paired Share as reported on the New York Stock Exchange was $28.50. A copy of the Merger Agreement is attached as Annex A to the Proxy Statement and Prospectus (the "Proxy Statement/Prospectus") accompanying this Notice; and

    2. To transact such other business as may properly come before the Special Meeting or at any and all adjournments or postponements thereof.

  The Board of Directors has fixed the close of business on December 11, 1997 as the record date for determination of stockholders entitled to notice of, and to vote at, the Special Meeting. Only stockholders of record at the close of business on such date will be entitled to notice of, and to vote at, the Special Meeting or at any and all adjournments or postponements thereof.

  All stockholders who are entitled to vote, even if they plan to attend the Special Meeting, are requested to execute the enclosed proxy and return it without delay in the enclosed postage-paid envelope. You may revoke your proxy at any time before it is voted by giving written notice to WHG. If you attend the Special Meeting and vote in person, your vote will supersede your proxy.

                                          By Order of the Board of Directors,



                                          Barbara M. Norman
                                          Secretary

Carolina, Puerto Rico

December 17, 1997

  YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES OF WHG COMMON STOCK OR WHG PREFERRED STOCK YOU OWN. YOU ARE EARNESTLY REQUESTED, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE SPECIAL MEETING, TO MARK, DATE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

  PLEASE DO NOT SEND ANY CERTIFICATES FOR YOUR SHARES AT THIS TIME.

                          WHG RESORTS & CASINOS INC.

                                PROXY STATEMENT

                               ----------------
                PATRIOT AMERICAN HOSPITALITY OPERATING COMPANY
                      PATRIOT AMERICAN HOSPITALITY, INC.

                                  PROSPECTUS

  This Proxy Statement and Prospectus and the Annexes hereto (the "Proxy Statement/Prospectus") relates to the proposed business combination between WHG Resorts & Casinos Inc. ("WHG") and Patriot American Hospitality Operating Company ("PAHOC") by means of the merger of Patriot American Hospitality Operating Company Acquisition Subsidiary, a subsidiary of PAHOC ("Acquisition Sub"), with and into WHG, with WHG being the surviving company (the "Merger"), pursuant to the terms of an Agreement and Plan of Merger, dated as of September 30, 1997, by and among PAHOC, Acquisition Sub, Patriot American Hospitality, Inc. ("Patriot") and WHG (the "Merger Agreement").

  This Proxy Statement/Prospectus is being furnished in connection with the solicitation of proxies by the Board of Directors of WHG (the "WHG Board") to be used at the Special Meeting of the Stockholders of WHG scheduled to be held at The Breakers, One South County Road, Palm Beach, Florida 33480, on January 16, 1998 at 10:30 a.m. local time (the "Special Meeting"), and at any adjournments or postponements thereof. At the Special Meeting, holders of the voting common stock, par value $.01 per share, of WHG (the "WHG Common Stock") and Series B Convertible Preferred Stock, par value $.01 per share, of WHG (the "WHG Preferred Stock") (collectively, the WHG Common Stock and WHG Preferred Stock are referred to herein as the "WHG Stock") will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger. Any proxy given pursuant to this solicitation may be revoked by the grantor at any time prior to the voting thereof at the Special Meeting.

  Pursuant to the Merger Agreement, stockholders of WHG (the "WHG Stockholders") will be entitled to receive for each issued and outstanding share of WHG Common Stock held by them at the effective time of the Merger (the "Effective Time") .784 paired shares of PAHOC and Patriot common stock (the "Exchange Ratio"), which shares of PAHOC and Patriot are paired and trade as a single unit on the New York Stock Exchange (the "Paired Shares"); provided, however, that in the event that (i) the average closing price of the Paired Shares over the ten trading days immediately preceding the third business day prior to the date on which the Special Meeting is to be convened (the "Average Closing Price") is greater than $31.25 and the Effective Time is before February, 1998, the Exchange Ratio will be adjusted such that the product of the Exchange Ratio and the Average Closing Price (the "Exchange Ratio Product") equals $24.50; (ii) the Average Closing Price is greater than $31.75 and the Effective Time is in February, 1998, the Exchange Ratio will be adjusted such that the Exchange Ratio Product equals $24.89; (iii) the Average Closing Price is greater than $32.25 and the Effective Time is after February, 1998, the Exchange Ratio will be adjusted such that the Exchange Ratio Product equals $25.28; (iv) the Average Closing Price is less than or equal to $25.50, but greater than or equal to $19.50, the Exchange Ratio will be adjusted such that the Exchange Ratio Product equals $20.00; or (v) the Average Closing Price is less than $19.50, the Exchange Ratio will equal 1.026, provided, however, that in such circumstance WHG has the right, waivable by it, to terminate the Merger Agreement. In addition, WHG Stockholders will be entitled to receive for each issued and outstanding share of WHG Preferred Stock held by them at the Effective Time that number of Paired Shares as the holder of such share of WHG Preferred Stock would have the right to receive assuming conversion of such share, together with any accrued and unpaid dividends thereon, into WHG Common Stock immediately prior to the Effective Time.

  No fractional Paired Shares will be issued in the Merger and, in lieu thereof, holders of shares of WHG Common Stock and WHG Preferred Stock who would otherwise be entitled to a fractional share interest will be paid an amount in cash equal to the product of such fractional share interest and the average closing price of a Paired Share on the New York Stock Exchange (the "NYSE") on the five trading days immediately preceding the Closing Date.

  The Merger will be treated as a taxable exchange. Accordingly, WHG Stockholders will recognize gain or loss measured by the difference between the fair market value of the Paired Shares (including any cash received in lieu of fractional shares) received in the Merger and such WHG Stockholder's adjusted basis in the WHG Stock.

  This Proxy Statement/Prospectus constitutes the prospectus of PAHOC and Patriot with respect to the issuance of up to 7,036,342 Paired Shares in the Merger to holders of WHG Stock.

  The WHG Board has fixed the close of business on December 11, 1997 as the record date for determination of WHG Stockholders entitled to notice of, and to vote at, the Special Meeting. Only WHG Stockholders of record at the close of business on such date will be entitled to notice of, and to vote at, the Special Meeting or at any and all adjournments or postponements thereof.

  This Proxy Statement/Prospectus and the accompanying form of proxy are first being mailed to WHG Stockholders on or about December 17, 1997.

  Approval of the Merger Agreement requires the affirmative vote of a majority of the votes entitled to be cast at the Special Meeting, assuming a quorum is present. Pursuant to (i) an Agreement, dated as of September 30, 1997, Louis
J. Nicastro has agreed to vote, subject to certain conditions, a total of 1,158 shares of WHG Common Stock and 300,000 shares of WHG Preferred Stock beneficially owned by him (as of September 30, 1997, representing approximately 19.9% of the total votes entitled to be cast at the Special Meeting) in favor of the Merger and (ii) a Voting Agreement, dated as of September 30, 1997, Sumner M. Redstone and National Amusements, Inc., a Maryland corporation, have agreed to vote, subject to certain conditions, all of the shares of WHG Stock owned beneficially by them in favor of the Merger (as of September 30, 1997, representing approximately 22.9% of the total votes entitled to be cast at the Special Meeting).

  FOR CERTAIN FACTORS WHICH SHOULD BE CONSIDERED IN EVALUATING THE MERGER, SEE "RISK FACTORS" BEGINNING ON PAGE 42.

  All information contained in this Proxy Statement/Prospectus with respect to Patriot and PAHOC has been provided by Patriot and PAHOC, respectively. All information contained in this Proxy Statement/Prospectus with respect to WHG has been provided by WHG.

  A WHG STOCKHOLDER WHO HAS GIVEN A PROXY MAY REVOKE IT AT ANY TIME PRIOR TO ITS EXERCISE.

                               ----------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    The date of this Proxy Statement/Prospectus is December 17, 1997.

                                     (ii)

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION NOT CONTAINED HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO PURCHASE, ANY OF THE SECURITIES OFFERED BY THIS PROXY STATEMENT/PROSPECTUS, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION OF AN OFFER, OR PROXY SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR THE ISSUANCE OR SALE OF ANY SECURITIES HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH OR INCORPORATED HEREIN BY REFERENCE SINCE THE DATE HEREOF.

                             AVAILABLE INFORMATION

  Patriot, PAHOC and WHG are each subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information filed by Patriot, PAHOC and WHG can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and may be available at the following Regional Offices of the Commission: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Patriot, PAHOC and WHG are also required to file electronic versions of these documents with the Commission through the Commission's Electronic Data Gathering Analysis and Retrieval (EDGAR) system. The Commission maintains a world wide web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. In addition, reports, proxy and information statements and other information concerning Patriot, PAHOC and WHG can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005, on which the Paired Shares and WHG Common Stock are currently listed.

  This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement on Form S-4 and exhibits relating thereto, including any amendments, of which this Proxy Statement/Prospectus is a part (the "Registration Statement"), and which Patriot and PAHOC have filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). Reference is made to such Registration Statement for further information with respect to Patriot, PAHOC and the Paired Shares offered hereby. Statements contained herein or incorporated herein by reference concerning the provisions of documents are summaries of such documents. Each statement is qualified in its entirety by reference to the copy of the applicable document if filed with the Commission or attached as an annex hereto.

                                     (iii)

                    INCORPORATION OF DOCUMENTS BY REFERENCE

  The following documents previously filed with the Commission are hereby incorporated by reference into this Proxy Statement/Prospectus:

PATRIOT AND PAHOC

  1. Current Reports on Form 8-K of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company dated (i) July 1, 1997 (Nos. 001-09319, 001-09320 filed July 15, 1997), (ii) July 15, 1997 (Nos. 001-09319,
001-09320 filed July 21, 1997), (iii) July 22, 1997 (Nos. 001-09319, 001-09320
filed July 22, 1997), (iv) September 17, 1997 (Nos. 001-09319, 001-09320 filed
September 17, 1997), (v) September 30, 1997, as amended (Nos. 001-09319, 001-
09320 filed October 14, 1997 and October 28, 1997), (vi) September 30, 1997 (Nos. 001-09319, 001-09320 filed November 12, 1997), (vii) December 2, 1997
(Nos. 001-09319, 001-09320 filed December 4, 1997) and (viii) December 10,
1997 (Nos. 001-09319, 001-09320 filed December 10, 1997);

  2. The description of the Paired Shares of Patriot Common Stock and PAHOC Common Stock contained or incorporated by reference in Patriot American Hospitality, Inc.'s and Patriot American Hospitality Operating Company's Registration Statement on Form 8-A, including any amendments thereto (Nos. 001-09319, 001-09320 filed November 30, 1986, July 17, 1997 and July 21,
1997);

  3. Quarterly Report on Form 10-Q of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company (Nos. 001-09319, 001-09320 filed August 14, 1997) for the fiscal quarter ended June 30, 1997; and

  4. Quarterly Report on Form 10-Q of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company (Nos. 001-09319, 001-09320 filed November 14, 1997) for the fiscal quarter ended September 30, 1997.

CAL JOCKEY AND BAY MEADOWS

  1. Annual Report on Form 10-K of California Jockey Club and Bay Meadows Operating Company (Nos. 001-09319, 001-09320 filed March 31, 1997) for the fiscal year ended December 31, 1996;

  2. Current Reports on Form 8-K of California Jockey Club and Bay Meadows Operating Company dated (i) February 24, 1997 (Nos. 001-09319, 001-09320 filed March 3, 1997) and (ii) May 28, 1997 (Nos. 001-09319, 001-09320 filed June 5,
1997);

  3. Quarterly Report on Form 10-Q of California Jockey Club and Bay Meadows Operating Company (Nos. 001-09319, 001-09320 filed May 12, 1997) for the fiscal quarter ended March 31, 1997; and

  4. Quarterly Report on Form 10-Q/A of California Jockey Club and Bay Meadows Operating Company (Nos. 001-09319, 001-09320 filed May 16, 1997) for the fiscal quarter ended March 31, 1997.

PATRIOT AMERICAN HOSPITALITY, INC. (OLD PATRIOT)

  1. Annual Report on Form 10-K of Patriot American Hospitality, Inc. (No. 001-13898 filed March 26, 1997) for the fiscal year ended December 31, 1996;

  2. Current Reports on Form 8-K of Patriot American Hospitality, Inc. dated
(i) April 2, 1996, as amended (No. 001-13898 filed April 17, 1996 and June 14,
1996), (ii) December 5, 1996 (No. 001-13898 filed December 5, 1996), (iii)
January 16, 1997, as amended (No. 001-13898 filed January 31, 1997, February 21, 1997, April 8, 1997, April 9, 1997 and May 19, 1997), (iv) February 24,
1997 (No. 001-13898 filed March 3, 1997) and (v) April 14, 1997, as amended
(No. 001-13898 filed April 17, 1997 and April 18, 1997); and

  3. Quarterly Report on Form 10-Q of Patriot American Hospitality, Inc. (No. 001-13898 filed May 12, 1997) for the fiscal quarter ended March 31, 1997.

                                     (iv)

WYNDHAM HOTEL CORPORATION

  1. Annual Report on Form 10-K of Wyndham Hotel Corporation (No. 001-11723 filed March 27, 1997) for the fiscal year ended December 31, 1996;

  2. Current Reports on Form 8-K of Wyndham Hotel Corporation dated (i) April 14, 1997 (No. 001-11723 filed April 23, 1997) and (ii) July 31, 1997, as amended (No. 001-11723 filed August 15, 1997 and September 18, 1997);

  3. Quarterly Report on Form 10-Q of Wyndham Hotel Corporation (No. 001-11723 filed May 12, 1997) for the quarter ended March 31, 1997;

  4. Quarterly Report on Form 10-Q/A of Wyndham Hotel Corporation (No. 001-11723 filed June 2, 1997) for the quarter ended March 31, 1997;

  5. Quarterly Report on Form 10-Q of Wyndham Hotel Corporation (No. 001-11723 filed August 14, 1997) for the quarter ended June 30, 1997;

  6. Quarterly Report on Form 10-Q/A of Wyndham Hotel Corporation (No. 001-11723 filed August 29, 1997) for the quarter ended June 30, 1997;

  7. Proxy Statement of Wyndham Hotel Corporation (No. 001-11723 filed March 27, 1997) for the Annual Meeting of Stockholders held April 28, 1997;

  8. Current Report on Form 8-K/A of Wyndham Hotel Corporation dated September 18, 1997 (No. 001-11723 filed September 18, 1997); and

  9. Quarterly Report on Form 10-Q of Wyndham Hotel Corporation (No. 001-11723 filed November 14, 1997) for the quarter ended September 30, 1997.

  In addition, all reports and other documents filed by each of Patriot, PAHOC, Cal Jockey, Bay Meadows, Old Patriot and Wyndham Hotel Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the Special Meeting shall be deemed to be incorporated by reference herein and to be made a part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

  THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (NOT INCLUDING EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS) ARE AVAILABLE, WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST OF ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED BY DIRECTING REQUESTS AS FOLLOWS: IN THE CASE OF DOCUMENTS RELATING TO PATRIOT, PAHOC, CAL JOCKEY, BAY MEADOWS OR OLD PATRIOT, 1950 STEMMONS FREEWAY, SUITE 6001, DALLAS, TEXAS 75207,
ATTENTION: SHAREHOLDER RELATIONS (TELEPHONE NO. (214) 863-1000), OR, IN THE CASE OF DOCUMENTS RELATING TO WYNDHAM HOTEL CORPORATION, 1950 STEMMONS FREEWAY, SUITE 6001, DALLAS, TEXAS 75207, ATTENTION: CARLA S. MORELAND (TELEPHONE NO. (214) 863-1000). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY JANUARY 8, 1998.

                                      (v)

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
SUMMARY...................................................................   1
  General.................................................................   1
  The Companies...........................................................   1
    The Patriot Companies.................................................   1
    Acquisition Sub.......................................................   4
    WHG...................................................................   4
  Recent Developments.....................................................   5
    WHG...................................................................   5
    The Patriot Companies.................................................   5
  The Special Meeting.....................................................   5
    Date, Time and Place..................................................   5
    Purpose of the Special Meeting........................................   6
    Record Date; Quorum...................................................   6
    Required Vote.........................................................   6
    Proxies...............................................................   6
  The Merger..............................................................   7
    Terms of the Merger...................................................   7
    WHG's Reasons for the Merger; Recommendation of the WHG Board.........   7
    The Patriot Companies' Reason for the Merger..........................   7
    Opinion of WHG Financial Advisor......................................   7
    Interests of Certain Officers, Directors and WHG Stockholders.........   8
    Certain Federal Income Tax Consequences...............................   8
    Accounting Treatment..................................................   8
    Certain Resale Restrictions...........................................   8
    Listing Application...................................................   8
    No Dissenters' Rights.................................................   8
    Voting and Option Agreement...........................................   8
    Voting Agreement......................................................   9
    Comparison of Stockholders' Rights....................................   9
  Risk Factors............................................................   9
  The Merger Agreement....................................................  12
    Effective Time of the Merger..........................................  12
    Exchange of WHG Certificates..........................................  12
    Conditions to the Merger..............................................  12
    Termination...........................................................  13
    Termination Amount and Expenses.......................................  14
    Acquisition Proposals.................................................  15
COMPARATIVE STOCK PRICES..................................................  16
SELECTED COMPARATIVE PER SHARE DATA.......................................  18
SUMMARY FINANCIAL INFORMATION.............................................  20
DISTRIBUTION AND DIVIDEND POLICY..........................................  41
RISK FACTORS..............................................................  42
  Failure to Manage Rapid Growth and Integrate Operations Following the
   Merger and the Other Transactions......................................  42
  Substantial Debt Obligations............................................  42
  Dilution to Earnings Caused by Acquisition of Wyndham and IHC...........  43
  Financing...............................................................  43
  Potential Conflicts of Interest Between Patriot and PAHOC...............  43

                                      (vi)

                                                                           PAGE
                                                                           ----
  Potential Conflicts of Interest of Certain Officers, Directors and WHG
   Stockholders...........................................................  44
  Patriot Tax Risks.......................................................  44
    Dependence on Qualification as a REIT.................................  44
    Adverse Effects of REIT Minimum Distribution Requirements.............  45
  Patriot's Dependence on Lessees and Payments under the Participating
   Leases.................................................................  45
  Hotel Industry Risks....................................................  45
    Operating Risks.......................................................  45
    Operating Costs and Capital Expenditures; Hotel Renovations...........  46
    Competition for Hotel Acquisition Opportunities.......................  46
    Seasonality...........................................................  46
  Real Estate Investment Risks............................................  47
    General Risks.........................................................  47
    Value and Illiquidity of Real Estate..................................  47
    Property Taxes........................................................  47
    Consents of Ground Lessor Required for Sale of Certain Hotels.........  47
    Environmental Matters.................................................  47
    Compliance with Americans with Disabilities Act.......................  48
    Uninsured and Underinsured Losses.....................................  48
    Acquisition and Development Risks.....................................  48
  Dependence on Management Contracts......................................  49
  Possible Adverse Effects of Failure to Consummate the Other
   Transactions...........................................................  49
  Risks of Operating Hotels Under Franchise or Brand Affiliations.........  49
  Lack of Control Over Operations of Certain Hotels Leased or Managed by
   Third Parties..........................................................  50
  Stock Price Fluctuations................................................  50
  Conflicts in Certain Hotel Markets......................................  51
  Horse Racing Industry Risks.............................................  51
  Casino Gaming Regulation................................................  51
  Risks Associated with the Patriot Companies' Higher Proportion of Owned
   Properties.............................................................  51
  Comparison of Stockholders' Rights......................................  52
  Possible Adverse Effects on Market Price of Paired Shares Arising from
   Shares Available for Future Sale.......................................  52
  Adverse Effect of Increase in Market Interest Rates on Price of Paired
   Shares.................................................................  52
THE COMPANIES.............................................................  53
  The Patriot Companies...................................................  53
    General...............................................................  53
    The Wyndham Merger....................................................  54
    The Gencom and CHCI Transactions......................................  56
    Other Acquisitions and Agreements.....................................  57
  Acquisition Sub.........................................................  58
  WHG.....................................................................  59
    General...............................................................  59
    Strategy and Marketing................................................  59
    The Condado Plaza.....................................................  61
    El San Juan...........................................................  62
    El Conquistador.......................................................  62
    WHGI..................................................................  63
    Casino Credit Policy..................................................  63
    Government Regulation and Licensing...................................  64
    Seasonality...........................................................  65
    Competition...........................................................  65
    Employees.............................................................  66
    Properties............................................................  66
    Legal Proceedings.....................................................  68

                                     (vii)

                                                                           PAGE
                                                                           ----
RECENT DEVELOPMENTS.......................................................  69
  WHG.....................................................................  69
  The Patriot Companies...................................................  69
    Patriot/IHC Merger....................................................  69
    Other Owners..........................................................  71
    Revolving Credit Facility and Term Loan...............................  71
THE SPECIAL MEETING.......................................................  72
  Date, Time and Place....................................................  72
  Record Date; Quorum.....................................................  72
  Required Vote...........................................................  72
  Proxies.................................................................  72
  Manner and Expense of Solicitation......................................  73
THE MERGER................................................................  74
  General.................................................................  74
  Background of the Merger................................................  74
  WHG's Reasons for the Merger; Recommendation of the WHG Board...........  76
  The Patriot Companies' Reason for the Merger............................  79
  Opinion of WHG Financial Advisor........................................  79
    Valuation of WHG......................................................  81
    Valuation of Patriot and PAHOC........................................  82
  Interests of Certain Officers, Directors and WHG Stockholders...........  84
    Ownership of WHG Common Stock.........................................  84
    Ownership of WHG Preferred Stock......................................  85
    Employment Agreements.................................................  87
    Indemnification.......................................................  90
  WHG/Patriot Subscription Agreement......................................  90
  Merger Consideration....................................................  91
  Exchange of WHG Certificates; Fractional Shares.........................  91
  WHG Options.............................................................  93
  Effective Time of the Merger............................................  93
  Acquisition Proposals...................................................  93
  Conduct of Business.....................................................  94
  Conditions to the Merger................................................  95
  Representations and Warranties..........................................  97
  Termination; Termination Fees...........................................  97
  No Dissenters' Rights...................................................  98
  Accounting Treatment....................................................  98
  Regulatory Approval.....................................................  98
  Listing Application.....................................................  99
  Certain Resale Restrictions.............................................  99
  Expenses................................................................  99
  Amendments.............................................................. 100
CERTAIN RELATED AGREEMENTS................................................ 101
  Voting and Option Agreement............................................. 101
  Voting Agreement........................................................ 102
INFORMATION ABOUT WHG..................................................... 103
  Management's Discussion and Analysis of Financial Condition and Results
   of Operations.......................................................... 103
    Financial Condition................................................... 103
    Inflation............................................................. 107

                                     (viii)

                                                                           PAGE
                                                                           ----
    Seasonality........................................................... 107
  Security Ownership of Certain Beneficial Owners......................... 108
  Security Ownership of Management........................................ 110
CERTAIN FEDERAL INCOME TAX CONSIDERATIONS................................. 111
  Tax Consequences of the Merger.......................................... 111
  REIT Qualification...................................................... 112
    General............................................................... 112
    Paired Shares......................................................... 112
    Potential Reallocation of Income...................................... 113
    Sale of Land by Patriot............................................... 113
    Classification of Patriot Partnership as a Publicly Traded
     Partnership.......................................................... 113
    Built-In Gain Tax..................................................... 114
  Effects of Compliance with REIT Requirements............................ 114
  Taxation of PAHOC; Non-Controlled Subsidiaries.......................... 115
  Federal Income Taxation of Holders of Paired Shares..................... 115
    Separate Taxation..................................................... 115
    Taxation of Taxable U.S. Stockholders................................. 115
    Taxation of Stockholders on the Disposition of Paired Shares.......... 117
    Information Reporting Requirements and Backup Withholding............. 117
    Taxation of Tax-Exempt Stockholders................................... 117
PRO FORMA FINANCIAL STATEMENTS............................................ 118
DESCRIPTION OF THE PATRIOT COMPANIES' CAPITAL STOCK....................... 199
  General................................................................. 199
  The Pairing Agreement................................................... 199
  Common Stock/Paired Shares.............................................. 199
    Restrictions on Ownership............................................. 199
    Transfer Agent........................................................ 200
  Preferred Stock......................................................... 200
  Restrictions on Transfer of Capital Stock............................... 200
  Effect of the Wyndham Transactions...................................... 202
    General............................................................... 202
    The Cooperation Agreement............................................. 203
    The Amended Pairing Agreement......................................... 209
    Common Stock/Paired Shares............................................ 210
    Patriot Series A Preferred Stock...................................... 210
    PAHOC Series A Preferred Stock and PAHOC Series B Preferred Stock..... 211
    Certain Provisions of the Restated Charters and Restated Bylaws....... 211
COMPARISON OF STOCKHOLDERS' RIGHTS........................................ 216
  Comparison of Rights of WHG Stockholders to Stockholders of Patriot and
   PAHOC.................................................................. 216
    Amendment of Charter.................................................. 216
    Amendment of Bylaws................................................... 217
    Directors............................................................. 217
    Limitation of Liability............................................... 218
    Indemnification....................................................... 218
    Special Meetings of Stockholders...................................... 219
    Action by Stockholders Without a Meeting.............................. 219
    Restrictions on Ownership and Transfer; Pairing....................... 219
    Stockholder Approval of Certain Business Combination Transactions..... 220

                                      (ix)

                                                                           PAGE
                                                                           ----
    Rights Agreement...................................................... 220
    Transactions with Certain Affiliated Persons.......................... 222
    Dissenters' Rights.................................................... 222
    Repurchase and Redemption of Shares................................... 222
    Non-Voting Common Stock; Preferred Stock.............................. 222
    Payment of Dividends.................................................. 223
    Dissolution........................................................... 223
    Inspection of Books and Records....................................... 223
    Differences Resulting from the Pairing Agreement...................... 223
  Changes in Rights of Stockholders of Patriot and PAHOC Following the
   Consummation of the Wyndham Transactions............................... 224
    Restrictions on Ownership and Transfer................................ 224
    Amendment of Bylaws................................................... 224
    Differences Resulting from the Cooperation Agreement.................. 225
    Differences Resulting from the Amended Pairing Agreement.............. 225
LEGAL OPINION............................................................. 225
EXPERTS................................................................... 226
  Independent Auditors for the Patriot Companies.......................... 226
  Independent Auditors for WHG............................................ 228
STOCKHOLDER PROPOSALS..................................................... 228
VOTING PROCEDURES......................................................... 228
GLOSSARY OF DEFINED TERMS................................................. 229
FINANCIAL STATEMENTS...................................................... F-1
ANNEXES
  Agreement and Plan of Merger............................................ A-1
  Fairness Opinion of Oppenheimer & Co., Inc.............................. B-1

                                      (x)

                                    SUMMARY

  The following is a summary of certain information contained elsewhere in this Proxy Statement/Prospectus relating to the Merger Agreement. This summary does not purport to contain all information relating to the Merger Agreement and the transactions contemplated thereby, including the Merger, and is qualified in its entirety by the more detailed information and financial statements contained or incorporated by reference in this Proxy Statement/Prospectus. WHG STOCKHOLDERS SHOULD READ CAREFULLY THIS PROXY STATEMENT/PROSPECTUS INCLUDING THE ANNEXES ATTACHED HERETO. CAPITALIZED TERMS USED IN THIS PROXY STATEMENT/PROSPECTUS AND NOT OTHERWISE DEFINED HEREIN HAVE THE MEANINGS ASCRIBED TO SUCH TERMS UNDER THE SECTION OF THIS PROXY STATEMENT/PROSPECTUS ENTITLED "GLOSSARY OF DEFINED TERMS," WHICH BEGINS ON PAGE 229.

GENERAL

  This Proxy Statement/Prospectus relates to the proposed business combination between WHG and PAHOC, by means of the Merger, pursuant to the terms of the Merger Agreement. Upon consummation of the Merger, WHG will become a subsidiary of PAHOC and Acquisition Sub will cease to exist as a separate entity. The full text of the Merger Agreement is attached hereto as Annex A and is incorporated by reference herein.

THE COMPANIES

 The Patriot Companies

  On July 1, 1997, Old Patriot consummated its acquisition of Cal Jockey and Bay Meadows. In the Cal Jockey Merger, Old Patriot merged with and into Cal Jockey, with Cal Jockey being the surviving company. Upon consummation of the Cal Jockey Merger, Cal Jockey changed its name to "Patriot American Hospitality, Inc." and Bay Meadows changed its name to "Patriot American Hospitality Operating Company." Each share of Patriot Common Stock is "paired" and trades on the NYSE as a unit with one share of PAHOC Common Stock. As a result of the Cal Jockey Merger, Patriot became one of two hotel REITs with a paired share ownership structure.

  Patriot is a self-administered REIT which as of December 12, 1997, owned interests in 81 hotels with an aggregate of over 20,400 guest rooms. Patriot's hotels are diversified by franchise or brand affiliation and serve primarily major U.S. business centers, including Atlanta, Boston, Chicago, Cleveland, Dallas, Denver, Houston, Miami, San Francisco and Seattle. In addition to hotels catering primarily to business travelers, Patriot's portfolio includes world-class resort hotels, including The Boulders, near Scottsdale, Arizona; The Lodge at Ventana Canyon in Tucson, Arizona; The Peaks Resort & Spa in Telluride, Colorado; and Carmel Valley Ranch Resort in Carmel, California (collectively, the "Carefree Resorts"); and prominent hotels in major tourist destinations. The hotels include 70 full service hotels, six resort hotels, four limited service hotels and an executive conference center. Seventy-eight of the hotels are operated under franchise or brand affiliations with nationally recognized hotel companies, including Marriott(R), Crowne Plaza(R), Radisson(R), Ramada(R), Hilton(R), Hyatt(R), Four Points by Sheraton(R), Holiday Inn(R), Wyndham SM, Wyndham Garden(R), WestCoast(R), Doubletree(R), Embassy Suites(R), Hampton Inn(R), Registry(R), Carefree(R) and Grand Heritage(R). See "The Companies--The Patriot Companies."

  PAHOC currently leases from Patriot 43 hotels, 25 of which were purchased by Patriot subsequent to the Cal Jockey Merger. Additionally, Patriot expects that a significant portion of its future acquisitions, including the hotels to be acquired in connection with the Other Hotel Acquisitions, if consummated, will be leased to PAHOC. In 1997, PAHOC acquired the management operations of Grand Heritage Hotels and Carefree Resorts, and PAHOC currently provides management services to the hotels and resorts acquired in those transactions.

  In addition to leasing and managing hotels, PAHOC is also engaged in the business of conducting and offering pari-mutuel wagering (meaning that individuals wager against each other and not against the operator of the facility) on thoroughbred horse racing at the Racecourse. In addition to live horse racing at the Racecourse, PAHOC simulcasts its live horse races to as many as 31 sites in California and as many as 450 sites in the remainder of the world. The Racecourse also acts as an off-track wagering facility, allowing patrons to wager on horse races at other tracks even when live horse racing is not being conducted at the Racecourse, by accepting simulcasts of horse races conducted throughout the United States, Canada, Mexico, Australia and Hong Kong. See "The Companies--The Patriot Companies."

  On April 14, 1997, Patriot entered into the Wyndham Merger Agreement, as well as the Wyndham Stock Purchase Agreement, pursuant to which, subject to the waiver or satisfaction of certain conditions, Wyndham will merge with and into Patriot with Patriot being the surviving company. The terms of the Wyndham Merger Agreement provide that each share of Wyndham Common Stock generally will be converted into 1.372 Paired Shares; provided, however, that if the average closing price of a Paired Share over the 20 trading days immediately preceding the fifth business day prior to the special meeting of Wyndham stockholders (the "Patriot/Wyndham Average Closing Price") is less than $21.86 but greater than or equal to $20.87, each share of Wyndham Common Stock, other than shares as to which Cash Consideration is to be received, will be converted into the number of Paired Shares equal to $30.00 divided by the Patriot/Wyndham Average Closing Price, and, in the event that the Patriot/Wyndham Average Closing Price is less than $20.87, each such share of Wyndham Common Stock will be converted into 1.438 Paired Shares (the applicable conversion ratio being referred to herein as the "Wyndham Exchange Ratio"), unless Wyndham exercises its right to terminate the Wyndham Merger Agreement in such event. However, if the effective time of the Wyndham Merger does not occur on or prior to December 31, 1997, other than as a result of the failure, caused by Wyndham, of certain closing conditions to be satisfied (a "Wyndham Delay"), and the Patriot/Wyndham Average Closing Price is less than $27.50 but greater than or equal to $25.50, the Wyndham Exchange Ratio will be adjusted so that each share of Wyndham Common Stock, other than shares as to which Cash Consideration is to be received, will be converted into the right to receive the number of Paired Shares equal to $37.73 divided by the Patriot/Wyndham Average Closing Price. If the Effective Time of the Wyndham Merger does not occur on or prior to December 31, 1997 other than as a result of a Wyndham Delay, and the Patriot/Wyndham Average Closing Price is less than $25.50, the Wyndham Exchange Ratio will be adjusted so that each share of Wyndham Common Stock, other than shares as to which Cash Consideration is to be received, will be converted into the right to receive
1.480 Paired Shares, unless Wyndham exercises its right to terminate the Wyndham Merger Agreement in such event.

  In connection with the proposed Wyndham Merger, Patriot also entered into a definitive agreement with partnerships affiliated with members of the Crow Family providing for Patriot's acquisition of up to 11 full-service Wyndham-branded hotels with 3,072 rooms for an aggregate purchase price of approximately $332 million in cash, plus up to $14 million in additional cash consideration if two of the hotels meet certain cash flow targets. Patriot expects that most of such hotels will be purchased in December, 1997 and the Wyndham Merger will become effective early in January, 1998. However, because the Wyndham Transactions are subject to various closing conditions, including approval of the Wyndham Merger by the stockholders of Patriot and Wyndham in the case of the Wyndham Merger, no assurance can be given that the Wyndham Transactions will be consummated.

  In September and October, 1997, Patriot acquired ten hotels (including an approximate 50% controlling ownership interest in one of the hotels) from entities affiliated with the Gencom American Hospitality group of companies ("Gencom") and CHC International, Inc. ("CHCI") for an aggregate purchase price of approximately $237 million. Financing for the purchase of the hotels consisted of cash from the Revolving Credit Facility and the issuance of Paired Shares and paired OP Units in a private placement. In connection with the foregoing transactions, Patriot acquired the leasehold interests relating to eight of 25 hotels which were previously leased by CHC Lease Partners, Inc. ("CHC Lease Partners") (previously the largest independent lessee of Patriot's hotels) for a purchase price of approximately $53 million, and PAHOC purchased an approximate 50% managing and controlling ownership interest in GAH-II, L.P. ("GAH"), an affiliate of CHCI and Gencom, from affiliates of Gencom for a purchase price of approximately $14 million. Prior to the acquisition of the leasehold interests, the management contracts with GAH relating to the eight hotels were terminated. These transactions were financed with cash, the issuance of paired OP Units in the Patriot Partnerships and the issuance of preferred OP Units in the PAHOC Partnership.

  In addition, on September 30, 1997, Patriot, PAHOC and CHCI entered into the CHCI Merger Agreement providing, subject to certain conditions including regulatory approvals, for the merger of the hospitality-related businesses of CHCI with and into PAHOC with PAHOC being the surviving company (the "CHCI Merger"). Subject to regulatory approvals, CHCI's gaming operations will be transferred to a new legal entity prior to the CHCI Merger and such operations will not be a part of the transaction. It is anticipated that the CHCI Merger will be consummated in the first or second quarter of 1998, although the precise timing is subject to certain conditions including receipt of all necessary regulatory approvals. As a result of the CHCI Merger, PAHOC, through its subsidiaries, will acquire the remaining 50% investment interest in GAH, the remaining 17 leasehold interests relating to hotels leased by CHC Lease Partners and 16 of the associated management contracts related to the Patriot hotels leased by CHC Lease Partners, three management contracts related to Patriot hotels leased by PAHOC, 12 third-party management contracts, two third-party lease contracts, the Grand Bay and Registry Hotels & Resorts proprietary brand names and certain other hospitality management assets. See "The Companies--The Patriot Companies."

  Pursuant to the CHCI Merger, each issued and outstanding CHCI Share and certain stock option rights will be converted into the right to receive shares of PAHOC Series A Preferred Stock and shares of PAHOC Series B Preferred Stock. See "Description of the Patriot Companies' Capital Stock--Effect of Other Transactions--PAHOC Series A Preferred Stock and PAHOC Series B Preferred Stock." The formula for determining the exchange ratio of CHCI Shares for PAHOC Series A Preferred Stock and PAHOC Series B Preferred Stock is based on the issuance of an aggregate of approximately 4,396,000 shares of PAHOC Preferred Stock (based on an aggregate purchase value of approximately $102.2 million and a market price per Paired Share of $23.25), subject to reduction if certain specified events occur and subject to increase representing adjustments for dividends paid on Paired Shares after September 30, 1997. Generally, the aggregate number of shares of PAHOC Preferred Stock that each stockholder will have the right to receive pursuant to the CHCI Merger will consist of, to the extent possible, an equal number of PAHOC Series A Preferred Stock and PAHOC Series B Preferred Stock. The Unaudited Pro Forma Financial Statements set forth in this Proxy Statement/Prospectus show the effects on the Patriot Companies of the transactions consummated in September and October 1997 with Gencom and CHCI, as well as the CHCI Merger. See "Unaudited Pro Forma Financial Statements." There can be no assurance that the CHCI Merger will be consummated.

  As part of the Gencom and CHCI transactions described above, Karim Alibhai, the Chief Executive Officer of Gencom, was appointed to the positions of President, Chief Operating Officer and Director of PAHOC. PAHOC has entered into an employment agreement with Mr. Alibhai pursuant to which Mr. Alibhai serves as President and Chief Operating Officer of PAHOC for a term of three years. See "The Companies--The Patriot Companies."

  Patriot has also entered into agreements or letters of intent to purchase three additional hotels aggregating 1,623 rooms for an aggregate purchase price of approximately $236.7 million (the "Other Hotel Acquisitions"). The Other Hotel Acquisitions are subject to various closing conditions and no assurances can be given that the Other Hotel Acquisitions will be consummated.

  On September 30, 1997, the Patriot Companies exercised their right to call 2,000,033 units of limited partnership interests in each of the Patriot Partnerships held by The Morgan Stanley Real Estate Fund, L.P. and certain related entities (the "Morgan Stanley Call"). The exercise price on the Morgan Stanley Call was $25.875 per pair of OP Units.

  Pursuant to an underwriting agreement dated November 13, 1997, the Patriot Companies sold 1,000,033 Paired Shares to PaineWebber (the "PaineWebber Direct Placement") at a purchase price per Paired Share of $27.6875, or aggregate consideration of approximately $27.7 million (the "Direct Placement Purchase Price"). In addition, pursuant to a stock purchase agreement dated November 13, 1997, the Patriot Companies sold 1,000,000 Paired Shares to LaSalle Advisors Limited Partnership ("LaSalle"), as agent for certain clients of LaSalle, at a purchase price per Paired Share of $27.65, or aggregate consideration of approximately $27.7 million (the "LaSalle Direct Placement").

  Depending on market conditions and other relevant factors the Patriot Companies may seek additional debt or equity financing prior to the Effective Time.

  The Patriot Companies' principal executive offices are located at 1950 Stemmons Freeway, Suite 6001, Dallas, Texas 75207 and the telephone number at this location is (214) 863-1000.

 Acquisition Sub

  Acquisition Sub was organized as a subsidiary of PAHOC solely to facilitate the Merger and has not engaged in any significant business activity.

 WHG

  WHG owns interests in three of the leading hotels and casinos in Puerto Rico--the Condado Plaza Hotel & Casino (the "Condado Plaza"), the El San Juan Hotel & Casino (the "El San Juan") and the El Conquistador Resort & Country Club (the "El Conquistador"). These three hotels are managed by Williams Hospitality Group Inc. ("WHGI"), which is 62% owned by WHG. In all, WHG owns interests in and manages 1,875 suites and hotel rooms, 36,300 square feet of casino floor space containing 120 gaming tables and 940 slot machines and approximately 146,000 square feet of convention and meeting space. These properties also include a total of 22 restaurants, 41 shops, one showroom, three health and fitness centers, 13 tennis courts, an 18-hole championship golf course, a marina and 25 cocktail and entertainment lounges.

  WHG's hotels are each focused on different market segments: the Condado Plaza primarily services the business traveler, the El San Juan caters to individual vacation travelers, as well as to small groups and conferences and corporate executives and the El Conquistador offers extensive group and conference facilities and also attracts the individual leisure traveler.

  The Condado Plaza was recently awarded a "Four Diamond" rating by the American Automobile Association for the tenth consecutive year. The Condado Plaza maintained an average occupancy during the fiscal year ended June 30, 1997 of 82.4% and an average daily room rate of $142.83.

  The El San Juan was recently awarded a "Four Diamond" rating by the American Automobile Association for the eleventh year in a row as well as the prestigious Gold Key Award by Meetings & Conventions Magazine which recognizes the world's best meeting resorts. The El San Juan maintained an average occupancy during the fiscal year ended June 30, 1997 of 80.6% and an average daily room rate of $188.42.

  The El Conquistador has received the Gold Key Award by Meetings & Conventions Magazine and the Paragon Award by Corporate Meetings & Incentives Magazine for excellence in meetings and conventions. It has been awarded the American Automobile Association "Four Diamond" rating for each of its three full years of operation. The Las Casitas Village at the El Conquistador was recently awarded a "Five Diamond" rating by the American Automobile Association. During the fiscal year ended March 31, 1997, the resort's third full fiscal year of operation, the El Conquistador had an average occupancy of 72.0% and an average daily room rate of $202.86.

  WHG is the sole owner of Posadas de Puerto Rico Associates, Incorporated ("PPRA"), which owns the Condado Plaza. The El San Juan and WHGI are owned in part by WHG and in part by unaffiliated third parties (the "Other Owners"). WHG was formed in 1983 and in that same year, together with the Other Owners, formed

PPRA and WHGI for the purpose of acquiring and managing the hotel and casino property now known as the Condado Plaza. A year later, WHG, together with the Other Owners, caused the formation of Posadas de San Juan Associates for the purpose of acquiring and managing, through WHGI, the hotel and casino property now known as the El San Juan. Since 1983, WHG has increased its ownership interests in PPRA and WHGI and WHG currently owns 100% of PPRA, a 50% interest in the El San Juan and 62% of WHGI. In 1990, WHG, together with the Other Owners, caused the formation of WKA El Con Associates ("WKA"). The El Conquistador Partnership L.P. (the "El Con Partnership") was formed by WKA and Kumagai Caribbean, Inc. ("Kumagai"), a subsidiary of Kumagai Gumi Co., Ltd., a large Japanese construction company, for the purpose of acquiring and renovating the hotel and casino property now known as the El Conquistador. WHG's interest in WKA represents a 23.3% effective ownership interest in the El Conquistador. The El Conquistador is also managed by WHGI.

  Prior to April 21, 1997, WHG was a wholly owned subsidiary of WMS Industries Inc., a Delaware corporation ("WMS"). Effective April 21, 1997 (the "Distribution Date"), WMS distributed (the "Distribution") all of the outstanding shares of WHG Common Stock to its stockholders as a tax free dividend on its common stock (the "WMS Common Stock"). As a result of the Distribution, WHG became an independent public company. See "The Companies-- WHG."

  WHG's principal executive offices are located at 6063 East Isla Verde Avenue, Carolina, Puerto Rico 00979 and the telephone number at this location is (787) 791-2222.

RECENT DEVELOPMENTS

 WHG

  On November 5, 1997, the El Con Partnership entered into the Supplement to Letter of Credit and Reimbursement Agreement with The Bank of Tokyo-Mitsubishi, Ltd. in order to extend the term of the letter of credit securing the first mortgage on the El Conquistador for an additional three months until June 9, 1998. The extension of the letter of credit effectively extended the term of the first mortgage on the El Conquistador for an additional three months from February 1, 1998 until May 1, 1998. The GDB has similarly extended the term of the El Conquistador's $6.0 million revolving credit facility. See "Recent Developments--WHG."

  The Patriot Companies

  On December 2, 1997, Patriot and PAHOC entered into an Agreement and Plan of Merger dated as of December 2, 1997 by and among Patriot, PAHOC and Interstate Hotels Company ("IHC") (the "Patriot/IHC Merger Agreement"), pursuant to which IHC will merge with and into Patriot with Patriot being the surviving corporation (the "Patriot/IHC Merger"). As a result of the Patriot/IHC Merger, Patriot will acquire all of the assets and liabilities of IHC, including IHC's portfolio of 222 owned, leased or managed hotels located in the United States, Canada, the Caribbean and Russia. Of IHC's portfolio, 40 hotels aggregating approximately 11,580 rooms are owned or controlled by IHC, 90 hotels aggregating approximately 10,354 rooms are leased and 92 hotels aggregating approximately 23,183 rooms are managed or subject to service agreements. IHC operates its hotels under a variety of brand names, including Marriott(R), Embassy Suites(R), Hilton(TM), Holiday Inn(R), Radisson(TM), Westin(R), Sheraton(TM), Doubletree(TM), Residence Inn(TM), Hampton Inn(R), Comfort Inn(TM), Homewood Suites(TM) and Colony(R). As a result of the Patriot/IHC Merger, Patriot will assume or refinance all of IHC's existing indebtedness, which totaled approximately $790 million as of December 2, 1997. See "Recent Developments--The Patriot Companies."

THE SPECIAL MEETING

 Date, Time and Place

  The Special Meeting will be held at The Breakers, One South County Road, Palm Beach, Florida 33480, on January 16, 1998 at 10:30 a.m. local time.

 Purpose of the Special Meeting

  The purpose of the Special Meeting is to consider and vote upon a proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby, pursuant to which, among other things, Acquisition Sub will be merged with and into WHG. As a result of the Merger, WHG will continue as the surviving corporation and as a subsidiary of PAHOC. See "The Special Meeting." A copy of the Merger Agreement is attached hereto as Annex A.

 Record Date; Quorum

  The Record Date for the Special Meeting is December 11, 1997. Only holders of record of WHG Common Stock and WHG Preferred Stock on the Record Date will be entitled to notice of and to vote at the Special Meeting. Each share of WHG Common Stock outstanding on the Record Date is entitled to one vote at the Special Meeting. There were 6,050,200 shares of WHG Common Stock outstanding on the Record Date. Each share of WHG Preferred Stock outstanding on the Record Date is entitled to five votes at the Special Meeting. There were 300,000 shares of WHG Preferred Stock outstanding on the Record Date. The WHG Common Stock and WHG Preferred Stock will vote together as a single class at the Special Meeting. The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at the Special Meeting is necessary to constitute a quorum for the transaction of business at the Special Meeting. See "The Special Meeting--Record Date; Quorum."

 Required Vote

  Pursuant to the DGCL and the WHG Bylaws, assuming a quorum is present, the affirmative vote of a majority of all of the votes entitled to be cast at the Special Meeting is required to approve the Merger. See "The Special Meeting-- Required Vote" and "The Merger--Conditions to the Merger." Pursuant to the Voting and Option Agreement, Louis J. Nicastro, among other things, irrevocably appointed PAHOC, as proxy with full power of substitution, to vote each share of WHG Common Stock and WHG Preferred Stock owned by him at every meeting of the WHG Stockholders in favor of the Merger Agreement and the transactions contemplated thereby. Additionally, pursuant to the Voting Agreement, Sumner M. Redstone and National Amusements, Inc. (collectively, the "NAI Group"), among other things and subject to certain limitations, agreed to vote all shares of WHG Common Stock beneficially owned by them at all meetings of the WHG Stockholders in favor of the adoption of the Merger Agreement and the transactions contemplated thereby. As a result of the Voting and Option Agreement and the Voting Agreement, stockholders owning shares of WHG having the right to cast approximately 42.79% of the possible votes to be cast at the Special Meeting have agreed to vote, subject to certain conditions, in favor of the Merger Agreement and the transactions contemplated thereby. See "Information About WHG--Security Ownership of Certain Beneficial Owners" and "Certain Related Agreements--Voting and Option Agreement" and "--Voting Agreement."

 Proxies

  A proxy is enclosed for use at the Special Meeting. A proxy may be revoked at any time prior to its exercise at the Special Meeting. WHG Common Stock and WHG Preferred Stock represented by properly executed proxies received at or prior to the Special Meeting which have not been revoked will be voted in accordance with the instructions specified therein. If no instructions are given, such proxies will be voted "FOR" approval and adoption of the Merger Agreement and the transactions contemplated thereby. See "The Special Meeting--Proxies."

  THE WHG BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND UNANIMOUSLY RECOMMENDS THAT WHG STOCKHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. SEE "THE MERGER--BACKGROUND OF THE MERGER" AND "--WHG'S REASONS FOR THE MERGER; RECOMMENDATION OF THE WHG BOARD."

THE MERGER

 Terms of the Merger

  PAHOC, Acquisition Sub, Patriot and WHG entered into the Merger Agreement dated as of September 30, 1997 pursuant to which Acquisition Sub will merge with and into WHG, with WHG as the surviving company. Each of the PAHOC Board, the Acquisition Sub Board, the Patriot Board and the WHG Board has approved the Merger Agreement and the transactions contemplated thereby.

  Pursuant to the Merger Agreement, WHG Stockholders will be entitled to receive for each issued and outstanding share of WHG Common Stock held by them at the Effective Time 0.784 Paired Shares (the "Exchange Ratio"); provided, however, that in the event that (i) the average closing price of the Paired Shares over the ten trading days immediately preceding the third business day prior to the date on which the Special Meeting is to be convened (the "Average Closing Price") is greater than $31.25 and the Effective Time is before February, 1998, the Exchange Ratio will be adjusted such that the product of the Exchange Ratio and the Average Closing Price (the "Exchange Ratio Product") equals $24.50; (ii) the Average Closing Price is greater than $31.75 and the Effective Time is in February, 1998, the Exchange Ratio will be adjusted such that the Exchange Ratio Product equals $24.89; (iii) the Average Closing Price is greater than $32.25 and the Effective Time is after February, 1998, the Exchange Ratio will be adjusted such that the Exchange Ratio Product equals $25.28; (iv) the Average Closing Price is less than or equal to $25.50, but greater than or equal to $19.50, the Exchange Ratio will be adjusted such that the Exchange Ratio Product equals $20.00; or (v) the Average Closing Price is less than $19.50, the Exchange Ratio will equal 1.026, provided, however, that in such circumstance WHG has the right, waivable by it, to terminate the Merger Agreement. In addition, WHG Stockholders will be entitled to receive for each issued and outstanding share of WHG Preferred Stock held by them at the Effective Time that number of Paired Shares as the holder of such share of WHG Preferred Stock would have the right to receive assuming conversion of such share, together with any accrued and unpaid dividends thereon, into WHG Common Stock immediately prior to the Effective Time. See "The Merger--Merger Consideration."

  No fractional Paired Shares will be issued in the Merger and, in lieu thereof, holders of shares of WHG Common Stock and WHG Preferred Stock who would otherwise be entitled to a fractional share interest will be paid an amount in cash equal to the product of such fractional share interest and the average closing price of a Paired Share on the NYSE on the five trading days immediately preceding the Closing Date.

  The Paired Shares to be issued to holders of WHG Common Stock and WHG Preferred Stock in the Merger, together with any cash payment in lieu of fractional shares, are referred to herein as the "Merger Consideration."

 WHG's Reasons for the Merger; Recommendation of the WHG Board

  The WHG Board concluded that the terms of the Merger are fair to, and in the best interests of, the WHG Stockholders. Accordingly, the WHG Board has unanimously approved and adopted the Merger Agreement and the transactions contemplated thereby. The WHG Board recommends a vote FOR approval and adoption of the Merger Agreement and the transactions contemplated thereby. For a discussion of the circumstances leading up to the execution of the Merger Agreement and the factors considered by the WHG Board in making its recommendation, see "The Merger--WHG's Reasons for the Merger; Recommendation of the WHG Board" and "--Background of the Merger."

 The Patriot Companies' Reason for the Merger

  The Patriot Companies' reason for entering into the Merger Agreement was to acquire all of the equity interest in WHG. See "The Merger--The Patriot Companies' Reason for the Merger."

 Opinion of WHG Financial Advisor

  Oppenheimer delivered its opinion to the WHG Board on September 30, 1997 to the effect that as of such date, the Merger Consideration to be received by the holders of WHG Common Stock and WHG Preferred Stock is fair to such holders from a financial point of view. The full text of the written opinion of Oppenheimer, which sets forth the assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached hereto as Annex B and is incorporated herein by reference. WHG Stockholders are urged to, and should, read such opinion in its entirety. The opinion of Oppenheimer is directed to the WHG Board and relates only to the fairness of the Merger Consideration from a financial point of view to the WHG Stockholders, does not address any other aspect of the Merger or related transactions and does not constitute a recommendation to any WHG Stockholder as to how such WHG Stockholder should vote at the Special Meeting. See "The Merger--Opinion of WHG Financial Advisor."

 Interests of Certain Officers, Directors and WHG Stockholders

  In considering the recommendation of the WHG Board with respect to the Merger, WHG Stockholders should be aware that certain officers, directors and WHG Stockholders have certain interests summarized herein that may present actual or potential conflicts of interest in connection with the Merger. For a more detailed discussion of such interests, see "The Merger--Interests of Certain Officers, Directors and WHG Stockholders." The WHG Board was aware of the potential or actual conflicts of interest and considered them along with other matters described under "The Merger--WHG's Reasons for the Merger; Recommendation of the WHG Board."

 Certain Federal Income Tax Consequences

  The Merger will be treated as a taxable exchange for U.S. federal income tax purposes. WHG Stockholders will be required to recognize gain or loss with respect to their WHG Stock exchanged in the Merger, measured by the difference between the fair market value of the Merger Consideration they receive and such stockholder's adjusted tax basis in the WHG Stock. See "Certain Federal Income Tax Considerations--Tax Consequences of the Merger."

 Accounting Treatment

  PAHOC will account for the Merger as a purchase in accordance with Accounting Principles Board Opinion No. 16. See "The Merger--Accounting Treatment."

 Certain Resale Restrictions

  All Paired Shares received by WHG Stockholders in the Merger will be freely transferable as Paired Shares, except that Paired Shares received by persons who are deemed to be "affiliates" (as such term is defined under the Securities
Act) of WHG at the time of the Special Meeting may be resold by them only in certain permitted circumstances. See "The Merger--Interests of Certain Officers, Directors and WHG Stockholders" and "--Certain Resale Restrictions."

 Listing Application

  It is a condition to the obligations of Patriot, PAHOC, Acquisition Sub and WHG to consummate the Merger that, prior to the Effective Time, PAHOC and Patriot obtain the approval for the listing on the NYSE of the Paired Shares issuable in the Merger, subject to official notice of issuance. Following the Merger, the Paired Shares will continue to trade on the NYSE under the symbol "PAH." See "The Merger--Listing Application" and "--Conditions to the Merger."

 No Dissenters' Rights

  Under the DGCL, WHG Stockholders are not entitled to dissenters' rights in connection with the Merger. See "The Merger--No Dissenters' Rights."

 Voting and Option Agreement

  As a condition to the willingness of PAHOC, Acquisition Sub and Patriot to enter into the Merger Agreement, Mr. Nicastro entered into an agreement with PAHOC, Acquisition Sub and Patriot dated as of

September 30, 1997 in which, subject to the terms contained therein, he (i) granted PAHOC an irrevocable proxy to vote 1,158 shares of WHG Common Stock and 300,000 shares of WHG Preferred Stock in favor of the Merger Agreement and the transactions contemplated thereby, (ii) agreed to not offer, sell, contract to sell, make any short sale, pledge, grant any option to purchase or otherwise dispose of the Paired Shares received as Merger Consideration in the Merger for a period of 90 days after the Effective Time; provided, however, that he may during such period sell Paired Shares in compliance with the law provided that the aggregate proceeds of such sales do not exceed $3,000,000, and (iii) granted PAHOC or its designee an irrevocable option to purchase 300,000 shares of WHG Preferred Stock. Mr. Nicastro also entered into an employment agreement with WHGI, which agreement will not become effective until the Effective Time. See "Certain Related Agreements--Voting and Option Agreement" and "The Merger-- Interests of Certain Officers, Directors and WHG Stockholders."

 Voting Agreement

  As a condition to the willingness of PAHOC, Acquisition Sub and Patriot to enter into the Merger Agreement, the NAI Group entered into an agreement with PAHOC, Acquisition Sub and Patriot dated as of September 30, 1997 in which it agreed to vote and granted a proxy with respect to, subject to the terms contained therein, the shares of WHG Common Stock which are beneficially owned by the NAI Group in favor of the Merger Agreement and the transactions contemplated thereby. See "Certain Related Agreements--Voting Agreement" and "The Merger--Interests of Certain Officers, Directors and WHG Stockholders."

 Comparison of Stockholders' Rights

  The rights of WHG Stockholders and stockholders of Patriot and PAHOC differ in certain respects. See generally, "Comparison of Stockholders' Rights." Although WHG, Patriot and PAHOC are Delaware corporations, the organizational documents that govern each of them differ in a variety of ways. The current material differences in the organizational documents governing the rights of WHG Stockholders and stockholders of Patriot and PAHOC are, although not limited to, the percentage of stockholder votes required for amending their respective corporate charters, the percentage of stockholder votes required for amending their respective bylaws, the percentage of stockholder votes required for removing directors and the reasons for removal of their respective directors, the rights of stockholders to act without a meeting, restrictions on ownership and transfer of the companies' respective common stock, the percentage of stockholder votes required for certain business combinations, the absence of a stockholders rights agreement in the Patriot and PAHOC organizational documents, the absence of the right to issue non-voting common stock by the Patriot Board and the PAHOC Board and differences resulting from the Pairing Agreement. See "Comparison of Stockholders' Rights--Comparison of Rights of WHG Stockholders to Stockholders of Patriot and PAHOC" for greater detail and a more expansive description of the rights of WHG Stockholders and the stockholders of Patriot and PAHOC.

  Assuming consummation of the Other Transactions, the rights of stockholders of Patriot and PAHOC will differ in certain respects from the rights of stockholders of Patriot and PAHOC prior to the consummation of the Other Transactions. Accordingly, when considering the differences in stockholders' rights as currently stated, it should also be recognized, and carefully considered, that these rights will differ if, and when, the Wyndham Transactions are consummated including differences resulting from the Cooperation Agreement. For changes in stockholders' rights following the consummation of the Other Transactions, see "Comparison of Stockholders' Rights--Changes in Rights of Stockholders of Patriot and PAHOC Following the Consummation of the Other Transactions."

RISK FACTORS

  In considering whether to approve the Merger Agreement, WHG Stockholders should consider, in addition to the other information in this Proxy Statement/Prospectus, the matters discussed under "Risk Factors." Such matters include:

 .  Risks associated with the Patriot Companies' rapid growth, and the Patriot
   Companies' ability to manage their operations following the Merger and the Other Transactions. Based upon the respective portfolios of the Patriot Companies, Wyndham and IHC at December 1, 1997, the Patriot Companies' aggregate rooms portfolio after giving effect to the Other Transactions will be approximately 103,000 rooms, representing an increase in the Patriot Companies' rooms portfolio of over 98,800 since Patriot's Initial Offering. Failure of the Patriot Companies to expand their operations to satisfy the needs of a rapidly growing asset base in a functionally and economically efficient manner or the failure of the Patriot Companies to successfully integrate their operations with those being acquired could have a material adverse effect on the results of operations and financial condition of the Patriot Companies and could result in the Patriot Companies' failure to recognize the anticipated benefits of these acquisitions. See "Risk Factors--Failure to Manage Rapid Growth and Integrate Operations Following the Merger and the Other Transactions."

 . Possible adverse consequences to the stockholders of the Patriot Companies as a result of (i) the increase in the amount of pro forma combined total indebtedness of the Patriot Companies following the Merger and assuming consummation of the Other Transactions to approximately $2.8 billion (approximately $22.4 million attributable to the Merger) from approximately $790 million (on a pro forma basis as of September 30, 1997 without giving effect to the Patriot/IHC Merger, the Buena Vista Acquisition, the Merger and the Wyndham Transactions), and (ii) the increase in the pro forma ratio of combined debt to total market capitalization of the Patriot Companies following the Merger and assuming consummation of the Other Transactions to 39.6%. The calculation of the pro forma ratio of combined debt to total market capitalization is based on a $28.50 closing price for a Paired Share on December 12, 1997. See "Risk Factors--Substantial Debt Obligations."

 . Risks associated with the failure to consummate the Other Transactions. The consummation of the Wyndham Transactions is subject to, among other things, regulatory approval and the approval of the stockholders of Wyndham, Patriot and PAHOC. The consummation of the CHCI Merger is subject to, among other things, regulatory approval and the approval of the stockholders of CHCI. The consummation of the Patriot/IHC Merger is subject to, among other things, regulatory approval and the approval of the stockholders of IHC, Patriot and PAHOC. No assurance can be given that the Other Transactions will be consummated. If the Other Transactions are not consummated, the Patriot Companies will not acquire (i) Wyndham's portfolio of hotels, management and franchise agreements or proprietary brand names, (ii) CHCI's hospitality-related businesses or proprietary brand names or (iii) IHC's portfolio of owned, leased or managed hotels.

 . Risks associated with the actual and potential conflicts of interest between Patriot and PAHOC. Patriot and PAHOC will have, immediately following the Merger and the Other Transactions, several of the same directors. Patriot believes that this overlap of directors and the provisions of the Cooperation Agreement (if and when entered into) will help decrease the possibility of disagreements between the two companies. No assurance can be given, however, that the interests of the directors of one company will not conflict with their interests as directors of the other company or that their actions as officers and/or directors of one company will not adversely affect the interests of the other company. See "Risk Factors--Potential Conflicts of Interest Between Patriot and PAHOC" and "Description of the Patriot Companies' Capital Stock--The Cooperation Agreement."

 . Risks associated with the various agreements entered into between the Patriot Companies and certain members of WHG Senior Management in connection with the Merger, and certain other benefits which may be received by the officers and directors of WHG as a result of the Merger. The decision to enter into these agreements in connection with the Merger, as well as certain other benefits which may be received by certain members of WHG Senior Management in connection with the Merger, raises issues concerning certain potential and actual conflicts of interest. See "Risk Factors-- Potential Conflicts of Interest of Certain Officers, Directors and WHG Stockholders," "The Merger--Interests of Certain Officers, Directors and WHG Stockholders" and "--Background of the Merger."

 . Patriot leases substantially all of its existing hotels to the Lessees and to PAHOC pursuant to separate Participating Leases. Patriot's ability to make distributions to stockholders depends primarily upon the ability of the Lessees to make rent payments under the Participating Leases (which ability in turn is dependent primarily on the Lessees' ability to generate sufficient revenues from those hotels which are leased to them). Any failure or delay by the Lessees in making rent payments may adversely affect Patriot's ability to make distributions to stockholders following the Merger. See "Risk Factors--Patriot's Dependence on Lessees and Payments under the Participating Leases."

 . The primary businesses of the Patriot Companies is that of buying, selling, leasing, franchising and managing hotels which are subject to operating risks common to the hotel industry. These risks include, among other things,
   (i) competition for guests from other hotels, a number of which may have greater marketing and financial resources and experience than the Patriot Companies and the Lessees, (ii) increases in operating costs due to inflation and other factors, which increases may not have been offset in recent years, and may not be offset in the future, by increased room rates,
   (iii) dependence on business and commercial travelers and tourism, which business may fluctuate and be seasonal, (iv) increases in energy costs and other expenses of travel, which may deter travelers and (v) adverse effects of general and local economic conditions. See "Risk Factors--Hotel Industry Risks--Operating Risks."

 . Patriot's ability to acquire additional hotels could be negatively impacted by the paired share structure because hotel management companies, franchisees and others who historically approached Old Patriot with acquisition opportunities in hopes of establishing lessee relationships may not do so in the future knowing that following the consummation of the Other Transactions, Patriot will rely primarily on PAHOC or Wyndham to manage the acquired properties. Such persons may instead provide such acquisition opportunities to hotel companies that will allow them to manage the properties following the sale. This could have a negative impact on Patriot's acquisition activities in the future. See "Risk Factors--Hotel Industry Risks--Competition for Hotel Acquisition Opportunities."

 . Patriot's investments are subject to varying degrees of risk generally incident to the ownership of real property, including economic and other conditions that may adversely affect real estate investments and the ability of the Lessees, hotel management entities that manage the hotels (the "Operators") and Wyndham to make rent payments from the operation of hotels, the relative illiquidity of real estate, increases in interest rates, increases in taxes caused by increased assessed values or property tax rates, and potential liabilities, including liabilities from known or unknown or future environmental problems, all of which could have a material adverse effect on the results of operations and financial condition of the Patriot Companies. See "Risk Factors--Real Estate Investment Risks" and "-- Risks Associated with the Patriot Companies' Higher Proportion of Owned Properties."

 . Risks associated with the adoption of legislation, regulations, or administrative interpretation which affect the Patriot Companies' paired share structure. Section 269B(a)(3) of the Code provides that if the shares of a REIT and non-REIT are paired, then the REIT and the non-REIT shall be treated as one entity for purposes of determining whether either company qualifies as a REIT. If Section 269B(a)(3) applied to Patriot and PAHOC, then Patriot would not be eligible to be taxed as a REIT. Section 269B(a)(3) does not apply, however, if the shares of the REIT and the non-REIT were paired on June 30, 1983 and the REIT was taxable as a REIT on June 30, 1983. As a result of this "grandfathering" rule, Section 269B(a)(3) did not apply to Cal Jockey for periods prior to the Cal Jockey Merger, and, by its terms, this "grandfathering" rule continued to apply to Patriot after the Cal Jockey Merger and will continue to apply to Patriot following the Other Transactions and the Merger. On November 5, 1997, Representative William Archer, Chairman of the Ways and Means Committee of the House of Representatives, publicly announced that he plans to review this "grandfathering" rule. While Representative Archer stated that he does not plan to eliminate the "grandfathering" rule, no assurance can be given that new legislation, new regulations or administrative interpretations with respect to the grandfathering rules of Section 269B will not be adopted. The adoption of any such legislation, regulations or administrative interpretations could have a material adverse effect on the results of operations and financial condition of the Patriot Companies. See "Risk Factors--Patriot Tax Risks--Dependence on Qualification as a REIT."

THE MERGER AGREEMENT

 Effective Time of the Merger

  In accordance with the DGCL, the Effective Time will occur upon the acceptance for recording of the Certificate of Merger by the Delaware Secretary of State unless the Certificate of Merger specifies a later date. Subject to the fulfillment or waiver of the other conditions to the obligations of Patriot, PAHOC, Acquisition Sub and WHG to consummate the Merger, it is currently expected that the Merger will be consummated as soon as practicable following the approval by the WHG Stockholders of the Merger Agreement and the transactions contemplated thereby at the Special Meeting. See "The Merger-- Effective Time of the Merger."

 Exchange of WHG Certificates

  Promptly after the Effective Time, the Exchange Agent will mail to the WHG Stockholders a letter of transmittal (the "Letter of Transmittal") and instructions to each holder of record of a certificate representing shares of WHG Common Stock and WHG Preferred Stock as of the Effective Time for use in effecting the surrender of the WHG Certificates. Upon surrender of a WHG Certificate for cancellation to the Exchange Agent, together with such Letter of Transmittal duly executed and completed in accordance with the instructions thereto, the holder of such WHG Certificate will be entitled to receive in exchange therefor a certificate representing the number of Paired Shares to which such holder shall be entitled, issued back-to-back, plus an amount of cash in lieu of fractional Paired Shares, if any, due such holder as provided in the Merger Agreement after giving effect to any required withholding tax, and the WHG Certificate so surrendered will be canceled. See "The Merger-- Exchange of WHG Certificates; Fractional Shares."

 Conditions to the Merger

  The obligations of each of PAHOC, Acquisition Sub, Patriot and WHG to effect the Merger and the transactions contemplated by the Merger Agreement are subject to the fulfillment or waiver of certain conditions at or prior to the Closing Date including, among others, that: (i) approval of the Merger Agreement by the requisite vote of WHG Stockholders shall have been obtained;
(ii) the waiting period applicable to consummation of the Merger, including under the HSR Act, shall have expired or been terminated; (iii) none of the Parties shall be subject to any order, ruling or injunction of a court of competent jurisdiction which prohibits consummation of the transactions contemplated by the Merger Agreement, the WHG/Patriot Subscription Agreement or the Ancillary Agreements; (iv) the Registration Statement shall have been declared effective by the Commission and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission, and no proceedings for that purpose shall have been initiated or threatened by the Commission; and (v) Patriot and PAHOC shall have obtained approval for the listing of the Paired Shares issuable in the Merger on the NYSE, subject to official notice of issuance. See "The Merger--Conditions to the Merger."

  The obligation of WHG to effect the Merger is further subject to the fulfillment or waiver of certain other conditions at or prior to the Closing Date (the "WHG Merger Conditions") including, among others, that: (i) with certain exceptions, each of the representations and warranties of PAHOC, Acquisition Sub and Patriot contained in the Merger Agreement were true and correct in all material respects when made and shall be true and correct in all material respects as though made on and as of the Closing Date; (ii) PAHOC, Acquisition Sub and Patriot shall have performed or complied in all material respects with all agreements and covenants required by the Merger Agreement and the WHG/Patriot Subscription Agreement to be performed or complied with by PAHOC, Acquisition Sub or Patriot, as the case may be, prior to the Closing;
(iii) each of PAHOC, Acquisition Sub and Patriot shall have delivered to WHG a certificate of its respective President or Chief Financial Officer dated the Closing Date to the effect that the conditions referred to in clauses
(i) and (ii) above with respect to PAHOC, Acquisition Sub or Patriot, as the case may be, have been satisfied; and (iv) all consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commissions, boards, other regulatory bodies or third parties, lenders, joint venturers and partners required to be made or obtained by PAHOC, Acquisition Sub and Patriot and their respective subsidiaries and affiliated entities (or in the case of WHG and the WHG Subsidiaries and their respective subsidiaries and affiliated entities with respect to any changes in the applicable law or regulations after September 30, 1997) in connection with the execution, delivery and performance of the Merger Agreement, the WHG/Patriot Subscription Agreement and the Ancillary Agreements shall have been obtained or made other than such consents, authorizations, orders or approvals which if not obtained or made would not, individually or in the aggregate, have a PAHOC/Patriot Material Adverse Effect. See "The Merger--Conditions to the Merger."

  The obligation of PAHOC, Acquisition Sub and Patriot to effect the Merger is further subject to the fulfillment or waiver of certain other conditions at or prior to the Closing Date (the "PAHOC Merger Conditions") including, among others, that: (i) with certain exceptions, each of the representations and warranties of WHG contained in the Merger Agreement were true and correct in all material respects when made and shall be true and correct in all material respects as though made on and as of the Closing Date; (ii) WHG shall have performed or complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by WHG on or prior to the Closing Date; (iii) no changes concerning WHG or any WHG Subsidiary shall have occurred that, when combined with all other changes, have had or would have a WHG Material Adverse Effect; (iv) WHG shall have delivered to PAHOC, Acquisition Sub and Patriot a certificate of the Chairman of the Board, the President and the Chief Financial Officer of WHG dated the Closing Date to the effect that the conditions referred to in clauses (i), (ii) and
(iii) above have been satisfied; (v) with certain exceptions, all consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commissions, boards, other regulatory bodies or third parties, lenders, joint venturers and partners required to be made or obtained by WHG, WHG Subsidiaries or their respective subsidiaries and affiliated entities (or in the case of PAHOC, Acquisition Sub and Patriot and their respective subsidiaries and affiliated entities with respect to any changes in the applicable law or regulations after September 30, 1997) in connection with (a) the execution, delivery and performance of the Merger Agreement, the WHG/Patriot Subscription Agreement and the Ancillary Agreements and (b) the Distribution, shall have been obtained or made other than such consents, authorizations, orders or approvals which if not obtained or made would not, individually or in the aggregate, have a WHG Material Adverse Effect; and (vi) from September 30, 1997, through the Closing Date, no bankruptcy, insolvency, receivership, rearrangement, foreclosure or similar action or proceeding, whether voluntary or involuntary, relating to WHG, any WHG Subsidiary or any WHG Property shall have (by the giving of any notice required as a precondition to any such action or proceeding or otherwise) commenced or be pending. See "The Merger--Conditions to the Merger."

 Termination

  The Merger Agreement may be terminated and abandoned at any time prior to the Effective Time in a number of circumstances including, among others: (i) by mutual written consent of the Parties; (ii) by PAHOC, Acquisition Sub, Patriot or WHG, if any United States federal or state court of competent jurisdiction or other governmental entity shall have issued a final order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; (iii) by PAHOC, Acquisition Sub, Patriot or WHG, if the Merger shall not have been consummated on or before March 31, 1998; (iv) by PAHOC, Acquisition Sub or Patriot, if WHG shall have (a) withdrawn, modified or amended in any respect adverse to PAHOC, Acquisition Sub or Patriot its approval or recommendation of the Merger Agreement or any of the transactions contemplated thereby, (b) recommended any Acquisition Proposal from a person other than PAHOC, Acquisition Sub or Patriot, (c) publicly expressed no opinion and remained neutral toward any Acquisition Proposal, or
(d) resolved or agreed
to do any of the foregoing, provided that, in any such case, WHG will be required to immediately pay PAHOC an amount in cash equal to $5,000,000; (v) by WHG, if the WHG Board authorizes or desires, after making a determination in good faith, based on and consistent with the written advice of WHG Legal Counsel, that such action is necessary in order for the WHG Board to comply with the directors' fiduciary duties to WHG Stockholders under applicable law, to authorize WHG to execute an agreement providing for a Superior Proposal (a "Superior Proposal Agreement"), provided that WHG has, immediately prior to the termination of the Merger Agreement and/or the execution of such Superior Proposal Agreement, paid PAHOC an amount in cash equal to $5,000,000; (vi) by WHG, if (a) PAHOC, Acquisition Sub or Patriot has failed to perform in any material respect any of its obligations required to be performed by it under the Merger Agreement and such failure continues for more than 30 days after notice unless failure to so perform has been caused by or results from a breach of the Merger Agreement by WHG, or (b) Patriot has failed to perform in any material respect any of its obligations required to be performed by it under the WHG/Patriot Subscription Agreement and such failure continues for more than 30 days after notice unless failure to so perform has been caused by or results from a breach of the WHG/Patriot Subscription Agreement by WHG; (vii) by PAHOC, Acquisition Sub or Patriot, if (a) WHG shall have failed to perform in any material respect any of its obligations required to be performed by it under the Merger Agreement and such failure continues for more than 30 days after notice unless failure to so perform has been caused by or results from a breach of the Merger Agreement by PAHOC, Acquisition Sub or Patriot, or (b) if WHG has failed to perform in any material respect any of its obligations required to be performed by it under the WHG/Patriot Subscription Agreement and such failure continues for more than 30 days after notice unless failure to so perform has been caused by or results from a breach of the WHG/Patriot Subscription Agreement by Patriot; (viii) by WHG, if the Average Closing Price is less than $19.50 (as adjusted pursuant to the Merger Agreement); (ix) by PAHOC, Acquisition Sub or Patriot if the Merger does not receive the authorization of the Executive Director of the Tourism Company of Puerto Rico regarding the Grants if such authorization is required by law; or (x) by PAHOC, Acquisition Sub or Patriot, if any bankruptcy, insolvency, receivership, rearrangement, foreclosure or similar action or proceeding, whether voluntary or involuntary, relating to WHG, any WHG Subsidiary or any WHG Property shall have commenced or is pending. See "The Merger--Termination; Termination Fees."

 Termination Amount and Expenses

  In the event that (i) WHG terminates the Merger Agreement because the WHG Board determines in good faith, based on and consistent with the written advice of WHG Legal Counsel, that such action is necessary in order for the WHG Board to comply with the directors' fiduciary duties to the WHG Stockholders under applicable law and the WHG Board authorizes or desires to authorize WHG to execute a Superior Proposal Agreement providing for a Superior Proposal, or
(ii) PAHOC, Acquisition Sub or Patriot terminates the Merger Agreement because WHG has (a) withdrawn, modified or amended in any respect adverse to PAHOC, Acquisition Sub or Patriot its approval or recommendation of the Merger Agreement or any of the transactions contemplated thereby, (b) recommended any Acquisition Proposal from a person other than PAHOC, Acquisition Sub or Patriot, (c) publicly expressed no opinion and remained neutral toward any Acquisition Proposal, or (d) resolved or agreed to do any of the foregoing, WHG is required to immediately pay PAHOC an amount in cash (payable by wire transfer of immediately available funds to an account designated by PAHOC) equal to $5,000,000.

  In the event PAHOC, Acquisition Sub or Patriot terminates the Merger Agreement because a bankruptcy, insolvency, receivership, rearrangement, foreclosure or similar action or proceeding, whether voluntary or involuntary, relating to WHG, any WHG Subsidiary or any WHG Property has (by the giving of any notice required as a precondition to any such action or proceeding or otherwise) commenced or is pending, WHG is required to pay PAHOC an amount in cash (payable by wire transfer of immediately available funds to an account designated by PAHOC) equal to PAHOC's, Acquisition Sub's and Patriot's actual out-of-pocket expenses incurred in connection with the negotiation and preparation of the Merger Agreement, the WHG/Patriot Subscription Agreement and the Ancillary Agreements and the transactions, consents and filings contemplated thereby, including, but not limited to, all attorneys' and accountants' fees and expenses, filing fees, printing expenses, and expenses incurred in connection with this Proxy Statement/Prospectus.

  Except as described above or otherwise provided in the Merger Agreement, the Parties have agreed that all costs and expenses incurred in connection with the Merger Agreement and the Ancillary Agreements shall be paid by the party incurring such expenses, except that (i) the filing fees in connection with the filing of the Proxy Statement/Prospectus and Registration Statement, (ii) the filing fee in connection with the listing of the Paired Shares on the NYSE, if any, (iii) the expenses incurred for printing, if any, the Registration Statement and the Proxy Statement/Prospectus, (iv) the filing fee in connection with the filings under the HSR Act and (v) the expenses incurred, if any, in connection with the delivery of the statements of accumulated and current E&P of WHG, shall be shared equally by WHG, on the one hand, and PAHOC, Acquisition Sub and Patriot, on the other hand. The Parties have also agreed that all costs and expenses for professional services rendered pursuant to the transactions contemplated by the Merger Agreement and the Ancillary Agreements including, but not limited to, investment banking and legal services, will be paid by the party incurring such services. Notwithstanding the foregoing, PAHOC, Acquisition Sub and Patriot have agreed to be solely responsible for incremental costs of all parties incurred after the mailing of the Proxy Statement/Prospectus in order to amend or supplement the Proxy Statement/Prospectus and the Registration Statement if such amendment or supplement is necessitated solely by reason of a material transaction with any of PAHOC, Acquisition Sub, Patriot or their affiliates (other than any such transaction involving WHG, any of the WHG Subsidiaries or any of the WHG Properties). See "The Merger--Termination; Termination Fees."

 Acquisition Proposals

  In the Merger Agreement, WHG agreed to terminate any discussions or negotiations regarding any Acquisition Proposal by any third party, and, until the termination of the Merger Agreement, neither WHG nor any of its wholly owned subsidiaries may take certain specified actions with respect to any Acquisition Proposal by a third party. However, WHG may furnish information to and participate in discussions or negotiations with a third party with respect to an unsolicited Acquisition Proposal if the WHG Board shall have determined, based on and consistent with the written advice of WHG Legal Counsel, that such action is necessary in order to comply with the directors' fiduciary duties to the WHG Stockholders under applicable law and the third party has executed a confidentiality and standstill agreement similar in scope to those executed by PAHOC and Patriot. See "The Merger--Acquisition Proposals."

  WHG may terminate the Merger Agreement in order to enter into a Superior Proposal Agreement, and in that event and in certain other circumstances would be required to pay PAHOC a $5,000,000 fee as discussed above under "The Merger--Termination; Termination Fees" and "--Expenses."

                            COMPARATIVE STOCK PRICES

  On July 1, 1997, Old Patriot merged with and into Cal Jockey and Cal Jockey changed its name to Patriot. The Cal Jockey Merger was accounted for as a reverse acquisition and, consequently, the historical financial information of Old Patriot became the historical financial information of Patriot. The following table sets forth (i) the quarterly high and low closing sales prices per share as reported on the NYSE of Old Patriot Common Stock (symbol "PAH") from September 27, 1995 (the date Old Patriot's shares began trading on the NYSE) through July 1, 1997, and the distributions paid by Old Patriot with respect to each such period, (ii) the quarterly high and low sales prices per share of the Paired Shares as reported on the NYSE (symbol "PAH") from and after July 2, 1997 and (iii) the quarterly high and low sales prices per share of WHG Common Stock as reported on the NYSE (symbol "WHG") since the first day of when-issued trading of such shares on April 17, 1997. The sales prices and distributions for the Paired Shares in the table through July 1, 1997 have been adjusted to reflect Old Patriot's 2-for-1 stock split in March 1997 and the sales prices from and after July 1, 1997 have been adjusted to reflect the Patriot Companies' July 1997 92.7% stock dividend. Historically, no dividends have been paid on shares of WHG Common Stock.

                         PAIRED SHARES OF PATRIOT COMMON
                         STOCK AND PAHOC COMMON STOCK(1)       WHG COMMON STOCK
                         ------------------------------------  -----------------
                                                PER SHARE
                           HIGH        LOW      DIVIDENDS        HIGH     LOW
                         ---------- ---------- --------------  -------- --------
1995:
  First Quarter.........        N/A        N/A          N/A         N/A      N/A
  Second Quarter........        N/A        N/A          N/A         N/A      N/A
  Third Quarter......... $    12.81 $    12.38          N/A         N/A      N/A
  Fourth Quarter........      12.88      11.75  $    0.2400         N/A      N/A
1996:
  First Quarter.........      14.38      12.94       0.2400         N/A      N/A
  Second Quarter........      14.81      13.38       0.2400         N/A      N/A
  Third Quarter.........      16.81      14.06       0.2400         N/A      N/A
  Fourth Quarter........      21.75      16.31       0.2625         N/A      N/A
1997:
  First Quarter.........      26.38      20.75       0.2625         N/A      N/A
  Second Quarter........      25.50      20.25       0.3225(2) $  12.00 $   8.38
  Third Quarter.........      32.00      23.36       0.2625       20.50    10.88
  Fourth Quarter
   (through December 12,
   1997)................      33.38      28.50          N/A       23.50    19.13

--------
(1) Represents shares of Patriot Common Stock for periods through July 1, 1997 and Paired Shares for periods after July 1, 1997.
(2) Includes a $0.06 per share special dividend paid in connection with the Cal Jockey Merger.

  The following table sets forth the last reported sales prices of WHG Common Stock and Paired Shares (i) on September 4, 1997, one week prior to the announcement by WHG of a potential transaction on September 11, 1997, (ii) on September 10, 1997, the last full trading day preceding the public announcement by WHG that it was in discussions with an unidentified party (which was Patriot) regarding a possible transaction, pursuant to which holders of WHG Common Stock would receive consideration having a value of approximately $20 per share, (iii) on September 30, 1997, the last full trading day preceding the public announcement that PAHOC, Acquisition Sub, Patriot and WHG entered into the Merger Agreement and (iv) on December 12, 1997.

                                                PAIRED SHARES OF
                                              PATRIOT COMMON STOCK      WHG
                                             AND PAHOC COMMON STOCK COMMON STOCK
                                             ---------------------- ------------
   September 4, 1997........................         $23.98            $14.31
   September 10, 1997.......................          25.56             19.25
   September 30, 1997.......................          31.88             20.50
   December 12, 1997........................          28.50             21.63

  WHG STOCKHOLDERS ARE URGED TO OBTAIN A CURRENT MARKET QUOTATION FOR WHG COMMON STOCK AND THE PAIRED SHARES.

  At December 12, 1997, there were approximately 2,000 holders of record of WHG Common Stock and approximately 19,000 holders of record of Paired Shares.

                      SELECTED COMPARATIVE PER SHARE DATA

  The following table sets forth the combined historical per share data, the unaudited pro forma per share data giving effect to the Merger and the Other Transactions using the purchase method of accounting and the equivalent unaudited pro forma combined per share amounts for WHG. The pro forma combined data are not necessarily indicative of actual financial position or future operating results or that which would have occurred or will occur upon consummation of the Merger and the Other Transactions.

  The information shown below should be read in conjunction with (i) the consolidated financial statements and notes thereto of Patriot, PAHOC, Old Patriot, Cal Jockey and Bay Meadows and Wyndham incorporated herein by reference, (ii) the consolidated historical financial statements of WHG included elsewhere herein, and (iii) the pro forma condensed combined financial statements, including the notes thereto, which are contained in this Proxy Statement/Prospectus.

  Unless otherwise indicated, all references to the number of shares and per share amounts have been restated to reflect the impact of (i) the conversion of each share of Old Patriot Common Stock into 0.51895 Paired Shares issued in the Cal Jockey Merger, (ii) the 1.927-for-1 stock split on the Paired Shares effected in the form of a stock dividend distributed on July 25, 1997 to stockholders of record on July 15, 1997, and (iii) the 2-for-1 stock split on Old Patriot Common Stock effected in the form of a stock dividend distributed on March 18, 1997 to stockholders of record on March 7, 1997, as applicable.

                                   TWELVE MONTHS ENDED                    NINE MONTHS ENDED
                                    DECEMBER 31, 1996                    SEPTEMBER 30, 1997
                           ------------------------------------ -------------------------------------
                                          PRO          WHG                      PRO          WHG
                           HISTORICAL    FORMA    EQUIVALENT(2) HISTORICAL     FORMA    EQUIVALENT(2)
                           ---------- ----------- ------------- ----------- ----------- -------------
                                      (UNAUDITED)  (UNAUDITED)  (UNAUDITED) (UNAUDITED)  (UNAUDITED)
Net Income/(Loss):
 Patriot/PAHOC(1)(3).....   $  1.06     $ 0.12                    $ (0.08)    $ 0.28
 WHG (unaudited)(4)......      1.20                  $ 0.07         (0.19)                 $ 0.25
 Patriot/PAHOC (post-
  Merger)(5).............                 0.09                                  0.32
Cash
 Distributions/Dividends:
 Patriot/PAHOC...........   $0.9825        N/A                    $0.8475        N/A
 WHG.....................       --                      N/A           --                      N/A
 Patriot/PAHOC (post-
  Merger)................                  N/A                                   N/A
Book Value per Common
 Share:
 Patriot/PAHOC(6)........   $ 10.02     $14.91                    $ 12.94     $14.77
 WHG(4)..................      9.14                  $12.27          9.45                  $12.20
 Patriot/PAHOC (post-
  Merger)(6).............                15.65                                 15.56

NOTES TO COMPARATIVE PER SHARE DATA (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(1) The pro forma combined per share data for Patriot and PAHOC for the year ended December 31, 1996 and the nine months ended September 30, 1997 is presented as if the Cal Jockey Merger, the GAH Acquisition, the CHCI Merger, the Wyndham Transactions and certain other recent transactions (which include (i) the sale of substantially all of the Cal Jockey land to an affiliate of PaineWebber; (ii) the leaseback of the land on which the Racecourse is situated from the PaineWebber affiliate to Patriot; (iii) the sublease of the Racecourse land and related improvements from Patriot to PAHOC; (iv) the leasing of certain land from Patriot to Borders, Inc.; (v) the acquisition of 23 hotels by Patriot (excluding the Park Shore Hotel and the Sheraton City Centre); (vi) the funding of $103,000 in mortgage notes to affiliates of CHC Lease Partners; (vii) the replacement of the Old Line of Credit facility with the Revolving Credit Facility and the Term Loan;
    (viii) the acquisition of a participating note; (ix) consummation of the Offering of 10,580 Paired Shares; (x) the leasing of 61 hotels to PAHOC (excluding the Sheraton City Centre and including the two hotels currently leased to Crow Hotel Lessee, Inc.); and (xi) the acquisition of 24 hotels, the private placement of equity securities and the public offering of common stock, which were consummated by Old Patriot during 1996) had occurred as of January 1, 1996.

(2) The equivalent pro forma combined share amounts of WHG are calculated by multiplying pro forma net income per Paired Share, pro forma cash distributions/dividends per Paired Share and pro forma book value per Paired Share (post-Merger) by a relative value ratio of existing Paired Shares to WHG (based on the Exchange Ratio of WHG Common Stock to Paired Shares of 0.784).

(3) The pro forma combined net income per share for Patriot and PAHOC for the year ended December 31, 1996 and the nine months ended September 30, 1997 is based on weighted average Paired Shares and Paired Share equivalents outstanding prior to the Merger of 102,543 and 103,117, respectively.

(4) WHG's fiscal year end is June 30. The unaudited historical net income
    (loss) per share for WHG has been presented for the twelve months ended December 31, 1996 and the nine months ended September 30, 1997 and is based on WHG's operating results for these periods. The historical book value per common share for WHG is based on stockholders' equity as reflected in the historical financial statements as of June 30, 1997 and September 30, 1997.


(5) The pro forma information is presented as if the Merger had occurred as of January 1, 1996. The pro forma combined net income per share for Patriot and PAHOC after the effect of the Merger for the year ended December 31, 1996 and the nine months ended September 30, 1997 is based on weighted average Paired Shares and Paired Share equivalents outstanding of 107,547 and 108,178, respectively.

(6) Book value per common share was calculated using stockholders' equity as reflected in the historical and pro forma financial statements divided by the number of shares of common stock outstanding. The pro forma book value per common share of Patriot and PAHOC prior to the Merger is based on total outstanding Paired Shares (including convertible preferred securities) of 101,678 at December 31, 1996 and September 30, 1997.

    The pro forma book value per common share of Patriot and PAHOC after the Merger is based on total outstanding Paired Shares of 106,682 at December 31, 1996 and September 30, 1997.

                      SUMMARY FINANCIAL INFORMATION

                             PATRIOT AND PAHOC

                    SELECTED HISTORICAL FINANCIAL DATA

  The following tables set forth separate and combined historical financial information for Patriot and PAHOC, as well as combined historical information for the Combined Lessees, which as of September 30, 1997 included CHC Lease Partners, NorthCoast Hotels, L.L.C. ("NorthCoast Lessee"), DTR North
Canton, Inc. ("Doubletree Lessee"), Crow Hotel Lessee, Inc., Metro Hotel Leasing Corporation ("Metro Lease Partners"), Grand Heritage Leasing, L.L.C. and PAH RSI, L.L.C. ("PAH RSI Lessee"). The following financial information should be read in conjunction with, and is qualified in its entirety by, the historical financial statements and notes thereto of Patriot, PAHOC, Old Patriot, CHC Lease Partners, NorthCoast Lessee and PAH RSI Lessee incorporated by reference into this Proxy Statement/Prospectus.

  The Cal Jockey Merger that occurred on July 1, 1997 has been accounted for as a reverse acquisition whereby Cal Jockey was considered to be the acquired company for accounting purposes. Consequently, the historical financial information of Old Patriot became the historical financial information for Patriot. Similarly, PAHOC commenced its operations for accounting purposes concurrent with the closing of the Cal Jockey Merger.

  Unless otherwise indicated, all references to the number of shares and per share amounts of Patriot, PAHOC and Old Patriot have been restated to reflect the impact of the conversion of each share of Old Patriot Common Stock into
0.51895 Paired Shares issued in the Cal Jockey Merger and the 1.927-for-1 stock split effected in the form of a stock dividend distributed in July, 1997. In addition, all references to the number of shares and per share amounts related to periods prior to March, 1997 have been restated to reflect the impact of the 2-for-1 stock split on Old Patriot Common Stock effected in the form of a stock dividend distributed in March 1997.

                             PATRIOT AND PAHOC

           SELECTED CONDENSED COMBINED HISTORICAL FINANCIAL DATA

                 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                  PERIOD
                              OCTOBER 2, 1995      YEAR-
                               (INCEPTION OF       ENDED        NINE MONTHS
                            OPERATIONS) THROUGH DECEMBER 31,       ENDED
                             DECEMBER 31, 1995      1996     SEPTEMBER 30, 1997
                            ------------------- ------------ ------------------
                                                                (UNAUDITED)
OPERATING DATA:
Total revenue.............       $  11,095       $  76,493       $  154,756
Income before income tax
 provision, minority
 interests and
 extraordinary item.......           7,064          44,813            1,480
Income (loss) before
 extraordinary item.......           6,096          37,991           (1,304)
Net income (loss)
 applicable to common
 stockholders.............       $   5,359       $  37,991       $   (3,838)
PER SHARE DATA(1):
Income (loss) before
 extraordinary item.......       $    0.21       $    1.06       $    (0.03)
Extraordinary item, net of
 minority interests.......           (0.03)            --             (0.05)
                                 ---------       ---------       ----------
Net income (loss) per
 common Paired Share......       $    0.18       $    1.06       $    (0.08)
                                 =========       =========       ==========
Dividends per common
 Paired Share(2)..........       $    0.24       $  0.9825       $   0.8475
                                 =========       =========       ==========
Weighted average number of
 common shares and common
 share equivalents
 outstanding..............          29,350          35,938           51,104
                                 =========       =========       ==========
CASH FLOW DATA:
Cash provided by operating
 activities...............       $   7,618       $  61,196       $   75,886
Cash used in investing
 activities...............        (306,948)       (419,685)        (710,127)
Cash provided by financing
 activities...............         304,099         360,324          649,152
                               DECEMBER 31,     DECEMBER 31,   SEPTEMBER 30,
                                   1995             1996            1997
                            ------------------- ------------ ------------------
                                                                (UNAUDITED)
BALANCE SHEET DATA:
Investment in real estate
 and related improvements,
 at cost, net.............       $ 265,759       $ 641,825       $1,477,512
Total assets..............         324,224         760,931        1,980,107
Total debt................           9,500         214,339          727,177
Minority interest in
 Patriot Partnerships.....          41,522          68,562          257,274
Minority interest in
 consolidated
 subsidiaries.............             --           11,711           29,284
Stockholders' equity......         261,778         437,039          880,329
                                  PERIOD
                              OCTOBER 2, 1995      YEAR-
                               (INCEPTION OF       ENDED        NINE MONTHS
                            OPERATIONS) THROUGH DECEMBER 31,       ENDED
                             DECEMBER 31, 1995      1996     SEPTEMBER 30, 1997
                            ------------------- ------------ ------------------
                                                                (UNAUDITED)
OTHER DATA:
Funds from operations(3)..       $   9,798       $  64,463       $   78,112
Cash available for
 distribution(4)..........           8,603          55,132           65,533
Weighted average number of
 common shares and OP
 Units outstanding(5).....          34,001          42,200           59,630

(Notes on page 24)

                                  PATRIOT

         SELECTED CONDENSED CONSOLIDATED HISTORICAL FINANCIAL DATA

                 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                  PERIOD
                              OCTOBER 2, 1995      YEAR-
                               (INCEPTION OF       ENDED        NINE MONTHS
                            OPERATIONS) THROUGH DECEMBER 31,       ENDED
                             DECEMBER 31, 1995      1996     SEPTEMBER 30, 1997
                            ------------------- ------------ ------------------
                                                                (UNAUDITED)
OPERATING DATA:
Total revenue..............       $11,095         $76,493         $123,308
Income before minority
 interests and
 extraordinary item........         7,064          44,813              549
Income (loss) before
 extraordinary item........         6,096          37,991           (2,013)
Net income (loss)
 applicable to common
 stockholders..............       $ 5,359         $37,991         $ (4,547)
PER SHARE DATA(1):
Income (loss) before
 extraordinary item........       $  0.21         $  1.06         $  (0.04)
Extraordinary item, net of
 minority interests........         (0.03)            --             (0.05)
                                  -------         -------         --------
Net income (loss) per
 common share..............       $  0.18         $  1.06         $  (0.09)
                                  =======         =======         ========
Dividends per common
 share(2)..................       $  0.24         $0.9825         $ 0.8475
                                  =======         =======         ========
Weighted average number of
 common shares and common
 share equivalents
 outstanding...............        29,350          35,938           51,104
                                  =======         =======         ========

                                   PAHOC

         SELECTED CONDENSED CONSOLIDATED HISTORICAL FINANCIAL DATA

                 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                THREE MONTHS
                                                                   ENDED
                                                             SEPTEMBER 30, 1997
                                                             ------------------
                                                                (UNAUDITED)
OPERATING DATA:
Total revenue..............................................       $44,184
Income before income tax provision and minority interests..           931
Net income applicable to common stockholders...............       $   709
PER SHARE DATA:
Net income per common share................................       $  0.01
                                                                  =======
Dividends per common share(2)..............................       $    --
                                                                  =======
Weighted average number of common shares and common share
 equivalents outstanding...................................        51,104
                                                                  =======

(Notes on page 24)

                             COMBINED LESSEES

                SELECTED COMBINED HISTORICAL FINANCIAL DATA
                                 (IN THOUSANDS)

                                  PERIOD
                              OCTOBER 2, 1995
                               (INCEPTION OF     YEAR ENDED     NINE MONTHS
                            OPERATIONS) THROUGH DECEMBER 31,       ENDED
                             DECEMBER 31, 1995      1996     SEPTEMBER 30, 1997
                            ------------------- ------------ ------------------
                                                                (UNAUDITED)
FINANCIAL DATA:
Room revenue..............        $21,508         $155,856        $207,924
Food and beverage reve-
 nue......................          8,649           56,833          82,628
Conference center reve-
 nue......................            576            2,354           1,870
Club, club membership and
 spa revenue..............            --               --           21,500
Shopping center revenue...            --               --            1,311
Telephone and other reve-
 nue......................          1,732           14,467          26,268
                                  -------         --------        --------
Total revenue.............         32,465          229,510         341,501
Hotel operating expenses..         20,801          150,037         228,686
Participating Lease pay-
 ments....................         10,582           75,893         104,534
                                  -------         --------        --------
Income before Lessee ex-
 penses...................          1,082            3,580           8,281
Lessee expenses(6)........            573            4,588           8,260
                                  -------         --------        --------
Net income (loss).........        $   509         $ (1,008)       $     21
                                  =======         ========        ========

(Notes on following page)

NOTES TO PATRIOT, PAHOC AND COMBINED LESSEES SELECTED FINANCIAL INFORMATION

(1) On January 30, 1997, the Old Patriot Board declared a 2-for-1 stock split effected in the form of a stock dividend distributed on March 18, 1997 to stockholders of record on March 7, 1997. On July 1, 1997, by operation of the Cal Jockey Merger, each issued and outstanding share of Old Patriot Common Stock was converted into 0.51895 Paired Shares. In addition, on July 10, 1997, the respective Boards of Directors of Patriot and PAHOC declared a 1.927-for-1 stock split on its shares of common stock effected in the form of a stock dividend distributed on July 25, 1997 to stockholders of record on July 15, 1997. All references herein to the number of shares, per share amounts, and market prices of Patriot Common Stock and options to purchase Patriot Common Stock have been restated to reflect the impact of the Cal Jockey Merger and the above-described stock splits, as applicable.

(2) Dividends paid for the nine months ended September 30, 1997 include a special dividend of $0.06 per share paid by Old Patriot on June 30, 1997. To maintain its qualification as a REIT prior to consummation of the Cal Jockey Merger, Old Patriot was required to distribute to its stockholders any undistributed "real estate investment trust taxable income" of Old Patriot for Old Patriot's short taxable year ending with the consummation of the Cal Jockey Merger. No dividends have been paid by PAHOC for the three months ended September 30, 1997.

(3) In accordance with the resolution adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, Inc. ("NAREIT"), funds from operations represents net income (loss) (computed in accordance with generally accepted accounting principles), excluding gains or losses from debt restructuring or sales of property, plus depreciation of real property, and after adjustments for unconsolidated partnerships, joint ventures and corporations. Adjustments for Patriot's unconsolidated subsidiaries are calculated to reflect funds from operations on the same basis. Patriot and PAHOC have also made certain adjustments to funds from operations for real estate related amortization expense and the write off of certain costs of acquiring leaseholds. Funds from operations should not be considered as an alternative to net income or other measurements under generally accepted accounting principles as an indicator of operating performance or to cash flows from operating, investing or financing activities as a measure of liquidity. Funds from operations does not reflect working capital changes, cash expenditures for capital improvements or principal payments on indebtedness. Under the Participating Leases, Patriot is obligated to establish a reserve for capital improvements at its hotels (including the replacement or refurbishment of F, F & E) and to pay real estate and personal property taxes and casualty insurance. Management believes that funds from operations is helpful to investors as a measure of the performance of an equity REIT, because, along with cash flows from operating activities, investing activities and financing activities, it provides investors with an understanding of the ability of Patriot and PAHOC to incur and service debt and make capital expenditures.

(4) Cash available for distribution represents funds from operations, as adjusted for certain non-cash items (e.g. non-real estate related depreciation and amortization), less reserves for capital expenditures.

(5) The number of OP Units used in the calculation is based on the equivalent number of shares of Patriot Common Stock and PAHOC Common Stock after giving effect to the change in the OP Unit conversion factor which coincides with the 2-for-1 stock split, the conversion of shares in the Cal Jockey Merger and the 1.927-for-1 stock split.

(6) Historical Lessee expenses represent management fees paid to the Operators and Lessee overhead expenses, net of dividend and interest income earned by the Lessees.

                           WHG RESORTS & CASINOS INC.

              SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA

  The following tables set forth selected consolidated historical financial information for WHG and should be read in conjunction with, and are qualified in their entirety by, the historical financial statements and notes thereto of WHG, the separate financial statements of unconsolidated affiliates and notes thereto and other financial information included elsewhere herein. See also "Information About WHG--Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                                                      THREE MONTHS ENDED
                                           YEARS ENDED JUNE 30,                          SEPTEMBER 30,
                          ----------------------------------------------------------  --------------------
                             1993        1994        1995        1996        1997       1996       1997
                          ----------  ----------  ----------  ----------  ----------  ---------  ---------
                                                                                          (UNAUDITED)
                                      (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
STATEMENT OF INCOME DA-
 TA:
Revenues................  $   70,680  $   75,480  $   70,878  $   68,694  $   69,634  $  12,879  $  14,571
Operating income........      14,162      13,892       7,624      13,558      17,087        790      1,572
Interest expense
 (income), net..........      (3,873)     (3,551)     (1,752)     (1,859)       (931)      (301)        10
Equity in (loss) of
 nonconsolidated
 affiliates.............        (135)     (3,534)     (7,003)     (3,465)     (1,196)    (1,289)    (1,010)
Merger costs to date....         --          --          --          --          --         --      (1,000)
Income (loss) before tax
 provision and minority
 interests..............      10,154       6,807      (1,131)      8,234      14,960       (800)      (428)
Credit (provision) for
 income taxes...........      (1,050)          7         234      (1,645)     (3,397)        89       (163)
Minority interests in
 income.................      (3,332)     (4,597)     (2,910)     (3,636)     (4,000)      (421)      (535)
Dividend on preferred
 stock of Condado
 Plaza..................         --          --         (557)       (516)       (246)       (82)       --
                          ----------  ----------  ----------  ----------  ----------  ---------  ---------
Net income (loss).......  $    5,772  $    2,217  $   (4,364) $    2,437  $    7,317  $  (1,214) $  (1,126)
                          ==========  ==========  ==========  ==========  ==========  =========  =========
Primary earnings (loss)
 per share..............  $     0.95  $     0.37  $    (0.72) $     0.40  $     1.20  $   (0.20) $   (0.19)
                          ----------  ----------  ----------  ----------  ----------  ---------  ---------
Shares used in primary
 earnings per share
 calculations...........   6,050,200   6,050,200   6,050,200   6,050,200   6,086,443  6,050,200  6,050,200
                          ----------  ----------  ----------  ----------  ----------  ---------  ---------
Fully diluted earnings
 (loss) per share.......  $     0.95  $     0.37  $    (0.72) $     0.40  $     1.17  $   (0.20) $   (0.19)
                          ----------  ----------  ----------  ----------  ----------  ---------  ---------
Shares used in fully
 diluted earnings per
 share calculations.....   6,050,200   6,050,200   6,050,200   6,050,200   6,247,241  6,050,200  6,050,200
                          ----------  ----------  ----------  ----------  ----------  ---------  ---------
Pro forma net income
 (loss) reflecting
 income taxes on a
 separate return basis
 (unaudited)(1).........  $    5,579  $    1,257  $   (6,500) $    1,537  $    7,236  $  (1,675)
                          ==========  ==========  ==========  ==========  ==========  =========

                                        AS OF JUNE 30,                    AS OF
                         -------------------------------------------- SEPTEMBER 30,
                           1993     1994     1995     1996     1997       1997
                         -------- -------- -------- -------- -------- -------------
                                                                       (UNAUDITED)
                                               (IN THOUSANDS)
BALANCE SHEET DATA:
Investments in,
 receivables and
 advances to
 nonconsolidated
 affiliates............. $ 28,018 $ 31,367 $ 29,696 $ 27,734 $ 31,708    $31,522
Property and equipment,
 net....................   45,454   51,627   48,660   44,919   43,861     43,955
Total assets............  103,276  116,144  111,306  104,734  117,473    118,352
Long-term debt,
 including current
 maturities.............   36,069   30,309   30,741   26,854   23,549     22,363
Minority interests......   14,229   16,387   16,363   18,810   19,990     20,410
Stockholders' equity....   37,210   39,427   35,063   37,500   55,324     57,151

--------
(1) Pro forma net income (loss) reflecting income taxes on a separate return basis (unaudited) reflects the provision for income taxes without the tax benefits allocated to WHG from WMS for utilization of partnership losses in the WMS consolidated federal income tax return.

                           WYNDHAM HOTEL CORPORATION

              SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA

  The following tables set forth selected consolidated historical financial information for Wyndham and should be read in conjunction with, and are qualified in their entirety by, the historical financial statements and notes thereto of Wyndham incorporated by reference into this Proxy
Statement/Prospectus.

                           WYNDHAM HOTEL CORPORATION

              SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA

                 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                   YEARS ENDED DECEMBER 31,                NINE MONTHS
                         ----------------------------------------------       ENDED
                           1992      1993      1994     1995     1996   SEPTEMBER 30, 1997
                         --------  --------  -------- -------- -------- ------------------
                                                                           (UNAUDITED)
OPERATING DATA:
Total revenue........... $ 56,802  $ 61,277  $ 76,266 $ 87,890 $148,075      $165,256
Operating income........    8,419     7,094    12,337   14,625   26,003        28,796
Net income..............      163     1,654     6,265    7,949   23,966        10,203
Net income per share....      N/A       N/A       N/A      N/A $   1.20      $   0.50
Weighted average number
 of common shares
 outstanding............      N/A       N/A       N/A      N/A   20,018        20,382
                                      AS OF DECEMBER 31,
                         ----------------------------------------------       AS OF
                           1992      1993      1994     1995     1996   SEPTEMBER 30, 1997
                         --------  --------  -------- -------- -------- ------------------
                                                                           (UNAUDITED)
BALANCE SHEET DATA:
Total assets............ $108,647  $113,465  $113,276 $133,403 $242,962      $450,299
Total partners' capital
 and stockholders'
 equity (deficit).......   (7,303)   (1,488)    1,716   17,557   75,584       138,252

                         INTERSTATE HOTELS COMPANY

              SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA

  The following tables set forth selected consolidated historical financial information for IHC and should be read in conjunction with, and are qualified in their entirety by, the historical financial statements and notes thereto of IHC incorporated by reference into this Proxy Statement/Prospectus.

                         INTERSTATE HOTELS COMPANY

              SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA

                 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                 YEARS ENDED DECEMBER 31,             NINE MONTHS
                         ----------------------------------------        ENDED
                          1992    1993    1994    1995     1996    SEPTEMBER 30, 1997
                         ------- ------- ------- ------- --------  ------------------
                                                                      (UNAUDITED)
OPERATING DATA:
Total revenue........... $19,873 $25,564 $36,726 $45,018 $190,385      $  469,589
Operating income........   3,622   6,904  12,345  15,537   34,133          83,752
Net income (loss).......   3,620   6,910  12,389  15,839   (1,616)         32,500
Net income per share....     N/A     N/A     N/A     N/A      N/A      $     0.91
Weighted average number
 of common shares
 outstanding............     N/A     N/A     N/A     N/A      N/A          35,638
                                    AS OF DECEMBER 31,
                         ----------------------------------------        AS OF
                          1992    1993    1994    1995     1996    SEPTEMBER 30, 1997
                         ------- ------- ------- ------- --------  ------------------
                                                                      (UNAUDITED)
BALANCE SHEET DATA:
Total assets............ $24,270 $24,436 $30,741 $61,401 $883,761      $1,350,253
Total equity............  16,685  16,627  18,858   9,256  409,298         445,117

                               PATRIOT AND PAHOC

           SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

  On September 30, 1997, Patriot, Acquisition Sub, PAHOC and WHG entered into the Merger Agreement providing for the merger of Acquisition Sub with and into WHG, with WHG being the surviving company. As a result of the Merger, PAHOC will acquire the Condado Plaza, a 50% interest in the El San Juan and a 23.3% interest in the El Conquistador, all of which are located in Puerto Rico, as well as a 62% interest in WHGI, the management company for the three hotels and the Las Casitas Village at the El Conquistador.

  Under the terms of the Merger Agreement, each share of WHG Common Stock will be converted into the right to receive 0.784 Paired Shares; provided, however, that in the event that (i) the Average Closing Price is greater than $31.25 and the Effective Time is before February, 1998, the Exchange Ratio will be adjusted such that the Exchange Ratio Product equals $24.50, (ii) the Average Closing Price is greater than $31.75 and the Effective Time is in February, 1998, the Exchange Ratio will be adjusted such that the Exchange Ratio Product equals $24.89, (iii) the Average Closing Price is greater than $32.25 and the Effective Time is after February, 1998, the Exchange Ratio will be adjusted such that the Exchange Ratio Product equals $25.28, (iv) the Average Closing Price is less than or equal to $25.50, but greater than or equal to $19.50, the Exchange Ratio will be adjusted such that the Exchange Ratio Product equals $20.00, or (v) the Average Closing Price is less than $19.50, the Exchange Ratio will equal 1.026, provided, however, that in such circumstance WHG has the right, waivable by it, to terminate the Merger Agreement. In addition, each issued and outstanding share of WHG Preferred Stock will be converted into the right to receive that number of Paired Shares that the holder of such shares of WHG Preferred Stock would have the right to receive assuming conversion of such shares, together with any accrued and unpaid dividends thereon, into shares of WHG Common Stock immediately prior to the Effective Time.

  The following tables set forth pro forma financial information for Patriot and PAHOC and should be read in conjunction with, and are qualified in their entirety by, the historical financial statements and notes thereto of Patriot, PAHOC, Old Patriot, Cal Jockey and Bay Meadows incorporated by reference into this Proxy Statement/Prospectus. This information should also be read in conjunction with, and is qualified in its entirety by, the pro forma financial statements and notes thereto located elsewhere in this Proxy Statement/Prospectus. The pro forma operating information is presented as if the Cal Jockey Merger, the GAH Acquisition, the CHCI Merger and certain other transactions (which include (i) the sale of substantially all of the Cal Jockey land to an affiliate of PaineWebber; (ii) the leaseback of the land on which the Racecourse is situated from the PaineWebber affiliate to Patriot; (iii) the sublease of the Racecourse land and related improvements from Patriot to PAHOC;
(iv) the leasing of certain land from Patriot to Borders, Inc.; (v) the acquisition of 23 hotels by Patriot (excluding the Park Shore Hotel and the Sheraton City Centre); (vi) the funding of $103,000 in mortgage notes to affiliates of CHC Lease Partners; (vii) the replacement of the Old Line of Credit facility with the Revolving Credit Facility and the Term Loan; (viii) the acquisition of a participating note; (ix) consummation of the offering of 10,580,000 Paired Shares; (x) the lease of 59 hotel properties to PAHOC (excluding the Sheraton City Centre); and (xi) the acquisition of 24 hotels, the private placement of equity securities and the public offering of common stock, which were consummated by Old Patriot during 1996) had occurred on January 1, 1996. The pro forma combined balance sheet data of Patriot and PAHOC is presented as if the CHCI Merger and certain other transactions, as described above, had occurred as of September 30, 1997. The pro forma financial statements which are adjusted to account for the Wyndham Transactions begin on page 149. The pro forma financial statements which are adjusted to account for the Patriot/IHC Merger and the Buena Vista Acquisition begin on page 182. The pro forma financial statements which are adjusted to account for the Merger begin on page 172.

                               PATRIOT AND PAHOC

                SELECTED COMBINED PRO FORMA FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                         PRO FORMA(1)
                                                -------------------------------
                                                                   NINE MONTHS
                                                                      ENDED
                                                   YEAR ENDED     SEPTEMBER 30,
                                                DECEMBER 31, 1996     1997
                                                ----------------- -------------
                                                   (UNAUDITED)     (UNAUDITED)
OPERATING DATA:
  Total revenue................................     $686,236       $  553,326
  Income before income tax provision and
   minority interests..........................       41,798           49,337
  Net income applicable to common
   stockholders................................     $ 33,834       $   40,874
PER SHARE DATA:
  Net income per common share..................     $   0.45       $     0.54
                                                    ========       ==========
  Weighted average number of common shares and
   common share equivalents outstanding........       75,516           76,090
                                                    ========       ==========
                                                                  SEPTEMBER 30,
                                                                      1997
                                                                  -------------
                                                                   (UNAUDITED)
BALANCE SHEET DATA:
  Investment in real estate and related
   improvements, net...........................                    $1,657,283
  Total assets.................................                     2,107,152
  Total debt...................................                       789,930
  Minority interest in the Patriot
   Partnerships................................                       264,862
  Stockholders' equity.........................                       935,217

                                    PATRIOT

              SELECTED CONSOLIDATED PRO FORMA FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                       PRO FORMA(1)
                                           ------------------------------------
                                                                NINE MONTHS
                                              YEAR ENDED           ENDED
                                           DECEMBER 31, 1996 SEPTEMBER 30, 1997
                                           ----------------- ------------------
                                              (UNAUDITED)       (UNAUDITED)
OPERATING DATA:
  Total revenue...........................     $222,110           $180,229
  Income before minority interests........       67,450             58,539
  Net income applicable to common
   stockholders...........................     $ 56,416           $ 48,742
PER SHARE DATA:
  Net income per common share.............     $   0.75           $   0.64
                                               ========           ========
  Weighted average number of common shares
   and common share equivalents
   outstanding............................       75,516             76,090
                                               ========           ========

(Notes on page 31)

                                     PAHOC

              SELECTED CONSOLIDATED PRO FORMA FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                       PRO FORMA(1)
                                           ------------------------------------
                                                                NINE MONTHS
                                              YEAR ENDED           ENDED
                                           DECEMBER 31, 1996 SEPTEMBER 30, 1997
                                           ----------------- ------------------
                                              (UNAUDITED)       (UNAUDITED)
OPERATING DATA:
  Total revenue...........................     $647,772           $516,958
  Loss before income tax provision and
   minority interests.....................      (25,652)            (9,202)
  Net loss applicable to common
   stockholders...........................     $(22,582)          $ (7,868)
PER SHARE DATA:
  Net loss per common share...............     $  (0.30)          $  (0.10)
                                               ========           ========
  Weighted average number of common shares
   and common share equivalents
   outstanding............................       75,516             76,090
                                               ========           ========

                                COMBINED LESSEES

                SELECTED COMBINED PRO FORMA FINANCIAL DATA
                                 (IN THOUSANDS)

  The following table sets forth combined pro forma operating information for the Combined Lessees (which includes all of the Lessees except CHC Lease Partners, PAH RSI Lessee and Grand Heritage Leasing, L.L.C.) and should be read in conjunction with, and is qualified in its entirety by, the historical financial statements and notes thereto of Patriot, PAHOC, Old Patriot and NorthCoast Lessee which are incorporated by reference into this Proxy Statement/Prospectus. This information should also be read in conjunction with the pro forma financial statements and notes thereto of the Combined Lessees located elsewhere in this Proxy Statement/Prospectus. The pro forma operating information is presented as if the 18 hotels that Patriot leases to the Lessees pursuant to Participating Leases (excluding the Park Shore Hotel) had been leased as of January 1, 1996. The pro forma financial data assumes the 25 hotels formerly leased to CHC Lease Partners and the eight hotels formerly leased to PAH RSI Lessee are leased to PAHOC and the three hotel leases held by Grand Heritage Leasing, L.L.C. were acquired by PAHOC.

                                                        PRO FORMA(2)
                                            ------------------------------------
                                                                 NINE MONTHS
                                               YEAR ENDED           ENDED
                                            DECEMBER 31, 1996 SEPTEMBER 30, 1997
                                            ----------------- ------------------
                                               (UNAUDITED)       (UNAUDITED)
FINANCIAL DATA:
  Room revenue.............................      $88,410           $72,100
  Food and beverage revenue................       36,878            28,663
  Telephone and other hotel revenue........        7,837             6,193
                                                 -------           -------
  Total revenue............................      133,125           106,956
  Hotel operating expenses.................       90,929            69,507
  Participating Lease payments(3)..........       41,749            34,373
                                                 -------           -------
  Income before Lessee expenses............          447             3,076
  Lessee expenses(4).......................        3,914             2,493
                                                 -------           -------
  Net income (loss)........................      $(3,467)          $   583
                                                 =======           =======

(Notes on following page)

NOTES TO PATRIOT, PAHOC AND COMBINED LESSEES SELECTED FINANCIAL INFORMATION (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(1) The pro forma information does not purport to represent what Patriot's and PAHOC's combined financial position or Patriot's, PAHOC's or the Lessees' results of operations actually would have been if the Cal Jockey Merger, the GAH Acquisition, the CHCI Merger and certain other transactions (including (i) the lease of 59 hotel properties to PAHOC (excluding the Sheraton City Centre), (ii) the sale of substantially all of the Cal Jockey land to the PaineWebber affiliate, (iii) the leaseback of the land on which the Racecourse is situated from the PaineWebber affiliate to Patriot, (iv) the sublease of the Racecourse land and related improvements from Patriot to PAHOC, (v) the leasing of certain land from Patriot to Borders, Inc.,
    (vi) the acquisition of 23 hotels by Patriot (excluding the Park Shore Hotel and the Sheraton City Centre), (vii) the funding of $103,000 in mortgage notes to affiliates of CHC Lease Partners, (viii) the replacement of the Old Line of Credit facility with the Revolving Credit Facility and the Term Loan, (ix) the acquisition of a participating note and (x) the consummation of the offering of 10,580 Paired Shares) had in fact occurred on such date or at the beginning of the period presented, or to project the results of operations of Patriot or PAHOC for any future periods.

  Additionally, if the interest rate increases by 0.25%, the resulting pro forma net income would be $32,477 and $39,860, or $0.43 and $0.53 per Paired Share for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively.

(2) The pro forma information does not purport to represent what the Lessees' combined results of operations actually would have been if the Cal Jockey Merger and certain other transactions had in fact occurred at the beginning of the period indicated, or to project the results of operations of the Lessees for any future periods. The Lessees' pro forma financial data presented does not include the operations of CHC Lease Partners, which leased 25 hotels, PAH RSI Lessee, which leased eight hotels, and Grand Heritage Leasing, L.L.C. which leased three hotels. The pro forma financial data assumes these hotels are leased to PAHOC.

(3) Participating lease payments from the Lessees to Patriot have been calculated on a pro forma basis by applying the provisions of the Participating Leases to the historical revenue of the hotels as if January 1, 1996 were the beginning of the lease year.

(4) Lessee expenses include management fees paid to the Operators and Lessee overhead expenses, net of historical dividend and interest income earned by the Lessees. Pro forma Lessee net income excludes dividends on approximately 100 OP Units of the Patriot Partnerships, which form a portion of the required capitalization for certain of the Lessees and pro forma interest income associated with the Lessees' working capital balances.

                               PATRIOT AND PAHOC
                     ADJUSTED FOR THE WYNDHAM TRANSACTIONS

           SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

  The following tables set forth pro forma financial information for Patriot and PAHOC and should be read in conjunction with, and are qualified in their entirety by, the historical financial statements and notes thereto of Patriot, PAHOC, Old Patriot, Cal Jockey, Bay Meadows, Wyndham and the combined historical financial statements of the Crow Family Hotel Partnerships incorporated by reference into this Proxy Statement/Prospectus. This information should also be read in conjunction with the pro forma financial statements and notes thereto located elsewhere in this Proxy Statement/Prospectus. The pro forma operating information is presented as if the Wyndham Transactions, the Cal Jockey Merger, the GAH Acquisition, the CHCI Merger and certain other transactions (which include (i) the sale of substantially all of the Cal Jockey land to an affiliate of PaineWebber; (ii) the leaseback of the land on which the Racecourse is situated from the PaineWebber affiliate to Patriot; (iii) the sublease of the Racecourse land and related improvements from Patriot to PAHOC; (iv) the leasing of certain land from Patriot to Borders, Inc.; (v) the acquisition of 23 hotels by Patriot (excluding the Park Shore Hotel and the Sheraton City Centre); (vi) the funding of $103,000 in mortgage notes to affiliates of CHC Lease Partners; (vii) the replacement of the Old Line of Credit facility with the Revolving Credit Facility and the Term Loan; (viii) the acquisition of a participating note;
(ix) consummation of the offering of 10,580,000 Paired Shares; (x) the lease of 61 hotel properties to PAHOC (excluding the Sheraton City Centre and including the two hotels currently leased to Crow Hotel Lessee, Inc.); and (xi) the acquisition of 24 hotels, the private placement of equity securities and the public offering of common stock, which were consummated by Old Patriot during
1996) had occurred on January 1, 1996. The pro forma combined balance sheet data of Patriot and PAHOC is presented as if the Wyndham Transactions and the CHCI Merger and certain other transactions, as described above, had occurred as of September 30, 1997.

                               PATRIOT AND PAHOC
                     ADJUSTED FOR THE WYNDHAM TRANSACTIONS

                SELECTED COMBINED PRO FORMA FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                       PRO FORMA(1)
                                           ------------------------------------
                                              YEAR ENDED     NINE MONTHS ENDED
                                           DECEMBER 31, 1996 SEPTEMBER 30, 1997
                                           ----------------- ------------------
                                              (UNAUDITED)       (UNAUDITED)
OPERATING DATA:
  Total revenue...........................    $1,020,041          $837,571
  Income before income tax provision and
   minority interests.....................         8,741            38,167
  Net income applicable to common
   stockholders...........................    $   12,688          $ 29,185
PER SHARE DATA:
  Net income per common Paired Share......    $     0.12          $   0.28
                                              ==========          ========
  Weighted average number of common shares
   and common share equivalents
   outstanding............................       102,543           103,117
                                              ==========          ========

                                                                 PRO FORMA(1)
                                                              ------------------
                                                              SEPTEMBER 30, 1997
                                                              ------------------
                                                                 (UNAUDITED)
BALANCE SHEET DATA:
  Investment in real estate and related improvements, net....     $2,433,525
  Total assets...............................................      3,478,366
  Total debt.................................................      1,472,911
  Minority interests in the Patriot Partnerships.............        264,862
  Stockholders' equity.......................................      1,501,291

(Notes on page 35)

                                    PATRIOT
                     ADJUSTED FOR THE WYNDHAM TRANSACTIONS

              SELECTED CONSOLIDATED PRO FORMA FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                       PRO FORMA(1)
                                           ------------------------------------
                                                                NINE MONTHS
                                              YEAR ENDED           ENDED
                                           DECEMBER 31, 1996 SEPTEMBER 30, 1997
                                           ----------------- ------------------
                                              (UNAUDITED)       (UNAUDITED)
OPERATING DATA:
  Total revenue...........................     $300,459           $253,779
  Income before income tax provision and
   minority interests.....................       26,461             40,318
  Net income applicable to common
   stockholders...........................     $ 21,735           $ 34,183
PER SHARE DATA:
  Net income per common share.............     $   0.21           $   0.33
                                               ========           ========
  Weighted average number of common shares
   and common share equivalents
   outstanding............................      102,543            103,117
                                               ========           ========

                                     PAHOC
                     ADJUSTED FOR THE WYNDHAM TRANSACTIONS

              SELECTED CONSOLIDATED PRO FORMA FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                       PRO FORMA(1)
                                           ------------------------------------
                                                                NINE MONTHS
                                              YEAR ENDED           ENDED
                                           DECEMBER 31, 1996 SEPTEMBER 30, 1997
                                           ----------------- ------------------
                                              (UNAUDITED)       (UNAUDITED)
OPERATING DATA:
  Total revenue...........................     $990,096           $808,209
  Loss before income tax provision and
   minority interest......................      (22,765)              (732)
  Net loss applicable to common
   stockholders...........................     $ (9,047)          $ (4,998)
PER SHARE DATA:
  Net loss per common share...............     $  (0.09)          $  (0.05)
                                               ========           ========
  Weighted average number of common shares
   and common share equivalents
   outstanding............................      102,543            103,117
                                               ========           ========

(Notes on page 35)

                                COMBINED LESSEES
                     ADJUSTED FOR THE WYNDHAM TRANSACTIONS

                SELECTED COMBINED PRO FORMA FINANCIAL DATA
                                 (IN THOUSANDS)

  The following table sets forth combined pro forma operating information for the Combined Lessees (which includes all of the Lessees except CHC Lease Partners, PAH RSI Lessee, Crow Hotel Lessee, Inc. and Grand Heritage Leasing, L.L.C.) and should be read in conjunction with, and is qualified in its entirety by, the historical financial statements and notes thereto of Patriot, PAHOC, Old Patriot, Wyndham and NorthCoast Lessee incorporated by reference into this Proxy Statement/Prospectus. This information should also be read in conjunction with the pro forma financial statement and notes thereto of the Combined Lessees located elsewhere in this Proxy Statement/Prospectus. The pro forma operating information is presented as if the 16 Patriot hotels leased to the Lessees (excluding the Park Shore Hotel and the hotels leased to CHC Lease Partners, PAH RSI Lessee, Crow Hotel Lessee, Inc., and Grand Heritage Leasing, L.L.C.) pursuant to Participating Leases had been leased as of January 1, 1996.

                                                          PRO FORMA(2)
                                                 -------------------------------
                                                                    NINE MONTHS
                                                                       ENDED
                                                    YEAR ENDED     SEPTEMBER 30,
                                                 DECEMBER 31, 1996     1997
                                                 ----------------- -------------
                                                    (UNAUDITED)     (UNAUDITED)
FINANCIAL DATA:
  Room revenue..................................      $72,182         $59,441
  Food and beverage revenue.....................       28,499          22,355
  Telephone and other hotel revenue.............        5,906           4,852
                                                      -------         -------
  Total revenue.................................      106,587          86,648
  Hotel operating expenses......................       73,837          56,346
  Participating Lease payments(3)...............       32,730          27,367
                                                      -------         -------
  Income before Lessee expenses.................           20           2,935
  Lessee expenses(4)............................        2,889           1,835
                                                      -------         -------
  Net income (loss).............................      $(2,869)        $ 1,100
                                                      =======         =======

(Notes on following page)

NOTES TO PATRIOT, PAHOC AND COMBINED LESSEES SELECTED FINANCIAL INFORMATION AS ADJUSTED FOR THE WYNDHAM TRANSACTIONS (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(1) The pro forma information does not purport to represent what Patriot's and PAHOC's combined financial position or Patriot's, PAHOC's or the Combined Lessees' results of operations actually would have been if the Wyndham Transactions (and the Cal Jockey Merger, the GAH Acquisition, the CHCI Merger and certain other recent transactions) had in fact occurred on such date or at the beginning of the period presented, or to project the results of operations of Patriot, PAHOC or the Combined Lessees for any future periods.

  The pro forma combined financial data assumes stockholders holding shares of Wyndham Common Stock with an aggregate value of $100,000 elect to receive cash, and the remaining outstanding shares of Wyndham Common Stock are exchanged for Paired Shares. If no stockholders holding shares of Wyndham Common Stock elect to receive cash and all outstanding Wyndham Common Stock is exchanged for Paired Shares, the resulting combined pro forma net income of Patriot and PAHOC would be $19,315 and $34,302 for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively. The resulting pro forma net income per paired share would be $0.18 and $0.32 for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively.

  Additionally, if the interest rate increases by 0.25%, the resulting combined pro forma net income of Patriot and PAHOC, assuming stockholders holding shares of Wyndham Common Stock with an aggregate value of $100,000 elect to receive cash, would be $8,862 and $26,583, or $0.09 and $0.26 per Paired Share for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively. If all outstanding Wyndham Common Stock is exchanged for Paired Shares, the resulting pro forma net income would be $15,702 and $31,859, or $0.15 and $0.30 per Paired Share for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively.

(2) The pro forma information does not purport to represent what the Lessees' combined results of operations actually would have been if the Wyndham Transactions (and the Cal Jockey Merger, the GAH Acquisition, the CHCI Merger and certain other recent transactions) had in fact occurred at the beginning of the period indicated, or to project the results of operations of the Lessees for any future periods. The Lessees' pro forma financial data presented does not include the operations of CHC Lease Partners, which leased 25 hotels, PAH RSI Lessee, which leased eight hotels, Crow Hotel Lessee, Inc., which leased the Wyndham Garden Hotel--Midtown and the Wyndham Greenspoint Hotel, and Grand Heritage Leasing, L.L.C., which leased three hotels. The pro forma financial data assumes that the leases with Crow Hotel Lessee, Inc. related to the Wyndham Garden Hotel--Midtown and the Wyndham Greenspoint Hotel will be terminated in connection with the Wyndham Merger, and Patriot will lease these hotel properties to PAHOC.

(3) Participating lease payments from the Lessees to Patriot have been calculated on a pro forma basis by applying the provisions of the Participating Leases to the historical revenue of the hotels as if January 1, 1996 were the beginning of the lease years.

(4) Lessee expenses include management fees paid to the Operators and Lessee overhead expenses, net of historical dividend and interest income earned by the Lessees. Pro forma Lessee net income excludes dividends on approximately 100 OP Units of the Patriot Partnerships, which form a portion of the required capitalization for certain of the Lessees, and pro forma interest income associated with the Lessees' working capital balances.

                               PATRIOT AND PAHOC
                            ADJUSTED FOR THE MERGER

           SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

  The following unaudited Pro Forma Condensed Combined financial data as adjusted for the Merger is derived from (i) the Patriot and the PAHOC Pro Forma Condensed Combined Balance Sheet and Statements of Operations as adjusted for the Wyndham Transactions for the year ended December 31, 1996 and the nine months ended September 30, 1997 included elsewhere in this Proxy Statement/Prospectus and (ii) the Consolidated Financial Statements of WHG for the year ended June 30, 1997 and the three months ended September 30, 1997 which are included elsewhere herein.

  The following tables set forth pro forma financial information for Patriot and PAHOC and should be read in conjunction with, and are qualified in their entirety by, the historical financial statements and notes thereto of Patriot, PAHOC, Old Patriot, Cal Jockey, Bay Meadows and Wyndham and the combined historical financial statements of the Crow Family Hotel Partnerships incorporated by reference into this Proxy Statement/Prospectus and the historical financial statements of WHG included elsewhere in this Proxy Statement/Prospectus. This information should also be read in conjunction with the pro forma financial statements and notes thereto located elsewhere in this Proxy Statement/Prospectus. In addition to the Merger, the pro forma operating information is presented as if the Wyndham Transactions, the Cal Jockey Merger, the GAH Acquisition, the CHCI Merger and certain other recent transactions (which include (i) the sale of substantially all of the Cal Jockey land to an affiliate of PaineWebber; (ii) the leaseback of the land on which the Racecourse is situated from the PaineWebber affiliate to Patriot; (iii) the sublease of the Racecourse land and related improvements from Patriot to PAHOC;
(iv) the leasing of certain land from Patriot to Borders, Inc.; (v) the acquisition of 23 hotels by Patriot (excluding the Park Shore Hotel and the Sheraton City Centre); (vi) the funding of $103,000 in mortgage notes to affiliates of CHC Lease Partners; (vii) the replacement of the Old Line of Credit facility with the Revolving Credit Facility and the Term Loan; (viii) the acquisition of a participating note; (ix) consummation of the offering of 10,580,000 Paired Shares; (x) the leasing of 61 hotels to PAHOC (excluding Sheraton City Centre and including the two hotels currently leased to Crow Hotel Lessee, Inc.) and (xi) the acquisition of 24 hotels, the private placement of equity securities and the public offering of common stock, which were consummated by Old Patriot during 1996) had occurred on January 1, 1996. The pro forma combined balance sheet data of Patriot and PAHOC is presented as if the Merger, the Wyndham Transactions, the CHCI Merger and certain other transactions, as described above, had occurred as of September 30, 1997.

  The pro forma combined financial statements of Patriot and PAHOC which are adjusted to account for the transactions described above (except for the Merger and the Wyndham Transactions) begin on page 120. The pro forma combined financial statements which are adjusted to account for the Wyndham Transactions described above begin on page 149.

                               PATRIOT AND PAHOC
                            ADJUSTED FOR THE MERGER

                SELECTED COMBINED PRO FORMA FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                       PRO FORMA(1)
                                           ------------------------------------
                                              YEAR ENDED     NINE MONTHS ENDED
                                           DECEMBER 31, 1996 SEPTEMBER 30, 1997
                                           ----------------- ------------------
                                              (UNAUDITED)       (UNAUDITED)
OPERATING DATA:
  Total revenue...........................    $1,090,017          $893,739
  Income before income tax provision and
   minority interests.....................        12,821            47,431
  Net income applicable to common
   stockholders...........................    $   10,518          $ 34,698
PER SHARE DATA:
  Net income per common paired share......    $     0.09          $   0.32
                                              ==========          ========
  Weighted average number of common shares
   and common share equivalents
   outstanding............................       107,547           108,178
                                              ==========          ========

                                                                 PRO FORMA(1)
                                                              ------------------
                                                              SEPTEMBER 30, 1997
                                                              ------------------
                                                                 (UNAUDITED)
BALANCE SHEET DATA:
  Investment in real estate and related improvements, net....     $2,514,216
  Total assets...............................................      3,711,334
  Total debt.................................................      1,495,274
  Minority interests in the Patriot Partnerships.............        264,862
  Stockholders' equity.......................................      1,660,187

(Note on the following page)

                                    PATRIOT
                            ADJUSTED FOR THE MERGER

              SELECTED CONSOLIDATED PRO FORMA FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                       PRO FORMA(1)
                                           ------------------------------------
                                                                NINE MONTHS
                                              YEAR ENDED           ENDED
                                           DECEMBER 31, 1996 SEPTEMBER 30, 1997
                                           ----------------- ------------------
                                              (UNAUDITED)       (UNAUDITED)
OPERATING DATA:
  Total revenue...........................     $300,459           $253,779
  Income before income tax provision and
   minority interests.....................       26,461             40,318
  Net income applicable to common
   stockholders...........................     $ 21,856           $ 34,374
PER SHARE DATA:
  Net income per common share.............     $   0.20           $   0.31
                                               ========           ========
  Weighted average number of common shares
   and common share equivalents
   outstanding............................      107,547            108,178
                                               ========           ========

                                     PAHOC
                            ADJUSTED FOR THE MERGER

              SELECTED CONSOLIDATED PRO FORMA FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                       PRO FORMA(1)
                                           ------------------------------------
                                                                NINE MONTHS
                                              YEAR ENDED           ENDED
                                           DECEMBER 31, 1996 SEPTEMBER 30, 1997
                                           ----------------- ------------------
                                              (UNAUDITED)       (UNAUDITED)
OPERATING DATA:
  Total revenue...........................    $1,060,072          $864,377
  Income (loss) before income tax
   provision and minority interest........       (18,685)            8,532
  Net income (loss) applicable to common
   stockholders...........................    $  (11,338)         $    324
PER SHARE DATA:
  Net income (loss) per common share......    $    (0.11)         $   0.01
                                              ==========          ========
  Weighted average number of common shares
   and common share equivalents
   outstanding............................       107,547           108,178
                                              ==========          ========

--------

(1) The pro forma information does not purport to represent what Patriot's and PAHOC's combined financial position or Patriot's or PAHOC's results of operations actually would have been if the Merger (and the Wyndham Transactions, the Cal Jockey Merger, the GAH Acquisition, the CHCI Merger and certain other recent transactions) had in fact occurred on such date or at the beginning of the period presented, or to project the results of operations of Patriot or PAHOC for any future periods.

  If the interest rate increases by 0.25%, the resulting combined pro forma net income of Patriot and PAHOC would be $13,821 and $32,082, or $0.12 and $0.30 per Paired Share for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively.

                             PATRIOT AND PAHOC
        ADJUSTED FOR THE PATRIOT/IHC MERGER AND BUENA VISTA ACQUISITION

           SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

  The following tables set forth pro forma financial information for Patriot and PAHOC and should be read in conjunction with, and are qualified in their entirety by, the historical financial statements and notes thereto of Patriot, PAHOC, Old Patriot, Cal Jockey, Bay Meadows, IHC and Wyndham and the combined historical financial statements of the Crow Family Hotel Partnerships incorporated by reference into this Proxy Statement/Prospectus and the historical financial statements of WHG included elsewhere in this Proxy Statement/Prospectus. This information should also be read in conjunction with the pro forma financial statements and notes thereto located elsewhere in this Proxy Statement/Prospectus. The pro forma operating information is presented as if the Patriot/IHC Merger, the acquisition of an aggregate 95% ownership interest in the Buena Vista Palace Hotel (the "Buena Vista Acquisition"), the Merger, the Wyndham Transactions, the Cal Jockey Merger, the GAH Acquisition, the CHCI Merger and certain other recent transactions (which include (i) the sale of substantially all of the Cal Jockey land to an affiliate of PaineWebber; (ii) the leaseback of the land on which the Racecourse is situated from the PaineWebber affiliate to Patriot; (iii) the sublease of the Racecourse land and related improvements from Patriot to PAHOC; (iv) the leasing of certain land from Patriot to Borders, Inc.; (v) the acquisition of 23 hotels by Patriot (excluding the Park Shore Hotel and the Sheraton City Centre); (vi) the funding of $103,000 in mortgage notes to affiliates of CHC Lease Partners;
(vii) the replacement of the Old Line of Credit facility with the Revolving Credit Facility and the Term Loan; (viii) the acquisition of a participating note; (ix) consummation of the offering of 10,580 Paired Shares; (x) the leasing of 61 hotels to PAHOC (excluding the Sheraton City Centre and including the two hotels leased to Crow Hotel Lessee, Inc.) and (xi) the acquisition of 24 hotels, the private placement of equity securities and the public offering of common stock, which were consummated by Old Patriot during 1996) had occurred on January 1, 1996. The pro forma combined balance sheet data of Patriot and PAHOC is presented as if the Patriot/IHC Merger, the Buena Vista Acquisition, the Merger, the Wyndham Transactions, the CHCI Merger and certain other transactions, as described above, had occurred as of September 30, 1997.

                             PATRIOT AND PAHOC
        ADJUSTED FOR THE PATRIOT/IHC MERGER AND BUENA VISTA ACQUISITION

                SELECTED COMBINED PRO FORMA FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                       PRO FORMA(1)
                                           ------------------------------------
                                              YEAR ENDED     NINE MONTHS ENDED
                                           DECEMBER 31, 1996 SEPTEMBER 30, 1997
                                           ----------------- ------------------
                                              (UNAUDITED)       (UNAUDITED)
OPERATING DATA:
  Total revenue...........................    $1,887,086         $1,530,764
  Income (loss) before income tax
   provision and minority interests.......       (31,125)            34,534
  Net income (loss) applicable to common
   stockholders...........................    $  (40,809)        $   16,352
PER SHARE DATA:
  Net income (loss) per common Paired
   Share..................................    $    (0.30)        $     0.11
                                              ==========         ==========
  Weighted average number of common shares
   and common share equivalents
   outstanding............................       139,598            140,229
                                              ==========         ==========

                                                                 PRO FORMA(1)
                                                              ------------------
                                                              SEPTEMBER 30, 1997
                                                              ------------------
                                                                 (UNAUDITED)
BALANCE SHEET DATA:
  Investment in real estate and related improvements, net....     $4,560,435
  Total assets...............................................      6,186,728
  Total debt.................................................      2,828,325
  Minority interests in the Patriot Partnerships.............        266,940
  Stockholders' equity.......................................      2,647,154

(Note on following page)

                                  PATRIOT
        ADJUSTED FOR THE PATRIOT/IHC MERGER AND BUENA VISTA ACQUISITION

              SELECTED CONSOLIDATED PRO FORMA FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                       PRO FORMA(1)
                                           ------------------------------------
                                                                NINE MONTHS
                                              YEAR ENDED           ENDED
                                           DECEMBER 31, 1996 SEPTEMBER 30, 1997
                                           ----------------- ------------------
                                              (UNAUDITED)       (UNAUDITED)
OPERATING DATA:
  Total revenue...........................     $557,429           $472,678
  Income (loss) before income tax
   provision and minority interests.......      (22,750)            23,401
  Net income (loss) applicable to common
   stockholders...........................     $(28,795)          $ 15,976
PER SHARE DATA:
  Net income (loss) per common share......     $  (0.21)          $   0.11
                                               ========           ========
  Weighted average number of common shares
   and common share equivalents
   outstanding............................      139,598            140,229
                                               ========           ========

                                   PAHOC
        ADJUSTED FOR THE PATRIOT/IHC MERGER AND BUENA VISTA ACQUISITION

              SELECTED CONSOLIDATED PRO FORMA FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                       PRO FORMA(1)
                                           ------------------------------------
                                                                NINE MONTHS
                                              YEAR ENDED           ENDED
                                           DECEMBER 31, 1996 SEPTEMBER 30, 1997
                                           ----------------- ------------------
                                              (UNAUDITED)       (UNAUDITED)
OPERATING DATA:
  Total revenue...........................    $1,857,141         $1,501,402
  Income (loss) before income tax
   provision and minority interest........       (14,201)            11,175
  Net income (loss) applicable to common
   stockholders...........................    $  (12,014)        $      376
PER SHARE DATA:
  Net income (loss) per common share......    $    (0.09)        $     0.00
                                              ==========         ==========
  Weighted average number of common shares
   and common share equivalents
   outstanding............................       139,598            140,229
                                              ==========         ==========

--------

(1) The pro forma information does not purport to represent what Patriot's and PAHOC's combined financial position or Patriot's and PAHOC's results of operations actually would have been if the Patriot/IHC Merger and the Buena Vista Acquisition (and the Merger, the Wyndham Transactions, the Cal Jockey Merger, the GAH Acquisition, the CHCI Merger and certain other recent transactions) had in fact occurred on such date or at the beginning of the period presented, or to project the results of operations of Patriot and PAHOC for any future periods.

  If the interest rate increases by 0.25%, the resulting combined pro forma operating results of Patriot and PAHOC would be net loss of $45,145 , or $0.32 per Paired Share for the year ended December 31, 1996 and net income of $13,031, or $0.09 per Paired Share for the nine months ended September 30, 1997, respectively.

                        DISTRIBUTION AND DIVIDEND POLICY

  Old Patriot paid a regular quarterly dividend of $0.24 per share of Old Patriot Common Stock for each of the first three quarters of 1996 and a quarterly dividend of $0.2625 per share of Patriot Common Stock for the fourth quarter of 1996 and the first three quarters of 1997 (or Old Patriot prior to the Cal Jockey Merger). In addition, in connection with the Cal Jockey Merger, Old Patriot paid a special dividend of $0.06 per share on June 30, 1997. Patriot has announced that the quarterly dividend will be increased to $0.32 per share for the fourth quarter of 1997. Such dividend amounts represent dividends of $0.9825 per share for the full year of 1996 and $1.1075 per share (or $1.1675 per share including the special dividend) for the full year of 1997. The 22% increase in Patriot's dividend for the fourth quarter of 1997 represents an annualized dividend of $1.28 per share. Historically, PAHOC has not paid dividends.

  Distributions by Patriot to the extent of its current and accumulated earnings and profits for federal income tax purposes generally are taxable to stockholders as ordinary dividend income unless properly designated as capital gain dividends. Distributions in excess of current and accumulated earnings and profits are treated as a non-taxable reduction of the stockholder's basis in its shares of Patriot Common Stock to the extent thereof, and thereafter as taxable gain. Distributions that are treated as a reduction of the stockholder's basis in its shares of Patriot Common Stock will have the effect of deferring taxation until the sale of the stockholder's shares. Patriot has determined that, for federal income tax purposes, none of the $0.9825 and $0.8475 per share dividends paid by Patriot for 1996 and for the year to date for 1997, respectively, exceeded Patriot's earnings and profits. Given the dynamic nature of Patriot's acquisition strategy and the fact that any future acquisitions could alter this calculation, no assurances can be given regarding what percent of future distributions, if any, will constitute return of capital for federal income tax purposes.

  Distributions by Patriot will be at the discretion of the Patriot Board and will depend on the actual cash flow of Patriot, its financial condition, capital requirements, the annual distribution requirements under the REIT provisions of the Code and such other factors as the Patriot Board deems relevant. However, Patriot currently intends to maintain Patriot's quarterly distribution of $0.32 per share. See "Risk Factors--Patriot Tax Risks--Adverse Effects of REIT Minimum Distribution Requirements."

  For a discussion of the tax consequences on the payment of dividends by the Patriot Companies, see "Certain Federal Income Tax Considerations--Federal Income Taxation of Holders of Paired Shares."

                                 RISK FACTORS

  WHG Stockholders, in considering whether to approve the Merger, should consider, in addition to the other information in this Proxy
Statement/Prospectus, the matters discussed in this section.

  Any statements in this Proxy Statement/Prospectus, including the documents that are incorporated by reference as set forth in "Available Information" and "Incorporation of Documents by Reference," that are not strictly historical are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act. These statements include, among other things, statements regarding the intent, belief or expectations of the Patriot Companies and WHG and their respective directors and officers with respect to, as applicable, (i) the declaration or payment of distributions by the Patriot Companies, (ii) the consummation of the Merger,
(iii) the ownership, management and operation of hotels, (iv) potential acquisitions or dispositions by the Patriot Companies including the Other Transactions and the Other Hotel Acquisitions, (v) the policies of the Patriot Companies regarding investments, acquisitions, dispositions, financing, conflicts of interest and other matters, (vi) Patriot's qualification as a REIT under the Code, (vii) risks associated with the hotel industry and real estate markets in general, (viii) the availability of debt and equity financing, including the Term Loan, (ix) interest rates, (x) general economic conditions and (xi) trends affecting the Patriot Companies financial condition or results of operations. WHG Stockholders are cautioned that any such forward looking statements reflect the respective companies' good faith beliefs, they are not guarantees of future performance and involve known and unknown risks, and that actual results may differ materially from those in the forward looking statements as a result of various factors. The accompanying information contained or incorporated by reference in this Proxy Statement/Prospectus, including, without limitation, the information set forth below identify important factors that could cause such differences.

FAILURE TO MANAGE RAPID GROWTH AND INTEGRATE OPERATIONS FOLLOWING THE MERGER
 AND THE OTHER TRANSACTIONS

  The Patriot Companies currently are experiencing a period of rapid growth. Since the Initial Offering in October 1995, the Patriot Companies have consummated acquisitions of Cal Jockey and Bay Meadows, Carefree Resorts, Grand Heritage Hotels and Gencom, and have entered into definitive agreements relating to the acquisition of Wyndham, the Crow Assets, CHCI, WHG and IHC. Based upon the respective portfolios of the Patriot Companies, Wyndham and IHC at December 1, 1997, the Patriot Companies' aggregate rooms portfolio after giving effect to the Other Transactions will be approximately 103,000 rooms, representing an increase in the Patriot Companies' rooms portfolio of over 98,800 since Patriot's Initial Offering. Failure of the Patriot Companies to expand their operations to satisfy the needs of a rapidly growing asset base in a functionally and economically efficient manner, or the failure of the Patriot Companies to successfully integrate their operations with those being acquired could have a material adverse effect on the results of operations and financial condition of the Patriot Companies, and could result in the Patriot Companies' failure to recognize the anticipated benefits of these acquisitions.

SUBSTANTIAL DEBT OBLIGATIONS

  Subsequent to the consummation of the Merger and the Other Transactions, the Patriot Companies will have approximately $2.8 billion of pro forma combined total indebtedness (approximately $22.4 million attributable to the Merger) as compared to pro forma combined total indebtedness of the Patriot Companies, without giving effect to the Merger, the Patriot/IHC Merger and the Wyndham Transactions, of $790 million. The pro forma ratio of combined debt to total market capitalization of the Patriot Companies, assuming an aggregate indebtedness of approximately $2.8 billion, will be approximately 39.6%. The calculation of the pro forma ratio of combined debt to total market capitalization is based on the $28.50 closing price of the Paired Shares on the NYSE on December 12, 1997. The Patriot Companies also may borrow additional amounts from the same or other lenders in the future, may assume debt in connection with acquisitions or may issue corporate debt securities in public or private offerings. Substantially all of the Patriot Companies' combined debt bears interest at variable rates and Patriot currently expects that the Term Loan will bear interest at a variable rate.

  The interest rate of the Revolving Credit Facility bears interest at a variable rate based, in part, on the Patriot Companies' leverage ratio. The Patriot Companies anticipate that the Term Loan will bear interest on similar terms. Consequently, the incurrence of indebtedness in connection with the Patriot/IHC Merger, and the resulting increase in the Patriot Companies' leverage ratio, may result in increased interest expense under the Revolving Credit Facility and a higher interest rate on the Term Loan, if consummated. The Patriot Companies may issue additional equity securities in an attempt to lower their debt to market capitalization ratio.

  There can be no assurance that the Patriot Companies, following consummation of the Merger and the Other Transactions, will be able to meet their debt service obligations and, to the extent that they cannot, the Patriot Companies risk the loss of some or all of their assets, including their hotels, to foreclosure. Adverse economic conditions could cause the terms on which borrowing becomes available to be unfavorable. In such circumstances, if the Patriot Companies are in need of capital to repay indebtedness in accordance with its terms or otherwise, they could be required to liquidate one or more investments in properties at times which may not permit realization of the maximum return on such investments.

  The foregoing risks associated with debt obligations of the Patriot Companies may adversely affect the market price of the Paired Shares following the Merger and may inhibit the ability of the Patriot Companies to raise capital in both the public and private markets following the consummation of the Merger, and the Other Transactions.

DILUTION TO EARNINGS CAUSED BY ACQUISITION OF WYNDHAM AND IHC

  If and when consummated, the Wyndham Transactions and the Patriot/IHC Merger will have a dilutive effect on the Patriot Companies on net income per share on a pro forma combined basis for the year ended December 31, 1996 and the nine months ended September 30, 1997. The Unaudited Pro Forma Financial Statements contained herein illustrate the effect of the Wyndham Transactions and the Patriot/IHC Merger on the net income per Paired Share for the year ended December 31, 1996 and the nine months ended September 30, 1997. On a pro forma combined basis (post-Patriot/IHC Merger) for the Patriot Companies (which also assumes consummation of the Patriot/IHC Merger and the Buena Vista Acquisition, the Merger, the Wyndham Transactions, the CHCI Merger and other transactions), net loss per Paired Share is $0.30 for the year ended December 31, 1996 and net income per Paired Share is $0.11 for the nine months ended September 30, 1997, as compared to net income per Paired Share of $0.12 and $0.28 for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively, on a pro forma combined basis for the Patriot Companies without giving effect to the Merger, the Wyndham Transactions, the Patriot/IHC Merger and the Buena Vista Acquisition. See "Unaudited Pro Forma Financial Statements."

FINANCING

  In order to satisfy certain requirements resulting from the Patriot/IHC Merger and to finance in part the Patriot/IHC Merger, the Patriot Companies are exploring alternative means by which to obtain additional financing prior to the effective time of the Patriot/IHC Merger. Such financing may consist of public or private equity or debt, or a combination thereof. While the Patriot Companies have received "highly confident" letters from both PaineWebber Real Estate and Chase with respect to financing the cash portion of the Patriot/IHC Merger consideration, no assurance can be given that the Patriot Companies will successfully obtain the financing necessary to consummate the Patriot/IHC Merger, or if obtained, as to the terms and conditions of any such financing.

POTENTIAL CONFLICTS OF INTEREST BETWEEN PATRIOT AND PAHOC

  Patriot and PAHOC are separate corporate entities with separate Boards of Directors. A majority of the directors of each of Patriot and PAHOC do not serve as directors or officers of the other company. In addition,

Patriot and PAHOC generally have different employees, separate creditors and are subject to different state law licensing and regulatory requirements. As a result, the interests of the Board of Directors of each company may conflict, and such conflicts may possibly rise to disputes between the companies. No assurance can be given that conflicts will not arise between the companies or that such conflicts will not have a material adverse effect on the results of operations and financial condition of Patriot and PAHOC. Patriot and PAHOC currently have the same Chief Executive Officer and Chief Financial Officer (moreover, if the Wyndham Merger becomes effective PAHOC will have a new Chairman of the Board and Chief Executive Officer; See "The Companies--The Patriot Companies") as well as two of the same directors. The Patriot Companies believe this overlap in management will help decrease the possibility of disagreements between the two companies.

  Patriot and PAHOC will be entering into the Cooperation Agreement and, when and if the Wyndham Merger becomes effective, will have several of the same directors, which Patriot and PAHOC believe will help decrease the possibility of disagreements between Patriot and PAHOC. See "Description of the Patriot Companies' Capital Stock--Effect of Other Transactions--The Cooperation Agreement." No assurance can be given, however, that the interests of the officers and/or directors of one company will not conflict with their interests as officers and/or directors of the other company or that their actions as officers and/or directors of one company will not adversely affect the interests of the other company. In addition, no assurance can be given that conflicts will not arise between the companies or that such conflicts will not have a material adverse effect on the results of operations and financial condition of Patriot and PAHOC.

POTENTIAL CONFLICTS OF INTEREST OF CERTAIN OFFICERS, DIRECTORS AND WHG STOCKHOLDERS

  In considering the recommendation of the WHG Board to approve the Merger Agreement and the transactions contemplated thereby, WHG Stockholders should be aware that certain members of WHG Senior Management have certain interests in, and will receive benefits as a consequence of, the Merger that involve certain potential and actual conflicts of interests. See "The Merger-- Interests of Certain Officers, Directors and WHG Stockholders" and "-- Background of the Merger."

PATRIOT TAX RISKS

 Dependence on Qualification as a REIT

  Patriot has operated, and following the Merger, Patriot will operate, in a manner designed to permit it to qualify as a REIT for federal income tax purposes, but no assurance can be given that Patriot has operated or will be able to continue to operate in a manner as to so qualify or remain so qualified. Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial or administrative interpretations. The complexity of these provisions is greater in the case of a REIT that owns hotels and leases them to an operating company with which its stock is paired. Qualification as a REIT also involves the determination of various factual matters and circumstances not entirely within Patriot's control. In addition, Patriot's ability to qualify as a REIT is dependent upon its continued exemption from the anti- pairing rules of Section 269B(a)(3) of the Code. Section 269B(a)(3) of the Code would ordinarily prevent a corporation from qualifying as a REIT if its stock is paired with the stock of a corporation whose activities are inconsistent with REIT status, such as PAHOC. The "grandfathering" rules governing Section 269B generally provide, however, that Section 269B(a)(3) does not apply to a paired REIT if the REIT and its paired operating company were paired on June 30, 1983. There are, however, no judicial or administrative authorities interpreting this "grandfathering" rule in the context of a merger or otherwise. Moreover, if for any reason Cal Jockey failed to qualify as a REIT in 1983, the benefit of the "grandfathering" rule would not be available to Patriot, in which case Patriot would not qualify as a REIT for any taxable year. On November 5, 1997, Representative William Archer, Chairman of the Ways and Means Committee of the House of Representatives, publicly announced that he plans to review this "grandfathering" rule. While Representative Archer stated that he does not plan to eliminate the "grandfathering" rule, no assurance can be given that new legislation, new regulations, administrative interpretations or court decisions will not change the tax laws with respect to qualification as a REIT (including the "grandfathering" rules of Section
269B) or the federal income tax consequences of such qualification. Qualification of Patriot as a REIT also generally depends on the REIT qualification of Old Patriot for periods prior to the Cal Jockey Merger.

  If Patriot fails to qualify as a REIT, Patriot will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at corporate rates. In addition, unless entitled to relief under certain statutory provisions and subject to the discussion above regarding the impact if Patriot failed to qualify as a REIT in 1983, Patriot also will be disqualified from re-electing REIT status for the four taxable years following the year during which qualification is lost. Failure to qualify as a REIT would reduce the net earnings of Patriot available for distribution to stockholders because of the additional tax liability to Patriot for the year or years involved. In addition, distributions would no longer be required to be made. To the extent that distributions to stockholders would have been made in anticipation of Patriot's qualifying as a REIT, Patriot might be required to borrow funds or to liquidate certain of its investments to pay the applicable tax. The failure to qualify as a REIT would also constitute a default under certain debt obligations of Patriot.

 Adverse Effects of REIT Minimum Distribution Requirements

  In order to qualify as a REIT, Patriot is generally required each year to distribute to its stockholders at least 95% of its taxable income (excluding any net capital gain). In addition, if Patriot disposes of assets acquired from a taxable corporation (such as Wyndham or IHC) in a tax-free merger during the ten-year period following such merger, Patriot will be required to distribute at least 95% of the amount of any "built-in gain" attributable to such assets that Patriot recognizes in the disposition, less the amount of any tax paid with respect to such recognized built-in gain. See "Certain Federal Income Tax Considerations--REIT Qualification--Built-In Gain Tax." In addition, Patriot generally is subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year are less than the sum of (i) 85% of its ordinary income for that year, (ii) 95% of its capital gain net income for that year, and (iii) 100% of its undistributed income from prior years.

  Patriot intends to make distributions to its stockholders to comply with the 95% distribution requirement and to avoid the nondeductible excise tax. Differences in timing between the recognition of taxable income and the receipt of cash available for distribution and the seasonality of the hotel industry could require Patriot to borrow funds on a short-term basis to meet the 95% distribution requirement and to avoid the nondeductible excise tax.

  Distributions by the Patriot Companies are determined by their respective Boards of Directors and depend on a number of factors, including the amount of cash available for distribution, financial condition, any decision by either Board of Directors to reinvest funds rather than to distribute such funds, capital expenditures, the annual distribution requirements under the REIT provisions of the Code (in the case of Patriot) and such other factors as either Board of Directors deems relevant. For federal income tax purposes, distributions paid to stockholders may consist of ordinary income, capital gains (in the case of Patriot), nontaxable return of capital, or a combination thereof. The Patriot Companies will provide stockholders with annual statements as to the taxability of distributions.

PATRIOT'S DEPENDENCE ON LESSEES AND PAYMENTS UNDER THE PARTICIPATING LEASES

  Patriot leases substantially all of its existing hotels, including those hotels leased to PAHOC, to the Lessees pursuant to separate Participating Leases. Patriot's ability to make distributions to stockholders depends primarily upon the ability of the Lessees to make rent payments under the Participating Leases (which ability in turn is dependent primarily on the Lessees' ability to generate sufficient revenues from those hotels which are leased to them). A failure or delay to make such payments may be caused by reductions in revenue from such hotels or in the net operating income of the Lessees or otherwise. Any failure or delay by the Lessees in making rent payments may adversely affect Patriot's ability to make distributions to stockholders.

HOTEL INDUSTRY RISKS

 Operating Risks

  The primary businesses of the Patriot Companies are buying, selling, leasing and managing hotels which are subject to operating risks common to the hotel industry. These risks include, among other things, (i) competition for guests from other hotels, a number of which may have greater marketing and financial resources and experience than the Patriot Companies and the Lessees, (ii) increases in operating costs due to inflation and other factors, which increases may not have been offset in past years, and may not be offset in future years, by increased room rates, (iii) dependence on business and commercial travelers and tourism, which business may fluctuate and be seasonal, (iv) increases in energy costs and other expenses of travel, which may deter travelers and (v) adverse effects of general and local economic conditions. These factors could adversely affect the ability of the Lessees or PAHOC following the Merger to generate revenues and to make lease payments to Patriot and therefore Patriot's ability to make distributions to stockholders.

  The Patriot Companies are also subject to the risk that in connection with the acquisition of hotels and hotel operating companies it may not be possible to transfer certain operating licenses, such as food and beverage licenses, to the Lessees, the Operators or PAHOC, or to obtain new licenses in a timely manner in the event such licenses cannot be transferred. Although hotels can provide alcoholic beverages under interim licenses or licenses obtained prior to the acquisition of these hotels, there can be no assurance that these licenses will remain in effect until Patriot or PAHOC obtains new licenses or that new licenses will be obtained. The failure to have alcoholic beverages licenses or other operating licenses could adversely affect the ability of the affected Lessees or Operators to generate revenues and make lease payments to Patriot.

 Operating Costs and Capital Expenditures; Hotel Renovations

  Hotels, in general, have an ongoing need for renovations and other capital improvements, particularly in older structures, including periodic replacement or refurbishment of F, F & E. Under the terms of the Participating Leases, Patriot is obligated to establish a reserve to pay the cost of certain capital expenditures at its hotels and pay for periodic replacement or refurbishment of F, F & E. If capital expenditures exceed PAHOC's expectations, the additional cost could have an adverse effect on PAHOC's cash available for distribution. In addition, the Patriot Companies may acquire hotels where significant renovation is either required or desirable. Renovation of hotels involves certain risks, including the possibility of environmental problems, construction cost overruns and delays, uncertainties as to market demand or deterioration in market demand after commencement of renovation and the emergence of unanticipated competition from other hotels.

 Competition for Hotel Acquisition Opportunities

  The Patriot Companies may be competing for investment opportunities with entities that have substantially greater financial resources. These entities may generally be able to accept more risk than the Patriot Companies can prudently manage, including risks with respect to the creditworthiness of a hotel operator or the geographic proximity of its investments. Competition may generally reduce the number of suitable investment opportunities offered to the Patriot Companies and increase the bargaining power of property owners seeking to sell.

  Additionally, the Patriot Companies' ability to acquire additional hotels could be negatively impacted by the paired share ownership structure and the Wyndham Merger because hotel management companies, franchisees and others who historically approached Patriot with acquisition opportunities in hopes of establishing lessee or management relationships may not do so in the future knowing that Patriot will rely primarily on PAHOC or Wyndham to lease and/or manage the acquired properties. Such persons may instead provide such acquisition opportunities to hotel companies that will allow them to manage the properties following the sale. This could have a negative impact on the Patriot Companies' acquisition activities in the future.

 Seasonality

  The hotel industry is seasonal in nature. Revenues at certain hotels are greater in the first and second quarters of a calendar year and at other hotels in the second and third quarters of a calendar year. Seasonal variations in revenue at hotels may cause quarterly fluctuations in the operating revenues of PAHOC and Wyndham and the lease revenues of Patriot.

REAL ESTATE INVESTMENT RISKS

 General Risks

  Patriot Companies' investments are subject to varying degrees of risk generally incident to the ownership of real property. The underlying value of Patriot Companies' real estate investments and Patriot Companies' income and ability to make distributions to its stockholders will be dependent upon the ability of the Lessees and the Operators to operate Patriot Companies' hotels in a manner sufficient to maintain or increase revenues and to generate sufficient income in excess of operating expenses to make rent payments under their leases with Patriot Companies. Income from Patriot Companies' hotels may be adversely affected by changes in national economic conditions, changes in local market conditions due to changes in general or local economic conditions and neighborhood characteristics, changes in interest rates and in the availability, cost and terms of mortgage funds, the impact of present or future environmental legislation and compliance with environmental laws, the ongoing need for capital improvements, particularly in older structures, changes in real estate tax rates and other operating expenses, adverse changes in governmental rules and fiscal policies, adverse changes in zoning laws, civil unrest, acts of God, including earthquakes, hurricanes and other natural disasters (which may result in uninsured losses), acts of war and other factors which are beyond the control of the Patriot Companies.

 Value and Illiquidity of Real Estate

  Real estate investments are relatively illiquid. The ability of the Patriot Companies to vary their portfolio in response to changes in economic and other conditions will therefore be limited. If the Patriot Companies must sell an investment, there can be no assurance that the Patriot Companies will be able to dispose of it in the time period they desire or that the sales price of any investment will recoup or exceed the amount of the Patriot Companies' investment.

 Property Taxes

  The Patriot Companies' hotels and the Racecourse are subject to real property taxes. The real property taxes on hotel properties as well as the Racecourse in which Patriot invests may increase or decrease as property tax rates change and as the value of the properties are assessed or reassessed by taxing authorities. Additionally, as a result of the Wyndham Merger, certain of Patriot's properties may be subject to reappraisal or reassessment. If property taxes increase as a result of such reappraisals or reassessments, the Patriot Companies' ability to make distributions to its stockholders could be adversely affected.

 Consents of Ground Lessor Required for Sale of Certain Hotels

  Certain of Patriot's hotels and the Racecourse are subject to ground leases with third party lessors. In addition, Patriot may acquire hotels in the future that are subject to ground leases. Any proposed sale of a property that is subject to a ground lease by Patriot or any proposed assignment of Patriot's leasehold interest in the ground lease may require the consent of third party lessors. As a result, Patriot may not be able to sell, assign, transfer or convey its interest in any such property in the future absent the consent of such third parties, even if such transaction may be in the best interests of the stockholders.

 Environmental Matters

  The operating costs of the Patriot Companies may be affected by the obligation to pay for the cost of complying with existing environmental laws, ordinances and regulations, as well as the cost of complying with future legislation. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under, or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In addition, the presence of hazardous or toxic substances, or the failure to remediate such property properly, may adversely affect the owner's ability to borrow by using such real property as collateral. Persons who arrange for the transportation, disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of such substances at the disposal or treatment facility, whether or not such facility is or ever was owned or operated by such person. Certain environmental laws and common law principles could be used to impose liability for releases of hazardous materials, including ACMs, into the environment, and third parties may seek recovery from owners or operators of real properties for personal injury associated with exposure to released ACMs or other hazardous materials. Environmental laws may also impose restrictions on the manner in which a property may be used or transferred or in which businesses may be operated, and these restrictions may require expenditures. In connection with the ownership and operation of any of Patriot's hotels and the Racecourse, the Patriot Companies, the Lessees or the Operators may be potentially liable for any such costs. The cost of defending against claims of liability or remediating contaminated property and the cost of complying with environmental laws could materially adversely affect Patriot's results of operations and financial condition. Phase I ESAs have been conducted at all of Patriot's hotels and the Racecourse by qualified independent environmental engineers. The purpose of Phase I ESAs is to identify potential sources of contamination for which any of Patriot's hotels or the Racecourse may be responsible and to assess the status of environmental regulatory compliance. The ESAs have not revealed any environmental liability or compliance concerns that Patriot believes would have a material adverse effect on its business, assets, results of operations or liquidity, nor is Patriot aware of any such liability or concerns. Nevertheless, it is possible that these ESAs did not reveal all environmental liabilities or compliance concerns or that material environmental liabilities or compliance concerns exist of which Patriot is currently unaware. Patriot has not been notified by any governmental authority, and has no other knowledge of, any material noncompliance, liability or claim relating to hazardous or toxic substances or other environmental substances in connection with any of Patriot's hotels or the Racecourse.

 Compliance with Americans with Disabilities Act

  Under the ADA, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. A determination that the Patriot Companies, Wyndham, IHC or WHG is not in compliance with the ADA could result in the imposition of fines or an award of damages to private litigants. If the Patriot Companies were required to make modifications to comply with the ADA, the ability of the Patriot Companies to make expected distributions to their stockholders could be adversely affected.

 Uninsured and Underinsured Losses

  Each of the Participating Leases specifies comprehensive insurance to be maintained on each of the applicable leased hotels, including liability, fire and extended coverage. Patriot believes such specified coverage is of the type and amount customarily obtained for or by an owner of hotels. Leases for subsequently acquired hotels will contain similar provisions. However, there are certain types of losses, generally of a catastrophic nature, such as earthquakes and floods, that may be uninsurable or not economically insurable. The Boards of Directors and management of each of the Patriot Companies will use their discretion in determining amounts, coverage limits and deductibility provisions of insurance, with a view to maintaining appropriate insurance coverage on the investments of Patriot, at a reasonable cost and on suitable terms. This may result in insurance coverage that, in the event of a substantial loss, would not be sufficient to pay the full current market value or current replacement cost of the lost investment of Patriot. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it infeasible to use insurance proceeds to replace the property after such property has been damaged or destroyed. Under such circumstances, the insurance proceeds received by Patriot might not be adequate to restore its economic position with respect to such property.

 Acquisition and Development Risks

  The Patriot Companies currently intend to pursue acquisitions of additional hotels and hotel operating companies and, under appropriate circumstances, may pursue development opportunities. Acquisitions entail risks that such acquired hotels or hotel operating companies will fail to perform in accordance with expectations and that estimates of the cost of improvements necessary to market, acquire and operate properties will prove inaccurate as well as general risks associated with any new real estate or operating company acquisition. In addition, hotel development is subject to numerous risks, including risks of construction delays or cost overruns that may increase project costs, new project commencement risks such as receipt of zoning, occupancy and other required governmental approvals and permits and the incurrence of development costs in connection with projects that are not pursued to completion. The fact that Patriot generally is required to distribute 95% of its ordinary taxable income in order to maintain its qualification as a REIT may limit Patriot's ability to rely upon lease income from its hotels or subsequently acquired properties to finance acquisitions or new developments. As a result, if debt or equity financing were not available on acceptable terms, further acquisitions or development activities might be curtailed or Patriot's cash available for distribution might be adversely affected.

DEPENDENCE ON MANAGEMENT CONTRACTS

  Management contracts are acquired, terminated, renegotiated or converted to franchise agreements in the ordinary course of Wyndham's business. As of November 3, 1997, Wyndham managed approximately 45 hotels (including the Wyndham WindWatch hotel owned by Patriot) pursuant to management agreements with various parties. While the average remaining term of Wyndham's management contracts for Wyndham brand hotels as of December 31, 1996 was approximately 14 years (including renewals that Wyndham may elect to exercise), these management contracts generally may be terminated by the owner of the hotel property if Wyndham fails to meet certain performance standards, if the property is sold to a third-party, if the property owner defaults on indebtedness encumbering the property and/or upon a foreclosure of the property. Other grounds for termination of Wyndham's upscale hotel management contracts include a hotel owner's election to close a hotel and certain business combinations involving Wyndham in which the Wyndham name or current management team does not survive.

  There can be no assurance that following consummation of the Wyndham Merger, the Patriot Companies will be able to replace terminated management contracts or that the terms of renegotiated or converted contracts will be as favorable as the terms that existed before such renegotiation or conversion. The Patriot Companies also will be subject to the risk of deterioration in the financial condition of a hotel owner and such owner's ability to pay management fees to the Patriot Companies. In addition, in certain circumstances, the Patriot Companies may be required to make loans to or capital investments or advances in hotel properties in connection with management contracts. A material deterioration in the operating results of one or more of these hotel properties and/or a loss of the related management contracts could adversely affect the value of the Patriot Companies' investment in such hotel properties.

POSSIBLE ADVERSE EFFECTS OF FAILURE TO CONSUMMATE THE OTHER TRANSACTIONS

  The consummation of the Wyndham Transactions is subject to, among other things, regulatory approval and the approval of the stockholders of Wyndham, Patriot and PAHOC. The consummation of the CHCI Merger is subject to, among other things, regulatory approval and the approval of the stockholders of CHCI. The consummation of the Patriot/IHC Merger is subject to, among other things, regulatory approval and the approval of the stockholders of IHC, Patriot and PAHOC. No assurance can be given that the Other Transactions will be consummated. If the Other Transactions are not consummated, the Patriot Companies will not acquire (i) Wyndham's portfolio of hotels, management and franchise agreements or proprietary brand names, (ii) CHCI's hospitality-related businesses or proprietary brand names or (iii) IHC's portfolio of owned or managed hotels.

RISKS OF OPERATING HOTELS UNDER FRANCHISE OR BRAND AFFILIATIONS

  As of December 12, 1997, 78 of Patriot's hotels were operated under franchise or brand affiliations. In addition, hotels in which Patriot subsequently invests may be operated pursuant to franchise or brand affiliations. The continuation of the franchise licenses relating to the franchised hotels (the "Franchise Licenses") is subject to specified operating standards and other terms and conditions. The continued use of a brand is generally contingent upon the continuation of the management agreement related to that hotel with the branded Operator. Franchisors typically inspect licensed properties periodically to confirm adherence to operating standards. Action on the part of any of the Patriot Companies, the Lessees or the Operators could result in a breach of such standards or other terms and conditions of the Franchise Licenses and could result in the loss or cancellation of a Franchise License. It is possible that a franchisor could condition the continuation of a Franchise License on the completion of capital improvements which the Patriot Board determines are too expensive or otherwise unwarranted in light of general economic conditions or the operating results or prospects of the affected hotel. In that event, the Patriot Board may elect to allow the Franchise License to lapse which could under certain circumstance result in Patriot incurring significant costs for terminating such Franchise License. In any case, if a franchise or brand affiliation is terminated, Patriot and the Lessee may seek to obtain a suitable replacement franchise or brand affiliation, or to operate the hotel independent of a franchise or brand affiliation. The loss of a franchise or brand affiliation could have a material adverse effect upon the operations or the underlying value of the hotel covered by the franchise or brand affiliation because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor or brand owner.

  IHC's hotel portfolio consists of owned, leased and managed hotels and hotels subject to service agreements. IHC operates its hotels under a variety of brand names subject to franchise agreements (the "Franchise Agreements") with the owners of the brands (the "Brand Owners"). Following the Patriot/IHC Merger, the Patriot Companies intend to convert a number of the hotels in IHC's owned portfolio to the Wyndham brand. The ability of the Patriot Companies to convert such hotels to the Wyndham brand will be subject to the conditions of the Franchise Agreements, and the termination of such agreements prior to the expiration of their respective terms will generally require the consent of the Brand Owner and/or the payment of certain termination penalties. In addition, any such consent, if obtained, may require the Patriot Companies to pay additional consideration to the Brand Owner. Although the Patriot Companies believe that the Marriott Letter of Intent will facilitate the conversion of a number of IHC owned hotels to the Wyndham brand, the Marriott Letter of Intent is non-binding and therefore no assurances can be given that the Marriott franchise agreements will be terminated. Failure of the Patriot Companies to successfully convert IHC hotels to the Wyndham brand, or to convert such hotels in a cost effective manner, could result in the failure of the Patriot Companies to recognize certain of the anticipated strategic and economic benefits of the Patriot/IHC Merger including, without limitation, the achievement of greater brand awareness with respect to the Wyndham brand and the economic benefits to the holders of Paired Shares resulting from the ownership of the Wyndham brand.

  The terms of agreements governing the relationships between IHC and certain third parties require the consent of such third parties in the event of a transaction involving a change of control of IHC or similar event affecting IHC. If such consents are not obtained prior to or in connection with the consummation of the Patriot/IHC Merger, the Patriot Companies may be required to pay termination or other fees to such third parties as a result of consummation of the Patriot/IHC Merger. No assurance can be given that the Patriot Companies will successfully obtain required third party consents in connection with the Patriot/IHC Merger or that the Patriot Companies will not incur significant expenses whether or not such consents are obtained.

LACK OF CONTROL OVER OPERATIONS OF CERTAIN HOTELS LEASED OR MANAGED BY THIRD PARTIES

  Patriot relies on the ability of PAHOC, the Lessees and the Operators to manage the operations of hotels that are leased or operated by them. Under the terms of the Participating Leases, Patriot has the authority to review annual budgets for the hotels which are leased to PAHOC or the Lessees and to approve certain items. However, Patriot is unable to directly implement strategic business decisions with respect to the setting of room rates, repositioning of a franchise, redevelopment of food and beverage operations and certain similar decisions with respect to such hotels.

STOCK PRICE FLUCTUATIONS

  The relative stock prices of shares of the Paired Shares and the shares of WHG Common Stock at the Effective Time may vary significantly from the prices as of the date of execution of the Merger Agreement, the date hereof or the date on which WHG Stockholders vote on the Merger Agreement and the transactions contemplated thereby, due to changes in the business, operations and prospects of Patriot, PAHOC and/or WHG, market assessments of the likelihood that the Merger will be consummated and the timing thereof, general market and economic conditions and other factors such as market perception of paired share stocks, REIT stocks, hotel stocks and REIT hotel stocks generally. There can be no assurance that the price of shares of the Paired Shares and/or the shares of WHG Common Stock will not decline between the date of this Proxy Statement/Prospectus and the Effective Time.

CONFLICTS IN CERTAIN HOTEL MARKETS

  Patriot, IHC and Wyndham currently own or operate hotels that are in the same local market. In a number of cases, such hotels are in direct competition for guests, with the result that the ability of Patriot and PAHOC to maximize results of operations in certain markets may be limited. Further, consummation of the Other Transactions may result in Patriot, IHC or Wyndham being in breach of noncompetition covenants contained in certain agreements relating to such hotels, unless consents are obtained from the other parties to such agreements. No assurance can be given that all of such consents can be obtained or, if they are not obtained, that the consequences of such failure would not be material.

HORSE RACING INDUSTRY RISKS

  PAHOC's pari-mutuel wagering operations are contingent upon the continued governmental acceptance of such operations as forms of legalized gambling. As a form of gambling, pari-mutuel wagering is subject to extensive licensing and regulatory control by the California Horse Racing Board (the "CHRB") and other California authorities. These regulatory authorities have broad powers with respect to the licensing of gaming operations, and may revoke, suspend, condition or limit the gaming operations of PAHOC. The CHRB also has the discretion to limit the number of days and dates on which PAHOC may conduct live horse racing. No assurance can be given as to how many, or which, horse racing days the CHRB will allocate to PAHOC in the future, nor can there be any assurance that an issued license will not be modified or revoked. Any change in the CHRB regulations or how many, or which, horse racing days are allocated to PAHOC could have a material adverse effect on PAHOC's financial condition and results of operations.

  PAHOC manages the Racecourse's horse racing operations, an area in which Old Patriot had no experience prior to the Cal Jockey Merger. Although PAHOC has retained certain members of Bay Meadows' former management and personnel to continue to manage these horse racing operations, there can be no assurance that PAHOC will be able to continue to employ said management and personnel. Failure to retain such management and personnel could have a material adverse effect on the results of operations and financial condition of PAHOC.

CASINO GAMING REGULATION

  The ownership and operation of casinos in Puerto Rico and elsewhere is heavily regulated. The El San Juan, the Condado Plaza and WHGI, on behalf of the El Conquistador, were each granted a casino franchise as an owner of the casinos that they currently operate and certain of their employees must be licensed to work in the casinos. Each casino is required to renew its casino franchise quarterly; and, unless a change of ownership of a franchisee has occurred or regulators have reason to believe that reinvestigation of the franchisees is necessary, renewal is generally automatic. Although WHG has no reason to believe that any of the current casino franchises will not be renewed, there can be no assurance of such renewal.

RISKS ASSOCIATED WITH THE PATRIOT COMPANIES' HIGHER PROPORTION OF OWNED
PROPERTIES

  Following the Merger, WHG Stockholders will continue to be subject to the risks associated with substantial capital investment in a hotel portfolio, including interest rate fluctuations, changes in hotel property taxes, liabilities specifically related to property ownership (including environmental liabilities), losses in property value and investment illiquidity. In addition, in the event of poor hotel operating performance, the negative impact upon a hotel portfolio with a high percentage of owned properties tends to be greater than the negative impact upon a hotel portfolio with a high percentage of managed and leased hotels.


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

COMPARISON OF STOCKHOLDERS' RIGHTS

  The rights of the stockholders of PAHOC currently are governed by the DGCL, the PAHOC Charter, and the PAHOC Bylaws, the rights of Patriot stockholders currently are governed by the DGCL, the Patriot Charter and the Patriot Bylaws, and the rights of the WHG Stockholders currently are governed by the DGCL, the WHG Charter and the WHG Bylaws. At the Effective Time, WHG Stockholders will become stockholders of Patriot and PAHOC, each a Delaware corporation, and their rights as stockholders of Patriot and PAHOC will thereafter be governed by the DGCL, the Patriot Charters, the Patriot Bylaws and the PAHOC Bylaws and, assuming the Wyndham Merger becomes effective by then, the provisions of the Restated Charters and the Restated Bylaws. In considering the recommendation of the WHG Board to approve the Merger Agreement and the transactions contemplated thereby, WHG Stockholders should be aware that following the Merger their rights as stockholders of Patriot and PAHOC under the provisions of the Patriot Charters and the Patriot Bylaws and PAHOC Bylaws, in the event the Wyndham Merger is not consummated, or the Restated Charters and the Restated Bylaws, in the event the Wyndham Merger becomes effective, will differ in certain respects from the existing rights of the WHG Stockholders under the WHG Charter and the WHG Bylaws. WHG Stockholders should carefully read the Patriot Charters, the Patriot Bylaws, the PAHOC Bylaws and the Restated Charters, which have been filed as exhibits to the Registration Statement of which this Proxy Statement/Prospectus forms a part. See "Description of the Patriot Companies Capital Stock" and "Comparison of Stockholders' Rights."

POSSIBLE ADVERSE EFFECTS ON MARKET PRICE OF PAIRED SHARES ARISING FROM SHARES AVAILABLE FOR FUTURE SALE

  No prediction can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price of the Paired Shares following the Merger and the Other Transactions if and when they are consummated. Sales of substantial amounts of Paired Shares (including Paired Shares issued in connection with outstanding stock options or the exchange or sale of OP Units of the Patriot Partnerships) or the perception that such sales could occur, could adversely affect the prevailing market price for Paired Shares. With the exception of the Paired Shares issued to affiliates of WHG in connection with the Merger, all of the Paired Shares to be issued to WHG Stockholders in connection with the Merger will be freely transferable, subject, in the case of Mr. Nicastro, to the Voting and Option Agreement and subject, in the case of the NAI Group, to certain volume limitations.

  In addition, certain outstanding options to purchase WHG Common Stock held by officers, directors and employees of WHG or WHGI will be converted into options to purchase an aggregate of 268,128 Paired Shares, assuming an Exchange Ratio of 0.784 (which is subject to adjustment, as described under "The Merger--Merger Consideration"). The Paired Shares underlying these options will be registered under the Securities Act following the Merger.

ADVERSE EFFECT OF INCREASE IN MARKET INTEREST RATES ON PRICE OF PAIRED SHARES

  One of the factors that may influence the price of the Paired Shares in public trading markets will be the annual yield from distributions by Patriot on the Paired Shares as compared to yields on certain financial instruments. An increase in market interest rates will result in higher yields on certain financial instruments, which could adversely affect the market price of the Paired Shares.

                                 THE COMPANIES

THE PATRIOT COMPANIES

 General

  As a result of the Cal Jockey Merger, Patriot became one of two hotel REITs with a paired share ownership structure. This paired share ownership structure permits Patriot to lease certain of its existing hotels, as well as newly-acquired hotels, to PAHOC, thereby retaining for the Patriot Companies' stockholders the economic benefits of both the lease payments received by Patriot and the operating profits realized by PAHOC, while maintaining the tax benefits of Patriot's status as a REIT under the Code. The paired share ownership structure also facilitates the Patriot Companies' acquisition and development of hotel management and franchise businesses, operations which Patriot would have difficulty pursuing within a traditional REIT structure. In connection with the Cal Jockey Merger, Bay Meadows formed the PAHOC Partnership into which Bay Meadows contributed its assets in exchange for partnership units ("OP Units") of this partnership, and Cal Jockey contributed certain of its assets to the Patriot Partnership in exchange for OP Units of this partnership. Since the Cal Jockey Merger, substantially all of the operations of Patriot and PAHOC have been conducted through the Patriot Partnership and the PAHOC Partnership, respectively, and their subsidiaries and affiliates (collectively, "the Patriot Partnerships") As of December 3, 1997, Patriot holds an approximate 85% limited partnership interest and the sole 1% general partnership interest in the Patriot Partnership and PAHOC holds an approximate 83.6% limited partnership interest and the sole 1% general partnership interest in the PAHOC Partnership. Patriot conducts substantially all of its business and operations through the Patriot Partnership, and subsidiaries of the partnership and other entities which it directly or indirectly controls, and PAHOC conducts substantially all of its business and operations through the PAHOC Partnership, and subsidiaries of the partnership and other entities which it directly or indirectly controls.

  As of December 12, 1997, the Patriot Partnership had issued 1,324,804 REIT OP Preferred Units. The REIT OP Preferred Units pay distributions equal to 103% of the current annual dividend paid on the outstanding Patriot Common Stock, subject to increase or decrease by the dollar amount of any increase or decrease in the dividend paid on the Patriot Common Stock. In addition, if, for any taxable year of the Patriot Partnership ending on or before December 31, 1998, that portion of the REIT OP Preferred Unit holder's distributive share of Patriot Partnership taxable income which consists of "unrelated business taxable income" as defined in section 512(a)(1) of the Code ("UBTI") exceeds 20% (any such excess, the "Excess UBTI"), then the REIT OP Preferred Unit holder will be entitled to an additional distribution from the Patriot Partnership with respect to such taxable year equal to the product of (i) the Excess UBTI multiplied by (ii) the federal tax rate applicable to the Excess UBTI (the "UBTI Adjuster"). Prior to the third anniversary of issuance, the REIT OP Preferred Units generally are not and will not be convertible into Patriot Common Stock, except under certain limited circumstances. On or after the third anniversary of issuance, the holders may exchange one REIT OP Preferred Unit for one Paired Share, subject to adjustment and to an ownership limitation of 4.9% of all outstanding Patriot Common Stock. After the tenth anniversary of issuance, Patriot may exchange the REIT OP Preferred Units for Paired Shares. The foregoing exchange rights are in lieu of the conversion rights in the Patriot Partnership Agreement, which are not applicable to the REIT OP Preferred Units, with the exception of the anti-dilution provisions.

  As of December 12, 1997, the PAHOC Partnership had issued 2,733,458 Operating Company OP Preferred Units. The Operating Company OP Preferred Units pay preferred distributions equal to the amount of dividends paid per share on the Patriot Common Stock. Pursuant to a redemption rights agreement with PAHOC, each Operating Company OP Preferred Unit may be exchanged by the holder thereof for, at PAHOC's election, one Paired Share or the cash equivalent of one Paired Share.

  Patriot is a self-administered REIT which as of December 12, 1997, owned interests in 81 hotels with an aggregate of over 20,400 guest rooms. Patriot's hotels are diversified by franchise or brand affiliation and serve primarily major U.S. business centers, including Atlanta, Boston, Chicago, Cleveland, Dallas, Denver, Houston, Miami, San Francisco and Seattle. In addition to hotels catering primarily to business travelers, Patriot's portfolio includes world-class resort hotels, including The Boulders, near Scottsdale, Arizona; The Lodge at Ventana

Canyon in Tucson, Arizona; The Peaks Resort & Spa in Telluride, Colorado; Carmel Valley Ranch Resort in Carmel, California; and prominent hotels in major tourist destinations. The hotels include 70 full service hotels, six resort hotels, four limited service hotels and an executive conference center. Seventy-eight of the hotels are operated under franchise or brand affiliations with nationally recognized hotel companies, including Marriott(R), Crowne Plaza(R), Radisson(R), Ramada(R), Hilton(R), Hyatt(R), Four Points by Sheraton(R), Holiday Inn(R), WyndhamSM, Wyndham Garden(R), WestCoast(R), Doubletree(R), Embassy Suites(R), Hampton Inn(R), Registry(R), Carefree(R) and Grand Heritage(R). Pursuant to its alliance with Doubletree Hotels Corporation, Patriot owns 12 of its hotels through joint venture arrangements. Patriot holds a 90% ownership interest with regard to five of such hotels, an 85% ownership interest with regard to six of such hotels and a 92.5% interest with regard to one hotel. Pursuant to its alliance with the Snavely Group, Patriot owns four of its hotels through limited liability companies of which Patriot holds a 90% ownership interest.

  PAHOC currently leases from Patriot 43 hotels, 25 of which were purchased by Patriot subsequent to the Cal Jockey Merger. Additionally, Patriot expects that a significant portion of its future acquisitions, including the hotels to be acquired in connection with the Other Hotel Acquisitions, if consummated, will be leased to PAHOC. In 1997, PAHOC acquired the management operations of Grand Heritage Hotels and Carefree Resorts and thus provides management service to the hotels and resorts acquired in these transactions.

  In addition to leasing and managing hotels, PAHOC is also engaged in the business of conducting and offering pari-mutuel wagering on thoroughbred horse racing at the Racecourse. The Racecourse also acts as an off-track wagering facility, allowing patrons to wager on horse races at other tracks even when live horse racing is not being conducted at the Racecourse, by accepting simulcasts of horse races conducted throughout the United States, Canada, Mexico, Australia and Hong Kong. In addition to live horse racing at the Racecourse, PAHOC simulcasts its live horse races to as many as 31 sites in California and 450 sites in the remainder of the world. PAHOC faces significant competition for the sports and entertainment dollar in the San Francisco Bay Area because of the numerous professional and amateur sporting events and other entertainment attractions located there. PAHOC's revenues from its operations of the Racecourse are subject to seasonal variations depending on the scheduling of its live race meet.

  As of December 12, 1997, the Patriot Companies had total outstanding indebtedness of approximately $864.2 million, of which approximately $592.6 million was outstanding under the Revolving Credit Facility. The Revolving Credit Facility generally is used for the acquisition of additional properties, businesses and other assets, for capital expenditures and for general working capital purposes. The interest rate for the Revolving Credit Facility ranges from LIBOR plus 1.00% to 2.00% (depending on the Patriot Companies' leverage ratio or credit rating) or the customary alternate base rate announced from time to time plus 0.0% to 0.50% (depending on the Patriot Companies' leverage ratio).

 The Wyndham Merger

  On April 14, 1997, Patriot entered into the Wyndham Merger Agreement, as well as the Wyndham Stock Purchase Agreement, pursuant to which, subject to the waiver or satisfaction of certain conditions, Wyndham will merge with and into Patriot with Patriot being the surviving company. The terms of the Wyndham Merger Agreement provide that each share of Wyndham Common Stock generally will be converted into 1.372 Paired Shares; provided, however, that if the Patriot/Wyndham Average Closing Price is less than $21.86 but greater than or equal to $20.87, each share of Wyndham Common Stock, other than shares as to which Cash Consideration is to be received, will be converted into the number of Paired Shares equal to $30.00 divided by the Patriot/Wyndham Average Closing Price, and, in the event that the Patriot/Wyndham Average Closing Price is less than $20.87, each such share of Wyndham Common Stock will be converted into 1.438 Paired Shares (the applicable conversion ratio being referred to herein as the "Wyndham Exchange Ratio"), unless Wyndham exercises its right to terminate the Wyndham Merger Agreement in such event. However, if the effective time of the Wyndham Merger does not occur on or prior to December 31, 1997, other than as a result of a Wyndham Delay, and the Patriot/Wyndham Average Closing Price is less than $27.50 but greater than or equal to $25.50, the Wyndham Exchange Ratio will be adjusted so that each share of Wyndham Common Stock, other than shares as to which Cash Consideration is to be received, will be converted into the right to receive the number of Paired Shares equal to $37.73 divided by the Patriot/Wyndham Average Closing Price. However, if the effective time of the Wyndham Merger does not occur on or prior to December 31, 1997 other than as a result of a Wyndham Delay, and the Patriot/Wyndham Average Closing Price is less than $25.50, the Wyndham Exchange Ratio will be adjusted so that each share of Wyndham Common Stock, other than shares as to which Cash Consideration is to be received, will be converted into the right to receive
1.480 Paired Shares, unless Wyndham exercises its right to terminate the Wyndham Merger Agreement in such event.

  The Wyndham Merger Agreement also provides that stockholders of Wyndham will be entitled to receive additional cash consideration under certain circumstances in the event that the Wyndham Merger is not consummated on or prior to January 5, 1998. In addition, the Wyndham Merger Agreement provides that if any dividend is declared on Patriot Common Stock or PAHOC Common Stock the record date for which is on or after November 26, 1997 but prior to the Wyndham Merger, stockholders of Wyndham will receive additional consideration in the Wyndham Merger that will result in such stockholders receiving the economic benefit of the dividend as if they had been holders of Paired Shares on the dividend record date.

  In lieu of receiving Paired Shares, Wyndham stockholders have the right under the Wyndham Merger Agreement to elect to receive cash, and CF Securities has an equivalent right under the Wyndham Stock Purchase Agreement; provided, however, that the maximum aggregate amount of cash to be paid to Wyndham stockholders and CF Securities pursuant to such Cash Election rights will be a total of $100 million. The amount per share payable upon a Cash Election is fixed such that stockholders of Wyndham who make a Cash Election will be entitled to receive Cash Consideration in an amount per share equal to $42.80. In the event that holders of Wyndham Common Stock and CF Securities elect to receive more than $100 million in cash, such cash will be allocated on a pro rata basis among such stockholders and CF Securities based on the respective number of shares of Wyndham Common Stock as to which they have elected to receive cash, and the Wyndham stockholders (other than CF Securities) will receive Paired Shares at the Wyndham Exchange Ratio for their shares of Wyndham Common Stock which are not converted into Cash Consideration. CF Securities has delivered to Patriot a Cash Election pursuant to which CF Securities has elected to receive Cash Consideration with respect to all 9,447,745 shares of Wyndham Common Stock beneficially owned by CF Securities. Consequently, the maximum amount of cash available to be paid to other holders of Wyndham Common Stock in the Wyndham Merger is expected to be approximately $56.3 million. If no other stockholders of Wyndham make a Cash Election, CF Securities will receive the entire $100 million of cash available for Cash Elections.

  In connection with the proposed Wyndham Merger, Patriot also entered into a definitive agreement with partnerships affiliated with members of the Crow Family providing for Patriot's acquisition of up to 11 full-service Wyndham-branded hotels with 3,072 rooms for an aggregate purchase price of approximately $332 milion in cash, plus up to $14 million in additional cash consideration if two of the hotels meet certain cash flow targets. Patriot expects that most of such hotels will be purchased in December, 1997 and the Wyndham Merger will become effective early in January, 1998. However, because the Wyndham Transactions are subject to various closing conditions, including approval of the Wyndham Merger by the stockholders of Patriot and Wyndham in the case of the Wyndham Merger, no assurance can be given that the Wyndham Transactions will be consummated.

  In order to satisfy certain REIT qualifications applicable to Patriot, an affiliate of the Crow Family, which is a significant stockholder of Wyndham, may be issued shares of unpaired preferred stock of Patriot in lieu of Paired Shares, for a portion of the Wyndham shares it owns. Shares of the unpaired preferred stock of Patriot, if issued, will be structured to replicate the economic benefits of Paired Shares. Following the Wyndham Merger, the Crow Family affiliate may own up to 9.8% of the Paired Shares, along with additional shares of unpaired preferred stock of Patriot. All such shares will be subject to certain voting and resale restrictions for a minimum of 18 months from the date of the Wyndham Merger.

  In connection with the consummation of the Wyndham Transactions, certain changes are expected to be made with respect to the officers and members of the Patriot Board and the PAHOC Board. Paul A. Nussbaum will remain Chairman and Chief Executive Officer of Patriot and William W. Evans III, who currently serves in Patriot's Office of the Chairman, is expected to become President of Patriot. Thomas W. Lattin, who currently serves as President of Patriot, is expected to become Executive Vice President of PAHOC, responsible for the further development of the Wyndham brand through third party management and franchising. James D. Carreker, Wyndham's Chairman and Chief Executive Officer, is expected to serve as Chairman and Chief Executive Officer of PAHOC, Rex E. Stewart is expected to remain as Chief Financial Officer of PAHOC and Anne L. Raymond, currently the Chief Financial Officer of Wyndham, is expected to serve as Chief Financial Officer of Patriot. It is also anticipated that the Patriot Board and the PAHOC Board will be reconstituted in connection with the consummation of the Wyndham Transactions so that each Board of Directors will consist of 11 members, including, (i) two designees of Wyndham and one designee of the Crow Family to the Patriot Board and (ii) three designees of Wyndham and one designee of the Crow Family to the PAHOC Board. It is currently anticipated that Harlan R. Crow will serve as the Crow Family's representative on the Patriot Board. The remaining members for each Board of Directors will be selected by PAHOC and will include members of the Patriot Companies' existing Boards of Directors as well as additional persons to be selected prior to the completion of the Wyndham Transactions. Paul A. Nussbaum and James D. Carreker (who will be one of the Wyndham designees) are expected to serve as directors of both Patriot and PAHOC, but a majority of the directors of each company are not expected to serve as directors of the other company. In connection with the Patriot/IHC Merger, W. Thomas Parrington, Jr., President, Chief Executive Officer and a director of IHC, is expected to become the Vice Chairman of PAHOC and Milton Fine, Chairman of the Board of Directors of IHC, is expected to become a member of the Patriot Board.

  In connection with the Wyndham transactions, Patriot expects to terminate the existing leases under which the Wyndham Garden Hotel-Midtown and Wyndham Greenspoint Hotel are currently leased to Crow Hotel Lessee, Inc. and to re-lease such hotels to PAHOC.

 The Gencom and CHCI Transactions

  In September and October, 1997, Patriot acquired ten hotels (including an approximate 50% controlling ownership interest in the Omni Inner Harbor Hotel) from entities affiliated with the Gencom American Hospitality group of companies ("Gencom") and CHC International, Inc. ("CHCI") for an aggregate purchase price of approximately $237 million. Financing for the purchase of the hotels consisted of cash from the Revolving Credit Facility and the issuance of Paired Shares and paired OP Units in a private placement. In connection with the foregoing transactions, Patriot acquired the leasehold interests relating to eight of 25 hotels which were previously leased by CHC Lease Partners (previously the largest independent lessee of Patriot's hotels) for a purchase price of approximately $53 million, and PAHOC purchased an approximate 50% managing and controlling ownership interest in GAH-II, L.P. ("GAH"), an affiliate of CHCI and Gencom, from affiliates of Gencom for a purchase price of approximately $14 million. Prior to the acquisition of the leasehold interests, the management contracts with GAH relating to the eight hotels were terminated. These transactions were financed with cash, the issuance of paired OP Units in the Patriot Partnerships and the issuance of preferred OP Units in the PAHOC Partnership.

  In addition, on September 30, 1997, Patriot, PAHOC and CHCI entered into the CHCI Merger Agreement providing, subject to certain conditions including regulatory approvals, for the merger of the hospitality-related businesses of CHCI with and into PAHOC with PAHOC being the surviving company (the "CHCI Merger"). Subject to regulatory approvals, CHCI's gaming operations will be transferred to a new legal entity prior to the CHCI Merger and such operations will not be a part of the transaction. It is anticipated that the CHCI Merger will be consummated in the first or second quarter of 1998, although the precise timing is subject to certain conditions including receipt of all necessary regulatory approvals. As a result of the CHCI Merger, PAHOC, through its subsidiaries, will acquire the remaining 50% investment interest in GAH, the remaining 17 leasehold interests relating to hotels leased by CHC Lease Partners and 16 of the associated management contracts related to the Patriot hotels leased by CHC Lease Partners, three management contracts related to Patriot hotels leased by PAHOC, 12 third-party management contracts, two third-party lease contracts, the Grand Bay and Registry Hotels & Resorts proprietary brand names and certain other hospitality management assets.

  Pursuant to the CHCI Merger, each issued and outstanding CHCI Share and certain stock option rights will be converted into the right to receive shares of PAHOC Series A Preferred Stock and shares of PAHOC Series

B Preferred Stock. See "Description of the Patriot Companies' Capital Stock-- Effect of Other Transactions--PAHOC Series A Preferred Stock and PAHOC Series B Preferred Stock." The formula for determining the exchange ratio of CHCI Shares of PAHOC Series A Preferred Stock and PAHOC Series B Preferred Stock is based on the issuance of an aggregate of approximately 4,396,000 shares of PAHOC Preferred Stock (based on an aggregate purchase value of approximately $102.2 million and a market price per Paired Share of $23.25), subject to reduction if certain specified events occur and subject to increase representing adjustments for dividends paid on Paired Shares after September 30, 1997. Generally, the aggregate number of shares of PAHOC Preferred Stock that each stockholder will have the right to receive pursuant to the CHCI Merger will consist of, to the extent possible, an equal number of PAHOC Series A Preferred Stock and PAHOC Series B Preferred Stock. The Unaudited Pro Forma Financial Statements set forth in this Proxy Statement/Prospectus show the effects of the transactions consummated in September and October 1997 with Gencom and CHCI, as well as the CHCI Merger, on the Patriot Companies. See "Unaudited Pro Forma Financial Statements." There can be no assurance that the CHCI Merger will be consummated.

  As part of the Gencom and CHCI transactions described above, Karim Alibhai, the Chief Executive Officer of Gencom, was appointed to the positions of President, Chief Operating Officer and Director of PAHOC. PAHOC has entered into an employment agreement with Mr. Alibhai, pursuant to which Mr. Alibhai serves as President and Chief Operating Officer of PAHOC for a term of three years at an initial annual base compensation of $350,000, subject to any increases in base compensation approved by the Compensation Committee of the PAHOC Board. In addition, under the terms of the employment contract, Mr. Alibhai is eligible to receive cash incentive compensation in an amount to be determined by the Compensation Committee of the PAHOC Board, but not less than $75,000 per year, up to 80% of his annual base compensation, as adjusted. In addition, Mr. Alibhai was granted nonqualified options to purchase 280,000 Paired Shares at an exercise price of $32.0625 per paired share (the closing market price of Paired Shares on the date of grant). The options to purchase Paired Shares vests in equal quarterly installments over a period of three years.

 Other Acquisitions and Agreements

  Patriot has also entered into agreements or letters of intent to purchase three additional hotels aggregating 1,623 rooms for an aggregate purchase price of approximately $236.7 million. The Other Hotel Acquisitions are subject to various closing conditions and no assurances can be given that the Other Hotel Acquisitions will be consummated.

  Patriot agreed with partnerships affiliated with the members of CHC Lease Partners to make or acquire mortgage loans aggregating $103 million relating to four hotels owned by the partnerships: the Sheraton Grand Hotel in Tampa, Florida, the Sheraton Gateway Hotel in Miami, Florida (also known as the River House Hotel), the Grand Bay Hotel in Miami, Florida and the Doubletree Hotel in Glenview, Illinois. Patriot has loaned approximately $46 million of the total amount to such partnerships, relating to the Doubletree Hotel in Glenview, Illinois and the River House Hotel. In connection with such loans, Patriot entered into a short-term financing arrangement with an affiliate of Paine Webber Real Estate, whereby such affiliate loaned Patriot $103 million through April 15, 1998 at a rate equal to the greater of 30-day LIBOR plus 1.75% or the borrowing rate on the Revolving Credit Facility. This financing is secured by a collateral assignment of the mortgage loans encumbering the four hotels. In October, 1997, Patriot acquired 100% of the ownership interests in the four partnerships that own the four hotels. Additionally, Patriot has purchased two additional loans on which partnerships affiliated with the members of CHC Lease Partners are borrowers for an aggregate purchase price of $57 million. One of the purchased loans, in the principal amount of approximately $30.7 million, matures in December 2000 and bears interests at a rate per annum equal to 8.0% until November 30, 1997, 8.5% from December 1, 1997 until November 30, 1999, and 9.0% from December 1, 1999 until December 1, 2000. The second purchased loan, in the principal amount of approximately $24.4 million, matures on December 31, 1999 and bears interest at a rate per annum equal to 8.0% until December 31, 1997 and 9.5% from January 1, 1998 until December 31, 1999. Each of the purchased loans is secured by first priority liens on the respective hotels.

  Patriot has entered into an agreement to purchase the 173-room Holiday Inn Beachwood located in Cleveland, Ohio for a purchase price of approximately $14.5 million in cash. In addition, Patriot has entered into an agreement to purchase the 436-room Wyndham Emerald Plaza Hotel in San Diego, California for an aggregate purchase price of approximately $74.25 million, payable in cash and OP Units of the Patriot Partnerships.



  Patriot has also entered into agreements to purchase an aggregate 95% equity interest in the 1,014-room Buena Vista Palace Hotel in Orlando, Florida for an aggregate purchase price of approximately $97.25 million (the "Buena Vista Acquisition"). As part of the agreement, Patriot also was granted an option to acquire the remaining 5% equity interest in the hotel. The Buena Vista Palace Hotel is owned by a joint venture between Equitable Life Insurance Company, which owns a 55% interest, and Hotel Venture Partners, Ltd., which owns a 45% interest. In August 1997, PAHOC purchased a participating loan related to the hotel from National Resort Ventures, L.P. for approximately $23.75 million. In connection with the Buena Vista Acquisition, Patriot will purchase the participating loan from PAHOC and repay certain other indebtedness related to the joint venture. The hotel will remain subject to a ground lease and a first leasehold mortgage in the amount of approximately $50.7 million.

  The purchase of each of the Other Hotel Acquisitions is subject to satisfactory completion of various closing conditions, and no assurance can be given that Patriot will acquire any or all of the Other Hotel Acquisitions.

  On September 30, 1997, the Patriot Companies exercised their right to call 2,000,033 units of limited partnership interests in each of the Patriot Partnerships held by The Morgan Stanley Real Estate Fund, L.P. and certain related entities (the "Morgan Stanley Call"). The exercise price on the Morgan Stanley Call was $25.875 per pair of such OP Units.

  Pursuant to an underwriting agreement dated November 13, 1997, the Patriot Companies sold 1,000,033 Paired Shares to PaineWebber (the "PaineWebber Direct Placement") at a purchase price per Paired Share of $27.6875, or aggregate consideration of approximately $27.7 million (the "Direct Placement Purchase Price"). In addition, pursuant to a stock purchase agreement dated November 13, 1997, the Patriot Companies also sold 1,000,000 Paired Shares to LaSalle Advisors Limited Partnership ("LaSalle"), as agent for certain clients of LaSalle, at a purchase price per Paired Share of $27.65, or aggregate consideration of approximately $27.7 million (the "LaSalle Direct Placement").

  The Patriot Companies believe that market conditions remain favorable for the acquisition of additional hotels and hotel portfolios and it is expected that they will continue their aggressive acquisition activities. Additionally, the Patriot Companies intend to explore opportunities to acquire management contracts, hotel leases, hotel operators, owners of hotel franchises and independent hotel management companies. As part of their ongoing business, the Patriot Companies continually engage in discussions with public and private real estate entities, including without limitation current lessees of the Patriot Companies' hotels, regarding possible portfolio or single asset acquisitions, as well as the acquisition of hotel leasing and management operations. No assurance can be given, however, that the Patriot Companies will locate attractive acquisition opportunities or that they will consummate such acquisitions.

  The Patriot Companies' principal executive offices are located at 1950 Stemmons Freeway, Suite 6001, Dallas, Texas 75207, and the telephone number at this location is (214) 863-1000.

ACQUISITION SUB

  Acquisition Sub was organized as a subsidiary of PAHOC solely to facilitate the Merger and has not engaged in any significant business activity.

WHG

 General

  WHG, through its subsidiaries and affiliates as detailed below, owns interests in three of the leading hotels and casinos in Puerto Rico--the Condado Plaza Hotel & Casino (the "Condado Plaza"), the El San Juan Hotel & Casino (the "El San Juan") and the El Conquistador Resort & Country Club (the "El Conquistador"). These three hotels and casinos are managed by Williams Hospitality Group Inc. ("WHGI"), which is 62% owned by WHG. In all, WHG owns interests in and manages 1,875 suites and hotel rooms, 36,300 square feet of casino floor space containing 120 gaming tables and 940 slot machines and approximately 146,000 square feet of convention and meeting space. These properties also include a total of 22 restaurants, 41 shops, one showroom, three health and fitness centers, 13 tennis courts, an 18-hole championship golf course, a marina and 25 cocktail and entertainment lounges.

  WHG's hotels are each focused on different market segments: the Condado Plaza primarily services the business traveler, the El San Juan caters to individual vacation travelers, as well as to small groups and conferences and corporate executives and the El Conquistador offers extensive group and conference facilities as well as attracting the individual leisure traveler.

  WHG is the sole owner of Posadas de Puerto Rico Associates, Incorporated ("PPRA") which owns the Condado Plaza. The El San Juan and WHGI are owned in part by WHG and in part by unaffiliated third parties (the "Other Owners"). WHG was formed in 1983 and in that same year, together with the Other Owners, formed PPRA and WHGI for the purpose of acquiring and managing the hotel and casino property now known as the Condado Plaza. A year later, WHG, together with the Other Owners, caused the formation of Posadas de San Juan Associates ("PSJA") for the purpose of acquiring and managing, through WHGI, the hotel and casino property now known as the El San Juan. Since 1983, WHG has increased its ownership interests in PPRA and WHGI and WHG currently owns 100% of PPRA, a 50% interest in the El San Juan and 62% of WHGI. In 1990, WHG, together with the Other Owners, caused the formation of WKA El Con Associates ("WKA"). The El Conquistador Partnership L.P. ("El Con Partnership") was formed by WKA and Kumagai Caribbean, Inc. ("Kumagai"), a subsidiary of Kumagai Gumi Co., Ltd., a large Japanese construction company, for the purpose of acquiring and renovating the hotel and casino property now known as the El Conquistador. WHG's interest in WKA represents a 23.3% effective ownership interest in the El Conquistador. The El Conquistador is also managed by WHGI.

  In April 1993, WKA became a limited partner in Las Casitas Development Company I, S en C (S.E.) which acquired certain land from the El Conquistador for the purpose of developing and selling approximately 90 condominiums known as Las Casitas Village. The project was substantially completed in or about January 1997. Almost all of the owners of the condominiums have entered into rental arrangements with the El Conquistador pursuant to which the units are made available as additional guest rooms of the resort. Las Casitas Village now provides the El Conquistador with 167 additional luxury rooms.

  WHG's operations are divided into two industry segments: the Condado Plaza and WHGI. WHG's investments in the El San Juan and the El Conquistador are accounted for in WHG's Consolidated Financial Statements on the equity method. See Note 15 of the Notes to the WHG Consolidated Financial Statements contained elsewhere herein.

 Strategy and Marketing

  WHG's business strategy is to maximize the economic potential of its existing properties while building on its hotel and casino expertise by seeking other opportunities to manage and/or own hotels and casinos in Puerto Rico, the Caribbean and elsewhere.

  WHG is constantly seeking new ways to reduce operating costs as well as upgrade or add amenities to its hotel and casino properties to enhance the overall experience of its guests. The lobby of the Condado Plaza was fully renovated during fiscal year 1997 and restaurants, a nightclub and shops were added. The El San Juan recently completed a major renovation and refurbishment which included all of its guest rooms, guest room corridors, an additional restaurant and public areas. The El Conquistador recently opened three new restaurants, a nightclub and nine new retail shops.

  WHG currently employs approximately 400 managers in its three hotels and casinos. These managers provide a pool of experienced talent to WHG for purposes of operating its existing properties as well as for future training and expansion. In fiscal 1997, WHGI initiated a twelve-month training program for senior managers and department heads in order to identify the next generation of managerial leaders and insure its continued track record of successful management of hotels and casinos in keeping with its long-term management philosophy and commitment to excellence and service.

  WHG maintains centralized reservation and purchasing systems staffed by trained personnel. The centralized reservation system handles over 500,000 telephone inquiries per year and provides WHG with the opportunity to cross-sell its properties depending on supply and demand, guest type and various other factors. The centralized purchasing system enables WHG to reduce operating costs and achieve certain economies of scale so that it can more effectively compete with larger hotel chains as well as provide its guests with first-class amenities at lower incremental costs.

  WHG directs its marketing to three distinct hotel guest customers--the corporate-executive traveler, the individual vacation and leisure traveler and the group and convention traveler. WHG believes that the Condado Plaza and the El San Juan are attractive to the corporate-executive traveler because they are easily accessible from the San Juan International Airport and from Hato Rey, San Juan's business and commercial center and they include an aggregate of 56,000 square feet of convention and meeting space. The individual vacation traveler is attracted to all facilities by the Caribbean climate and resort amenities including casinos, swimming pools, whirlpools and spas, tennis, golf and water sports facilities, health clubs and entertainment lounges. The group and convention traveler is attracted by the combination of business and resort amenities at all facilities. Because of its emphasis on business-related services and facilities, the Condado Plaza attracts groups and conventions meeting to conduct business in Puerto Rico. The El San Juan, a luxury resort hotel, attracts small groups and conferences interested in a combination of business, recreational and social activities while in Puerto Rico. "Blue Chip" corporate and incentive groups comprise a significant portion of the El Conquistador's clientele in addition to appealing to the upscale leisure traveler.

  WHG's marketing strategy includes attracting to its hotel and casino facilities members of the local business community, residents of Puerto Rico and vacation travelers staying at other hotel and lodging accommodations. WHG believes that a substantial percentage of the casino, restaurant, nightclub and bar revenues at all of its facilities are from local clientele. Local business people entertain in the hotels' restaurants and lounges on a regular basis. Residents of Puerto Rico frequently utilize the casinos, shops and recreational facilities. Many local social events and receptions are held in the ballrooms and banquet facilities of WHG's properties.

  WHG's hotel and casino facilities are marketed primarily in the United States, as well as in Canada, Mexico, Europe and South America. In addition to its in-house marketing staff of approximately 35 employees, WHG has a U.S. mainland exclusive marketing service with 40 employees located primarily in Miami and New York, sales agents in South America and Europe, as well as strategic relationships with major airlines, cruise ship operators and travel industry partners. This combined marketing effort promotes the hotels and casinos to tour operators, meeting planners, corporate incentive groups, wholesale and retail travel agencies and airlines, as well as to individuals. In addition, the marketing staff solicits casino business by identifying and contacting individual players and through the efforts of commissioned sales representatives. The activities of the sales force include direct sales promotions, telephone and direct mail solicitations, participation in trade shows and public relations.

  Set forth below is a chart which contains certain historical, descriptive and financial (for the most recent fiscal year) information concerning the Condado Plaza (fiscal year ended June 30, 1997), the El San Juan (fiscal year ended June 30, 1997) and the El Conquistador (fiscal year ended March 31,
1997):

                                       NUMBER    YEAR                                          AVERAGE
                                      OF GUEST  BUILT/      DATE       RENOVATION     AVERAGE   DAILY   REVENUE PER
         HOTEL             LOCATION    ROOMS   RENOVATED  ACQUIRED    EXPENDITURES   OCCUPANCY  RATE   AVAILABLE ROOM
         -----           ------------ -------- --------- ---------- ---------------- --------- ------- --------------
Condado Plaza........... San Juan,      570    1959/1962 September, 1997: $3,181,000   82.4%   $142.83    $44,963
                         Puerto Rico                     1983       1996: $1,285,000
                                                                    1995: $2,487,000
El San Juan............. Carolina,      388    1958/1984 July, 1984 1997: $4,059,000   80.6%   $188.42    $58,219
                         Puerto Rico                                1996: $2,502,000
                                                                    1995: $3,310,000
El Conquistador......... Las Croabas,   751    1962/     February,  1997: $1,428,000   72.0%   $202.86    $53,294
                         Puerto Rico           1991-1992 1991       1996: $  864,000
                                                                    1995: $3,002,000

 The Condado Plaza

  The Condado Plaza is owned by PPRA, which is a wholly owned subsidiary of WHG. Such ownership interest was increased from 95% to 100% on April 11, 1997. The main building of the Condado Plaza fronting the ocean was originally constructed in 1962. The Laguna Wing was built in 1959. Acquired by WHG in 1983, the Condado Plaza has since become one of the leading hotels in the Caribbean. Located on the Atlantic Ocean in the Condado area of San Juan, the Condado Plaza is a ten-minute drive from Hato Rey, the city's business and commercial center. The Condado Plaza has 570 rooms and consists of two separate structures on a five-acre site--the 13-story main building, which is owned by PPRA, and the 11-story Laguna Wing, which is leased from certain of the Other Owners. The Laguna Wing lease expires March 31, 2004 and is renewable through September 30, 2008. In fiscal 1997, the American Automobile Association awarded the Condado Plaza a "Four Diamond" rating for the tenth consecutive year.

  During the fiscal years ended June 30, 1997, 1996 and 1995, the Condado Plaza's capital expenditures for the purchase of property, plant and equipment were $3,181,000, $1,285,000 and $2,487,000, respectively. On September 17,
1997, PPRA entered into an agreement with the owners and managers of The Regency Hotel which is located adjacent to the Condado Plaza pursuant to the terms of which PPRA would acquire the 127-room hotel and adjacent land upon the completion to its satisfaction of its due diligence investigation and various other conditions.

  The Condado Plaza guest accommodations are geared to the needs of traveling executives and include "The Plaza Club," a hotel-within-a-hotel with 72 deluxe guest rooms and suites, private lounges and a specially-trained staff providing concierge services. The Condado Plaza has an executive service center which offers all necessary business-related services and facilities, conference facilities which can accommodate groups of up to 1,000, seven restaurants, two retail shops, a health and fitness center, three tennis courts and three pools with spas.

  Most restaurants and all of the shops located in the Condado Plaza are owned and operated by unaffiliated concessionaires which pay WHG rent based primarily on a percentage of their revenues. In addition, the water sports and parking are operated as concessions.

  The Condado Plaza maintained an average occupancy during the fiscal year ended June 30, 1997 of 82.4% compared with 87.4% for the fiscal year ended June 30, 1996 and 84.5% for the fiscal year ended June 30, 1995. The 82.4% occupancy was achieved notwithstanding the opening of several new hotels in the greater San Juan area during recent years. Occupancy is based upon available rooms excluding immaterial numbers of rooms under renovation or otherwise unavailable for occupancy from time to time. The average daily room rates at the Condado Plaza during the fiscal years ended June 30, 1997, 1996 and 1995 were $142.83, $138.68 and $143.73, respectively.

 El San Juan

  The El San Juan is owned by PSJA, a partnership which is 50% owned by a wholly owned subsidiary of WHG and 50% owned by the Other Owners. The El San Juan was originally constructed in 1958 and was acquired and substantially renovated by WHG in 1984. The El San Juan is located in the Isla Verde area of metropolitan San Juan on a 13-acre oceanfront site 25 minutes from the shopping and historic sights of Old San Juan. The hotel consists of four structures, each from one to nine stories, contains 388 guest rooms and suites, and offers conference and meeting space of 36,000 square feet with a seating capacity of 3,000. With its marble floors, elaborate chandeliers and carved mahogany ceilings and walls, the El San Juan was awarded a "Four Diamond" rating by the American Automobile Association for the eleventh year in a row in fiscal 1997. The El San Juan was also awarded its sixth consecutive Gold Key Award by Meetings & Conventions Magazine which recognizes the world's best meeting resorts as well as the Award of Excellence from Corporate & Incentive Travel Magazine for the seventh consecutive year, the Pinnacle Award from Successful Meetings Magazine and the Paragon Award by Corporate Meetings & Incentives Magazine for excellence in the accommodations for meetings and conventions.

  During the fiscal years ended June 30, 1997, 1996 and 1995, the El San Juan's capital expenditures for the purchase of property, plant and equipment were $4,059,000, $2,502,000 and $3,310,000, respectively.

  The El San Juan caters to individual vacation travelers, as well as to small groups and conferences and corporate-executive travelers. The El San Juan guest rooms and suites have luxury appointments and amenities and many have private balconies, whirlpools and spas. The Roof Top Health Spa, two swimming pools, three tennis courts and beach area all contribute to the attractiveness of the property.

  The El San Juan maintained an average occupancy during the fiscal year ended June 30, 1997 of 80.6% compared with 82.3% for the fiscal year ended June 30, 1996 and 82.4% for the fiscal year ended June 30, 1995. The average daily room rates at the El San Juan during the fiscal years ended June 30, 1997, 1996 and 1995 were $188.42, $185.30 and $184.41, respectively.

  The El San Juan also features an indoor shopping arcade designed to resemble a European village, which features 12 fashionable stores serving hotel guests and community residents. All of the stores in the El San Juan and all of the restaurants except "La Veranda" and "Tequila Bar & Grill" are owned and operated by unaffiliated concessionaires which pay the El San Juan rent based primarily on a percentage of their revenues. In addition, the water sports and valet parking are operated as concessions.

 El Conquistador

  On January 12, 1990, WHGI entered into an agreement with the El Con Partnership for the management of the El Conquistador. The El Conquistador is 23.3% owned by a wholly owned subsidiary of WHG, 26.7% owned by the Other Owners and 50% owned by Kumagai. The hotel was originally built as a 388 room hotel in 1962. The El Conquistador was substantially renovated and expanded during 1991 and 1992 with Kumagai acting as construction manager and WHGI rendering technical development services during the construction phase. The completed resort opened for business in November 1993.

  The El Conquistador, a world class destination resort complex, is located at the old El Conquistador site in Las Croabas. The resort has 751 guest rooms, an 18-hole championship golf course, a marina, seven tennis courts, 90,000 square feet of convention and meeting facilities, six lounges and nightclubs, 12 restaurants, a 10,000 square foot casino, 25 retail shops, a fitness center and five pool areas, all situated on a bluff overlooking the convergence of the Atlantic Ocean and the Caribbean Sea. The El Conquistador also features a secluded beach located on a private island three miles offshore. In addition, the El Conquistador has available 90 condominium units known as the Las Casitas Village. Las Casitas Village provides another 167 rooms to the inventory of luxury rooms available to the El Conquistador bringing the total available rooms at the resort to 918. The resort has received the prestigious Gold Key Award by Meetings & Conventions Magazine and the Paragon Award by Corporate Meetings & Incentives Magazine for excellence in meeting and conventions. The

American Automobile Association has awarded the resort a "Four Diamond" rating for each of its three full years of operation and recently awarded a "Five Diamond" rating to Las Casitas Village.

  During the fiscal years ended March 31, 1997, 1996 and 1995, the El Conquistador's capital expenditures for the purchase of property and equipment were $1,428,000, $864,000 and $3,002,000, respectively.

  The El Conquistador finished its third full fiscal year ended March 31, 1997 with an average occupancy of 72.0% and gross revenues of $94,423,000. This compares to an average occupancy of 70.9% and gross revenues of $90,351,000 for the fiscal year ended March 31, 1996 and an average occupancy of 73.3% and gross revenues of $85,948,000 for the fiscal year ended March 31, 1995. The average daily room rates at the El Conquistador during the fiscal years ended March 31, 1997, 1996 and 1995 were $202.86, $198.99 and $188.87, respectively.

 WHGI

  WHGI is owned 62% by PPRA and 38% by certain of the Other Owners and currently provides hotel and casino management services to properties owned by WHG. It has managed the Condado Plaza since 1983, the El San Juan since 1985 and the El Conquistador since 1993. The management contracts with the Condado Plaza, the El San Juan and the El Conquistador expire in the years 2003, 2005 and 2013, respectively. It earns basic management fees based on gross revenues and incentive management fees based on gross operating profits. In fiscal 1997, WHGI earned $7,391,000 in basic management fees and $5,327,000 in incentive management fees from the three properties. WHGI is reimbursed for certain administrative expenses incurred in connection with its management of such properties and receives fees with respect to certain centralized services being rendered for all hotel and casino properties. In addition to supervising the daily operations of WHG's hotels and casinos, WHGI supervises marketing, sales and promotions and recommends long-term policies for the three hotels and casinos.

 Casino Credit Policy

  All of WHG's casinos extend credit to qualified players who satisfy its credit review procedures. The procedures include external credit verification and internal management level approvals.

  Credit play at the Condado Plaza for the fiscal years ended June 30, 1997, 1996 and 1995 represented 35.1%, 36% and 32%, respectively, of total play at the casino. Casino credit receivables, net of allowance for doubtful accounts, at the Condado Plaza at each of the fiscal years ended June 30, 1997, 1996 and 1995 were $1,333,000, $464,000 and $1,330,000, respectively, representing
3.4%, 1.2% and 3.9% of annual credit play.

  Credit play at the El San Juan for the fiscal years ended June 30, 1997, 1996 and 1995 represented 52.7%, 55% and 60%, respectively, of total play at the casino. Casino credit receivables, net of allowance for doubtful accounts, at the El San Juan at each of the fiscal years ended June 30, 1997, 1996 and 1995 were $1,203,000, $473,000 and $2,265,000, respectively, representing
2.4%, 0.8% and 2.9% of annual credit play.

  Credit play at the El Conquistador has not been significant since its opening in November 1993.

  The credit players represent a significant portion of total play at the El San Juan and Condado Plaza casinos and WHG believes that collection losses have not been unusual or material to the results of operations, except for the collection losses at the El San Juan casino in fiscal years 1995, 1994 and 1993, where the losses were $3.7 million, $4.2 million and $2.6 million, respectively. Gaming debts are enforceable in Puerto Rico and the majority of States in the United States. Those states that do not enforce gaming debts will nonetheless generally allow enforcement of a judgment obtained in a jurisdiction such as Puerto Rico. Due to the unenforceability generally of gaming debts in Latin America, where a significant number of WHG's players reside, procedures have been established to obtain promissory notes from most Latin American credit casino clients.

 Government Regulation and Licensing

  The Commonwealth of Puerto Rico legalized gambling by the adoption of Law No. 221 on May 15, 1948 (the "Gaming Act"). The Office of the Commissioner of Financial Institutions of the Commonwealth of Puerto Rico is responsible for investigating and licensing casino owners and the Gaming Division (the "Gaming Division") of the Tourism Company of Puerto Rico (the "TCPR") regulates and supervises casino operations. A government inspector must be on-site whenever a casino is open. Among its responsibilities, the Gaming Division licenses all casino employees and enforces regulations relating to method of play and operation of the casino.

  The casinos at the Condado Plaza, the El San Juan and the El Conquistador are subject to strict internal controls imposed by WHG over all facets of their operations, including the handling of cash and security measures. Until the adoption of amendments to the Gaming Act in 1997, as discussed below, all slot machines at these and all other casinos on the island were owned and maintained by the Commonwealth of Puerto Rico and 34% of the profits from slot machines was received by the casino and the remaining 66% was allocated to Puerto Rico government agencies and educational institutions. Each casino pays the Commonwealth of Puerto Rico a casino franchise fee depending on total play or drop in the casino, which fee ranges from $50,000 to $200,000. The Condado Plaza and the El San Juan each pay an annual casino franchise fee of $200,000 and the El Conquistador pays an annual casino franchise fee of $150,000 in quarterly installments. Each casino is required to renew its casino franchise quarterly; and, unless a change of ownership of the franchisee has occurred or the gaming authorities have reason to believe that reinvestigation of the franchisee is necessary, renewal is generally automatic.

  The hotels and casinos are also subject to various local laws and regulations affecting their business, including provisions relating to fire safety, sanitation, health and the sale of alcoholic beverages.

  In recent years, the Legislature of the Commonwealth of Puerto Rico has liberalized its gaming laws. The amendments adopted to the Gaming Act in 1996 (the "1996 Law") approved a variety of new table games, increased table maximum bets, provided flexibility in the acquisition and regulation of new table games, authorized the acquisition by the TCPR of approximately 1,600 new slot machines and increased the ratio of slot machines to table games permitted in a casino from 1:1 to 1.5:1. In fiscal 1997, the TCPR added 44 new slot machines and replaced 270 of the older slot machines in WHG's casinos. As permitted by the 1996 Law, the Condado Plaza and the El San Juan increased their table maximums in order to entice higher stakes gamblers and introduced two new table games, Caribbean Stud Poker and Let It Ride.

  The amendments adopted to the Gaming Act in 1997 (the "1997 Law") authorize owners of hotels which possess a casino gaming franchise and are licensed to operate slot machines located within their casinos to acquire the slot machines currently in their casinos as well as new slot machines for use in their casinos. In order to acquire new slot machines, the casino owner is required to purchase from the TCPR at book value or assume the lease of the slot machines currently in its casino, to assume all other obligations of the TCPR relating to those slot machines, offer employment (under specified conditions) to the attendants and slot machine technicians employed by the TCPR in their casino, and to provide evidence to the TCPR that all suppliers of slot-machine-related services to their casino are duly licensed. The 1997 Law increases the ratio of slot machines to table games (up to 6 slot machines are now permitted for every position at gaming tables located in the casino if the casino owns or leases its slot machines) and authorizes the installation of $5 and $25 slot machines in the casino. Rules relating to hours of operation, service of liquor and the conduct of entertainment within the casino were also liberalized by the 1997 Law and are now similar to those of other major gaming jurisdictions in the United States. Under the 1997 Law, the TCPR is now responsible for the licensing of slot machine producers, sellers, distributors, technicians and attendants, the types of slot machines that may be acquired and operated by a casino and the requirements pursuant to which producers, sellers and distributors may sell or lease slot machines to a casino.

  WHG's casinos expect to take full advantage of these changes which they believe will enable them to be more competitive with other gaming jurisdictions in the Caribbean as well as the new casinos opening in Puerto Rico.

  The 1997 Law also changed the distribution of the net annual income per casino slot machine (as determined pursuant to a specified formula) ("NAI"). For the TCPR fiscal years ended June 30, 1998, 1999 and 2000, the TCPR is entitled to 66% and the casino owner is entitled to 34% of the casino's NAI up to the amount of slot machine revenue (as adjusted pursuant to the 1997 Law) received by the TCPR from that casino for its 1997 fiscal year ("Base Period Income"). Thereafter, the TCPR is entitled to 90% of the excess over Base Period Income ("Excess") and the casino owner is entitled to 10% of the Excess, provided, if the Excess is greater than $30.0 million, then the casino owner is entitled to 60% of the amount over $30.0 million and the TCPR is entitled to 40% of the amount over $30.0 million. For the TCPR fiscal year ending June 30, 2001 and thereafter, the TCPR is entitled to 66% of the Base Period Income and 40% of the Excess and the casino owner is entitled to 34% of the Base Period Income and 60% of the Excess.

 Seasonality

  Tourism in Puerto Rico is at its peak during the months of December through April. Most hotels, despite reducing their room rates during the off-season months, experience decreased occupancy and lower revenues. By attracting business travelers and residents of Puerto Rico on a year-round basis, the Condado Plaza has reduced, to some extent, the seasonality of its operations. The El San Juan and the El Conquistador expect that group business developed during the off-season and the shoulder-season will reduce the effect of seasonality.

  Seasonal fluctuations in the tourism industry do not have as much of an effect on the Condado Plaza as they have on other Caribbean hotels since approximately 40% of the Condado Plaza's accommodations are booked by business travelers. As a result, the Condado Plaza's monthly occupancy for the fiscal year ended June 30, 1997 ranged from 68.9% to 89% with an average occupancy of 82.4%. The in-season average occupancy figure for December 1996 to April 1997 was 83.7% compared to 88.6% and 87.6% for such period in the fiscal years 1996 and 1995, respectively. The Condado Plaza, like other Caribbean hotels, reduces its rates during the off-season months but, unlike many other Caribbean hotels, occupancy remains at relatively high levels.

  During the fiscal year ended June 30, 1997, the El San Juan's monthly occupancy ranged from 52.8% to 91.2%, with an average occupancy of 80.6%. The in-season average occupancy for December 1996 to April 1997 was 84.7% compared to 85.8% and 88.3% for such period in the fiscal years 1996 and 1995, respectively.

  During the fiscal year ended March 31, 1997, the El Conquistador's monthly occupancy ranged from 47.1% to 89.6%, with an average occupancy of 72.0%. The in-season average occupancy for December 1996 to April 1997 was 79.8% compared to 77.1% and 80.8% for such period in the fiscal years 1996 and 1995, respectively.

 Competition

  The hotel and casino business in the Caribbean region is highly competitive. WHG's facilities compete with each other and with numerous hotels and resorts on the island of Puerto Rico (including 16 other hotels and resorts with casinos) and on other Caribbean islands and in the southeastern United States and Mexico. WHG competes with such chains as Hyatt, Marriott, Hilton, Embassy Suites, Holiday Inn and Westin as well as numerous other hotel and resort chains and local hotel and motel operators. WHG also competes for hotel and casino customers to a lesser extent with the Nevada and New Jersey hotels and casinos as well as other casinos now operating in the United States. The principal methods of competition for casino players include maintaining promotional allowance packages that are comparable to other casinos and providing outstanding service to players in the hotel and casino. The promotional allowance package will vary depending upon the size of the play and may include reduced or complimentary hotel and restaurant charges and airfares. Some of these competing properties are owned or managed by hotel companies possessing substantially greater financial and marketing resources than those of WHG.

  At September 30, 1997, there were 25 hotels in the San Juan area designated as "tourist hotels" by the TCPR offering a total of approximately 5,205 rooms, of which only ten hotels offered more than 200 rooms; approximately 3,210 additional rooms were offered in 21 tourist hotels elsewhere on the island of Puerto Rico.

The island of Puerto Rico also has numerous commercial hotels and guest houses. Approximately 31 cruise ships operate out of Puerto Rico in the winter. Currently, 20 ships include San Juan as a port of call while 17 ships have made San Juan their home base.

  WHG believes that Puerto Rico offers many advantages over geographical areas in which competing properties are located. Unlike most other Caribbean islands, Puerto Rico is served by many direct air flights from the continental United States and has a highly developed economy and a well-educated population. Moreover, Puerto Rico is a Commonwealth of the United States, freeing mainland visitors from concerns about foreign currencies or customs and immigration laws. Unlike resort areas in the southeastern United States, Puerto Rico enjoys a mild subtropical climate throughout the year and offers legalized gambling.

 Employees

  The Condado Plaza employs approximately 840 persons, 570 of whom are represented by two labor unions (410 employees belong to the hotel union and 160 employees belong to the casino union). The Condado Plaza's contract with the Hotel and Restaurant Employees International Union expired August 31, 1997 and negotiations with respect to a new contract are currently being conducted. The Condado Plaza's contract with the Puerto Rico Association of Casino Employees expires May 31, 1999.

  The El San Juan employs approximately 822 persons, 225 of whom are casino employees. The Teamsters Union was certified by the National Labor Relations Board on May 12, 1995 to represent the 93 non-managerial casino employees and the contract that was signed on May 31, 1996 and expires on May 31, 1999.

  The El Conquistador employs approximately 1,490 persons, of whom 120 are casino employees. WHGI employs approximately 57 persons, including the executive office staff and the reservation staffs for all operations of the hotels and casinos. None of WHG's employees at the El Conquistador or WHGI are represented by a labor union.

  The number of persons employed by WHG varies from season to season and is at its highest during the high season when occupancy is at its highest. WHG considers its current relationships with all employees, union and non-union, to be satisfactory.

 Properties

  WHG owns interests in and manages 1,875 suites and hotel rooms, 36,300 square feet of casino floor space containing 120 gaming tables and 940 slot machines and approximately 146,000 square feet of convention and meeting space. These properties also include a total of 22 restaurants, 41 shops, one showroom, three health and fitness centers, 13 tennis courts, 25 cocktail and entertainment lounges, an 18-hole championship golf course and a marina.

  The following table sets forth, with respect to WHG's principal properties, the location, principal use, approximate floor space and the ownership interest/annual rent and lease expiration date, where leased, or encumbrances at September 30, 1997.

  WHG's management believes that all of the facilities listed in the following table are in good repair and are adequate for their respective purposes. WHG owns substantially all of the machinery, equipment, furnishings, goods and fixtures used in its businesses, all of which are well maintained and satisfactory for the purposes intended. WHG's personal property utilized in the Condado Plaza, the El San Juan and the El Conquistador operations is subject to security interests.

                                                         OWNERSHIP
                                         APPROXIMATE     INTEREST/        EXP.
        LOCATION          PRINCIPAL USE  SQUARE FEET    ANNUAL RENT       DATE      ENCUMBRANCES
        --------         --------------- ----------- ------------------ --------    ------------
Las Croabas, PR......... El Conquistador   854,000   23.3% Owned by WHG      --         (1)
                         Resort
San Juan, PR............ Condado Plaza     136,081   100% Owned by WHG       --         (2)
                         Hotel/Casino
San Juan, PR............ Condado Plaza      60,500   $684,000(3)        03/31/04(3)     (2)
                         Laguna Wing
San Juan, PR............ Condado Plaza      28,611   100% Owned by WHG       --         (4)
                         Parking Lots
San Juan, PR............ Condado Plaza       8,343   100% Owned by WHG       --         (4)
                         Parking Lot
Carolina, PR............ El San Juan       162,500   50% Owned by WHG        --         (5)
                         Hotel/Casino
Carolina, PR............ El San Juan        10,663   62% Owned by WHG        --         (4)
                         Parking Lot
Carolina, PR............ El San Juan       105,850   $150,000           11/16/02        --
                         Parking Lot
Carolina, PR............ WHGI               10,000   62% Owned by WHG        --         (6)
                         Admin. Offices

--------

(1) Subject to a first mortgage lien in the amount of $146,612,000 securing:
    (i) a $120,000,000 loan from the Puerto Rico Industrial, Medical, Educational and Environmental Pollution Control Facilities Financing Authority; (ii) a $120,000,000 letter of credit issued by The Mitsubishi Bank, Limited, now known as The Bank of Tokyo-Mitsubishi, Ltd., which serves as collateral for the loan referred to in (i) above; and (iii) termination liability up to $20,000,000 under an Interest Rate Swap Agreement with respect to interest due on the loan referred to in (i) above; subject to a second mortgage lien securing a $25,000,000 loan from the Government Development Bank for Puerto Rico (the "GDB"); subject to a third mortgage lien securing a $6,000,000 revolving credit facility from the GDB; and subject to a fourth mortgage lien in the amount of $6,000,000 securing interest due under an $8,000,000 loan from the GDB to the partners of the El Con Partnership, the proceeds of which were loaned to the El Conquistador.
(2) Subject to mortgage liens to secure a loan in the original principal amount of $35,500,000 from Scotiabank de Puerto Rico under the terms of an Operating Credit and Term Loan Agreement dated August 30, 1988, as amended.
(3) Annual rent of $684,000 is fixed through September 30, 1998; thereafter, $752,000 through September 30, 2003 and $827,000 through March 31, 2004. WHG has an option to renew the lease for an additional four and one half years, through September 30, 2008.
(4) Subject to a mortgage in favor of the GDB to secure a $4,000,000 loan to WKA, the proceeds of which were loaned to the El Conquistador.
(5) Subject to a first mortgage lien to secure a loan in the original principal amount of $34,000,000 from The Bank of Nova Scotia under the terms of a Credit Agreement dated as of January 20, 1993.
(6) Subject to a first mortgage lien to secure a loan in the original principal amount of $800,000 from Scotiabank de Puerto Rico.

  The El Conquistador is situated on approximately 220 acres in the Las Croabas area of Fajardo, Puerto Rico. WHG owns an interest in approximately 42 additional acres of land in the vicinity of the El Conquistador which have various uses including employee parking facilities for the El Conquistador. WHG, through ESJ Hotel Corporation, also owns approximately 150 acres of vacant land adjacent to the El Conquistador.

 Legal Proceedings

  In July 1993, Chung Lung, Inc. and its owner Wei-Yang Li (collectively "Chung Lung"), which operated the Lotus Flower Restaurant at the Condado Plaza, instituted a declaratory judgment action against PPRA and WHGI before the Puerto Rico Superior Court, San Juan Part. The action sought a declaration as to the rights and obligations of the parties under the concession agreement pursuant to which the restaurant was operating. In a related case, Chung Lung claimed damages in the amount of $87,858.50, plus interest, costs and attorney's fees. WHGI and PPRA have filed a counterclaim in this case seeking damages of $1,000 per day from October 1, 1993. All parties base their claims for damages on alleged breaches of the concession agreement. Both cases were consolidated with PPRA's case for eviction of Chung Lung from the Condado Plaza premises. On May 15, 1995, the parties agreed to a temporary settlement, endorsed by the court, in which they would maintain the prevailing working conditions until January 15, 1996, at which time Chung Lung would either continue the relationship with the Condado Plaza for a new term of 10 years, or proceed with the litigation. On January 10, 1996, Chung Lung informed the court that it had decided to continue with the litigation and was ceasing operations at the Condado Plaza. Both parties amended their respective pleadings in the case to increase their claims for damages. Chung Lung is now claiming $3,250,000 and PPRA is claiming in excess of $1,000,000. The court divided the case into two parts. The first involves the issue of whether Chung Lung had the right to remain in the premises after the contract term had expired. If the court decides that Chung Lung had such right, the case will enter a second phase for the determination of damages in favor of Chung Lung. Trial on the first phase was held in April 1997. The court recently rendered its decision that Chung Lung had no right to remain in the premises and therefore had no right to damages. Chung Lung's time to appeal from the court's decision has not yet expired.

  On November 8, 1996, Gaucho Tourism Adventure S.E. ("Gaucho"), a restaurant concessionaire at the El Conquistador, instituted an action before the Fajardo Superior Court in Humacao, Puerto Rico against the El Con Partnership and WHGI ("El Con/Williams") alleging that El Con/Williams deceived Gaucho prior to entering into the concession agreement by making representations which were not later honored. Gaucho also alleges that El Con/Williams sought to eliminate Gaucho's competition in violation of federal and local antitrust laws. Gaucho claims damages of $3,000,000, as well as injunctive relief. El Con/Williams answered the complaint, filed an opposition to Gaucho's request for equitable relief, filed a counterclaim against Gaucho and requested its eviction. The court has denied Gaucho's request for preliminary injunction. The parties are currently in the discovery stage of the proceedings.

  In May 1997, Homero San Antonio Mendoza, Magda Rosario and Eduardo Bidot Gonzalez filed an action in the United States District Court for the District of Puerto Rico against WMS, WHGI, PPRA, Stuart C. Levene, Louis J. Nicastro and Brian R. Gamache. The plaintiffs, former employees at the Condado Plaza, allege age discrimination, infringement of Puerto Rico's Minimum Wage Act and defamation and libel and seek actual damages of $6,000,000; their back pay and benefits in excess of $341,737; loss of income of not less than $3,696,645; emotional and mental suffering of $200,000 arising from the alleged libel and defamation of plaintiffs and seek reinstatement. The plaintiffs claim that they are entitled to double the foregoing damages under Puerto Rico's Antidiscrimination Statute. None of the defendants have been served with the complaint, and the court has already dismissed the complaint as to the individuals named as defendants.

  In addition to the matters set forth above, WHG currently and from time to time is involved in litigation incidental to the conduct of its business. WHG is not currently a party to any lawsuit or proceeding which, in the opinion of WHG, is likely to have a material adverse effect on WHG including those described above.

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                              RECENT DEVELOPMENTS

WHG

  On November 5, 1997, the El Con Partnership entered into the Supplement to Letter of Credit and Reimbursement Agreement with The Bank of Tokyo-Mitsubishi, Ltd. in order to extend the term of the letter of credit securing the first mortgage on the El Conquistador for an additional three months until June 9, 1998. The extension of the letter of credit effectively extended the term of the first mortgage on the El Conquistador for an additional three months from February 1, 1998 until May 1, 1998. The GDB has similarly extended the term of the El Conquistador's $6.0 million revolving credit facility.

THE PATRIOT COMPANIES

 Patriot/IHC Merger

  On December 2, 1997, Patriot and PAHOC entered into the Patriot/IHC Merger Agreement with IHC, pursuant to which IHC will merge with and into Patriot with Patriot being the surviving corporation. As a result of the Patriot/IHC Merger, Patriot will acquire all of the assets and liabilities of IHC, including IHC's portfolio of 222 owned, leased or managed hotels located in the United States, Canada, the Caribbean and Russia. Of IHC's portfolio, 40 hotels aggregating approximately 11,580 rooms are owned or controlled by IHC, 90 hotels aggregating approximately 10,354 rooms are leased and 92 hotels aggregating approximately 23,183 rooms are managed or subject to service agreements. IHC operates its hotels under a variety of brand names, including Marriott(R), Embassy Suites(R), Hilton(TM), Holiday Inn(R), Radisson(TM), Westin(R), Sheraton(TM), Doubletree(TM), Residence Inn(TM), Hampton Inn(R), Comfort Inn(TM), Homewood Suites(TM) and Colony(R). As a result of the Patriot/IHC Merger, Patriot will assume or refinance all of IHC's existing indebtedness, which totaled approximately $790 million as of December 2, 1997.

  Upon consummation of the Patriot/IHC Merger, and subject to proration as described below, IHC stockholders may elect to convert their shares of IHC Common Stock into the right to receive either (i) Patriot/IHC Cash Consideration consisting of an amount of cash equal to $37.50 per share of IHC Common Stock, or (ii) Paired Shares at the Patriot/IHC Exchange Ratio. The Patriot/IHC Merger Agreement provides that, except under certain circumstances involving the payment of cash to IHC stockholders who exercise dissenters' appraisal rights in connection with the Patriot/IHC Merger, approximately 40% of the total issued and outstanding shares of IHC Common Stock (the "IHC Outstanding Shares") will be converted into the right to receive the Patriot/IHC Cash Consideration and the remaining approximately 60% of the IHC Outstanding Shares will be converted into the right to receive Paired Shares at the Patriot/IHC Exchange Ratio. Accordingly, the aggregate Patriot/IHC Cash Consideration (the "Aggregate Patriot/IHC Cash Consideration") to be received by holders of IHC Common Stock who receive Patriot/IHC Cash Consideration generally will be an amount equal to 40% of the IHC Outstanding Shares multiplied by $37.50, or an aggregate of approximately $530 million based on the number of shares of IHC Common Stock outstanding as of December 1, 1997. The aggregate number of Paired Shares to be received by holders of IHC Common Stock who receive Paired Shares in the Patriot/IHC Merger (the "Aggregate Paired Share Consideration") generally will equal 60% of the IHC Outstanding Shares multiplied by the Patriot/IHC Exchange Ratio. Upon consummation of the Patriot/IHC Merger, holders of outstanding options to acquire IHC Common Stock will receive cash in an amount equal to the spread between the exercise price of such options and $37.50, except that certain senior executives of IHC may elect to have their options assumed by Patriot.

  The Patriot/IHC Merger Agreement provides that, in the event that the holders of IHC Outstanding Shares elect to receive Patriot/IHC Cash Consideration with respect to more than 14,168,500 shares of IHC Common Stock (approximately 40% of the IHC Outstanding Shares), such holders will receive the Aggregate Patriot/IHC Cash Consideration on a pro rata basis based on the respective numbers of shares of IHC Common Stock with respect to which each such holder has elected to receive Patriot/IHC Cash Consideration. Under such circumstances, such holders' remaining shares of IHC Common Stock that are not converted into the right to receive Patriot/IHC Cash Consideration will be converted into the right to receive Paired Shares at the

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


Patriot/IHC Exchange Ratio. In the event that the aggregate number of shares of IHC Common Stock with respect to which the holders thereof have elected to receive Paired Shares at the Patriot/IHC Exchange Ratio is greater than approximately 60% of the IHC Outstanding Shares, such holders will receive the Aggregate Paired Share Consideration on a pro rata basis based on the respective numbers of shares of IHC Common Stock with respect to which each such holder has elected to receive Paired Shares. Under such circumstances, such holders' remaining shares of IHC Common Stock that are not converted into the right to receive Paired Shares will be converted into the right to receive Patriot/IHC Cash Consideration.

  Under the terms of the Patriot/IHC Merger Agreement and subject to proration as described above, each issued and outstanding share of IHC Common Stock with respect to which the holder thereof has made an election to receive Paired Shares in the Patriot/IHC Merger generally will be converted into the right to receive a number of Paired Shares equal to $37.50 divided by the Patriot/IHC Average Closing Price. However, the Patriot/IHC Exchange Ratio is subject to adjustment if the Patriot/IHC Average Closing Price is less than $27.97 or greater than $34.186. If the Patriot/IHC Average Closing Price is less than $27.97 but greater than or equal to $26.416, the Patriot/IHC Exchange Ratio will be equal to 1.341. If the Patriot/IHC Average Closing Price is greater than $34.186 but less than or equal to $37.294 ($38.848, if the Patriot/IHC Merger is consummated after March 30, 1998), the Patriot/IHC Exchange Ratio will be equal to 1.097. If the Patriot/IHC Average Closing Price is greater than $37.294 ($38.848, if the Patriot/IHC Merger is consummated after March 30, 1998) the Patriot/IHC Exchange Ratio will be equal to $40.912 ($42.616, if the Patriot/IHC Merger is consummated after March 30, 1998) divided by the Patriot/IHC Average Closing Price. If the Patriot/IHC Average Closing Price is less than $26.416, the Patriot/IHC Exchange Ratio will be equal to 1.341, but IHC will have the right to terminate the Patriot/IHC Merger Agreement unless Patriot decides to increase the Patriot/IHC Exchange Ratio to an amount equal to $35.424 divided by the Patriot/IHC Average Closing Price, and in the event Patriot exercises such right IHC will no longer have the right to terminate the Patriot/IHC Merger Agreement.

  The Patriot/IHC Merger is subject to various conditions including, without limitation, approval of the Patriot/IHC Merger by the stockholders of Patriot, PAHOC and IHC. Subject to the terms of a shareholders agreement, certain shareholders of IHC have agreed with Patriot and PAHOC to vote 19.9% of the outstanding shares of IHC Common Stock in favor of the Patriot/IHC Merger. It is currently anticipated that the Patriot/IHC Merger will be consummated in the first quarter of 1998. In the event that the Patriot/IHC Merger Agreement is terminated under certain circumstances, including in order to allow IHC to pursue a superior proposal (as defined in the Patriot/IHC Merger Agreement), IHC will be required to pay Patriot a break-up fee of $50 million. Likewise, if the Patriot/IHC Merger Agreement is terminated by IHC as a result of Patriot's failure to recommend approval of the Patriot/IHC Merger to its stockholders, Patriot will be required to pay a $50 million break-up fee to IHC.

  The pro forma combined assets of Patriot and PAHOC at September 30, 1997 assuming consummation of the Patriot/IHC Merger would be approximately $6.2 billion (which also assumes consummation of the Wyndham Transactions, the CHCI Merger and the Merger), of which approximately 62% would be attributable to Patriot and PAHOC combined and approximately 38% would be attributable to IHC. In addition, the pro forma combined revenues of Patriot and PAHOC for the year ended December 31, 1996 and the nine months ended September 30, 1997 assuming consummation of the Patriot/IHC Merger would be approximately $1.9 billion and $1.5 billion, respectively (which also assumes consummation of the Wyndham Transactions, the CHCI Merger and the Merger), of which approximately 61% and 62%, respectively, would be attributable to Patriot and PAHOC combined and approximately 39% and 38%, respectively, would be attributable to IHC. See "Unaudited Pro Forma Financial Statements."

  In connection with the Patriot/IHC Merger, W. Thomas Parrington, Jr., President, Chief Executive Officer and a director of IHC, is expected to become the Vice Chairman of PAHOC and Milton Fine, Chairman of the Board of Directors of IHC, is expected to become a member of the Patriot Board.

  In connection with the execution of the Patriot/IHC Merger Agreement, Patriot entered into a non-binding letter of intent dated as of December 1, 1997 with Marriott International, Inc. ("Marriott") which provides for

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


Patriot's termination of franchise agreements relating to ten Marriott hotels currently owned and operated by IHC and the conversion of these hotels to the Wyndham brand (the "Marriott Letter of Intent"). In return, Marriott will assume management of ten franchised Marriott hotels currently owned and operated by IHC for the term of the franchise agreements. Subsidiaries controlled by PAHOC will continue to operate 36 franchised Marriott hotels which are owned by third parties.

 Other Owners

  The Patriot Companies are currently in negotiations with certain of the Other Owners to acquire their interests in PSJA, WHGI and WKA and an option to acquire all the equity interests of the partnership which owns the Laguna Wing of the Condado Plaza. In addition, the Patriot Companies are currently in negotiations with Kumagai to acquire its 50% interest in the El Con Partnership. The aggregate purchase price for these interests would be approximately $80 million, payable partly in cash and partly in Paired Shares. No assurance can be given that any of these transactions will be consummated.

 Revolving Credit Facility and Term Loan

  On December 16, 1997, Patriot, Paine Webber Real Estate and Chase entered into an agreement providing for (i) an increase of $200 million in availability under the Revolving Credit Facility (the "Credit Facility Amendment") for aggregate availability of $900 million on substantially the same terms as the Revolving Credit Facility, and (ii) an unsecured term loan in the aggregate principal amount of $350 million (the "Term Loan"). The Term Loan has an interest rate per annum ranging from LIBOR plus 1.00% to 2.00% (depending on the Patriot Companies' leverage ratio or the investment grade rating received from the rating agencies) or the customary alternate base rate announced from time to time plus 0.0% to 0.5% (depending on the Patriot Companies' leverage ratio). The Term Loan will be used primarily to refinance substantially all of the existing indebtedness of Wyndham and to finance payments to be made in connection with the Wyndham Transactions. In addition, it is expected that the Patriot Companies' existing Revolving Credit Facility will be used to retire that portion of existing indebtedness of Wyndham that is not refinanced through the Credit Facility Amendment and the Term Loan.

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

                              THE SPECIAL MEETING

  This Proxy Statement/Prospectus is being furnished to the WHG Stockholders in connection with the solicitation of proxies by the WHG Board from holders of outstanding shares of WHG Common Stock and WHG Preferred Stock to be voted at the Special Meeting. This Proxy Statement/Prospectus and the accompanying proxy are being mailed to the WHG Stockholders on or about December 17, 1997.

  At the Special Meeting, the holders of WHG Common Stock and WHG Preferred Stock on the Record Date will consider and vote upon a proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby, pursuant to which, among other things, Acquisition Sub, a subsidiary of PAHOC, will be merged with and into WHG. WHG will be the surviving corporation in the Merger and will become a subsidiary of PAHOC.

DATE, TIME AND PLACE

  The Special Meeting will be held at The Breakers, One South County Road, Palm Beach, Florida 33480, on January 16, 1998 at 10:30 a.m. local time.

RECORD DATE; QUORUM

  The Record Date for the Special Meeting is December 11, 1997. Accordingly, holders of record of WHG Common Stock and WHG Preferred Stock as of the Record Date are entitled to notice of and to vote at, the Special Meeting. Each share of WHG Common Stock outstanding on the Record Date is entitled to one vote at the Special Meeting. There were 6,050,200 shares of WHG Common Stock outstanding on the Record Date. Each share of WHG Preferred Stock outstanding on the Record Date is entitled to five votes at the Special Meeting. There were 300,000 shares of WHG Preferred Stock outstanding on the Record Date. The WHG Common Stock and WHG Preferred Stock will vote together as a single class at the Special Meeting. The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at the Special Meeting is necessary to constitute a quorum for the transaction of business at the Special Meeting.

REQUIRED VOTE

  Pursuant to the DGCL and the WHG Bylaws, assuming a quorum is present, the affirmative vote of a majority of all of the votes entitled to be cast at the Special Meeting is required to approve the Merger. Pursuant to the Voting and Option Agreement, Mr. Nicastro granted PAHOC an irrevocable proxy to vote 1,158 shares of WHG Common Stock and 300,000 shares of WHG Preferred Stock in favor of the Merger Agreement and the transactions contemplated thereby, subject to the terms contained therein. Additionally, pursuant to the Voting Agreement, the NAI Group, among other things and subject to certain limitations, agreed to vote the shares of WHG Common Stock which are beneficially owned by the NAI Group at all meetings of the WHG Stockholders in favor of the Merger Agreement and the transactions contemplated thereby. As of September 30, 1997, the Voting and Option Agreement and the Voting Agreement relate to approximately 42.79% of the possible votes to be cast at the Special Meeting. See "Information about WHG--Security Ownership of Certain Beneficial Owners" and "Certain Related Agreements--Voting and Option Agreement" and "-- Voting Agreement."

PROXIES

  A proxy is enclosed for use at the Special Meeting. A proxy may be revoked at any time prior to its exercise at the Special Meeting. WHG Common Stock and WHG Preferred Stock represented by properly executed proxies received at or prior to the Special Meeting and which have not been revoked will be voted in accordance with the instructions specified therein. If no instructions are given, such proxies will be voted "FOR" approval and adoption of the Merger Agreement and the transactions contemplated thereby. A proxy may be revoked at any time prior to its exercise by written notice to WHG, by submission of another proxy bearing a later date or by voting in person at the Special Meeting. Such revocation will not affect a vote on any matters taken prior

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

thereto. The mere presence at the Special Meeting of the person appointing a proxy will not revoke the appointment.

  If the Special Meeting is adjourned or postponed for any purpose, at any subsequent reconvening of the Special Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Special Meeting (except for any proxies which have theretofore effectively been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

  HOLDERS OF WHG COMMON STOCK OR WHG PREFERRED STOCK SHOULD NOT SEND ANY CERTIFICATES REPRESENTING SUCH WHG STOCK WITH THEIR PROXIES. THE PROCEDURES FOR THE EXCHANGE OF CERTIFICATES REPRESENTING WHG STOCK FOR CERTIFICATES REPRESENTING PAIRED SHARES, IN THE EVENT THE MERGER IS CONSUMMATED, ARE AS SET FORTH ELSEWHERE IN THIS PROXY STATEMENT/ PROSPECTUS. See "The Merger--Exchange of WHG Certificates; Fractional Shares."

MANNER AND EXPENSE OF SOLICITATION

  The solicitation of proxies in the accompanying form is made by the WHG Board and all costs thereof will be borne by WHG. In addition to the solicitation of proxies by use of the mails, some of the officers, directors and other employees of WHG may also solicit proxies personally or by mail, telephone or telegraph, but they will not receive additional compensation for such services. WHG may retain the services of a professional proxy solicitation firm if it deems it to be necessary. Brokerage firms, custodians, banks, trustees, nominees or other fiduciaries holding shares of WHG Common Stock in their names will be requested by WHG to forward proxy material to their principals and will be reimbursed for their reasonable out of pocket expenses in such connection.

  THE WHG BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND UNANIMOUSLY RECOMMENDS THAT WHG STOCKHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. SEE "THE MERGER--BACKGROUND OF THE MERGER" AND "--WHG'S REASONS FOR THE MERGER; RECOMMENDATION OF THE WHG BOARD."

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

                                  THE MERGER

GENERAL

  This Proxy Statement/Prospectus provides a summary of the material terms of the Merger Agreement and the transactions contemplated thereby. The discussion and description of the material terms of the Merger Agreement in this Proxy Statement/Prospectus are subject to and qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to this Proxy Statement/Prospectus as Annex A and which is incorporated herein by reference.

  On September 30, 1997, the Parties entered into the Merger Agreement pursuant to which Acquisition Sub will merge with and into WHG, with WHG as the surviving company. Each of the PAHOC Board, the Acquisition Sub Board, the Patriot Board and the WHG Board has approved the Merger Agreement and the transactions contemplated thereby.

BACKGROUND OF THE MERGER

  On October 31, 1996, Patriot entered into a binding acquisition agreement to acquire Cal Jockey and Bay Meadows. This acquisition, which was consummated on July 1, 1997, allowed Patriot and PAHOC to become a fully integrated owner and operator of hotels. Since the execution of the Cal Jockey and Bay Meadows agreement, Patriot and PAHOC have been exploring strategic opportunities to acquire hotel operators and owners of hotel brands to further develop the Patriot Companies as a fully integrated owner and operator of hotels.

  WHG's business strategy since at least April 21, 1997, when it became an independent public company, has been to maximize the economic potential of its existing properties while seeking other opportunities to manage and/or own hotels in Puerto Rico, the Caribbean and elsewhere. The execution of this business strategy, however, is constrained by WHG's limited financial resources and its limited ability to raise substantial additional capital due to, among other matters, its size, the complex ownership structure of WHGI and certain of the hotels and casinos in which WHG owns interests, and the uncertainties surrounding the refinancing of the first mortgage at the El Conquistador.

  In early June 1997, a financial advisor retained by the El Conquistador in connection with the possible refinancing of its first mortgage contacted Mr. Leslie Ng, Senior Vice President of Acquisitions of Patriot, to discuss the possible refinancing. In mid June 1997, this financial advisor advised Mr. Nicastro, Chairman of the Board and Chief Executive Officer of WHG, that a major REIT, later identified as Patriot, was interested in exploring the possible refinancing. Patriot requested certain non-public information about WHG. Mr. Nicastro advised that non-public information could not be furnished to Patriot unless and until Patriot had entered into an appropriate standstill and confidentiality agreement.

  On July 2, 1997 and July 3, 1997, Mr. Ng met with representatives of WHG and its financial advisor in Puerto Rico and toured the El Conquistador and, upon his request, the El San Juan and the Condado Plaza. During the week beginning July 7th, Mr. Ng requested and received public financial information relating to WHG, WHGI and the three hotels.

  Following this visit, the financial advisor who introduced Patriot to WHG advised Mr. Nicastro that the Patriot Companies would consider a business combination transaction with WHG. Mr. Nicastro indicated that WHG was not seeking such a transaction, but he believed that the WHG Board might be willing to discuss a proposal if the consideration to be received by WHG Stockholders would be more than $20.00 per share of WHG Common Stock. Mr. Nicastro also indicated that any party seeking a business combination with WHG would need to be willing to assist in the pending efforts to refinance the first mortgage at the El Conquistador.

  Shortly thereafter, during a telephone conversation, Mr. Brian R. Gamache, President and Chief Operating Officer of WHG, introduced Mr. Nicastro to Mr. Ng and the three discussed a possible acquisition of WHG by the Patriot Companies and their mutual interest in exploring the possibility of such a transaction. During this

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

conversation, it was agreed that a meeting would be arranged between Mr. Nicastro and Mr. William W. Evans III, Office of the Chairman of Patriot.

  On July 15, 1997, Messrs. Gamache, Nicastro, Ng and Evans, together with representatives of WHG's and the Patriot Companies' legal and financial advisors, met in New York City at the Patriot Companies' offices to discuss alternative transaction approaches for the acquisition of WHG and possible terms of such transactions. In the course of this meeting it was agreed that the Patriot Companies would begin their due diligence review of WHG and that the parties would begin negotiating confidentiality and exclusivity agreements to provide, among other things, an exclusive due diligence period for the Patriot Companies.

  On July 23, 1997, the WHG Board met to consider, among other matters, a possible business combination transaction with the Patriot Companies. Representatives of Oppenheimer, WHG's financial advisors, attended the meeting and reported Oppenheimer's preliminary views of the Patriot Companies based upon publicly available filings of the Patriot Companies. The WHG Board reviewed and discussed a draft of the proposed confidentiality and exclusivity agreement. After consideration of numerous matters, the WHG Board determined to authorize WHG to execute a confidentiality and exclusivity agreement with each of Patriot and PAHOC. The confidentiality and exclusivity agreements were executed in early August. The WHG Board also authorized the retention of Oppenheimer to assist in the negotiation of, and to provide a fairness opinion in connection with, any transaction with the Patriot Companies.

  Among the matters considered by the WHG Board in agreeing to explore a transaction with the Patriot Companies were the need for additional capital to finance expansion, the difficulties in refinancing the first mortgage at the El Conquistador, the Patriot Companies' financial strength and ability to consummate a transaction and assist in the El Conquistador refinancing, the then current market price of $12.625 per share of WHG Common Stock in relation to consideration of at least $20.00 per share in a transaction with the Patriot Companies, the potential for the Paired Shares to increase in value in the future and the possible effect on WHG's operations of the public announcement of such a transaction. In deciding to grant a 60 day exclusivity and due diligence period, the WHG Board considered that this period was required by the Patriot Companies to induce the Patriot Companies to expend the finance and management resources necessary to conduct due diligence and conclude a transaction. Moreover, the WHG Board was not desirous of pursuing alternative transactions believing that doing so would be disruptive to WHG's operations, its employee morale and its relations with its co-owners and lenders.

  Discussions continued during August and on August 26, 1997, the Patriot Companies submitted a transaction term sheet which (i) contemplated a mostly tax-free merger transaction requiring certain restructuring of the ownership and operation of the El Conquistador, the El San Juan, the Condado Plaza and WHGI, (ii) contemplated a collar arrangement which would have permitted the Merger Consideration to be received by WHG Stockholders to be as little as $18.40 or as much as $23.20 per share of WHG Common Stock, (iii) permitted the Patriot Companies to elect to not close the transaction if the trading price of the Paired Shares exceeded $29.00 and (iv) required payment by WHG of a break-up fee ranging from $7,500,000 to $10,000,000, plus expenses, under certain circumstances. WHG advised the Patriot Companies that the proposed restructuring, the terms of the collar and the amount of the break-up fee were all unacceptable. Negotiations of these matters between WHG, the Patriot Companies and their legal and financial advisors continued from time to time until the date the Merger Agreement was executed, and representatives of the Patriot Companies and WHG had virtually daily contact to conduct due diligence and negotiate the terms of the proposed transaction.

  On September 5, 1997, Mr. Paul A. Nussbaum, Chairman and Chief Executive Officer of Patriot, and other representatives of the Patriot Companies traveled to Puerto Rico and met with representatives of WHG and its financial advisor and toured the El Conquistador, the El San Juan and the Condado Plaza. On September 6, 1997, Mr. Ng, Mr. Richard F. Johnson, Chief Financial Officer of WHG, certain other representatives of WHG, and WHG's accountants met at the El Conquistador to discuss WHG's financial statements and operations.

  On September 11, 1997, WHG publicly announced that it was exclusively negotiating a business combination with an unidentified party in which WHG Stockholders would receive consideration of

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

approximately $20.00 per share. During the week following the public announcement, WHG received four preliminary indications of interest from third parties, two by telephone and two in writing. Each of the companies who submitted an indication of interest was advised that WHG was bound by a confidentiality and exclusivity agreement and could not pursue discussions at that time. None of the companies indicating preliminary interest made an offer to WHG, although one company indicated that it may have been prepared to offer "in excess of $20.00 per share" subject to review of more detailed information and meeting with senior management of WHG.

  At a meeting of the Boards of Directors of Patriot and PAHOC held on September 24, 1997, Mr. Nussbaum and Mr. Evans, with the assistance of the Patriot Companies' legal advisor, described a possible acquisition of the WHG Stock. The Patriot Board and PAHOC Board reviewed with the Patriot Companies' legal advisor the terms of a proposed acquisition and authorized management to complete negotiations of, and execute, a merger agreement with WHG.

  On September 29, 1997, WHG received an unsolicited proposal from a fifth company stating its willingness to pay $24.00 in cash for WHG's outstanding shares or, at that company's discretion, $25.00, half in cash and half in that entity's publicly-traded stock. That proposal was expressly subject to a satisfactory review of due diligence materials and the negotiation and execution of documentation.

  On September 30, 1997, the WHG Board met to consider the proposed transaction with the Patriot Companies, to review the Merger Agreement which had been previously circulated to the members of the WHG Board, to consider available alternatives and to receive a fairness opinion from Oppenheimer. During that meeting, a representative of WHG telephoned a representative of the Patriot Companies to advise the Patriot Companies of the unsolicited proposal described in the preceding paragraph. Negotiations ensued which resulted in the Patriot Companies raising the upper-end value of the proposed Merger Consideration from $23.52 per share of WHG Common Stock to $24.50 per share of WHG Common Stock. After full discussion, and the receipt of the oral opinion from Oppenheimer that as of September 30, 1997, the Merger Consideration was fair to the WHG Stockholders from a financial point of view, the WHG Board unanimously approved the form of Merger Agreement and authorized management to complete negotiations of and to execute the Merger Agreement.

  On September 30, 1997, the Boards of Directors of Patriot and PAHOC held a meeting and received an update from Messrs. Nussbaum and Evans on the negotiations between the Parties regarding the acquisition of WHG and on the current terms of the agreement between the Parties. The PAHOC Board, the Patriot Board and the Acquisition Sub Board approved the proposed merger. Following such approval, the Merger Agreement and related documents were executed and the Merger was publicly announced the morning of October 1, 1997.

WHG'S REASONS FOR THE MERGER; RECOMMENDATION OF THE WHG BOARD

  The WHG Board unanimously approved the Merger Agreement and the transactions contemplated thereby at a meeting of the WHG Board on September 30, 1997. THE WHG BOARD BELIEVES THAT THE TERMS OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY ARE IN THE BEST INTERESTS OF THE WHG STOCKHOLDERS AND RECOMMENDS THAT THE WHG STOCKHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

  In unanimously approving the Merger Agreement and the transactions contemplated thereby and in recommending that the WHG Stockholders approve the Merger Agreement and the transactions contemplated thereby, the WHG Board consulted with WHG's management, as well as its financial and legal advisors, and considered a number of factors. The material factors considered by the WHG Board in reaching its conclusions are described below.

  (i) Amount of Merger Consideration. The WHG Board considered as favorable to its determination the fact that the Merger Consideration receivable by the WHG Stockholders pursuant to the Merger Agreement could not be less than $20.00 per share of WHG Common Stock and could be as much as $24.50 per share of WHG

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Common Stock depending on the market price of a Paired Share shortly before the date the WHG Stockholders vote on the Merger Agreement. At September 30, 1997, the date of the WHG Board meeting to approve the Merger Agreement and the transactions contemplated thereby, the price of a Paired Share was in excess of the price required to provide $24.50 per share for each share of WHG Common Stock. At $20.00 or $24.50 per share, the Merger Consideration represents a premium of 122% or 172% over the $9.00 closing price of WHG Common Stock on the first day of when-issued public trading of such shares on April 17, 1997; a premium of 43.5% or 75.8% over the $13.94 closing price of WHG Common Stock on August 14, 1997, four weeks prior to the WHG press release concerning a potential transaction and a premium of 39.8% or 71.2% over the $14.31 closing price of WHG Common Stock on September 4, 1997, one week prior to the press release. If the Effective Time does not occur by January 31, 1998, the Merger Consideration per share of WHG Common Stock could increase to as much as $24.89 if the Effective Time occurs in February 1998, and to as much as $25.28 if the Effective Time occurs in March 1998.

  (ii) WHG's Business, Condition and Prospects. The WHG Board considered information with respect to the financial condition, results of operations and business of WHG on both a historical and prospective basis, and current industry, economic and market conditions. In particular, the WHG Board considered the potential impact of WHG's limited financial resources on its ability to pursue expansion opportunities, the difficulty in raising substantial new capital due to, among other matters, uncertainties surrounding the El Conquistador refinancing and the complicated ownership structure of certain of the hotels and WHGI, the significance of any potential loss of management fees from the El Conquistador, and the concentration of WHG's business on the island of Puerto Rico and the consequent risks such as hurricanes, droughts, strikes and adequate airline service. The WHG Board considered favorable to its determination that a combination with the Patriot Companies would allow WHG Stockholders to diversify their investment and to enjoy significant growth opportunities as a result of the Merger by reason of the Patriot Companies' strong financial condition and expansion plans.

  (iii) The Patriot Companies' Business, Condition and Prospects. The WHG Board considered information with respect to the financial condition, results of operations and business of the Patriot Companies, on both a historical and prospective basis, and current industry, economic and market conditions. WHG's financial advisor made presentations to and provided the WHG Board with information regarding the Patriot Companies' financial condition and prospects after conducting business and financial due diligence.

  (iv) Termination Provisions and Termination Fee. The WHG Board considered the provisions contained in the Merger Agreement that permit the WHG Board to continue to receive unsolicited inquiries and proposals, negotiate and give information to third parties and to terminate the Merger Agreement in the exercise of its fiduciary duties upon payment to PAHOC of the $5,000,000 termination fee by reason of a Superior Proposal being made. The WHG Board believed this termination fee is within the range of fees payable in comparable transactions and that the fee would not, in and of itself, preclude alternative proposals.

  (v) The Patriot Companies' Willingness to Assist in the El Conquistador Refinancing. The WHG Board considered as favorable to their determination the willingness of Patriot to provide a $20.0 million subordinated participation in the letter of credit provided by The Bank of Tokyo-Mitsubishi, Ltd. in an effort to induce that bank to extend the due date of the El Conquistador first mortgage financing.

  (vi) Major Stockholder Support. The WHG Board considered as favorable to its determination the willingness of the NAI Group, the holders of 28.6% of the outstanding WHG Common Stock, to agree to vote in favor of the Merger Agreement and the transactions contemplated thereby. See "Certain Related Agreements--Voting Agreement."

  (vii) Opinion of Oppenheimer. At the September 30, 1997 board meeting, the WHG Board considered as favorable to its determination, the oral opinion delivered to the WHG Board at that meeting by Oppenheimer (which it subsequently confirmed in a written opinion dated September 30, 1997) that, as of the date of such opinion, and based upon and subject to certain matters stated therein, the consideration to be received by holders

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

of WHG Common Stock and WHG Preferred Stock pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.

  (viii) Ability of WHG Stockholders to Obtain a Continuing Equity Interest in the Patriot Companies. The WHG Board considered as favorable to its determination the fact that the terms of the Merger will permit holders of WHG Common Stock to continue to hold an equity interest in the Patriot Companies following the Merger.

  (ix) Few Closing Conditions. The WHG Board discussed the fact that there were relatively few material conditions to consummation of the Merger, other than the approval of the WHG Stockholders.

  (x) Other Indications of Interest. The WHG Board discussed the indications of interest it had received during its discussions with the Patriot Companies, and the fact that a possible transaction at approximately $20.00 per share had been publicly announced on September 11, 1997, allowing more than two weeks for third party proposals to surface. The WHG Board regarded as favorable to its determination that the other indications of interest were either non-specific or conditional and were, in the judgment of the WHG Board, unlikely to yield a transaction on terms as favorable as those presented in the Merger Agreement. In particular, the WHG Board was concerned that other potential business transaction partners would have to deal with the same issues of complex ownership structure, the El Conquistador refinancing and other issues as the Patriot Companies and might not be able to conclude a transaction which was as unconditional as the Merger.

  The WHG Board also considered the following potentially negative factors in its deliberations concerning the Merger:

  (i) Taxable Transaction. The WHG Board considered that the receipt of the Paired Shares pursuant to the Merger Agreement would be taxable to the WHG Stockholders. In originally discussing with Patriot the possible terms of a transaction, WHG expressed its preference for a tax free transaction. By reason of Patriot's paired share status, a merger of WHG with Patriot, a REIT, in which Paired Shares were exchanged for WHG Common Stock could potentially be structured as a tax free transaction to the extent of the value of the Patriot shares, with the value of PAHOC shares constituting taxable boot. Patriot believes that 95% of the value of the Paired Shares is attributable to the Patriot shares and 5% to the PAHOC shares. However, a merger with Patriot would require the leasing of certain of WHG's hotels to third parties which might require the consent of the other owners. The merger with Patriot without such leasing might have put Patriot's REIT tax status in jeopardy. Accordingly, the transaction has been structured as a merger of WHG with a subsidiary of PAHOC so as to avoid any such leasing conditions. Although the transaction as so structured is fully taxable to WHG Stockholders, it is not conditioned upon the consent of any other owners of WHG's hotels. In the view of the WHG Board, the certainty of concluding a transaction was more important than the tax treatment.

  (ii) No Solicitation of Other Proposals; Termination Fees. The WHG Board considered the fact that WHG has not actively solicited other proposals and under the terms of the Merger Agreement, WHG and its representatives would be prohibited from encouraging, soliciting or initiating the submission of any Acquisition Proposal (see "The Merger--Acquisition Proposals"), entering into any agreement for an Acquisition Proposal or participating in any way in discussions or negotiations with any person in connection with any Acquisition Proposal, unless such action was required for the WHG Board to comply with its fiduciary duties to the WHG Stockholders under applicable law. The WHG Board also considered the possibility that WHG could be required, if the Merger Agreement was terminated under certain circumstances, to pay PAHOC a termination fee of $5,000,000. The WHG Board recognized that the inclusion of such provisions in the Merger Agreement might render it less likely that a more attractive offer for the acquisition of WHG would be presented to WHG and the WHG Stockholders; however, the WHG Board believed that in view of the impending need to refinance the El Conquistador, and the complexities of the ownership of certain of the hotels and WHGI, that it would be in the best interest of the WHG Stockholders not to jeopardize the transaction with the Patriot Companies while pursuing other less certain situations and that the Merger Agreement represented the best transaction reasonably available to WHG and the WHG Stockholders.

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

  The WHG Board was aware of the potential benefits to the directors discussed below in "The Merger--Interests of Certain Officers, Directors and WHG Stockholders," including the payment to directors for their stock options, employment agreements and WHG Preferred Stock and the provisions of the Merger Agreement affording indemnification and directors' insurance to the directors of WHG for actions and omissions of such persons occurring prior to the Effective Time. These matters were considered by the WHG Board; however, these factors did not affect the WHG Board's evaluation or recommendation of the transaction because the honoring of existing contractual arrangements and the indemnification provisions are customary in agreements relating to business combinations.

  In the opinion of the WHG Board, the above factors represent the material potential adverse factors relating to the Merger. In considering the Merger, the WHG Board considered the impact of these factors on the WHG Stockholders. In the opinion of the WHG Board, however, these potentially negative factors were outweighed by the potential positive factors considered by the WHG Board. Accordingly, the WHG Board voted unanimously to approve the Merger Agreement and the transactions contemplated thereby.

  In view of the wide variety of factors considered in connection with its evaluation of the Merger, the WHG Board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination.

THE PATRIOT COMPANIES' REASON FOR THE MERGER

  The Patriot Companies' reason for entering into the Merger Agreement was to acquire all of the equity interest in WHG.

OPINION OF WHG FINANCIAL ADVISOR

  WHG retained Oppenheimer to act as its financial advisor in connection with the Merger and to render an opinion as to the fairness, from a financial point of view, to the WHG Stockholders of the Merger Consideration to be paid for each share of WHG Common Stock and WHG Preferred Stock. At the September 30, 1997 meeting of the WHG Board, Oppenheimer delivered an oral opinion, which was confirmed by a written opinion dated the same day, that as of such date and based on the matters described therein, the Merger Consideration is fair to the WHG Stockholders from a financial point of view.

  In preparing its opinion, Oppenheimer did not assume the responsibility for independent verification of any information, whether publicly available or furnished to it by WHG, Patriot, PAHOC and their respective subsidiaries or affiliates, concerning WHG, Patriot, PAHOC or their respective subsidiaries or affiliates, including, without limitation, any financial information, forecasts or projections, considered by it in connection with the rendering of its opinion. Accordingly, Oppenheimer assumed and relied upon the accuracy and completeness of all such information. With respect to the financial forecasts and projections provided by WHG, Patriot and PAHOC to Oppenheimer and used in its analysis, the management of each of WHG, Patriot and PAHOC advised Oppenheimer that such financial forecasts and projections and other data were reasonably prepared on bases reflecting their best available estimates and judgments as to the matters covered thereby. In rendering its opinion, Oppenheimer expressed no views as to the reasonableness of such forecasts and projections or the assumptions on which they are based. Oppenheimer's opinion is necessarily based upon economic, financial, stock market and other conditions and circumstances as they existed and could be evaluated, and the information made available to it as of, the date of its opinion. In arriving at its opinion, Oppenheimer neither made nor obtained any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of WHG, Patriot or PAHOC, nor was it furnished with any such evaluations or appraisals. No limitations were imposed by WHG on Oppenheimer with respect to the investigation made or procedures followed by Oppenheimer. Oppenheimer expresses no opinion as to what the value of the Paired Shares actually will be when issued to the WHG Stockholders pursuant to the Merger Agreement or the price at which the Paired Shares will trade subsequent to the Merger. Oppenheimer was not requested or authorized to solicit, and did not solicit, any proposals from any third parties for the acquisition of WHG or any of the assets or businesses of WHG nor has

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Oppenheimer made any determination as to whether any such proposal could be obtained if solicited; however, Oppenheimer did review unsolicited indications of interest received by WHG from third parties.

  THE FULL TEXT OF THE WRITTEN OPINION OF OPPENHEIMER DATED SEPTEMBER 30, 1997, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED HERETO AS ANNEX B AND IS INCORPORATED HEREIN BY REFERENCE. HOLDERS OF WHG COMMON STOCK AND WHG PREFERRED STOCK ARE URGED TO READ THIS OPINION CAREFULLY IN ITS ENTIRETY. THE OPINION OF OPPENHEIMER IS DIRECTED TO THE WHG BOARD AND RELATES ONLY TO THE FAIRNESS OF THE MERGER CONSIDERATION TO BE RECEIVED BY THE HOLDERS OF WHG COMMON STOCK AND WHG PREFERRED STOCK FROM A FINANCIAL POINT OF VIEW, DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY WHG STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE SPECIAL MEETING. THE SUMMARY OF THE OPINION OF OPPENHEIMER SET FORTH IN THIS PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

  Oppenheimer is a nationally recognized firm and, as part of its investment banking business, is regularly engaged in valuations of businesses and securities in connection with mergers and acquisitions, underwritings, secondary distributions of securities, private placements and valuations for other purposes. WHG selected Oppenheimer based on its long-standing familiarity with WHG and its experience in analyses of transactions of this type.

  Oppenheimer's opinion did not recommend to the WHG Board that any specific amount of consideration constituted the appropriate consideration for the Merger. The amount to be paid for each share of WHG Common Stock and WHG Preferred Stock was offered by Patriot and negotiated by WHG. Oppenheimer's opinion to the WHG Board addresses only the fairness from a financial point of view of the Merger and does not constitute a recommendation to the WHG Stockholders as to how such stockholders should vote at the Special Meeting. Oppenheimer expressed no opinion as to the tax consequences of the Merger, and Oppenheimer's opinion as to the fairness of the Merger Consideration to be paid for each share of WHG Common Stock and WHG Preferred Stock does not take into account the particular tax status or position of any WHG Stockholder.

  In connection with the preparation of its opinion, Oppenheimer, among other things: (i) reviewed the Merger Agreement; (ii) reviewed WHG's audited and unaudited financial statements for the fiscal years ended June 30, 1995, 1996 and 1997; (iii) reviewed audited and unaudited financial statements of the Condado Plaza, the El San Juan, the El Conquistador and WHGI for the fiscal years ended 1995, 1996 and 1997; (iv) reviewed PAHOC's and Patriot's audited financial statements for the fiscal years ended December 1994, 1995 and 1996 and unaudited statements for the six months ended June 30, 1996 and 1997, as well as historical and projected financial results on a pro forma basis assuming the Cal Jockey Merger and the consummation of the Wyndham Merger; (v) reviewed proxy information for PAHOC and Patriot dated June 2, 1997; (vi) visited WHG's hotel properties; (vii) held discussions with senior management of WHG and Patriot and PAHOC with respect to the businesses and prospects of WHG and Patriot and PAHOC; (viii) reviewed financial projections of WHG prepared by WHG; (ix) reviewed financial projections of Patriot and PAHOC prepared by Patriot and PAHOC, respectively; (x) reviewed financial projections of the Condado Plaza, the El San Juan, the El Conquistador and WHGI prepared by WHG; (xi) reviewed current and historical market prices and trading volume of WHG Common Stock and the Paired Shares; (xii) reviewed and analyzed certain publicly available financial data for certain public companies Oppenheimer deemed comparable to WHG and Patriot and PAHOC; (xiii) reviewed and analyzed certain publicly available financial data for transactions that Oppenheimer deemed comparable to the Merger; (xiv) performed discounted cash flow analysis of WHG, the Condado Plaza, the El San Juan, the El Conquistador and WHGI using certain assumptions regarding future performance provided to Oppenheimer by the management of WHG; (xv) reviewed other public information concerning WHG and Patriot and PAHOC; and (xvi) performed such other analyses and reviewed such other information as Oppenheimer deemed appropriate.

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

 Valuation of WHG

  Oppenheimer performed five primary valuation analyses of WHG: (i) a Comparable Public Company Analysis, which consisted of reviewing and considering certain financial and stock market data for certain publicly traded hotel companies; (ii) a Comparable Mergers and Acquisitions Transaction Analysis, which consisted of reviewing certain financial data of selected comparable acquisitions involving companies deemed by Oppenheimer to be similar to WHG; (iii) a Discounted Cash Flow Analysis; (iv) a Premium Paid Analysis; and (v) a Stock Market Analysis. Although these analyses were applied to the results of WHG on a consolidated and de-consolidated basis, Oppenheimer concluded that the consolidated basis was less appropriate due to the existence of certain minority interests in income and equity in loss of nonconsolidated affiliates as well as the varying performance levels and intercompany debt levels of the various properties.

  In establishing the range of values resulting from the application of each of the analyses, Oppenheimer made qualitative judgments as to the meaningfulness of the valuation measurements. The judgments were based upon a comparable analysis of the financial performance and growth prospects of WHG and the Comparable Companies, the number and similarity of comparable transactions, as well as predictability and volatility of future operating results when assessing the relative significance of the Discounted Cash Flow Analysis. The relative appropriateness of certain other valuation measurements as used generally for comparative purposes, were also taken into account in making such judgments.

  Comparable Public Company Analysis. Oppenheimer compared WHG to 15 other publicly traded hotel companies (the "Comparable Companies"). Oppenheimer compared WHG to the Comparable Companies on the basis of size, financial performance and growth prospects. Using publicly available information, Oppenheimer analyzed, among other things, the market values and certain financial criteria for the Comparable Companies including their earnings before interest expense, income taxes, depreciation and amortization ("EBITDA") for the most recent 12 months for which financial data were available and, on an estimated basis, for the fiscal years ended 1998 and 1999. In making these comparisons, Oppenheimer determined that EBITDA was a more appropriate measure than net income to evaluate the performance and prospects of an entity which has significant depreciation charges and minority interests. Oppenheimer utilized EBITDA multiples which were at discounts to the Comparable Companies for the following reasons: (i) the financial condition of the El Conquistador; (ii) the significant portion of WHGI's management and incentive fees related to the El Conquistador; (iii) WHG's dependence on Puerto Rico as the location for all its properties; (iv) volatility of financial results of WHG; (v) the complicated ownership structure of certain of WHG's hotels and WHGI; (vi) the fact that WHG is smaller than many of the Comparable Companies; (vii) the limited growth of WHG; and (viii) the lease of the Laguna Wing at the Condado Plaza. Based on the aforementioned facts, Oppenheimer concluded that the valuation of WHG based on the Comparable Public Company Analysis was approximately $17.50 to $19.50 per share of WHG Common Stock.

  Comparable Mergers and Acquisitions Transaction Analysis. Oppenheimer analyzed a number of publicly disclosed merger and acquisition transactions involving companies and businesses it deemed to have similarities to WHG. In this analysis, earnings and cash flow multiples for the most recent 12 months for which financial data was available were calculated for the target companies based upon the respective purchase prices in those transactions. A comparative analysis of size, financial performance and growth prospects between WHG and the target companies in the publicly disclosed merger and acquisition transactions formed the basis for the selection of the appropriate multiples for WHG. Multiples compared included Aggregate Value (market capitalization plus debt minus cash)/Revenues, Aggregate Value/EBITDA, Aggregate Value/EBIT, Equity Value/Net Income and Equity Value/Book Value. Oppenheimer deemed the Comparable Mergers and Acquisitions Transaction Analysis to be the least appropriate measure of the value of WHG. Oppenheimer concluded that the valuation of WHG based on the Comparable Mergers and Acquisitions Transaction Analysis was approximately $18.00 to $20.00 per share of WHG Common Stock.

  Discounted Cash Flow Analysis. Oppenheimer performed two methods of discounted cash flow analysis utilizing projections on a de-consolidated basis in order to develop implied equity values for WHG. The present

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

value of interim cash flows was determined using a risk-adjusted rate of return or "discount rate." Oppenheimer utilized a discount rate ranging from 8% to 16% for each of WHGI, the Condado Plaza and the El San Juan, and a discount rate ranging from 10% to 18% for the El Conquistador. Provisions for the value of WHG at the end of the forecast period, or terminal value, were made based upon (i) a multiple of 2002 EBITDA discounted to reflect the predictability and volatility of future operating results and (ii) the present value of the 2002 cash flow received in perpetuity. Based on the foregoing, Oppenheimer concluded that the valuation of WHG based on the Discounted Cash Flow Analysis ranged from approximately $17.00 to $19.00 per share of WHG Common Stock.

  Premium Paid Analysis. Oppenheimer analyzed the acquisition premium (the difference between the acquisition price and the unaffected trading price) paid for WHG based on the WHG Common Stock price one week prior to the announcement of a potential transaction on September 11, 1997 (the "Announcement Date"), (September 4, 1997), four weeks prior to the Announcement Date and following WHG's earnings press release on August 14, 1997 (August 14, 1997), and at the time the WHG Board initially considered Patriot's indication of interest at $20.00 per share (July 23, 1997). Under this method, Oppenheimer evaluated the impact of control premiums on publicly traded companies by looking at share prices prior to and after the announcement of an acquisition.

  The acquisition premiums implied at a purchase price of $20.00 per share of WHG Common Stock are 58.42%, 43.50% and 39.76% based on the WHG Common Stock prices on July 23, 1997, August 14, 1997 and September 4, 1997, respectively. The acquisition premiums implied at a purchase price of $24.50 per share of WHG Common Stock are 94.06%, 75.78% and 71.21% based on the same dates. Based on Oppenheimer's analysis of other acquisitions, premiums paid over the trading price four weeks prior to the announcement of an acquisition are generally approximately 35%. Applying this premium to the price of WHG Common Stock at a date four weeks prior to the Announcement Date, results in a value of approximately $19.00 per share of WHG Common Stock.

  Stock Market Analysis. Oppenheimer analyzed the trading activity of WHG Common Stock during the period April 17, 1997, the first day of trading on a when-issued basis of WHG Common Stock, through September 11, 1997. Oppenheimer reviewed the stock price performance, trading values and the effects of significant events on the price of WHG Common Stock. The significant events during such period included: (i) the sell-off following the Distribution; (ii) the Schedule 13D filing on June 12, 1997 by Libra Advisors representing 6.2% of the outstanding WHG Common Stock; (iii) the release of fiscal year end earnings on August 14, 1997; (iv) the Schedule 13D filing on September 2, 1997 by Waveland Partners, L.P. representing 5.8% of the outstanding WHG Common Stock; (v) the increase of the price of WHG Common stock on September 9, 1997; and (vi) the announcement on the Announcement Date of a potential transaction involving consideration of approximately $20.00 for each share of WHG Common Stock. Oppenheimer noted that from April 17, 1997 to September 10, 1997 (one day prior to the Announcement Date), WHG Common Stock traded between a high of $19.25 and a low of $8.375 per share, and that approximately 75% of WHG Common Stock traded at prices between $8.375 to $14.00 per share. Oppenheimer also noted that the average daily trading volume for WHG Common Stock during such period was approximately 56,000 shares.

 Valuation of Patriot and PAHOC

  In consideration of the fact that the Merger involves the exchange of Paired Shares for WHG Common Stock and WHG Preferred Stock as described in the Merger Agreement, Oppenheimer performed a valuation of Patriot and PAHOC.

  Comparable Public Company Analysis. Oppenheimer utilized the business plan and projections of future operations of Patriot and PAHOC prepared by Patriot, assuming the Wyndham Merger and the Cal Jockey Merger had been completed and excluding the potential impact of the Merger, to value Patriot and PAHOC. Oppenheimer reviewed the forecast of funds from operations (the "FFO") developed by Patriot and reflected in their financial forecast and business plan. Oppenheimer derived a range of values for the Paired Shares by applying forecasted FFO for Patriot and PAHOC for the calendar year ending December 31, 1998 to the

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

corresponding range of FFO multiples for certain comparable companies (the "Patriot Comparable Companies") which Oppenheimer considered comparable to Patriot and PAHOC. The Patriot Comparable Companies selected by Oppenheimer were three real estate investment trusts which own hotel properties: FelCor Suite Hotels, Inc.; Hospitality Properties Trust; and Starwood Lodging Trust. The per share forecasted FFO multiples for the Patriot Comparable Companies were based upon average independently published estimates for calendar year 1998, the last period for which such estimates were currently available. In calculating FFO multiples for the selected period, the September 26, 1997 closing stock prices for the Patriot Comparable Companies were used. Oppenheimer observed that the FFO multiples for the Patriot Comparable Companies, for the year ending December 31, 1998, ranged from 11.8x to 14.9x. Based on the foregoing, Oppenheimer estimated a range of value for the Paired Shares of $29.00 to $36.75.

  Valuation Conclusion. In reviewing the Comparable Public Company Analysis, the Comparable Mergers and Acquisitions Transaction Analysis and the Discounted Cash Flow Analysis performed for WHG, as well as the Premium Paid Analysis and the Stock Market Analysis, Oppenheimer placed relatively greater weight on the Comparable Public Company Analysis, the Discounted Cash Flow Analysis and the Premium Paid Analysis. Based upon the valuation of WHG and Patriot and PAHOC, it is the opinion of Oppenheimer that the Merger Consideration based on the Exchange Ratio, is fair, from a financial point of view, to the WHG Stockholders.

  A fairness opinion is the product of a complex process and cannot necessarily be partially analyzed or readily summarized. Examining portions of the analyses summarized above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Oppenheimer's opinion. In arriving at its opinion, Oppenheimer considered the results of all of such analyses as were relevant. The analyses were prepared by Oppenheimer solely for purposes of providing its opinion as to the fairness of the consideration provided in the Merger Agreement, from a financial point of view, to the holders of WHG Common Stock and WHG Preferred Stock. Analyses based upon forecasts of future results are inherently subject to substantial uncertainties and are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, analyses relating to the values of business do not purport to be appraisals or to reflect the prices at which businesses may actually be sold or combined. Accordingly, Oppenheimer expresses no opinion as to what the value of the Paired Shares actually will be when issued to holders of WHG Common Stock and WHG Preferred Stock pursuant to the Merger Agreement or the price at which the Paired Shares will trade subsequent to the Merger. As described above, Oppenheimer's opinion and presentation to the WHG Board was one of many factors taken into consideration by the WHG Board in making its determination to approve the Merger Agreement and should not be viewed as determinative of the views of the WHG Board or management with respect to the consideration for the WHG Common Stock and WHG Preferred Stock or the proposed Merger. The foregoing summary does not purport to be a complete description of the analyses performed by Oppenheimer.

  Fees and Expenses. Pursuant to an agreement entered into August 14, 1997, Oppenheimer was retained by WHG to render certain financial advisory and investment banking services, including analyzing the fairness of the Merger to the WHG Stockholders, from a financial point of view. WHG has agreed to pay Oppenheimer (a) a retainer fee of $50,000, which amount will be deducted from the Transaction Fee (as hereinafter defined), (b) upon the closing of the Merger, a transaction fee (the "Transaction Fee") equal to 0.75% of the aggregate consideration received by WHG and the WHG Stockholders, and (c) upon delivery of the fairness opinion (which was delivered on September 30, 1997), a fee of $400,000, which amount will be deducted from the Transaction Fee. In no event will the aggregate fee payable to Oppenheimer by WHG exceed $1,600,000.

  In addition, WHG has agreed, among other things, to reimburse Oppenheimer for reasonable fees and disbursements of counsel and other reasonable out-of-pocket expenses incurred in connection with the services provided by Oppenheimer, not to exceed $25,000 in the aggregate unless otherwise agreed to by WHG. WHG has also agreed to indemnify and hold harmless Oppenheimer and certain of its related parties to the full extent lawful from and against liabilities, including certain liabilities under the federal securities laws, incurred in connection with the firm's engagement.

  Oppenheimer is currently rendering financial advisory services to WMS in connection with WMS' corporate restructuring, and is receiving customary compensation in connection therewith. Additionally, Oppenheimer has rendered financial advisory services to WMS, Midway Games Inc., a subsidiary which is 86.8% owned by WMS, and WHG in the past, including rendering a fairness opinion in connection with the Distribution, and received customary compensation in connection therewith. Mr. Richard D. White, a Managing Director of Oppenheimer, is a director of Midway Games Inc.

INTERESTS OF CERTAIN OFFICERS, DIRECTORS AND WHG STOCKHOLDERS

  In considering the recommendation of the WHG Board with respect to the Merger, the WHG Stockholders should be aware that certain officers, directors and WHG Stockholders have certain interests summarized below that may present potential or actual conflicts of interest in connection with the Merger. The WHG Board was aware of the potential or actual conflicts of interest and considered them along with other matters described under "The Merger--WHG's Reasons for the Merger; Recommendation of the WHG Board."

 Ownership of WHG Common Stock

  As of the date of this Proxy Statement/Prospectus, the executive officers and directors of WHG beneficially owned an aggregate of 463,508 shares of WHG Common Stock, constituting approximately 7.1% of all the outstanding WHG Common Stock (excluding WHG Preferred Stock convertible into WHG Common Stock). Such 463,508 shares of WHG Common Stock consist of 11,508 shares of WHG Common Stock and 452,000 shares of WHG Common Stock issuable pursuant to currently exercisable stock options to purchase WHG Common Stock.

  Pursuant to the Merger Agreement, the executive officers and directors of WHG will be entitled to receive the Merger Consideration for each share of WHG Common Stock held by them. In addition, as of the Record Date, the executive officers and directors of WHG held options to acquire an aggregate of 536,000 shares of WHG Common Stock. At the Effective Time, options to acquire 84,000 of such shares will be converted into options to acquire Paired Shares, and options to acquire 190,000 of such shares (150,000 of which are held by Mr. Brian R. Gamache, an officer and director of WHG) will be converted into the right to receive cash in an amount equal to the excess, if any, of the Exchange Ratio Product over the exercise price for such options ($8.375) multiplied by the number of shares of WHG Common Stock subject to such options, which cash amount, based on the average closing price for the Paired Shares on the NYSE for the ten day trading period preceding December 11, 1997 of $30.5375, would aggregate approximately $2,957,600. Additionally, at the Effective Time, to the extent Mr. Nicastro, Mr. George R. Baker and Ms. Barbara M. Norman exercise their rights under their respective employment agreements with WHG to require WHG to purchase their options to purchase WHG Common Stock pursuant thereto, PAHOC and Patriot will pay, or permit WHG to pay, at or after the Effective Time any amounts due pursuant to the Merger Agreement with respect to such options. Mr. Nicastro, Mr. Baker and Ms. Norman hold options to purchase 150,000, 87,000 and 25,000 shares of WHG Common Stock, respectively. Each of such persons has advised the WHG Board that he or she intends to exercise such rights at the Effective Time.

  As a condition of the willingness of PAHOC, Acquisition Sub and Patriot to enter into the Merger Agreement, the NAI Group entered into the Voting Agreement. Mr. Redstone and National Amusements, Inc. beneficially own 858,450 and 870,975 shares of WHG Common Stock, respectively, representing an aggregate of 28.6% of the outstanding shares of WHG Common Stock, and 22.9% of the combined voting power of WHG Common Stock and WHG Preferred Stock.

  Pursuant to the Voting Agreement, the NAI Group agreed, at every meeting of the WHG Stockholders or any adjournment thereof or in connection with any written consent of the WHG Stockholders, to vote (or cause to be voted) during the Voting Agreement Proxy Term all shares owned by the NAI Group except as specifically requested by PAHOC in advance, (i) in favor of the adoption of the Merger Agreement and approval of the

Merger and the other transactions contemplated by the Merger Agreement, (ii) against (x) any Acquisition Proposal and any proposal for any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of WHG under the Merger Agreement or which is reasonably likely to result in any of the conditions of WHG's obligations under the Merger Agreement not being fulfilled and (y) any change in the directors of WHG, any change in the present capitalization of WHG or any amendment to the WHG Charter or the WHG Bylaws, any other material change in WHG's corporate structure or business, or any other action which in the case of each of the matters referred to in this clause (y) could reasonably be expected to impede, interfere with, delay, postpone or materially adversely affect the transactions contemplated by the Merger Agreement or the likelihood of such transactions being consummated, and (iii) in favor of any other matter necessary for consummation of the transactions contemplated by the Merger Agreement which is considered at any such meeting of WHG Stockholders or in such consent, and in connection therewith to execute any documents which are necessary or appropriate in order to effectuate the foregoing.

  During the Voting Agreement Proxy Term, the NAI Group agreed, among other things, not to (a) deposit their shares of WHG Common Stock into a voting trust or enter into a voting agreement or arrangement with respect to such shares or grant any proxy or power of attorney with respect thereto, or (b) take any action that would have the effect of preventing or disabling either of them from performing their obligations under the Voting Agreement.

  The NAI Group has the right to terminate the Voting Agreement (i) following the making of a Stockholder Superior Proposal to the WHG Board or (ii) within 10 business days after the date on which the average closing price per share of Paired Shares, as reported on the NYSE over the 10 trading days immediately preceding the day of determination, is less than $19.50 per share. A "Stockholder Superior Proposal" means any bona fide Acquisition Proposal made after September 30, 1997 in writing, the terms of which provide for the WHG Stockholders to receive value superior to the value to be received under the Merger Agreement.

  The Voting Agreement provides that nothing in the Voting Agreement shall prohibit the NAI Group from disposing of any of its shares of WHG Common Stock free and clear from the restrictions in the Voting Agreement or from pledging such shares in connection with the receipt of margin loans or otherwise.

  For further description of the Voting Agreement see "Certain Related Agreements--Voting Agreement."

 Ownership of WHG Preferred Stock

  As of the date of this Proxy Statement/Prospectus, there were 300,000 shares of WHG Preferred Stock outstanding all of which are owned by Mr. Nicastro and which represent 19.9% of the combined voting power of WHG Common Stock and WHG Preferred Stock. Pursuant to the Merger Agreement, at the Effective Time each share of WHG Preferred Stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive that number or fraction thereof of Paired Shares as the holder of such shares of WHG Preferred Stock would have the right to receive assuming conversion of such shares of WHG Preferred Stock, together with any accrued and unpaid dividends thereon, into WHG Common Stock immediately prior to the Effective Time. The 300,000 shares of WHG Preferred Stock outstanding are convertible into 333,333 shares of WHG Common Stock, excluding any accrued and unpaid dividends.

  As a condition of the willingness of PAHOC, Acquisition Sub and Patriot to enter into the Merger Agreement, Mr. Nicastro entered into the Voting and Option Agreement.

  Pursuant to the Voting and Option Agreement, Mr. Nicastro irrevocably appointed PAHOC as proxy with full power of substitution during and for the Voting and Option Proxy Term to vote each share of (a) WHG Common Stock and
(b) WHG Preferred Stock owned by him on September 30, 1997 or thereafter (such shares of the WHG Common Stock and WHG Preferred Stock collectively referred to as the "Nicastro Shares") at every meeting of the WHG Stockholders or any adjournment thereof or in connection with any written consent of the WHG Stockholders, (i) in favor of the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement, (ii) against (x) any Acquisition Proposal and any proposal for any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of WHG under the Merger Agreement or which could result in any of the conditions of WHG's obligations under the Merger Agreement not being fulfilled and (y) any change in the directors of WHG, any change in the present capitalization of WHG or any amendment to the WHG Charter or WHG Bylaws, any other material change in WHG's corporate structure or business, or any other action which in the case of each of the matters referred to in this clause (y) could reasonably be expected to impede, interfere with, delay, postpone or materially adversely affect the transactions contemplated by the Merger Agreement or the likelihood of such transactions being consummated, and (iii) in favor of any other matter necessary for consummation of the transactions contemplated by the Merger Agreement which is considered at any such meeting of WHG Stockholders or in such consent, and in connection therewith to execute any documents which are necessary or appropriate in order to effectuate the foregoing including the ability for PAHOC or its nominees to vote such shares directly.

  To the extent PAHOC does not vote the Nicastro Shares as set forth above, Mr. Nicastro agreed, except as otherwise requested in writing by PAHOC, to vote the Nicastro Shares as set forth in (i), (ii) and (iii) of the previous paragraph.

  Additionally, pursuant to the Voting and Option Agreement, Mr. Nicastro granted PAHOC an option to purchase all but not less than all of the 300,000 shares of WHG Preferred Stock held by him at the exercise price set forth therein. The option terminates on April 15, 1998, or, if the March 31, 1998 termination date of the Merger Agreement is extended, 15 days after the termination of the Merger Agreement.

  The exercise price for each share of WHG Preferred Stock pursuant to the Voting and Option Agreement is the greater of (i) $22.22 or (ii) the product of 1.11 times the Value of the Paired Shares. The "Value of the Paired Shares" means the product of (x) the average of the closing prices of the Paired Shares on the NYSE on the ten trading days ending immediately prior to the date PAHOC exercises the option (the "Calculation Price") and (y) the Exchange Ratio determined pursuant to the Merger Agreement as if the Average Closing Price were equal to the Calculation Price.

  As additional consideration for the purchase of the WHG Preferred Stock, PAHOC has agreed to pay Mr. Nicastro, as and when received by PAHOC, in cash or in kind, 50% of the amount by which (i) any proceeds received prior to the date which is 180 days after the option closing by PAHOC from the sale, exchange, transfer or other disposition of the WHG Preferred Stock sold at the option closing or the WHG Common Stock issued upon conversion of such WHG Preferred Stock exceeds (ii) the sum of (a) the aggregate amount paid pursuant to the exercise of the option and (b) if the exercise price for the option closing is determined pursuant to clause (ii) of the previous paragraph, an amount equal to any dividends accrued which are unpaid as of the date of such closing on the Nicastro Shares purchased at the option closing.

  Mr. Nicastro agreed, among other things, during the Voting and Option Proxy Term not to (a) sell, tender, transfer, pledge, encumber, assign or otherwise dispose of any of the Nicastro Shares, (b) deposit the Nicastro Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Nicastro Shares or grant any proxy or power of attorney with respect thereto, or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, transfer, pledge, encumbrance, assignment or other disposition of any of the Nicastro Shares.

  Finally, Mr. Nicastro agreed that from the Closing Date and until 90 days after the Effective Time, he would not offer, sell, contract to sell, make any short sale, pledge, grant any option to purchase or otherwise dispose of any Paired Shares that he receives in the Merger or any securities of Patriot, PAHOC or Acquisition Sub that he receives in the Merger which are substantially similar to, or derivative of, Paired Shares, or which are convertible into or exchangeable or exercisable for, or that otherwise represent the right to receive, Paired Shares without the prior written consent of Patriot, PAHOC or Acquisition Sub; provided, however, that he may during such period sell Paired Shares in compliance with law provided that the aggregate proceeds of such sales do not exceed $3,000,000.

  For further description of the Voting and Option Agreement see "Certain Related Agreements--Voting and Option Agreement."

  Mr. Nicastro acquired the WHG Preferred Stock on July 31, 1997 as a result of WHG exercising its put option under the Put and Call Agreement dated as of April 21, 1997 between Mr. Nicastro and WHG (the "Put and Call Agreement"). The Put and Call Agreement provided that at any time prior to December 31, 1999, WHG would have the right to require (the "Put Option") Mr. Nicastro to purchase 300,000 shares of WHG Preferred Stock for an aggregate purchase price of $3,000,000. Mr. Nicastro also had the right to purchase (the "Call Option") 300,000 shares of WHG Preferred Stock for an aggregate purchase price of $3,300,000 prior to December 31, 1999 but only in the event that prior to such date any non-exempt person or entity or group of persons or entities acting in concert acquired or announced the intention to acquire beneficial ownership of 10% or more of the WHG Common Stock. The Put and Call Agreement also provided that so long as the Put Option and Call Option remained outstanding, WHG would not increase the number of or change, alter or otherwise impair the relative rights, preferences or other provisions of the WHG Preferred Stock nor would WHG, except with the consent of two-thirds of the WHG Board, authorize the issuance of, or become bound to issue, any shares of capital stock having voting rights other than the 12,000,000 authorized shares of WHG Common Stock and such limited voting rights as may be required by law. Mr. Nicastro also has registration rights with respect to any shares of WHG Common Stock issued upon conversion of the WHG Preferred Stock. The Put Option and Call Option were not transferable and were to terminate on the earlier to occur of December 31, 1999 or the death of Mr. Nicastro. The Put and Call Agreement was designed to enable WHG to raise additional capital and to provide Mr. Nicastro a sufficient equity interest in WHG to induce Mr. Nicastro to continue as Chairman of the Board of Directors and Chief Executive Officer of WHGI so as to prevent the premature imposition of super majority voting requirements at WHGI. WHG exercised the Put Option on July 23, 1997 and Mr. Nicastro paid the exercise price and was issued 300,000 shares of the WHG Preferred Stock on July 31, 1997.

 Employment Agreements

  Mr. Nicastro entered into an employment agreement with WHG dated as of April 21, 1997 pursuant to which he serves as Chairman of the Board and Chief Executive Officer of WHG for a term of five years with an annual base salary of not less than $400,000 per annum, plus bonus compensation in an amount equal to two percent of the pre-tax income of WHG. Mr. Nicastro is also entitled to participate in WHG's employee benefit plans for which he is eligible and which are made available to other executive officers of WHG. Mr. Nicastro has agreed not to engage in any competitive business with WHG during the term of the agreement and for one year thereafter. The employment agreement is terminable at the election of Mr. Nicastro upon the occurrence without his consent or acquiescence of any one or more of the following events: (i) the placement of Mr. Nicastro in a position of lesser stature or the assignment to Mr. Nicastro of duties, performance requirements or working conditions significantly different from or at a variance with those presently in effect; (ii) the treatment of Mr. Nicastro in a manner which is in derogation of his status as a senior executive; (iii) the cessation of service of Mr. Nicastro as a member of the WHG Board; (iv) the discontinuance or reduction of amounts payable or personal benefits available to Mr. Nicastro pursuant to such agreement; or (v) the requirement that Mr. Nicastro work outside his agreed-upon metropolitan area. In any such event, and in the event WHG is deemed to have wrongfully terminated Mr. Nicastro's employment agreement under the terms thereof, WHG is obligated (a) to make a lump sum payment to Mr. Nicastro equal in amount to the sum of the aggregate base salary during the remaining term of his employment agreement and the bonus (assuming pre-tax income of WHG during the remainder of the term of the employment agreement is earned at the highest level achieved in either of the last two full fiscal years prior to such termination) and (b) to purchase at the election of Mr. Nicastro all stock options held by him with respect to WHG Common Stock at a price equal to the spread between the option price and the fair market price of such stock as defined in the agreement. The employment agreement is also terminable at the election of Mr. Nicastro if individuals constituting the WHG Board, or successors approved by such WHG Board members, cease for any reason to constitute at least a majority of the WHG Board. Upon such an event, WHG may be required to purchase the stock options held by Mr. Nicastro and make payments similar to those described above. Mr. Nicastro also receives additional compensation of $22,500 per annum for his services as a Director of WHGI.

  Pursuant to the Merger Agreement and arrangements between Mr. Nicastro and Patriot and PAHOC, Mr. Nicastro's employment agreement with WHG shall terminate at the Effective Time. Pursuant to the terms of the employment agreement, Mr. Nicastro will be paid approximately $2.6 million in cash, which amount represents Mr. Nicastro's base salary and bonus (based on the fiscal 1997 bonus) for the remainder of the term of the employment agreement and which amount will vary depending on the Effective Time. Mr. Nicastro will also be paid in respect of the option to purchase 150,000 shares of WHG Common Stock held by him a cash amount equal to 150,000 times the excess, if any, of the Exchange Ratio Product over the exercise price of such options ($8.375), which cash amount, based on the average closing price for the Paired Shares on the NYSE for the ten day trading period preceding December 11, 1997 of $30.5375, would aggregate approximately $2,334,960.

  Mr. Nicastro has entered into an employment agreement with PAHOC and WHGI commencing at the Effective Time and terminating on April 30, 1999. Pursuant to the Employment Agreement, Mr. Nicastro will continue to serve as Chairman of the Board and Chief Executive Officer of WHGI, will regularly exercise the functions of the Chief Executive Officer of WHGI, and will have such other powers and duties as may from time to time be prescribed by the Board of Directors of WHGI for a salary of $1.00 per annum. Mr. Nicastro has agreed not to engage in any competitive business with WHGI in Puerto Rico or elsewhere in the Caribbean during the term of the employment agreement.

  Mr. George R. Baker entered into a three-year employment agreement with WHG dated April 21, 1997 pursuant to which he serves as a Vice Chairman of the WHG Board and as a Director of WHGI. The agreement provides for an annual base salary of not less than $100,000. WHG has agreed that Mr. Baker may engage in other activities which may command his full-time and attention and that it is anticipated that he will not be required to render services for more than 20 hours per month. Mr. Baker is also entitled to participate in WHG's employee benefit plans for which he is eligible and which are made available to other executive officers of WHG. The employment agreement is terminable at the election of Mr. Baker upon the occurrence without his consent or acquiescence of any one or more of the following events: (i) the placement of Mr. Baker in a position of lesser stature or the assignment to Mr. Baker of duties, performance requirements or working conditions significantly different from or at a variance with those presently in effect; (ii) the treatment of Mr. Baker in a manner which is in derogation of his status as a senior executive; (iii) the cessation of service of Mr. Baker as a member of the WHG Board; or (iv) the discontinuance or reduction of amounts payable or personal benefits available to Mr. Baker pursuant to such agreement. In any such event, and in the event WHG is deemed to have wrongfully terminated Mr. Baker's employment agreement under the terms thereof, WHG is obligated (a) to make a lump sum payment to Mr. Baker equal in amount to the sum of the aggregate base salary during the remaining term of his employment agreement and (b) to purchase at the election of Mr. Baker all stock options held by him with respect to WHG Common Stock at a price equal to the spread between the option price and the fair market price of such stock as defined in the agreement. The employment agreement is also terminable at the election of Mr. Baker if individuals constituting the WHG Board, or successors approved by such WHG Board members, cease for any reason to constitute at least a majority of the WHG Board. Upon such an event, WHG may be required to purchase the stock options held by Mr. Baker and make payments similar to those described above. Mr. Baker also receives additional compensation of $22,500 per annum for his services as a Director of WHGI.

  Mr. Baker has informed WHG that at the Effective Time he will elect to terminate his employment agreement. At such time WHG will be obligated to pay Mr. Baker a lump sum in cash equal to (i) the aggregate base salary that would otherwise have been paid to Mr. Baker during the term of his agreement, which amount as of December 15, 1997 would be approximately $234,600, and (ii) 87,000 (the number of shares covered by his outstanding options) times the excess, if any, of the Exchange Ratio Product over the exercise price ($8.375) of Mr. Baker's options, which cash amount, based on the average closing price for the Paired Shares on the NYSE for the ten day trading period preceding December 11, 1997 of $30.5375, would aggregate approximately $1,354,280.

  Mr. Brian R. Gamache is employed as President and Chief Operating Officer of WHGI pursuant to an employment agreement dated October 27, 1996. The two-year term of the agreement ends October 27, 1998 and is automatically extended from year to year thereafter. The agreement provides for a minimum annual base salary of $300,000 as well as a minimum bonus of $50,000 for the 1997 fiscal year. Additionally, Mr. Gamache is entitled to bonus compensation at the discretion of the Board of Directors of WHGI, as well as participation, to the extent eligible, in any health and life insurance plans generally available to executive officers of WHGI; provided that WHGI is obligated, to the extent available at normal rates, to provide Mr. Gamache with $500,000 of term life insurance and additional whole life insurance in a face amount equal to the lesser of $500,000 or such amount of whole life insurance as may be obtained for annual premiums of $5,000. Mr. Gamache shall also be entitled to any cash surrender value with respect to the aforementioned whole life insurance policy. WHGI may terminate the agreement without cause upon at least 90 days' prior written notice. In such event, Mr. Gamache will receive an amount equal to two years' base salary, payable one-half on the termination date and the balance a year later. Mr. Gamache has the right to terminate his employment agreement by providing WHGI at least 90 days' notice. Upon receipt of such notice, WHGI has the right to terminate Mr. Gamache's employment at an earlier date by providing Mr. Gamache notice thereof. In such event, Mr. Gamache will receive one year's base salary, payable 25% upon termination and the balance to be paid in equal installments commencing on the first customary salary payment date of WHGI occurring three months after the termination date. Mr. Gamache has agreed not to engage in any competitive business with WHGI in Puerto Rico and the Caribbean during the term of his agreement and for one year thereafter. Mr. Gamache also entered into an employment agreement dated April 21, 1997 with WHG pursuant to which he serves as President and Chief Operating Officer. The term of this agreement coincides with the term of Mr. Gamache's employment agreement with WHGI. Mr. Gamache is paid an annual salary of $50,000 for his service to WHG. The agreement provides that Mr. Gamache will devote such time to the business of WHG that is reasonable to perform his duties thereunder. Mr. Gamache is conducting discussions with the Patriot Companies for the continuation of his employment by PAHOC in an executive capacity following the Effective Time on terms and conditions acceptable to Mr. Gamache and the Patriot Companies. The satisfactory conclusion of such discussions is not a condition to the closing of the Merger.

  Mr. Richard F. Johnson is employed as Senior Vice President and Chief Financial Officer of WHGI pursuant to an employment agreement which commenced March 1, 1997 and terminates February 28, 1999, which term may be extended by mutual agreement on a year-to-year basis. The agreement provides for a minimum annual base salary of $185,000. Additionally, Mr. Johnson is entitled to participate in any bonus, incentive and salary deferment plans generally available to senior executives of WHGI. He is also entitled to participate, to the extent he is eligible, in any health, medical, disability and life insurance plans generally available to executives of WHGI. Upon 10 days' notice, WHGI may terminate Mr. Johnson for cause (as defined in the agreement). In the event the current owners of WHGI cease to own 50% of WHGI, Mr. Johnson may terminate his employment and WHGI will be obligated to pay his base salary and to provide health and life insurance benefits from the date of termination until the earlier of: (i) the expiration of the term of the agreement; (ii) one year after the date of the change of ownership; or (iii) the date Mr. Johnson begins other employment, provided that if Mr. Johnson's compensation level at such new employment is less than his base salary at WHGI, then WHGI will pay Mr. Johnson the difference thereof until the earlier to occur of (i) or (ii) above. If a change in ownership occurs, WHGI may terminate Mr. Johnson's employment and pay him severance equal to one year's base salary. Under certain other circumstances, WHGI will be obligated to pay Mr. Johnson severance equal to six months' base salary. WHGI also paid Mr. Johnson certain other amounts in connection with his relocation to Puerto Rico. On April 21, 1997, Mr. Johnson became Chief Financial Officer and Treasurer of WHG.

  Ms. Barbara M. Norman entered into a one and one-half year employment agreement with WHG dated June 16, 1997 pursuant to which she serves as Vice President, Secretary, General Counsel and Director of WHG. The agreement provides for a minimum annual base salary of not less than $175,000. Ms. Norman is also entitled to participate in WHG's employee benefit plans for which she is eligible and which are made available to other senior executive officers of WHG. The employment agreement is terminable at the election of Ms. Norman upon the occurrence without her consent or acquiescence of any one or more of the following events: (i) the placement of Ms. Norman in a position of lesser stature or the assignment to Ms. Norman of duties, performance requirements or working conditions significantly different from or at a variance with those presently in effect; (ii) the treatment of Ms. Norman in a manner which is in derogation of her status as a senior executive; (iii) the cessation of service of Ms. Norman as a member of the WHG Board; or (iv) the discontinuance or reduction of amounts payable or personal benefits available to Ms. Norman pursuant to such agreement. In any such event, and in the event WHG is deemed to have wrongfully terminated Ms. Norman's employment agreement under the terms thereof, WHG is obligated (a) to make a lump sum payment to Ms. Norman equal in amount to the sum of the aggregate base salary during the remaining term of her employment agreement,
(b) to purchase at the election of Ms. Norman all stock options held by her with respect to WHG Common Stock at a price equal to the spread between the option price and the fair market price of such stock as defined in the agreement, (c) to reimburse Ms. Norman for all reasonable costs and expenses of relocation to the New York area (limited to $10,000) and (d) either (i) pay Ms. Norman for any financial loss, as defined in the agreement, she may suffer as a result of the sale of her Puerto Rico condominium or (ii) if Ms. Norman is unable to sell the condominium for a period of three months after such termination, purchase the condominium from Ms. Norman at the price defined in the agreement. The employment agreement is also terminable at the election of Ms. Norman if individuals constituting the WHG Board, or successors approved by such WHG Board members, cease for any reason to constitute at least a majority of the WHG Board. Upon such an event, WHG may be required to purchase the stock options held by Ms. Norman and make payments similar to those described above.

  Ms. Norman has informed WHG that as of the Effective Time she will elect to terminate her employment agreement. At such time WHG will be obligated to pay Ms. Norman a lump sum in cash equal to (i) the aggregate base salary that would otherwise have been paid to Ms. Norman during the term of her agreement, which amount as of December 15, 1997 would be approximately $175,000, and (ii) 25,000 (the number of shares covered by her outstanding options) times the excess, if any, of the Exchange Ratio Product over the exercise price ($8.375) of Ms. Norman's options, which cash amount, based on the average closing price for the Paired Shares on the NYSE for the ten day trading period preceding December 11, 1997 of $30.5375, would aggregate approximately $389,160.

 Indemnification

  Pursuant to the Merger Agreement, PAHOC, Acquisition Sub and Patriot have agreed that all rights to indemnification existing in favor, and all limitations on the personal liability, of a director or officer of WHG or any WHG Subsidiary (any such person or entity, an "Indemnified Party") provided for in the WHG Charter or the WHG Bylaws or the charter or bylaws or similar organizational documents of any of the WHG Subsidiaries, if and to the extent applicable, or pursuant to the indemnification agreements between WHG and its officers and directors, as in effect on September 30, 1997 with respect to matters occurring prior to the Effective Time shall, subject to the terms thereof, (i) survive the Merger and (ii) continue in full force and effect for a period of not less than six years from the Effective Time; provided, however, that all rights to indemnification in respect of any claim (a "Claim") asserted or made within such period shall continue until the disposition of such Claim. At or prior to the Effective Time, PAHOC will purchase or keep in effect directors' and officers' liability insurance coverage for WHG's directors and officers in a form reasonably acceptable to WHG which shall provide such directors and officers with so-called tail or other coverage for six years following the Effective Time of not less than the existing coverage under, and have other terms not substantially less favorable to the insured persons than, the directors' and officers' liability insurance coverage presently maintained by WHG.

WHG/PATRIOT SUBSCRIPTION AGREEMENT

  Under the terms of the Merger Agreement, immediately prior to the closing of the Merger, WHG, PAHOC, and Patriot will enter into the WHG/Patriot Subscription Agreement pursuant to which WHG or PAHOC will agree to pay for, and Patriot will issue directly to the WHG Stockholders as part of the consideration to be paid to such stockholders in the Merger, the Subscribed Shares. Pursuant to the terms of the WHG/Patriot Subscription Agreement, Patriot shall, at the request of WHG (or PAHOC) and on terms mutually agreeable to Patriot and WHG (or PAHOC), immediately prior to the consummation of the Merger, lend to WHG an amount

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equal to the Aggregate Purchase Price, less the aggregate par value of the
Issuable Shares. The Subscribed Shares will be issued in accordance with the terms of the Merger Agreement providing for the issuance of the number of shares of Patriot Common Stock equal to the number of shares of PAHOC Common Stock to be issued to the WHG Stockholders in the Merger and will be paired with the PAHOC Common Stock in accordance with the Pairing Agreement, and WHG and PAHOC shall not at any time become a stockholder of Patriot.

MERGER CONSIDERATION

  When and if the Merger becomes effective, WHG Stockholders will be entitled to receive for each issued and outstanding share of WHG Common Stock held by them at the Effective Time .784 Paired Shares; provided, however, that in the event that (i) the Average Closing Price is greater than $31.25 and the Effective Time is before February, 1998, the Exchange Ratio will be adjusted such that the Exchange Ratio Product equals $24.50; (ii) the Average Closing Price is greater than $31.75 and the Effective Time is in February, 1998, the Exchange Ratio will be adjusted such that the Exchange Ratio Product equals $24.89; (iii) the Average Closing Price is greater than $32.25 and the Effective Time is after February, 1998, the Exchange Ratio will be adjusted such that the Exchange Ratio Product equals $25.28; (iv) the Average Closing Price is less than or equal to $25.50, but greater than or equal to $19.50, the Exchange Ratio will be adjusted such that the Exchange Ratio Product equals $20.00; or (v) the Average Closing Price is less than $19.50, the Exchange Ratio will equal 1.026, provided, however, that in such circumstance WHG has the right, waivable by it, to terminate the Merger Agreement. In addition, WHG Stockholders will be entitled to receive for each issued and outstanding share of WHG Preferred Stock held by them at the Effective Time that number of Paired Shares as the holder of such share of WHG Preferred Stock would have the right to receive assuming conversion of such share, together with any accrued and unpaid dividends thereon, into WHG Common Stock immediately prior to the Effective Time.

  No fractional Paired Shares will be issued in the Merger and, in lieu thereof, holders of shares of WHG Common Stock and WHG Preferred Stock who would otherwise be entitled to a fractional share interest will be paid an amount in cash equal to the product of such fractional share interest and the average closing price of a Paired Share on the NYSE on the five trading days immediately preceding the Closing Date.

  The Paired Shares to be issued to holders of WHG Common Stock and WHG Preferred Stock in the Merger, together with any cash payment in lieu of fractional shares, are referred to herein as the "Merger Consideration."

EXCHANGE OF WHG CERTIFICATES; FRACTIONAL SHARES

  As of the Effective Time, (i) PAHOC will deposit, or shall cause to be deposited, with the Exchange Agent selected by PAHOC on or prior to the Effective Time, for the benefit of the holders of shares of WHG Common Stock and WHG Preferred Stock, for exchange pursuant to the terms of the Merger Agreement a certificate representing the shares of PAHOC Common Stock to be issued pursuant to the terms of the Merger Agreement, and the cash in lieu of fractional Paired Shares to be paid pursuant to the terms of the Merger Agreement in exchange for outstanding shares of WHG Common Stock and WHG Preferred Stock and simultaneously (ii) Patriot shall deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the holders of shares of WHG Common Stock and WHG Preferred Stock pursuant to the terms of the Merger Agreement, for distribution pursuant to the terms of the Merger Agreement, a certificate representing the Subscribed Shares, to be paired with the shares of PAHOC Common Stock described in clause (i) above (such certificates for shares of PAHOC Common Stock, the certificates for Subscribed Shares and cash in lieu of fractional Paired Shares shall hereinafter be referred to as the "Exchange Fund").

  Promptly after the Effective Time, the Parties will cause the Exchange Agent to mail to each holder of record of a WHG Certificate or WHG Certificates (i) a Letter of Transmittal specifying that delivery will be effected, and risk of loss and title to the WHG Certificates will pass, only upon delivery of the WHG Certificates to the Exchange Agent and will be in such form and have such other provisions as PAHOC or Patriot may reasonably specify and (ii) instructions for use in effecting the surrender of the WHG Certificates in exchange for certificates printed "back-to-back" evidencing Paired Shares and cash in lieu of fractional Paired Shares, if

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

any. Upon surrender of a WHG Certificate for cancellation to the Exchange Agent and delivery of such Letter of Transmittal, duly executed and completed in accordance with the instructions thereto to the Exchange Agent, the holder of such WHG Certificate will be entitled to receive in exchange therefor (x) a certificate representing the number of whole Paired Shares to which such holder shall be entitled, and (y) a check for the cash to be paid in lieu of fractional Paired Shares, if any, due such holder pursuant to the terms of the Merger Agreement plus the amount of any dividends or distributions, pursuant to the terms of the Merger Agreement, if any, after giving effect to any required withholding tax, and the WHG Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the amount payable in lieu of fractional Paired Shares, if any, or on the dividends or distributions, if any, due and payable to holders of WHG Certificates pursuant to the terms of the Merger Agreement. In the event of a transfer of ownership of WHG Common Stock or WHG Preferred Stock which is not registered in the stock transfer records of WHG, a certificate representing the proper number of Paired Shares, together with a check for the cash to be paid in lieu of fractional Paired Shares, if any, pursuant to the terms of the Merger Agreement, plus, to the extent applicable, the amount of any dividends or distributions, if any, due and payable pursuant to the terms of the Merger Agreement, may be issued to such a transferee if the WHG Certificate representing shares of such WHG Common Stock or WHG Preferred Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

  Notwithstanding any other provisions of the Merger Agreement, dividends or other distributions on Paired Shares after the Effective Time with respect to any shares of WHG Common Stock or WHG Preferred Stock represented by a WHG Certificate that has not been surrendered for exchange will be paid only pursuant to the terms of the Merger Agreement. Following surrender of any such WHG Certificate, the holder thereof will be entitled, subject to the provisions and effect of applicable abandoned property, escheat or similar laws, to receive for the whole Paired Shares issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole Paired Shares and not paid, less the amount of any withholding taxes which may be required thereon; and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such Paired Shares, less the amount of any withholding taxes which may be required thereon.

  At and after the Effective Time, there will be no transfers on the stock transfer books of WHG of the shares of WHG Common Stock or WHG Preferred Stock which were outstanding immediately prior to the Effective Time and if, after the Effective Time, WHG Certificates are presented for transfer, they will be canceled against delivery of the Merger Consideration. WHG Certificates surrendered for exchange by any person constituting an "affiliate" of WHG for purposes of Rule 145, as such rule may be amended from time to time ("Rule 145"), of the rules and regulations promulgated under the Securities Act, will not be exchanged until PAHOC has received an affiliate letter (the "Affiliate Letter") from such person.

  No fractional Paired Shares shall be issued pursuant to the terms of the Merger Agreement. In lieu of the issuance of any fractional Paired Shares pursuant to the Merger Agreement, each holder of WHG Common Stock or WHG Preferred Stock upon surrender of a WHG Certificate for exchange will be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (i) the average closing price of the Paired Shares on the NYSE on the five trading days immediately preceding the Closing Date (the "Fair Market Value") by (ii) the fractional amount of the Paired Shares which such holder would otherwise be entitled to receive pursuant to the terms of the Merger Agreement.

  All Merger Consideration issued or paid, as the case may be, upon the surrender for exchange of WHG Certificates representing shares of WHG Common Stock or WHG Preferred Stock pursuant to the terms of the Merger Agreement will be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of WHG Common Stock or WHG Preferred Stock exchanged for Merger Consideration theretofore represented by such WHG Certificates.

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

WHG OPTIONS

  Pursuant to the Merger Agreement, at the Effective Time, WHG's obligations with respect to the Existing WHG Options shall be assumed by the Patriot Companies (the "Assumed Options"), subject to the provisions described herein. The Assumed Options shall continue to have, and be subject to, the same terms and conditions as set forth in WHG's 1997 Stock Option Plan and related option agreements (as in effect immediately prior to the Effective Time) pursuant to which the Existing WHG Options were issued, provided that (i) all references to WHG shall be deemed to be references to PAHOC or Patriot, as the case may be, and all references to WHG Common Stock shall be deemed to be references to Paired Shares, (ii) each Assumed Option shall be exercisable for that number of whole Paired Shares equal to the product of the number of shares of WHG Common Stock covered by the Existing WHG Option immediately prior to the Effective Time multiplied by the Exchange Ratio and rounded to the nearest whole number of Paired Shares and (iii) the exercise price per share of Paired Shares under each Assumed Option shall be equal to the exercise price per share of WHG Common Stock under the Existing WHG Option immediately prior to the Effective Time divided by the Exchange Ratio and rounded to the nearest cent. At or prior to the Effective Time, PAHOC or WHG shall offer to purchase each Existing WHG Option which is currently exercisable in full for cash in an amount equal to the product of (i) the excess, if any, of the Exchange Ratio Product over the exercise price per share of WHG Common Stock under such Existing WHG Option and (ii) the number of shares covered by such Existing WHG Option. To the extent that any of the optionees exercise their right under any existing employment agreements with WHG to require WHG to purchase his or her Existing WHG Options pursuant thereto, PAHOC and Patriot have agreed to pay, or permit WHG to pay, at or after the Effective Time any amounts due pursuant to the Merger Agreement with respect to such Existing WHG Options. In the event that any such optionee exercises his or her rights under his or her employment agreement, such options shall not be assumed by PAHOC and Patriot.

EFFECTIVE TIME OF THE MERGER

  In accordance with the DGCL, the Effective Time of the Merger will occur upon the approval and acceptance for recording of the Certificate of Merger by the Delaware Secretary of State unless the Certificate of Merger provides for a later date. Subject to the fulfillment or waiver of the other conditions to the obligations of Patriot, PAHOC, Acquisition Sub and WHG to consummate the Merger it is currently expected that the Merger will be consummated as soon as practicable following the approval by the WHG Stockholders of the Merger Agreement and the transactions contemplated thereby to be voted upon at the Special Meeting.

ACQUISITION PROPOSALS

  Pursuant to the terms of the Merger Agreement, WHG agreed to terminate all discussions or negotiations relating to, or that may reasonably be expected to lead to, any Acquisition Proposal. Until the termination of the Merger Agreement, WHG is prohibited from and is required to prohibit any Wholly Owned Subsidiary from authorizing or permitting any officer, director, employee, agent, advisor or representative of WHG or any Wholly Owned Subsidiary or any person designated by WHG or any Wholly Owned Subsidiary to serve as a director or member of a venturers' committee of any Partially-Owned Subsidiary to, directly or indirectly (i) solicit, initiate or encourage the submission of, any inquiries, proposals or offers from any person relating to an Acquisition Proposal, (ii) enter into any agreement with respect to any Acquisition Proposal, or (iii) enter into, engage in, or participate or continue in, any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal (provided, however, that for purposes of that section of the Merger Agreement, WHGI shall be considered a Partially-Owned Subsidiary and not a Wholly Owned Subsidiary). Notwithstanding anything to the contrary in the Merger Agreement, WHG may (i) furnish information to, or participate in discussions or negotiations with, any person or entity that makes or expresses a bona fide intention to make an unsolicited proposal to acquire WHG and/or any WHG Subsidiary pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or other similar transaction if the WHG Board determines, based on the written advice of WHG Legal Counsel, that such action is necessary in order to comply with the directors' fiduciary duties to the WHG Stockholders under applicable

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

law; provided, however, that prior to WHG's furnishing such information or participating in such discussions or negotiations, such person or entity shall have executed a confidentiality and standstill agreement with WHG having terms substantially similar to those contained in the Confidentiality Agreements, relating to the provision of Evaluation Material (as defined in the Confidentiality Agreements) between WHG and PAHOC and Patriot, respectively, and (ii) comply with Rules 14d-9 and 14e-2 promulgated under the Exchange Act with respect to an Acquisition Proposal.

  The term "Acquisition Proposal" is defined in the Merger Agreement to mean any proposed or actual (i) merger, consolidation or similar transaction involving WHG, (ii) sale, lease or other disposition, directly or indirectly, by merger, consolidation, share exchange or otherwise, of any assets of WHG or WHG Subsidiaries representing 15% or more of the consolidated assets of WHG and WHG Subsidiaries, (iii) issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction other than upon conversion of the WHG Preferred Stock) securities (or options, rights or warrants to purchase, or securities convertible into, such securities other than pursuant to the Rights Agreement) representing 15% or more of the votes attached to the outstanding securities of WHG, (iv) transaction in which any person shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 15% or more of the outstanding shares of WHG Common Stock or WHG Preferred Stock, (v) recapitalization, restructuring, liquidation, dissolution, or other similar type of transaction with respect to WHG or any WHG Subsidiary, or (vi) transaction which is similar in form, substance or purpose to any of the foregoing transactions; provided, however, that the term "Acquisition Proposal" shall not include the Merger and the transactions contemplated by the Merger Agreement.

  The Merger Agreement provides that WHG promptly shall advise PAHOC and Patriot orally and in writing of any Acquisition Proposal, made after September 30, 1997 including the terms thereof and any changes thereto and any termination thereof, or any inquiry regarding any Acquisition Proposal and the identity of the person making such Acquisition Proposal or inquiry.

CONDUCT OF BUSINESS

  Except as otherwise specifically permitted by the Merger Agreement, WHG has agreed that it: (i) shall use its reasonable best efforts, and shall cause each WHG Subsidiary to use its reasonable best efforts, to preserve intact their business organizations and goodwill and keep available the services of their respective officers (other than officers designated by the minority owners of the Partially-Owned Subsidiaries) and material employees; (ii) shall confer on a regular basis with one or more representatives of PAHOC, Acquisition Sub and Patriot to report on material operational matters and any proposals to engage in material transactions; (iii) shall promptly notify PAHOC, Acquisition Sub and Patriot of any material emergency or other material change in the condition (financial or otherwise), business, properties, assets, liabilities, prospects or the normal course of their businesses or in the operation of their properties (including properties under management by WHG or any WHG Subsidiary), any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the breach in any material respect of any representation or warranty contained in the Merger Agreement; (iv) shall promptly deliver to PAHOC, Acquisition Sub and Patriot true and correct copies of any report, statement or schedule filed by or with respect to it with the Commission after September 30, 1997; (v) shall, and shall cause each WHG Subsidiary to, conduct its operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted; (vi) shall not, and shall cause each Wholly Owned Subsidiary not to, and shall not authorize or give any Partially-Owned Subsidiary consent to, acquire, enter into an option to acquire or exercise an option or contract to acquire additional real property or interests therein, incur or guarantee additional indebtedness, encumber assets or commence or guarantee construction of, or enter into any agreement or commitment to develop or construct or guarantee, other real estate projects; (vii) shall not amend the WHG Charter or the WHG Bylaws, and shall cause each WHG Subsidiary not to amend its charter, bylaws, joint venture documents, partnership agreements or equivalent

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

documents; (viii) shall not (a) issue any shares of its capital stock, effect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction, except pursuant to the Existing WHG Options or upon the conversion of any shares of WHG Preferred Stock, (b) grant, confer or award any option, warrant, conversion right or other right not existing on the date of the Merger Agreement to acquire any shares of its capital stock, (c) increase any compensation, other than in the ordinary course of business consistent with past practice, or enter into or amend any employment agreement with any of its present or future officers or directors, or (d) adopt any new employee benefit plan (including any stock option, stock benefit or stock purchase plan) or amend any WHG Benefit Plans in any material respect, except for changes which are not more favorable to participants in such plans or are otherwise required to comply with applicable law; (ix) shall not (a) declare, set aside or pay any dividend (except as required by the terms of the WHG Preferred Stock) or make any other distribution or payment with respect to any shares of its capital stock, or (b) directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or capital stock of any Partially-Owned Subsidiary, or make any commitment for any such action; (x) shall not, shall cause all Wholly Owned Subsidiaries not to, and shall not authorize or give any WHG Subsidiary consent to, sell, lease or otherwise dispose of, or agree to the sale, lease or other disposition of (a) any WHG Properties or any portion thereof or any of the capital stock of or partnership or other interests owned by WHG or any Wholly Owned Subsidiary in any WHG Subsidiary or (b) except in the ordinary course of business, any of its or their other assets which are material, individually or in the aggregate; (xi) shall not, and shall not authorize or give any WHG Subsidiary consent to, make any loans, advances or capital contributions to, or investments in, any other person (except WHG or a Wholly Owned Subsidiary);
(xii) shall not, and shall not permit any WHG Subsidiary to, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of WHG included in the WHG SEC Reports or incurred in the ordinary course of business consistent with past practice or pursuant to the terms of the Merger Agreement or entered into in accordance with the Merger Agreement or the settlement of claims and litigation in the ordinary course of business in an amount in excess of $50,000; (xiii) shall not, shall cause all Wholly Owned Subsidiaries not to, and shall not authorize or give any WHG Subsidiary consent to, enter into any Commitment not provided for in the capital expenditure budgets previously delivered to PAHOC which may result in total payments or liability by it in excess of $50,000 per year (provided, however, that nothing contained in this clause (xiii) shall permit WHG or any WHG Subsidiary to take any action prohibited by the terms of the Merger Agreement, other than Commitments for expenses of attorneys, accountants and investment bankers incurred in connection with the transactions contemplated by the Merger Agreement or, if and to the extent consistent with the Merger Agreement, any Acquisition Proposal; (xiv) shall not, shall cause all Wholly Owned Subsidiaries not to, and shall not authorize or give any WHG Subsidiary consent to, enter into any material Commitment with any officer, director, consultant or affiliate of WHG or any WHG Subsidiary; and (xv) shall not amend or, without the written consent of PAHOC and Patriot, waive any rights under, extend any time periods set forth in or delay the effectiveness of the Rights Agreement, provided, however, that if WHG makes a written request for the consent of PAHOC and Patriot to any such waiver, extension or delay and either PAHOC or Patriot does not so consent, then WHG shall have the right to issue securities pursuant to the Rights Agreement.

CONDITIONS TO THE MERGER

  The respective obligations of the Parties to effect the Merger and the other transactions contemplated in the Merger Agreement are subject to the fulfillment or waiver of the following conditions at or prior to the Closing
Date: (i) the Merger Agreement shall have been approved by the requisite vote of the WHG Stockholders; (ii) the waiting period under the HSR Act applicable to the Merger, if any, shall have expired or been terminated; (iii) none of the Parties shall be subject to any order, ruling or injunction of a court of competent jurisdiction which prohibits consummation of the transactions contemplated by the Merger Agreement, the WHG/Patriot Subscription Agreement or the Ancillary Agreements; (iv) the Registration Statement, of which this Proxy Statement/Prospectus is a part, shall have been declared effective by the Commission under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the

Commission, and no proceedings for that purpose shall have been initiated or threatened by the Commission; and (v) PAHOC and Patriot shall have obtained the approval for the listing of the Paired Shares issuable in the Merger on the NYSE, subject to official notice of issuance.

  The obligation of WHG to effect the Merger and the other transactions contemplated in the Merger Agreement is subject to the fulfillment of the following additional conditions at or prior to the Closing Date, unless waived by WHG: (i) each of the representations and warranties of PAHOC, Acquisition Sub and Patriot contained in the Merger Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects as though made on and as of the Closing Date except for any representations and warranties made as of a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such date; (ii) PAHOC, Acquisition Sub and Patriot shall have performed or complied in all material respects with all agreements and covenants required by the Merger Agreement and the WHG/Patriot Subscription Agreement to be performed or complied with by PAHOC, Acquisition Sub or Patriot, at or prior to the Closing; (iii) each of PAHOC, Acquisition Sub and Patriot shall have delivered to WHG a certificate of its respective President or Chief Financial Officer dated the Closing Date to the effect that the statements set forth in (i) and (ii) above in this paragraph with respect to PAHOC, Acquisition Sub or Patriot, as the case may be, are true and correct; and (iv) all consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commissions, boards, other regulatory bodies or third parties, lenders, joint venturers and partners required to be made or obtained by PAHOC, Acquisition Sub and Patriot and their respective subsidiaries and affiliated entities (or in the case of WHG and the WHG Subsidiaries and their respective subsidiaries and affiliated entities with respect to any changes in the applicable law or regulations after September 30, 1997) in connection with the execution, delivery and performance of the Merger Agreement, the WHG/Patriot Subscription Agreement and the Ancillary Agreements shall have been obtained or made other than such consents, authorizations, orders or approvals which if not obtained or made would not, individually or in the aggregate, have a PAHOC/Patriot Material Adverse Effect.

  The obligations of PAHOC, Acquisition Sub and Patriot to effect the Merger and the other transactions contemplated in the Merger Agreement are subject to the fulfillment of the following additional conditions at or prior to the Closing Date, unless waived by PAHOC, Acquisition Sub and Patriot: (i) each of the representations and warranties of WHG contained in the Merger Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects as though made on and as of the Closing Date except for any representations and warranties made as of a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such date; (ii) WHG shall have performed or complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by WHG, at or prior to the Closing; (iii) from September 30, 1997 through the Closing Date, there shall not have occurred any changes concerning WHG or any WHG Subsidiary that, when combined with all other changes, have had or would have a WHG Material Adverse Effect; (iv) WHG shall have delivered to PAHOC, Acquisition Sub and Patriot a certificate of the Chairman of the Board, the President and the Chief Financial Officer of WHG dated the Closing Date to the effect that the statements set forth in (i), (ii) and (iii) above in this paragraph are true and correct; (v) all consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commissions, boards, other regulatory bodies or third parties, lenders, joint venturers and partners required to be made or obtained by WHG, WHG Subsidiaries or their respective subsidiaries and affiliated entities (or in the case of PAHOC, Acquisition Sub and Patriot and their respective subsidiaries and affiliated entities with respect to any changes in the applicable law or regulations after September 30, 1997) in connection with (a) the execution, delivery and performance of the Merger Agreement, the WHG/Patriot Subscription Agreement and the Ancillary Agreements and (b) the Distribution shall have been obtained or made other than such consents, authorizations, orders or approvals which if not obtained or made would not, individually or in the aggregate, have a WHG Material Adverse Effect; and (vi) from September 30, 1997 through the Closing Date, no bankruptcy, insolvency, receivership, rearrangement, foreclosure or similar action or proceeding, whether voluntary or involuntary, relating to WHG, any WHG Subsidiary or any WHG Property shall have (by the giving of any notice required as a precondition to any such action or proceeding or otherwise) commenced or be pending.


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

REPRESENTATIONS AND WARRANTIES

  The Merger Agreement contains various representations and warranties made by WHG to PAHOC, Acquisition Sub and Patriot relating to, among other things: (i) the due organization, corporate powers, authority and standing of WHG and the WHG Subsidiaries; (ii) the authorization, execution, delivery and enforcement of the Merger Agreement, the WHG/Patriot Subscription Agreement and the Ancillary Agreements; (iii) the capital structure of WHG; (iv) the ownership of the WHG Subsidiaries; (v) ownership in other interests; (vi) the lack of conflicts under charters or bylaws and violations of any instruments, and required consents or approvals; (vii) certain documents filed by WHG with the Commission; (viii) litigation; (ix) the conduct of business in the ordinary course and the absence of certain changes or material adverse effects; (x) taxes; (xi) books and records; (xii) properties; (xiii) compliance with law;
(xiv) environmental matters; (xv) employee matters; (xvi) labor matters;
(xvii) broker's and finder's fees with respect to the Merger; (xviii) receipt of a fairness opinion; (xix) related party transactions; (xx) undisclosed liabilities; (xxi) contracts and commitments; (xxii) the disclosures made by WHG; (xxiii) insurance; and (xxiv) the nonexistence of any bankruptcy, receivership, insolvency, rearrangement, foreclosure or similar action or proceeding.

  The Merger Agreement contains various representations and warranties made by PAHOC, Acquisition Sub and Patriot to WHG relating to, among other things: (i) the due organization, corporate powers, authority and standing and compliance with law of PAHOC, Acquisition Sub and Patriot; (ii) the authorization, execution, delivery and enforcement of the Merger Agreement, the WHG/Patriot Subscription Agreement and the Ancillary Agreements; (iii) the lack of conflicts under charters or bylaws and violations of any instruments, and required consents or approvals; (iv) the nature of information provided for inclusion in this Proxy Statement/Prospectus; (vi) the due authorization of the stock to be issued in the Merger; (vii) certain documents filed by PAHOC and Patriot with the Commission; (viii) the absence of brokers' fees; (ix) taxes; and (x) litigation.

TERMINATION; TERMINATION FEES

  The Merger Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the WHG Stockholders: (a) by mutual written consent of the Parties; (b) by PAHOC, Acquisition Sub, Patriot or WHG, if any United States federal or state court of competent jurisdiction or other governmental entity shall have issued a final order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable, provided that the party seeking to terminate shall have used its best efforts to appeal such order, decree, ruling or other action; (c) by PAHOC, Acquisition Sub, Patriot or WHG, if the Merger shall not have been consummated on or before March 31, 1998 (other than due to the failure of the party seeking to terminate the Merger Agreement to perform its obligations under the Merger Agreement required to be performed at or prior to the Effective Time); (d) by PAHOC, Acquisition Sub or Patriot, if WHG shall have (i) withdrawn, modified or amended in any respect adverse to PAHOC, Acquisition Sub or Patriot its approval or recommendation of the Merger Agreement or any of the transactions contemplated thereby, (ii) failed to include such recommendation in the Proxy Statement/Prospectus, (iii) recommended any Acquisition Proposal from a person other than PAHOC, Acquisition Sub or Patriot, (iv) publicly expressed no opinion and remained neutral toward any Acquisition Proposal, or (v) resolved or agreed to do any of the foregoing, provided that in any such case, WHG is required to pay PAHOC $5,000,000 in accordance with the terms of the Merger Agreement; (e) by WHG, if the WHG Board determines in good faith, based on and consistent with the written advice of WHG Legal Counsel, that such action is necessary in order for the WHG Board to comply with the directors' fiduciary duties to the WHG Stockholders under applicable law and the WHG Board authorizes or desires to authorize WHG to execute a Superior Proposal Agreement providing for a Superior Proposal, provided that WHG has, immediately prior to the termination of the Merger Agreement and/or the execution of such Superior Proposal Agreement, paid PAHOC $5,000,000 in accordance with the terms of the Merger Agreement; (f) by WHG, if (i) PAHOC, Acquisition Sub or Patriot has failed to perform in any material respect any of its obligations required to be performed by it under the Merger Agreement and such failure continues for more than 30 days after notice unless failure to so perform has been caused by or results from a breach of the Merger Agreement by WHG, or

(ii) Patriot has failed to perform in any material respect any of its obligations required to be performed by it under the WHG/Patriot Subscription Agreement and such failure continues for more than 30 days after notice unless failure to so perform has been caused by or results from a breach of the WHG/Patriot Subscription Agreement by WHG; (g) by either PAHOC, Acquisition Sub or Patriot, if (i) WHG shall have failed to perform in any material respect any of its obligations required to be performed by it under the Merger Agreement and such failure continues for more than 30 days after notice unless failure to so perform has been caused by or results from a breach of the Merger Agreement by PAHOC, Acquisition Sub or Patriot, or (ii) if WHG has failed to perform in any material respect any of its obligations required to be performed by it under the WHG/Patriot Subscription Agreement and such failure continues for more than 30 days after notice unless failure to so perform has been caused by or results from a breach of the WHG/Patriot Subscription Agreement by Patriot; (h) by WHG if the Average Closing Price of a Paired Share is less than $19.50; (i) by either PAHOC, Acquisition Sub or Patriot if the Merger does not receive the authorization of the Executive Director of the TCPR regarding the Grants if such authorization is required by law; or (j) by either PAHOC, Acquisition Sub or Patriot, if any bankruptcy, insolvency, receivership, rearrangement, foreclosure or similar action or proceeding, whether voluntary or involuntary, relating to WHG, any WHG Subsidiary or any WHG Property has (by the giving of any notice required as a precondition to any such action or proceeding or otherwise) commenced or is pending; provided that if PAHOC, Acquisition Sub or Patriot terminates the Merger Agreement under these circumstances, WHG is required to immediately pay PAHOC an amount in cash (payable by wire transfer of immediately available funds to an account designated by PAHOC) equal to PAHOC's, Acquisition Sub's and Patriot's actual out-of-pocket expenses incurred in connection with the negotiation and preparation of the Merger Agreement, the WHG/Patriot Subscription Agreement and the Ancillary Agreements and the transactions, consents and filings contemplated thereby, including, but not limited to, all attorneys' and accountants' fees and expenses, filing fees, printing expenses, and expenses incurred in connection with this Proxy Statement/Prospectus.

NO DISSENTERS' RIGHTS

  As provided under the DGCL, WHG Stockholders do not have dissenters' rights in connection with the Merger.

ACCOUNTING TREATMENT

  PAHOC will account for the Merger as a purchase in accordance with Accounting Principles Board Opinion No. 16. Purchase accounting for a combination is similar to the accounting treatment used in the acquisition of any asset group. The fair market value of the consideration (cash, stock, etc.) given by the acquiring company (i.e., PAHOC) is used as the valuation basis for the combination. The assets and liabilities of the acquired company (i.e., WHG) are revalued to their respective fair market values at the combination date. The financial statements of the acquiring company will after the Merger reflect the combined operations from the date of combination.

REGULATORY APPROVAL

  Under the HSR Act and the rules promulgated thereunder by the U.S. Federal Trade Commission (the "FTC"), the Merger may not be consummated without notification being given and certain information being furnished to the FTC and the Antitrust Division of the U.S. Department of Justice (the "Antitrust Division"), and until specified waiting period requirements have been terminated or have expired. On November 13, 1997, each of the Patriot Companies and WHG filed notification and report forms under the HSR Act with the FTC and the Antitrust Division. The Antitrust Division informed the Parties that the waiting period was terminated early effective December 1, 1997. At any time before or after consummation of the Merger, the Antitrust Division or the FTC could take such action under the HSR Act as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger or seeking divestiture of substantial assets of PAHOC or WHG. At any time before or after the Effective Time, any state could take such action under its own antitrust laws as it deems necessary or desirable. Such action could include seeking to enjoin the consummation of the Merger or seeking divestiture of substantial assets of PAHOC or WHG. Private parties may also seek to take legal action under antitrust laws under certain circumstances.

LISTING APPLICATION

  The Parties agreed to cooperate and promptly prepare and submit to the NYSE all reports, applications and other documents that may be necessary or desirable to enable all of the Paired Shares that will be outstanding or will be reserved for issuance at the Effective Time to be listed for trading on the NYSE. Each Party agreed to furnish all information about itself and its business and operation and all necessary financial information to the others Parties as such Parties may reasonably request in connection with the NYSE listing process. Each Party agreed promptly to correct any information provided by it for use in the NYSE listing process if and to the extent that such information shall have become false or misleading in any material respect. Each Party agreed to advise and deliver copies (if any) to the other Parties, promptly after it receives notice thereof, of any request by the NYSE for amendment of any submitted materials or comments thereon and responses thereto or requests by the NYSE for additional information.

CERTAIN RESALE RESTRICTIONS

  All Paired Shares received by WHG Stockholders in the Merger will be freely transferable, except that Paired Shares received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of WHG at the time of the Special Meeting may be resold by them only in transactions permitted by the resale provisions of Rule 145 (or Rule 144 promulgated under the Securities Act in the case of such persons who become affiliates of Patriot or PAHOC) or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of WHG, Patriot or PAHOC generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal stockholders of such party. The Merger Agreement requires WHG to exercise its reasonable best efforts to cause each of its affiliates to execute a written agreement to the effect that such person will not offer to sell, transfer or otherwise dispose of any of the Paired Shares issued to such person in or pursuant to the Merger unless (i) such sale, transfer or other disposition has been registered under the Securities Act, (ii) such sale, transfer or other disposition is made in conformity with Rule 145 under the Securities Act or (iii) in the opinion of counsel, which opinion of counsel shall be reasonably satisfactory to Patriot and PAHOC, such sale, transfer or other disposition is exempt from registration under the Securities Act.

EXPENSES

  Subject to the terms of the Merger Agreement, all costs and expenses incurred in connection with the Merger Agreement, the Ancillary Agreements and the transactions contemplated thereby shall be paid by the party incurring such expenses, except that (a) the filing fees in connection with the filing of the Proxy Statement/Prospectus and the Registration Statement with the Commission, (b) the filing fee in connection with the listing of the Paired Shares on the NYSE, if any, (c) the expenses incurred for printing the Registration Statement and the Proxy Statement/Prospectus, (d) the filing fee in connection with the filings under the HSR Act, and (e) the expenses incurred, if any, in connection with providing accumulated and current E&P, shall be shared equally by WHG, on the one hand, and PAHOC, Acquisition Sub and Patriot, on the other hand. Subject to the terms of the Merger Agreement, all costs and expenses for professional services rendered in connection with the transactions contemplated by the Merger Agreement and the Ancillary Agreements including, but not limited to, investment banking and legal services, will be paid by each party incurring such costs and expenses. Notwithstanding the foregoing, PAHOC, Acquisition Sub and Patriot shall be solely responsible for incremental costs of all Parties incurred after the mailing of the Proxy Statement/Prospectus in order to amend or supplement the Proxy Statement/Prospectus and Registration Statement if such amendment or supplement is necessitated solely by reason of a material transaction with any of PAHOC, Acquisition Sub or Patriot or their affiliates (other than any such transaction involving WHG, any of the WHG Subsidiaries or any of the WHG Properties).

  Additionally, WHG has agreed to pay PaineWebber Incorporated of Puerto Rico a finder's fee upon consummation of the Merger in an amount equal to 0.75% of the aggregate Merger Consideration received by the WHG Stockholders, but in no event more than $1,200,000.

AMENDMENTS

  The Merger Agreement may be amended by the Parties, by action taken by their respective Boards of Directors, at any time before or after approval of matters presented in connection with the Merger by the WHG Stockholders, but after any such stockholder approval, no amendment shall be made which by law requires the further approval of the WHG Stockholders without obtaining such further approval. The Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

                          CERTAIN RELATED AGREEMENTS

VOTING AND OPTION AGREEMENT

  As a condition to the willingness of PAHOC, Acquisition Sub and Patriot to enter into the Merger Agreement, Mr. Nicastro entered into the Voting and Option Agreement.

  Pursuant to the Voting and Option Agreement, Mr. Nicastro irrevocably appointed PAHOC as proxy with full power of substitution during and for the Voting and Option Proxy Term to vote each of the Nicastro Shares at every meeting of the WHG Stockholders or any adjournment thereof or in connection with any written consent of the WHG Stockholders (i) in favor of the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement, (ii) against (x) any Acquisition Proposal, and any proposal for any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of WHG under the Merger Agreement or which could result in any of the conditions of WHG's obligations under the Merger Agreement not being fulfilled and (y) any change in the directors of WHG, any change in the present capitalization of WHG or any amendment to the WHG Charter or the WHG Bylaws, any other material change in WHG's corporate structure or business, or any other action which in the case of each of the matters referred to in this clause (y) could reasonably be expected to impede, interfere with, delay, postpone or materially adversely affect the transactions contemplated by the Merger Agreement or the likelihood of such transactions being consummated, and
(iii) in favor of any other matter necessary for consummation of the transactions contemplated by the Merger Agreement which is considered at any such meeting of WHG Stockholders or in such consent, and in connection therewith to execute any documents which are necessary or appropriate in order to effectuate the foregoing including the ability for PAHOC or its nominees to vote such shares directly. The shares of WHG Common Stock and WHG Preferred Stock owned by Mr. Nicastro represent 19.9% of the combined voting power of WHG Common Stock and WHG Preferred Stock.

  To the extent PAHOC does not vote the Nicastro Shares as set forth above, Mr. Nicastro agreed, except as otherwise requested in writing by PAHOC, to vote the Nicastro Shares as set forth in (i), (ii) and (iii) of the previous paragraph.

  Additionally, pursuant to the Voting and Option Agreement, Mr. Nicastro granted PAHOC an option to purchase all but not less than all of the 300,000 shares of WHG Preferred Stock held by him at the exercise price set forth therein. The option terminates on April 15, 1998, or, if the March 31, 1998 termination date of the Merger Agreement is extended, 15 days after the termination of the Merger Agreement.

  The exercise price for each share of WHG Preferred Stock pursuant to the Voting and Option Agreement is the greater of (i) $22.22 or (ii) the product of 1.11 times the Value of the Paired Shares.

  As additional consideration for the purchase of the WHG Preferred Stock, PAHOC has agreed to pay Mr. Nicastro, as and when received by PAHOC, in cash or in kind, 50% of the amount by which (i) any proceeds received prior to the date which is 180 days after the option closing by PAHOC from the sale, exchange, transfer or other disposition of the WHG Preferred Stock sold at the option closing or the WHG Common Stock issued upon conversion of such WHG Preferred Stock exceeds (ii) the sum of (a) the aggregate amount paid pursuant to the exercise of the option and (b) if the exercise price for the option closing is determined pursuant to clause (ii) of the previous paragraph, an amount equal to any dividends accrued which are unpaid as of the date of such closing on the Nicastro Shares purchased at the option closing.

  Mr. Nicastro agreed, during the Voting and Option Proxy Term, not to (a) sell, tender, transfer, pledge, encumber, assign or otherwise dispose of any of the Nicastro Shares, (b) deposit the Nicastro Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Nicastro Shares or grant any proxy or power of attorney with respect thereto, or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, transfer, pledge, encumbrance, assignment or other disposition of any Nicastro Shares.

  Finally, Mr. Nicastro agreed that from the Closing Date and until 90 days after the Effective Time, he would not offer, sell, contract to sell, make any short sale, pledge, grant any option to purchase or otherwise dispose of any Paired Shares that he receives in the Merger or any securities of Patriot, PAHOC or Acquisition Sub that he receives in the Merger which are substantially similar to, or derivative of, Paired Shares, or which are convertible into or exchangeable or exercisable for, or that otherwise represent the right to receive, Paired Shares without the prior written consent of Patriot, PAHOC or Acquisition Sub; provided, however, that he may during such period sell Paired Shares in compliance with law provided that the aggregate proceeds of such sales do not exceed $3,000,000.

VOTING AGREEMENT

  As a condition of the willingness of PAHOC, Acquisition Sub and Patriot to enter into the Merger Agreement, the NAI Group entered into the Voting Agreement. Mr. Redstone and National Amusements, Inc. beneficially own 858,450 and 870,975 shares of WHG Common Stock, respectively, representing an aggregate of 28.6% of the outstanding shares of WHG Common Stock, and 22.9% of the combined voting power of WHG Common Stock and WHG Preferred Stock.

  Pursuant to the Voting Agreement, the NAI Group agreed, at every meeting of the WHG Stockholders or any adjournment thereof or in connection with any written consent of the WHG Stockholders, to vote (or cause to be voted) during the Voting Agreement Proxy Term all shares owned by the NAI Group except as specifically requested by PAHOC in advance, (i) in favor of the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement, (ii) against (x) any Acquisition Proposal and any proposal for any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of WHG under the Merger Agreement or which is reasonably likely to result in any of the conditions of WHG's obligations under the Merger Agreement not being fulfilled or (y) any change in the directors of WHG, any change in the present capitalization of WHG or any amendment to the WHG Charter or the WHG Bylaws, any other material change in WHG's corporate structure or business, or any other action which in the case of each of the matters referred to in this clause (y) could reasonably be expected to impede, interfere with, delay, postpone or materially adversely affect the transactions contemplated by the Merger Agreement or the likelihood of such transactions being consummated, and (iii) in favor of any other matter necessary for consummation of the transactions contemplated by the Merger Agreement which is considered at any such meeting of WHG Stockholders or in such consent, and in connection therewith to execute any documents which are necessary or appropriate in order to effectuate the foregoing.

  During the Voting Agreement Proxy Term, the NAI Group agreed, among other things, not to (a) deposit their shares of WHG Common Stock into a voting trust or enter into a voting agreement or arrangement with respect to such shares or grant any proxy or power of attorney with respect thereto, or (b) take any action that would have the effect of preventing or disabling either of them from performing their obligations under the Voting Agreement.

  The Voting Agreement provides that nothing in the Voting Agreement shall prohibit the NAI Group from disposing of any of its shares of WHG Common Stock free and clear from the restrictions in the Voting Agreement or from pledging such shares in connection with the receipt of margin loans or otherwise.

  The NAI Group has the right to terminate the Voting Agreement (i) following the making of a Stockholder Superior Proposal to the WHG Board or (ii) within 10 business days after the date on which the average closing price per share of Paired Shares, as reported on the NYSE over the 10 trading days immediately preceding the day of determination, is less than $19.50 per share.

                             INFORMATION ABOUT WHG

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

 Financial Condition

  Cash flows from consolidated operating, investing and financing activities of WHG during fiscal 1997 resulted in net cash provided of $11,270,000 compared with net cash provided of $2,989,000 during fiscal 1996.

  Cash flows from consolidated operating, investing and financing activities of WHG during the three months ended September 30, 1997 resulted in net cash provided of $1,055,000 compared with net cash (required) of ($1,244,000) during the three months ended September 30, 1996.

  Cash provided by operating activities before changes in operating assets and liabilities was $18,933,000 during fiscal 1997 compared with cash provided of $19,664,000 for fiscal 1996. This decrease was primarily due to a decrease in deferred tax expense of $2,892,000 and a lower loss from nonconsolidated affiliates included in net income of 2,269,000 in fiscal 1997. This was offset by an increase in net income to $7,317,000 in fiscal 1997 from $2,437,000 in fiscal 1996.

  Cash provided by operating activities was $1,520,000 during the three months ended September 30, 1997 compared with cash provided of $2,237,000 for the three months ended September 30, 1996. This decrease of $717,000 was due to an increase in accrued management fees and expenses owed by the El San Juan of $779,000 at September 30, 1997.

  The changes in operating assets and liabilities, as shown in the consolidated statements of cash flows, resulted in cash outflow of $4,243,000 during fiscal 1997 and $1,760,000 during fiscal 1996, due in both cases to the increase in net amounts due from nonconsolidated affiliates.

  Cash used by investing activities was $2,893,000 in fiscal 1997 and $164,000 in fiscal 1996. Cash used for the purchase of property and equipment was $3,153,000 in fiscal 1997 and $1,149,000 in fiscal 1996.

  Cash used by investing activities was $1,664,000 in the three months ended September 30, 1997 as compared to $517,000 in the three months ended September 30, 1996. This was primarily due to cash used for the purchase of property and equipment of $1,466,000 in the three months ended September 30, 1997 as compared to $331,000 in the three months ended September 30, 1996.

  Cash used by financing activities during fiscal 1997 was $527,000 compared with cash used of $14,751,000 during fiscal 1996. Net payments of long-term debt were $4,203,000 and $3,887,000 in fiscal 1997 and 1996, respectively. Net intercompany transactions with WMS (prior to the Distribution) resulted in cash provided of $4,273,000 in fiscal 1997 compared to cash used of $6,275,000 in fiscal 1996. During fiscal 1996 PPRA, redeemed $3,400,000 of its preferred stock then owned by WMS.

  Cash provided by financing activities during the three months ended September 30, 1997 was $1,199,000 compared with cash used of $2,964,000 during the three months ended September 30, 1996. Payment of long-term debt and notes payable was $1,686,000 and $2,285,000 in the three months ended September 30, 1997 and 1996, respectively. The issuance of the WHG Preferred Stock on July 31, 1997 provided $3,000,000 in cash for the three month period ended September 30, 1997. Net intercompany transactions with WMS resulted in cash used of $528,000 in the three months ended September 30, 1996.

  The Condado Plaza, the El San Juan, the El Conquistador and WHGI provide for their off-season cash needs through their own cash and from individual short-term note arrangements. Annual capital expenditures are provided for each year as part of the annual budgeting process. Capital expenditures are initiated taking into account available cash and available financing, if necessary.

  The Condado Plaza has a $2,000,000 bank line of credit available on which $500,000 was borrowed at September 30, 1997. The El San Juan has a $1,000,000 bank line of credit available of which none was borrowed at September 30, 1997. The El San Juan and the El Conquistador long-term debt agreements provide that advances and other payments to the owners are to be based on defined levels of cash flow from the respective hotels and casinos which based on historical results limits and prohibits, respectively, such transactions. The long-term debt agreements and other agreements permit the payment to WHGI of certain management fees and intercompany charges from WHG's hotels and casinos. There are no agreements restricting WHGI from paying dividends or otherwise making advances and WHG expects to receive dividends from WHGI cash flow to provide for its operating expenses. Management of WHG believes that cash flow from the operations of the Condado Plaza and the El San Juan will be adequate to pay or refinance its long-term debt as it becomes due and provide for its normal planned capital additions for the next 12 months.

  In September, 1997, WHG executed an asset purchase agreement to acquire an existing 127 room hotel and related land next to the Condado Plaza for $9,600,000, subject to certain terms and conditions. If the agreement is finalized, WHG intends to finance the purchase price through long-term financing and the use of excess cash currently available.

  The El Conquistador will have $120,000,000 of indebtedness due on May 1, 1998, unless extended, which is secured by substantially all of the assets of the El Conquistador. The El Conquistador has retained investment advisors to assist in structuring the refinancing of the El Conquistador debt. Based on the operating history of the El Conquistador, WHG believes such refinancing will be achieved, but there can be no assurance thereof. If such financing is not renewed or replaced and as a consequence thereof the existing lenders foreclose on the El Conquistador, WHG would probably incur a loss on its investment in and receivables from the El Conquistador which would adversely affect the financial position of WHG. In addition, WHGI would, most likely, cease to receive management fees from the El Conquistador. See Note 4 to the consolidated financial statements of WHG included elsewhere herein.

 RESULTS OF OPERATIONS

  The following summarizes the unaudited consolidated statements of operations for the periods shown in the format presented as segment information in Note 15 to the consolidated financial statements of WHG for the three months ended September 30, 1997 included elsewhere herein:

                                                          THREE MONTHS ENDED
                                                             SEPTEMBER 30,
                                                          --------------------
                                                            1996       1997
                                                          ---------  ---------
                                                            (IN THOUSANDS)
Revenues:
  Condado Plaza.......................................... $  10,944  $  12,315
  WHGI...................................................     2,622      3,198
  Intersegment revenue elimination--WHGI fees charged to
   Condado Plaza.........................................      (687)      (942)
                                                          ---------  ---------
    Total revenues....................................... $  12,879  $  14,571
                                                          =========  =========
Segment operating income (loss):
  Condado Plaza.......................................... $    (329) $     549
  WHGI...................................................     1,212      1,533
  General corporate administrative expenses..............       (93)      (510)
                                                          ---------  ---------
    Total operating income............................... $     790  $   1,572
                                                          =========  =========

 THREE MONTHS ENDED SEPTEMBER 30, 1997 COMPARED WITH THREE MONTHS ENDED SEPTEMBER 30, 1996

  Consolidated revenues increased by $1,692,000 or 13.1% in the fiscal quarter ended September 30, 1997 to $14,571,000 from $12,879,000 in the fiscal quarter ended September 30, 1996. The increase was due to increased casino chip sales and favorable win percentage at the Condado Plaza and increased management fees earned by WHGI at the Condado Plaza and the El San Juan as discussed below.

  Operating income in the Condado Plaza segment was $549,000 for the fiscal quarter ended September 30, 1997 compared to a loss of ($329,000) for the fiscal quarter ended September 30, 1996, a favorable variance of $878,000. The improved results were primarily due to increased casino win of $1,536,000 due to: higher chip sales of $4,229,000 resulting in additional casino revenue of $912,000 and a higher win percentage of 18.1%, compared to 14.6% during the corresponding period in fiscal 1996, resulting in additional casino revenues of $624,000. In addition, the hotel had slightly higher occupancy and average daily room rates.

  Operating income in the WHGI segment increased by $321,000 due to increased management fees from the Condado Plaza of $168,000 and the El San Juan of $189,000 or $357,000 in the aggregate due to increased casino and hotel revenues.

  General corporate expenses increased to $510,000 for the fiscal quarter ended September 30, 1997 compared to $93,000 for the fiscal quarter ended September 30, 1996 due to incremental costs incurred as a result of the Distribution. In the prior year, WHG was a wholly owned subsidiary of WMS.

  The equity in loss of nonconsolidated affiliates was ($1,010,000) for the fiscal quarter ended September 30, 1997 compared with a loss of ($1,289,000) for the fiscal quarter ended September 30, 1996. The 50% equity in loss of the El San Juan was ($469,000) in the fiscal quarter ended September 30, 1997 compared with ($854,000) in the fiscal quarter ended September 30, 1996. The improved results at the El San Juan were due primarily to higher casino revenues resulting from higher chip sales of $4,828,000 resulting in additional casino win of $942,000 and partially offset by increased casino expenses of $645,000 due to higher volume in the casino. The 23.3% equity in loss of the El Conquistador was ($541,000) in the fiscal quarter ended June 30, 1997 compared with ($430,000) in the fiscal quarter ended June 30, 1996. The increased loss was due to increased operating expenses in the fiscal quarter ended June 30, 1997.

  The income tax provision for the fiscal quarter ended September 30, 1997 results primarily from Puerto Rico and federal income tax provisions for WHGI. The income tax provision for the fiscal quarter ended September 30, 1996 results from federal taxes or credit allocated from WMS on the equity in income or loss of nonconsolidated affiliates.

  Net (loss) in the fiscal quarter ended September 30, 1997 was ($1,126,000) compared with a net loss of ($1,214,000) in the fiscal quarter ended September 30, 1996. Improved operating results at the Condado Plaza and WHGI were offset by $1,000,000 in costs incurred in connection with the Merger Agreement.

 FISCAL 1997 COMPARED WITH FISCAL 1996

  Segment data discussed below is taken or derived from segment disclosure in
Note 15 to the consolidated financial statements of WHG included elsewhere herein.

  Consolidated revenues increased by $940,000 or 1.4% in fiscal 1997 to $69,634,000 from $68,694,000 in fiscal 1996. In fiscal 1997, segment revenues of WHGI increased $565,000 and segment revenues of Condado Plaza increased $375,000.

  Operating income in the Condado Plaza segment was $6,348,000 in fiscal 1997 compared to $2,830,000 in fiscal 1996. The increase was primarily due to reductions in costs and expenses in all departments of $3,143,000 resulting from cost reduction efforts of management of $2,182,000 and reduced provision for casino doubtful accounts receivable of $961,000.

  Operating income in the WHGI segment increased due to increased management fees from the El San Juan of $487,000 and the Condado Plaza of $551,000 because of their improved operations.

  Consolidated operating income increased by 26% in fiscal 1997 to $17,087,000 from $13,558,000 in fiscal 1996 due primarily to cost reductions at the Condado Plaza of $3,143,000 and increased management fees primarily from the El San Juan of $487,000.

  The equity in loss of nonconsolidated affiliates was ($1,196,000) for fiscal 1997 compared with a loss of ($3,465,000) for fiscal 1996. The 50% equity in income of the El San Juan was $988,000 in fiscal 1997 compared with equity in loss of ($679,000) in fiscal 1996. The improved results at the El San Juan were due primarily to a $1,450,000 increase in casino revenues resulting from a win percentage of 16.4%, compared to 13.6% during fiscal 1996, and lower costs and expenses resulting from cost reduction efforts by management and reduced provision for doubtful accounts receivable as set forth above. The 23.3% equity in loss of the El Conquistador was ($2,184,000) in fiscal 1997 compared with ($2,786,000) in fiscal 1996.

  The income tax provision results primarily from Puerto Rico and federal income tax provisions for WHGI and federal taxes or credits allocated from WMS (prior to the Distribution) primarily on the equity in the income or loss of nonconsolidated affiliates. The income tax provision in fiscal 1997 was $3,397,000 compared with $1,645,000 in fiscal 1996. The increase is primarily due to higher federal income taxes on WHGI income of $1,892,000 and a lower equity in loss on nonconsolidated affiliates of $2,269,000.

  Net income in fiscal 1997 was $7,317,000 compared with net income of $2,437,000 in fiscal 1996. The net income increased by approximately 200% due primarily to higher casino revenues at the El San Juan and cost reductions and reduced provision for doubtful accounts receivable at all the hotels and casinos in which WHG owns interests notwithstanding the higher income taxes all as discussed above.

 FISCAL 1996 COMPARED TO FISCAL 1995

  Consolidated revenues were $68,694,000 in fiscal 1996 representing a 3.1% decrease from fiscal 1995 consolidated revenues of $70,878,000. The decrease was due primarily to a reduction in net casino revenues (casino revenues minus casino promotional allowances) at the Condado Plaza from $17,712,000 in fiscal 1995 to $15,452,000 in fiscal 1996. The decrease in the Condado Plaza net casino revenues was due primarily to a lower win percentage resulting in reduced revenues when casino promotional allowances remained constant.

  Consolidated operating income increased by 78% in fiscal 1996 to $13,558,000 from $7,624,000 in fiscal 1995 due primarily to cost reductions and lower expenses at the Condado Plaza of $6,323,000 and increased management fee revenues at WHGI primarily from the El Conquistador of $1,430,000.

  Operating income of the Condado Plaza segment was $2,830,000 in fiscal 1996 compared with an operating loss of ($1,465,000) in fiscal 1995. This improvement in operating results was achieved by cost reductions initiated by management of $6,323,000 and reduced provision for doubtful accounts receivable of $385,000 and insurance expense of $1,097,000 and the incurrence in fiscal 1995 of approximately $452,000 of additional expenses related to emergency water costs associated with the drought experienced in Puerto Rico during that fiscal year.

  Operating income of the WHGI segment increased to $10,837,000 or 18% in fiscal 1996 compared with $9,174,000 in fiscal 1995. In fiscal 1996 revenues from central services declined by $2,151,000, and management fee revenues increased by $1,739,000 in comparison to fiscal 1995. Operating income resulting from lower revenue from central services is negligible in comparison to increased operating income from incremental management fees.

  Consolidated selling and administrative expenses decreased to $9,487,000 in fiscal 1996 from $12,301,000 in fiscal 1995 primarily at the Condado Plaza due to cost reductions initiated by management and reduced provision for doubtful accounts receivable and insurance expense as set forth above.

  The equity in the loss of nonconsolidated affiliates was ($3,465,000) in fiscal 1996 compared with ($7,003,000) in fiscal 1995, representing a 50.5% improvement in fiscal 1996 over fiscal 1995. The decrease in equity in loss was primarily due to lower costs and expenses at the El Conquistador resulting from cost reduction activities of $11,264,000 during the second full year of operation after opening in November 1993 and from increased revenues from hotel operations at the El San Juan of $1,875,000 with only minor increases in hotel operating expenses. The 50% equity in loss of the El San Juan was ($679,000) in fiscal 1996 compared with ($1,200,000) in fiscal 1995. The 23.3%
equity in loss of the El Conquistador was ($2,786,000) in fiscal 1996 compared with ($5,803,000) in fiscal 1995.

  The provision for income taxes in fiscal 1996 of $1,645,000 represents federal and Puerto Rico income taxes on WHGI reduced by the tax benefit allocated from WMS on the equity in loss of nonconsolidated affiliates. A net income tax credit of $234,000 occurred in fiscal 1995 because the allocated tax benefit from WMS, due to the size of the equity in loss, exceeded the tax provision for WHGI.

  Consolidated net income was $2,437,000 in fiscal 1996 compared with the net loss of ($4,364,000) in fiscal 1995. The improved results were attributable primarily to cost reductions at the Condado Plaza increasing operating income and decreased equity in loss of nonconsolidated affiliates partially offset by the change in the provision for income taxes, as described above.

 Inflation

  During the past three years, the level of inflation affecting WHG has been relatively low. The ability of WHG to pass on future cost increases in the form of higher room rates and other price increases will continue to be dependent on the prevailing competitive environment and the acceptance of WHG's services in the market place.

 Seasonality

  The hotel and casino business in Puerto Rico is highly seasonal. From December through April the occupancies of the hotels are greater than other months and the average room rates are higher than other months resulting in higher revenues and net income primarily in the third quarter of the June 30 fiscal year. The first quarter of the June 30 fiscal year normally has a net loss.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table sets forth as of December 1, 1997 (except as otherwise footnoted) information regarding the beneficial ownership of shares of WHG Common Stock for each person known by WHG who was on such date the beneficial owner of more than five percent of the outstanding WHG Common Stock.

                                      AMOUNT AND NATURE OF
                                      BENEFICIAL OWNERSHIP    PERCENTAGE OF
         NAME AND ADDRESS OF             OF WHG COMMON         OUTSTANDING
          BENEFICIAL OWNER                  STOCK(1)       WHG COMMON STOCK(2)
         -------------------          -------------------- -------------------
Patriot American Hospitality Operat-
 ing Company
 1950 Stemmons Freeway, Suite 6001
 Dallas, TX 75207....................      2,063,916(3)           32.3%
Sumner M. Redstone and National
 Amusements, Inc.
 200 Elm Street
 Dedham, MA 02026....................      1,729,425(4)           28.6%
Louis J. Nicastro
 Cleft Road
 Mill Neck, NY 11765.................      1,651,158(5)           21.4%
Libra Fund, L.P., Libra Advisors,
 Ranjan Tandon and
 Chandrika Tandon
 277 Park Avenue
 New York, NY 10017..................        479,550(6)            7.9%
FMR Corp.
 82 Devonshire Street
 Boston, MA 02109....................        413,925(7)            6.8%
Waveland Partners, L.P., Waveland
 Capital Management, L.P. and
 Clincher Capital Corporation
 333 West Wacker Drive #1600
 Chicago, IL 60606...................        350,100(8)            5.8%

--------
(1) Pursuant to Rule 13d-3(d)(1) of the Exchange Act, a beneficial owner of a security includes any person or entity who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares voting power which includes the power to vote, or to direct the voting of, such security and/or investment power which includes the power to dispose, or to direct the disposition of, such security. Additionally, pursuant to Rule 13d-3(d)(1) of the Exchange Act, shares underlying options are deemed to be beneficially owned if the holder of the options has the right to acquire beneficial ownership of such shares within 60 days.

(2) For purposes of calculating the percentage of outstanding WHG Common Stock owned by each person or entity listed, (i) shares issuable upon the exercise of options held by such persons or entities which options are currently exercisable or become exercisable within 60 days have been deemed to be outstanding and (ii) an additional 1,500,000 shares of WHG Common Stock have been deemed to be outstanding in the case of Mr. Nicastro by reason of his ownership of 300,000 shares of WHG Preferred Stock, each share of which is entitled to five votes.
(3) The number of shares reported is based on the beneficial ownership acquired by PAHOC pursuant to the Voting Agreement and the Voting and Option Agreement. See "Certain Related Agreements--Voting and Option Agreement" and "--Voting Agreement." WHG Preferred Stock is entitled to five votes per share. Pursuant to the Voting Agreement and the Voting and Option Agreement PAHOC has the right to vote an aggregate of 42.8% of the combined voting power of WHG Common Stock and WHG Preferred Stock.

(4) The number of shares reported is based upon information contained in Amendment No. 1 to Schedule 13D dated October 3, 1997 filed by the NAI Group with the Commission. Pursuant to such amendment, Mr. Redstone and National Amusements, Inc., a Maryland corporation, reported beneficial ownership of and sole investment power with respect to 858,450 and 870,975 shares, respectively, of WHG Common Stock and that Mr. Redstone is the beneficial owner of 75% of the issued and outstanding shares of the common stock of National Amusements, Inc. Pursuant to the Voting Agreement, the NAI Group agreed to vote all of the shares that it beneficially owns in favor of the Merger. See "Certain Related Agreements--Voting Agreement."
(5) On July 31, 1997, Mr. Nicastro acquired 300,000 shares of WHG Preferred Stock, which shares entitle him to five votes per share of WHG Preferred Stock and, thus, represent voting power of the equivalent of 1,500,000 shares of WHG Common Stock. The 300,000 shares of WHG Preferred Stock owned by Mr. Nicastro represent 100% of the shares of such class. In addition, Mr. Nicastro holds a currently exercisable stock option to purchase 150,000 shares of WHG Common Stock and owns directly 1,158 shares of WHG Common Stock. Mr. Nicastro has shared voting power with respect to 1,651,158 votes and sole dispositive power (subject to the Voting and Option Agreement) with respect to 484,491 shares of WHG Common Stock consisting of the 1,158 shares of WHG Common Stock owned directly by him, the 150,000 shares of WHG Common Stock issuable pursuant to currently exercisable stock options and 333,333 shares of WHG Common Stock issuable upon conversion of the WHG Preferred Stock. Pursuant to the Voting and Option Agreement, Mr. Nicastro granted PAHOC an irrevocable proxy to vote his 1,158 shares of WHG Common Stock and his 300,000 shares of WHG Preferred Stock. See "Certain Related Agreements--Voting and Option Agreement."

(6) The number of shares reported is based upon information contained in Amendment No. 1 to Schedule 13D dated July 3, 1997 filed by Libra Fund, L.P., Libra Advisors, Inc., Mr. Ranjan Tandon and Ms. Chandrika Tandon with the Commission. Pursuant to such Amendment, Libra Fund, L.P. reported beneficial ownership of 256,450 shares of WHG Common Stock and reported that Libra Advisors, Inc., as general partner to Libra Fund, L.P., has the power to vote and to direct the voting of and the power to dispose and direct the disposition of the 256,450 shares of WHG Common Stock owned by Libra Fund, L.P. The Amendment reported that Mr. Tandon is the sole stockholder and president of Libra Advisors, Inc. Also pursuant to such Amendment, Ms. Tandon reported beneficial ownership of 223,100 shares of WHG Common Stock and that she has the sole power to vote and to direct the voting of and the sole power to dispose and direct the disposition of the 223,100 shares of WHG Common Stock owned by her.

(7) The number of shares reported is based upon information contained in a letter dated June 27, 1997 from FMR Corp. to counsel for WHG with respect to the WHG Common Stock. Pursuant to such letter, FMR Corp. reported that Fidelity Management & Research Company, a wholly owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, as amended, is the beneficial owner of 409,900 shares of WHG Common Stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940, as amended. Additionally, pursuant to such letter, FMR Corp. reported that Fidelity Management Trust Company, a wholly owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Exchange Act, is the beneficial owner of 4,025 shares of WHG Common Stock as a result of its serving as investment manager of certain institutional account(s). FMR Corp. reported it has sole power to dispose of or direct the disposition of all such shares and sole power to vote 4,025 of such shares.
(8) The number of shares reported is based upon information contained in the
    Schedule 13D dated September 12, 1997 filed by Waveland Partners, L.P., an Illinois limited partnership ("Waveland"), Waveland Capital Management, L.P., an Illinois limited partnership ("Waveland Capital") and Clincher Capital Corporation, an Illinois corporation ("Clincher"). Pursuant to such Schedule, Waveland, Waveland Capital and Clincher reported shared voting and dispositive power with respect to the 350,100 shares of WHG Common Stock owned.

SECURITY OWNERSHIP OF MANAGEMENT

  The following table sets forth as of December 1, 1997 information regarding the beneficial ownership of shares of WHG Common Stock for all WHG directors and executive officers individually and as a group.

                                                                         SHARES      PERCENTAGE
                                                                         OF WHG          OF
                                                                         COMMON      OUTSTANDING
                                                                         STOCK           WHG
                                POSITION WITH WHG AND        DIRECTOR BENEFICIALLY     COMMON
       NAME (AGE)                PRINCIPAL OCCUPATION         SINCE     OWNED(1)      STOCK(2)
       ----------               ---------------------        -------- ------------   -----------
Louis J. Nicastro (69)..  Chairman of the Board of             1983    1,651,158(3)     21.4%
                          Directors and Chief Executive
                          Officer
George R. Baker (68)....  Vice Chairman of the Board of        1997       92,550(4)      1.5%
                          Directors
Brian R. Gamache (41)...  President, Chief Operating           1997      150,000(5)      2.4%
                          Officer and Director
David M. Satz, Jr.        Director and Attorney, Saiber        1997       21,000(6)        *
 (71)...................  Schlesinger Satz & Goldstein
Joseph A. Lamendella      Director and Attorney, Lamendella    1997       20,025(7)        *
 (60)...................  & Daniel, P.C.
Barbara M. Norman (59)..  Vice President, Secretary,           1997       28,775(8)        *
                          General Counsel and Director
Richard F. Johnson        Chief Financial Officer and                          0           0
 (51)...................  Treasurer
Directors and Executive
 Officers as a group (7
 persons)...............                                               1,963,508(9)     24.4%

--------
  * Less than 1% of the number of outstanding shares of WHG Common Stock on December 1, 1997.
(1) Pursuant to Rule 13d-3(d)(1) of the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares voting power which includes the power to vote, or to direct the voting of, such security and/or investment power which includes the power to dispose, or to direct the disposition of, such security. Additionally, pursuant to Rule 13d-3(d)(1) of the Exchange Act, shares underlying options are deemed to be beneficially owned if the holder of the option has the right to acquire beneficial ownership of such shares within 60 days.

(2) For purposes of calculating the percentage of outstanding WHG Common Stock owned by each person listed, (i) shares issuable upon the exercise of options held by such persons which options are currently exercisable within 60 days have been deemed to be outstanding and (ii) 1,500,000 shares of WHG Common Stock have been deemed to be outstanding in the case of Mr. Nicastro by reason of his ownership of 300,000 shares of WHG Preferred Stock each share of which is entitled to five votes.
(3) Includes certain shares of WHG Common Stock which Mr. Nicastro is deemed to beneficially own. See footnote (5) under "Security Ownership of Certain Beneficial Owners."
(4) Includes 87,000 shares of WHG Common Stock which Mr. Baker has the right to acquire upon the exercise of stock options.
(5) Includes 150,000 shares of WHG Common Stock which Mr. Gamache has the right to acquire upon the exercise of stock options.
(6) Includes 20,000 shares of WHG Common Stock which Mr. Satz has the right to acquire upon the exercise of stock options.
(7) Includes 20,000 shares of WHG Common Stock which Mr. Lamendella has the right to acquire upon the exercise of stock options.
(8) Includes 25,000 shares of WHG Common Stock which Ms. Norman has the right to acquire upon the exercise of stock options.

(9) Includes 452,000 shares of WHG Common Stock which directors and executive officers have the right to acquire upon the exercise of currently exercisable stock options and the 1,500,000 shares of WHG Common Stock deemed to be outstanding with respect to the 300,000 shares of WHG Preferred Stock held by Mr. Nicastro. See footnote (5) under "Security Ownership of Certain Beneficial Owners."

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

  The following is a general summary of the material United States federal income tax consequences of the Merger and the Ancillary Agreements to taxable U.S. Stockholders (as defined below in "--Federal Income Taxation of Holders of Paired Shares--Taxation of Taxable U.S. Stockholders") as well as certain other tax considerations for U.S. holders of Paired Shares. The following discussion is based upon current provisions of the Code, temporary and final regulations thereunder and current administrative rulings and court decisions, all of which are subject to change, possibly on a retroactive basis. No attempt has been made to comment on all United States federal income tax consequences of the Merger and the Ancillary Agreements that may be relevant to WHG Stockholders. The tax discussion set forth below is included for general information only. It is not intended to be, nor should it be construed to be, legal or tax advice to a particular WHG Stockholder.

  THE FOLLOWING DISCUSSION MAY NOT APPLY TO PARTICULAR CATEGORIES OF HOLDERS OF SHARES OF WHG COMMON STOCK AND WHG PREFERRED STOCK SUBJECT TO SPECIAL TREATMENT UNDER THE CODE, SUCH AS INSURANCE COMPANIES, FINANCIAL INSTITUTIONS, BROKER-DEALERS, TAX-EXEMPT ORGANIZATIONS, NON-U.S. STOCKHOLDERS AND HOLDERS WHOSE SHARES WERE ACQUIRED PURSUANT TO THE EXERCISE OF AN EMPLOYEE STOCK OPTION OR OTHERWISE AS COMPENSATION. WHG STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING ANY STATE, LOCAL OR OTHER TAX CONSEQUENCES OF THE MERGER.

TAX CONSEQUENCES OF THE MERGER

  Goodwin, Procter & Hoar LLP, counsel for the Patriot Companies, has rendered an opinion substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, for federal income tax purposes the Merger will be treated as a taxable exchange by the WHG Stockholders of their WHG Stock for the Merger Consideration received in exchange therefor. Accordingly, a WHG Stockholder will recognize gain or loss with respect to his or her WHG Stock measured by the difference between the fair market value of the Merger Consideration received in the Merger by such stockholder in exchange therefor and such stockholder's adjusted tax basis in his or her WHG Stock. Such gain or loss will constitute capital gain or loss if the WHG Stock is held as a capital asset at the Effective Time. Such gain or loss will be treated as long-term capital gain or loss if the stockholder's WHG Stock has been held (or is treated as having been held) for more than one year (or, in the case of individuals, trusts and estates, mid-term capital gain or loss if the WHG Stock has been held, or treated as held, for more than one year but not more than 18 months and long-term capital gain if the WHG Stock has been held, or is treated as held, for more than 18 months), and otherwise as short-term capital gain or loss.

  The aggregate initial tax basis of a Paired Share received in the Merger by a WHG Stockholder will be the fair market value at the Effective Time of such Paired Share. The aggregate tax basis of a Paired Share received in the Merger must be allocated between the share of Patriot Common Stock and the share of PAHOC Common Stock that comprise the Paired Share, based on the relative values of such shares at the time of the Merger. Under the terms of the Pairing Agreement, the Patriot Companies are obligated to agree on the relative values of a share of Patriot Common Stock and a share of PAHOC Common Stock that comprise a Paired Share. As of the date of mailing of this Proxy Statement/Prospectus, the Patriot Companies have previously agreed that the value of a share of PAHOC Common Stock represents 5% of the value of a Paired Share. There can be no assurance that these relative values will not change prior to the Effective Time or that the IRS will not challenge this valuation. The holding period of the shares of Patriot Common Stock and PAHOC Common Stock that comprise Paired Shares received in the Merger by WHG Stockholders will commence on the day following the date of the Effective Time.

  If a WHG Stockholder has differing tax bases and/or holding periods for different blocks of his or her WHG Stock, or if he or she holds blocks of both WHG Common Stock and WHG Preferred Stock, he or she must compute his or her gain or loss separately with respect to each such block of WHG Stock.

REIT QUALIFICATION OF PATRIOT

 General

  If certain detailed conditions imposed by the provisions of the Code are met, entities such as Patriot that invest primarily in real estate and that otherwise would be treated for federal income tax purposes as corporations generally are not taxed at the corporate level on their "real estate investment trust taxable income" that is currently distributed to stockholders. This treatment substantially eliminates the "double taxation" on earnings (i.e., at both the corporate and stockholder levels) that ordinarily results from the use of a corporate structure.

  Prior to the consummation of the Merger, Patriot has been and will continue to be operated in a manner intended to allow it to qualify as a REIT. Patriot intends to operate following the Merger in a manner so that Patriot will continue to qualify as a REIT. If Patriot fails to qualify as a REIT in any taxable year, Patriot will be subject to federal income taxation as if it were a domestic corporation, and Patriot's stockholders will be taxed in the same manner as stockholders of ordinary corporations. In this event, Patriot could be subject to potentially significant tax liabilities, and the amount of cash available for distribution to stockholders would be reduced and possibly eliminated. Unless entitled to relief under certain Code provisions, and subject to the discussion below regarding Section 269B(a)(3) of the Code, Patriot also would be disqualified from re-electing REIT status for the four taxable years following the year during which qualification was lost. Failure of Old Patriot to have qualified as a REIT also could disqualify Patriot as a REIT and/or subject Patriot to significant tax liabilities.

  Patriot's qualification and taxation as a REIT following the Merger will depend upon Patriot's continuing ability to meet, through actual operating results, the income and asset requirements, distribution levels, diversity of stock ownership and other requirements for qualification as a REIT under the Code. Counsel has not reviewed and will not review Patriot's compliance with these tests on a continuing basis. Moreover, qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial or administrative interpretations and the determination of various factual matters and circumstances not entirely within Patriot's control. The complexity of these provisions is greater in the case of a REIT that owns hotels and leases them to a corporation with which its stock is paired. See "Risk Factors--Patriot Tax Risks." Accordingly, no assurance can be given that Patriot will satisfy such tests on a continuing basis following the Merger.

  In connection with the mailing of this Proxy Statement/Prospectus, Goodwin, Procter & Hoar LLP has rendered an opinion to the effect that (i) for periods ending on or before the date of such opinion, Patriot has qualified to be treated as a REIT and (ii) for subsequent periods, including periods following the Merger, the proposed form of organization and manner of operations of Patriot will enable Patriot to continue to qualify as a REIT. The opinion of Goodwin, Procter & Hoar LLP has been filed as an exhibit to the Registration Statement of which this Proxy Statement/Prospectus is a part. This opinion is based on representations from Patriot regarding Old Patriot's and Patriot's compliance with the requirements for REIT qualification and is not binding on the IRS. Each of Old Patriot's and Patriot's qualification as a REIT depends on its having met or meeting, as the case may be, through actual operating results, the various requirements for qualification as a REIT under the Code. Counsel has not verified and will not verify the companies' compliance with those tests. Accordingly, no assurance can be given that the IRS will not challenge the status of Patriot as a REIT.

  In rendering its opinion regarding REIT qualification, Goodwin, Procter & Hoar LLP has relied upon the representations of Patriot that it will distribute with respect to the taxable year in which the proposed Wyndham Merger closes all earnings and profits inherited from Wyndham and that it will distribute with respect to the taxable year in which the proposed Patriot/IHC Merger closes all earnings and profits inherited from IHC. If the IRS were to determine that Wyndham's or IHC's actual earnings and profits exceeded the amount distributed, Patriot would be disqualified as a REIT.

 Paired Shares

  Section 269B(a)(3) of the Code provides that if the shares of a REIT and a non-REIT are paired, then the REIT and the non-REIT shall be treated as one entity for purposes of determining whether either company qualifies as a REIT. If Section 269B(a)(3) applied to Patriot and PAHOC, then Patriot would not be eligible to be taxed as a REIT. Section 269B(a)(3) does not apply, however, if the shares of the REIT and the non-REIT were paired on June 30, 1983 and the REIT was taxable as a REIT on June 30, 1983. As a result of this "grandfathering" rule, Section 269B(a)(3) did not apply to Cal Jockey for periods prior to the Cal Jockey Merger, and, by its terms, this "grandfathering" rule continued to apply to Patriot after the Cal Jockey Merger and will continue to apply to Patriot following the Merger. There are, however, no judicial or administrative authorities interpreting this "grandfathering" rule in the context of a merger or otherwise, and this interpretation, as well as the opinion of Goodwin, Procter & Hoar llp regarding Patriot's qualification as a REIT, is based solely on the literal language of the statute. Moreover, if for any reason Patriot failed to qualify as a REIT in 1983, the benefit of the "grandfathering" rule would not be available to Patriot, and Patriot would not qualify as a REIT for any taxable year. See "Risk Factors--Patriot Tax Risks--Dependence on Qualification as a REIT."

 Potential Reallocation of Income

  Due to the paired share structure, Patriot, PAHOC, the Patriot Partnership, the PAHOC Partnership, and their respective subsidiary entities are and will be controlled by the same interests. As a result, the IRS could, pursuant to
Section 482 of the Code, seek to distribute, apportion or allocate gross income, deductions, credits or allowances between or among them if it determines that such distribution, apportionment or allocation is necessary in order to prevent evasion of taxes or to clearly reflect income. Patriot and PAHOC believe that all future material transactions between Patriot and PAHOC, and among them and/or their subsidiary entities, will be negotiated and structured with the intention of achieving an arm's-length result. Patriot and PAHOC believe that all prior material transactions among them and/or their subsidiary entities have been similarly negotiated and structured with the intention of achieving an arm's-length result. If such beliefs are correct, the potential application of Section 482 of the Code should not have a material effect on Patriot or PAHOC following the Merger. There can be no assurance, however, that the IRS will not challenge the terms of such transactions, or that any such challenge would not be successful.

 Sale of Land by Patriot

  The sale following the Cal Jockey Merger of certain land previously owned by Cal Jockey to an affiliate of PaineWebber (the "PaineWebber Land Sale") was structured to qualify as a tax-deferred like-kind exchange. There can be no assurances, however, that such transaction will qualify as a like-kind exchange. If and to the extent the sale does not qualify as a tax-deferred like-kind exchange, any capital gains recognized by Patriot will be taxed to Patriot at applicable capital gains rates, unless Patriot distributes such gains to its stockholders. To the extent that the gain does not qualify for capital gains treatment, the gain will be combined with Patriot's other taxable income, 95% of which must be distributed each year in order to maintain Patriot's status as a REIT. Notwithstanding the foregoing, in the event that the property in the PaineWebber Land Sale constituted "dealer property," then the sale would not qualify as a like-kind exchange, the gain would be subject to a 100% tax, and the amount of gain would constitute nonqualifying income that likely would disqualify Patriot as a REIT. Although Patriot believes that the PaineWebber Land Sale did not constitute a sale of dealer property, whether or not such sale constituted a sale of dealer property is a factual determination not susceptible of legal opinion, and Patriot did not receive opinions from counsel on such determination. As a result, the opinion rendered by Goodwin, Procter & Hoar llp regarding Patriot's qualification as a REIT necessarily relies on representations from Patriot to the effect that the sale did not constitute a sale of dealer property.

 Classification of Patriot Partnership as a Publicly Traded Partnership

  Section 7704 of the Code treats certain "publicly traded partnerships" as corporations. If the Patriot Partnership were taxed as a corporation under these rules, Patriot would be disqualified as a REIT. A partnership is a publicly traded partnership if interests in such partnership are either traded on an established securities market or are readily tradeable on a secondary market (or the substantial equivalent thereof). Interests in the Patriot Partnership have not and will not be traded on an established securities market. Currently, the Patriot Partnership relies on restrictions on transfers and redemptions included in its partnership agreement in order to avoid being taxed as a corporation under Section 7704 of the Code. Prior to such amendments, the Patriot Partnership relied on an exemption from the publicly traded partnership rules based on the nature of its income as well as a safe harbor based on the number of its partners. There can be no assurance that efforts to avoid taxation as a corporation under these provisions have been or will be successful.

 Built-In Gain Tax

  If Patriot recognizes gain on the disposition of an asset acquired in a tax-free merger with a taxable "C" corporation (such as Wyndham or IHC) during the ten-year period following the merger, then to the extent of the asset's "built-in gain" (i.e., the excess of the fair market value of such asset at the time of the merger over its then tax basis), Patriot will be subject to tax on such gain at the highest regular corporate rate applicable, pursuant to Treasury Regulations not yet promulgated. Patriot would have to distribute 95% of the excess of the amount of recognized built-in gain over the amount of tax paid in order to maintain its qualification as a REIT. The foregoing assumes that Patriot makes an election pursuant to IRS Notice 88-19 with respect to the merger. If Patriot failed to make the election the ten-year built-in gain tax would not apply, but instead the entire amount of the built-in gain would be taxed at the time of the merger. Patriot will make the election pursuant to IRS Notice 88-19 with respect to the Wyndham Merger and the Patriot/IHC Merger if such election is available.

EFFECTS OF COMPLIANCE WITH REIT REQUIREMENTS

  Operating income derived from hotels or a racetrack does not constitute qualifying income under the REIT requirements. Accordingly, Patriot leases all of its hotels, other than certain hotels held by taxable entities in which Patriot does not hold voting control, to lessees and PAHOC, and Patriot will continue to lease such hotels after the Merger. Similarly, Patriot has subleased the land underlying the Racecourse and leased the related improvements to PAHOC. Rent derived from such leases will be qualifying income under the REIT requirements, provided several requirements are satisfied. Among other requirements, a lease may not have the effect of giving Patriot a share of the net income of the lessee, and the amount of personal property leased under the lease must not exceed a defined, low level. Patriot (other than certain corporate subsidiaries that Patriot does not control) also may not provide services, other than customary services and, beginning in 1998, de minimus non-customary services, to the lessees or their subtenants. In addition, the leases also must qualify as "true" leases for federal income tax purposes (as opposed to service contracts, joint ventures or other types of arrangements). There are, however, no controlling Treasury Regulations, published rulings, or judicial decisions that discuss whether leases similar to the Patriot leases constitute "true" leases. Therefore, there can be no assurance that the IRS will not successfully assert a contrary position.

  Payments under a lease will not constitute qualifying income for purposes of the REIT requirements if Patriot owns, directly or indirectly, 10% or more of the ownership interests in the relevant lessee. Constructive ownership rules apply, such that, for instance, Patriot is deemed to own the assets of stockholders who own 10% or more in value of the stock of Patriot. The Patriot Charters are therefore designed to prevent a stockholder of Patriot from owning Patriot stock or PAHOC stock that would cause Patriot to own, actually or constructively, 10% or more of the ownership interests in a lessee (including PAHOC and the PAHOC Partnership). Thus, Patriot should never own, actually or constructively, 10% or more of a lessee. However, because the relevant constructive ownership rules are broad and it is not possible to monitor continually direct and indirect transfers of Paired Shares, and because the charter provisions referred to above may not be effective, no assurance can be given that such transfers, or other events of which Patriot has no knowledge, will not cause Patriot to own constructively 10% or more of one or more lessees at some future date.

  In addition to the considerations discussed above, the REIT requirements impose a number of other restrictions on the operations of Patriot. For example, net income from sales of property sold to customers in the ordinary course of business (other than inventory acquired by reason of certain foreclosures) is subject to a 100% tax unless eligible for a certain safe harbor. Minimum distribution requirements also generally require Patriot to distribute each year at least 95% of its taxable income for the year (excluding any net capital gain). In addition, certain asset tests limit Patriot's ability to acquire non-real estate assets.

TAXATION OF PAHOC; NON-CONTROLLED SUBSIDIARIES

  As a "C" corporation under the Code, PAHOC is subject to United States federal income tax on its taxable income at corporate rates. Certain corporate subsidiaries of the Patriot Partnership which the Patriot Partnership does not control also are subject to federal income tax.

FEDERAL INCOME TAXATION OF HOLDERS OF PAIRED SHARES

 Separate Taxation

  Notwithstanding that Paired Shares may only be transferred as a unit, holders of Paired Shares will be treated for U.S. federal income tax purposes as holding equal numbers of shares of Patriot Common Stock and of PAHOC Common Stock. The tax treatment of distributions to stockholders and of any gain or loss upon the sale or other disposition of the Paired Shares (as well as the amount of gain or loss) must therefore be determined separately with respect to each share of Patriot Common Stock and each share of PAHOC Common Stock contained within each Paired Share. The tax basis and holding period for each share of Patriot Common Stock and each share of PAHOC Common Stock also must be determined separately. See "--Tax Consequences of the Merger" for a discussion of the initial tax basis and holding period of Paired Shares received in the Merger. Holders should note that distributions in excess of earnings and profits from one or both of the corporations may change the relative tax basis of the shares comprising a Paired Share. Upon a taxable sale of a Paired Share, the amount realized must be allocated between the share of Patriot Common Stock and the share of PAHOC Common Stock comprising such Paired Share based on their then-relative values.

 Taxation of Taxable U.S. Stockholders

  As used herein, the term "U.S. Stockholder" means a holder of Paired Shares that for United States federal income tax purposes (A) is (i) a citizen or resident of the United States, (ii) a corporation, partnership, or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate, the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust; and (B) is not an entity that has a special status under the Code (such as a tax-exempt organization or a dealer in securities).

  As long as Patriot qualifies as a REIT, distributions made to Patriot's taxable U.S. Stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by such U.S. Stockholders as ordinary income and will not be eligible for the dividends received deduction generally available to corporations. For purposes of determining whether distributions on Patriot Common Stock are out of current or accumulated earnings and profits, the earnings and profits of Patriot will be allocated first to Patriot's outstanding preferred stock (if any), and then allocated to the Patriot Common Stock. Subject to the discussion below regarding changes to the capital gains tax rates, distributions that are designated as capital gain dividends will be taxed as capital gains (to the extent they do not exceed Patriot's actual net capital gain for the taxable year) without regard to the period for which the stockholder has held his or her Patriot Common Stock. However, corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Distributions in excess of current and accumulated earnings and profits will not be taxable to a stockholder to the extent that they do not exceed the adjusted basis of the stockholder's Patriot Common Stock, but rather will reduce the adjusted basis of such stock. To the extent that such distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a stockholder's Patriot Common Stock, such distributions will be included in income as long-term capital gain (or, in the case of individuals, trusts and estates, mid-term capital gain if the Patriot Common Stock has been held for more than one year but not more than 18 months, and in the case of all taxpayers short-term capital gain if the Patriot Common Stock has been held for one year or less), assuming the shares are a capital asset in the hands of the stockholder. In addition, any distribution declared by Patriot in October, November or December of any year and payable to a stockholder of record on a specified date in any such month shall be treated as both paid by Patriot and received by the stockholder on December 31 of such year, provided that the distribution is actually paid by Patriot during January of the following calendar year.

  Distributions from PAHOC up to the amount of PAHOC's current or accumulated earnings and profits (less any earnings and profits allocable to distributions on any preferred stock of PAHOC) will be taken into account by U.S. Stockholders as ordinary income and generally will be eligible for the dividends-received deduction for corporations (subject to certain limitations). Distributions in excess of PAHOC's current and accumulated earnings and profits will not be taxable to a holder to the extent that they do not exceed the adjusted basis of the holder's PAHOC Common Stock, but rather will reduce the adjusted basis of such PAHOC Common Stock. To the extent that such distributions exceed the adjusted basis of a holder's PAHOC Common Stock, they will be included in income as long-term capital gain (or, in the case of individuals, trusts and estates, mid-term capital gain if the PAHOC Common Stock has been held for more than one year but not more than 18 months, and in the case of all taxpayers short-term capital gain if the PAHOC Common Stock has been held for one year or less), assuming the shares are a capital asset in the hands of the stockholder.

  Patriot may elect to retain and pay income tax on its net capital gain recognized during the taxable year. For taxable years beginning after December 31, 1997, if Patriot so elects for a taxable year, its stockholders would include in income as capital gain their proportionate share of such portion of Patriot's net capital gain as Patriot may designate. Such retained capital gains may be further designated by Patriot as 20% rate gain, unrecaptured section 1250 gain or 28% rate gain, as discussed below. Stockholders must account for their share of such retained capital gains in accordance with such additional designation. If no such additional designation is made, they are treated as 28% rate gain. A stockholder would be deemed to have paid its share of the tax paid by Patriot, which would be credited or refunded to the stockholder. The stockholder's basis in his or her shares of Patriot Common Stock would be increased by the amount of undistributed capital gains (less the capital gains tax paid by Patriot included in the stockholder's capital gains).

  Taxable distributions from Patriot or PAHOC and gain or loss from the disposition of shares of Patriot Common Stock and PAHOC Common Stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any passive activity losses (such as losses from certain types of limited partnerships in which the stockholder is a limited partner) against such income. In addition, taxable distributions from Patriot or PAHOC generally will be treated as investment income for purposes of the investment interest deduction limitations. Capital gain dividends from Patriot, capital gains (other than short-term capital gains) from the disposition of Paired Shares and actual or deemed distributions from either company treated as such, including capital gains (other than short-term capital gains) recognized on account of nontaxable distributions in excess of a stockholder's basis and any deemed capital gain dividends to a Patriot stockholder on account of undistributed capital gains of Patriot, will be treated as investment income for purposes of the investment interest deduction limitation only if and to the extent the stockholder so elects, in which case such capital gain dividends and gains will be taxed at ordinary income rates to the extent of such election. Patriot and PAHOC will notify stockholders after the close of their taxable years as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital, and (in the case of Patriot) capital gain. Stockholders may not include in their individual income tax returns any net operating losses or capital losses of Patriot or PAHOC.

  The Relief Act alters the taxation of capital gain income. Under the Relief Act, individuals, trusts and estates that hold certain investments for more than 18 months may be taxed at a maximum long-term capital gain rate of 20% on the sale or exchange of those investments. Individuals, trusts and estates that hold certain assets for more than one year, but not more than 18 months, may be taxed at a maximum mid-term capital gain rate of 28% on the sale or exchange of those investments. The Relief Act also provides a maximum rate of 25% for "unrecaptured section 1250 gain" for individuals, trusts and estates, special rules for "qualified 5-year gain," as well as other changes to prior law. The Relief Act allows the IRS to prescribe regulations on how the Relief Act's new capital gain rates will apply to sales of assets by, and sales of interests in, "pass-through entities," which include REITs such as Patriot. Pursuant to this grant of regulatory authority, the IRS has announced that it will issue temporary regulations providing that a REIT such as Patriot may designate a capital gain dividend as a 20% rate gain distribution, an unrecaptured section 1250 gain distribution, or a 28% rate gain distribution. If no such additional designation is made regarding a capital gain dividend, it is a 28% rate gain distribution. In general, the regulations will provide that a REIT must determine the maximum amounts which may be designated in each class of capital gain dividends as if the REIT were an individual whose ordinary income is subject to a marginal tax rate of at least 28 percent. Similar rules will apply in the case of designated retained capital gains (see above discussion). Patriot will notify stockholders after the close of Patriot's taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital, and capital gain (and, with respect to capital gain dividends, the portions constituting 20% rate gain distributions, unrecaptured section 1250 gain distributions, and 28% rate gain distributions), as well as the amounts of any designated retained capital gains (including the amounts thereof constituting 20% rate gain, unrecaptured section 1250 gain, and 28% rate gain) and Patriot's taxes with respect to any designated retained capital gains. Final regulations when issued may alter the rules of the temporary regulations. In addition, the IRS has not prescribed regulations regarding the application of the new rates to sales of interests in REITs such as Patriot, and it remains unclear how the new rules will affect such sales (if at all). WHG Stockholders are urged to consult their own tax advisors with respect to the new rules contained in the Relief Act.

 Taxation of Stockholders on the Disposition of Paired Shares

  Subject to the discussion above regarding the Relief Act, in general, any gain or loss realized upon a taxable disposition of Paired Shares by a stockholder who is not a dealer in securities will be treated as long-term capital gain or loss if the Paired Shares have been held for more than one year (or, in the case of individuals, trusts and estates, mid-term capital gain or loss if the Paired Shares have been held for more than one year but not more than 18 months, and long-term capital gain or loss if the Paired Shares have been held for more than 18 months), and otherwise as short-term capital gain or loss. In addition, any loss upon a sale or exchange of Patriot Common Stock by a stockholder who has held such stock for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of distributions from Patriot or undistributed capital gains required to be treated by such stockholder as long-term capital gain. All or a portion of any loss realized upon a taxable disposition of Paired Shares may be disallowed if other Paired Shares are purchased within 30 days before or after the disposition. The foregoing assumes that the stockholder has the same holding period for the Patriot Common Stock and the PAHOC Common Stock that comprise the shares sold (as will be the case with Paired Shares acquired by the WHG Stockholders in the Merger). If that was not the case, the character of the gain recognized could be different for the Patriot Common Stock and the PAHOC Common Stock.

 Information Reporting Requirements and Backup Withholding

  Patriot and PAHOC will each report to their U.S. Stockholders and the IRS the amount of distributions paid during each calendar year and the amount of tax withheld, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 31% with respect to distributions paid unless such holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. A stockholder who does not provide Patriot and PAHOC with his, her or its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability. In addition, Patriot may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their nonforeign status to Patriot.

 Taxation of Tax-Exempt Stockholders

  Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts ("Exempt Organizations"), generally are exempt from federal income taxation. They are, however, subject to taxation on their UBTI. While many investments in real estate generate UBTI, amounts distributed by Patriot to Exempt Organizations generally should not constitute UBTI, nor should dividends paid by PAHOC generally constitute UBTI. However, if an Exempt Organization finances its acquisition of Paired Shares with debt, a portion of its income from Patriot and PAHOC will constitute UBTI pursuant to the "debt-financed property" rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under paragraphs (7), (9), (17), and (20), respectively, of Code section 501(c) are subject to different UBTI rules, which generally will require them to characterize distributions from Patriot and PAHOC as UBTI.

   PATRIOT AMERICAN HOSPITALITY, INC., PATRIOT AMERICAN HOSPITALITY OPERATING
                     COMPANY AND WHG RESORTS & CASINOS INC.

               INDEX TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----
                        PRO FORMA FINANCIAL INFORMATION
PATRIOT AND PAHOC:
  Pro Forma Condensed Combined Statement of Operations for the year ended
   December 31, 1996 (unaudited). ........................................ 128
  Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 1997 (unaudited). ................................. 130
  Pro Forma Condensed Combined Balance Sheet as of
   September 30, 1997 (unaudited). ....................................... 133
PATRIOT:
  Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1996 (unaudited).................................... 135
  Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 1997 (unaudited). .......................... 138
PAHOC:
  Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1996 (unaudited).................................... 141
  Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 1997 (unaudited). .......................... 144
COMBINED LESSEES:
  Pro Forma Condensed Combined Statement of Operations for the year ended
   December 31, 1996 (unaudited) and the nine months ended September
   30, 1997 (unaudited) .................................................. 148

                  PRO FORMA FINANCIAL INFORMATION--AS ADJUSTED
                          FOR THE WYNDHAM TRANSACTIONS

PATRIOT AND PAHOC:
  Pro Forma Condensed Combined Statement of Operations for the year ended
   December 31, 1996 (unaudited).......................................... 154
  Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 1997 (unaudited). ................................. 156
  Pro Forma Condensed Combined Balance Sheet as of
   September 30, 1997 (unaudited)......................................... 159
PATRIOT:
  Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1996 (unaudited).................................... 162
  Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 1997 (unaudited). .......................... 164
PAHOC:
  Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1996 (unaudited).................................... 166
  Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 1997 (unaudited). .......................... 168
COMBINED LESSEES:
  Pro Forma Condensed Combined Statement of Operations for the year ended
   December 31, 1996 (unaudited) and the nine months ended September
   30, 1997 (unaudited)................................................... 171

   PATRIOT AMERICAN HOSPITALITY, INC., PATRIOT AMERICAN HOSPITALITY OPERATING
                  COMPANY AND WHG RESORTS & CASINOS INC.

       INDEX TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS--CONTINUED

          PRO FORMA FINANCIAL INFORMATION--AS ADJUSTED FOR THE MERGER

                                                                           PAGE
                                                                           ----
PATRIOT AND PAHOC:
  Pro Forma Condensed Combined Statement of Operations for the year ended
   December 31, 1996 (unaudited).......................................... 174
  Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 1997 (unaudited). ................................. 175
  Pro Forma Condensed Combined Balance Sheet as of
   September 30, 1997 (unaudited)......................................... 177
PAHOC:
  Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1996 (unaudited).................................... 179
  Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 1997 (unaudited). .......................... 180

  PRO FORMA FINANCIAL INFORMATION--AS ADJUSTED FOR THE PATRIOT/IHC MERGER AND
                          BUENA VISTA ACQUISITION

PATRIOT AND PAHOC:
  Pro Forma Condensed Combined Statement of Operations for the year ended
   December 31, 1996 (unaudited)........................................... 185
  Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 1997 (unaudited). .................................. 186
  Pro Forma Condensed Combined Balance Sheet as of
   September 30, 1997 (unaudited).......................................... 188

PATRIOT:
  Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1996 (unaudited)..................................... 191
  Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 1997 (unaudited). ........................... 193
PAHOC:
  Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1996 (unaudited)..................................... 195
  Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 1997 (unaudited). ........................... 197

                               PATRIOT AND PAHOC

                                INTRODUCTION TO
                        PRO FORMA FINANCIAL STATEMENTS
                            (DOLLARS IN THOUSANDS)

THE MERGER

  On September 30, 1997, Patriot, PAHOC and WHG entered into the Merger Agreement providing for the merger of a newly-formed subsidiary of PAHOC with and into WHG, with WHG being the surviving corporation. As a result of the WHG Merger, PAHOC will acquire the Condado Plaza Hotel, a 50% interest in the El San Juan and a 23.3% interest in the El Conquistador, all of which are located in Puerto Rico, as well as a 62% interest in Williams Hospitality Group, Inc., the management company for the three hotels and the Las Casitas Village at El Conquistador.

  Under the terms of the Merger Agreement, each share of WHG Common Stock generally will be converted into the right to receive 0.784 Paired Shares; provided, however, that in the event that (i) the Average Closing Price is greater than $31.25 and the Effective Time is before February 1998, the Exchange Ratio will be adjusted such that the Exchange Ratio Product equals $24.50, (ii) the Average Closing Price is greater than $31.75 and the Effective Time is in February 1998, the Exchange Ratio will be adjusted such that the Exchange Ratio Product equals $24.89, (iii) the Average Closing Price is greater than $32.25 and the Effective Time is after February 1998, the Exchange Ratio will be adjusted such that the Exchange Ratio Product equals $25.28, (iv) the Average Closing Price is less than or equal to $25.50, but greater than or equal to $19.50, the Exchange Ratio will be adjusted such that the Exchange Ratio Product equals $20.00, or (v) the Average Closing Price is less than $19.50, the Exchange Ratio will equal 1.026, provided, however, that in such circumstances WHG has the right, waivable by it, to terminate the Merger Agreement.

  In addition, each issued and outstanding share of WHG Preferred Stock will be converted into the right to receive that number of Paired Shares that the holder of such shares of WHG Preferred Stock would have the right to receive assuming conversion of such shares, together with any accrued and unpaid dividends thereon, into shares of WHG Common Stock immediately prior to the Effective Time.

  The Patriot Companies are currently in negotiations with certain of the Other Owners to acquire their interests in PSJA, WHGI and WKA and an option to acquire all the equity interests of the partnership which owns the Laguna Wing of the Condado Plaza. In addition, the Patriot Companies are currently in negotiations with Kumagai to acquire its 50% interest in the El Con Partnership. The aggregate purchase price for these interests would be approximately $80,000, payable partly in cash and partly in Paired Shares. No assurance can be given that any of these transactions will be consummated.


  In addition to the Merger Agreement, Patriot and PAHOC have recently entered into merger agreements with CHCI, Wyndham and IHC, and entered into or completed a series of other transactions which are described in greater detail on the following pages.

  The following unaudited Pro Forma Financial Statements (of which this introduction is a part) present pro forma financial information before giving effect to the Wyndham Transactions, the Merger, the Patriot/IHC Merger and the Buena Vista Acquisition. The unaudited Pro Forma Financial Statements as adjusted for the Merger begin on page 172. The unaudited Pro Forma Financial Statements as adjusted for the Wyndham Transactions and the other transactions (before giving effect to the Merger) begin on page 149. The unaudited Pro Forma Financial Statement as adjusted for the Patriot/IHC Merger and the Buena Vista Acquisition, the Merger, the Wyndham Transactions and certain other transactions begin on page 182.


  The following unaudited Pro Forma Condensed Combined Statements of Operations are not necessarily indicative of what the actual results of operations of Patriot and PAHOC as adjusted for the Merger and the

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other transactions described herein would have been assuming such transactions had been completed as of January 1, 1996, nor do they purport to represent the results of operations for future periods. Further, the unaudited Pro Forma Condensed Combined Statement of Operations for the interim period ended September 30, 1997 is not necessarily indicative of the results of operations for the full year.

  Each of the Pro Forma Financial Statements presented include adjustments for the purchase method of accounting whereby the hotels and related improvements and other assets and liabilities acquired by Patriot and PAHOC in connection with the Merger, the Wyndham Transactions, the Patriot/IHC Merger and certain other transactions, are adjusted to estimated fair market value. The fair market value of the assets and liabilities have been determined based upon preliminary estimates and are subject to change as additional information is obtained. Management does not anticipate that the preliminary allocation of purchase costs based upon the estimated fair market value of the assets and liabilities will materially change; however, the allocation of purchase costs are subject to final determination based upon estimates and other evaluations of fair market value as of the close of each of the transactions. Therefore, the allocation reflected in the following unaudited Pro Forma Financial Statements may differ from the amounts ultimately determined.

BACKGROUND

  On July 1, 1997, pursuant to the Cal Jockey Merger, Old Patriot merged with and into Cal Jockey, with Cal Jockey being the surviving legal entity. In connection with the Cal Jockey Merger, Cal Jockey changed its name to Patriot and Bay Meadows changed its name to PAHOC. Shares of Patriot Common Stock are paired and trade together with the shares of PAHOC Common Stock as a single unit pursuant to the Pairing Agreement.

  By operation of the Cal Jockey Merger, each issued and outstanding share of Old Patriot Common Stock was converted into 0.51895 shares of Patriot Common Stock and 0.51895 shares of PAHOC Common Stock (prior to giving effect to the 1.927-for-1 stock split discussed below), which shares are paired and transferable only as a single unit. Each paired share of Cal Jockey and Bay Meadows common stock remained outstanding and represented the same number of paired shares of Patriot Common Stock and PAHOC Common Stock.

  In connection with the Cal Jockey Merger, Bay Meadows formed the PAHOC Partnership into which Bay Meadows contributed its assets in exchange for OP Units of the PAHOC Partnership, and Cal Jockey contributed certain of its assets to the Patriot Partnership in exchange for OP Units of the Patriot Partnership. Subsequent to completion of the Cal Jockey Merger and the related transactions contemplated by the Cal Jockey Merger Agreement, substantially all of the operations of Patriot and PAHOC have been conducted through the Patriot Partnerships and their subsidiaries.

  The unaudited Pro Forma Financial Statements have been adjusted for the purchase method of accounting whereby the Racecourse facilities and related leasehold improvements owned by Cal Jockey and Bay Meadows are adjusted to estimated fair market value. The Cal Jockey Merger has been accounted for as a reverse acquisition whereby Cal Jockey is considered to be the acquired company for accounting purposes.

  On July 10, 1997, the respective Boards of Directors of Patriot and PAHOC declared a 1.927-for-1 stock split on its shares of common stock effected in the form of a stock dividend distributed on July 25, 1997 to stockholders of record on July 15, 1997.

  Unless otherwise indicated, all references in the pro forma financial statements to the number of shares, per share amounts, and market prices of the common stock and options to purchase common stock have been restated to reflect the impact of the conversion of each share of Old Patriot Common Stock into 0.51895 Paired Shares issued in the Cal Jockey Merger and the 1.927-for-1 stock split. In addition, all references in the pro forma financial statements to the number of shares, per share amounts, and market prices of the common stock and options to purchase common stock related to periods prior to the 2-for-1 stock split on Old Patriot Common Stock effected in the form of a stock dividend distributed on March 18, 1997 to stockholders of record on March 7, 1997 have been restated to reflect the impact of such stock split.

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  Patriot leases each of its hotels, except the Crowne Plaza Ravinia Hotel and the Wyndham WindWatch Hotel, which are separately owned through Non-Controlled Subsidiaries, to either PAHOC or a Lessee that is responsible for operating such hotel. The hotels are leased for periods ranging from one to 12-years pursuant to separate Participating Leases providing for the payment of the greater of base or participating rent, plus certain additional charges, as applicable. The Lessees, in turn, have entered into separate agreements with the Operators to manage the hotels. The Crowne Plaza Ravinia Hotel and the Wyndham WindWatch Hotel were structured without lessees and are managed directly by an Operator.

  As of December 12, 1997, 36 of Patriot's hotels are leased to separate Lessees (including the Park Shore Hotel), and 43 hotels are leased to PAHOC (including the Sheraton City Centre).

BUSINESSES ACQUIRED

  Since January 1, 1997, Patriot, through the Patriot Partnership and its subsidiaries, has invested approximately $730,588 in the acquisition of 20 hotels and five resort properties with a total of 6,024 guest rooms (the "Recent Acquisitions"). These acquisitions were financed primarily with funds drawn on the Revolving Credit Facility (and prior to the Cal Jockey Merger, the Old Line of Credit facility) and other mortgage debt, the issuance of 3,204,243 OP Units valued at approximately $73,662 and the assumption of mortgage debt in the amount of approximately $34,263. In addition, in connection with certain other transactions described below (see "Acquisition of Gencom American Hospitality and Merger with CHC International, Inc."), Patriot, through the Patriot Partnership and its subsidiaries, has invested approximately $236,984 in the acquisition of ten additional hotels with a total of 3,119 rooms (the "CHC Hotels").

  On July 14, 1997, Patriot sold approximately 174 acres of land in San Mateo, California, representing substantially all of the land which was owned by Cal Jockey prior to the Cal Jockey Merger, to an affiliate of PaineWebber for a purchase price of approximately $80,864. These funds were placed in a restricted trust account in order to facilitate a tax-deferred, like-kind exchange through the acquisition of suitable hotel properties. During July 1997, three suitable hotels (the Holiday Inn at the San Francisco International Airport, the Ambassador West Hotel and the Union Station Hotel) were acquired using a portion of the proceeds from this restricted account. Patriot retained ownership of the improvements located on the land, including the Racecourse and its related facilities. Simultaneously with the consummation of the PaineWebber Land Sale, the PaineWebber affiliate and Patriot entered into a ground lease covering a portion of the land on which the Racecourse is situated for a term of seven years. The lease provides for quarterly rental payments of $750 through March 1998, $813 through March 1999, $875 through March 2000, $1,000 through March 2002 and $1,250 through July 2004. Additionally, Patriot subleased the Racecourse land and leased the related improvements to PAHOC in order to permit PAHOC to continue horseracing operations at the Racecourse through the term of Patriot's lease. The sublease is for a term of seven years with annual payments based on percentages of revenue generated. In addition, Patriot has leased certain land adjacent to the Racecourse to Borders, Inc. (the "Borders Lease") for an initial term of 20 years with a fixed net annual rent of $279 for years 1 through 10, $362 for years 11 through 15 and $416 for years 16 through 20. In connection with the sale, Patriot assigned all of its rights and benefits under existing leases, contracts, permits and entitlements relating to the land sold (excluding the Borders Lease) to the PaineWebber affiliate, and the PaineWebber affiliate assumed all of Patriot's development obligations including, but not limited to, all obligations for on and off-site improvements and all obligations under existing leases and contracts. The parties have the option to renew such leases upon their expiration under certain circumstances.

  In August 1997, Patriot, through the Patriot Partnership and its subsidiaries, acquired the 227-room Park Shore Hotel in Honolulu, Hawaii. The following unaudited Pro Forma Condensed Combined Statements of Operations do not include adjustments to reflect the results of operations of the Park Shore Hotel.

  In August 1997, the Patriot Companies acquired Grand Heritage Hotels, Inc., a hotel management and marketing company, and other Grand Heritage subsidiaries including Grand Heritage Leasing, L.L.C., which

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leased three hotels from Patriot (the "Grand Heritage Acquisition"). The acquisition was financed primarily through the issuance of 931,972 Class A preferred OP Units of the PAHOC Partnership.

  Effective October 1, 1997, PAHOC, through certain of its subsidiaries, acquired the members' interest of PAH RSI, L.L.C., a limited liability company owned and controlled by certain executive officers of the Patriot Companies ("PAH RSI Lessee") for approximately $143. PAH RSI Lessee leased eight of Patriot's hotels. As a result of the acquisition, PAHOC holds these leasehold interests.

  In August 1997, PAHOC purchased a participating loan from National Resort Ventures, L.P., a Delaware limited partnership, related to the 1,014-room Buena Vista Palace Hotel in Orlando, Florida for $23,750 in cash (the "Participating Note"). The Buena Vista Palace Hotel is owned by a joint venture (the "Buena Vista Joint Venture") between Equitable Life Insurance Company ("Equitable"), which owns a 55% interest, and Hotel Venture Partners, Ltd. ("HVP"), a Florida limited partnership, which owns a 45% interest. Patriot, through certain of its subsidiaries, has entered into a Contribution Agreement dated October 7, 1997 to acquire approximately 90% of HVP's 45% interest in the Buena Vista Joint Venture for approximately $14,000 in cash and OP Units in the Patriot Partnerships. Patriot was also granted an option to acquire HVP's remaining interest in the Buena Vista Joint Venture. In addition, pursuant to a Purchase and Sale Agreement dated November 6, 1997, Patriot, through certain of its subsidiaries, agreed to acquire Equitable's 55% interest in the Buena Vista Joint Venture for approximately $53,500 in cash. Patriot will also acquire the Participating Note investment held by PAHOC for $23,750 in cash and also agreed to repay outstanding mezzanine debt of approximately $6,004. Subsequent to acquisition of these joint venture interests, Patriot, through certain of its subsidiaries, will hold an aggregate 95% ownership interest (including a 1% general partnership interest) in the Buena Vista Joint Venture with an option to acquire the remaining 5% interest in three years. The hotel will remain subject to a ground lease and a first leasehold mortgage note in the amount of approximately $50,700.

  On November 25, 1997, Patriot, through the Patriot Partnership, acquired a 92.5% general partner interest in a partnership formed for the purpose of acquiring the 353-room Sheraton City Centre hotel (the "Sheraton City Centre Partnership"). A third party (the "Minority Partner") owns the remaining 7.5% limited partner interest in the Sheraton City Centre Partnership (the "Minority Interest"). The Patriot Partnership contributed approximately $36,800 for its general partner interest, financed primarily with funds drawn on the Revolving Credit Facility. Patriot has leased the Sheraton City Centre hotel to PAHOC. Beginning in November 1999, the Minority Partner may require Patriot Partnership to purchase the Minority Interest at a price equal to the estimated value (as calculated in accordance with the provisions of the partnership agreement). In addition, beginning in November 2001, the Patriot Partnership has the option to purchase the Minority Interest for the greater of $5,500 or the estimated value of Minority Interest (as defined in the partnership agreement). The following unaudited Pro Forma Condensed Combined Statements of Operations do not include the results of operations of the Sheraton City Centre.

FINANCING TRANSACTIONS

  On July 21, 1997, the Patriot Companies entered into the Revolving Credit Facility with Paine Webber Real Estate, Chase and certain other lenders for a three-year $700,000 unsecured revolving line of credit. The Patriot Companies have entered into an agreement with Paine Webber Real Estate and Chase to increase the amount available under the Revolving Credit Facility to $900,000.

  Borrowings have been made under the Revolving Credit Facility to repay all outstanding amounts under Old Patriot's secured line of credit with Paine Webber Real Estate (the "Old Line of Credit"). The Revolving Credit Facility generally is used for the acquisition of additional properties, businesses and other assets, for capital expenditures and for general working capital purposes. In addition, it is expected that the Revolving Credit Facility will be used to refinance that portion of existing Wyndham indebtedness that is not refinanced through the Term Loan (see below). The interest rate for the Revolving Credit Facility ranges from LIBOR plus 1.0% to 2.0% (depending on the Patriot Companies' leverage ratio or the investment grade rating received from the rating agencies) or the customary alternate base rate announced from time to time plus 0.0% to 0.5%

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


(depending on the Patriot Companies' leverage ratio). The weighted average interest rate in effect for the Revolving Credit Facility for the period ended September 30, 1997 was 7.62% per annum.

  Additionally, Patriot has entered into an agreement with Paine Webber Real Estate and Chase for the $350,000 Term Loan. In connection with the Patriot Companies' negotiations to increase the amount available under the Revolving Credit Facility, the Term Loan commitment amount was reduced from $500,000 to $350,000. The Term Loan will be unsecured. The Term Loan will be used primarily to refinance substantially all of the existing indebtedness of Wyndham and to finance payments to be made in connection with the Wyndham Transactions. The Term Loan has an interest rate per annum equal to the interest rate incurred on the Revolving Credit Facility.


  In June 1997, Patriot loaned approximately $20,500 to a partnership affiliated with members of CHC Lease Partners relating to the Doubletree Hotel in Glenview, Illinois. In July 1997, Patriot loaned approximately $25,600 to another partnership affiliated with members of CHC Lease Partners, relating to the Sheraton Gateway Hotel in Miami, Florida (also known as the Sheraton River House Hotel). Both loans mature in two years, bear interest at a rate per annum equal to 30-day LIBOR plus 2.75%, and are secured by first priority liens on the respective hotels. Additionally, Patriot has purchased two additional loans on which partnerships affiliated with the members of CHC Lease Partners are borrowers for an aggregate purchase price of $57,000. One of the purchased loans, in the principal amount of approximately $30,700, matures in December 2000 and bears interest at a rate per annum equal to 8.0% until November 30, 1997, 8.5% from December 1, 1997 until November 30, 1999, and 9.0% from December 1, 1999 until December 1, 2000. The second purchased loan, in the principal amount of approximately $24,400, matures on December 31, 1999 and bears interest at a rate per annum equal to 8.0% until December 31, 1997 and 9.5% from January 1, 1998 until December 31, 1999. Each of the purchased loans is secured by first priority liens on the respective hotels. The notes contain certain penalties for early repayment. In connection with such loans, Patriot has entered into a short-term financing arrangement with an affiliate of Paine Webber Real Estate (the "Paine Webber Mortgage Financing"), whereby such affiliate loaned Patriot $103,000 through April 15, 1998 at a rate equal to the greater of 30-day LIBOR plus 1.75% or the borrowing rate on the Revolving Credit Facility. This financing is secured by a collateral assignment of the mortgage loans encumbering the four hotels. In October 1997, Patriot, through certain of its subsidiaries, acquired 100% of the ownership interests in the four partnerships that own these hotels (see "Acquisition of Gencom American Hospitality and Merger with CHC International, Inc." below). As a result, the note balances and the related interest income and expense are eliminated in Patriot's consolidated financial statements.


  In August 1997, the Patriot Companies completed a public offering (the "Offering") of 10,580,000 Paired Shares (including 1,380,000 Paired Shares issued upon exercise of the underwriters' over-allotment option), with net proceeds (less underwriter discount and expenses) of approximately $240,795. The net proceeds were primarily used to reduce the outstanding debt under the Revolving Credit Facility.

  On September 30, 1997, the Patriot Companies exercised their right to call 2,000,033 OP Units in each of the Patriot Partnerships held by The Morgan Stanley Real Estate Fund, L.P., and certain related entities (the "Morgan Stanley Call"). The exercise price on the Morgan Stanley Call was $25.875 per pair of OP Units. The Morgan Stanley Call was funded with the proceeds of the PaineWebber Direct Placement and the LaSalle Direct Placement.

  On November 13, 1997, pursuant to a letter agreement dated September 30, 1997, the Patriot Companies sold 1,000,033 Paired Shares to PaineWebber (the "PaineWebber Direct Placement") for a purchase price per Paired Share of $27.6875, or aggregate consideration of $27,688. In addition, pursuant to a letter agreement dated September 30, 1997, the Patriot Companies sold 1,000,000 Paired Shares to LaSalle Advisors Limited ("LaSalle"), as agent for certain clients of LaSalle (the "LaSalle Direct Placement"), at a purchase price per Paired Share of $27.65, or aggregate consideration of $27,650.


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

ACQUISITION OF GENCOM AMERICAN HOSPITALITY AND MERGER WITH CHC INTERNATIONAL,
INC.

  In September 1997, Patriot, through certain of its subsidiaries, acquired seven hotels (including an approximate 50% controlling ownership interest in the Omni Inner Harbor Hotel) and in October 1997, Patriot, through certain of its subsidiaries, acquired three additional hotels. The ten CHC Hotels were acquired from entities affiliated with the Gencom and CHCI for an aggregate purchase price of approximately $236,984. In addition, Patriot has entered into an agreement whereby Patriot may indirectly acquire the remaining ownership interest in the Omni Inner Harbor Hotel for approximately $19,314. The CHC Hotels are leased to and managed by PAHOC and its subsidiaries. The purchase of the hotels was financed with approximately $45,000 of cash drawn on the Revolving Credit Facility and by issuing 1,703,943 Paired Shares and 2,174,773 paired OP Units in the Patriot Partnerships in a private placement. Four of the hotels are encumbered by the mortgage loans, in the aggregate amount of approximately $103,443 including accrued interest, that Patriot made in connection with the Paine Webber Mortgage Financing discussed above.

  In addition, Patriot acquired the leasehold interests related to eight hotels which were previously leased by CHC Lease Partners and re-leased such hotels to PAHOC. Prior to such acquisition, the management contracts with GAH, an affiliate of CHCI and Gencom, related to the eight hotels were terminated. The aggregate purchase price of the leasehold interests was approximately $52,766. Concurrently, PAHOC purchased an approximate 50% managing, controlling ownership interest in GAH from affiliates of Gencom for a purchase price of approximately $13,860. These transactions were financed with approximately $644 of cash, and by issuing 2,388,932 paired OP Units of the Patriot Partnership and the PAHOC Partnership and 476,682 Class C preferred OP Units of the PAHOC Partnership. In connection with Patriot's acquisition of the eight leasehold interests from CHC Lease Partners, CHC Lease Partners was liquidated and its remaining 17 leasehold interests became leasehold interests of CHCI, the ultimate remaining owner of CHC Lease Partners at the time of its liquidation. These 17 leasehold interests will be acquired by PAHOC if the CHCI Merger is consummated, as described below.

  GAH, directly and through certain of its subsidiaries, owns nine management contracts related to hotels leased by PAHOC, 15 third-party management contracts, and certain other hospitality management assets. Concurrently with PAHOC's purchase of its controlling interest in GAH, PAHOC also entered into a Hospitality Advisory, Asset Management and Support Services Agreement with CHCI and GAH whereby PAHOC will provide certain hospitality advisory, asset management and support services to certain CHCI and GAH subsidiaries for base fees aggregating approximately $750 per month plus a percentage of excess cash flows of the hotels.

  Patriot, PAHOC and CHCI have also entered into an Agreement and Plan of Merger dated as of September 30, 1997 for the merger of the hospitality-related businesses of CHCI with and into PAHOC with PAHOC being the surviving company. Subject to regulatory approvals, CHCI's gaming operations will be transferred to a new legal entity prior to the CHCI Merger and such operations will not be a part of the transaction. It is anticipated that the CHCI Merger will be consummated in the first or second quarter of 1998, although the precise timing is subject to certain conditions, including receipt of all necessary regulatory approvals. As a result of the CHCI Merger, PAHOC, through its subsidiaries, will acquire the remaining 50% investment interest in GAH, the remaining 17 leases and 16 of the associated management contracts related to the Patriot hotels leased by CHC Lease Partners, three management contracts related to Patriot hotels leased by PAHOC, 12 third-party management contracts, two third-party lease contracts, the Grand Bay and Registry Hotels & Resorts proprietary brand names and certain other hospitality management assets. PAHOC has also agreed to provide CHCI with a $7,000 line of credit until such time as the CHCI Merger is completed. PAHOC's acquisition of GAH, both the acquisition of an approximate 50% interest in GAH in September 1997 and the acquisition of the remaining approximate 50% interest in connection with the CHCI Merger, is referred to as the "GAH Acquisition" when used in connection with the presentation of pro forma financial data.

  By operation of the CHCI Merger and the transactions related thereto, each issued and outstanding CHCI Share and certain stock option rights will be converted into the right to receive shares of PAHOC Series A

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


Preferred Stock and shares of PAHOC Series B Preferred Stock (collectively, the PAHOC Series A Preferred Stock and the PAHOC Series B Preferred Stock are referred to herein as the "PAHOC Preferred Stock"). The formula for determining the exchange ratio of CHCI Shares for PAHOC Series A Preferred Stock and PAHOC Series B Preferred Stock is based on issuing an aggregate of approximately 4,396,000 shares of PAHOC Preferred Stock (based on an aggregate purchase value of approximately $102,200 and a market price per Paired Share of $23.25), subject to reduction if certain specified events occur and subject to increase representing adjustments for dividends paid on Paired Shares after September 30, 1997. Generally, the aggregate number of shares of PAHOC Preferred Stock that each stockholder shall have the right to receive pursuant to the CHCI Merger shall consist of, to the extent possible, an equal number of PAHOC Series A Preferred Stock and PAHOC Series B Preferred Stock.

  Generally, each share of PAHOC Series A Preferred Stock may be redeemed for one Paired Share at any time following the one-year anniversary of the closing of the CHCI Merger. Each share of PAHOC Series B Preferred Stock may be redeemed for one Paired Share, however, such redemption is generally restricted until the fifth-year anniversary of the closing of the CHCI Merger. The value of a Paired Share at the time of redemption (the "Redemption Value") may, at PAHOC's option, be paid in cash. Further, if PAHOC fails to comply with certain restrictions, the preferred shares may be redeemed for cash or, at PAHOC's option, Paired Shares at the Redemption Value plus a premium. The dividend rate on the shares of PAHOC Preferred Stock is equivalent to the dividend rate on the Paired Shares. Dividends on PAHOC Series B Preferred Stock are subject to increase during the five years subsequent to the closing of the CHCI Merger if the shares are transferred by the original holder. If the dividends on the shares of PAHOC Preferred Stock are not paid when due, dividends will instead accrue at the rate of 115% per annum on a compounded basis. The shares of PAHOC Preferred Stock are redeemable at PAHOC's option at the Redemption Value, plus a premium in the case of the original holders thereof and certain permitted transferees.

  In connection with the GAH Acquisition preferred OP Units of the PAHOC Partnership with a value of approximately $5,000 have been held back, and the CHCI Merger equity consideration is subject to reduction in the amount of approximately $5,000 if the hotels and leaseholds acquired fail to achieve certain operating targets over the period prior to the closing of the CHCI Merger.

  In addition, on September 30, 2000 and September 30, 2002, PAHOC may be obligated to pay the CHCI stockholders, and a subsidiary of PAHOC may be obligated to pay a Gencom-related entity, additional consideration, in each case based upon the delivery and performance of certain specified assets.

SUMMARY

  As of December 12, 1997, Patriot owned interests in 81 hotels and resorts and held an approximate 86.0% ownership interest in the Patriot Partnership. PAHOC held an approximate 84.6% ownership interest in the PAHOC Partnership. The unaudited Pro Forma Financial Statements reflect an approximate 13.8% minority ownership interest in the Patriot Partnership and a 14.5% minority ownership interest in the PAHOC Partnership, which represents the estimated ownership interest subsequent to consummation of the GAH Acquisition, the CHCI Merger, the PaineWebber Direct Placement and the LaSalle Direct Placement.

  The following unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1996 and the nine months ended September 30, 1997 of Patriot and PAHOC are derived from the individual unaudited Pro Forma Condensed Consolidated Statements of Operations of Patriot and PAHOC which are located on pages 135 through 146. Such pro forma information is based in part upon:

    (i) the Separate and Combined Statements of Income of Cal Jockey and Bay Meadows filed with the Cal Jockey and Bay Meadows Joint Annual Report on Form 10-K for the year ended December 31, 1996;

    (ii) the Consolidated Statements of Operations of Old Patriot filed with the Old Patriot Annual Report on Form 10-K for the year ended December 31, 1996;

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


    (iii) the Separate and Combined Statements of Operations of Patriot and PAHOC filed with the Patriot Companies' Joint Quarterly Report on Form 10-Q for the nine months ended September 30, 1997;

    (iv) the historical financial statements of certain hotels acquired by Old Patriot filed in Old Patriot's Current Reports on Form 8-K dated April 2, 1996, as amended, December 5, 1996 and January 16, 1997, as amended;

    (v) the historical financial statements of the certain hotels and businesses acquired by Patriot and PAHOC filed in the Patriot Companies' Joint Current Reports on Form 8-K dated September 17, 1997, September 30, 1997, as amended, and December 10, 1997; and

    (vi) the Pro Forma Condensed Combined Statements of Operations of the Lessees which are located on page 148.

  The following unaudited Pro Forma Condensed Combined Statements of Operations assume the following transactions (the "Recent Transactions") have occurred at the beginning of the periods presented:

    (i) the Cal Jockey Merger and the related transactions have been consummated on terms set forth in the Cal Jockey Merger Agreement;

    (ii) the PaineWebber Land Sale has been consummated, the PaineWebber affiliate has leased that portion of the land upon which the Racecourse is situated to Patriot, and Patriot has subleased the land and related improvements to PAHOC;

    (iii) Patriot has leased certain land to Borders, Inc.;

    (iv) PAHOC has completed the Grand Heritage Acquisition and the acquisition of PAH RSI Lessee;

    (v) Patriot has acquired the Recent Acquisitions (excluding the Park Shore Hotel and the Sheraton City Centre);

    (vi) the mortgage notes to affiliates of CHC Lease Partners have been funded;

    (vii) Patriot has replaced the Old Line of Credit with the Revolving Credit Facility and the Term Loan;

    (viii) PAHOC has acquired the Participating Note; and

    (ix) the Offering of 10,580,000 Paired Shares has been completed.

  The unaudited Pro Forma Condensed Combined Statements of Operations also assume the following additional transactions have occurred at the beginning of the periods presented:

    (i) Patriot has acquired the CHC Hotels and leased such hotels to PAHOC;

    (ii) PAHOC has completed the GAH Acquisition; and

    (iii) the CHCI Merger has been consummated on the terms set forth in the CHCI Merger Agreement.

  The pro forma results of operations for the year ended December 31, 1996 assume the 24 hotels acquired during 1996 and the private placement of equity securities and the public offering of common stock completed by Old Patriot during 1996 had occurred as of January 1, 1996.

  In management's opinion, all material adjustments necessary to reflect the effects of these transactions have been made. The following unaudited Pro Forma Condensed Combined Statements of Operations are not necessarily indicative of what the actual results of operations of Patriot and PAHOC would have been assuming such transactions had been completed as of January 1, 1996, nor do they purport to represent the results of operations for future periods. Further the unaudited Pro Forma Condensed Combined Statement of Operations for the interim period ended September 30, 1997 is not necessarily indicative of the results of operations for the full year.

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

                               PATRIOT AND PAHOC

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                                 PATRIOT     PAHOC                    PRO FORMA
                                PRO FORMA  PRO FORMA  ELIMINATIONS      TOTAL
                                ---------  ---------  ------------    ----------
                                    (IN THOUSANDS, EXCEPT FOR PER SHARE
                                                 AMOUNTS)
Revenue:
 Participating lease revenue..  $213,868   $    --     $(172,119)(A)   $ 41,749
 Hotel revenue................       --     572,292          --         572,292
 Racecourse facility and land
  lease revenue ..............     5,945     51,946       (5,611)(B)     52,280
 Management fee and service
  fee income..................       --      13,522          --          13,522
 Interest and other income....     2,297     10,012       (5,916)(C)      6,393
                                --------   --------    ---------       --------
 Total revenue................   222,110    647,772     (183,646)       686,236
                                --------   --------    ---------       --------
Expenses:
 Departmental costs--hotel
  operations..................       --     241,792          --         241,792
 Racecourse facility
  operations..................       --      46,351       (5,611)(B)     40,740
 Direct operating costs of
  management company, service
  department and development
  costs.......................       --      11,143          --          11,143
 Ground lease expense.........     5,693        733          --           6,426
 General and administrative...     6,797     71,700          (34)(C)     78,463
 Repair and maintenance.......       --      29,897          --          29,897
 Utilities....................       --      26,843          --          26,843
 Interest expense.............    64,518      1,393       (5,882)(C)     60,029 (D)
 Real estate and personal
  property taxes and casualty
  insurance...................    22,488        398          --          22,886
 Marketing....................       --      51,238          --          51,238
 Management fees..............       --       9,469          --           9,469
 Depreciation and
  amortization................    62,723     10,348          --          73,071
 Participating lease
  payments....................       --     172,119     (172,119)(A)        --
                                --------   --------    ---------       --------
 Total expenses...............   162,219    673,424     (183,646)       651,997
                                --------   --------    ---------       --------
Income (loss) before equity in
 earnings of unconsolidated
 subsidiaries, income tax
 provision and minority
 interests....................    59,891    (25,652)         --          34,239
 Equity in earnings of
  unconsolidated
  subsidiaries................     7,559        --           --           7,559
                                --------   --------    ---------       --------
Income (loss) before income
 tax provision and minority
 interests....................    67,450    (25,652)         --          41,798
 Income tax provision.........      (170)      (760)         --            (930)
                                --------   --------    ---------       --------
Income (loss) before minority
 interests....................    67,280    (26,412)         --          40,868
 Minority interest in the
  Patriot Partnerships........    (9,032)     3,830          --          (5,202)
 Minority interest in
  consolidated subsidiaries...    (1,832)       --           --          (1,832)
                                --------   --------    ---------       --------
Net income (loss) applicable
 to common stockholders(E)....  $ 56,416   $(22,582)   $     --        $ 33,834 (D)
                                ========   ========    =========       ========
Net income (loss) per common
 Paired Share(F)..............  $   0.75   $  (0.30)                   $   0.45 (D)
                                ========   ========                    ========

--------

(A) Represents elimination of participating lease revenue and expense related to the 59 hotels (including the 17 leases to be acquired in connection with the CHCI Merger) leased by Patriot to PAHOC (excluding the Sheraton City Centre).
(B) Represents elimination of rental income and expense related to the Racecourse facility and land leased by Patriot to PAHOC.
(C) In connection with the Cal Jockey Merger, Patriot Partnership subscribed for shares of Bay Meadows common stock (which became shares of PAHOC Common Stock in connection with the Cal Jockey Merger) in an amount equal to the number of shares of Patriot Common Stock that were issued to Old Patriot stockholders in the Cal Jockey Merger. In addition, Patriot Partnership similarly subscribed for OP Units in the PAHOC Partnership in an amount equal to the number of Patriot Partnership OP Units that were outstanding subsequent to the Cal Jockey Merger. The subscription for the shares and OP Units was funded through the issuance of promissory notes in the aggregate amount of $58,901 (the "Subscription Notes") payable to PAHOC. The Subscription Notes accrue interest at a rate of 8% per annum and mature December 31, 1997. The pro forma adjustments represent the elimination of $4,712 of interest income and expense related to the Subscription Notes, the elimination of $1,170 of interest income and expense related to a note receivable issued to Old Patriot in connection with the sale of certain assets to PAH RSI Lessee, which assets were acquired by PAHOC, and the elimination of $34 of other intercompany income and expense items.

(D) The pro forma amounts presented assume an average interest rate of 7.183% per annum (representing LIBOR plus 1.7%) on the amounts outstanding under the Revolving Credit Facility. An increase of 0.25% in the interest rate would increase pro forma interest expense to $61,604, decrease net income applicable to common stockholders to $32,477 and decrease net income per common share to $0.43.

    In connection with the closing of the Revolving Credit Facility, deferred loan costs totaling approximately $11,605, including fees, legal and other expenses were incurred and amortization expense of approximately $3,868 is reflected in pro forma interest expense. Amortization of deferred loan costs is computed using the straight-line method over the 3-year loan term. As a result of closing the Revolving Credit Facility, deferred loan costs totaling approximately $2,910 related to the Old Line of Credit were written off. This amount was reported as an extraordinary item in the Patriot Companies' results of operations for the nine months ended September 30, 1997.

(E) In connection with the GAH Acquisition and the CHCI Merger, Patriot acquired eight Participating Leases held by CHC Lease Partners (and leased these hotels to PAHOC) and PAHOC acquired the remaining 17 Participating Leases held by CHC Lease Partners for aggregate consideration of approximately $105,532. Because the intent of the accompanying pro forma condensed combined statement of operations for the year ended December 31, 1996 is to reflect the expected continuing impact of the above-described transactions on the Patriot Companies, the adjustment to write off the cost of acquiring these leases has been excluded. This expense will be recorded as an operating expense on Patriot's and PAHOC's respective statements of operations.

(F) Pro forma earnings per share is computed based on 75,516 weighted average common Paired Shares and common Paired Share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of shares of PAHOC Preferred Stock into Paired Shares. In addition, the net income per common Paired Share and the weighted average number of common Paired Shares and common Paired Share equivalents have been adjusted for (i) the March 1997 2-for-1 stock split on Old Patriot Common Stock effected in the form of a stock dividend, (ii) the conversion of each share of Old Patriot Common Stock into 0.51895 Paired Shares issued in the Cal Jockey Merger, and
    (iii) the July 1997 1.927-for-1 stock split effected in the form of a stock dividend.

    In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128 Earnings Per Share ("Statement 128"). Statement 128 specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the year ended December 31, 1996 would be $0.45 per common Paired Share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.

                            PATRIOT AND PAHOC

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                  (UNAUDITED)

                                 PATRIOT     PAHOC                    PRO FORMA
                                PRO FORMA  PRO FORMA  ELIMINATIONS      TOTAL
                                ---------  ---------  ------------    ----------
                                    (IN THOUSANDS, EXCEPT FOR PER SHARE
                                                 AMOUNTS)
Revenue:
 Participating lease revenue..  $172,682   $    --     $(138,309)(A)   $ 34,373
 Hotel revenue................       --     462,484          --         462,484
 Racecourse facility and land
  lease revenue...............     3,504     33,399       (3,246)(B)     33,657
 Management fee and service
  fee income..................       --      14,701          --          14,701
 Interest and other income....     4,043      6,374       (2,306)(C)      8,111
                                --------   --------    ---------       --------
 Total revenue................   180,229    516,958     (143,861)       553,326
                                --------   --------    ---------       --------
Expenses:
 Departmental costs--hotel
  operations..................       --     187,784          --         187,784
 Racecourse facility
  operations..................       --      30,114       (3,246)(B)     26,868
 Direct operating costs of
  management company and
  service department..........       --      12,568          --          12,568
 General and administrative...     6,937     54,225          (24)(C)     61,138
 Ground lease expense.........     5,535        523          --           6,058
 Repair and maintenance.......       --      24,230          --          24,230
 Utilities....................       --      20,341          --          20,341
 Interest expense.............    48,329        936       (2,282)(C)     46,983 (D)
 Real estate and personal
  property taxes and casualty
  insurance...................    17,812        290          --          18,102
 Marketing....................       --      41,734          --          41,734
 Management fees..............       --       9,657          --           9,657
 Depreciation and
  amortization................    47,565      5,449          --          53,014
 Participating lease
  payments....................       --     138,309     (138,309)(A)        --
                                --------   --------    ---------       --------
 Total expenses...............   126,178    526,160     (143,861)       508,477
                                --------   --------    ---------       --------
Income (loss) before equity in
 earnings of unconsolidated
 subsidiaries, income tax
 provision and minority
 interests....................    54,051     (9,202)         --          44,849
 Equity in earnings of
  unconsolidated
  subsidiaries................     4,488        --           --           4,488
                                --------   --------    ---------       --------
Income (loss) before income
 tax provision and minority
 interests....................    58,539     (9,202)         --          49,337
 Income tax (provision)
  benefit.....................      (125)       --           --            (125)
                                --------   --------    ---------       --------
Income (loss) before minority
 interests....................    58,414     (9,202)         --          49,212
 Minority interest in the
  Patriot Partnerships........    (7,803)     1,334          --          (6,469)
 Minority interest in
  consolidated subsidiaries...    (1,869)       --           --          (1,869)
                                --------   --------    ---------       --------
Net income (loss) applicable
 to common stockholders(E)....  $ 48,742   $ (7,868)   $     --        $ 40,874 (D)
                                ========   ========    =========       ========
Net income (loss) per common
 Paired Share(F)..............  $   0.64   $  (0.10)                   $   0.54 (D)
                                ========   ========                    ========

--------

(A) Represents elimination of participating lease revenue and expense related to the 59 hotels (including the 17 leases to be acquired in connection with the CHCI Merger) leased by Patriot to PAHOC (excluding the Sheraton City Centre).

(B) Represents elimination of rental income and expense related to the Racecourse facility and land leased by Patriot to PAHOC.

(C) The pro forma adjustments represent the elimination of $1,450 of interest income and expense related to the Subscription Notes issued to PAHOC in connection with the subscription for shares of PAHOC Common Stock and PAHOC Partnership OP Units issued in connection with the Cal Jockey Merger, the elimination of $832 of interest income and expense related to a note receivable issued to Old Patriot in connection with the sale of certain assets to PAH RSI Lessee, which assets were acquired by PAHOC, and the elimination of $24 of other intercompany income and expense items.

(D) The pro forma amounts presented assume an average interest rate of 7.303% per annum (representing LIBOR plus 1.7%) on the amounts outstanding under the Revolving Credit Facility. An increase of 0.25% in the interest rate would increase pro forma interest expense to $48,159 and decrease net income applicable to common stockholders to $39,860. Net income per common share would be $0.53. In connection with the closing of the Revolving Credit Facility, deferred loan costs totaling approximately $11,605, including fees, legal and other expenses were incurred and amortization expense of approximately $2,901 is reflected in pro forma interest expense.

    Amortization of deferred loan costs is computed using the straight-line method over the 3-year loan term. As a result of closing the Revolving Credit Facility, deferred loan costs totaling approximately $2,910 related to the Old Line of Credit were written off. This amount was reported as an extraordinary item in the Patriot Companies' historical results of operations for the nine months ended September 30, 1997 and has been eliminated from operating results for pro forma presentation purposes.

(E) In connection with the GAH Acquisition and the CHCI Merger, Patriot acquired eight Participating Leases held by CHC Lease Partners (and leased these hotels to PAHOC) and PAHOC acquired the remaining 17 Participating Leases held by CHC Lease Partners for aggregate consideration of approximately $105,532. Because the intent of the accompanying pro forma condensed combined statement of operations for the nine months ended September 30, 1997 is to reflect the expected continuing impact of the above-described transactions on the Patriot Companies, the adjustment to write off the cost of acquiring these leases has been excluded. This expense will be recorded as an operating expense on Patriot's and PAHOC's respective statements of operations.

(F) Pro forma earnings per share is computed based on 76,090 weighted average common Paired Shares and common Paired Share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of shares of PAHOC Preferred Stock into Paired Shares. In addition, the net income per common Paired Share and the weighted average number of common Paired Shares and common Paired Share equivalents have been adjusted to reflect the impact of the 1.927-for-1 stock split effected in the form of a stock dividend.

    In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the nine months ended September 30, 1997 would be $0.58 per common Paired Share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.

                               PATRIOT AND PAHOC

                  PRO FORMA CONDENSED COMBINED BALANCE SHEET

  The following unaudited Pro Forma Condensed Combined Balance Sheet assumes the following Recent Transactions have occurred as of September 30, 1997:

    (i) Patriot has acquired the three CHC Hotels and The Buttes (which were acquired subsequent to September 30, 1997) and has acquired the remaining approximate 50% interest in the Omni Inner Harbor Hotel and leased such hotels to PAHOC;

    (ii)  PAHOC has acquired the members' interests in PAH RSI Lessee;

    (iii) PAHOC has completed the GAH Acquisition; and

    (iv) the CHCI Merger has been consummated on the terms set forth in the CHCI Merger Agreement.

  In management's opinion, all material adjustments necessary to reflect the effect of these transactions have been made. The following unaudited Pro Forma Condensed Combined Balance Sheet is derived from Patriot's and PAHOC's Combined Balance Sheet as of September 30, 1997 and should be read in conjunction with the financial statements filed with the Patriot Companies' Joint Quarterly Report on Form 10-Q for the nine months ended September 30, 1997.

  The following Pro Forma Condensed Combined Balance Sheet is not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of September 30, 1997, nor does it purport to represent the future financial position of Patriot and PAHOC.

                             PATRIOT AND PAHOC

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1997
                                  (UNAUDITED)

                             PATRIOT
                               AND
                              PAHOC
                            COMBINED       OTHER     CHC HOTELS       CHCI          PRO
                           HISTORICAL   ACQUISITIONS ACQUISITION     MERGER        FORMA
                               (A)          (B)          (C)          (D)          TOTAL
                           -----------  ------------ -----------    --------     ----------
                                         (IN THOUSANDS, EXCEPT FOR SHARE AMOUNTS)
         ASSETS
Net investment in real
 estate and related
 improvements............  $ 1,477,512    $63,755     $116,016      $    --      $1,657,283
Mortgage notes and other
 receivables from
 unconsolidated
 subsidiaries............       74,053        --           --            --          74,053
Other notes and
 receivables.............       98,538        --       (82,625)(E)       --          15,913
Management contracts.....       22,453        --           --         22,911 (F)     45,364
Trade names..............        2,500        --           --          5,000 (F)      7,500
Investment in
 unconsolidated
 subsidiaries............       12,061        --           --            --          12,061
Cash and cash
 equivalents.............       21,515        --           --            --          21,515
Restricted cash (G)......       38,196                     --            --          38,196
Accounts receivable......       38,540        --           --            --          38,540
Goodwill.................      120,839        --           --          7,269 (H)    128,108
Deferred expenses, net...       16,626        --           --            --          16,626
Deferred acquisition
 costs...................       46,036        --        (6,066)          --          39,970
Prepaid expenses and
 other assets............       10,538     (1,002)       1,393           394         11,323
Deferred income taxes....          700        --           --            --             700
                           -----------    -------     --------      --------     ----------
 Total assets............  $ 1,980,107    $62,753     $ 28,718      $ 35,574     $2,107,152
                           ===========    =======     ========      ========     ==========
     LIABILITIES AND
   STOCKHOLDERS' EQUITY
Borrowings under a line
 of credit facility and
 mortgage notes..........  $   727,177    $62,753     $    --       $    --      $  789,930
Accounts payable and
 accrued expenses........       48,561        --         1,816 (I)       --          50,377
Dividends and
 distributions payable...       21,727        --           --            --          21,727
Sales taxes payable......        2,968        --           --            --           2,968
Deposits.................        2,037        --           --            --           2,037
Deferred income tax
 liability...............        4,846        --           --            --           4,846
Due to unconsolidated
 subsidiaries............        5,904        --           --            --           5,904
Minority interest in the
 Patriot Partnerships....      257,274        --         7,588(J)        --         264,862
Minority interest in
 consolidated
 subsidiaries............       29,284        --           --            --          29,284
Shareholders' equity:
 Preferred stock.........          --         --           --             44 (L)         44
 Common stock............        1,360        --            17 (K)       --           1,377
 Paid-in capital.........      941,674        --        19,297 (K)    88,296 (L)  1,049,267
 Unearned stock
  compensation, net......      (15,075)       --           --            --         (15,075)
 Retained earnings.......      (47,630)       --           --        (52,766)(L)   (100,396)
                           -----------    -------     --------      --------     ----------
 Total stockholders'
  equity.................      880,329        --        19,314        35,574        935,217
                           -----------    -------     --------      --------     ----------
 Total liabilities and
  stockholders' equity...  $ 1,980,107    $62,753     $ 28,718      $ 35,574     $2,107,152
                           ===========    =======     ========      ========     ==========

See notes on following page.

PATRIOT AND PAHOC NOTES TO PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF SEPTEMBER 30, 1997 (IN THOUSANDS, EXCEPT FOR SHARE AMOUNTS):

(A) Represents the historical combined financial position of Patriot and PAHOC as of September 30, 1997.

(B) Represents adjustments to the Patriot Companies' pro forma financial position assuming Patriot had acquired The Buttes resort as of September 30, 1997.
(C) Represents adjustments to the Patriot Companies' pro forma financial position assuming the three CHC Hotels purchased in October 1997 and the remaining approximate 50% ownership interest in the Omni Inner Harbor Hotel had been acquired as of September 30, 1997.
(D) Represents adjustments to the Patriot Companies' pro forma financial position assuming the CHCI Merger had been consummated as of September 30, 1997.

(E) Represents the elimination of the principal balance of the mortgage notes held by Patriot encumbering three of the CHC Hotels.
(F) Represents the estimated value of the management contracts and trade names acquired.

(G) The restricted cash balance represents the cash proceeds from the PaineWebber Land Sale (in the initial amount of $80,864) that were placed in a restricted trust account in order to facilitate a tax-deferred, like-kind exchange through the acquisition of suitable hotel properties. In order to qualify as a tax-deferred exchange, suitable properties must be located and exchanged and the exchange must be effectuated within a relatively short time period allowed by IRS regulations. Management believes that the three hotel properties that have been purchased thus far with PaineWebber Land Sale proceeds are suitable hotel properties that qualify as a tax-deferred, like-kind exchange.
(H) Represents the purchase consideration in excess of the fair market value of the net assets.

(I) Represents adjustment for accounts payable and accrued expenses assumed or incurred in connection with the acquisition of hotel properties.
(J) Represents adjustments to reflect the issuance of 326,348 OP Units of the Patriot Partnerships in connection with the acquisition of three of the CHC Hotels.

(K) Represents adjustments to reflect the issuance of 830,713 Paired Shares in connection with the acquisition of the remaining approximate 50% interest in the Omni Inner Harbor Hotel.

(L) Represents the following adjustments to Stockholders' Equity:

                                                   PREFERRED PAID-IN RETAINED
                                                     STOCK   CAPITAL EARNINGS
                                                   --------- ------- --------
      Pursuant to issuance of a total of approxi-
       mately 4,395,700 shares of Series A Pre-
       ferred Stock and Series B Preferred Stock
       of PAHOC in connection with the CHCI Merg-
       er........................................    $ 44    $88,296 $    --
      Write-off the estimated cost to acquire 17
       Participating Leases related to hotels
       leased by Patriot to CHC Lease Partners
       and related
       transactions..............................     --         --   (52,766)
                                                     ----    ------- --------
                                                     $ 44    $88,296 $(52,766)
                                                     ====    ======= ========

  In connection with the CHCI Merger, PAHOC will acquire the remaining 17 Participating Leases held by CHC Lease Partners, issuing a combination of PAHOC Series A Preferred Stock and PAHOC Series B Preferred Stock in connection with the transaction. The cost of acquiring these leases will be recorded as an operating expense in PAHOC's results of operations. However, because the intent of the pro forma financial statements is to reflect, among other things, the expected continuing impact of the CHCI Merger on PAHOC, this adjustment has been excluded from the pro forma statements of operations and has been reflected as an adjustment to retained earnings for pro forma presentation purposes.

                                    PATRIOT

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                          OLD PATRIOT CAL JOCKEY    RECENT      CHC HOTELS
                          HISTORICAL  HISTORICAL TRANSACTIONS   ACQUISITION      OTHER      PRO FORMA
                              (A)        (B)         (C)            (D)       ADJUSTMENTS     TOTAL
                          ----------- ---------- ------------   -----------   -----------   ---------
                                      (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
Revenue:
 Participating lease
  revenue...............    $75,893    $   --      $98,428 (E)    $39,702 (E)   $  (155)    $213,868
 Rental of Racecourse
  facility and land.....        --       4,918       1,027 (F)        --            --         5,945
 Interest and other in-
  come..................        600        494       1,203 (G)        --            --         2,297
                            -------    -------     -------        -------       -------     --------
 Total revenue..........     76,493      5,412     100,658         39,702          (155)     222,110
                            -------    -------     -------        -------       -------     --------
Expenses:
 Ground lease expense...      1,075        --        4,238 (H)        380           --         5,693
 General and administra-
  tive..................      4,500      5,696      (3,399)(I)        --            --         6,797
 Interest expense.......      7,380        --       46,372 (J)      7,753 (J)     3,013 (J)   64,518 (R)
 Real estate and
  personal property
  taxes and casualty
  insurance.............      7,150        --       10,121 (K)      5,217 (K)       --        22,488
 Depreciation and amor-
  tization..............     17,420        932      32,894 (L)     11,477 (L)       --        62,723
                            -------    -------     -------        -------       -------     --------
 Total expenses.........     37,525      6,628      90,226         24,827         3,013      162,219
                            -------    -------     -------        -------       -------     --------
Income (loss) before
 equity in earnings of
 unconsolidated
 subsidiaries, income
 tax provision and
 minority interests.....     38,968     (1,216)     10,432         14,875        (3,168)      59,891
Equity in earnings of
 unconsolidated
 subsidiaries...........      5,845        --        1,714 (M)        --            --         7,559
                            -------    -------     -------        -------       -------     --------
Income (loss) before
 income tax provision
 and minority
 interests..............     44,813     (1,216)     12,146         14,875        (3,168)      67,450
Income tax provision....        --         --          --             --           (170)(N)     (170)
                            -------    -------     -------        -------       -------     --------
Income (loss) before mi-
 nority interests.......     44,813     (1,216)     12,146         14,875        (3,338)      67,280
 Minority interest in
  Patriot Partnership...     (6,767)       --          405 (O)        --         (2,670)(O)   (9,032)
 Minority interest in
  consolidated
  subsidiaries..........        (55)       --       (1,777)(P)        --            --        (1,832)
                            -------    -------     -------        -------       -------     --------
Net income (loss)
 applicable to common
 stockholders...........    $37,991    $(1,216)    $10,774        $14,875       $(6,008)    $ 56,416 (R)
                            =======    =======     =======        =======       =======     ========
Net income (loss) per
 common share (Q).......    $  1.06    $ (0.11)                                             $   0.75 (R)
                            =======    =======                                              ========

See notes on following page.

NOTES TO PATRIOT PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1996 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS):

(A) Represents Old Patriot's historical results of operations for the year ended December 31, 1996.

(B) Represents the historical results of operations of Cal Jockey for the year ended December 31, 1996.

(C) Represents adjustment to Patriot's results of operations assuming (i) the Cal Jockey Merger and the related transactions have been consummated;
     (ii) the PaineWebber Land Sale has been consummated, the PaineWebber affiliate has leased the Racecourse land to Patriot and Patriot has subleased this land to PAHOC; (iii) Patriot has leased certain land to Borders, Inc.; (iv) Patriot has completed the Recent Acquisitions (excluding the Park Shore Hotel and the Sheraton City Centre); (v) the mortgage notes to affiliates of CHC Lease Partners have been funded; (vi) Patriot has replaced the Old Line of Credit with the Revolving Credit Facility and the Term Loan; (vii) the Offering has been completed; and
     (viii) the 24 hotels acquired by Patriot, the private placement of equity securities and the public offering of common stock completed by Old Patriot during 1996 had occurred as of January 1, 1996.
(D) Represents adjustment to Patriot's results of operations assuming the CHC Hotels had been acquired as of January 1, 1996.

(E) Represents adjustments to participating lease revenue assuming the 77 hotels owned by Patriot and its subsidiaries (excluding the Crowne Plaza Ravinia Hotel and the Wyndham WindWatch Hotel which are not leased to Lessees and excluding the Park Shore Hotel and the Sheraton City Centre) had been leased to the Lessees or PAHOC as of January 1, 1996.
(F) Represents adjustments to Racecourse facility rental revenue as a result of (i) the new lease agreement between Patriot and PAHOC subsequent to the Cal Jockey Merger and the related transactions and the PaineWebber Land Sale and (ii) rental income related to the Borders Lease.
(G)  Represents the following adjustments to interest and other income:

      Related to interest earned on notes receivable issued to the
       Patriot Partnership by PAH RSI Lessee in connection with the sale of certain assets and the right to receive certain
       royalty fees.................................................. $ 1,170
      Related to the $500 mortgage note receivable issued to the
       Patriot Partnership by NorthCoast Lessee......................      48
      Related to interest earned from notes receivable from an
       unconsolidated subsidiary.....................................      21
      Related to the elimination of interest earned on the $2,900 note receivable issued to Old Patriot by Cal Jockey in
       connection with the Cal Jockey Merger.........................     (36)
                                                                      -------
                                                                      $ 1,203
                                                                      =======

(H) Represents ground lease payments pursuant to the ground lease agreement with an affiliate of PaineWebber of $3,964 and pro forma ground lease payments to be made with respect to certain of the hotels of $274.
(I) Represents the following adjustments to general and administrative expense:

      Related to elimination of administrative salaries and other expenses not expected to be incurred by Patriot .............. $  (568)
      Related to elimination of non-recurring legal fees.............  (1,344)
      Related to elimination of Cal Jockey Merger related costs......  (3,284)
      Related to increased salaries, insurance, travel, audit, legal and other expenses associated with operating as a public
       company and the continued growth of Patriot ..................     150
      Related to the annual amortization of unearned stock
       compensation computed on a straight-line basis over the 3 to
       5-year vesting periods........................................   1,647
                                                                      -------
                                                                      $(3,399)
                                                                      =======

(J)  Interest expense consists of the following components:

      Historical interest expense.....................................  $ 7,380
      Interest expense related to 47 hotels acquired by Patriot since
       January 1, 1996 (excluding the Park Shore Hotel, the Sheraton
       City Centre and the CHC Hotels)................................   37,569
      Interest expense related to the Subscription Notes payable to
       PAHOC..........................................................    4,712
      Interest expense related to amortization of deferred loan costs
       (including $3,868 of amortization related to costs associated
       with the Revolving Credit Facility)............................    3,998
      Interest expense related to amortization of capitalized
       interest.......................................................       93
      Interest expense related to four of the CHC Hotels encumbered by
       mortgage loans held by Patriot ................................    7,753
      Interest expense related to the acquisition of the 10 CHC
       Hotels.........................................................    3,013
                                                                        -------
                                                                        $64,518
                                                                        =======

(K) Represents real estate and personal property taxes and casualty insurance to be paid by Patriot related to the 47 hotels acquired since January 1, 1996 (except for the Park Shore Hotel and the Sheraton City Centre) and the 10 CHC Hotels.

(L)  Represents the following adjustments to depreciation and amortization:

      Depreciation related to 47 hotels acquired by Patriot since
       January 1, 1996 (excluding the Park Shore Hotel, the Sheraton
       City Centre and the CHC Hotels)..............................  $30,603
      Reduction of depreciation expense related to the Racecourse
       facility.....................................................      (93)
      Amortization of goodwill resulting from the adjustment for purchase method of accounting whereby the Racecourse facility and retained leasehold improvements owned by Cal Jockey are
       adjusted to estimated fair market value......................    2,384
                                                                      -------
                                                                      $32,894
                                                                      =======
      Depreciation related to the CHC Hotels........................  $11,477
                                                                      =======

     Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 35 years for hotel buildings and improvements, 20 years for the Racecourse facility and 5 to 7 years for furniture, fixtures and equipment ("F, F & E"). These estimated useful lives are based on management's knowledge of the properties and the industry in general. Amortization of goodwill is computed using the straight-line method over a 40 year estimated useful life. Because the paired share structure is "grandfathered" under the Code, management believes the life of the paired share structure is perpetual. Under generally accepted accounting principles, however, the maximum amortization period is 40 years for intangible assets.
(M)  Represents equity in income of PAH WindWatch, L.L.C. and PAH Boulders,
     Inc. acquired in September 1996 and January 1997, respectively.
(N)  Represents an adjustment for estimated state income tax liabilities.

(O) Represents the adjustment to minority interest to reflect the estimated minority interest percentage subsequent to the assumed transactions. The estimated minority interest percentage subsequent to the Recent Transactions is approximately 11.8%. The estimated minority interest percentage subsequent to the acquisition of the CHC Hotels, the GAH Acquisition, the CHCI Merger, the PaineWebber Direct Placement and the LaSalle Direct Placement is approximately 13.8%.

(P) Represents the minority interest related to the partnerships with an affiliate of Doubletree Hotels Corporation and the limited liability companies which own certain other hotels assuming such entities had been formed and the 15 hotels owned by such entities had been acquired at January 1, 1996.

(Q) Pro forma earnings per share is computed based on 75,516 weighted average common shares and common share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of shares of PAHOC Preferred Stock into Paired Shares. In addition, the net income per common share and the weighted average number of common shares and common share equivalents have been adjusted for (i) the March 1997 2-for-1 stock split on Old Patriot Common Stock effected in the form of a stock dividend, (ii) the conversion of each share of Old Patriot Common Stock into 0.51895 Paired Shares issued in the Cal Jockey Merger, and (iii) the July 1997 1.927-for-1 stock split effected in the form of a stock dividend, as applicable. Historical basis earnings per share is computed based on 35,938 and 11,106 weighted average common shares and common share equivalents outstanding for Old Patriot and Cal Jockey, respectively.

     In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the year ended December 31, 1996 would be $0.75 per common share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.

(R) If the interest rates on Patriot's variable rate debt increased by 0.25%, interest expense would increase to approximately $66,093, net income would decrease to $55,059 and net income per common share would decrease to $0.73.

                                  PATRIOT

         PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

               FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997

                                (UNAUDITED)

                            PATRIOT      RECENT      CHC HOTELS
                           HISTORICAL TRANSACTIONS   ACQUISITION   PRO FORMA
                              (A)         (B)            (C)         TOTAL
                           ---------- ------------   -----------   ---------
                               (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
Revenue:
 Participating lease
  revenue................   $117,770    $29,280 (D)    $25,632 (D) $172,682
 Rental of Racecourse
  facility and land......      1,323      2,181 (E)        --         3,504
 Interest and other
  income.................      4,215       (172)(F)        --         4,043
                            --------    -------        -------     --------
 Total revenue...........    123,308     31,289         25,632      180,229
                            --------    -------        -------     --------
Expenses:
 Ground lease expense....      1,993      3,340 (G)        202        5,535
 General and
  administrative.........      7,582       (645)(H)        --         6,937
 Interest expense........     31,977     11,633 (I)      4,719 (I)   48,329 (R)
 Real estate and personal
  property taxes and
  casualty insurance.....     11,219      3,276 (J)      3,317 (J)   17,812
 Cost of acquiring
  leaseholds.............     43,820    (43,820)(K)        --           --
 Depreciation and
  amortization...........     30,656     10,391 (L)      6,518 (L)   47,565
                            --------    -------        -------     --------
 Total expenses..........    127,247    (15,825)        14,756      126,178
                            --------    -------        -------     --------
Income (loss) before
 equity in earnings of
 unconsolidated
 subsidiaries, income tax
 provision, minority
 interests and
 extraordinary item......     (3,939)    47,114         10,876       54,051
 Equity in earnings of
  unconsolidated
  subsidiaries...........      4,488        --             --         4,488
                            --------    -------        -------     --------
Income (loss) before
 income tax provision,
 minority interests and
 extraordinary item......        549     47,114         10,876       58,539
 Income tax provision....        --        (125)(M)        --          (125)
                            --------    -------        -------     --------
Income (loss) before
 minority interests and
 extraordinary item......        549     46,989         10,876       58,414
 Minority interest in
  Patriot Partnership....     (1,194)    (4,195)(N)     (2,414)(N)   (7,803)
 Minority interest in
  consolidated
  subsidiaries...........     (1,368)      (501)(O)        --        (1,869)
                            --------    -------        -------     --------
Income (loss) before
 extraordinary item......     (2,013)    42,293          8,462       48,742
 Extraordinary loss from
  early extinguishment of
  debt, net of minority
  interest...............     (2,534)     2,534 (P)        --           --
                            --------    -------        -------     --------
Net income (loss)
 applicable to common
 stockholders............   $ (4,547)   $44,827        $ 8,462     $ 48,742 (R)
                            ========    =======        =======     ========
Net income (loss) per
 common share:
 Income (loss) before ex-
  traordinary item.......   $  (0.04)                              $   0.64
 Extraordinary loss......      (0.05)                                   --
                            --------                               --------
Net income (loss) per
 common share (Q)........   $  (0.09)                              $   0.64 (R)
                            ========                               ========

See notes on following page.

NOTES TO PATRIOT PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS):

(A) Represents Patriot's historical results of operations for the nine months ended September 30, 1997.

(B) Represents adjustments to Patriot's results of operations assuming (i) the Cal Jockey Merger and the related transactions have been consummated;
     (ii) the PaineWebber Land Sale has been consummated, the PaineWebber affiliate has leased the Racecourse land to Patriot and Patriot has subleased this land to PAHOC; (iii) Patriot has leased certain land to Borders, Inc.; (iv) Patriot has completed the Recent Acquisitions (excluding the Park Shore Hotel and the Sheraton City Centre); (v) the mortgage notes to affiliates of CHC Lease Partners have been funded; (vi) Patriot has replaced the Old Line of Credit with the Revolving Credit Facility and the Term Loan; and (vii) the Offering has been completed as of January 1, 1996.

(C) Represents adjustments to Patriot's results of operations assuming the CHC Hotels had been acquired as of January 1, 1996.

(D) Represents adjustments to participating lease revenue assuming the 77 hotels owned by Patriot and its subsidiaries (excluding the Crowne Plaza Ravinia Hotel and the Wyndham WindWatch Hotel which are not leased to Lessees and excluding the Park Shore Hotel and the Sheraton City Centre) had been leased to the Lessees or PAHOC as of January 1, 1996.

(E) Represents adjustments to Racecourse facility rental revenue including adjustments as a result of (i) the new lease agreement between Patriot and PAHOC subsequent to the Cal Jockey Merger and the related transactions and the PaineWebber Land Sale and (ii) rental income related to the Borders Lease.
(F)  Represents the following adjustments to interest and other income:

      Related to interest earned on notes receivable issued to the
       Patriot Partnership by PAH RSI Lessee in connection with the sale of certain assets and the right to receive certain roy-
       alty fees.................................................... $     46
      Cal Jockey historical interest income prior to the Cal Jockey
       Merger.......................................................    1,715
      Eliminate interest earned on the mortgage notes receivable
       from affiliates of CHC Lease Partners........................   (1,869)
      Related to interest earned on other notes receivable .........      (64)
                                                                     --------
                                                                     $   (172)
                                                                     ========

(G) Represents ground lease payments pursuant to the ground lease agreement with an affiliate of PaineWebber.
(H) Represents the following adjustments to general and administrative expense:

      Cal Jockey historical general and administrative expense for the six month period prior to the Cal Jockey Merger........... $  2,657
      Elimination of non-recurring legal fees and Cal Jockey Merger
       related costs.................................................   (2,092)
      Adjustment to the amortization of unearned stock compensation computed on the straight-line method over the 3 to 5-year
       vesting periods (primarily to allocate a portion of the costs
       to Patriot Operating Company).................................   (1,210)
                                                                      --------
                                                                      $   (645)
                                                                      ========

(I)  Interest expense consists of the following components:

      Historical interest expense.....................................  $31,977
      Interest expense related to the hotels acquired by Patriot since
       January 1, 1997 (excluding the Park Shore Hotel, the Sheraton
       City Centre and the CHC Hotels)................................    7,115
      Interest expense related to the Subscription Notes payable to
       PAHOC..........................................................    1,450
      Interest expense related to amortization of deferred loan costs
       (including $2,901 of amortization related to costs associated
       with the Revolving Credit Facility)............................    2,998
      Interest expense related to amortization of capitalized
       interest.......................................................       70
      Interest expense related to three CHC Hotels encumbered by mortgage loans held by Patriot acquired subsequent to September
       30, 1997.......................................................    4,719
                                                                        -------
                                                                        $48,329
                                                                        =======

(J) Represents real estate and personal property taxes and casualty insurance to be paid by Patriot related to the hotels acquired since January 1, 1997 (except for the Park Shore Hotel and the Sheraton City Centre).

(K) Represents elimination of the cost of acquiring seven leaseholds related to Participating Lease agreements for seven hotels leased by CHC Lease Partners recorded as an operating expense in Patriot's historical results of operations. Because the intent of the pro forma financial statements is to reflect the expected continuing impact of certain transactions on the Patriot Companies, this non-recurring expense has been excluded from the pro forma statements of operations.
(L) Represents the following adjustments to depreciation and amortization:

       Depreciation related to hotels acquired by Patriot from January
        1, 1997 through September 30, 1997 (excluding the Park Shore
        Hotel and the Sheraton City Centre)...........................  $ 9,536
       Reduction of depreciation expense related to the Racecourse
        facility......................................................     (240)
       Amortization of goodwill resulting from the adjustment for purchase method of accounting whereby the Racecourse facility and retained leasehold improvements owned by Cal Jockey are
        adjusted to estimated fair market value.......................    1,095
                                                                        -------
                                                                        $10,391
                                                                        =======
       Depreciation related to the CHC Hotels.........................  $ 6,518
                                                                        =======

    Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 35 years for hotel buildings and improvements, 20 years for the Racecourse facility and 5 to 7 years for F, F & E. These estimated useful lives are based on management's knowledge of the properties and the industry in general. Amortization of goodwill is computed using the straight-line method over a 40 year estimated useful life. Because the paired share structure is "grandfathered" under the Code, management believes the life of the paired share structure is perpetual. Under generally accepted accounting principles, however, the maximum amortization period is 40 years for intangible assets.
(M) Represents an adjustment for estimated state income tax liabilities.

(N) Represents the adjustment to minority interest to reflect the estimated minority interest percentage subsequent to the assumed transactions. The estimated minority interest percentage subsequent to the Recent Transactions is approximately 11.8%. The estimated minority interest percentage subsequent to the acquisition of the CHC Hotels, the GAH Acquisition, the CHCI Merger, the PaineWebber Direct Placement and the LaSalle Direct Placement is approximately 13.8%.
(O) Represents adjustments to the minority interest related to the partnerships with an affiliate of Doubletree Hotels Corporation and the limited liability companies which own certain other hotels assuming such entities had been formed and the 15 hotels owned by such entities had been acquired as of January 1, 1996.

(P) Represents elimination of extraordinary loss from the early extinguishment of debt. Patriot recognized the loss as a result of the write-off of unamortized deferred loan costs related to the Old Line of Credit when it was replaced with the Revolving Credit Facility. Because the intent of the pro forma financial statements is to reflect the expected continuing impact of certain transactions on the Patriot Companies, this non-recurring expense has been excluded from the pro forma statements of operations.

(Q) Pro forma earnings per share is computed based on 76,090 weighted average common shares and common share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of shares of PAHOC Preferred Stock into Paired Shares. In addition, the historical net income per common share and the weighted average number of common shares and common share equivalents have been adjusted for the conversion of each share of Old Patriot Common Stock into 0.51895 Paired Shares issued in the Cal Jockey Merger, and the July 1997 1.927-for-1 stock split effected in the form of a stock dividend, as applicable. Historical basis earnings per share is computed based on 51,104 weighted average common shares and common share equivalents outstanding.
    In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the nine months ended September 30, 1997 would be $0.69 per common share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.

(R) If the interest rates on Patriot's variable rate debt the Revolving Credit Facility increased by 0.25%, interest expense would increase to approximately $49,505, net income would decrease to $47,728 and net income per common share would decrease to $0.63.

                                     PAHOC

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                             BAY                    CHC HOTELS                    CHCI
                           MEADOWS      RECENT       AND LEASE        GAH      HOSPITALITY
                          HISTORICAL TRANSACTIONS   ACQUISITION    HISTORICAL   DIVISION                 PRO FORMA
                             (A)         (B)            (C)           (D)          (E)        OTHER        TOTAL
                          ---------- ------------   -----------    ----------  -----------   -------     ---------
                                            (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenue:
 Room revenue...........   $   --      $145,801      $187,365        $  --       $ 5,282     $   --      $338,448
 Other hotel revenue....       --       132,243        97,250           --         4,351         --       233,844
 Racecourse facility
  revenue...............    51,946          --            --            --           --          --        51,946
 Management fee and
  service fee income....       --         3,165           --          7,270        9,032      (5,945)(F)   13,522
 Interest and other
  income................     1,526        7,757 (G)       --             14          715         --        10,012
                           -------     --------      --------        ------      -------     -------     --------
 Total revenue..........    53,472      288,966       284,615         7,284       19,380      (5,945)     647,772
                           -------     --------      --------        ------      -------     -------     --------
Expenses:
 Departmental costs--
  hotel operations......       --       124,924       112,873           --         3,995         --       241,792
 Racecourse facility
  operations............    45,658          693 (H)       --            --           --          --        46,351
 Management company,
  service department and
  development costs.....       --         1,595           --          4,882        4,666         --        11,143
 General and
  administrative........     4,381       28,264 (I)    28,568 (J)     1,056(J)     9,431 (J)     --        71,700
 Ground lease expense...       --           733           --            --           --          --           733
 Repair and
  maintenance...........       --        16,777        13,120           --           --          --        29,897
 Utilities..............       --        12,676        14,167           --           --          --        26,843
 Marketing..............     1,436       22,717        27,085           --           --          --        51,238
 Management fees........       --         8,743         6,671           --           --       (5,945)(F)    9,469
 Depreciation and
  amortization..........       754        1,591 (K)       --            112          853       7,038 (K)   10,348
 Participating lease
  payments..............       --        78,240 (L)    93,879 (L)       --           --          --       172,119
 Interest expense.......       130        1,240           --             23        3,304      (3,304)(M)    1,393
 Real estate and
  personal property
  taxes and casualty
  insurance.............       398          --            --            --           --          --           398
                           -------     --------      --------        ------      -------     -------     --------
 Total expenses.........    52,757      298,193       296,363         6,073       22,249      (2,211)     673,424
                           -------     --------      --------        ------      -------     -------     --------
Income (loss) before in-
 come tax
 provision and minority
 interests..............       715       (9,227)      (11,748)        1,211       (2,869)     (3,734)     (25,652)
 Income tax provision...      (260)         --            --            --           (92)(N)    (408)(N)     (760)
                           -------     --------      --------        ------      -------     -------     --------
Income (loss) before
 minority interest......       455       (9,227)      (11,748)        1,211       (2,961)     (4,142)     (26,412)
 Minority interest in
  PAHOC Partnership.....       --         1,123 (O)       --            --           --        2,707 (O)    3,830
                           -------     --------      --------        ------      -------     -------     --------
Net income (loss) appli-
 cable to common stock-
 holders................   $   455     $ (8,104)     $(11,748)       $1,211      $(2,961)    $(1,435)    $(22,582)
                           =======     ========      ========        ======      =======     =======     ========
Net income per common
 share (P)..............   $  0.04                                                                       $  (0.30)
                           =======                                                                       ========

See notes on following page.

NOTES TO PAHOC PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1996 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS):

(A) Represents the historical results of operations of PAHOC (formerly known as Bay Meadows) for the year ended December 31, 1996.

(B) Represents adjustments to PAHOC's results of operations assuming 24 of Patriot's hotel properties had been leased to PAHOC as of January 1, 1996. These hotel properties include 11 of the Recent Acquisitions (excluding the Sheraton City Centre), the eight hotels previously leased to PAH RSI Lessee, the three hotels previously leased to Grand Heritage Leasing, L.L.C., the Doubletree Hotel at Allen Center, the Doubletree Hotel in Tulsa, Oklahoma and The Buttes.
(C) Represents the combined results of operations for the year ended December 31, 1996 of the 10 CHC Hotels and 25 hotels leased by CHC Lease Partners assuming that such hotels were leased to PAHOC as of January 1, 1996.
(D) Represents the results of operations of GAH for the year ended December 31, 1996, assuming it had been acquired by PAHOC as of January 1, 1996.
(E) Represents the results of operations for the contracts acquired as a result of the CHCI Merger for the twelve months ended November 30, 1996, assuming such contracts had been acquired by PAHOC as of January 1, 1996.
(F) Represents the elimination of management fees for Patriot hotels previously managed by Gencom and CHCI, which subsequent to the GAH Acquisition and the CHCI Merger, such hotels are assumed to be managed by PAHOC.
(G) Adjustments to interest and other income consist of the following components:

      Interest and other income related to PAH RSI Lessee............. $ 2,030
      Interest income related to the Subscription Notes receivable
       from Patriot...................................................   4,712
      Interest income related to the Participating Note...............   1,015
                                                                       -------
                                                                       $ 7,757
                                                                       =======

  All other interest and other income balances presented represent historical amounts recorded by hotels and businesses acquired.

(H) Represents adjustment to Racecourse facility rental expense as a result of
    (i) the new lease agreement between Patriot and PAHOC subsequent to the Cal Jockey Merger and the related transactions and (ii) the PaineWebber Land Sale.
(I) Represents the following adjustments to general and administrative expense:

      Represents expense related to the hotels recently acquired.....  $24,497
      Represents general liability insurance expense.................    1,441
      Related to elimination of costs related to the Cal Jockey Merg-
       er............................................................     (861)
      Related to increased salaries, insurance, travel, audit, legal and other expenses associated with operating as a public com-
       pany and the continued growth of PAHOC........................      300
      Represents expense related to the annual amortization of un-
       earned stock compensation computed on a straight-line basis
       over the 3 to 5-year vesting periods..........................    2,887
                                                                       -------
                                                                       $28,264
                                                                       =======

(J) Represent general and administrative expense related to the 10 CHC Hotels and general and administrative expense related to the contracts acquired in connection with the GAH Acquisition and the CHCI Merger.
(K) Represents the following adjustments to depreciation and amortization:

      Adjustment to increase depreciation related to F, F & E......... $   245
      Adjustment to reflect amortization of goodwill..................     438
      Adjustment to reflect amortization of trade names...............     125
      Adjustment to reflect amortization of management contract
       costs..........................................................     783
                                                                       -------
                                                                       $ 1,591
                                                                       =======
      Adjustment to increase depreciation related to F, F & E......... $    86
      Adjustment to reflect amortization of goodwill..................     600
      Adjustment to reflect amortization of trade names...............     250
      Adjustment to amortization of management contract costs.........   6,102
                                                                       -------
                                                                       $ 7,038
                                                                       =======

  Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 5 to 7 years for F, F & E. Amortization of goodwill related to the Cal Jockey Merger is computed using the straight-line method over a 40 year estimated useful life. Because the paired share structure is "grandfathered" under the Code, management believes the life of the paired share structure is perpetual. Under generally accepted accounting principles, however, the maximum amortization period is 40 years for intangible assets. Amortization of goodwill related to the acquisition of the management operations of Grand Heritage Hotels, Inc., GAH and CHCI is computed using the straight-line method over a 20 year estimated useful life. Amortization of trade names is computed using the straight-line method over a 20 year estimated useful life. Amortization of management contract costs is computed using the straight-line method over the estimated remaining term of the contracts.
(L) Represents lease payments from PAHOC to Patriot calculated on a pro forma basis by applying the provisions of the Participating Leases to the historical revenue of the hotels for the period presented.
(M) Represents the elimination of interest expense related to debt that PAHOC will not assume in connection with the CHCI Merger.

(N) Represents an adjustment to the estimated federal and state tax liability as a result of the pro forma adjustments to the operating results of PAHOC for the year ended December 31, 1996.

(O) Represents the adjustment to minority interest to reflect the estimated minority interest percentage subsequent to the assumed transactions. The estimated minority interest percentage subsequent to the Recent Transactions is approximately 11.8%. The estimated minority interest percentage subsequent to the acquisition of the CHC Hotels, the GAH Acquisition, the CHCI Merger, the PaineWebber Direct Placement and the LaSalle Direct Placement is approximately 14.5%.

(P) Pro forma earnings per share is computed based on 75,516 weighted average common shares and common share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of shares of PAHOC Preferred Stock into Paired Shares. In addition, the historical net income per common share and the weighted average number of common shares and common share equivalents have been adjusted for (i) the March 1997 2-for-1 stock split on Old Patriot Common Stock effected in the form of a stock dividend, (ii) the conversion of each share of Old Patriot Common Stock into 0.51895 Paired Shares issued in the Cal Jockey Merger, and (iii) the July 1997 1.927-for-1 stock split effected in the form of a stock dividend, as applicable. Historical basis earnings per share is computed based on 11,106 weighted average common shares and common share equivalents outstanding.

    In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the year ended December 31, 1996 would be a net loss of $0.30 per common share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.

                                   PAHOC

         PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

               FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997

                                (UNAUDITED)

                                                    CHC HOTELS                    CHCI
                            PAHOC       RECENT       AND LEASE        GAH      HOSPITALITY
                          HISTORICAL TRANSACTIONS   ACQUISITION    HISTORICAL   DIVISION                 PRO FORMA
                             (A)         (B)            (C)           (D)          (E)        OTHER        TOTAL
                          ---------- ------------   -----------    ----------  -----------   -------     ---------
                                          (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
Revenue:
 Room revenue...........   $20,437     $108,831      $146,163        $  --       $ 4,164     $   --      $279,595
 Other hotel revenue....     9,834       98,144        71,352           --         3,559         --       182,889
 Racecourse facility
  revenue...............    10,861       22,538           --            --           --          --        33,399
 Management fee and
  service fee income....     1,577        2,836           --          6,805        6,747      (3,264)(F)   14,701
 Interest and other
  income................     1,475        1,876           983           142          590       1,308 (G)    6,374
                           -------     --------      --------        ------      -------     -------     --------
 Total revenue..........    44,184      234,225       218,498         6,947       15,060      (1,956)     516,958
                           -------     --------      --------        ------      -------     -------     --------
Expenses:
 Departmental costs--
  hotel operations......    10,032       90,512        84,047           --         3,193         --       187,784
 Racecourse facility
  operations............    10,536       19,664 (H)       --            --           --          (86)(H)   30,114
 Management company and
  service department
  operations............       260        1,458           --          2,147        8,703         --        12,568
 General and
  administrative........     4,081       22,598 (I)    21,186 (I)     3,413(I)     5,573 (I)  (2,626)(J)   54,225
 Ground lease expense...       --           523           --            --           --          --           523
 Repair and
  maintenance...........     1,186       13,077         9,967           --           --          --        24,230
 Utilities..............     1,450        8,589        10,302           --           --          --        20,341
 Marketing..............     3,122       16,402        21,678           532          --          --        41,734
 Management fees........       699        7,395         4,827           --           --       (3,264)(F)    9,657
 Depreciation and
  amortization..........     1,142          370           --            103          792       3,042 (K)    5,449
 Participating lease
  payments..............    10,686       57,947 (L)    69,676 (L)       --           --          --       138,309
 Interest expense.......        11          912           --             13        1,934      (1,934)(M)      936
 Real estate and
  personal property
  taxes and casualty
  insurance.............        48          220           --             22          --          --           290
                           -------     --------      --------        ------      -------     -------     --------
 Total expenses.........    43,253      239,667       221,683         6,230       20,195      (4,868)     526,160
                           -------     --------      --------        ------      -------     -------     --------
Income (loss) before
 income tax provision
 and minority
 interests..............       931       (5,442)       (3,185)          717       (5,135)      2,912       (9,202)
 Income tax (provision)
  benefit...............       (94)         471 (N)       --            --           (74)(N)    (303)(N)      --
                           -------     --------      --------        ------      -------     -------     --------
Income (loss) before
 minority interest......       837       (4,971)       (3,185)          717       (5,209)      2,609       (9,202)
 Minority interest in
  PAHOC Partnership.....      (115)         604 (O)       --            --           --          845 (O)    1,334
 Minority interest in
  consolidated
  subsidiaries..........       (13)         --            --            --           --           13          --
                           -------     --------      --------        ------      -------     -------     --------
Net income (loss)
 applicable to common
 stockholders...........   $   709     $ (4,367)     $ (3,185)       $  717      $(5,209)    $ 3,467     $ (7,868)
                           =======     ========      ========        ======      =======     =======     ========
Net income (loss) per
 common share (P).......   $  0.01                                                                       $  (0.10)
                           =======                                                                       ========

See notes on following page.

NOTES TO PAHOC PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS):

(A) Represents the historical results of operations of PAHOC for the three months ended September 30, 1997. As a result of the Cal Jockey Merger on July 1, 1997, PAHOC is considered for financial reporting purposes to have commenced operations as of such date.

(B) Represents adjustments to PAHOC's results of operations assuming 24 of Patriot's hotel properties had been leased to PAHOC as of January 1, 1996. These hotel properties include 11 of the Recent Acquisitions (excluding the Sheraton City Centre), the eight hotels previously leased to PAH RSI Lessee, the three hotels previously leased to Grand Heritage Leasing, L.L.C., the Doubletree Hotel at Allen Center, the Doubletree Hotel in Tulsa, Oklahoma and The Buttes.

(C) Represents the combined results of operations for the nine months ended September 30, 1997 of the 10 CHC Hotels and 25 leases of CHC Lease Partners leased by CHC Lease Partners assuming that such hotels were leased to PAHOC as of January 1, 1996.

(D) Represents the results of operations of GAH for the nine months ended September 30, 1997, assuming it had been acquired by PAHOC as of January 1, 1996.

(E) Represents the results of operations for the contracts acquired as a result of the CHCI Merger for the nine months ended August 31, 1997, as if they were acquired by PAHOC as of January 1, 1996.

(F) Represents the elimination of management fees for Patriot hotels previously managed by Gencom and CHCI, which subsequent to the GAH Acquisition and the CHCI Merger such hotels are assumed to be managed by PAHOC.

(G) Adjustments to interest and other income consists of the following components:

      Interest income related to the Subscription Notes receivable
       from Patriot..................................................   $ 723
      Interest income related to the Participating Note..............     585
                                                                      -------
                                                                      $ 1,308
                                                                      =======

  All other interest and other income balances presented represent historical amounts recorded by hotels and businesses acquired.

(H) Represents historical expense amount of $19,664 recorded by Bay Meadows for the six months prior to the Cal Jockey Merger and an adjustment in the amount of $86 to Racecourse facility rental expense as a result of (i) the new lease agreement between Patriot and PAHOC subsequent to the Cal Jockey Merger and the related transactions and (ii) the PaineWebber Land Sale.

(I) Represent general and administrative expense related to the hotels acquired and general and administrative expense related to the contracts acquired in connection with the GAH Acquisition and the CHCI Merger.

(J) Represents the following adjustments to general and administrative expense:

      Eliminate costs related to the Cal Jockey Merger................  $(4,792)
      Expense related to annual amortization of unearned stock compen-
       sation computed on a straight-line basis over the 3 to 5-year
       vesting periods................................................    2,166
                                                                        -------
                                                                        $(2,626)
                                                                        =======

(K) Depreciation and amortization expense consists of the following components:

      Depreciation related to F, F & E and other assets................. $2,306
      Amortization of goodwill..........................................    546
      Amortization of trade names.......................................     94
      Amortization of management contract costs.........................  2,503
                                                                         ------
                                                                         $5,449
                                                                         ======

  Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 5 to 7 years for F, F & E. Amortization of goodwill related to the Cal Jockey Merger is computed using the straight-line method over a 40 year estimated useful life. Because the paired share structure is "grandfathered" under the Code, management believes the life of the paired share structure is perpetual. Under generally accepted accounting principles, however, the maximum amortization period is 40 years for intangible assets. Amortization of goodwill related to the acquisition of the management operations of Grand Heritage Hotels, Inc., GAH and CHCI is computed using the straight-line method over a 20 year estimated useful life. Amortization of trade names is computed using the straight-line method over a 20 year estimated useful life. Amortization of management contract costs is computed using the straight-line method over the estimated remaining term of the contracts.

(L) Represents lease payments from PAHOC to Patriot calculated on a pro forma basis by applying the provisions of the Participating Leases to the historical revenue of the hotels for the period presented.

(M) Represents the elimination of interest expense related to debt which PAHOC will not assume in connection with the CHCI Merger.

(N) Represents an adjustment to the estimated federal and state tax liability as a result of the pro forma adjustment to PAHOC for the nine months ended September 30, 1997.

(O) Represents the adjustment to minority interest to reflect the estimated minority interest percentage subsequent to the assumed transactions. The estimated minority interest percentage subsequent to the Recent Transactions is approximately 11.8%. The estimated minority interest percentage subsequent to the acquisition of the CHC Hotels, the GAH Acquisition, the CHCI Merger and the PaineWebber Direct Placement and the LaSalle Direct Placement is approximately 14.5%.

(P) Pro forma earnings per share is computed based on 76,090 weighted average common shares and common share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of shares of PAHOC Preferred Stock into Paired Shares. In addition, the historical net income per common share and the weighted average number of common shares and common share equivalents have been adjusted for the conversion of each share of Old Patriot Common Stock into 0.51895 Paired Shares issued in the Cal Jockey Merger, and the July 1997 1.927-for-1 stock split effected in the form of a stock dividend, as applicable. Historical basis earnings per share is computed based on 51,104 weighted average common shares and common share equivalents outstanding.
  In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the nine months ended September 30, 1997 would be a net loss of $0.11 per common share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.

                               COMBINED LESSEES

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

  Patriot leases each of its hotels to Lessees, except those hotels leased to PAHOC and except the Crowne Plaza Ravinia Hotel and the Wyndham WindWatch Hotel, which are separately owned through the Non-Controlled Subsidiaries and are managed directly by Operators. The Combined Lessees subsequent to (i) the Cal Jockey Merger and the related transactions; (ii) the Grand Heritage Acquisition (which included the acquisition of Grand Heritage Leasing, L.L.C. which leased three hotels from Patriot); (iii) the acquisition of PAH RSI Lessee (which included the acquisition of eight Patriot hotel leases); and
(iv) the GAH Acquisition and the CHCI Merger (which included the acquisition of 25 Patriot hotel leases from CHC Lease Partners) consist of NorthCoast Lessee which leases 11 hotels (excluding the Park Shore Hotel), Doubletree Lessee which leases four hotels, Crow Hotel Lessee, Inc. which leases two hotels, and Metro Lease Partners which leases one hotel. The Participating Leases provide for staggered terms of one to twelve years and the payment of the greater of base or participating rent, plus certain additional charges, as applicable.

  The Combined Lessees' unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 1996 and the nine months ended September 30, 1997 are presented as if the 18 hotels that Patriot leases to the Combined Lessees pursuant to Participating Leases (excluding the Park Shore Hotel) had been leased as of January 1, 1996. The eight hotels which were leased to PAH RSI Lessee, the 25 hotels which were leased to CHC Lease Partners, and the three hotels leased to Grand Heritage Leasing, L.L.C. are assumed to have been leased to PAHOC and, therefore, have been eliminated from the Pro Forma Condensed Combined Statements of Operations for the Combined Lessees. The pro forma information is based in part upon the Statements of Operations of NorthCoast Lessee filed with Old Patriot's Annual Report on Form 10-K for the year ended December 31, 1996 and the Statements of Operations of NorthCoast Lessee filed with Patriot's and PAHOC's Joint Quarterly Report on Form 10-Q for the nine months ended September 30, 1997. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

  The unaudited Pro Forma Condensed Combined Statements of Operations are not necessarily indicative of what the actual results of operations of the Combined Lessees would have been assuming such transactions had been completed as of January 1, 1996, nor do they purport to represent the results of operations for future periods. Further, the unaudited Pro Forma Condensed Combined Statement of Operations for the interim period ended September 30, 1997 is not necessarily indicative of the results of operations for the full year.

                               COMBINED LESSEES

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

 FOR THE YEAR ENDED DECEMBER 31, 1996 AND THE NINE MONTHS ENDED SEPTEMBER 30,
                                   1997
                                  (UNAUDITED)

                                                               NINE MONTHS
                                                  YEAR ENDED      ENDED
                                                 DECEMBER 31, SEPTEMBER 30,
                                                     1996         1997
                                                 ------------ -------------
                                                         (IN THOUSANDS)
Revenue:
 Room...........................................  $  88,410      $72,100
 Food and beverage..............................     36,878       28,663
 Telephone and other............................      7,837        6,193
                                                  ---------      -------
    Total revenue...............................    133,125      106,956
                                                  ---------      -------
Expenses:
 Departmental costs and expenses................     54,564       42,397
 General and administrative.....................     12,595        9,520
 Ground lease expense...........................      2,496          985
 Repair and maintenance.........................      6,670        5,072
 Utilities......................................      5,435        4,038
 Marketing......................................      9,169        7,495
 Participating lease payments(A)................     41,749       34,373
                                                  ---------      -------
    Total expenses..............................    132,678      103,880
                                                  ---------      -------
Income (loss) before lessee income (expense)....        447        3,076
                                                  ---------      -------
Dividend and interest income(B).................        142        1,087
Management fees(C)..............................     (3,479)      (3,102)
Lessee general and administrative(D)............       (577)        (478)
                                                  ---------      -------
                                                     (3,914)      (2,493)
                                                  ---------      -------
Net income (loss)...............................  $  (3,467)     $   583
                                                  =========      =======

--------
(A) Represents lease payments calculated on a pro forma basis by applying the provisions of the Participating Leases to the historical revenue of the hotels.
(B) Includes dividend income on OP Units in the Patriot Partnerships which form a portion of the required capitalization of NorthCoast Lessee. Pro forma amounts exclude additional dividend income earned on OP Units held by certain Lessees, and pro forma interest income earned on invested cash balances.
(C) Represents pro forma management fees paid to the Operators under the terms of their respective management agreements with the Lessees.
(D) Represents pro forma overhead expenses, which include an estimate of the Lessees' salaries and benefits, professional fees, insurance costs and administrative expenses.

                               PATRIOT AND PAHOC

                     ADJUSTED FOR THE WYNDHAM TRANSACTIONS

                                INTRODUCTION TO
                        PRO FORMA FINANCIAL STATEMENTS
                            (DOLLARS IN THOUSANDS)

  Pursuant to the Wyndham Merger Agreement, and the transactions contemplated thereby, Wyndham will merge with and into Patriot, with Patriot being the surviving corporation. In addition, pursuant to a Stock Purchase Agreement dated as of April 14, 1997, Patriot will purchase up to 9,447,745 shares of Wyndham Common Stock owned by CF Securities, the principal stockholder of Wyndham, immediately prior to the Wyndham Merger. Following the Merger, Patriot will continue to be referred to as "Patriot American Hospitality, Inc." and PAHOC will change its name to "Wyndham International, Inc."

  Pursuant to the Wyndham Merger Agreement, subject to certain adjustments and the right of Wyndham stockholders to elect to receive cash as described below, Wyndham stockholders will be entitled to receive, for each share of Wyndham Common Stock held by them at the effective time of the Wyndham Merger, 1.372 shares of Patriot Common Stock and 1.372 shares of PAHOC Common Stock (subject to certain REIT qualification requirements and the Excess Share Provisions), which shares will be paired and transferable only as a single unit. If the effective time of the Wyndham Merger is on or prior to December 31, 1997 and the Patriot/Wyndham Average Closing Price is less than $21.86 but greater than or equal to $20.87, Wyndham stockholders will be entitled to receive, for each share of Wyndham Common Stock held by them at the effective time of the Wyndham Merger, the number of Paired Shares equal to $30.00 divided by the Patriot/Wyndham Average Closing Price. If the effective time of the Wyndham Merger is on or prior to December 31, 1997 and the Patriot/Wyndham Average Closing Price is less than $20.87, Wyndham stockholders will be entitled to receive, for each share of Wyndham Common Stock held by them at the effective time of the Wyndham Merger, 1.438 Paired Shares, provided, however, that in the event that the Patriot/Wyndham Average Closing Price is less than $20.87, Wyndham has the right, waivable by it, to terminate the Wyndham Merger Agreement. Each Paired Share of Patriot Common Stock and PAHOC Common Stock outstanding immediately prior to the Wyndham Merger will remain outstanding after the Wyndham Merger and will represent the same number of Paired Shares of Patriot Common Stock and PAHOC Common Stock.

  Pursuant to the Wyndham Second Amendment, if the effective time of the Wyndham Merger does not occur on or prior to December 31, 1997, other than as a result of the failure, caused by Wyndham, of certain closing conditions to be satisfied (a "Wyndham Delay"), and the Patriot/Wyndham Average Closing Price is less than $27.50 but greater than or equal to $25.50, the Wyndham Exchange Ratio will be adjusted so that each share of Wyndham Common Stock, other than shares as to which Cash Consideration is to be received, will be converted into the right to receive the number of Paired Shares equal to $37.73 divided by the Patriot/Wyndham Average Closing Price. If the effective time of the Wyndham Merger does not occur on or prior to December 31, 1997 other than as a result of a Wyndham Delay, and the Patriot/Wyndham Average Closing Price is less than $25.50, the Wyndham Exchange Ratio will be adjusted so that each share of Wyndham Common Stock, other than shares as to which Cash Consideration is to be received, will be converted into the right to receive
1.480 Paired Shares, provided, however, that in such circumstances Wyndham has the right, waivable by it, to terminate the Merger Agreement.

  As of December 9, 1997, the average closing price of a Paired Share over the previous 20 trading days was $30.71. Management of the Patriot Companies does not anticipate that the Patriot/Wyndham Average Closing Price, as calculated at the effective time of the Wyndham Merger (assuming a closing date of January 5, 1998), will result in an adjustment to the Wyndham Exchange Ratio.

  In lieu of receiving Paired Shares, Wyndham stockholders have the right under the Wyndham Merger Agreement to make a Cash Election to receive Cash Consideration, and CF Securities has an equivalent right under the Wyndham Stock Purchase Agreement; provided, however, that the maximum aggregate amount of cash to be paid to Wyndham stockholders and CF Securities pursuant to such Cash Election rights will be a total of $100,000. Pursuant to the Wyndham Second Amendment, Patriot, PAHOC and Wyndham also agreed to change the amount per share payable upon a Cash Election to a fixed amount so that stockholders of Wyndham who make a Cash Election will be entitled to receive Cash Consideration in an amount per share equal to equal to $42.80. In the event that holders of Wyndham Common Stock and CF Securities elect to receive more than $100,000 in cash, such cash will be allocated on a pro rata basis among such stockholders and CF Securities based upon the respective number of shares of Wyndham Common Stock as to which they have made a Cash Election, and the Wyndham stockholders (other than CF Securities) will receive Paired Shares at the Wyndham Exchange Ratio for their shares of Wyndham Common Stock which are not converted into Cash Consideration. CF Securities has delivered to Patriot a Cash Election pursuant to which CF Securities has elected to receive Cash Consideration with respect to all 9,447,745 shares of Wyndham Common Stock beneficially owned by CF Securities. Because CF Securities has made a Cash Election with respect to all of the shares of Wyndham Common Stock beneficially owned by it, the maximum amount of cash available to be paid to other holders of Wyndham Common Stock in the Wyndham Merger is expected to be approximately $56,300. If no other stockholders of Wyndham make a Cash Election, CF Securities will receive the entire $100,000 of cash available for Cash Elections. Under such circumstances, CF Securities may receive a combination of Paired Shares and Patriot Series A Preferred Stock pursuant to the terms of the Stock Purchase Agreement for its shares of Wyndham Common Stock which are not converted into Cash Consideration, subject to certain REIT qualification limitations that could, under certain limited circumstances, result in the payment of cash in lieu of shares of Patriot Series A Preferred Stock.

  The Wyndham Second Amendment also provides that in addition to receiving Paired Shares at the Wyndham Exchange Ratio, and/or Cash Consideration in the case of shares of Wyndham Common Stock as to which a Cash Election has been made, holders of Wyndham Common Stock will be entitled to receive an additional cash payment (the "Additional Cash Consideration") equal to the sum of (i) the Pro Forma Dividend Amount (as defined below), if any, and (ii) if the effective time of the Wyndham Merger does not occur on or prior to January 5, 1998 other than as a result of a Wyndham Delay, a per share amount equal to the product of the Full Dilution Percentage (as defined below) and the Per Share Deferral Amount (as defined below), if any. Under the terms of the Wyndham Second Amendment, the term "Pro Forma Dividend Amount" is defined as the amount equal to the aggregate per share amount of all dividends declared on the Patriot Common Stock and the PAHOC Common Stock the record date for which is on or after November 26, 1997 but prior to the effective time of the Wyndham Merger, multiplied by the Wyndham Exchange Ratio. Under the terms of the Wyndham Second Amendment, the term "Per Share Deferral Amount" is defined as follows: (X) so long as there is not in effect an order, ruling or injunction in any action brought by or on behalf of one or more stockholders of Wyndham or in the right of Wyndham (a "Wyndham Stockholder Injunction") that causes the condition under the Wyndham Merger Agreement that there exist no order, ruling or injunction of a court which prohibits consummation of the Wyndham Merger (the "Injunction Condition") to not be satisfied, (a) if the effective time of the Wyndham Merger is on or before January 31, 1998, the Per Share Deferral Amount shall be an amount equal to $10,000, divided by the total number of shares of Wyndham Common Stock outstanding immediately prior to the effective time of the Wyndham Merger (the "Wyndham Outstanding Shares"), (b) if the effective time of the Wyndham Merger is after January 31, 1998 but on or before February 28, 1998, the Per Share Deferral Amount shall be an amount equal to $21,000, divided by the Wyndham Outstanding Shares, and
(c) if the effective time of the Wyndham Merger is after February 28, 1998, the Per Share Deferral Amount shall be an amount equal to $32,000, divided by the Wyndham Outstanding Shares; and (Y) in the event that there is in effect a Wyndham Stockholder Injunction that causes the Injunction Condition to not be satisfied, (A) if the effective time of the Wyndham Merger is on or before January 31, 1998, the Per Share Deferral Amount shall be equal to zero, (B) if the Effective Time is after January 31, 1998 but on or before February 28, 1998, the Per Share Deferral Amount shall be an amount equal to $15,000, divided by the Wyndham Outstanding Shares, and (C) if the effective time of the Wyndham Merger is after February 28, 1998, the Per Share Deferral Amount shall be an amount equal to $30,000, divided by the Wyndham Outstanding Shares. Under the terms of the Wyndham Second Amendment, the term "Full Dilution Percentage" is defined as (A) the total number of shares of Wyndham Common Stock outstanding immediately prior to the effective time of the Wyndham Merger, divided by (B) the sum of the total number of shares of Wyndham Common Stock in clause (A) above and the total number of shares of Wyndham Common Stock as to which the assumed options are or may become exercisable (whether or not currently exercisable). The Full Dilution Percentage will cause the portion of the Additional Cash Consideration attributable to the Per Share Deferral Amount to be calculated on a fully-diluted basis assuming exercise of all of Wyndham's stock options.


  The parties to the Wyndham Stock Purchase Agreement have confirmed that the change in the Wyndham Merger Consideration resulting from the Wyndham Second Amendment will have a corresponding effect under the Stock Purchase Agreement.

  At November 3, 1997, Wyndham's portfolio of owned, leased or managed hotels consisted of 93 hotels operated by Wyndham, as well as 8 franchised hotels, which in the aggregate contained 24,083 rooms. Wyndham's portfolio includes 84 upscale hotel properties and 17 midscale properties operating under the ClubHouse brand. Wyndham acquired through merger in July 1997: Kansas City-based ClubHouse, a privately-held hospitality company with a portfolio of 17 hotels. Of the hotels comprising ClubHouse's portfolio, Wyndham acquired through the merger or in related acquisition transactions ownership of 13 ClubHouse hotels and partial ownership of three ClubHouse hotels. Wyndham also acquired through the merger ownership of the "ClubHouse" brand name, as well as license rights with respect to one franchised ClubHouse hotel.


  Following the Wyndham Merger, Patriot, through certain of its subsidiaries, will own the 10 Wyndham hotels and 13 ClubHouse hotels and will lease such hotels to PAHOC. The 13 hotel leases to be assumed by Patriot will be sub-leased to PAHOC. Wyndham's remaining management and franchise contracts, the Wyndham and the ClubHouse proprietary brand names and the Wyndham hotel management company will be transferred to corporate subsidiaries of Patriot (collectively, the "New Non-Controlled Subsidiaries"). Patriot will own a 99% non-voting interest and PAHOC will own the 1% controlling voting interest in each of the New Non-Controlled Subsidiaries. Therefore, the operating results of the New Non-Controlled Subsidiaries will be combined with those of PAHOC for financial reporting purposes. Patriot will account for its investment in the New Non-Controlled Subsidiaries using the equity method of accounting.

  Patriot will also assume Wyndham's existing indebtedness, substantially all of which is expected to be refinanced with funds drawn on the Term Loan and/or the Revolving Credit Facility.

  The Pro Forma Financial Statements have been adjusted for the purchase method of accounting whereby the hotels and related improvements and other assets and liabilities owned by Wyndham are adjusted to estimated fair market value. The fair market value of the assets and liabilities of Wyndham has been determined based upon preliminary estimates and is subject to change as additional information is obtained. Management does not anticipate that the preliminary allocation of purchase costs based upon the estimated fair market value of the assets and liabilities of Wyndham will materially change; however, the allocation of purchase costs are subject to final determination based upon estimates and other evaluations of fair market value as of the close of the transaction. Therefore, the allocation reflected in the following unaudited Pro Forma Financial Statements may differ from the amounts ultimately determined.

  In connection with the execution of the Wyndham Merger Agreement, the Patriot Partnership also entered into agreements with the Crow Family Entities providing for the acquisition by Patriot of 11 full-service Wyndham-brand hotels with 3,072 rooms for approximately $331,664 in cash, plus approximately $14,000 in additional consideration if two hotels meet certain operational targets. However, Patriot currently expects that the purchase of the Milwaukee Hotel will be delayed up to 24 months pending the receipt of certain third party consents. Accordingly, the Pro Forma Financial Statements include only the results of operations of the 10 hotels with 2,851 rooms expected to be acquired subject to the Crow Assets Acquisition which represent approximately $308,633 of the total purchase price. Subsequent to the Crow Assets Acquisition, Patriot will lease the 10 hotels to PAHOC. In addition, in connection with the Crow Assets Acquisition, the leases with the Wyndham Lessee related to the Wyndham Garden Hotel-Midtown and the Wyndham Greenspoint Hotel will be terminated and Patriot will lease these hotel properties to PAHOC.


  In connection with the execution of the Patriot/IHC Merger Agreement, the Patriot Partnership and the Crow Family Entities have agreed in principle that the closing of the Crow Assets Acquisition would be scheduled for December 16, 1997 as to nine of the hotels and that they would waive any conditions to the closing that the Wyndham Merger shall be consummated concurrently with consummation of the Crow Assets Acquisition. The acquisition of the Wyndham Palm Springs hotel is expected to close during the first quarter of 1998. The parties also agreed that in the event that the Wyndham Merger does not close on or before March 31, 1998, other than as a result of (i) a Wyndham Delay or
(ii) the failure of the closing of the nine aformentioned hotels under certain circumstances, the Patriot Partnership will be required to pay additional consideration (the "Additional Consideration") for the purchased hotels to the Crow Family Entities such that the total purchase price equals the Crow Hotel Properties' budgeted net operating income (with appropriate deductions for management fees, trade name fees and F, F & E reserves) for 1998 capitalized at an 8% rate. The Additional Consideration, if payable, will be payable 60% in Paired Shares (with the value thereof equal to the average closing price of a Paired Share over the ten trading days prior to March 31, 1998) (the "Non-Cash Additional Consideration") and 40% in cash, provided that the Crow Family Entities in certain circumstances will have the option of receiving the Non-Cash Additional Consideration in the form of OP Units of the Patriot Partnerships. The Patriot Partnership and entities affiliated with the Crow Family also agreed that the entities affiliated with the Crow Family would receive registration rights with respect to the Paired Shares (or the Paired Shares into which OP Units may be redeemable) received as Non-Cash Additional Consideration based on the terms and conditions of the Registration Rights Agreement relating to the Paired Shares and shares of Patriot Series A Preferred Stock to be received by the certain large Wyndham stockholders pursuant to the Wyndham Merger and the Wyndham Stock Purchase Agreement.

  The Wyndham Merger and the related transactions and the Crow Assets Acquisition are collectively referred to herein as the "Wyndham Transactions." The Wyndham Merger and the transactions related thereto are expected to be consummated on January 5, 1998 and are subject to various conditions, including approval of the Wyndham Merger by the stockholders of Patriot, PAHOC and Wyndham. The Crow Assets Acquisition, as described above, is expected to be consummated on or shortly after December 16, 1997 and is subject to various conditions.

  The following unaudited Pro Forma Condensed Combined Statements of Operations as adjusted for the Wyndham Transactions for the year ended December 31, 1996 and the nine months ended September 30, 1997 assume the Wyndham Merger and the Crow Assets Acquisition had occurred on January 1, 1996. The pro forma information is also presented as if the following Recent Transactions had occurred on January 1, 1996:

    (i) the Cal Jockey Merger and the related transactions have been consummated on terms set forth in the Cal Jockey Merger Agreement;

    (ii) the PaineWebber Land Sale has been consummated, the PaineWebber affiliate has leased that portion of the land upon which the Racecourse is situated to Patriot, and Patriot has subleased this land and the related improvements to PAHOC;

    (iii)  Patriot has leased certain land to Borders, Inc.;

    (iv) PAHOC has completed the Grand Heritage Acquisition and the acquisition of PAH RSI Lessee;

    (v) Patriot has acquired the Recent Acquisitions (excluding the Park Shore Hotel and the Sheraton City Centre);

    (vi) the mortgage notes to affiliates of CHC Lease Partners have been funded;

    (vii) Patriot has replaced the Old Line of Credit with the Revolving Credit Facility and the Term Loan;

    (viii) PAHOC has acquired the Participating Note; and

    (ix)   the Offering of 10,580,000 Paired Shares has been completed.

  The unaudited Pro Forma Condensed Combined Statements of Operations also assume the following additional transactions have occurred at the beginning of the periods presented:

    (i) Patriot has acquired the CHC Hotels and leased such hotels to PAHOC;

    (ii) PAHOC has completed the GAH Acquisition; and

    (iii) the CHCI Merger has been consummated on terms set forth in the CHCI Merger Agreement.

  In addition, the pro forma results of operations for the year ended December 31, 1996 assume the 24 hotels acquired during 1996 and the private placement of equity securities and the public offering of common stock completed by Old Patriot during 1996 had occurred as of January 1, 1996.

  In management's opinion, all material adjustments necessary to reflect the effects of these transactions have been made.

  The Pro Forma Condensed Combined Statements of Operations are derived from
(i) the Patriot and PAHOC Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 1996 and the nine months ended September 30, 1997; (ii) the Consolidated Statements of Income of Wyndham filed with Wyndham's Annual Report on Form 10-K for the year ended December 31, 1996 and the Quarterly Report on Form 10-Q for the nine months ended September 30, 1997; and (iii) the Combined Crow Family Hotel Partnerships financial statements for the year ended December 31, 1996 and the nine months ended September 30, 1997, all of which are incorporated by reference in this Proxy Statement/Prospectus. During 1996, one of the hotels to be acquired in the Crow Assets Acquisition (the La Guardia Airport Hotel) was closed for renovation. As a result the hotel reported no historical results of operations for 1996 and therefore is not included in the following unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 1996 and the nine months ended September 30, 1997. The following pro forma financial information is also based in part upon:

    (i) the Separate and Combined Statements of Income of Cal Jockey and Bay Meadows filed with the Cal Jockey and Bay Meadows Joint Annual Report on Form 10-K for the year ended December 31, 1996;

    (ii) the Consolidated Statements of Operations of Old Patriot filed with the Old Patriot Annual Report on Form 10-K for the year ended December 31, 1996;

    (iii) the Separate and Combined Statements of Operations of Patriot and PAHOC filed with the Patriot Companies' Joint Quarterly Report on Form 10-Q for the nine months ended September 30, 1997;

    (iv) the historical financial statements of certain hotels acquired by Old Patriot filed in Old Patriot's Current Reports on Form 8-K dated April 2, 1996, as amended, December 5, 1996 and January 16, 1997, as amended;

    (v) the historical financial statements of certain hotels and businesses acquired by the Patriot Companies filed in the Patriot Companies' Joint Current Reports on Form 8-K dated September 17, 1997, September 30, 1997, as amended, and December 10, 1997; and

    (vi) the Pro Forma Condensed Combined Statements of Operations of the Combined Lessees which are located elsewhere in this Proxy
  Statement/Prospectus.

  The following unaudited Pro Forma Condensed Combined Statements of Operations are not necessarily indicative of what the actual results of operations of Patriot and PAHOC as adjusted for the Wyndham Transactions would have been assuming such transactions had been completed as of January 1, 1996, nor do they purport to represent the results of operations for future periods. Further, the unaudited Pro Forma Condensed Combined Statement of Operations for the interim period ended September 30, 1997 is not necessarily indicative of the results of operations for the full year.

                               PATRIOT AND PAHOC

                     ADJUSTED FOR THE WYNDHAM TRANSACTIONS

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                             PATRIOT      PAHOC
                           AND WYNDHAM AND WYNDHAM                 PRO FORMA
                            PRO FORMA   PRO FORMA  ELIMINATIONS      TOTAL
                           ----------- ----------- ------------    ----------
                              (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
Revenue:
 Participating lease
  revenue................   $279,948    $     --    $(247,218)(A)  $   32,730
 Hotel revenue...........        --       876,663         --          876,663
 Racecourse facility
  revenue, hotel and land
  lease revenue..........     17,714       51,946     (17,380)(B)      52,280
 Management fee, service
  fee and reimbursement
  income.................        --        49,225         --           49,225
 Interest and other
  income.................      2,797       12,262      (5,916)(C)       9,143
                            --------    ---------   ---------      ----------
 Total revenue...........    300,459      990,096    (270,514)      1,020,041
                            --------    ---------   ---------      ----------
Expenses:
 Departmental costs--
  hotel operations.......        --       368,568         --          368,568
 Racecourse facility
  operations.............        --        46,351      (5,611)(B)      40,740
 Direct operating costs
  of management company,
  service department,
  development and
  reimbursement
  expenses...............        --        43,809         --           43,809
 General and
  administrative.........      7,097      103,877         (34)(C)     110,940
 Ground lease and hotel
  lease expense..........     16,824       12,502     (11,769)(B)      17,557
 Repair and maintenance..        --        41,991         --           41,991
 Utilities...............        --        36,834         --           36,834
 Interest expense........    124,637        1,393      (5,882)(C)     120,148
 Real estate and personal
  property taxes and
  casualty insurance.....     34,542          847         --           35,389
 Marketing...............        --        70,577         --           70,577
 Management fees.........        --         9,469         --            9,469
 Depreciation and
  amortization...........     93,775       29,425         --          123,200
 Participating lease
  payments...............        --       247,218    (247,218)(A)         --
                            --------    ---------   ---------      ----------
 Total expenses..........    276,875    1,012,861    (270,514)      1,019,222
                            --------    ---------   ---------      ----------
Income (loss) before
 equity in earnings of
 unconsolidated
 subsidiaries, income tax
 provision and minority
 interests...............     23,584      (22,765)        --              819
 Equity in earnings of
  unconsolidated
  subsidiaries...........      2,877          --        5,045 (D)       7,922
                            --------    ---------   ---------      ----------
Income (loss) before
 income tax provision and
 minority interests......     26,461      (22,765)      5,045           8,741
 Income tax (provision)
  benefit................       (345)       7,532         --            7,187
                            --------    ---------   ---------      ----------
Income (loss) before
 minority interests......     26,116      (15,233)      5,045          15,928
 Minority interests in
  the Patriot
  Partnerships...........     (2,549)       1,141         --           (1,408)
 Minority interest in
  consolidated
  subsidiaries ..........     (1,832)       5,045      (5,045)(D)      (1,832)
                            --------    ---------   ---------      ----------
Net income (loss)
 applicable to common
 stockholders............   $ 21,735    $  (9,047)  $     --       $   12,688 (E)
                            ========    =========   =========      ==========
Net income (loss) per
 common Paired Share(F)..   $   0.21    $   (0.09)                 $     0.12 (E)
                            ========    =========                  ==========

--------

(A) Represents elimination of participating lease revenue and expense related to the 61 hotel properties leased by Patriot to PAHOC (excluding the Sheraton City Centre and including the two hotels leased by Crow Hotel Lessee, Inc.).
(B) Represents elimination of rental income and expense related to the Racecourse facility, land leased and the hotels sub-leased by Patriot to PAHOC.
(C) The pro forma adjustments represent the elimination of $1,170 of interest income and expense related to a note receivable issued to Old Patriot in connection with the sale of certain assets to PAH RSI Lessee, which assets are assumed to be acquired by PAHOC, the elimination of $4,712 of interest income and expense related to the Subscription Notes issued to PAHOC in connection with the subscription for shares of PAHOC Common Stock and PAHOC Partnership OP Units issued in connection with the Cal Jockey Merger and the elimination of $34 of other intercompany income and expense items.
(D) Represents the elimination of equity in losses of the New Non-Controlled Subsidiaries.

(E) The pro forma balances assume Wyndham stockholders elect to receive cash for their shares of Wyndham Common Stock up to the maximum funds available of $100,000 and the remaining outstanding shares of Wyndham Common Stock are exchanged for Paired Shares. Set forth below is a summary comparison of the net impact to pro forma net income applicable to common stockholders and net income per Paired Share (i) assuming approximately 2,336 shares of Wyndham Common Stock are purchased for cash ("Cash Option"), based on total funds available of $100,000 and Cash Consideration of $42.80 per share of Wyndham Common Stock; (ii) assuming no Wyndham stockholders elect to receive cash ("All Stock"); and (iii) assuming an average interest rate of 7.333% per annum on the incremental borrowings related to the Revolving Credit Facility and the Term Loan (representing LIBOR plus 1.85%) on outstanding debt obligations of approximately $1,472,911 for Cash Option and $1,372,911 for All Stock.

                                                                CASH      ALL
                                                               OPTION    STOCK
                                                               -------  -------
     Decrease in interest expense as a result of reduced
      borrowings.............................................  $   --   $(7,333)
                                                               =======  =======
     Income before income tax benefit and minority interests
      in the Patriot Partnerships (after minority interest in
      consolidated subsidiaries and other partnerships)......  $ 6,909  $14,242
     Income tax benefit......................................    7,187    7,187
     Minority interests in the Patriot Partnerships..........   (1,408)  (2,114)
                                                               -------  -------
     Net income applicable to common shareholders............  $12,688  $19,315
                                                               =======  =======
     Net income per common Paired Share......................  $  0.12  $  0.18
                                                               =======  =======
     Estimated minority interest percentage in the Patriot
      Partnerships subsequent to the Wyndham Transactions:
       Patriot Partnership...................................     10.5%    10.2%
                                                               =======  =======
       PAHOC Partnership.....................................     11.2%    10.9%
                                                               =======  =======
     Weighted average number of common Paired Shares and
      common Paired Share equivalents outstanding............  102,543  105,758
                                                               =======  =======

  Pursuant to the April Merger Agreement, if the Patriot/Wyndham Average Closing Price of the Paired Shares is less than $21.86, the Wyndham Exchange Ratio would be subject to adjustment. Pursuant to the Wyndham Second Amendment, if the effective time of the Wyndham Merger occurs after December 31, 1997, other than as a result of a Wyndham Delay, and the Patriot/Wyndham Average Closing Price is less than $27.50, the Wyndham Exchange Ratio would be subject to adjustment. As of December 9, 1997, the average closing price of a Paired Share as reported on the NYSE over the previous 20 trading days was $30.71. Management of the Patriot Companies does not anticipate that the Patriot/Wyndham Average Closing Price, as calculated at the effective time of the Wyndham Merger (assuming a closing on January 5, 1998), will result in an adjustment to the Wyndham Exchange Ratio.

  Additionally, the following table presents the net impact to pro forma net income applicable to common shareholders and net income per common Paired Share assuming the interest rate increases by 0.25%.

                                                                CASH      ALL
                                                               OPTION    STOCK
                                                               -------  -------
     Decrease in interest expense as a result of reduced
      borrowings ............................................  $   --   $(7,583)
                                                               =======  =======
     Income before income tax benefit and minority interests
      in the Patriot Partnerships (after minority interest in
      consolidated subsidiaries and other partnerships)......   $2,635  $10,218
     Income tax benefit......................................    7,187    7,187
     Minority interests in the Patriot Partnerships..........     (960)  (1,703)
                                                               -------  -------
     Net income applicable to common stockholders............  $ 8,862  $15,702
                                                               =======  =======
     Net income per common Paired Share......................  $  0.09  $  0.15
                                                               =======  =======
     Estimated minority interest percentage in the Patriot
      Partnerships subsequent to the Wyndham Transactions:
       Patriot Partnership...................................     10.5%    10.2%
                                                               =======  =======
       PAHOC Partnership.....................................     11.2%    10.9%
                                                               =======  =======
     Weighted average number of common Paired Shares and
      common Paired Share equivalents outstanding............  102,543  105,758
                                                               =======  =======

    The Patriot Companies are negotiating with PaineWebber Real Estate and Chase to increase the amount available under the Revolving Credit Facility to $900,000 and to arrange for a new Term Loan commitment for an unsecured Term Loan of $350,000. The Revolving Credit Facility and the Term Loan will be used to finance the Wyndham Transactions. Deferred loan costs of approximately $6,737 related to the financing associated with the Wyndham Transactions have been reflected in the pro forma financial information.

(F) Pro forma earnings per share is computed based on 102,543 weighted average common Paired Shares and common Paired Share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of shares of PAHOC Preferred Stock into Paired Shares.

    In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the year ended December 31, 1996 would be $0.13 per Paired Share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.

                               PATRIOT AND PAHOC

                     ADJUSTED FOR THE WYNDHAM TRANSACTIONS

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

               FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                  (UNAUDITED)

                              PATRIOT      PAHOC
                            AND WYNDHAM AND WYNDHAM                 PRO FORMA
                             PRO FORMA   PRO FORMA  ELIMINATIONS      TOTAL
                            ----------- ----------- ------------    ----------
                             (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
Revenue:
 Participating lease
  revenue.................   $229,977    $    --     $(202,610)(A)   $ 27,367
 Hotel revenue............        --      720,754          --         720,754
 Racecourse facility
  revenue, hotel and land
  lease revenue...........     19,759      33,399      (19,501)(B)     33,657
 Management fee, service
  fee and reimbursement
  income..................        --       45,549          --          45,549
 Interest and other
  income..................      4,043       8,507       (2,306)(C)     10,244
                             --------    --------    ---------       --------
 Total revenue............    253,779     808,209     (224,417)       837,571
                             --------    --------    ---------       --------
Expenses:
 Departmental costs--hotel
  operations..............        --      282,402          --         282,402
 Racecourse facility
  operations..............        --       30,114       (3,246)(B)     26,868
 Direct operating costs of
  management company,
  service department,
  development and
  reimbursement expenses..        --       40,331          --          40,331
 General and
  administrative..........      7,137      81,670          (24)(C)     88,783
 Ground lease and hotel
  lease expense...........     20,017      16,778      (16,255)(B)     20,540
 Repair and maintenance...        --       34,512          --          34,512
 Utilities................        --       29,841          --          29,841
 Interest expense.........     94,414         936       (2,282)(C)     93,068
 Real estate and personal
  property taxes and
  casualty insurance......     27,066         290          --          27,356
 Marketing................        --       59,095          --          59,095
 Management fees..........        --        9,657          --           9,657
 Depreciation and
  amortization............     70,854      20,705          --          91,559
 Participating lease
  payments................        --      202,610     (202,610)(A)        --
                             --------    --------    ---------       --------
 Total expenses...........    219,488     808,941     (224,417)       804,012
                             --------    --------    ---------       --------
Income before equity in
 earnings of
 unconsolidated
 subsidiaries, income tax
 provision and minority
 interests................     34,291        (732)         --          33,559
 Equity in earnings of
  unconsolidated
  subsidiaries............      6,027         --        (1,419)(D)      4,608
                             --------    --------    ---------       --------
Income before income tax
 provision and minority
 interests................     40,318        (732)      (1,419)        38,167
 Income tax provision
  benefit.................       (256)     (3,477)         --          (3,733)
                             --------    --------    ---------       --------
Income before minority
 interests................     40,062      (4,209)      (1,419)        34,434
 Minority interests in the
  Patriot Partnerships....     (4,010)        630          --          (3,380)
 Minority interest in
  consolidated
  subsidiaries............     (1,869)     (1,419)       1,419 (D)     (1,869)
                             --------    --------    ---------       --------
Net income applicable to
 common stockholders......   $ 34,183    $ (4,998)   $     --        $ 29,185 (E)
                             ========    ========    =========       ========
Net income per common
 Paired Share(F)..........   $   0.33    $  (0.05)                   $   0.28 (E)
                             ========    ========                    ========

--------

(A) Represents elimination of participating lease revenue and expense related to the 61 hotel properties leased by Patriot to PAHOC (excluding the Sheraton City Centre and including the two hotels leased by Crow Hotel Lessee, Inc.).
(B) Represents elimination of rental income and expense related to the Racecourse facility, land leased and the hotels sub-leased by Patriot to PAHOC.

(C) Represents primarily the elimination of $832 of interest income and expense related to a note receivable issued to Old Patriot in connection with the sale of certain assets to PAH RSI Lessee, which assets are assumed to be acquired by PAHOC, the elimination of $1,450 of interest income and expense related to the Subscription Notes issued to PAHOC in connection with the subscription for shares of PAHOC Common Stock and PAHOC Partnership OP Units issued in connection with the Cal Jockey Merger, and the elimination of $24 of other intercompany income and expense items.
(D) Represents the elimination of equity in income of the New Non-Controlled Subsidiaries.

(E) The pro forma balances assume Wyndham stockholders elect to receive cash for their shares of Wyndham Common Stock up to the maximum funds available of $100,000 and the remaining outstanding shares of Wyndham Common Stock are exchanged for Paired Shares. Set forth below is a summary comparison of the net impact to pro forma net income applicable to common stockholders and net income per Paired Share (i) assuming approximately 2,336 shares of Wyndham Common Stock are purchased pursuant to the Cash Option (based on total funds available of $100,000 and Cash Consideration of $42.80 per share of Wyndham Common Stock); (ii) assuming Wyndham stockholders elect to receive All Stock; and (iii) assuming an average interest rate of 7.453% per annum on the incremental borrowings related to the Revolving Credit Facility and the Term Loan (representing LIBOR plus 1.85%) on outstanding debt obligations of approximately $1,472,911 for Cash Option and $1,372,911 for All Stock.

                                                               CASH      ALL
                                                              OPTION    STOCK
                                                              -------  -------
     Decrease in interest expense as a result of reduced
      borrowings to fund the purchase of Wyndham Common
      Stock.................................................. $   --   $(5,590)
                                                              =======  =======
     Income before income tax provision and minority
      interests in the Patriot Partnerships (after minority
      interest in consolidated subsidiaries and other
      partnerships).......................................... $36,298  $41,888
     Income tax provision....................................  (3,733)  (3,733)
     Minority interests in the Patriot Partnerships..........  (3,380)  (3,853)
                                                              -------  -------
     Net income applicable to common shareholders............ $29,185  $34,302
                                                              =======  =======
     Net income per common Paired Share...................... $  0.28  $  0.32
                                                              =======  =======
     Estimated minority interest percentage in the Patriot
      Partnerships subsequent to the Wyndham Transactions:
       Patriot Partnership...................................    10.5%    10.2%
                                                              =======  =======
       PAHOC Partnership.....................................    11.2%    10.9%
                                                              =======  =======
     Weighted average number of common Paired Shares and
      common Paired Share equivalents outstanding............ 103,117  106,332
                                                              =======  =======

    Pursuant to the Wyndham Merger Agreement, if the Patriot/Wyndham Average Closing Price of the Paired Shares is less than $21.86, the Wyndham Exchange Ratio would be subject to adjustment. Pursuant to the Wyndham Second Amendment, if the effective time of the Wyndham Merger occurs after December 31, 1997, other than as a result of a Wyndham Delay, and the Patriot/Wyndham Average Closing Price is less than $27.50, the Wyndham Exchange Ratio would be subject to adjustment. As of December 9, 1997, the average closing price of a Paired Share as reported on the NYSE over the previous 20 trading days was $30.71. Management of the Patriot Companies does not anticipate that the Patriot/Wyndham Average Closing Price, as calculated at the effective time of the Wyndham Merger (assuming a closing on January 5, 1998), will result in an adjustment to the Wyndham Exchange Ratio.

    Additionally, the following table presents the net impact to pro forma net income applicable to common stockholders and net income per common Paired Share assuming the interest rate increases by 0.25%.

                                                               CASH      ALL
                                                              OPTION    STOCK
                                                              -------  -------
     Decrease in interest expense as a result of reduced
      borrowings ............................................ $   --   $(5,777)
                                                              =======  =======
     Income before income tax provision and minority
      interests in the Patriot Partnerships (after minority
      interest in consolidated subsidiaries and other
      partnerships).......................................... $33,391  $39,168
     Income tax provision....................................  (3,733)  (3,733)
     Minority interests in the Patriot Partnerships..........  (3,075)  (3,576)
                                                              -------  -------
     Net income applicable to common shareholders............ $26,583  $31,859
                                                              =======  =======
     Net income per common Paired Share...................... $  0.26  $  0.30
                                                              =======  =======
     Estimated minority interest percentage in the Patriot
      Partnerships subsequent to the Wyndham Transactions:
       Patriot Partnership...................................    10.5%    10.2%
                                                              =======  =======
       PAHOC.................................................    11.2%    10.9%
                                                              =======  =======
     Weighted average number of common Paired Shares and
      common Paired Share equivalents outstanding............ 103,117  106,332
                                                              =======  =======

    The Patriot Companies are negotiating with PaineWebber Real Estate and Chase to increase the amount available under the Revolving Credit Facility to $900,000 and to arrange for a new Term Loan commitment for an unsecured Term Loan of $350,000. The Revolving Credit Facility and the Term Loan will be used to finance the Wyndham Transactions. Deferred loan costs of approximately $6,737 related to the financing associated with the Wyndham Transactions have been reflected in the pro forma financial information.

(F) Pro forma earnings per share is computed based on 103,117 weighted average common Paired Shares and common Paired Share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of shares of PAHOC Preferred Stock into Paired Shares.

    In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the nine months ended September 30, 1997 would be $0.30 per Paired Share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.

                            PATRIOT AND PAHOC

                  ADJUSTED FOR THE WYNDHAM TRANSACTIONS

                PRO FORMA CONDENSED COMBINED BALANCE SHEET

  The following unaudited Pro Forma Condensed Combined Balance Sheet is presented as if the Wyndham Transactions had occurred as of September 30, 1997 and is based on the applicable terms of the Wyndham Merger Agreement in effect assuming the effective time of the Wyndham Merger is January 5, 1998, and that ten hotels are purchased in the Crow Assets Acquisition under the terms in effect if the closing of the Crow Assets Acquisition occurs on or before December 16, 1997. The Pro Forma Condensed Combined Balance Sheet is derived from the Patriot and PAHOC Pro Forma Condensed Combined Balance Sheet as of September 30, 1997 included elsewhere in this Proxy Statement/Prospectus, which is presented as if the following transactions have occurred as of September 30, 1997:

    (i) Patriot acquired the three CHC Hotels and The Buttes (which were acquired subsequent to September 30, 1997) and has acquired the remaining approximate 50% interest in the Omni Inner Harbor Hotel and leased such hotels to PAHOC;

    (ii)  PAHOC acquired the members' interests in PAH RSI Lessee;

    (iii) PAHOC completed the GAH Acquisition; and

    (iv) the CHCI Merger was consummated on terms set forth in the CHCI Merger Agreement.

  Such pro forma information is based in part upon Wyndham's Consolidated Balance Sheet as of September 30, 1997 and Patriot's and PAHOC's Combined Balance Sheet as of September 30, 1997 and should be read in conjunction with the financial statements filed with Wyndham's and the Patriot Companies' respective Quarterly Reports on Form 10-Q for the nine months ended September 30, 1997 incorporated by reference herein. In management's opinion, all material adjustments necessary to reflect the effect of these transactions have been made.

  The accompanying Pro Forma Condensed Combined Balance Sheet reflects adjustments to record the net assets of the Wyndham Transactions at their estimated fair market values and the elimination of Wyndham's historical shareholders' equity. The fair market values of the assets and liabilities of Wyndham have been determined based upon preliminary estimates and are subject to change as additional information is obtained. Management does not anticipate that the preliminary allocation of purchase costs based upon the estimated fair market values of the assets and liabilities of Wyndham will materially change; however, the allocations of purchase costs are subject to final determination based upon estimates and other evaluations of fair market value as of the close of the transaction. Therefore, the allocations reflected in the following unaudited Pro Forma Condensed Combined Balance Sheet may differ from the amounts ultimately determined. The following unaudited Pro Forma Condensed Combined Balance Sheet is not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of September 30, 1997, nor does it purport to represent the future financial position of Patriot and PAHOC as adjusted for the Wyndham Transactions.

                             PATRIOT AND PAHOC

                   ADJUSTED FOR THE WYNDHAM TRANSACTIONS

                PRO FORMA CONDENSED COMBINED BALANCE SHEET

                         AS OF SEPTEMBER 30, 1997

                                (UNAUDITED)

                 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                           PATRIOT
                             AND          CROW
                            PAHOC        ASSETS
                          PRO FORMA   ACQUISITION    WYNDHAM                     PRO FORMA
                           TOTAL(A)   PRO FORMA(B) PRO FORMA(C)   ADJUSTMENTS      TOTAL
                          ----------  ------------ ------------   -----------    ----------
         ASSETS
Net investment in real
 estate and related
 improvements...........  $1,657,283    $320,357     $290,391      $165,494 (D)  $2,433,525
Mortgage notes and other
 receivables from
 unconsolidated
 subsidiaries...........      74,053         --           --            --           74,053
Notes and other
 receivables from
 affiliates.............         --          --        24,800           --           24,800
Notes receivable........      15,913         --         1,931           --           17,844
Investment in
 unconsolidated
 subsidiaries...........      12,061         --         4,092           --           16,153
Cash and cash
 equivalents............      21,515         --        14,819           --           36,334
Restricted cash.........      38,196         --           936           --           39,132
Accounts receivable,
 net....................      38,540         --        15,682           --           54,222
Goodwill................     128,108         --        20,857       311,584 (E)     460,549
Deferred expenses, net..      16,626         --         8,019            18 (F)      24,663
Deferred acquisition
 costs..................      39,970         --           --            --           39,970
Management contract
 costs..................      45,364         --        11,419        53,463 (G)     110,246
Trade name and franchise
 costs..................       7,500         --           --         85,550 (H)      93,050
Prepaid expenses and
 other assets...........      11,323         --        41,006           --           52,329
Deferred income taxes...         700         --        16,347       (15,551)(I)       1,496
                          ----------    --------     --------      --------      ----------
 Total assets...........  $2,107,152    $320,357     $450,299      $600,558      $3,478,366
                          ==========    ========     ========      ========      ==========
 LIABILITIES AND STOCK-
     HOLDERS' EQUITY
Borrowings under a line
 of credit and mortgage
 notes..................  $  789,930    $320,357     $228,986      $133,638 (J)  $1,472,911
Accounts payable and
 accrued expenses.......      50,377         --        45,756           --           96,133
Dividends and
 distributions payable..      21,727         --           --            --           21,727
Sales taxes payable.....       2,968         --           --            --            2,968
Deferred income tax
 liability..............       4,846         --        20,970        50,609 (I)      76,425
Deposits................       2,037         --         1,996           --            4,033
Deferred gain...........         --          --        11,511       (11,511)(I)         --
Due to unconsolidated
 subsidiaries...........       5,904         --           --            --            5,904
Minority interests in
 the Patriot
 Partnerships...........     264,862         --           --            --          264,862
Minority interest in
 consolidated
 subsidiaries...........      29,284         --         2,828           --           32,112
Stockholders' equity:
 Preferred stock........          44         --           --            --               44
 Common stock...........       1,377         --           216           313 (K)       1,906
 Paid-in capital........   1,049,267         --       133,137       466,650 (L)   1,649,054
 Unearned stock compen-
  sation, net...........     (15,075)        --           --                        (15,075)
 Notes receivable from
  stockholders..........         --          --       (17,138)(M)       --          (17,138)
 Receivable from affili-
  ates..................         --          --        (1,229)(N)       --           (1,229)
 Unrealized gain on se-
  curities available for
  sale..................         --          --           790          (790)(L)         --
 Unrealized foreign ex-
  change loss...........         --          --          (192)          192 (L)         --
 Retained earnings......    (100,396)        --        22,668       (38,543)(L)    (116,271)
                          ----------    --------     --------      --------      ----------
 Total stockholders' eq-
  uity..................     935,217         --       138,252       427,822       1,501,291
                          ----------    --------     --------      --------      ----------
 Total liabilities and
  stockholders' equity..  $2,107,152    $320,357     $450,299      $600,558      $3,478,366
                          ==========    ========     ========      ========      ==========

See notes on following page.

PATRIOT AND PAHOC, ADJUSTED FOR THE WYNDHAM TRANSACTIONS NOTES TO PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF SEPTEMBER 30, 1997 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS):

(A) Represents the Pro Forma Condensed Combined Balance Sheet of Patriot and PAHOC as of September 30, 1997, which reflects the Cal Jockey Merger and the transactions related thereto.

(B) Represents adjustments to Patriot's and PAHOC's pro forma financial position assuming consummation of the Crow Assets Acquisition had occurred at September 30, 1997.

(C) Represents Wyndham's pro forma financial position as of September 30, 1997.

(D) Represents adjustment for the purchase method of accounting whereby the investments in hotel properties owned by Wyndham are adjusted to record the assets at their estimated fair market values.

(E) Represents the purchase consideration in excess of fair market value of the net assets of Wyndham.

(F) Represents the additional loan fees to be incurred in conjunction with the financing for the Wyndham Transactions, net of Wyndham's historical deferred loan fees.

(G) Represents adjustment for the purchase method of accounting whereby the management contracts held by Wyndham (including the management contracts acquired in the ClubHouse acquisition) are adjusted to their estimated fair market values. Wyndham holds management contracts with certain of its affiliates and with unrelated third parties for 44 hotels. The contracts have an average remaining life of approximately 14 years and provide for payment of management fees including a base fee plus certain incentive fees based on specified criteria as defined in the respective management agreements.

(H) Represents the estimated fair market value of the Wyndham and ClubHouse tradenames and other franchise related assets.

(I) Pursuant to the Wyndham Merger, deferred income taxes, the deferred income tax liability and the deferred gain which resulted from the sale and lease-back of the hotel properties leased by GHALP, Inc., an affiliate of Wyndham, have been adjusted to reflect the effects of the Wyndham Merger.

(J) Represents financing of $6,737 of additional loan fees related to the financing of the Wyndham Transactions, estimated mortgage prepayment penalties of $15,875, acquisition-related costs of $11,026 incurred in connection with the Wyndham Transactions, and $100,000 of cash paid for shares of Wyndham Common Stock.

(K) Represents an adjustment to record the exchange of Wyndham Common Stock for Paired Shares. Pursuant to the Wyndham Merger Agreement, Wyndham stockholders may elect to receive for each share of Wyndham Common Stock held by them either (i) cash for shares, up to a maximum of $100,000 of total funds available or (ii) 1.372 shares of Patriot Common Stock and
    1.372 shares of PAHOC Common Stock. As of September 30, 1997, 21,618 shares of Wyndham Common Stock were outstanding. The pro forma balances assume approximately 2,336 shares of Wyndham Common Stock are purchased for cash pursuant to the Cash Option (based on total funds available of $100,000 and Cash Consideration of $42.80 per share of Wyndham Common Stock). The remaining 19,282 shares of Wyndham Common Stock were assumed to be exchanged for approximately 26,455 Paired Shares, resulting in an adjustment to increase common stock.

(L) Represents adjustments to stockholders' equity to eliminate Wyndham's pro forma equity accounts totaling $156,619 and record equity based on the number of Paired Shares issued in the Wyndham Merger. The pro forma balances assume Wyndham stockholders elect to receive cash for their shares of Wyndham Common Stock up to the maximum funds available of $100,000. As a result, approximately 2,336 shares of Wyndham Common Stock were assumed to be purchased for cash (based on total funds available of $100,000 and Cash Consideration of $42.80 per share of Wyndham Common Stock). The total purchase consideration for the Wyndham Merger is approximately $688,413 (based upon 19,282 shares of Wyndham Common Stock assumed to be exchanged for approximately 26,455 Paired Shares and an estimated market price per Paired Share of $22.25 (which is based upon the closing price on April 11, 1997, the business day prior to the date of the execution of the Wyndham Merger Agreement, of Old Patriot Common Stock) and $100,000 of cash consideration).

    Set forth below is a summary comparison of the net impact to pro forma borrowings and stockholders' equity (i) assuming approximately 2,336 shares of Wyndham Common Stock are purchased pursuant to the Cash Option (the basis used for pro forma balance sheet presentation purposes), and (ii) assuming Wyndham stockholders elect to receive All Stock.

                                                          CASH OPTION ALL STOCK
                                                          ----------- ---------
   Number of shares of Wyndham Common Stock purchased
    for cash............................................      2,336        --
                                                           ========   ========
   Cash paid for shares of Wyndham Common Stock (assumed
    to be financed through the Revolving Credit Facility
    or the Term Loan)...................................   $100,000   $    --
   Number of Paired Shares issued pursuant to the
    Wyndham Merger......................................     26,455     29,660
                                                           ========   ========
   Purchase consideration for shares....................   $588,413   $659,942
   Adjustment to common stock for Paired Shares issued..       (529)      (593)
   Outstanding options to purchase common stock assumed
    in the Wyndham Merger...............................     11,903     11,903
   Book value of Wyndham paid-in capital................   (133,137)  (133,137)
                                                           --------   --------
   Adjustment to paid-in capital........................    466,650    538,115
                                                           --------   --------
   Mortgage prepayment penalties incurred from
    refinancing of Wyndham debt.........................    (15,875)   (15,875)
   Elimination of historical retained earnings..........    (22,668)   (22,668)
                                                           --------   --------
   Adjustment to retained earnings......................    (38,543)   (38,543)
   Adjustment to common stock...........................        313        377
   Unrealized gain on securities available for sale.....       (790)      (790)
   Unrealized foreign exchange loss.....................        192        192
                                                           --------   --------
    Adjustment to stockholders' equity..................   $427,822   $499,351
                                                           ========   ========

    Pursuant to the April Merger Agreement, if the Patriot/Wyndham Average Closing Price of the Paired Shares is less than $21.86, the Wyndham Exchange Ratio would be subject to adjustment. Pursuant to the Wyndham Second Amendment, if the effective time of the Wyndham Merger occurs after December 31, 1997, other than as a result of a Wyndham Delay, and the Patriot/Wyndham Average Closing Price is less than $27.50, the Wyndham Exchange Ratio would be subject to adjustment. As of December 9, 1997, the average closing price of a Paired Share as reported on the NYSE over the previous 20 trading days was $30.71. Management of the Patriot Companies does not anticipate that the Patriot/Wyndham Average Closing Price, as calculated at the effective time of the Wyndham Merger (assuming a closing on January 5, 1998), will result in an adjustment to the Wyndham Exchange Ratio.

    In connection with the Wyndham Merger, options to purchase approximately 1,017 shares of Wyndham Common Stock which were issued by Wyndham to certain officers and employees of Wyndham will be converted to options to purchase 1,395 Paired Shares. Such options to purchase Paired Shares will vest immediately upon consummation of the Wyndham Merger and become exercisable in full. The stated exercise prices will be adjusted to reflect the Wyndham Exchange Ratio. The excess of the estimated value of a Paired Share on the date the Wyndham Merger is consummated (based upon the closing price on April 11, 1997, the business day prior to the date of execution of the April Merger Agreement, of Old Patriot Common Stock on the NYSE of $22.25 and the Wyndham Exchange Ratio) over the stated exercise price of the options (as adjusted for the Wyndham Exchange Ratio) is reflected as additional purchase consideration for the Wyndham Merger.

(M) Represents stockholder notes purchased by Wyndham in conjunction with its initial public offering. In connection with the Wyndham Merger, Patriot will acquire these notes at their historical cost, which approximates their estimated fair value.

(N) Represents deferred management fees owed by an affiliate of Wyndham that are deferred until certain operating criteria, as defined per the management and loan agreement, are met. Such deferred management fees will be acquired by Patriot at their stated historical cost, which approximates their estimated fair value, as a result of the Wyndham Merger.

                                    PATRIOT

                     ADJUSTED FOR THE WYNDHAM TRANSACTIONS

           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                                         CROW
                           PATRIOT      ASSETS        WYNDHAM
                          PRO FORMA  ACQUISITION       MERGER                      PRO FORMA
                          TOTAL(A)   PRO FORMA(B)   PRO FORMA(C)    ADJUSTMENTS      TOTAL
                          ---------  ------------   ------------    -----------    ---------
                                (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
Revenue:
 Participating lease
  revenue...............  $213,868     $34,235       $  31,845       $    --       $279,948
 Racecourse facility,
  hotel and land lease
  revenue...............     5,945         --            9,404          2,365 (D)    17,714
 Interest and other
  income................     2,297         --              500            --          2,797
                          --------     -------       ---------       --------      --------
 Total revenue..........   222,110      34,235          41,749          2,365       300,459
                          --------     -------       ---------       --------      --------
Expenses:
 Ground lease and hotel
  lease expense.........     5,693       1,325           9,806            --         16,824
 General and
  administrative........     6,797         100 (E)         200 (E)        --          7,097
 Interest expense.......    64,518      23,492 (F)      18,342 (F)     18,285 (F)   124,637
 Real estate and
  personal property
  taxes and casualty
  insurance.............    22,488       3,783           8,271            --         34,542
 Depreciation and
  amortization..........    62,723      12,033 (G)      19,019 (G)        --         93,775
                          --------     -------       ---------       --------      --------
 Total expenses.........   162,219      40,733          55,638         18,285       276,875
                          --------     -------       ---------       --------      --------
Income (loss) before
 equity in earnings of
 unconsolidated
 subsidiaries, income
 tax provision and
 minority interests.....    59,891      (6,498)        (13,889)       (15,920)       23,584
 Equity in earnings
  (losses) of
  unconsolidated
  subsidiaries..........     7,559         --              363         (5,045)(H)     2,877
                          --------     -------       ---------       --------      --------
Income (loss) before
 income tax provision
 and minority
 interests..............    67,450      (6,498)        (13,526)       (20,965)       26,461
 Income tax provision...      (170)        --              --            (175)(I)      (345)
                          --------     -------       ---------       --------      --------
Income (loss) before mi-
 nority interests.......    67,280      (6,498)        (13,526)       (21,140)       26,116
 Minority interest in
  the Patriot Partner-
  ship..................    (9,032)        682           1,420          4,381 (J)    (2,549)
 Minority interest in
  consolidated subsidi-
  aries.................    (1,832)        --              --             --         (1,832)
                          --------     -------       ---------       --------      --------
Net income (loss)
 applicable to common
 stockholders ..........  $ 56,416     $(5,816)      $ (12,106)      $(16,759)     $ 21,735 (K)
                          ========     =======       =========       ========      ========
Net income per common
 share(L)...............  $   0.75                                                 $   0.21 (K)
                          ========                                                 ========

--------

(A) Represents the pro forma results of operations of Patriot for the year ended December 31, 1996 assuming the following transactions had occurred at the beginning of the period presented: (i) the Cal Jockey Merger and the transactions related thereto; (ii) the PaineWebber Land Sale was consummated, the PaineWebber affiliate leased that portion of the land upon which the Racecourse is situated to Patriot and Patriot subleased this land and the related improvements to PAHOC; (iii) Patriot leased certain land to Borders, Inc.; (iv) Patriot acquired the Recent Acquisitions (excluding the Park Shore Hotel and the Sheraton City Centre) and the CHC Hotels; (v) the mortgage notes to affiliates of CHC Lease Partners have been funded; (vi) Patriot replaced the Old Line of Credit with the Revolving Credit Facility and the Term Loan; (vii) Patriot acquired the Participating Note; (viii) the Offering of 10,580 Paired Shares was completed; and (ix) Patriot acquired eight leases from CHC Lease Partners and re-leased such hotels to PAHOC. In addition, the pro forma results of operations assume the 24 hotels acquired during 1996 and the private placement and public offering of equity securities completed by Old Patriot during 1996 had occurred as of January 1, 1996. See page 135.
(B) Represents adjustments to Patriot's results of operations assuming the Crow Assets Acquisition (10 hotels) had occurred at the beginning of the period presented. One of the hotels was closed during 1996 due to renovation. As a result, the pro forma results of operations for the Crow Assets Acquisition reflects the results of operations for nine hotels for the year ended December 31, 1996 (excluding the La Guardia Airport Hotel which was closed for renovation during 1996).
(C) Represents adjustments to Patriot's results of operations assuming the Wyndham Merger had been consummated at the beginning of the period presented.
(D) Represents the increase in hotel lease revenue for those hotels which are leased by Patriot from third parties and then sub-leased to PAHOC.
(E) Represents adjustment for estimated incremental administrative salaries and other expenses expected to be incurred by Patriot.

(F) For the Crow Assets Acquisition, the adjustment represents interest expense incurred on net borrowings under the Revolving Credit Facility and Term Loan, which will be used to purchase the hotel properties. For the Wyndham Merger, the adjustment represents interest expense on current debt obligations and interest expense related to certain capital lease obligations which are expected to be assumed in connection with the Wyndham Merger. Patriot expects to refinance substantially all of Wyndham's long-term debt with borrowings under the Revolving Credit Facility and Term Loan. Patriot will pay an estimated $15,875 in mortgage prepayment penalties. This amount will be reported as an extraordinary item in Patriot's results of operations following the completion of the Wyndham Transactions and has been reflected as an adjustment to retained earnings for pro forma presentation purposes. In addition, the Revolving Credit Facility and Term Loan generally have more favorable interest rates than the debt expected to be repaid. The deferred loan costs are being amortized using the straight-line method over the terms of the loans. Interest expense incurred on the Revolving Credit Facility and Term Loan borrowings assumes an average interest rate of 7.333% (representing LIBOR plus 1.85%). An increase of 0.25% in the interest rate would increase pro forma interest expense to $128,911, decrease net income applicable to common shareholders to $17,909 and decrease net income per common share to $0.17, based on 102,543 weighted average number of common shares and common share equivalents outstanding.
(G) Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 35 years for hotel buildings and improvements and 5 to 7 years for F, F & E . These estimated useful lives are based on management's knowledge of the properties and the hotel industry in general.
(H) Represents equity in losses of the New Non-Controlled Subsidiaries which own the Wyndham tradenames and franchise related assets, the management and franchising contracts and the hotel management company, which will be controlled by PAHOC.

(I) Represents provision for Patriot's estimated state tax liability.

(J) Represents the adjustments to minority interest to reflect the estimated minority interest percentage subsequent to the Wyndham Transactions of approximately 10.5%. The estimated minority interest percentage prior to the Wyndham Transactions is approximately 13.8%.

(K) The pro forma balances assume Wyndham stockholders elect to receive cash for their shares of Wyndham Common Stock up to the maximum funds available of $100,000 and the remaining outstanding shares of Wyndham Common Stock are exchanged for Paired Shares. If no Wyndham stockholders elect to receive cash (and, therefore, all outstanding shares of Wyndham Common Stock are exchanged for Paired Shares), pro forma interest expense would decrease by $7,333, net income would be $28,392 and net income per common share would be $0.27, based on 105,758 weighted average number of common shares and common share equivalents outstanding.

(L) Pro forma earnings per share is computed based on 102,543 weighted average common shares and common share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of shares of PAHOC Preferred Stock into Paired Shares.

  In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the year ended December 31, 1996 would be $0.22 per common share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.

                                 PATRIOT

                  ADJUSTED FOR THE WYNDHAM TRANSACTIONS

         PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

               FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997

                               (UNAUDITED)

                           PATRIOT   CROW ASSETS      WYNDHAM
                          PRO FORMA  ACQUISITION       MERGER                      PRO FORMA
                          TOTAL(A)   PRO FORMA(B)   PRO FORMA(C)   ADJUSTMENTS       TOTAL
                          ---------  ------------   ------------   -----------     ---------
                                (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
Revenue:
 Participating lease
  revenue...............  $172,682     $30,857        $ 26,438      $    --        $229,977
 Racecourse facility,
  hotel and land lease
  revenue ..............     3,504         --           14,482         1,773 (D)     19,759
 Interest and other
  income................     4,043         --              --            --           4,043
                          --------     -------        --------      --------       --------
 Total revenue..........   180,229      30,857          40,920         1,773        253,779
                          --------     -------        --------      --------       --------
Expenses:
 Ground lease and hotel
  lease expense.........     5,535         --           14,482           --          20,017
 General and
  administrative........     6,937          50 (E)         150 (E)       --           7,137
 Interest expense.......    48,329      17,907 (F)      11,788 (F)    16,390 (F)     94,414
 Real estate and
  personal property
  taxes and casualty
  insurance.............    17,812       3,018           6,236           --          27,066
 Depreciation and
  amortization..........    47,565       9,025 (G)      14,264 (G)       --          70,854
                          --------     -------        --------      --------       --------
 Total expenses.........   126,178      30,000          46,920        16,390        219,488
                          --------     -------        --------      --------       --------
Income (loss) before
 equity in earnings of
 unconsolidated
 subsidiaries, income
 tax provision and
 minority interests.....    54,051         857          (6,000)      (14,617)        34,291
 Equity in earnings of
  unconsolidated
  subsidiaries..........     4,488         --              120         1,419 (H)      6,027
                          --------     -------        --------      --------       --------
Income (loss) before
 income tax provision
 and minority
 interests..............    58,539         857          (5,880)      (13,198)        40,318
 Income tax provision...      (125)        --              --           (131) (I)      (256)
                          --------     -------        --------      --------       --------
Income (loss) before mi-
 nority interests.......    58,414         857          (5,880)      (13,329)        40,062
 Minority interest in
  the Patriot
  Partnership...........    (7,803)        (90)            617         3,266 (J)     (4,010)
 Minority interest in
  consolidated subsidi-
  aries.................    (1,869)        --              --            --          (1,869)
                          --------     -------        --------      --------       --------
Net income (loss)
 applicable to common
 stockholders...........  $ 48,742     $   767        $ (5,263)     $(10,063)      $ 34,183 (K)
                          ========     =======        ========      ========       ========
Net income per common
 share(L)...............  $   0.64                                                 $   0.33 (K)
                          ========                                                 ========

--------

(A) Represents the pro forma results of operations of Patriot for the nine months ended September 30, 1997 assuming the following transactions had occurred at the beginning of the period presented: (i) the Cal Jockey Merger and the transactions related thereto; (ii) the PaineWebber Land Sale was consummated, the PaineWebber affiliate leased that portion of the land upon which the Racecourse is situated to Patriot and Patriot subleased this land and the related improvements to PAHOC; (iii) Patriot leased certain land to Borders, Inc.; (iv) Patriot acquired the Recent Acquisitions (excluding the Park Shore Hotel and the Sheraton City Centre) and the CHC Hotels; (v) the mortgage notes to affiliates of CHC Lease Partners have been funded; (vi) Patriot replaced the Old Line of Credit with the Revolving Credit Facility and the Term Loan; (vii) PAHOC acquired the Participating Note; (viii) the Offering of 10,580,000 Paired Shares was completed; and (ix) Patriot acquired eight leases from CHC Lease Partners and re-leased such hotels to PAHOC. See page 138.

(B) Represents adjustments to Patriot's results of operations assuming the Crow Assets Acquisition (10 hotels) had occurred at the beginning of the period presented. The pro forma results of operations for the Crow Assets Acquisition reflects the results of operations for ten hotels for the nine months ended September 30, 1997.

(C) Represents adjustments to Patriot's results of operations assuming the Wyndham Merger had been consummated at the beginning of the period presented.

(D) Represents the increase in hotel lease revenue for those hotels which are leased by Patriot from third parties and then sub-leased to PAHOC.

(E) Represents adjustment for estimated incremental administrative salaries and other expenses expected to be incurred by Patriot.

(F) For the Crow Assets Acquisition, the adjustment represents interest expense incurred on net borrowings under the Revolving Credit Facility and Term Loan, which will be used to purchase the hotel properties. For the Wyndham Merger, the adjustment represents interest expense on current debt obligations and interest expense related to certain capital lease obligations which are expected to be assumed in connection with the Wyndham Merger. Patriot expects to refinance Wyndham's long-term debt with borrowings under the

    Revolving Credit Facility and Term Loan. Patriot will pay approximately $15,875 in mortgage prepayment penalties. This amount will be reported as an extraordinary item in Patriot's results of operations following the completion of the Wyndham Transactions and has been reflected as an adjustment to retained earnings for pro forma presentation purposes. In addition, the Revolving Credit Facility and Term Loan generally have more favorable interest rates than the debt expected to be repaid. The deferred loan costs are being amortized using the straight-line method over the terms of the loans. Interest expense incurred on the Revolving Credit Facility and Term Loan borrowings assumes an average interest rate of 7.453% (representing LIBOR plus 1.85%). An increase of 0.25% in the interest rate would increase pro forma interest expense to $97,321, decrease net income applicable to common stockholders to $31,581 and decrease net income per common share to $0.31, based on 103,117 weighted average number of common shares and common share equivalents outstanding.

(G) Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 35 years for hotel buildings and improvements and 5 to 7 years for F, F & E. These estimated useful lives are based on management's knowledge of the properties and the hotel industry in general.

(H) Represents equity in income of the New Non-Controlled Subsidiaries which own the Wyndham tradenames and franchise related assets, the management and franchising contracts and the hotel management company, which will be controlled by PAHOC.

(I) Represents provision for Patriot's estimated state tax liability.

(J) Represents the adjustments to minority interest to reflect the estimated minority interest percentage subsequent to the Wyndham Transactions of approximately 10.5%. The estimated minority interest percentage prior to the Wyndham Transactions is approximately 13.8%.

(K) The pro forma balances assume Wyndham stockholders elect to receive cash for their shares of Wyndham Common Stock up to the maximum funds available of $100,000 and the remaining outstanding shares of Wyndham Common Stock are exchanged for Paired Shares. If no Wyndham stockholders elect to receive cash (and, therefore, all outstanding shares of Wyndham Common Stock are exchanged for Paired Shares) pro forma interest expense would decrease by $5,590, net income would be $39,317 and net income per common share would be $0.37, based on 106,332 weighted average number of common shares and common share equivalents outstanding.

(L) Pro forma earnings per share is computed based on 103,117 weighted average common shares and common share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of shares of PAHOC Preferred Stock into Paired Shares.

    In February 1997, the Financial Accounting Standards Board issue Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the nine months ended September 30, 1997 would be $0.35 per common share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.

                                     PAHOC

                     ADJUSTED FOR THE WYNDHAM TRANSACTIONS

           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                                                  ADJUSTMENTS
                                     ------------------------------------------
                            PAHOC    CROW ASSETS      WYNDHAM
                          PRO FORMA  ACQUISITION       MERGER        WYNDHAM                      PRO FORMA
                          TOTAL(A)   PRO FORMA(B)   PRO FORMA(C)   PRO FORMA(D)   ADJUSTMENTS       TOTAL
                          ---------  ------------   ------------   ------------   -----------     ---------
                                           (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenue:
 Room revenue...........  $338,448     $ 64,362       $128,248       $16,228       $    --        $ 547,286
 Other hotel revenue....   233,844       44,303         40,920        10,310            --          329,377
 Racecourse facility
  revenue...............    51,946          --             --            --             --           51,946
 Management fee, service
  fee and reimbursement
  income................    13,522          --          41,978           --          (6,275)(E)      49,225
 Interest and other
  income................    10,012          --           2,250           --             --           12,262
                          --------     --------       --------       -------       --------       ---------
 Total revenue..........   647,772      108,665        213,396        26,538         (6,275)        990,096
                          --------     --------       --------       -------       --------       ---------
Expenses:
 Departmental costs--
  hotel, club and spa
  operations............   241,792       44,914         71,913         9,949            --          368,568
 Racecourse facility
  operations............    46,351          --             --            --             --           46,351
 Direct operating costs
  of management company,
  service department,
  development and
  reimbursement
  expenses..............    11,143          --          32,666           --             --           43,809
 General and
  administrative........    71,700       10,495         18,276         3,305            101 (G)     103,877
 Ground lease and hotel
  lease expense ........       733          --             --            --          11,769 (F)      12,502
 Repair and
  maintenance...........    29,897        4,884          6,066         1,144            --           41,991
 Utilities..............    26,843        4,351          4,585         1,055            --           36,834
 Marketing..............    51,238        8,375          9,226         1,738            --           70,577
 Management fees........     9,469        5,349 (E)        --            926 (E)     (6,275)(E)       9,469
 Depreciation and
  amortization..........    10,348          --          13,016 (H)       --           6,061 (H)      29,425
 Participating lease
  payments(I)...........   172,119       34,235         31,845         9,019            --          247,218
 Interest expense.......     1,393          --             --            --             --            1,393
 Real estate and
  personal property
  taxes and insurance...       398          --             449           --             --              847
                          --------     --------       --------       -------       --------       ---------
 Total expenses.........   673,424      112,603        188,042        27,136         11,656       1,012,861
                          --------     --------       --------       -------       --------       ---------
Income (loss) before
 income tax provision
 and minority
 interests..............   (25,652)      (3,938)        25,354          (598)       (17,931)        (22,765)
 Income tax (provision)
  benefit...............      (760)         --          (4,177)(J)       --          12,469 (J)       7,532
                          --------     --------       --------       -------       --------       ---------
Income (loss) before mi-
 nority interests.......   (26,412)      (3,938)        21,177          (598)        (5,462)        (15,233)
 Minority interest in
  the PAHOC
  Partnership...........     3,830          441 (K)     (2,372)(K)        67 (K)       (825) (K)      1,141
 Minority interest in
  consolidated
  subsidiaries..........       --           --             --            --           5,045 (L)       5,045
                          --------     --------       --------       -------       --------       ---------
Net loss applicable to
 common stockholders....  $(22,582)    $ (3,497)      $ 18,805       $  (531)      $ (1,242)      $  (9,047)
                          ========     ========       ========       =======       ========       =========
Net loss per common
 share(M)...............  $  (0.30)                                                               $   (0.09)
                          ========                                                                =========

See notes on following page.
--------

(A) Represents the pro forma results of operations of PAHOC for the year ended December 31, 1996 assuming the following transactions had occurred at the beginning of the period presented: (i) the Cal Jockey Merger and the transactions related thereto; (ii) the Paine Webber Land Sale was consummated, the Paine Webber affiliate leased that portion of the land upon which the Racecourse is situated to Patriot and Patriot subleased this land and the related improvements to PAHOC; (iii) Patriot leased certain land to Borders, Inc.; (iv) PAHOC completed the Grand Heritage Acquisition and acquired PAH RSI Lessee; (v) Patriot acquired the Recent Acquisitions (except for the Park Shore Hotel and the Sheraton City Centre) and the CHC Hotels and leased 21 of such hotels to PAHOC; (vi) the mortgage notes to affiliates of CHC Lease Partners have been funded; (vii) Patriot replaced the Old Line of Credit with the Revolving Credit Facility and the Term Loan; (viii) PAHOC acquired the Participating Note; (ix) the Offering of 10,580 Paired Shares was completed; (x) the GAH Acquisition was completed; and (xi) the CHCI Merger was completed. See page 141.
(B) Represents adjustments to PAHOC's results of operations assuming the Crow Assets Acquisition (10 hotels) had occurred at the beginning of the period presented. One of the hotels was closed during 1996 due to renovation. As a result, the pro forma results of operations for the Crow Assets Acquisition reflects the results of operations for nine hotels for the year ended December 31, 1996.

(C) Represents adjustments to PAHOC's results of operations assuming the Wyndham Merger and the related transactions had been consummated as of January 1, 1996. The pro forma adjustments are based on the historical results of operations of Wyndham as of December 31, 1996 adjusted for certain transactions, including the acquisition of ClubHouse, all hotels and management contracts acquired during 1996 and Wyndham's initial public offering and related transactions, as if such transactions had occurred as of January 1, 1996.
(D) Represents adjustments to PAHOC's results of operations assuming the two hotels currently leased by Crow Hotel Lessee, Inc. had been leased by PAHOC at the beginning of the period presented.
(E) Represents the elimination of management fees for the hotels previously leased to the Crow Hotel Lessee, Inc. which are assumed to be leased by PAHOC and managed by a New Non-Controlled Subsidiary.
(F) Represents pro forma lease expense related to the sub-lease agreement with Patriot for those hotel properties leased by Patriot from third party owners.
(G) Represents incremental general and administrative expenses expected to be incurred by PAHOC of $200 and the elimination of certain other expenses of $99.
(H) Represents adjustments to depreciation of furniture and equipment and amortization of goodwill, tradenames and franchise-related intangible assets. Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 5 to 7 years for F, F & E. Amortization of goodwill, tradenames and franchise costs is computed using the straight-line method over estimated useful lives ranging from 20 to 35 years. Amortization of management contracts is computed using the straight-line method over the 14-year average remaining term of the related management agreements.
(I) Represents lease payments from PAHOC to Patriot calculated on a pro forma basis by applying the provisions of the Participating Leases to the historical revenue of the hotels for the period presented.
(J) Represents adjustments to PAHOC's estimated federal and state tax provision for the Wyndham Transactions.

(K) Represents the adjustments to minority interest to reflect the estimated minority interest percentage subsequent to the Wyndham Transactions of approximately 11.2%. The estimated minority interest percentage prior to the Wyndham Transactions is approximately 14.5%.
(L) Represents adjustment for minority interest in the New Non-Controlled Subsidiaries held by Patriot.

(M) Pro forma earnings per share is computed based on 102,543 weighted average common shares and common share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of shares of PAHOC Preferred Stock into Paired Shares.
  In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the year ended December 31, 1996 would be a net loss of $0.09 per common share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.

                                   PAHOC

                   ADJUSTED FOR THE WYNDHAM TRANSACTIONS

         PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

               FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997

                                (UNAUDITED)

                                                  ADJUSTMENTS
                                     ------------------------------------------
                            PAHOC    CROW ASSETS      WYNDHAM
                          PRO FORMA  ACQUISITION       MERGER        WYNDHAM                     PRO FORMA
                          TOTAL(A)   PRO FORMA(B)   PRO FORMA(C)   PRO FORMA(D)   ADJUSTMENTS      TOTAL
                          ---------  ------------   ------------   ------------   -----------    ---------
                                            (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue:
 Room revenue...........  $279,595     $58,044        $108,868       $12,659       $    --       $459,166
 Other hotel revenue....   182,889      35,548          35,502         7,649            --        261,588
 Racecourse facility
  revenue...............    33,399         --              --            --             --         33,399
 Management fee, service
  fee and reimbursement
  income................    14,701         --           35,785           --          (4,937)(E)    45,549
 Interest and other
  income................     6,374         --            2,133           --             --          8,507
                          --------     -------        --------       -------       --------      --------
 Total revenue..........   516,958      93,592         182,288        20,308         (4,937)      808,209
                          --------     -------        --------       -------       --------      --------
Expenses:
 Departmental costs--
  hotel, club and spa
  operations............   187,784      37,199          49,712         7,707            --        282,402
 Racecourse facility
  operations............    30,114         --              --            --             --         30,114
 Direct operating costs
  of management company,
  service department and
  reimbursement
  expenses..............    12,568         --           27,763           --             --         40,331
 General and
  administrative........    54,225       9,324          15,539         2,382            200 (F)    81,670
 Ground lease and hotel
  lease expense.........       523         --              --            --          16,255 (G)    16,778
 Repair and
  maintenance...........    24,230       4,005           5,366           911            --         34,512
 Utilities..............    20,341       3,745           4,918           837            --         29,841
 Marketing..............    41,734       6,743           9,294         1,324            --         59,095
 Management fees........     9,657       4,279             --            658         (4,937)(E)     9,657
 Depreciation and
  amortization..........     5,449         --           10,739 (H)       --           4,517 (H)    20,705
 Participating lease
  payments(I)...........   138,309      30,857          26,438         7,006            --        202,610
 Interest expense.......       936         --              --            --             --            936
 Real estate and
  personal property
  taxes and casuality
  insurance ............       290         --              --            --             --            290
                          --------     -------        --------       -------       --------      --------
 Total expenses.........   526,160      96,152         149,769        20,825         16,035       808,941
                          --------     -------        --------       -------       --------      --------
Income (loss) before
 income tax provision
 and minority
 interests..............    (9,202)     (2,560)         32,519          (517)       (20,972)         (732)
 Income tax (provision)
  benefit...............       --          --           (9,240)(J)       --           5,763 (J)    (3,477)
                          --------     -------        --------       -------       --------      --------
Income (loss) before mi-
 nority interests.......    (9,202)     (2,560)         23,279          (517)       (15,209)       (4,209)
 Minority interest in
  the PAHOC
  Partnership...........     1,334         287 (K)      (2,607)(K)        58 (K)      1,558 (K)       630
 Minority interest in
  consolidated
  subsidiaries..........       --          --              --            --          (1,419)(L)    (1,419)
                          --------     -------        --------       -------       --------      --------
Net income (loss)
 applicable to common
 stockholders...........  $ (7,868)    $(2,273)       $ 20,672       $  (459)      $(15,070)     $ (4,998)
                          ========     =======        ========       =======       ========      ========
Net loss per common
 share(M)...............  $  (0.10)                                                              $  (0.05)
                          ========                                                               ========

See notes on following page.

PAHOC, ADJUSTED FOR THE WYNDHAM TRANSACTIONS

NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS):

(A) Represents the pro forma results of operations of PAHOC for the nine months ended September 30, 1997 assuming the following transactions had occurred at the beginning of the period presented: (i) the Cal Jockey Merger and the transactions related thereto (ii) the PaineWebber Land Sale was consummated, the PaineWebber affiliate leased that portion of the land upon which the Racecourse is situated to Patriot and Patriot subleased this land and the related improvements to PAHOC; (iii) Patriot leased certain land to Borders, Inc.; (iv) PAHOC completed the Grand Heritage Acquisition and acquired PAH RSI Lessee; (v) Patriot acquired the Recent Acquisitions (except for the Park Shore Hotel and the Sheraton City Centre) and the CHC Hotels and leased 21 of such hotels to PAHOC; (vi) the mortgage notes to affiliates of CHC Lease Partners have been funded; (vii) Patriot replaced the Old Line of Credit with the Revolving Credit Facility and the Term Loan; (viii) PAHOC acquired the Participating Note; (ix) the Offering of 10,580 Paired Shares was completed; (x) the GAH Acquisition was completed; and (xi) the CHCI Merger was completed. See page 144.

(B) Represents adjustments to PAHOC's results of operations assuming the Crow Assets Acquisition (10 hotels) had occurred as of January 1, 1996. The pro forma results of operations for the Crow Assets Acquisition reflects the results of operations for ten hotels for the nine months ended September 30, 1997.

(C) Represents adjustments to PAHOC's results of operations assuming the Wyndham Merger had been consummated at the beginning of the period presented. The pro forma adjustments are based on the historical results of operations of Wyndham as of September 30, 1997 adjusted for certain transactions, including the acquisition of ClubHouse and all hotels and management contracts acquired during the first nine months of 1997, as if such transactions had occurred as of January 1, 1996.

(D) Represents adjustments to PAHOC's results of operations assuming the two hotels currently leased by Crow Hotel Lessee, Inc. had been leased by Wyndham International as of January 1, 1996.

(E) Represents the elimination of management fees for the hotels previously leased to the Crow Hotel Lessee, Inc. which are assumed to be leased by PAHOC and managed by a New Non-Controlled Subsidiary.

(F) Represents incremental general and administrative expenses expected to be incurred by PAHOC of $200.

(G) Represents pro forma lease expense related to the sub-lease agreement with Patriot for those hotel properties leased by Patriot from third party owners.

(H) Represents adjustments to depreciation of furniture and equipment and amortization of goodwill, tradenames and franchise-related intangible assets. Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 5 to 7 years for F, F & E. Amortization of goodwill, tradenames and franchise costs is computed using the straight-line method over estimated useful lives ranging from 20 to 35 years. Amortization of management contracts is computed using the straight-line method over the 14-year average remaining term of the related management agreements.

(I) Represents lease payments from PAHOC to Patriot calculated on a pro forma basis by applying the provisions of the Participating Leases to the historical revenue of the hotels for the period presented.

(J) Represents adjustments to PAHOC's estimated federal and state tax provision for the Wyndham Transactions.

(K) Represents the adjustments to minority interest to reflect the estimated minority interest percentage subsequent to the Wyndham Transactions of approximately 11.2%. The estimated minority interest percentage prior to the Wyndham Transactions is approximately 14.5%.

(L) Represents adjustment for minority interest in the New Non-Controlled Subsidiaries held by Patriot.

(M) Pro forma earnings per share is computed based on 103,117 weighted average common shares and common share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of shares of PAHOC A/B Preferred Stock into Paired Shares.

  In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the nine months ended September 30, 1997 would be a net loss of $0.05 per common share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.

                               COMBINED LESSEES

                     ADJUSTED FOR THE WYNDHAM TRANSACTIONS

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

  Patriot leases each of its hotels, except those hotels leased to PAHOC and except the Crowne Plaza Ravinia Hotel and the Wyndham WindWatch Hotel, which are separately owned through Non-Controlled Subsidiaries, to Lessees. The Combined Lessees subsequent to (i) the Wyndham Transactions, (ii) the Cal Jockey Merger and the transactions related thereto, (iii) the Grand Heritage Acquisition (which included the acquisition of Grand Heritage Leasing, L.L.C. which leased three hotels from Patriot), (iv) the acquisition of PAH RSI Lessee (which included the acquisition of eight Patriot hotel leases); and (v) the GAH Acquisition and the CHCI Merger (which included the acquisition of 25 Patriot hotel leases from CHC Lease Partners) consist of NorthCoast Lessee which leases 11 hotels (excluding the Park Shore Hotel), Doubletree Lessee which leases four hotels, and Metro Lease Partners which leases one hotel. Patriot also leases two hotels to Crow Hotel Lessee, Inc. (the Wyndham Garden Hotel-Midtown and the Wyndham Greenspoint Hotel). Subsequent to the completion of the Wyndham Transactions, Patriot expects to terminate its leases with Crow Hotel Lessee, Inc. and re-lease such hotels to PAHOC. The Participating Leases provide for staggered terms of one to twelve years and the payment of the greater of base or participating rent, plus certain additional charges, as applicable.

  The following Combined Lessees' unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 1996 and the nine months ended September 30, 1997 are presented as if the 16 hotels that Patriot leases to the Combined Lessees pursuant to Participating Leases (excluding the Park Shore Hotel) had been leased as of January 1, 1996. The 25 hotels leased to CHC Lease Partners, the eight hotels leased to PAH RSI Lessee, the three hotels leased to Grand Heritage Leasing, L.L.C. and the two hotels leased to Crow Hotel Lessee, Inc. are assumed to have been leased to PAHOC and, therefore, have been eliminated from the Pro Forma Condensed Combined Statements of Operations for the Combined Lessees. The pro forma information is based in part upon the Statements of Operations of NorthCoast Lessee filed with Old Patriot's Annual Report on Form 10-K for the year ended December 31, 1996 and the Statements of Operations of NorthCoast Lessee filed with Patriot's and PAHOC's Joint Quarterly Report on Form 10-Q for the nine months ended September 30, 1997 and the Pro Forma Statement of Operations of the Combined Lessees located elsewhere or incorporated by reference in this Proxy Statement/Prospectus. In management's opinion, all material adjustments necessary to reflect the effects of these transactions have been made.

  The unaudited Pro Forma Condensed Combined Statements of Operations are not necessarily indicative of what the actual results of operations of the Combined Lessees would have been assuming such transactions had been completed as of the beginning of the periods presented, nor do they purport to represent the results of operations for future periods. Further, the unaudited Pro Forma Condensed Combined Statement of Operations for the interim period ended September 30, 1997 is not necessarily indicative of the results of operations for the full year.

                               COMBINED LESSEES

                     ADJUSTED FOR THE WYNDHAM TRANSACTIONS

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

 FOR THE YEAR ENDED DECEMBER 31, 1996 AND THE NINE MONTHS ENDED SEPTEMBER 30,
                                   1997
                                  (UNAUDITED)

                                                                    NINE MONTHS
                                                       YEAR ENDED      ENDED
                                                      DECEMBER 31, SEPTEMBER 30,
                                                          1996         1997
                                                      ------------ -------------
                                                            (IN THOUSANDS)
Revenue:
 Room................................................   $72,182       $59,441
 Food and beverage...................................    28,499        22,355
 Telephone and other.................................     5,906         4,852
                                                        -------       -------
    Total revenue....................................   106,587        86,648
                                                        -------       -------
Expenses:
 Departmental costs and expenses.....................    44,615        34,690
 General and administrative..........................     9,389         7,138
 Ground lease expense................................     2,496           985
 Repair and maintenance..............................     5,526         4,161
 Utilities...........................................     4,380         3,201
 Marketing...........................................     7,431         6,171
 Participating lease payments(A).....................    32,730        27,367
                                                        -------       -------
    Total expenses...................................   106,567        83,713
                                                        -------       -------
Income before lessee income (expense)................        20         2,935
                                                        -------       -------
Dividend and interest income(B)......................       142         1,087
Management fees(C)...................................    (2,553)       (2,444)
Lessee general and administrative(D).................      (478)         (478)
                                                        -------       -------
                                                         (2,889)       (1,835)
                                                        -------       -------
Net income (loss)....................................   $(2,869)      $ 1,100
                                                        =======       =======

--------
(A) Represents lease payments calculated on a pro forma basis by applying the provisions of the Participating Leases to the historical revenue of the hotels.
(B) Includes dividend income on OP Units in the Patriot Partnerships which form a portion of the required capitalization of NorthCoast Lessee. Pro forma amounts exclude additional dividend income earned on OP Units held by certain Lessees, and pro forma interest income earned on invested cash balances.
(C) Represents pro forma management fees paid to the Operators under the terms of their respective management agreements with the Lessees.
(D) Represents pro forma overhead expenses, which include an estimate of the Lessees' salaries and benefits, professional fees, insurance costs and administrative expenses.

                   PATRIOT AND PAHOC ADJUSTED FOR THE MERGER

INTRODUCTION TO PRO FORMA FINANCIAL STATEMENTS (IN THOUSANDS, EXCEPT PER SHARE
                                  DATA)

  On September 30, 1997, Patriot, PAHOC and WHG entered into the Merger Agreement providing for the merger of a newly-formed subsidiary of PAHOC with and into WHG, with WHG being the surviving corporation. As a result of the WHG Merger, PAHOC will acquire the Condado Plaza, a 50% interest in the El San Juan and a 23.3% interest in the El Conquistador, all of which are located in Puerto Rico, as well as a 62% interest in WHGI, the management company for the three hotels and the Las Casitas Village at El Conquistador.

  Under the terms of the Merger Agreement, each share of WHG Common Stock will be converted into the right to receive 0.784 Paired Shares; provided, however, that in the event that (i) the Average Closing Price is greater than $31.25 and the Effective Time is before February 1998, the Exchange Ratio will be adjusted such that the Exchange Ratio Product equals $24.50, (ii) the Average Closing Price is greater than $31.75 and the Effective Time is in February 1998, the Exchange Ratio will be adjusted such that the Exchange Ratio Product equals $24.89, (iii) the Average Closing Price is greater than $32.25 and the Effective Time is after February 1998, the Exchange Ratio will be adjusted such that the Exchange Ratio Product equals $25.28, (iv) the Average Closing Price is less than or equal to $25.50, but greater than or equal to $19.50, the Exchange Ratio will be adjusted such that the Exchange Ratio Product equals $20.00, or (v) the Average Closing Price is less than $19.50, the Exchange Ratio will equal 1.026, provided, however, that in such circumstances WHG has the right, waivable by it, to terminate the Merger Agreement.

  In addition, each issued and outstanding share of WHG Preferred Stock will be converted into the right to receive that number of Paired Shares that the holder of such shares of WHG Preferred Stock would have the right to receive assuming conversion of such shares, together with any accrued and unpaid dividends thereon, into shares of WHG Common Stock immediately prior to the Effective Time.

  As a result of the Merger, PAHOC will pay approximately $7,036 to buy out options to purchase WHG Common Stock, will assume certain severance obligations of approximately $3,010 and will incur approximately $2,825 in other fees and expenses. Management anticipates these costs will be paid from available cash.

  The Pro Forma Financial Statements have been adjusted for the purchase method of accounting whereby the hotel and related improvements and other assets and liabilities acquired by Patriot and PAHOC, including the assets and liabilities owned by WHG, are adjusted to estimated fair market value. The fair market value of the assets and liabilities of WHG has been determined based upon preliminary estimates and is subject to change as additional information is obtained. Management does not anticipate that the preliminary allocation of purchase costs based upon the estimated fair market value of the assets and liabilities of WHG will materially change; however, the allocation of purchase costs are subject to final determination based upon estimates and other evaluations of fair market value as of the close of the transaction. Therefore, the allocation reflected in the following unaudited Pro Forma Financial Statements may differ from the amounts ultimately determined.

  The Patriot Companies are currently in negotiations with certain of the Other Owners to acquire their interests in PSJA, WHGI and WKA and an option to acquire all the equity interests of the partnership which owns the Laguna Wing of the Condado Plaza. In addition, the Patriot Companies are currently in negotiations with Kumagai to acquire its 50% interest in the El Con Partnership. The aggregate purchase price for these interests would be approximately $80,000, payable partly in cash and partly in Paired Shares. No assurance can be given that any of these transactions will be consummated.


  The following unaudited Pro Forma Condensed Combined Statement of Operations as adjusted for the Merger for the year ended December 31, 1996 and the nine months ended September 30, 1997 are derived from (i) the Patriot and the PAHOC Pro Forma Condensed Combined Statements of Operations as adjusted for the Wyndham Transactions for the year ended December 31, 1996 and the nine months ended September 30, 1997 included elsewhere in this Proxy Statement/Prospectus and (ii) the Consolidated Statements of Operations of WHG for the year ended June 30, 1997 and the three months ended September 30, 1997 which are included elsewhere herein. As a result of the Merger, WHG will become a subsidiary of PAHOC. Consequently the Merger has minimal impact on the pro forma operating results of Patriot. As a result, separate unaudited Pro Forma Condensed Statements of Operations for Patriot adjusted for the Merger have not been presented.

  The following unaudited Pro Forma Condensed Combined Statements of Operations are not necessarily indicative of what the actual results of operations of Patriot and PAHOC as adjusted for the Merger would have been assuming such transactions had been completed as of January 1, 1996, nor do they purport to represent the results of operations for future periods. Further, the unaudited Pro Forma Condensed Combined Statement of Operations for the interim period ended September 30, 1997 is not necessarily indicative of the results of operations for the full year.

                               PATRIOT AND PAHOC

                            ADJUSTED FOR THE MERGER

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                              PATRIOT       PAHOC                     PRO FORMA
                            PRO FORMA(A) PRO FORMA(B) ELIMINATIONS      TOTAL
                            ------------ ------------ ------------    ----------
                                (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
Revenue:
 Participating lease
  revenue.................    $279,948    $      --    $(247,218)(C)  $   32,730
 Hotel revenue............         --        931,559         --          931,559
 Racecourse facility
  revenue, hotel and land
  lease revenue...........      17,714        51,946     (17,380)(D)      52,280
 Management fee, service
  fee and reimbursement
  income..................         --         62,221         --           62,221
 Interest and other
  income..................       2,797        14,346      (5,916)(E)      11,227
                              --------    ----------   ---------      ----------
 Total revenue............     300,459     1,060,072    (270,514)      1,090,017
                              --------    ----------   ---------      ----------
Expenses:
 Departmental costs--hotel
  operations..............         --        403,122         --          403,122
 Racecourse facility
  operations..............         --         46,351      (5,611)(D)      40,740
 Direct operating costs of
  management company,
  service department,
  development and
  reimbursement expenses..         --         47,564         --           47,564
 General and
  administrative..........       7,097       110,110         (34)(E)     117,173
 Ground lease and hotel
  lease expense...........      16,824        12,502     (11,769)(D)      17,557
 Repair and maintenance...         --         41,991         --           41,991
 Utilities................         --         36,834         --           36,834
 Interest expense.........     124,637         4,866      (5,882)(E)     123,621
 Real estate and personal
  property taxes and
  casualty insurance......      34,542           847         --           35,389
 Marketing................         --         73,533         --           73,533
 Management fees..........         --          9,469         --            9,469
 Depreciation and
  amortization............      93,775        40,943         --          134,718
 Participating lease
  payments................         --        247,218    (247,218)(C)         --
                              --------    ----------   ---------      ----------
 Total expenses...........     276,875     1,075,350    (270,514)      1,081,711
                              --------    ----------   ---------      ----------
Income (loss) before
 equity in earnings of
 unconsolidated
 subsidiaries, income tax
 provision and minority
 interests................      23,584       (15,278)        --            8,306
 Equity in earnings of
  unconsolidated
  subsidiaries............       2,877        (3,407)      5,045 (F)       4,515
                              --------    ----------   ---------      ----------
Income (loss) before
 income tax provision and
 minority interests.......      26,461       (18,685)      5,045          12,821
 Income tax (provision)
  benefit.................        (345)        4,647         --            4,302
                              --------    ----------   ---------      ----------
Income (loss) before
 minority interests.......      26,116       (14,038)      5,045          17,123
 Minority interests in the
  Patriot Partnerships....      (2,428)        1,359         --           (1,069)
 Minority interest in
  consolidated
  subsidiaries ...........      (1,832)        1,341      (5,045)(F)      (5,536)
                              --------    ----------   ---------      ----------
Net income (loss)
 applicable to common
 stockholders.............    $ 21,856    $  (11,338)  $     --       $   10,518
                              ========    ==========   =========      ==========
Net income (loss) per
 common Paired Share(G)...    $   0.20    $    (0.11)                 $     0.09
                              ========    ==========                  ==========

--------

(A) Patriot Pro Forma balances are derived from the pro forma results of operations of Patriot for the year ended December 31, 1996 as adjusted for the Wyndham Transactions. See page 162. Minority interest in the Patriot Partnership has been decreased by $121 to reflect the decrease in the estimated minority interest percentage subsequent to the Merger to approximately 10.0%. The estimated minority interest percentage prior to the Merger is approximately 10.5%.

(B) PAHOC Pro Forma balances are derived from the pro forma results of operations of PAHOC for the year ended December 31, 1996 appearing on page 179.

(C) Represents elimination of participating lease revenue and expense related to the 61 hotel properties leased by Patriot to PAHOC (excluding the Sheraton City Centre and including the two hotels leased by Crow Hotel Lessee, Inc.).
(D) Represents elimination of rental income and expense related to the Racecourse facility, land leased and the hotels sub-leased by Patriot to PAHOC.
(E) The pro forma adjustments represent the elimination of $1,170 of interest income and expense related to a note receivable issued to Old Patriot in connection with the sale of certain assets to PAH RSI Lessee, which assets are assumed to be acquired by PAHOC, the elimination of $4,712 of interest income and expense related to the Subscription Notes issued to PAHOC in connection with the subscription for shares of PAHOC Common Stock and PAHOC Partnership OP Units issued in connection with the Cal Jockey Merger and the elimination of $34 of other intercompany income and expense items.
(F) Represents the elimination of equity in losses of the New Non-Controlled Subsidiaries.

(G) Pro forma earnings per share is computed based on 107,547 weighted average common Paired Shares and common Paired Share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of shares of PAHOC Preferred Stock into Paired Shares and the conversion of WHG Preferred Stock into Paired Shares.

  In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the year ended December 31, 1996 would be $0.10 per common Paired Share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.

                            PATRIOT AND PAHOC

                         ADJUSTED FOR THE MERGER

           PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

               FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997

                               (UNAUDITED)

                               PATRIOT       PAHOC                     PRO FORMA
                             PRO FORMA(A) PRO FORMA(B) ELIMINATIONS      TOTAL
                             ------------ ------------ ------------    ----------
                               (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
Revenue:
 Participating lease
  revenue..................    $229,977     $    --     $(202,610)(C)   $ 27,367
 Hotel revenue.............         --       763,616          --         763,616
 Racecourse facility
  revenue, hotel and land
  lease revenue............      19,759       33,399      (19,501)(D)     33,657
 Management fee, service
  fee and reimbursement
  income...................         --        56,838          --          56,838
 Interest and other
  income...................       4,043       10,524       (2,306)(E)     12,261
                               --------     --------    ---------       --------
 Total revenue.............     253,779      864,377     (224,417)       893,739
                               --------     --------    ---------       --------
Expenses:
 Departmental costs--hotel
  operations...............         --       307,597          --         307,597
 Racecourse facility
  operations...............         --        30,114       (3,246)(D)     26,868
 Direct operating costs of
  management company,
  service department, and
  reimbursement expenses...         --        43,427          --          43,427
 General and
  administrative...........       7,137       87,322          (24)(E)     94,435
 Ground lease and hotel
  lease expense............      20,017       16,778      (16,255)(D)     20,540
 Repair and maintenance....         --        34,512          --          34,512
 Utilities.................         --        29,841          --          29,841
 Interest expense..........      94,414        3,291       (2,282)(E)     95,423
 Real estate and personal
  property taxes and
  casualty insurance.......      27,066          290          --          27,356
 Marketing.................         --        61,334          --          61,334
 Management fees...........         --         9,657          --           9,657
 Depreciation and
  amortization.............      70,854       29,489          --         100,343
 Participating lease
  payments.................         --       202,610     (202,610)(C)        --
                               --------     --------    ---------       --------
 Total expenses............     219,488      856,262     (224,417)       851,333
                               --------     --------    ---------       --------
Income before equity in
 earnings of unconsolidated
 subsidiaries, income tax
 provision and minority
 interests.................      34,291        8,115          --          42,406
 Equity in earnings of
  unconsolidated
  subsidiaries.............       6,027          417       (1,419)(F)      5,025
                               --------     --------    ---------       --------
Income before income tax
 provision and minority
 interests.................      40,318        8,532       (1,419)        47,431
 Income tax (provision)
  benefit..................        (256)      (3,477)         --          (3,733)
                               --------     --------    ---------       --------
Income before minority
 interests.................      40,062        5,055       (1,419)        43,698
 Minority interests in the
  Patriot Partnerships.....      (3,819)         (39)         --          (3,858)
 Minority interest in
  consolidated
  subsidiaries.............      (1,869)      (4,692)       1,419 (F)     (5,142)
                               --------     --------    ---------       --------
Net income applicable to
 common stockholders.......    $ 34,374     $    324    $     --        $ 34,698
                               ========     ========    =========       ========
Net income per common
 Paired Share(G)...........    $   0.31     $   0.01                    $   0.32
                               ========     ========                    ========

--------

(A) Patriot Pro Forma balances are derived from the pro forma results of operations of Patriot for the nine months ended September 30, 1997 as adjusted for the Wyndham Transactions. See page 164. Minority interest in the Patriot Partnership has been decreased by $191 to reflect the decrease in the estimated minority interest percentage subsequent to the Merger to approximately 10.0%. The estimated minority interest percentage prior to the Merger is approximately 10.5%.

(B) PAHOC Pro Forma balances are derived from the pro forma results of operations of PAHOC for the nine months ended September 30, 1997 appearing on page 180.

(C) Represents elimination of participating lease revenue and expense related to the 61 hotel properties leased by Patriot to PAHOC (excluding the Sheraton City Centre and including the two hotels leased by Crow Hotel Lessee, Inc.).

(D) Represents elimination of rental income and expense related to the Racecourse facility, land leased and the hotels sub-leased by Patriot to PAHOC.

(E) Represents primarily the elimination of $832 of interest income and expense related to a note receivable issued to Old Patriot in connection with the sale of certain assets to PAH RSI Lessee, which assets are assumed to be acquired by PAHOC, the elimination of $1,450 of interest income and expense related to the Subscription Notes issued to PAHOC in connection with the subscription for shares of PAHOC Common Stock and PAHOC Partnership OP Units issued in connection with the Cal Jockey Merger, and the elimination of $24 of other intercompany income and expense items.

(F) Represents the elimination of equity in income of the New Non-Controlled Subsidiaries.

(G) Pro forma earnings per share is computed based on 108,178 weighted average common Paired Shares and common Paired Share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of shares of PAHOC Preferred Stock into Paired Shares and the conversion of WHG Preferred Stock into Paired Shares.

  In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the nine months ended September 30, 1997 would be $0.34 per common Paired Share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.

                               PATRIOT AND PAHOC

                            ADJUSTED FOR THE MERGER

                  PRO FORMA CONDENSED COMBINED BALANCE SHEET

  The following unaudited Pro Forma Condensed Combined Balance Sheet is presented as if the Merger had occurred as of September 30, 1997. The Pro Forma Condensed Combined Balance Sheet is also derived from the Patriot and PAHOC Pro Forma Condensed Combined Balance Sheet as adjusted for the Wyndham Transactions as of September 30, 1997 included elsewhere in this Proxy Statement/Prospectus. In management's opinion, all material adjustments necessary to reflect the effect of these transactions have been made.

  Such pro forma information is based in part upon WHG's Consolidated Balance Sheet as of September 30, 1997, Wyndham's Consolidated Balance Sheet as of September 30, 1997, and Patriot's and PAHOC's Combined Balance Sheet as of September 30, 1997 and should be read in conjunction with the financial statements filed with Wyndham's and the Patriot Companies' respective Quarterly Reports on Form 10-Q for the nine months ended September 30, 1997 and with WHG's financial statements presented elsewhere in this Proxy Statement/Prospectus.

  The accompanying Pro Forma Condensed Combined Balance Sheet reflects adjustments to record the net assets of WHG at their estimated fair market values and the elimination of WHG's historical stockholders' equity. The fair market values of the assets and liabilities of WHG have been determined based upon preliminary estimates and are subject to change as additional information is obtained. Management does not anticipate that the preliminary allocation of purchase costs based upon the estimated fair market values of the assets and liabilities of WHG will materially change; however, the allocations of purchase costs are subject to final determination based upon estimates and other evaluations of fair market value as of the close of the transaction. Therefore, the allocations reflected in the following unaudited Pro Forma Condensed Combined Balance Sheet may differ from the amounts ultimately determined. The following unaudited Pro Forma Condensed Combined Balance Sheet is not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of September 30, 1997, nor does it purport to represent the future financial position of Patriot and PAHOC as adjusted for the Merger.

                             PATRIOT AND PAHOC

                          ADJUSTED FOR THE MERGER

                PRO FORMA CONDENSED COMBINED BALANCE SHEET

                         AS OF SEPTEMBER 30, 1997

                                (UNAUDITED)

                 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                              PATRIOT
                             AND PAHOC
                             PRO FORMA        WHG                     PRO FORMA
                              TOTAL(A)   HISTORICAL(B) ADJUSTMENTS      TOTAL
                             ----------  ------------- -----------    ----------
          ASSETS
Net investment in real
 estate and related
 improvements..............  $2,433,525    $ 49,050     $ 31,641 (C)  $2,514,216
Mortgage notes and other
 receivables from
 unconsolidated
 subsidiaries..............      74,053       1,731       40,308 (D)     116,092
Notes and other receivables
 from affiliates...........      24,800         --           --           24,800
Notes receivable...........      17,844         --           --           17,844
Investment in
 unconsolidated
 subsidiaries..............      16,153      29,791      (21,399)(E)      24,545
Cash and cash equivalents..      36,334      18,941          --           55,275
Restricted cash............      39,132         --           --           39,132
Accounts receivable, net...      54,222       3,454          --           57,676
Goodwill...................     460,549       8,613       20,499 (F)     489,661
Deferred expenses, net.....      24,663         --           --           24,663
Deferred acquisition
 costs.....................      39,970         --           --           39,970
Management contract costs..     110,246         --        43,567 (G)     153,813
Trade name and franchise
 costs.....................      93,050         --           --           93,050
Prepaid expenses and other
 assets....................      52,329       6,772          --           59,101
Deferred income taxes......       1,496         --           --            1,496
                             ----------    --------     --------      ----------
 Total assets..............  $3,478,366    $118,352     $114,616      $3,711,334
                             ==========    ========     ========      ==========
LIABILITIES AND STOCKHOLD-
        ERS' EQUITY
Borrowings under a line of
 credit and mortgage
 notes.....................  $1,472,911    $ 22,363     $    --       $1,495,274
Notes and other
 liabilities...............         --        5,032          --            5,032
Accounts payable and
 accrued expenses..........      96,133      11,204       12,871         120,208
Dividends and distributions
 payable...................      21,727         --           --           21,727
Sales tax payable..........       2,968         --           --            2,968
Deferred income tax
 liability.................      76,425       2,192          --           78,617
Deposits...................       4,033         --           --            4,033
Due to unconsolidated
 subsidiaries..............       5,904         --           --            5,904
Minority interests in the
 Patriot Partnerships......     264,862         --           --          264,862
Minority interest in
 consolidated
 subsidiaries..............      32,112      20,410          --           52,522
Stockholders' equity:
 Preferred stock...........          44           3           (3)(H)          44
 Common stock..............       1,906          61           39 (H)       2,006
 Paid-in capital...........   1,649,054      17,293      141,503 (I)   1,807,850
 Unearned stock compensa-
  tion, net................     (15,075)        --           --          (15,075)
 Notes receivable from
  stockholders.............     (17,138)        --           --          (17,138)
 Receivable from affili-
  ates.....................      (1,229)        --           --           (1,229)
 Retained earnings.........    (116,271)     39,794      (39,794)(I)    (116,271)
                             ----------    --------     --------      ----------
 Total stockholders' equi-
  ty.......................   1,501,291      57,151      101,745       1,660,187
                             ----------    --------     --------      ----------
 Total liabilities and
  stockholders' equity.....  $3,478,366    $118,352     $114,616      $3,711,334
                             ==========    ========     ========      ==========

See notes on following page.

PATRIOT AND PAHOC, ADJUSTED FOR THE MERGER

NOTES TO PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF SEPTEMBER 30, 1997 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS):

(A) Reflects the Pro Forma Condensed Combined Balance Sheet of Patriot and PAHOC as of September 30, 1997, which reflects (i) the Recent
    Transactions, including the Cal Jockey Merger; (ii) the acquisition of the CHC Hotels, the GAH Acquisition and the CHCI Merger; and (iii) the Wyndham Transactions. See page 159.

(B) Represents the Consolidated Balance Sheet of WHG as of September 30, 1997.

(C) Represents adjustment for the purchase method of accounting whereby the investment in the hotel properties owned by WHG is adjusted to record the assets at their estimated fair market values.

(D) Represents the reclassification of receivables from/advances to WHG unconsolidated subsidiaries, stated at their historical cost which approximates their fair value.

(E) Represents the following adjustments:

      Adjustment to state investments in WHG unconsolidated
       subsidiaries at estimated fair market value................. $ 18,909
      Reclassify receivables from/advances to WHG unconsolidated subsidiaries................................................  (40,308)
                                                                    --------
                                                                    $(21,399)
                                                                    ========

(F) Represents purchase consideration in excess of fair market value of the net assets of WHG.

(G) Represents adjustment for the purchase method of accounting whereby the management contracts held by WHG are adjusted to their estimated fair market values. WHG, through certain of its subsidiaries, holds management contracts for the 3 hotels and casinos that it holds ownership interests in. The contracts have remaining lives of 6 to 14 years and provide for payment of management fees including a base fee plus certain incentive fees based on specified criteria as defined in the respective management agreements.

(H) Represents adjustments to record the exchange of WHG Common Stock for Paired Shares and the conversion of the WHG Preferred Stock outstanding into its Paired Share equivalent. Pursuant to the Merger Agreement, WHG Stockholders will receive 0.784 Paired Shares for each share of WHG Common Stock held by them at the time of the Merger, subject to certain adjustments. At September 30, 1997, 6,050 shares of WHG Common Stock were outstanding and were assumed to be exchanged for approximately 4,743 Paired Shares (with a par value equal to $0.02 per Paired Share) resulting in an adjustment to increase common stock.

  At September 30, 1997, 300 shares of WHG Preferred Stock were outstanding. The WHG Preferred Stock has a stated value of $10.00 per share (plus adjustment for accrued, unpaid dividends) and is convertible into WHG Common Stock based on a value of $9.00 per share for the WHG Common Stock. The outstanding shares of WHG Preferred Stock were assumed to be converted into approximately 261 Paired Shares (which represents the number of Paired Shares the holder of such preferred stock would have the right to receive assuming conversion of such shares into WHG Common Stock).

(I) Represents the following adjustments to stockholders' equity:

      Purchase consideration for shares (based on a total of 5,005
       Paired Shares issued in the Merger and the closing price of the Paired Shares on the business day prior to the date of the execution of the Merger Agreement of $31.75)............  $158,899
      Adjustment to preferred stock assumed to be exchanged for
       Paired Shares...............................................        (3)
      Adjustment to common stock for Paired Shares issued..........       (39)
      Book value of WHG common stock...............................       (61)
      Book value of WHG paid-in capital............................   (17,293)
                                                                     --------
       Adjustment to paid-in capital...............................   141,503
      Elimination of WHG historical retained earnings..............   (39,794)
      Adjustment to preferred stock................................        (3)
      Adjustment to common stock...................................        39
                                                                     --------
       Adjustment to stockholders' equity..........................  $101,745
                                                                     ========

                                     PAHOC

                            ADJUSTED FOR THE MERGER

           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                            PAHOC
                          PRO FORMA        WHG                    PRO FORMA
                           TOTAL(A)   HISTORICAL(B) ADJUSTMENTS     TOTAL
                          ----------  ------------- -----------   ----------
                                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenue:
 Room revenue...........  $  547,286     $25,131      $   --      $  572,417
 Other hotel revenues...     329,377      29,765          --         359,142
 Racecourse facility
  revenue...............      51,946         --           --          51,946
 Management fee, service
  fee and reimbursement
  income................      49,225      12,996          --          62,221
 Interest and other
  income................      12,262       2,084          --          14,346
                          ----------     -------      -------     ----------
 Total revenue..........     990,096      69,976          --       1,060,072
                          ----------     -------      -------     ----------
Expenses:
 Departmental costs--
  hotel, club and spa
  operations............     368,568      34,554          --         403,122
 Racecourse facility
  operations............      46,351         --           --          46,351
 Direct operating costs
  of management company,
  service department,
  development and
  reimbursement
  expenses..............      43,809       3,755          --          47,564
 General and
  administrative........     103,877       6,233          --         110,110
 Ground lease and hotel
  lease expense ........      12,502         --           --          12,502
 Repair and
  maintenance...........      41,991         --           --          41,991
 Utilities..............      36,834         --           --          36,834
 Marketing..............      70,577       2,956          --          73,533
 Management fees........       9,469         --           --           9,469
 Depreciation and
  amortization..........      29,425       5,549        5,969 (C)     40,943
 Participating lease
  payments..............     247,218         --           --         247,218
 Interest expense.......       1,393       3,473          --           4,866
 Real estate and
  personal property
  taxes and insurance...         847         --           --             847
                          ----------     -------      -------     ----------
 Total expenses.........   1,012,861      56,520        5,969      1,075,350
                          ----------     -------      -------     ----------
Income (loss) before
 equity earnings of
 unconsolidated
 subsidiaries...........     (22,765)     13,456       (5,969)       (15,278)
Equity in earnings of
 unconsolidated
 subsidiaries...........         --       (2,896)        (511)(D)     (3,407)
                          ----------     -------      -------     ----------
Income (loss) before
 income tax provision
 and minority
 interests..............     (22,765)     10,560       (6,480)       (18,685)
 Income tax (provision)
  benefit...............       7,532      (2,152)        (733)(E)      4,647
                          ----------     -------      -------     ----------
Income (loss) before mi-
 nority interests.......     (15,233)      8,408       (7,213)       (14,038)
 Minority interest in
  the PAHOC
  Partnership...........       1,141         --           218 (F)      1,359
 Minority interest in
  consolidated
  subsidiaries..........       5,045      (3,704)         --           1,341
                          ----------     -------      -------     ----------
Net income (loss)
 applicable to common
 stockholders...........  $   (9,047)    $ 4,704      $(6,995)    $  (11,338)
                          ==========     =======      =======     ==========
Net loss per common
 share(G)...............  $    (0.09)                             $    (0.11)
                          ==========                              ==========

--------

(A) Represents the pro forma results of operations of PAHOC for the year ended December 31, 1996 which reflects adjustments for (i) the Recent Transactions, including the Cal Jockey Merger and the related transactions; (ii) the acquisition of the CHC Hotels, the GAH Acquisition and the CHCI Merger; and (iii) the Wyndham Transactions. See page 166.

(B) Represents the historical consolidated results of operations of WHG for the twelve months ended December 31, 1996 (excluding the adjustment to reflect dividends on preferred stock of the Condado Plaza).
(C) Represents an increase in depreciation and amortization which results from the adjustment for the purchase method of accounting whereby the asset values are adjusted to their estimated fair market value. The adjustment represents increases in depreciation expense of $907, amortization of goodwill of $519 and amortization of management contracts of $4,543. Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 35 years for buildings and improvements and 5 to 7 years for F, F & E. Amortization of goodwill is computed using the straight-line method over a 20-year estimated useful life. Amortization of management contract costs is computed using the straight-line method over the remaining terms of the related contracts.
(D) Represents adjustment to equity in earnings of unconsolidated subsidiaries which results from the adjustment for the purchase method of accounting whereby the investment values are adjusted to their estimated fair market value. The adjustment to the investment balance is being amortized using the straight-line method based upon an estimated useful life of 35 years.
(E) Represents adjustments to PAHOC's estimated federal and state tax provision for the Merger.

(F) Represents the adjustments to minority interest to reflect the estimated minority interest percentage subsequent to the Merger of approximately 10.7%. The estimated minority interest percentage prior to the Merger is approximately 11.2%.

(G) Pro forma earnings per share subsequent to the Merger is computed based on 107,547 weighted average common shares and common share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of shares of PAHOC Preferred Stock into Paired Shares and the conversion of WHG Preferred Stock into Paired Shares.
    In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the year ended December 31, 1996 would be unchanged. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.

                                  PAHOC

                         ADJUSTED FOR THE MERGER

         PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

               FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997

                               (UNAUDITED)

                                  PAHOC
                                PRO FORMA       WHG                    PRO FORMA
                                TOTAL(A)   HISTORICAL(B) ADJUSTMENTS     TOTAL
                                ---------  ------------- -----------   ---------
                                  (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenue:
 Room revenue.................  $459,166      $19,627      $   --      $478,793
 Other hotel revenue..........   261,588       23,235          --       284,823
 Racecourse facility revenue..    33,399          --           --        33,399
 Management fee, service fee
  and reimbursement income....    45,549       11,289          --        56,838
 Interest and other income....     8,507        2,017          --        10,524
                                --------      -------      -------     --------
 Total revenue................   808,209       56,168          --       864,377
                                --------      -------      -------     --------
Expenses:
 Departmental costs--hotel,
  club and spa operations.....   282,402       25,195          --       307,597
 Racecourse facility
  operations..................    30,114          --           --        30,114
 Direct operating costs of
  management company, service
  department, and
  reimbursement expenses......    40,331        3,096          --        43,427
 General and administrative...    81,670        6,652       (1,000)(C)   87,322
 Ground lease and hotel lease
  expense.....................    16,778          --           --        16,778
 Repair and maintenance.......    34,512          --           --        34,512
 Utilities....................    29,841          --           --        29,841
 Marketing....................    59,095        2,239          --        61,334
 Management fees..............     9,657          --           --         9,657
 Depreciation and
  amortization................    20,705        4,412        4,372 (D)   29,489
 Participating lease
  payments....................   202,610          --           --       202,610
 Interest expense.............       936        2,355          --         3,291
 Real estate and personal
  property taxes and casualty
  insurance ..................       290          --           --           290
                                --------      -------      -------     --------
 Total expenses...............   808,941       43,949        3,372      856,262
                                --------      -------      -------     --------
 Income (loss) before equity
  in earnings of
  unconsolidated
  subsidiaries................      (732)      12,219       (3,372)       8,115
 Equity in earnings of
  unconsolidated
  subsidiaries................       --           822         (405)(E)      417
                                --------      -------      -------     --------
Income (loss) before income
 tax provision and minority
 interests....................      (732)      13,041       (3,777)       8,532
 Income tax (provision) bene-
  fit.........................    (3,477)      (3,336)       3,336 (F)   (3,477)
                                --------      -------      -------     --------
Income (loss) before minority
 interests....................    (4,209)       9,705         (441)       5,055
 Minority interest in the
  PAHOC Partnership...........       630          --          (669)(G)      (39)
 Minority interest in
  consolidated subsidiaries...    (1,419)      (3,273)         --        (4,692)
                                --------      -------      -------     --------
Net income (loss) applicable
 to common stockholders.......  $ (4,998)     $ 6,432      $(1,110)    $    324
                                ========      =======      =======     ========
Net income (loss) per common
 share(H).....................  $  (0.05)                              $   0.01
                                ========                               ========

--------

(A) Represents the pro forma results of operations of PAHOC for the nine months ended September 30, 1997 which reflects adjustments for (i) the Recent Transactions, including the Cal Jockey Merger and the related transactions; (ii) the acquisition of the CHC Hotels, the GAH Acquisition and the CHCI Merger; and (iii) the Wyndham Transactions. See page 168.

(B) Represents the historical consolidated results of operations of WHG for the nine months ended September 30, 1997 (excluding the adjustment to reflect dividends on preferred stock of the Condado Plaza).

(C) Represents adjustment to eliminate non-recurring Merger related costs.

(D) Represents an increase in depreciation and amortization which results from the adjustment for the purchase method of accounting whereby the asset values are adjusted to their estimated fair market value. The adjustment represents increases in depreciation expense of $678, amortization of goodwill of $286 and amortization of management contracts of $3,408. Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 35 years for buildings and improvements and 5 to 7 years for F, F & E. Amortization of goodwill is computed using the straight-line method over a 20-year estimated useful life. Amortization of management contract costs is computed using the straight-line method over the remaining terms of the related contracts.

(E) Represents adjustment to equity in earnings of unconsolidated subsidiaries which results from the adjustment for the purchase method of accounting whereby the investment values are adjusted to their estimated fair market value. The adjustment to the investment balance is being amortized using the straight-line method based upon an estimated useful life of 35 years.

(F) Represents adjustments to PAHOC's estimated federal and state tax provision for the Merger.

(G) Represents the adjustments to minority interest to reflect the estimated minority interest percentage subsequent to the Merger of approximately 10.7%. The estimated minority interest percentage prior to the Merger is approximately 11.2%.

(H) Pro forma earnings per share subsequent to the Merger is computed based on 108,178 weighted average common shares and common share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of shares of PAHOC Preferred Stock into Paired Shares and the conversion of WHG Preferred Stock into Paired Shares.

  In February 1997, the Financing Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the nine months ended September 30, 1997 would be unchanged. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.

                            PATRIOT AND PAHOC

     ADJUSTED FOR THE PATRIOT/IHC MERGER AND BUENA VISTA ACQUISITION

                             INTRODUCTION TO

                      PRO FORMA FINANCIAL STATEMENTS

                   (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

  On December 2, 1997, Patriot and PAHOC entered into the Patriot/IHC Merger Agreement with IHC, pursuant to which IHC will merge with and into Patriot with Patriot being the surviving corporation. As a result of the Patriot/IHC Merger, Patriot will acquire all of the assets and liabilities of IHC, including IHC's portfolio of 222 owned, leased or managed hotels located in the United States, Canada, the Caribbean and Russia. Of IHC's portfolio, 40 hotels aggregating approximately 11,580 rooms are owned or controlled by IHC, 90 hotels aggregating approximately 10,354 rooms are leased and 92 hotels aggregating approximately 23,183 rooms are managed or subject to service agreements. IHC operates its hotels under a variety of brand names, including Marriott(R), Embassy Suites(R), Hilton(TM), Holiday Inn(R), Radisson(TM), Westin(R), Sheraton(TM), Doubletree(TM), Residence Inn(TM), Hampton Inn(R), Comfort Inn(TM), Homewood Suites(TM) and Colony(R). As a result of the Patriot/IHC Merger, Patriot will assume or refinance all of IHC's existing indebtedness, which totaled approximately $776,000 as of September 30, 1997, will pay approximately $24,300 to buy out options to purchase IHC Common Stock and will assume certain severance obligations of approximately $30,000.

  Upon consummation of the Patriot/IHC Merger, and subject to proration as described below, IHC stockholders may elect to convert their shares of IHC Common Stock into the right to receive either (i) Patriot/IHC Cash Consideration consisting of an amount of cash equal to $37.50 per share of IHC Common Stock, or (ii) Paired Shares at the Patriot/IHC Exchange Ratio. The Patriot/IHC Merger Agreement provides that, except under certain circumstances involving the payment of cash to IHC stockholders who exercise dissenters' appraisal rights in connection with the Patriot/IHC Merger, approximately 40% of the IHC Outstanding Shares will be converted into the right to receive the Patriot/IHC Cash Consideration and the remaining approximately 60% of the IHC Outstanding Shares will be converted into the right to receive Paired Shares at the Patriot/IHC Exchange Ratio. Accordingly, the Aggregate Patriot/IHC Cash Consideration to be received by holders of IHC Common Stock who elect to receive Patriot/IHC Cash Consideration generally will be an amount equal to 40% of the IHC Outstanding Shares multiplied by $37.50, or an aggregate of approximately $530,000 based on the number of shares of IHC Common Stock outstanding as of December 1, 1997. The Aggregate Paired Share Consideration to be received by holders of IHC Common Stock who elect to receive Paired Shares in the Patriot/IHC Merger generally will equal 60% of the IHC Outstanding Shares multiplied by the Patriot/IHC Exchange Ratio. Upon consummation of the Patriot/IHC Merger, holders of outstanding options to acquire IHC Common Stock will receive cash in an amount equal to the spread between the exercise price of such options and $37.50, except that certain senior executives of IHC may elect to have their options assumed by Patriot.

  The Patriot/IHC Merger Agreement provides that, in the event that the holders of IHC Outstanding Shares elect to receive Patriot/IHC Cash Consideration with respect to more than 14,168,500 shares of IHC Common Stock (approximately 40% of the IHC Outstanding Shares), such holders will receive the Aggregate Patriot/IHC Cash Consideration on a pro rata basis based on the respective numbers of shares of IHC Common Stock with respect to which each such holder has elected to receive Patriot/IHC Cash Consideration. Under such circumstances, such holders' remaining shares of IHC Common Stock that are not converted into the right to receive Patriot/IHC Cash Consideration will be converted into the right to receive Paired Shares at the Patriot/IHC Exchange Ratio. In the event that the aggregate number of shares of IHC Common Stock with respect to which the holders thereof have elected to receive Paired Shares at the Patriot/IHC Exchange Ratio is greater than approximately 60% of the IHC Outstanding Shares, such holders will receive the Aggregate Paired Share Consideration on a pro rata basis based on the respective numbers of shares of IHC Common Stock with respect to which each such holder has elected to receive Paired Shares. Under such circumstances, such holders' remaining shares of IHC Common Stock that are not converted into the right to receive Paired Shares will be converted into the right to receive Patriot/IHC Cash Consideration.

  Under the terms of the Patriot/IHC Merger Agreement and subject to proration as described above, each issued and outstanding share of IHC Common Stock with respect to which the holder thereof has made an election to receive Paired Shares in the Patriot/IHC Merger generally will be converted into the right to receive a number of Paired Shares equal to $37.50 divided by the Patriot/IHC Average Closing Price. However, the Patriot/IHC Exchange Ratio is subject to adjustment if the Patriot/IHC Average Closing Price is less than $27.97 or greater than $34.186. If the Patriot/IHC Average Closing Price is less than $27.97 but greater than or equal to $26.416, the Patriot/IHC Exchange Ratio will be equal to 1.341. If the Patriot/IHC Average Closing Price is greater than $34.186 but less than or equal to $37.294 ($38.848, if the Patriot/IHC Merger is consummated after March 30, 1998), the Patriot/IHC Exchange Ratio will be equal to 1.097. If the Patriot/IHC Average Closing Price is greater than $37.294 ($38.848, if the Patriot/IHC Merger is consummated after March 30, 1998), the Patriot/IHC Exchange Ratio will be equal to $40.912 ($42.616, if the Patriot/IHC Merger is consummated after March 30, 1998) divided by the Patriot/IHC Average Closing Price. If the Patriot/IHC Average Closing Price is less than $26.416, the Patriot/IHC Exchange Ratio will be equal to 1.341, but IHC will have the right to terminate the Patriot/IHC Merger Agreement unless Patriot decides to increase the Patriot/IHC Exchange Ratio to an amount equal to $35.424 divided by the Patriot/IHC Average Closing Price and in the event Patriot exercises such right, IHC will no longer have the right to terminate the Patriot/IHC Merger Agreement.

  Following the Patriot/IHC Merger, Patriot, directly or through its subsidiaries, will own the 40 IHC hotels and will lease such hotels to PAHOC. The 90 hotel leases acquired by Patriot subsidiaries (of which 88 were leased by IHC as of September 30, 1997) will be sub-leased to PAHOC. IHC's remaining 92 management and franchise contracts, the IHC hotel management company and other hotel management-related assets will be transferred to corporate subsidiaries of Patriot (collectively, the "Patriot/IHC Non-Controlled Subsidiaries"). Patriot will own a 99% non-voting interest and PAHOC will own the 1% controlling voting interest in each of the Patriot/IHC Non-Controlled Subsidiaries. Therefore, the operating results of the Patriot/IHC Non-Controlled Subsidiaries will be combined with those of PAHOC for financial reporting purposes. Patriot will account for its investment in the Patriot/IHC Non-Controlled Subsidiaries using the equity method of accounting.

  The Patriot Companies intend to enter into forward commitment arrangements to place $200,000 of Paired Shares concurrent with the closing of the Patriot/IHC Merger, the proceeds from which will be used to satisfy certain cash requirements resulting from the Patriot/IHC Merger. Consummation of these forward commitment arrangements is subject to various conditions and no assurances can be given that the Patriot Companies will be successful in their efforts to place $200,000 of Paired Shares concurrently with the closing of the Patriot/IHC Merger.

  The Pro Forma Financial Statements have been adjusted for the purchase method of accounting whereby the hotels and related improvements and other assets and liabilities owned by IHC are adjusted to estimated fair market value. The fair market value of the assets and liabilities of IHC has been determined based upon preliminary estimates and is subject to change as additional information is obtained. Management does not anticipate that the preliminary allocation of purchase costs based upon the estimated fair market value of the assets and liabilities of IHC will materially change; however, the allocation of purchase costs are subject to final determination based upon estimates and other evaluations of fair market value as of the close of the transaction. Therefore, the allocation reflected in the following unaudited Pro Forma Financial Statements may differ from the amounts ultimately determined.

  In addition, the Patriot Companies have entered into agreements for the Buena Vista Acquisition. Patriot, through certain of its subsidiaries, has entered into a Contribution Agreement dated October 7, 1997 to acquire approximately 90% of HVP's 45% interest in the Buena Vista Joint Venture for approximately $14,000 in cash and OP Units of the Patriot Partnerships. Patriot was also granted an option to acquire HVP's remaining interest in the Buena Vista Joint Venture. In addition, pursuant to a Purchase and Sale Agreement dated November 6, 1997, Patriot, through certain of its subsidiaries, agreed to acquire Equitable's 55% interest in the Buena Vista Joint Venture for approximately $53,500 in cash and also agreed to repay outstanding mezzanine debt of approximately $6,004. Patriot will acquire the participating loan investment held by PAHOC for approximately $23,750 in cash. Subsequent to the acquisition of these joint venture interests, Patriot, through certain of its subsidiaries, will hold an aggregate 95% ownership interest (including a 1% general partnership interest) in the Buena Vista Joint Venture with an option to acquire the remaining 5% interest in three years. The Buena Vista Palace Hotel will remain subject to a ground lease and a first leasehold mortgage note in the amount of approximately $50,700.

  The Patriot/IHC Merger is subject to various conditions, including approval of the Patriot/IHC Merger by the stockholders of Patriot, PAHOC and IHC. In the event that the Patriot/IHC Merger Agreement is terminated under certain circumstances, including in order to allow IHC to pursue a superior proposal (as defined in the Patriot/IHC Merger Agreement), IHC will be required to pay Patriot a break-up fee of $50,000. Likewise, if the Patriot/IHC Merger Agreement is terminated by IHC as a result of Patriot's failure to recommend approval of the Patriot/IHC Merger to its stockholders, Patriot will be required to pay a $50,000 break-up fee to IHC. The Buena Vista Acquisition is subject to various conditions, including completion of the Patriot Companies' due diligence procedures.

  The following unaudited Pro Forma Condensed Combined Statements of Operations, as adjusted for the Patriot/IHC Merger and Buena Vista Acquisition for the year ended December 31, 1996 and the nine months ended September 30, 1997, are derived from (i) the Patriot and PAHOC Pro Forma Condensed Combined Statements of Operations as adjusted for the Wyndham Merger for the year ended December 31, 1996 and the nine months ended September 30, 1997 included elsewhere in this Proxy Statement/Prospectus, (ii) the Pro Forma Statements of Income of IHC for the year ended December 31, 1996 and the nine months ended September 30, 1997, (iii) the Consolidated Statements of Operations of IHC for the year ended December 31, 1996 and the nine months ended September 30, 1997, and (iv) the statements of operations of Royal Palace Hotel Associates for the year ended December 31, 1996 and the nine months ended September 30, 1997, all of which were filed with the Patriot Companies' Joint Current Report on Form 8-K dated December 10, 1997 which is incorporated by reference herein. The following unaudited Pro Forma Condensed Combined Statements of Operations assume the Patriot/IHC Merger and the Buena Vista Acquisition had occurred on January 1, 1996.

  The following unaudited Pro Forma Condensed Combined Statements of Operations are not necessarily indicative of what the actual results of operations of Patriot and PAHOC as adjusted for the Patriot/IHC Merger and the Buena Vista Acquisition would have been assuming such transactions had been completed as of January 1, 1996, nor do they purport to represent the results of operations for future periods. Further, the unaudited Pro Forma Condensed Combined Statement of Operations for the interim period ended September 30, 1997 is not necessarily indicative of the results of operations for the full year.

                            PATRIOT AND PAHOC

     ADJUSTED FOR THE PATRIOT/IHC MERGER AND BUENA VISTA ACQUISITION

           PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                   FOR THE YEAR ENDED DECEMBER 31, 1996

                               (UNAUDITED)

                                 PATRIOT     PAHOC                     PRO FORMA
                                PRO FORMA  PRO FORMA   ELIMINATIONS      TOTAL
                                ---------  ----------  ------------    ----------
                                  (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenue:
 Participating lease revenue..  $453,764   $      --    $(421,034)(A)  $   32,730
 Hotel revenue................       --     1,686,214         --        1,686,214
 Racecourse facility revenue,
  hotel and land lease
  revenue.....................   100,868       51,946    (100,534)(B)      52,280
 Management fee, service fee
  and reimbursement income....       --       102,979         --          102,979
 Interest and other income....     2,797       16,002      (5,916)(C)      12,883
                                --------   ----------   ---------      ----------
 Total revenue................   557,429    1,857,141    (527,484)      1,887,086
                                --------   ----------   ---------      ----------
Expenses:
 Departmental costs--hotel
  operations..................       --       682,451         --          682,451
 Racecourse facility
  operations..................       --        46,351      (5,611)(B)      40,740
 Direct operating costs of
  management company, service
  department, and
  reimbursement expenses......       --        66,458         --           66,458
 General and administrative...     7,097      184,492         (34)(C)     191,555
 Ground lease and hotel lease
  expense.....................    99,570      100,263     (94,923)(B)     104,910
 Repair and maintenance.......       --        75,549         --           75,549
 Utilities....................       --        68,535         --           68,535
 Interest expense.............   234,882        4,866      (5,882)(C)     233,866
 Real estate and personal
  property taxes and casualty
  insurance...................    56,849        3,104         --           59,953
 Marketing....................       --       136,080         --          136,080
 Management fees..............       --        15,800         --           15,800
 Depreciation and
  amortization................   183,877       62,952         --          246,829
 Participating lease
  payments....................       --       421,034    (421,034)(A)         --
                                --------   ----------   ---------      ----------
 Total expenses...............   582,275    1,867,935    (527,484)      1,922,726
                                --------   ----------   ---------      ----------
Loss before equity in earnings
 of unconsolidated
 subsidiaries, income tax
 provision and minority
 interests....................   (24,846)     (10,794)        --          (35,640)
 Equity in earnings of
  unconsolidated
  subsidiaries................     2,096       (3,407)      5,826 (D)       4,515
                                --------   ----------   ---------      ----------
Loss before income tax
 provision and minority
 interests....................   (22,750)     (14,201)      5,826         (31,125)
 Income tax provision.........    (1,045)      (1,048)        --           (2,093)
                                --------   ----------   ---------      ----------
Income (loss) before minority
 interests....................   (23,795)     (15,249)      5,826         (33,218)
 Minority interests in the
  Patriot Partnerships........      (232)       1,113         --              881
 Minority interest in
  consolidated subsidiaries ..    (4,768)       2,122      (5,826)(D)      (8,472)
                                --------   ----------   ---------      ----------
Net loss applicable to common
 stockholders.................  $(28,795)  $  (12,014)  $     --       $  (40,809)
                                ========   ==========   =========      ==========
Net loss per common Paired
 Share(E).....................  $  (0.21)  $    (0.09)                 $    (0.30)
                                ========   ==========                  ==========

--------

(A) Represents the elimination of participating lease revenue and expense related to those hotel properties leased by Patriot to PAHOC.

(B) Represents the elimination of rental income and expense related to the Racecourse facility, land leased and the hotels sub-leased by Patriot to PAHOC.

(C) The pro forma adjustments represent the elimination of $1,170 of interest income and expense related to a note receivable issued to Old Patriot in connection with the sale of certain assets to PAH RSI Lessee, which assets are assumed to be acquired by PAHOC, the elimination of $4,712 of interest income and expense related to the Subscription Notes issued to PAHOC in connection with the subscription for shares of PAHOC Common Stock and PAHOC Partnership OP Units issued in connection with the Cal Jockey Merger and the elimination of $34 of other intercompany income and expense items.

(D) Represents the elimination of equity in losses of the New Non-Controlled Subsidiaries and the Patriot/IHC Non-Controlled Subsidiaries.

(E) Pro forma earnings per share is computed based on 139,598 weighted average common Paired Shares and common Paired Share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of preferred stock into Paired Shares.

  In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the year ended December 31, 1996 would be a net loss of $0.30 per Paired Share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.

                            PATRIOT AND PAHOC

     ADJUSTED FOR THE PATRIOT/IHC MERGER AND BUENA VISTA ACQUISITION

           PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

               FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997

                               (UNAUDITED)

                             PATRIOT     PAHOC                     PRO FORMA
                            PRO FORMA  PRO FORMA   ELIMINATIONS      TOTAL
                            ---------  ----------  ------------    ----------
                              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenue:
 Participating lease
  revenue.................  $376,299   $      --    $ (348,932)(A) $  27,367
 Hotel revenue............       --     1,368,550          --      1,368,550
 Racecourse facility
  revenue, hotel and land
  lease revenue...........    92,336       33,399      (92,078)(B)    33,657
 Management fee, service
  fee and reimbursement
  income..................       --        87,715          --         87,715
 Interest and other
  income..................     4,043       11,738       (2,306)(C)    13,475
                            --------   ----------   ----------     ---------
 Total revenue............   472,678    1,501,402     (443,316)    1,530,764
                            --------   ----------   ----------     ---------
Expenses:
 Departmental costs--hotel
  operations..............       --       525,457          --        525,457
 Racecourse facility
  operations..............       --        30,114       (3,246)(B)    26,868
 Direct operating costs of
  management company,
  service department, and
  reimbursement expenses..       --        59,138          --         59,138
 General and
  administrative..........     7,137      145,137          (24)(C)   152,250
 Ground lease and hotel
  lease expense...........    90,828       93,181      (88,832)(B)    95,177
 Repair and maintenance...       --        60,241          --         60,241
 Utilities................       --        53,539          --         53,539
 Interest expense.........   174,063        3,291       (2,282)(C)   175,072
 Real estate and personal
  property taxes and
  casualty insurance......    43,469        2,027          --         45,496
 Marketing................       --       108,417          --        108,417
 Management fees..........       --        15,174          --         15,174
 Depreciation and
  amortization............   138,430       45,996          --        184,426
 Participating lease
  payments................       --       348,932     (348,932)(A)       --
                            --------   ----------   ----------     ---------
 Total expenses...........   453,927    1,490,644     (443,316)    1,501,255
                            --------   ----------   ----------     ---------
 Income before equity in
  earnings of
  unconsolidated
  subsidiaries, income tax
  provision and minority
  interests...............    18,751       10,758          --         29,509
 Equity in earnings of
  unconsolidated
  subsidiaries............     4,650          417          (42)(D)     5,025
                            --------   ----------   ----------     ---------
Income before income tax
 provision and minority
 interests................    23,401       11,175          (42)       34,534
 Income tax (provision)
  benefit.................      (781)      (7,449)         --         (8,230)
                            --------   ----------   ----------     ---------
Income before minority
 interests................    22,620        3,726          (42)       26,304
 Minority interests in the
  Patriot Partnerships....    (2,485)         (35)         --         (2,520)
 Minority interest in
  consolidated
  subsidiaries............    (4,159)      (3,315)          42 (D)    (7,432)
                            --------   ----------   ----------     ---------
Net income applicable to
 common stockholders......  $ 15,976   $      376   $      --      $  16,352 (E)
                            ========   ==========   ==========     =========
Net income per common
 Paired Share.............  $   0.11   $     0.00                  $    0.11 (E)
                            ========   ==========                  =========

--------

(A) Represents elimination of participating lease revenue and expense related to those hotel properties leased by Patriot to PAHOC.

(B) Represents elimination of rental income and expense related to the Racecourse facility, land leased and the hotels sub-leased by Patriot to PAHOC.

(C) Represents primarily the elimination of $832 of interest income and expense related to a note receivable issued to Old Patriot in connection with the sale of certain assets to PAH RSI Lessee, which assets are assumed to be acquired by PAHOC, the elimination of $1,450 of interest income and expense related to the Subscription Notes issued to PAHOC in connection with the subscription for shares of PAHOC Common Stock and PAHOC Partnership OP Units issued in connection with the Cal Jockey Merger, and the elimination of $24 of other intercompany income and expense items.

(D) Represents the elimination of equity in income of the New Non-Controlled Subsidiaries and the Patriot/IHC Non-Controlled Subsidiaries.

(E) Pro forma earnings per share is computed based on 140,229 weighted average common Paired Shares and common Paired Share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of preferred stock into Paired Shares.

  In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the nine months ended September 30, 1997 would be $0.11 per Paired Share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.

                            PATRIOT AND PAHOC

     ADJUSTED FOR THE PATRIOT/IHC MERGER AND BUENA VISTA ACQUISITION

                PRO FORMA CONDENSED COMBINED BALANCE SHEET

                         AS OF SEPTEMBER 30, 1997

                               (UNAUDITED)

                 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

  The following unaudited Pro Forma Condensed Combined Balance Sheet is presented as if the Patriot/IHC Merger and the Buena Vista Acquisition had occurred as of September 30, 1997. The Pro Forma Condensed Combined Balance Sheet is derived from the Patriot and PAHOC Pro Forma Condensed Combined Balance Sheet as of September 30, 1997 included elsewhere herein.

  Such pro forma information is based in part upon the Consolidated Balance Sheets of IHC and Wyndham and the Combined Balance Sheet of Patriot and PAHOC as of September 30, 1997 which are incorporated by reference herein. This pro forma information is also based in part upon WHG's Consolidated Balance Sheet as of September 30, 1997 which is included herein. Such information should also be read in conjunction with the financial statements filed in IHC's, Wyndham's and the Patriot Companies' respective Quarterly Reports on Form 10-Q for the period ended September 30, 1997, all of which are incorporated by reference herein. In management's opinion, all material adjustments necessary to reflect the effect of these transactions have been made.

  The accompanying Pro Forma Condensed Combined Balance Sheet reflects adjustments to record the net assets of IHC at their estimated fair market values and the elimination of IHC's historical shareholders' equity. The fair market values of the assets and liabilities of IHC have been determined based upon preliminary estimates and are subject to change as additional information is obtained. Management does not anticipate that the preliminary allocation of purchase costs based upon the estimated fair market values of the assets and liabilities of IHC will materially change; however, the allocations of purchase costs are subject to final determination based upon estimates and other evaluations of fair market value as of the close of the transaction. Therefore, the allocations reflected in the following unaudited Pro Forma Condensed Combined Balance Sheet may differ from the amounts ultimately determined. The following unaudited Pro Forma Condensed Combined Balance Sheet is not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of September 30, 1997, nor does it purport to represent the future financial position of Patriot and PAHOC as adjusted for the Patriot/IHC Merger and the Buena Vista Acquisition.

                             PATRIOT AND PAHOC

      ADJUSTED FOR THE PATRIOT/IHC MERGER AND BUENA VISTA ACQUISITION

                PRO FORMA CONDENSED COMBINED BALANCE SHEET

                         AS OF SEPTEMBER 30, 1997

                                (UNAUDITED)

                 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                           PATRIOT
                             AND         BUENA
                            PAHOC        VISTA                    PATRIOT/IHC
                          PRO FORMA   ACQUISITION       IHC          MERGER      PRO FORMA
                           TOTAL(A)   PRO FORMA(B) HISTORICAL(C) ADJUSTMENTS(D)    TOTAL
                          ----------  ------------ ------------- --------------  ----------
         ASSETS
Net investment in real
 estate and related
 improvements...........  $2,514,216    $145,720    $1,140,291      $760,208 (E) $4,560,435
Mortgage notes and other
 receivables from
 unconsolidated
 subsidiaries...........     116,092         --            --            --         116,092
Notes and other
 receivables from
 affiliates.............      24,800         --            --            --          24,800
Notes receivable........      17,844         --          5,184        (5,184)(F)     17,844
Investment in
 unconsolidated
 subsidiaries...........      24,545         --         24,518           --          49,063
Cash and cash
 equivalents............      55,275       1,064        31,924           --          88,263
Restricted cash.........      39,132       5,222         7,745           --          52,099
Accounts receivable,
 net....................      57,676       3,895        48,653           --         110,224
Goodwill................     489,661         --         21,501       123,911 (G)    635,073
Deferred expenses, net..      24,663       2,787        13,979         8,512 (H)     49,941
Deferred acquisition
 costs..................      39,970     (23,750)          --            --          16,220
Management contract and
 leasehold costs........     153,813         --         28,344       101,987 (I)    284,144
Trade name and franchise
 costs..................      93,050         --            --            --          93,050
Prepaid expenses and
 other assets...........      59,101         769        25,831           --          85,701
Deferred income taxes...       1,496         --          2,283           --           3,779
                          ----------    --------    ----------      --------     ----------
 Total assets...........  $3,711,344    $135,707    $1,350,253      $989,434     $6,186,728
                          ==========    ========    ==========      ========     ==========
 LIABILITIES AND STOCK-
     HOLDERS' EQUITY
Borrowings under a line
 of credit and mortgage
 notes..................  $1,495,274    $123,423      $775,504      $434,124 (J) $2,828,325
Notes and other
 liabilities............       5,032         279           --            --           5,311
Accounts payable and
 accrued expenses.......     120,208       7,904        98,613           --         226,725
Dividends and
 distributions payable..      21,727         --            --            --          21,727
Sales taxes payable.....       2,968         --            --            --           2,968
Deferred income tax
 liability..............      78,617         --         13,878        13,460 (K)    105,955
Deposits................       4,033       2,023           --            --           6,056
Deferred gain...........         --          --            --            --             --
Due to unconsolidated
 subsidiaries...........       5,904         --            --            --           5,904
Minority interests in
 the Patriot
 Partnerships...........     264,862       2,078           --            --         266,940
Minority interest in
 consolidated
 subsidiaries...........      52,522         --         17,141           --          69,663
Stockholders' equity:
 Preferred stock........          44         --            --            --              44
 Common stock...........       2,006         --            354           287 (L)      2,647
 Paid-in capital........   1,807,850         --        411,644       574,682 (M)  2,794,176
 Unearned stock compen-
  sation, net...........     (15,075)        --           (813)          813 (M)    (15,075)
 Notes receivable from
  stockholders..........     (17,138)        --            --            --         (17,138)
 Receivable from affili-
  ates..................      (1,229)        --            --            --          (1,229)
 Retained earnings......    (116,271)        --         33,932      (33,932) (M)   (116,271)
                          ----------    --------    ----------      --------     ----------
 Total stockholders' eq-
  uity..................   1,660,187         --        445,117       541,850 (M)  2,647,154
                          ----------    --------    ----------      --------     ----------
 Total liabilities and
  stockholders' equity..  $3,711,344    $135,707    $1,350,253      $989,434     $6,186,728
                          ==========    ========    ==========      ========     ==========

See notes on following page.

PATRIOT AND PAHOC, ADJUSTED FOR THE PATRIOT/IHC MERGER AND BUENA VISTA ACQUISITION NOTES TO PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF SEPTEMBER 30, 1997 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS):

(A) Represents the pro forma combined balance sheet of Patriot and PAHOC as of September 30, 1997 as adjusted for the Wyndham Transactions and the Merger. See page 177.

(B) Represents adjustments to Patriot and PAHOC's combined balance sheet assuming the Buena Vista Acquisition had occurred on September 30, 1997.

(C) Represents the historical balance sheet of IHC as of September 30, 1997.

(D) Represents adjustments to Patriot and PAHOC's Combined Balance Sheet as adjusted for the Patriot/IHC Merger.

(E) Represents adjustments for the purchase method of accounting whereby the investments in hotel properties owned by IHC are adjusted to record the assets at their estimated fair market values.

(F) Represents adjustment to eliminate notes receivable from officers which are to be extinguished prior to the Patriot/IHC Merger.

(G) Represents the purchase consideration in excess of the fair market value of the net assets of IHC.

(H) Represents an increase in deferred loan costs expected to be incurred in connection with an increase in the Revolving Credit Facility to finance the cash portion of the purchase price and Patriot/IHC Merger related costs.

(I) Represents adjustments for the purchase method of accounting whereby the third-party management contracts and leaseholds held by IHC are adjusted to their estimated fair market value. The management contracts have an average remaining life of approximately 5 years. The leaseholds have an average remaining life of 14 years.

(J) Represents additional borrowings assumed to be incurred in connection with the Patriot/IHC Merger as follows:

   Cash required to finance the acquisition of 40% of the IHC Out-
    standing Shares at $37.50 per share.............................  $ 531,312
   Less: Net proceeds from concurrent offering (see Note L).........   (190,000)
                                                                      ---------
   Cash required to finance stock purchase..........................    341,312
   Estimated transaction costs......................................     30,000
   Buyout of IHC options............................................     24,300
   Estimated severance costs........................................     30,000
   Additional loan costs............................................      8,512
                                                                      ---------
    Total cash requirements.........................................  $ 434,124
                                                                      =========

  In addition, immediately following the Patriot/IHC Merger, the stockholders of IHC and Patriot will receive a special dividend in order to distribute the current and accumulated earnings and profits of IHC and Patriot through the date of the Patriot/IHC Merger.

(K) Represents adjustments to eliminate $11,800 of the deferred tax liability of IHC which is associated with timing differences related to depreciation of real property which will be owned by Patriot following the Patriot/IHC Merger offset by an increase in the deferred tax liability of $25,260 related to purchased management contracts.

(L) Represents adjustments to record the exchange of IHC Common Stock for Paired Shares. Pursuant to the Patriot/IHC Merger Agreement, IHC Stockholders may elect to receive for each share of IHC Common Stock held by them, either (i) cash for shares equal to $37.50 per share or (ii) Paired Shares, for which the exchange ratio is determined by dividing $37.50 by the average closing price for a Paired Share as reported on the NYSE over the 20 consecutive trading day period ending on the trading day immediately preceding the fifth trading day prior to the date on which the shareholder meeting is held (subject to certain adjustments). The Patriot/IHC Merger Agreement also provides for purchase of 40% of the IHC Outstanding Shares for cash, with the remainder in Paired Shares. At September 30, 1997, there were 35,421 shares of IHC Common Stock outstanding. Assuming 40% of the IHC Outstanding Shares are tendered for cash, the remaining 21,253 shares will be exchanged for 25,621 Paired Shares (based upon the average closing price of the Paired Shares for the 20 trading days ended November 26, 1997 of $31.106). In addition, the Patriot Companies are negotiating a forward commitment to place $200,000 of Paired Shares concurrent with the Patriot/IHC Merger. Assuming the Paired Shares were offered at the average closing price of the Paired Shares for the trading 20 days ended November 26, 1997 of $31.106, an additional 6,430 Paired Shares will be outstanding following the Patriot/IHC Merger. The increase in common stock is summarized as follows:

   Paired Shares exchanged in Patriot/IHC Merger........................ 25,621
   Paired Shares offered in concurrent offering.........................  6,430
                                                                         ======
   Increase in Paired Shares............................................ 32,051
   Par value of each Paired Share....................................... $ 0.02
                                                                         ======
   Increase in common stock............................................. $  641
   Less: IHC historical common stock....................................   (354)
                                                                         ------
      Adjustment to common stock........................................ $  287
                                                                         ======

(M) Represents adjustments to stockholders' equity to eliminate IHC's historical equity accounts and record equity based upon the number of Paired Shares issued in the Patriot/IHC Merger and the concurrent offering of Paired Shares as follows:

   Purchase consideration for IHC Outstanding Shares (35,421 shares of IHC Common Stock at $37.50 per share).......................  $1,328,279
   Less: IHC Common Stock to be purchased for cash.................    (531,312)
                                                                     ----------
   Purchase consideration for shares...............................     796,967
   Net proceeds from concurrent offering...........................     190,000
   Book value of IHC paid-in capital...............................    (411,644)
   Adjustment to common stock......................................        (641)
                                                                     ----------
    Adjustment to Paid-in Capital..................................  $  574,682
                                                                     ----------
   Elimination of IHC historical retained earnings.................     (33,932)
   Adjustment to unearned stock compensation.......................         813
   Adjustment to common stock......................................         287
                                                                     ----------
    Adjustment to stockholders' equity.............................  $  541,850
                                                                     ==========

                                 PATRIOT

     ADJUSTED FOR THE PATRIOT/IHC MERGER AND BUENA VISTA ACQUISITION

         PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                   FOR THE YEAR ENDED DECEMBER 31, 1996

                               (UNAUDITED)

                                        BUENA
                           PATRIOT      VISTA        PATRIOT/IHC
                          PRO FORMA  ACQUISITION        MERGER      PRO FORMA
                          TOTAL(A)   PRO FORMA(B)   ADJUSTMENTS(C)    TOTAL
                          ---------  ------------   --------------  ---------
                               (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenue:
 Participating lease
  revenue...............  $279,948     $22,434         $151,382 (D) $453,764
 Racecourse facility,
  hotel and land lease
  revenue...............    17,714         --            83,154 (E)  100,868
 Interest and other
  income................     2,797         --               --         2,797
                          --------     -------         --------     --------
 Total revenue..........   300,459      22,434          234,536      557,429
                          --------     -------         --------     --------
Expenses:
 Ground lease and hotel
  lease expense.........    16,824         --            82,746 (F)   99,570
 General and
  administrative........     7,097         --               --         7,097
 Interest expense.......   124,637      10,543 (G)       99,702 (G)  234,882
 Real estate and
  personal property
  taxes and casualty
  insurance.............    34,542       2,543           19,764 (H)   56,849
 Depreciation and
  amortization..........    93,775       5,692           84,410 (I)  183,877
                          --------     -------         --------     --------
 Total expenses.........   276,875      18,778          286,622      582,275
                          --------     -------         --------     --------
Income (loss) before
 equity in earnings of
 unconsolidated
 subsidiaries, income
 tax provision and
 minority interests.....    23,584       3,656          (52,086)     (24,846)
 Equity in earnings
  (losses) of
  unconsolidated
  subsidiaries..........     2,877         --              (781)(J)    2,096
                          --------     -------         --------     --------
Income (loss) before
 income tax provision
 and minority
 interests..............    26,461       3,656          (52,867)     (22,750)
 Income tax provision...      (345)        --              (700)(K)   (1,045)
                          --------     -------         --------     --------
Income (loss) before mi-
 nority interests.......    26,116       3,656          (53,567)     (23,795)
 Minority interest in
  the Patriot Partner-
  ship..................    (2,428)        --             2,196 (L)     (232)
 Minority interest in
  consolidated subsidi-
  aries.................    (1,832)       (183)          (2,753)(M)   (4,768)
                          --------     -------         --------     --------
Net income (loss)
 applicable to common
 shareholders ..........  $ 21,856     $ 3,473         $(54,124)    $(28,795)(N)
                          ========     =======         ========     ========
Net income (loss) per
 common share...........  $   0.20                                  $  (0.21)(N)
                          ========                                  ========

--------

(A) Represents the pro forma results of operations of Patriot for the year ended December 31, 1996 as adjusted for the Wyndham Transactions and the Merger. See page 174.

(B) Represents adjustments to Patriot's results of operations assuming the Buena Vista Acquisition had occurred as of January 1, 1996.

(C) Represents adjustments to Patriot's results of operations assuming the Patriot/IHC Merger had occurred as of January 1, 1996.

(D) Represents pro forma lease payments from PAHOC to Patriot for the 40 IHC hotels Patriot will own subsequent to the Patriot/IHC Merger, based upon the historical revenue for the hotels for the period presented.

(E) Represents pro forma hotel lease payments from PAHOC to Patriot for the 88 hotels leased by IHC at September 30, 1997 that Patriot will sublease to PAHOC subsequent to the Patriot/IHC Merger, based upon the historical revenue of the hotels for the period presented.

(F) Represents ground lease expense of $1,602 related to certain of the hotels acquired by Patriot in the Patriot/IHC Merger and hotel lease expense of $81,144 related to the 88 hotels leased from third-party owners that Patriot will sublease to PAHOC subsequent to the Patriot/IHC Merger.

(G) For the Buena Vista Acquisition, the adjustment represents interest expense on debt assumed and interest expense incurred on additional borrowings under the Revolving Credit Facility, which will be used to purchase the hotel. For the Patriot/IHC Merger, the adjustment represents interest expense of $59,086 on approximately $775,504 of IHC debt assumed in connection with the transaction, interest expense of $32,486 incurred on borrowings which will be used to finance a portion of the Patriot/IHC Merger, and amortization of deferred loan costs of $6,191. Amount also represents an adjustment of $1,939 to reflect an increase in the interest rate charged on borrowings under the Revolving Credit Facility and Term Loan (to LIBOR plus 2%) based on Patriot's estimated leverage ratio following the Patriot/IHC Merger.

    The deferred loan costs incurred on the new borrowings are being amortized over the term of the loan. Interest expense on the Revolving Credit Facility and Term Loan assumes an average interest rate of 7.483% (LIBOR plus 2%). An increase of 0.25% in the interest rate would increase pro forma interest expense to $239,381, increase net loss applicable to common stockholders to $33,140 and increase net loss per common share to $0.24, based on 139,598 weighted average common shares and common share equivalents outstanding.

(H) Represents real estate and personal property taxes and casualty insurance related to the 40 IHC owned hotels which will be paid by Patriot following the Patriot/IHC Merger.

(I) Represents adjustment to increase depreciation of the real estate and amortization of the cost of leaseholds acquired in the Patriot/IHC Merger. Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 35 years for buildings and improvements and 5 to 7 years for F, F&E. These estimates are based upon management's knowledge of the properties and the hotel industry in general. Leasehold costs are amortized on a straight-line basis over the remaining term of the lease.

(J) Represents Patriot's share of the earnings of the Patriot/IHC Non-Controlled Subsidiaries which will own the management contracts and hotel management business and will be controlled by PAHOC following the Patriot/IHC Merger.

(K) Represents provision for Patriot's estimated state tax liability.

(L) Represents adjustments to minority interest to reflect the estimated minority interest percentage subsequent to the Buena Vista Acquisition and Patriot/IHC Merger of approximately 10%. The estimated minority interest percentage prior to the Buena Vista Acquisition and Patriot/IHC Merger is also approximately 10%.

(M) Represents the minority interest in income of consolidated entities which will be acquired by Patriot in connection with the Patriot/IHC Merger.

(N) Pro forma earnings per share is computed based on 139,598 weighted average common shares and common share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of preferred stock into Paired Shares.

  In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the year ended December 31, 1996 would be a net loss of $0.21 per common share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.

                                 PATRIOT

     ADJUSTED FOR THE PATRIOT/IHC MERGER AND BUENA VISTA ACQUISITION

         PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

               FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997

                               (UNAUDITED)

                           PATRIOT   BUENA VISTA     PATRIOT/IHC
                          PRO FORMA  ACQUISITION        MERGER      PRO FORMA
                          TOTAL(A)   PRO FORMA(B)   ADJUSTMENTS(C)    TOTAL
                          ---------  ------------   --------------  ---------
                               (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenue:
 Participating lease
  revenue...............  $229,977     $19,348         $126,974 (D) $376,299
 Racecourse facility,
  hotel and land lease
  revenue ..............    19,759         --            72,577 (E)   92,336
 Interest and other
  income................     4,043         --               --         4,043
                          --------     -------         --------     --------
 Total revenue..........   253,779      19,348          199,551      472,678
                          --------     -------         --------     --------
Expenses:
 Ground lease and hotel
  lease expense.........    20,017         --            70,811 (F)   90,828
 General and
  administrative........     7,137         --               --         7,137
 Interest expense.......    94,414       8,082 (G)       71,567 (G)  174,063
 Real estate and
  personal property
  taxes and casualty
  insurance.............    27,066       1,914           14,489 (H)   43,469
 Depreciation and
  amortization..........    70,854       4,269           63,307 (I)  138,430
                          --------     -------         --------     --------
 Total expenses.........   219,488      14,265          220,174      453,927
                          --------     -------         --------     --------
Income (loss) before
 equity in earnings of
 unconsolidated
 subsidiaries, income
 tax provision and
 minority interests.....    34,291       5,083          (20,623)      18,751
 Equity in earnings
  (losses) of
  unconsolidated
  subsidiaries..........     6,027         --            (1,377)(J)    4,650
                          --------     -------         --------     --------
Income (loss) before
 income tax provision
 and minority
 interests..............    40,318       5,083          (22,000)      23,401
 Income tax provision...      (256)        --              (525)(K)     (781)
                          --------     -------         --------     --------
Income (loss) before mi-
 nority interests.......    40,062       5,083          (22,525)      22,620
 Minority interest in
  the Patriot
  Partnership...........    (3,819)        --             1,334 (L)   (2,485)
 Minority interest in
  consolidated subsidi-
  aries.................    (1,869)       (254)          (2,036)(M)   (4,159)
                          --------     -------         --------     --------
Net income (loss)
 applicable to common
 stockholders...........  $ 34,374     $ 4,829         $(23,227)    $ 15,976 (N)
                          ========     =======         ========     ========
Net income per common
 share..................  $   0.31                                  $   0.11 (N)
                          ========                                  ========

--------

(A) Represents the pro forma results of operations of Patriot for the nine months ended September 30, 1997 as adjusted for the Wyndham Transactions and the Merger. See page 175.

(B) Represents adjustments to Patriot's results of operations assuming the Buena Vista Acquisition had occurred as of January 1, 1996.

(C) Represents adjustments to Patriot's results of operations assuming the Patriot/IHC Merger had occurred as of January 1, 1996.

(D) Represents pro forma lease payments from PAHOC to Patriot for the 40 IHC hotels Patriot will own subsequent to the Patriot/IHC Merger, based upon the historical revenue for the hotels for the period presented.

(E) Represents pro forma hotel lease payments from PAHOC to Patriot for the 88 hotels leased by IHC at September 30, 1997 that Patriot will sublease to PAHOC subsequent to the Patriot/IHC Merger, based upon the historical revenue of the hotels for the period presented.

(F) Represents ground lease expense of $1,138 related to certain of the hotels acquired by Patriot in the Patriot/IHC Merger and hotel lease expense of $69,673 related to the 88 hotels leased from third-party owners that Patriot will sublease to PAHOC subsequent to the Patriot/IHC Merger.

(G) For the Buena Vista Acquisition, the adjustment represents interest expense on debt assumed and interest expense incurred on additional borrowings under the Revolving Credit Facility, which will be used to purchase the hotel. For the Patriot/IHC Merger, the adjustment represents interest expense of $40,657 on approximately $775,504 of IHC debt assumed in connection with the transaction, interest expense of $24,754 incurred on borrowings which will be used to finance a portion of the Patriot/ IHC Merger, and amortization of deferred loan costs of $4,666. Amount also represents an adjustment of $1,490 to reflect an increase in the interest rate charged on borrowings under the Revolving Credit Facility and Term Loan (to LIBOR plus 2%) based on Patriot's estimated leverage ratio following the Patriot/IHC Merger.

  The deferred loan costs incurred on the new borrowings are being amortized over the term of the loan. Interest expense on the Revolving Credit Facility and Term Loan assumes an average interest rate of 7.603% (LIBOR plus 2%). An increase of 0.25% in the interest rate would increase pro forma interest expense to $177,501, decrease net income applicable to common stockholders to $12,655 and decrease net income per common share to $0.09, based on 140,229 weighted average common shares and common share equivalents outstanding.

(H) Represents real estate and personal property taxes and casualty insurance related to the 40 IHC owned hotels which will be paid by Patriot following the Patriot/IHC Merger.

(I) Represents adjustment to increase depreciation of the real estate and amortization of the cost of leaseholds acquired in the Patriot/IHC Merger. Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 35 years for buildings and improvements and 5 to 7 years for F, F&E. These estimates are based upon management's knowledge of the properties and the hotel industry in general. Leasehold costs are amortized on a straight-line basis over the remaining term of the lease.

(J) Represents Patriot's share of the earnings of the Patriot/IHC Non-Controlled Subsidiaries which will own the management contracts and hotel management business and will be controlled by PAHOC following the Patriot/IHC Merger.

(K) Represents provision for Patriot's estimated state tax liability.

(L) Represents adjustments to minority interest to reflect the estimated minority interest percentage subsequent to the Buena Vista Acquisition and Patriot/IHC Merger of approximately 10%. The estimated minority interest percentage prior to the Buena Vista Acquisition and Patriot/IHC Merger is also approximately 10%.

(M) Represents the minority interest in income of consolidated entities which will be acquired by Patriot in connection with the Patriot/IHC Merger.

(N) Pro forma earnings per share is computed based on 140,229 weighted average common shares and common share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of preferred stock into Paired Shares.

  In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the nine months ended September 30, 1997 would be $0.12 per common share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.

                                   PAHOC

      ADJUSTED FOR THE PATRIOT/IHC MERGER AND BUENA VISTA ACQUISITION

         PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                   FOR THE YEAR ENDED DECEMBER 31, 1996

                                (UNAUDITED)

                                                    ADJUSTMENTS
                                      ------------------------------------------
                            PAHOC     BUENA VISTA                  PATRIOT/IHC
                          PRO FORMA   ACQUISITION      IHC            MERGER      PRO FORMA
                           TOTAL(A)   PRO FORMA(B) PRO FORMA(C)   ADJUSTMENTS(D)    TOTAL
                          ----------  ------------ ------------   --------------  ----------
                                         (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenue:
 Room revenue...........  $  572,417    $38,089      $490,330        $    --      $1,100,836
 Other hotel revenue....     359,142     24,402       201,834             --         585,378
 Racecourse facility
  revenue...............      51,946        --            --              --          51,946
 Management fee, service
  fee and reimbursement
  income................      62,221        --         40,758             --         102,979
 Interest and other
  income................      14,346        --          1,656             --          16,002
                          ----------    -------      --------        --------     ----------
 Total revenue..........   1,060,072     62,491       734,578             --       1,857,141
                          ----------    -------      --------        --------     ----------
Expenses:
 Departmental costs--
  hotel, club and spa
  operations............     403,122     25,927       253,402             --         682,451
 Racecourse facility
  operations............      46,351        --            --              --          46,351
 Direct operating costs
  of management company,
  service department and
  reimbursement
  expenses..............      47,564        --         18,894             --          66,458
 General and
  administrative........     110,110      4,313        70,069             --         184,492
 Ground lease and hotel
  lease expense ........      12,502      4,607         1,602          81,552 (E)    100,263
 Repair and
  maintenance...........      41,991      2,318        31,240             --          75,549
 Utilities..............      36,834      2,522        29,179             --          68,535
 Marketing..............      73,533      3,681        64,394          (5,528)(F)    136,080
 Management fees........       9,469      1,677           661           3,993 (G)     15,800
 Depreciation and
  amortization..........      40,943        --         48,024         (26,015)(H)     62,952
 Participating lease
  payments..............     247,218     22,434        81,144 (I)      70,238 (I)    421,034
 Interest expense.......       4,866        --         59,086         (59,086)(J)      4,866
 Real estate and
  personal property
  taxes and insurance...         847        --         22,021         (19,764)(J)      3,104
                          ----------    -------      --------        --------     ----------
 Total expenses.........   1,075,350     67,479       679,716          45,390      1,867,935
                          ----------    -------      --------        --------     ----------
Income (loss) before eq-
 uity earnings of uncon-
 solidated subsidiaries
 income tax provision,
 and minority
 interests..............     (15,278)    (4,988)       54,862         (45,390)       (10,794)
Equity in earnings of
 unconsolidated subsidi-
 aries..................      (3,407)       --            --              --          (3,407)
                          ----------    -------      --------        --------     ----------
Income (loss) before
 income tax provision
 and minority
 interests..............     (18,685)   (4,988)        54,862         (45,390)       (14,201)
 Income tax (provision)
  benefit...............       4,647        --        (19,801)         14,106 (K)     (1,048)
                          ----------    -------      --------        --------     ----------
Income (loss) before mi-
 nority interests.......     (14,038)   (4,988)        35,061         (31,284)       (15,249)
 Minority interest in
  the PAHOC
  Partnership...........       1,359        --            --             (246)(L)      1,113
 Minority interest in
  consolidated
  subsidiaries..........       1,341        --         (2,753)          3,534 (M)      2,122
                          ----------    -------      --------        --------     ----------
Net income (loss)
 applicable to common
 stockholders...........  $  (11,338)   $(4,988)     $ 32,308        $(27,996)    $  (12,014)(N)
                          ==========    =======      ========        ========     ==========
Net loss per common
 share..................  $    (0.11)                                             $   (0.09) (N)
                          ==========                                              ==========

See notes on following page.

PAHOC, ADJUSTED FOR THE PATRIOT/IHC MERGER AND BUENA VISTA ACQUISITION NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1996 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS):

(A) Represents the pro forma results of operations of PAHOC for the year ended December 31, 1996 as adjusted for the Wyndham Transactions and the Merger. See page 179.

(B) Represents adjustments to PAHOC's results of operations assuming the Buena Vista had been acquired on January 1, 1996.

(C) Represents the pro forma results of operations of IHC for the year ended December 31, 1996 prior to the Patriot/IHC Merger.

(D) Represents adjustments to PAHOC's results of operations assuming the Patriot/IHC Merger had occurred as of January 1, 1996.

(E) Represents the following adjustments to pro forma ground lease and hotel lease expense:

      Eliminate ground lease expense which will be paid by Patriot subsequent to the Patriot/IHC Merger........................... $(1,602)
      Reclassification of hotel lease expense for financial statement presentation purposes related to the 88 hotels IHC leased from third-party owners at September 30, 1997. Subsequent to the
       Patriot/IHC Merger, these hotels will be sub-leased by Patriot to PAHOC (see Note I)..........................................  81,144
      Incremental hotel lease expense related to the sub-lease of the
       88 hotels by Patriot to PAHOC..................................   2,010
                                                                       -------
                                                                       $81,552
                                                                       =======

(F) Represents the historical costs of IHC franchise fee payments related to franchise agreements for ten Marriott hotels which are assumed to be terminated concurrently with the Patriot/IHC Merger.

(G) Represents additional management fees to be incurred by IHC pursuant to new management agreements with Marriott which are assumed to be executed concurrently with the Patriot/IHC Merger.

(H) Represents an adjustment of $45,887 to allocate the IHC pro forma depreciation and amortization related to real estate to Patriot, partially offset by an increase of $19,872 in amortization expense related to amortization of goodwill and management contracts. The goodwill related to the management business is amortized on a straight-line basis over an estimated useful life of 20 years. Management contracts are amortized on a straight-line basis over their estimated remaining lives of 5 years.

(I) The participating lease payment amount of $81,144 reflected in the IHC Pro Forma Statement of Operations represents hotel lease payments made to third parties in connection with the 88 leaseholds held by IHC as of September 30, 1997. Following the Patriot/IHC Merger, Patriot will sublease these hotel leaseholds to PAHOC. The pro forma adjustment of $70,238 is composed of the following adjustments:

      Pro forma participating lease payments related to the 40 owned hotels leased by Patriot to PAHOC subsequent to the
       Patriot/IHC Merger............................................  $151,382
      Reclassification of hotel lease expense for financial statement presentation purposes related to the 88 hotels IHC leased from third-party owners at September 30, 1997. Subsequent to the
       Patriot/IHC Merger, these hotels will be sub-leased by Patriot
       to PAHOC (see Note E).........................................   (81,144)
                                                                       --------
                                                                       $ 70,238
                                                                       ========

(J) Represents adjustments to the IHC pro forma results of operations to eliminate interest expense and real estate and personal property taxes and casualty insurance to be paid by Patriot subsequent to the Patriot/IHC Merger.

(K) Represents an adjustment to the IHC pro forma tax expense to reflect the tax provision based upon PAHOC's pro forma taxable income following the Patriot/IHC Merger.

(L) Represents the adjustment to minority interest to reflect the estimated minority interest percentage subsequent to the Patriot/IHC Merger to 8.48%.

(M) Represents an adjustment of $2,753 to eliminate the IHC pro forma minority interest in certain consolidated subsidiaries which will be owned by Patriot following the Patriot/IHC Merger, and an adjustment of $781 to reflect allocation to Patriot of losses from the Patriot/IHC Non-Controlled Subsidiaries.

(N) Pro forma earnings per share subsequent to the Patriot/IHC Merger is computed based on 139,598 weighted average common shares and common share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of preferred stock into Paired Shares.

  In February 1997, the Financing Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the year ended December 31, 1996 would be a net loss of $0.09. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.

                                   PAHOC

      ADJUSTED FOR THE PATRIOT/IHC MERGER AND BUENA VISTA ACQUISITION

         PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

               FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997

                                (UNAUDITED)

                                                   ADJUSTMENTS
                                     ------------------------------------------
                            PAHOC    BUENA VISTA                  PATRIOT/IHC
                          PRO FORMA  ACQUISITION      IHC            MERGER      PRO FORMA
                          TOTAL(A)   PRO FORMA(B) PRO FORMA(C)   ADJUSTMENTS(D)    TOTAL
                          ---------  ------------ ------------   --------------  ---------
                                        (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenue:
 Room revenue...........  $478,793     $31,573      $400,419        $    --      $ 910,785
 Other hotel revenue....   284,823      20,610       152,332             --        457,765
 Racecourse facility
  revenue...............    33,399         --            --              --         33,399
 Management fee, service
  fee and reimbursement
  income................    56,838         --         30,877             --         87,715
 Interest and other
  income................    10,524         --          1,214             --         11,738
                          --------     -------      --------        --------     ---------
 Total revenue..........   864,377      52,183       584,842             --      1,501,402
                          --------     -------      --------        --------     ---------
Expenses:
 Departmental costs--
  hotel, club and spa
  operations............   307,597      21,294       196,566             --        525,457
 Racecourse facility
  operations............    30,114         --            --              --         30,114
 Direct operating costs
  of management company,
  service department and
  reimbursement
  expenses..............    43,427         --         15,711             --         59,138
 General and
  administrative........    87,322       3,267        54,548             --        145,137
 Ground lease and hotel
  lease expense ........    16,778       3,826         1,138          71,439 (E)    93,181
 Repair and
  maintenance...........    34,512       2,239        23,490             --         60,241
 Utilities..............    29,841       1,802        21,896             --         53,539
 Marketing..............    61,334       2,529        48,962          (4,408)(F)   108,417
 Management fees........     9,657       1,464           765           3,288 (G)    15,174
 Depreciation and
  amortization..........    29,489         --         34,179         (17,672)(H)    45,996
 Participating lease
  payments..............   202,610      19,348        69,673 (I)      57,301 (I)   348,932
 Interest expense.......     3,291         --         40,657         (40,657)(J)     3,291
 Real estate and
  personal property
  taxes and insurance...       290         --         16,226         (14,489)(J)     2,027
                          --------     -------      --------        --------     ---------
 Total expenses.........   856,262      55,769       523,811          54,802     1,490,644
                          --------     -------      --------        --------     ---------
Income (loss) before eq-
 uity earnings of uncon-
 solidated subsidiaries
 income tax provision,
 and minority
 interests..............     8,115      (3,586)       61,031         (54,802)       10,758
Equity in earnings of
 unconsolidated subsidi-
 aries..................       417         --            --              --            417
                          --------     -------      --------        --------     ---------
Income (loss) before
 income tax provision
 and minority
 interests..............     8,532      (3,586)       61,031         (54,802)       11,175
 Income tax (provision)
  benefit...............    (3,477)        --        (22,418)(K)      18,446 (K)    (7,449)
                          --------     -------      --------        --------     ---------
Income (loss) before mi-
 nority interests.......     5,055      (3,586)       38,613         (36,356)        3,726
 Minority interest in
  the PAHOC
  Partnership...........       (39)        --            --                4 (L)       (35)
 Minority interest in
  consolidated
  subsidiaries..........    (4,692)        --         (2,036)          3,413 (M)    (3,315)
                          --------     -------      --------        --------     ---------
Net income (loss)
 applicable to common
 stockholders...........  $    324     $(3,586)     $ 36,577        $(32,939)    $     376 (N)
                          ========     =======      ========        ========     =========
Net income per common
 share..................  $   0.01                                               $    0.00 (N)
                          ========                                               =========

See notes on following page.

PAHOC, ADJUSTED FOR THE PATRIOT/ICH MERGER AND BUENA VISTA ACQUISITION NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS):

(A) Represents the pro forma results of operations of PAHOC for the nine months ended September 30, 1997 as adjusted for the Wyndham Transactions and the Merger. See page 180.

(B) Represents adjustments to PAHOC's results of operations assuming the Buena Vista had been acquired on January 1, 1996.

(C) Represents the pro forma results of operations of IHC for the nine months ended September 30, 1997 prior to the Patriot/IHC Merger.

(D) Represents adjustments to PAHOC's results of operations assuming the Patriot/IHC Merger had occurred as of January 1, 1996.

(E) Represents the following adjustments to pro forma ground lease and hotel lease expense:

      Eliminate ground lease expense which will be paid by Patriot subsequent to the Patriot/IHC ................................. $(1,138)
      Reclassification of hotel lease expense for financial statement presentation purposes related to the 88 hotels IHC leased from third-party owners at September 30, 1997. Subsequent to the
       Patriot/IHC Merger, these hotels will be sub-leased by Patriot to PAHOC (see Note I)..........................................  69,673
      Incremental hotel lease expense related to the sub-lease of the
       88 hotels by Patriot to PAHOC..................................   2,904
                                                                       -------
                                                                       $71,439
                                                                       =======

(F) Represents the historical costs of IHC franchise fee payments related to franchise agreements for ten Marriott International, Inc. hotels which are assumed to be terminated concurrently with the Patriot/IHC Merger.

(G) Represents additional management fees to be incurred by IHC pursuant to new management agreements with Marriott International, Inc., which are assumed to be executed concurrently with the Patriot/IHC Merger.

(H) Represents an adjustment of $32,943 to allocate the IHC pro forma depreciation and amortization related to real estate to Patriot, partially offset by an increase of $15,271 in amortization expense related to amortization of goodwill and management contracts. The goodwill related to the management business is amortized on a straight-line basis over an estimated useful life of 20 years. Management contracts are amortized on a straight-line basis over their estimated remaining lives of 5 years.

(I) The participating lease payment amount of $69,673 reflected in the IHC Pro Forma Statement of Operations represents hotel lease payments made to third parties in connection with the 88 leaseholds held by IHC as of September 30, 1997. Following the Patriot/IHC Merger, Patriot will sublease these hotel leaseholds to PAHOC. The pro forma adjustment of $57,301 is composed of the following adjustments:

      Pro forma participating lease payments related to the 40 owned hotels leased by Patriot to PAHOC subsequent to the
       Patriot/IHC Merger............................................  $126,974
      Reclassification of hotel lease expense for financial statement presentation purposes related to the 88 hotels IHC leased from third-party owners at September 30, 1997. Subsequent to the
       Patriot/IHC Merger, these hotels will be sub-leased by Patriot
       to PAHOC (see Note E).........................................   (69,673)
                                                                       --------
                                                                       $ 57,301
                                                                       ========

(J) Represents adjustments to the IHC pro forma results of operations to eliminate interest expense and real estate and personal property taxes and casualty insurance to be paid by Patriot subsequent to the Patriot/IHC Merger.

(K) Represents an adjustment to the IHC pro forma tax expense to reflect the tax provision based upon PAHOC's pro forma taxable income following the Patriot/IHC Merger.

(L) Represents the adjustment to minority interest to reflect the estimated minority interest percentage subsequent to the Patriot/IHC Merger to 8.48%

(M) Represents an adjustment of $2,036 to eliminate the IHC pro forma minority interest in certain consolidated subsidiaries which will be owned by Patriot following the Patriot/IHC Merger, and an adjustment of $1,377 to reflect allocation to Patriot of earnings from the Patriot/IHC Non-Controlled Subsidiaries.

(N) Pro forma earnings per share subsequent to the Patriot/IHC Merger is computed based on 140,229 weighted average common shares and common share equivalents outstanding for the period. The number of shares used for the calculations includes adjustments to reflect the impact of the conversion of preferred stock into Paired Shares.

  In February 1997, the Financing Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the nine months ended September 30, 1997 would be $0.00. The impact of Statement 128 on the calculation of diluted earnings per share is not expected is not expected to differ significantly from the earnings per share amounts reported.

              DESCRIPTION OF THE PATRIOT COMPANIES' CAPITAL STOCK

GENERAL

  The PAHOC Charter presently authorizes the issuance of 650 million shares of PAHOC Common Stock and 100 million shares of PAHOC Preferred Stock. The Patriot Charter presently authorizes the issuance of 650 million shares of Patriot Common Stock and 100 million shares of Patriot Preferred Stock. Shares of PAHOC Common Stock and Patriot Common Stock are paired and trade as a single unit, the Paired Shares. As of December 12, 1997, 70,026,716 Paired Shares were issued and outstanding, no shares of PAHOC Preferred Stock were issued and outstanding and no shares of Patriot Preferred Stock were issued and outstanding.

THE PAIRING AGREEMENT

  Under the Pairing Agreement, Paired Shares and shares of Patriot Preferred Stock and PAHOC Preferred Stock that are convertible into Paired Shares shall not be transferrable or transferred on the books of Patriot or PAHOC unless a simultaneous transfer is made by the same transferor to the same transferee of an equal number of shares of that same class or series of common stock or preferred stock of the other company. Neither Patriot nor PAHOC may issue shares of Patriot Common Stock or PAHOC Common Stock, as the case may be, or shares of Patriot Preferred Stock or PAHOC Preferred Stock, as the case may be, that are convertible into Paired Shares unless provision has been made for the simultaneous issuance or transfer to the same person of the same number of shares of that same class or series of common stock or preferred stock of the other company and for the pairing of such shares. Each certificate issued for Paired Shares must be issued "back-to-back" with a certificate evidencing the same number of shares of the other company. Each certificate must bear a conspicuous legend on its face referring to the restrictions on ownership and transfer under the PAHOC Bylaws and Patriot Bylaws.

  In addition, neither Patriot nor PAHOC may declare a stock dividend, issue any rights or warrants or otherwise reclassify shares unless the other company simultaneously takes the same or equivalent action.

COMMON STOCK/PAIRED SHARES

  Paired Shares are fully paid and nonassessable and have no preemptive rights.

  Subject to the preferential rights of any other class or series of stock, holders of Paired Shares are entitled to receive dividends and other distributions in cash, stock or property of Patriot or PAHOC, as the case may be, as and when authorized and declared by the respective Board of Directors of each company out of assets legally available therefor and to share ratably in the assets of the respective company legally available for distribution to its respective stockholders in the event of its liquidation, dissolution or winding up after payment of, or adequate provision for, all known debts and liabilities of Patriot or PAHOC, as the case may be.

  Each outstanding Paired Share entitles its holder to one vote on all matters submitted to a vote of stockholders, including the election of Directors and, except as otherwise required by law or except as provided with respect to any other class or series of stock, the holders of Paired Shares possess exclusive voting power.

  Holders of Paired Shares have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any securities of Patriot or PAHOC.

  All Paired Shares have equal dividend, distribution, liquidation and other rights, and have no preference, appraisal or exchange rights.

 Restrictions on Ownership

  For Patriot to qualify as a REIT under the Code, it must meet certain requirements concerning the ownership of its outstanding shares of capital stock. Specifically, not more than 50% in value of Patriot's outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, and Patriot must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. In addition, Patriot must meet certain requirements regarding the nature of its gross income in order to qualify as a REIT. One such requirement is that at least 75% of Patriot's gross income for each year must consist of rents from real property and income from certain other real property investments. The rents received by the Patriot Partnership and its subsidiary partnerships from the Lessees will not qualify as rents from real property if Patriot owns, actually or constructively, 10% or more of the ownership interests in any Lessee within the meaning of Section 856(d)(2)(B) of the Code, the result of which would be the loss of REIT status for Patriot. See "Certain Federal Income Tax Considerations--REIT Qualification of Patriot."

 Transfer Agent

  The transfer agent and registrar for the Paired Shares is American Stock Transfer & Trust Company of New York, New York.

PREFERRED STOCK

  Each of the PAHOC Board and the Patriot Board is authorized to provide for the issuance of shares of preferred stock in one or more series, to establish the number of shares in each series and to fix the designation, powers, preferences and rights of each such series and the qualifications, limitations or restrictions thereof. Because each of the PAHOC Board and the Patriot Board will have the power to establish the preferences and rights of each class or series of preferred stock, each such Board of Directors will be able to, subject to the terms of the Cooperation Agreement (when and if entered into), afford the holders of any series or class of preferred stock preferences, powers and rights, voting or otherwise, senior to the rights of holders of shares of PAHOC Common Stock or Patriot Common Stock, respectively. The issuance of shares of preferred stock could have the effect of delaying or preventing a change in control of PAHOC or Patriot.

RESTRICTIONS ON TRANSFER OF CAPITAL STOCK

  The Patriot Charters provide that no person or entity may Beneficially Own or Constructively Own (as those terms are defined in the Patriot Charters) in excess of 9.8% of the outstanding shares of any class or series of capital stock (collectively, the "Equity Stock") of Patriot or PAHOC (the "Ownership Limit"), unless the Ownership Limit is waived by the Board of Directors of the relevant company in accordance with the Patriot Charters. Any transfer of Equity Stock of Patriot or PAHOC that would (i) result in any person or entity owning, directly or indirectly, shares of Equity Stock of Patriot or PAHOC in excess of the Ownership Limit, unless the Ownership Limit is waived by the Board of Directors of the relevant company in accordance with the Patriot Charters, (ii) result in the capital stock of Patriot being beneficially owned by fewer than 100 persons (within the meaning of Section 856(a)(5) of the Code) of the Code, (iii) result in Patriot being "closely held" within the meaning of Section 856(h) of the Code or (iv) cause Patriot to own, actually or constructively, 10% or more of the ownership interests in a tenant of the real property of Patriot or a subsidiary of Patriot within the meaning of
Section 856(d)(2)(B) of the Code, shall be void ab initio, and the intended transferee will acquire no right or interest in such shares of Equity Stock.

  Upon the violation of any of the foregoing transfer restrictions contained in the Patriot Charters, that number of shares which violate any of such transfer restrictions shall automatically be converted into an equal number of shares of Excess Stock of Patriot or PAHOC, as the case may be, and transferred to a trust (a "Trust"). Such shares of Excess Stock held in trust shall remain outstanding shares of stock of Patriot and PAHOC and shall be held by the trustee of a Trust (the "Trustee") for the benefit of a charitable beneficiary (a "Beneficiary"). In the case of Equity Stock that is paired, upon the conversion of a share of Equity Stock into a share of Excess Stock, the corresponding paired share of that same class or series of Equity Stock of the other company shall simultaneously be converted into a share of Excess Stock; such shares of Excess Stock shall be paired and shall be simultaneously transferred to a Trust. Upon the occurrence of such a conversion of shares of any class or series of Equity Stock into an equal number of shares of Excess Stock, such shares of Equity Stock shall be automatically retired and canceled, without any action required by either the Patriot Board or the PAHOC Board, and shall thereupon be restored to the status of authorized but unissued shares of the particular class or series of Equity Stock from which such Excess Stock was converted and may be reissued as that particular class or series of Equity Stock. The Trustee and the Beneficiary shall be designated pursuant to the terms of the Pairing Agreement. Each share of Excess Stock shall entitle the holder to the number of votes the holder would have if such share of Excess Stock was a share of Equity Stock of the same class or series from which such Excess Stock was converted, on all matters submitted to a vote at any meeting of stockholders. The Trustee, as record holder of the Excess Stock, shall be entitled to vote all shares of Excess Stock. Each share of Excess Stock shall be entitled to the same dividends and distributions (as to timing and amount) as may be declared by the Patriot Board or the PAHOC Board, as the case may be, as shares of the class or series of Equity Stock from which such Excess Stock was converted. The Trustee of a Trust, as record holder of the shares of the Excess Stock, shall be entitled to receive all dividends and distributions and shall hold such dividends and distributions in trust for the benefit of the Beneficiary of such Trust.

  Pursuant to the Patriot Charters, the Trustee shall have the exclusive and absolute right to designate a permitted transferee (a "Permitted Transferee") of any and all shares of Excess Stock if Patriot or PAHOC or both, in the case of Paired Shares, fail to exercise its or their option with respect to such shares as described below; provided, however, that (i) the Permitted Transferee so designated purchases for consideration (whether in a public or private sale) the shares of Excess Stock and (ii) the Permitted Transferee so designated may acquire such shares of Excess Stock without violating any of the aforementioned transfer restrictions and without such acquisition resulting in the exchange of such shares of Equity Stock so acquired for shares of Excess Stock and the transfer of such shares of Excess Stock to a Trust. Upon the designation by the Trustee of a Permitted Transferee, the Trustee shall cause to be transferred to the Permitted Transferee that number of shares of Excess Stock of Patriot or PAHOC, as the case may be, acquired by the Permitted Transferee. Upon such transfer of the shares of Excess Stock to the Permitted Transferee, such shares of Excess Stock shall be automatically converted into an equal number of shares of Equity Stock of the same class and series from which such Excess Stock was converted. In the case of Equity Stock that is paired, upon the conversion of a share of Excess Stock into a share of Equity Stock of the same class or series from which such Excess Stock was converted, the corresponding paired share of Excess Stock of the other company shall simultaneously be converted into a share of Equity Stock of the same class or series from which such Excess Stock was converted and such shares of Equity Stock shall be paired. Upon the occurrence of such a conversion of shares of Excess Stock into an equal number of shares of Equity Stock, such shares of Excess Stock shall be automatically retired and canceled, without any action required by the Patriot Board or the PAHOC Board, and shall thereupon be restored to the status of authorized but unissued shares of Excess Stock and may be reissued as such. The Trustee shall (i) cause to be recorded on the stock transfer books of Patriot or PAHOC or both, in the case of Paired Shares, that the Permitted Transferee is the holder of record of such number of shares of Equity Stock and (ii) distribute to the Beneficiary any and all amounts held with respect to the shares of Excess Stock after making payment to the record holders of the shares of Equity Stock that were converted into Excess Stock (each, a "Prohibited Owner"). If the transfer of shares of Excess Stock to a purported Permitted Transferee shall violate any of the aforementioned transfer restrictions including, without limitation, the Ownership Limit, such transfer shall be void ad initio as to that number of shares of Excess Stock that cause the violation of any such restriction when such shares are converted into shares of Equity Stock and the purported permitted Transferee shall be deemed to be a Prohibited Owner and shall acquire no rights in such shares of Excess Stock. Such shares of Equity Stock shall be automatically re-converted into Excess Stock and transferred to the Trust from which they were originally sold.

  A Prohibited Owner shall be entitled to receive from the Trustee following the sale or other disposition of such shares of Excess Stock the lesser of
(i)(a) in the case of a purported transfer in which the Prohibited Owner gave value for shares of Equity Stock and which transfer resulted in the conversion of such shares into shares of Excess Stock, the price per share, if any, such Prohibited Owner paid for the shares of Equity Stock and (b) in the case of a non-transfer event or a transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which non-transfer event or transfer, as the case

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may be, resulted in the conversion of such shares into shares of Excess Stock, the price per share equal to the market price (as determined in the manner set forth in the Patriot Charters) on the date of such non-transfer event or transfer and (ii) the price per share received by the Trustee from the sale or other disposition of such shares of Excess Stock. Any amounts received by the Trustee in respect of such shares of Excess Stock and in excess of such amounts to be paid the Prohibited Owner shall be distributed to the Beneficiary.

  In addition, shares of Excess Stock shall be deemed to have been offered for sale by a Trust to Patriot or PAHOC or both, in the case of Paired Shares, or a designee of such company or companies, at a price per share equal to the lesser of (i) the price per share in the transaction that created such shares of Excess Stock (or, in the case of devise, gift or non-transfer event, the market price at the time of such devise, gift or non-transfer event) or (ii) the market price on the date either company or both companies, in the case of Paired Shares, accept such offer. Either company or both companies, in the case of Paired Shares, shall have the right to accept such offer for a period of 90 days following the later of (a) the date of the non-transfer or purported transfer which results in such shares of Excess Stock or (b) the date on which either company or both companies, in the case of Paired Shares, determine in good faith that a transfer or non-transfer event resulting in shares of Excess Stock has previously occurred, if either company or both companies, in the case of Paired Shares, do not receive a notice of such transfer or non-transfer event. In the case of shares of Excess Stock that are paired, neither Patriot nor PAHOC shall accept such an offer with respect to its shares of Excess Stock without the agreement of the other company to accept such offer with respect to the corresponding Paired Shares of its Excess Stock.

  Any person or entity that acquires or attempts to acquire shares of Equity Stock in violation of the aforementioned transfer restrictions, or any person or entity that owned shares of Equity Stock that were transferred to a Trust, shall immediately give written notice to Patriot or PAHOC or both, in the case of Paired Shares, of such event and shall provide such other information as the appropriate company or both companies, as the case may be, may request to determine the effect, if any, of such violation, on Patriot's status as a REIT.

  Each person or entity that is an owner, actually or constructively, of shares of Equity Stock and each person or entity that (including the stockholder of record) is holding shares of Equity Stock for such an owner shall provide to Patriot or PAHOC or both, in the case of Paired Shares, a written statement or affidavit stating such information as the appropriate company or both companies, as the case may be, may request to determine Patriot's status as a REIT and to ensure compliance with the Ownership Limit. In addition, every person or entity that owns of record, actually or constructively, more than 5%, or such lower percentages as required pursuant to regulations under the Code, of the outstanding shares of any class or series of Equity Stock of Patriot or PAHOC shall, within 30 days after January 1 of each year, provide to Patriot or PAHOC or both, in the case of Paired Shares, a written statement or affidavit stating the name and address of such owner, the number of shares of Equity Stock owned, actually or constructively, and a description of how such shares are held.

  All certificates representing shares of Equity Stock shall bear a legend referring to the aforementioned transfer restrictions. The transfer restrictions will continue to apply until the Patriot Board determines that it is no longer in the best interests of Patriot to attempt to qualify, or to continue to qualify, as a REIT.

  The restrictions on transfer contained in the Patriot Charters could have the effect of delaying, deferring or preventing the acquisition of control of Patriot and PAHOC, including certain acquisitions that stockholders might deem to be in their best interest.

EFFECT OF THE WYNDHAM TRANSACTIONS

 General

  If and when the Wyndham Transactions become effective, the rights of stockholders of PAHOC and Patriot will be governed by the Restated Charters, the Restated Bylaws, the terms of the Amended Pairing Agreement and the Cooperation Agreement. The following discussion summarizes the Cooperation Agreement and certain of

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the key differences between the terms of (i) the Patriot Charters, the Patriot
Bylaws, the PAHOC Bylaws, and the Pairing Agreement and (ii) the Restated Charters, the Restated Bylaws and the Amended Pairing Agreement.

 The Cooperation Agreement

  Although a paired share structure may result in stockholders of the paired companies realizing certain economic benefits not realizable by stockholders of companies not having a paired share structure, each paired company is a separate corporate entity with separate Boards of Directors and different management teams. Accordingly, the interests of the Board of Directors and management of each of the paired companies may conflict and such conflicts may possibly rise to disputes between the companies. Prior to the Cal Jockey Merger, Cal Jockey and Bay Meadows experienced certain disagreements and disputes, some of which resulted in litigation between the companies. Patriot and PAHOC believe that these disagreements and disputes compromised the ability of Cal Jockey and Bay Meadows to operate the companies in a manner designed to maximize the potential economic benefits that could be realized for stockholders of the paired companies. Patriot and PAHOC believe that to increase the likelihood that the stockholders of the two companies may fully realize the economic benefits of the paired share structure, it is in the best interests of the companies and their respective stockholders that the risk of potential conflicts between the two companies be minimized. Accordingly, Patriot and PAHOC have agreed to enter into the Cooperation Agreement.

  Under the terms of the Cooperation Agreement, Patriot and PAHOC will be obligated to cooperate to the fullest extent possible in the conduct of their respective operations and to take all necessary action to preserve the paired share structure and to maximize the economic and tax advantages associated therewith. One of the primary objectives of the Cooperation Agreement will be to set forth the understanding of the Patriot Companies that Patriot shall have the sole right and power to authorize, effect and control issuances of paired equity (including securities convertible into paired equity) of the two companies. The Cooperation Agreement will provide for a number of corporate governance mechanisms designed to accomplish this objective and the other objectives set forth therein. These mechanisms include (i) the establishment of a cooperation committee (the "Cooperation Committee") that will normally consider and propose the agenda listing the matters to be considered at any joint meeting of the Patriot Board and the PAHOC Board, (ii) the establishment of corporate matters categories and procedures for the consideration and reconsideration of matters brought before the Patriot Board and the PAHOC Board, (iii) the establishment of a hotel acquisitions committee (the "Hotel Acquisitions Committee") that will analyze, evaluate and consider potential acquisitions by the Patriot Companies of hotel properties and related assets,
(iv) provisions that will govern the sole authority of Patriot to authorize, effect and control issuances of paired equity (including securities convertible into paired equity) of the two companies, and (v) the establishment of an unpaired equity committee (the "Unpaired Equity Committee") that will have the sole authority to authorize and approve issuances of unpaired equity by PAHOC.

  Cooperation Committee. Pursuant to the Cooperation Agreement, the Patriot Companies will establish, as promptly as practicable following the closing of the Wyndham Merger, the Cooperation Committee consisting of (i) the Chairman of the Patriot Board (who shall be the Chairman of the Cooperation Committee),
(ii) the Chairman of the PAHOC Board, (iii) a designee of the Patriot Board reasonably acceptable to PAHOC (who shall serve at the pleasure of the Patriot Board and may be removed and replaced at any time), and (iv) the President of PAHOC. Immediately following consummation of the Wyndham Merger, the Cooperation Committee will consist of Paul A. Nussbaum (who will be Chairman of the Patriot Board and Chief Executive Officer of Patriot ), James D. Carreker (who will be Chairman of the PAHOC Board and Chief Executive Officer of PAHOC), William W. Evans III (who will be a director of Patriot) and Karim Alibhai (who will be President of PAHOC). The Cooperation Committee will normally consider and propose the agenda listing the matters to be considered at any joint meeting of the Boards of Directors of the companies.

  Corporate Matters Categories. Pursuant to the Cooperation Agreement, all matters to be considered by the Patriot Board or the PAHOC Board and all matters related thereto, except (i) a change in Patriot's line of business and
(ii) issuances of paired equity and issuances of unpaired equity, will be classified into the most appropriate of the following three categories: (x) routine corporate governance matters, such as approval and

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retention of independent accountants, the fixing of employee compensation and other like matters (each, a "Category 1 Matter"); (y) all other matters, other than a Change of Control and the removal of the Chairman or Chief Executive Officer of Patriot or PAHOC and, after the third anniversary of the Wyndham Merger, all other matters (including a Change of Control), other than the removal of the Chairman or Chief Executive Officer of Patriot or PAHOC (each, a "Category 2 Matter"); and (z) the removal of the Chairman or Chief Executive Officer of either Patriot or PAHOC and, until the third anniversary of the Wyndham Merger, any proposed action by Patriot or PAHOC, as the case may be, that would result in a Change of Control (each, a "Category 3 Matter").

  The term "Change in Control" as defined in the Cooperation Agreement will mean the occurrence, with respect to either Patriot or PAHOC, of any one of the following events (Patriot and PAHOC being referred to below, as the case may be, as the "Company"): (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company or any trustee fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company, together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of either (A) the combined voting power of the Company's then outstanding securities having the right to vote generally in an election of the Company's Board of Directors (the "Voting Securities") or (B) the then outstanding Paired Shares (in either such case other than as a result of an acquisition of securities directly from the Company); or (ii) (A) any consolidation or merger of the Company where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, securities representing in the aggregate 50% or more of the voting securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (C) any plan or proposal for the liquidation or dissolution of the Company. Notwithstanding the foregoing, as defined in the Cooperation Agreement, a "Change of Control" will not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of Paired Shares or other Voting Securities outstanding, increases (x) the proportionate number of Paired Shares beneficially owned by any person to 50% or more of the Paired Shares then outstanding or (y) the proportionate voting power represented by the Voting Securities beneficially owned by any person to 50% or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in clause
(x) or (y) of this sentence shall thereafter become the beneficial owner of any additional Paired Shares or other Voting Securities (other than pursuant to a stock split, stock dividend or similar transaction) and whose ownership immediately thereafter shall equal or exceed the amounts set forth in clauses
(x) or (y), then a "Change of Control" shall be deemed to have occurred for purposes of the foregoing clause (i).

  At any meeting of the Patriot Board or the PAHOC Board (whether or not held jointly), each of Patriot and PAHOC, as the case may be, may (the Board submitting any matter being referred to herein as the "Proposing Board") (i) submit a Category 1 Matter to the consideration and vote of its Board, irrespective of any consideration or vote by the other Board, (ii) submit a Category 2 Matter to the consideration and vote of its Board, and (iii) submit a Category 3 Matter to the consideration and vote of its Board, with such matter requiring a 66 2/3% vote of its Board for approval.

  If the Proposing Board at any such meeting that is not held jointly (the "Proposing Board Meeting") shall have approved any Category 2 Matter or Category 3 Matter, such Proposing Board shall promptly provide notice (the "Proposing Board Notice") to the other company pursuant to the terms of the Cooperation Agreement of the occurrence of such meeting and the Category 2 Matters or Category 3 Matters approved at such meeting. The Cooperation Committee shall convene promptly (in any event, within ten business days) following the Proposing Board Meeting to consider the actions taken by the Proposing Board. If the Cooperation Committee votes to approve the action taken by the Proposing Board with respect to any such matter, then the action

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

authorized by the Proposing Board may be implemented without consideration of such matter by the other Board. If the Cooperation Committee does not approve the action taken by the Proposing Board, the other company's Board (the "Responding Board") may then hold a meeting within 15 business days following receipt by such other company of the Proposing Board Notice to consider and vote upon the Category 2 Matters or Category 3 Matters approved by the Proposing Board and during such period the action authorized by the Proposing Board may not be implemented. In the event that the Responding Board approves at such a meeting the action taken by the Proposing Board or the Responding Board does not hold a meeting within 15 business days following receipt of the Proposing Board Notice, the action authorized by the Proposing Board may thereafter be implemented.

  In the event the Responding Board holds a meeting within 15 business days following receipt of the Proposing Board Notice but does not approve the action authorized by the Proposing Board, the action authorized by the Proposing Board may not be implemented. In such an event, the Cooperation Committee will convene promptly following the meeting of the Responding Board to consider the contrary positions of the Proposing Board and the Responding Board and recommend a resolution of such contrary positions in connection with the reconsideration process described below (the "Reconsideration Process"). The Boards will then follow the Reconsideration Process.

  At any joint meeting of the Patriot Board and the PAHOC Board, in the event that the Proposing Board approves a Category 2 Matter or Category 3 Matter but the other Board does not, the action authorized by the Proposing Board may not be implemented. The Cooperation Committee shall convene immediately following the joint meeting (unless a quorum of the Cooperation Committee is not present, in which case the Cooperation Committee shall convene as soon as practicable thereafter) to consider the votes of the Boards taken at such meeting. The Boards will then follow the Reconsideration Process described below.

  Reconsideration Process. Following any meeting of the Cooperation Committee as described above, any Proposing Board may reconsider a Category 2 Matter at any subsequent meeting of such Board and, if the Proposing Board approves such matter by a majority vote at such subsequent meeting, then the Proposing Board may take the action contemplated by such matter regardless of the position of the other Board. Following any meeting of the Cooperation Committee as described above, the Proposing Board may reconsider a Category 3 Matter at any subsequent meeting of such Board and, if the Proposing Board approves such matter by a 66 2/3% vote at such subsequent meeting, then the Proposing Board may take the action contemplated by such matter (but only if the other Board approves such matter by a majority vote in the case of a Change in Control).

  Change in Patriot's Line of Business. Until the third anniversary of the Wyndham Merger, any change in Patriot's line of business shall require a 66 2/3% vote of the Patriot Board and a majority vote of the PAHOC Board for approval.

  Hotel Acquisitions Committee. Pursuant to the Cooperation Agreement, Patriot and PAHOC will establish, as promptly as practicable following the closing of the Wyndham Merger, and thereafter continue in effect as provided in the Cooperation Agreement, a Hotel Acquisitions Committee to analyze, evaluate and consider potential acquisitions by the Patriot Companies of hotel properties and related assets (which properties and related assets may consist of a portfolio of hotel properties and related assets, and which may be acquired in any form, such as by merger, asset acquisition or otherwise) ("Hotel Acquisitions"). The Hotel Acquisitions Committee will have the sole power and authority to authorize Patriot or PAHOC, as the case may be, to enter into a binding agreement with respect to Hotel Acquisitions involving a proposed purchase price (inclusive of any indebtedness to be assumed in connection therewith) not exceeding (with respect to each Hotel Acquisition or such series of Hotel Acquisitions as are reasonably likely to be considered an integrated transaction) 5% of the total combined market capitalization of the Patriot Companies computed as of the last business day of the month immediately preceding the month during which such Hotel Acquisition is to be authorized and based on the average closing sale price of a Paired Share over the five trading days immediately preceding such business day. The Hotel Acquisitions Committee shall consist of six members as follows: (i) the Chairman of the Patriot Board, (ii) the Chairman of the PAHOC Board, (iii) the President of Patriot, (iv) the President of PAHOC, (v) a non-employee director of the Patriot Board selected by the Chairman of the Patriot Board and reasonably

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satisfactory to the PAHOC Board, and (vi) a non-employee director of the PAHOC
Board selected by the Chairman of the PAHOC Board and reasonably satisfactory to the Patriot Board. Notwithstanding the foregoing, in the event that Paul A. Nussbaum fails to serve or continue to serve on the Hotel Acquisitions Committee for any reason, the Patriot Board shall have the right to select an individual to replace Mr. Nussbaum, provided that such individual shall be reasonably satisfactory to James D. Carreker (so long as he is Chief Executive Officer of PAHOC), Harlan R. Crow (so long as CF Securities continues to meet the Crow Ownership Threshold (as defined below)) and the Wyndham designees to the PAHOC Board under the Wyndham Merger Agreement (a "Wyndham-OPCO Designee") other than Mr. Carreker (with respect to each such designee, so long as such designee continues to serve on the Board of Directors of either Patriot or PAHOC). Further, in the event that Mr. Carreker fails to serve or continue to serve on the Hotel Acquisitions Committee for any reason, Mr. Crow (so long as CF Securities continues to meet the Crow Ownership Threshold) and the remaining Wyndham-OPCO Designees (with respect to each such designee, so long as such designee continues to serve on the Board of Directors of either
Patriot or PAHOC) shall have the right to select an individual to replace Mr. Carreker (and in the event that neither Mr. Crow nor any of the Wyndham-OPCO Designees are then serving on the Board of Directors of PAHOC, then the PAHOC Board shall have the right to select an individual to replace Mr. Carreker), provided that such individual shall be reasonably satisfactory to the Patriot Board. Notwithstanding the foregoing, the Hotel Acquisitions Committee shall no longer have the power and authority described herein on and after the third anniversary of the Wyndham Merger.

  The term "Crow Ownership Threshold" as defined in the Cooperation Agreement generally will mean the beneficial ownership of at least five percent of the lesser of (x) the sum of (i) the number of then outstanding Paired Shares and
(ii) the number of then outstanding shares of unpaired preferred stock of Patriot, or (y) the sum of (i) the number of Paired Shares outstanding immediately after the Wyndham Merger and (ii) the number of shares of unpaired preferred stock of Patriot outstanding immediately after the Wyndham Merger.

  Authority to Issue Paired Equity. The Cooperation Agreement will provide that, from and after the date of the Cooperation Agreement until the date which is 12 months after the date on which the Pairing Agreement is no longer in effect (the "Termination Date"), the Patriot Board will have the sole right to authorize and to effect, or to cause PAHOC and the PAHOC Board to effect, an Issuance of Paired Equity (as defined below) and to take or cause to be taken any and all action in contemplation of, or in connection with, an Issuance of Paired Equity, and PAHOC's certificate of incorporation and bylaws shall so provide. In connection therewith, the Patriot Board also will have the authority to cause PAHOC to comply with the procedures to be set forth in the Cooperation Agreement.

  The term "Issuance of Paired Equity" as defined in the Cooperation Agreement will mean a private or public offering, sale, issuance or delivery of, or commitment or agreement to commit to offer, sell, issue or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other debt or equity securities of PAHOC (including, without limitation, indebtedness having the right to vote, indebtedness convertible into any equity of any class or any other securities) or limited partnership interests or units of the PAHOC Partnership), or equity equivalents of either (including, without limitation, stock appreciation rights), if it is contemplated that such stock or other securities, or any securities underlying such stock or other securities, would or could be paired with shares of Patriot Common Stock or any other securities of Patriot, or, in the case of limited partnership interests or units of the PAHOC Partnership, it is contemplated that such interests or units would be economically (or otherwise) "paired" (even if not pursuant to the Amended Pairing Agreement) with the limited partnership interests or units of the Patriot Partnership. Issuance of Paired Equity also will mean (A) the related issuance by Patriot or the Patriot Partnership of the securities of Patriot or the Patriot Partnership which are paired with the securities of PAHOC or the PAHOC Partnership and (B) any reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares for other shares of the companies, repurchase or redemption of shares, change in corporate structure or the like in which the outstanding Paired Shares would be increased, decreased, changed into or exchanged for a different number or kind of Paired Shares or other paired securities.


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  Pursuant to the Cooperation Agreement, Patriot will be entitled to designate from time to time one or more officers of Patriot to serve as a "Paired Equity Officer/Director." The Patriot Board will have the authority to appoint any such Paired Equity Officer/Director to the positions of vice president and assistant secretary of PAHOC. Any Paired Equity Officer/Director may resign or be removed by Patriot at any time and, at any time thereafter, Patriot may designate a new Paired Equity Officer/Director. Any Paired Equity Officer/Director will have the express authority to do any and all acts and things related to any Issuance of Paired Equity, including, without limitation, the execution and delivery in the name and on behalf of PAHOC of any and all documents, certificates (including stock certificates) and other instruments necessary or appropriate in connection with the issuance of any shares of PAHOC Common Stock pursuant to an Issuance of Paired Equity, the engagement of investment bankers, accountants, attorneys and other professionals, and the incurrence of any and all other transaction costs related thereto.

  The Cooperation Agreement will provide that Patriot shall have, and PAHOC shall at all times and in all circumstances maintain and support the position that Patriot has, the sole right and power to authorize and effect, or to cause PAHOC and the PAHOC Board to effect, the Issuance of Paired Equity and PAHOC will further agree not to assert otherwise in any forum, proceeding, action or communication or take any other action which is inconsistent with its obligations under the Cooperation Agreement.

  Under the terms of the Cooperation Agreement, PAHOC will expressly release any and all claims, causes of action, rights, defenses and arguments that any Issuance of Paired Equity approved by Patriot in any way violates or infringes any rights that PAHOC or its past, present or future officers, directors, employees, stockholders or affiliates may have, including, without limitation, that any Issuance of Paired Equity approved by Patriot in any way breaches, violates or infringes any fiduciary duties, duties of one stockholder to another, partnership duties, joint venturer duties, or any other duties or obligations that may exist or exist in the future; provided, that nothing contained in the Cooperation Agreement will be, or be asserted to be, an admission that any such duties exist. Further, PAHOC will expressly disclaim, and will agree not to assert that, any such duties or obligations exist in any way that would interfere with the sole rights of Patriot with respect to the Issuance of Paired Equity.

  The Cooperation Agreement will require that Patriot shall give notice (an "Issuance Notice") to PAHOC as promptly as practicable of each determination by Patriot to engage in an Issuance of Paired Equity. Such Issuance Notice shall include the proposed material terms of such issuance, to the extent determined by Patriot including whether such issuance is proposed to be pursuant to a public or private offering, the amount of Paired Shares proposed to be issued, and the manner of determining the offering price and other terms thereof.

  Upon receipt of an Issuance Notice, PAHOC and the PAHOC Board shall promptly cooperate with Patriot in every way to effect such Issuance of Paired Equity pursuant to the terms and schedule thereof as established by Patriot, including, without limitation, in certain respects as prescribed in the Cooperation Agreement.

  The Cooperation Agreement will provide that upon any Issuance of Paired Equity the net proceeds therefrom shall be allocated 95% to Patriot and 5% to PAHOC, unless and until a different allocation is agreed to by mutual consent of Patriot and PAHOC in accordance with the Pairing Agreement, as amended from time to time.

  From time to time, PAHOC may request that Patriot effect an Issuance of Paired Equity in connection with employee benefit plans, other forms of incentive compensation and other arrangements or commitments of PAHOC. To the extent that Patriot approves in writing any such plan, arrangement or commitment, Patriot will agree that it will either (A) issue the shares of Patriot Common Stock which form a part of the Paired Shares when the Paired Shares are required to be issued pursuant to the terms of any such plan, arrangement or commitment or (B) indemnify PAHOC to the fullest extent permitted under applicable law from and against any and all damages, as specified in the Cooperation Agreement, of PAHOC which arise out of any failure by Patriot to issue such shares of Patriot Common Stock.


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

  Authority to Issue Unpaired Equity. From and after the date of the Cooperation Agreement until the Termination Date, each of Patriot and PAHOC will have the right to engage in an Issuance of Unpaired Equity (as defined below) in accordance with and pursuant to the procedures contained in the Cooperation Agreement, and to take any and all action in contemplation of, or in connection with, an Issuance of Unpaired Equity.

  The term "Issuance of Unpaired Equity," as defined in the Cooperation Agreement, will mean, in the case of PAHOC, a public or private offering, sale, issuance, delivery or commitment or agreement to commit to offer, sell, issue or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any or all securities described in the definition of "Issuance of Paired Equity" if it is contemplated that such stock or other securities, and any securities underlying such stock or other securities, would not or could not be paired with shares of Patriot Common Stock or any other securities of Patriot or, in the case of limited partnership interests or units of the PAHOC Partnership, it is contemplated that such interests or units would not or could not economically (or otherwise) be "paired" with the limited partnership interests or units of the Patriot Partnership. "Issuance of Unpaired Equity" means, in the case of Patriot, a public or private offering, sale, issuance or delivery of, or commitment or agreement to commit to offer, sell, issue or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), any stock of any class or any other debt or equity securities of Patriot (including, without limitation, indebtedness having the right to vote and indebtedness convertible into any equity of any class or any other securities) or limited partnership interests or units of the Patriot Partnership, or equity equivalents of either (including, without limitation, stock appreciation rights), if it is contemplated that such stock or other securities, and any securities underlying such stock or other securities, would not or could not be paired with shares of PAHOC Common Stock or any other securities of PAHOC or, in the case of limited partnership interests or units of the Patriot Partnership, it is contemplated that such interests or units would not or could not economically (or otherwise) be "paired" (even if not pursuant to the Amended Pairing Agreement) with the limited partnership interests or units of the PAHOC Partnership.

  PAHOC will have the right to engage in an Issuance of Unpaired Equity upon the affirmative vote of a majority of the members of the Unpaired Equity Committee. Patriot will have the right to engage in an Issuance of Unpaired Equity upon the affirmative vote of a majority of the members of the Patriot Board.

  Pursuant to the Cooperation Agreement, the Unpaired Equity Committee will consist of (i) the Chairman of the Patriot Board, (ii) the Chairman of the PAHOC Board, (iii) two designees of Patriot from either of the Patriot Board or the PAHOC Board and (iv) one designee of PAHOC from either of the Patriot Board or the PAHOC Board. Upon consummation of the Wyndham Merger, the members of the Unpaired Equity Committee will consist of (i) Paul A. Nussbaum until such time as he shall no longer serve as Chairman of the Patriot Board and, after such time, the Chairman of the Patriot Board, (ii) James D. Carreker until such time as he shall no longer serve as Chairman of the PAHOC Board and, after such time, the Chairman of the PAHOC Board, (iii) two designees of Patriot from either the Patriot Board or the PAHOC Board and (iv) one designee of PAHOC from either the Patriot Board or the PAHOC Board.

  Holders of Unpaired Equity. Under the terms of the Cooperation Agreement, whenever, from time to time, there shall be outstanding any class of equity securities of Patriot or PAHOC or any of their respective subsidiaries, which securities are not paired with corresponding securities of the other company or its subsidiaries, but are convertible or exchangeable into or for Paired Shares (including, without limitation, any shares of unpaired Preferred Stock of Patriot issued to CF Securities after the date of the Cooperation Agreement) (the "Unpaired Shares"), then, so long as any such Unpaired Shares are issued in accordance with the terms of the Cooperation Agreement, Patriot and PAHOC will issue shares of Patriot Common Stock or shares of PAHOC Common Stock, as the case may be, underlying such Unpaired Shares in accordance with the terms thereof. The covenants of Patriot and PAHOC set forth in the Cooperation Agreement will be made for the benefit of the holders of such Unpaired Shares and such holders will be express third party beneficiaries thereof. Any shares of unpaired Preferred Stock of Patriot issued to CF Securities pursuant to the Wyndham Stock Purchase Agreement will be deemed to have been issued in accordance with the terms of the Cooperation Agreement.


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  Indemnification by Patriot. Under the Cooperation Agreement, Patriot will be obligated to indemnify and hold harmless all directors and officers of PAHOC from and against all losses, claims, damages, liabilities and expenses ("Damages") to which any such directors or officers may become subject insofar as such Damages arise out of an Issuance of Paired Equity or an Issuance of Unpaired Equity prior to the termination of the Cooperation Agreement to the same extent, and on the same terms and conditions (including, without limitation, provision for advancement of expenses and contribution) that Patriot indemnifies its own directors and officers with respect to such matters, provided that in no event shall a director or officer of PAHOC receive greater indemnification for Damages than would a director or officer, as the case may be, of Patriot in a like circumstance.

  Removal of Directors. If at any time any director of PAHOC shall interfere or fail to cooperate fully with any Issuance of Paired Equity, such director will be deemed to be no longer acting within the scope of his authority with respect to the management of the affairs of PAHOC and to have failed to remain qualified as a director. In such event, such director shall automatically cease to be a director. The determination of whether any director of PAHOC has interfered or failed to cooperate fully with any Issuance of Paired Equity will be made by the Patriot Board and notice of any such determination shall be given by Patriot to PAHOC within ten days after the date of such determination. Notwithstanding when such determination and notice shall be made and given, any such director shall be deemed to have ceased to be a director at the time of any interference or failure to cooperate; provided, however, that for purposes of the indemnification provided under the Cooperation Agreement and any other right to indemnification to which such director would otherwise be entitled, such director shall be deemed to have been acting as a director until such time as such determination and notice shall be made and given, and such director's right to indemnification, if any, shall in no way be prejudiced solely by reason of having acted as a director during the period from the time of such interference or failure to cooperate until such determination and notice are made and given.

  Termination. Unless earlier terminated at any time by the mutual consent of Patriot and PAHOC, the Cooperation Agreement will terminate on the Termination Date. In the event of any termination of the Cooperation Agreement, neither Patriot nor PAHOC (or any of their directors, officers, employees or agents) will have any liability or further obligation to any other party.

  Amendment. The corporate governance provisions of the Cooperation Agreement, including those related to the Cooperation Committee and the Hotel Acquisitions Committee, and the provisions related to the Issuance of Paired Equity and Issuance of Unpaired Equity, termination of directors of PAHOC and termination of the Cooperation Agreement, may only be waived, amended, supplemented or modified with the approval of a 66 2/3% vote of each of the Patriot Board and the PAHOC Board.

 The Amended Pairing Agreement

  The Amended Pairing Agreement will provide that each of Patriot and PAHOC will be able to issue shares of capital stock of any class or series (other than Patriot Common Stock and PAHOC Common Stock), irrespective of whether such shares are convertible into shares of Patriot Common Stock and PAHOC Common Stock, without making provision for the simultaneous issuance or transfer to the same person of the same number of shares of that same class or series of capital stock of the other company and for the pairing of such shares.

  In addition, pursuant to the Amended Pairing Agreement, neither Patriot nor PAHOC will be able to declare a stock dividend consisting in whole or in part of Patriot Common Stock or PAHOC Common Stock, issue any rights or warrants to purchase any shares of Patriot Common Stock or PAHOC Common Stock or subdivide, combine or otherwise reclassify the shares of Patriot Common Stock or PAHOC Common Stock unless the other company simultaneously takes the same or equivalent action.

  Pursuant to the Amended Pairing Agreement, as desired from time to time, but no less than once each calendar year, Patriot and PAHOC will be required to jointly arrange for the determination of the fair market value of the PAHOC Common Stock outstanding on such valuation date. Such valuation may be used from time

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

to time by Patriot and PAHOC to change the allocation between the companies of the net proceeds from any Issuance of Paired Equity. The Amended Pairing Agreement will be terminable by either the Patriot Board or the PAHOC Board upon 30 days' written notice to the other company that such termination has been approved by the affirmative vote of the holders of a majority of the outstanding shares of common stock of the company seeking to terminate the agreement. In the event the Amended Pairing Agreement is terminated, Patriot and PAHOC have agreed to cooperate to effect a separation of the Paired Shares of both companies so as to permit the separate issuance and transfer thereof.

  Pursuant to the Amended Pairing Agreement, the conversion of Equity Stock of Patriot or PAHOC into Excess Stock, or the conversion of Excess Stock of Patriot or PAHOC into Equity Stock, requires conversion of the corresponding shares of Patriot or PAHOC, as the case may be.

 Common Stock/Paired Shares

  The holders of Paired Shares will still be entitled to one vote per share on all matters voted on by stockholders, including elections of directors. Except as otherwise required by law, by the terms of the Patriot Series A Preferred Stock, the PAHOC Series A Preferred Stock and the PAHOC Series B Preferred Stock (collectively, the PAHOC Series A Preferred Stock and the PAHOC Series B Preferred Stock is referred to herein as the "PAHOC A/B Preferred Stock"), by the Restated Charters with respect to Excess Stock or provided in any resolution adopted by either of the PAHOC Board or the Patriot Board with respect to any series of Preferred Stock, the holders of Paired Shares will exclusively possess all voting power. Subject to the terms of the Patriot Series A Preferred Stock, the terms of the PAHOC A/B Preferred Stock and any preferential rights of any other outstanding series of Preferred Stock and the rights of holders of Excess Stock, the holders of Paired Shares will be entitled to such dividends as may be declared from time to time by the PAHOC Board and the Patriot Board from funds available for such purpose, and upon liquidation will be entitled to receive pro rata all assets of PAHOC and Patriot available for distribution to such holders. If and when the Wyndham Transactions become effective, all Paired Shares issued pursuant to the Wyndham Transactions will be fully paid and nonassessable, and the holders thereof will not have preemptive rights.

 Patriot Series A Preferred Stock

  If Patriot purchases the shares of Wyndham Common Stock owned by CF Securities in connection with the Wyndham Merger, the Patriot Series A Preferred Stock will be issued to CF Securities in exchange therefor and will have the provisions of the Certificate of Designation for the Patriot Series A Preferred Stock (the "Certificate of Designation"). The Patriot Series A Preferred Stock will be a series designated out of the preferred stock of Patriot. The following is a summary of certain provisions of the Patriot Series A Preferred Stock. This summary does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Restated Charter of Patriot which is incorporated by reference into the Registration Statement of which this Proxy Statement/Prospectus forms a part.

  Pursuant to the Certificate of Designation, the Patriot Board will be authorized to issue up to 13,600,000 shares of Patriot Series A Preferred Stock, provided that Patriot will only issue such number of shares of Patriot Series A Preferred Stock as is permitted by the terms of the Wyndham Stock Purchase Agreement. Each share of Patriot Series A Preferred Stock will be entitled to dividends when, as and if, declared and paid on the Paired Shares in an amount equal to the sum of the dividends paid on the Paired Shares. Dividends on the Patriot Series A Preferred Stock will rank pari passu with dividends on the Paired Shares.

  The Patriot Series A Preferred Stock will be entitled to one vote per share, voting together as a class with the shares of Patriot Common Stock, on any matter submitted for a vote of the stockholders of Patriot. The Patriot Series A Preferred Stock will be convertible at any time into Paired Shares on a one-for-one basis by the holders thereof, subject to the Excess Share Provisions set forth in the Restated Charters. In addition, the Patriot Series A Preferred Stock will be mandatorily convertible at any time and in any amount upon notice by Patriot, provided

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

that the amount so converted will not cause a violation of the Excess Share Provisions set forth in the Restated Charters.

  Upon a liquidation, dissolution or winding up of Patriot, the holders of the Patriot Series A Preferred Stock will be entitled to receive, on a per share basis, (i) the PAHOC Dissolution Preference (as defined below) and (ii) a ratable share, together with the holders of Patriot Common Stock, in the assets of Patriot available for distribution on the Patriot Common Stock. As used in the Certificate of Designation, "PAHOC Dissolution Preference" means, as applicable, either (A) if PAHOC has previously been or is simultaneously liquidated, dissolved or wound up, a preference equal to the amount per share of PAHOC Common Stock which was or will be received by the holders of PAHOC Common Stock upon the liquidation, dissolution or winding up of PAHOC or (B) if PAHOC has not previously been or is not simultaneously liquidated, dissolved or wound up, a preference per share equal to an amount determined by an independent investment banker selected by the Patriot Board (with the agreement of the majority holder of the Patriot Series A Preferred Stock, if there is one at such time) to be equal to the then current value of a share of PAHOC Common Stock, without regard to the paired share structure of the Patriot Companies. If PAHOC has been previously liquidated, dissolved or wound up, then any PAHOC Dissolution Preference will accrue interest at the applicable federal rate from the date the liquidating distributions were made on the PAHOC Common Stock unless and until paid.

 PAHOC Series A Preferred Stock and PAHOC Series B Preferred Stock

  By operation of the CHCI Merger, each issued and outstanding CHCI Share and certain stock option rights will be converted into the right to receive shares of PAHOC Series A/B Preferred Stock. Generally, the aggregate number of shares of PAHOC A/B Preferred Stock that each stockholder shall have the right to receive pursuant to the CHCI Merger shall consist of, to the extent possible, an equal number of shares of PAHOC Series A Preferred Stock and shares of PAHOC Series B Preferred Stock.

  Generally, each share of PAHOC Series A Preferred Stock will be redeemable, at the option of the holder, for one Paired Share at any time following the first anniversary of the closing of the CHCI Merger. Each share of PAHOC Series B Preferred Stock may be redeemed, at the option of the holder, for one Paired Share; however, such redemption is generally restricted until the fifth anniversary of the closing of the CHCI Merger. The value of a Paired Share at the time of redemption (the "Redemption Value") will, at PAHOC's option, be payable in cash. Further, if PAHOC fails to comply with certain restrictions, the PAHOC A/B Preferred Stock will be redeemable, at the option of the holder, for cash or, at PAHOC's option, Paired Shares at the Redemption Value plus a premium. The dividend rate on the shares of PAHOC A/B Preferred Stock will be equivalent to the dividend rate on the Paired Shares. Dividends on PAHOC Series B Preferred Stock will be subject to increase during the five years subsequent to the closing of the CHCI Merger if the shares are transferred by the original holder. If the dividends on the PAHOC A/B Preferred Stock are not paid when due, dividends will instead accrue at the rate of 15% per annum on a compounding basis. The PAHOC A/B Preferred Stock will be redeemable at PAHOC's option at the Redemption Value, plus a premium in the case of the original holders thereof and certain permitted transferees.

 Certain Provisions of the Restated Charters and Restated Bylaws

  In order to protect Patriot against the risk of losing its status as a REIT and to otherwise protect Patriot from the consequences of a concentration of ownership among its stockholders, the Restated Charters provide, subject to certain exceptions, that no single person (which includes a "group" of persons) (other than a Look- Through Entity) may Beneficially Own or Constructively Own (as those terms are defined below) in excess of 8.0% (as opposed to the Ownership Limit (9.8%) in the Patriot Charters) of the outstanding shares of any class or series of Equity Stock of Patriot or PAHOC (the "Restated Ownership Limit"), unless the Restated Ownership Limit is waived by the Board of Directors of the relevant company in accordance with the Restated Charters. Any transfer of Equity Stock of Patriot or PAHOC that would (i) result in any person or entity owning, directly or indirectly, shares of Equity Stock of Patriot or PAHOC in excess of the Restated Ownership Limit, unless the Restated Ownership Limit is waived by the Board of Directors of the relevant company in accordance

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

with the Restated Charters, (ii) result in the capital stock of Patriot being beneficially owned by fewer than 100 persons (within the meaning of Section 856(a)(5) of the Code), (iii) result in Patriot being "closely held" within the meaning of Section 856(h) of the Code or (iv) cause Patriot to own, actually or constructively, 10% or more of the ownership interests in a tenant of the real property of Patriot or a subsidiary of Patriot within the meaning of section 856(d)(2)(B) of the Code, shall be void ab initio, and the intended transferee will acquire no right or interest in such shares of Equity Stock. For purposes of the Restated Charters, "Beneficial Ownership" means, with respect to any individual or entity, ownership of shares of Equity Stock equal to the sum of (i) the shares of Equity Stock directly or indirectly owned by such individual or entity, (ii) the number of shares of Equity Stock treated as owned directly or indirectly by such individual or entity through the application of the constructive ownership rules of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code, and (iii) the number of shares of Equity Stock which such individual or entity is deemed to beneficially own pursuant to Rule 13d-3 under the Exchange Act. The Restated Charters provide that pension plans described in Section 401(a) of the Code and mutual funds registered under the Investment Company Act of 1940 are treated as Look-Through Entities that are subject to a 9.8% "Look-Through Ownership Limit." Pension plans and mutual funds are among the entities that are not treated as holders of stock under the Five or Fewer Requirement and the beneficial owners of such entities will be counted as holders for this purpose. For purposes of computing the percentage of shares of any class or series of Equity Stock of Patriot or PAHOC Beneficially Owned by any person or entity, any shares of Equity Stock of Patriot or PAHOC which are deemed to be Beneficially Owned by such person or entity pursuant to Rule 13d-3 of the Exchange Act but which are not outstanding shall be deemed to be outstanding. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have correlative meanings. Also for purposes of the Restated Charters, "Constructive Ownership" means ownership of shares of Equity Stock by an individual or entity who is or would be treated as a direct or indirect owner of such shares of Equity Stock through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have correlative meanings.

  Upon the occurrence of a purported transfer of shares that would result in a violation of any of the foregoing transfer restrictions, that number of shares that violate the transfer restrictions shall be automatically converted into an equal number of shares of Excess Stock and transferred to a Trust for the benefit of the Beneficiary, effective on the Trading Day prior to the date of the purported transfer of such shares, and the record holder of the shares of Equity Stock that are converted into shares of Excess Stock (a "Restated Prohibited Owner") shall submit such number of shares of Equity Stock to Patriot or PAHOC, as the case may be, for registration in the name of the Trustee. In the case of Equity Stock that is paired, upon the conversion of a share of Equity Stock into a share of Excess Stock, the corresponding paired share of that same class or series of Equity Stock of the other company shall simultaneously be converted into a share of Excess Stock; such shares of Excess Stock shall be paired and shall be simultaneously transferred to a Trust. Upon the occurrence of such a conversion of shares of any class or series of Equity Stock into an equal number of shares of Excess Stock, such shares of Equity Stock shall be automatically retired and canceled, without any action required by either the Patriot Board or the PAHOC Board, and shall thereupon be restored to the status of authorized but unissued shares of the particular class or series of Equity Stock from which such Excess Stock was converted and may be reissued as that particular class or series of Equity Stock.

  Shares of Equity Stock that are converted into shares of Excess Stock and transferred to a Trust shall be held in trust for the exclusive benefit of the Beneficiary. Shares of Excess Stock will remain issued and outstanding shares of stock. Each share of Excess Stock shall be entitled to the same dividends and distributions (as to both timing and amount) as may be declared by the Patriot Board or the PAHOC Board, as the case may be, as shares of the class or series of Equity Stock from which such Excess Stock was converted. The Trustee, as record holder of the shares of Excess Stock, shall be entitled to receive all dividends and distributions and shall hold all such dividends or distributions in trust for the benefit of the Beneficiary. The Restated Prohibited Owner with respect to such shares of Excess Stock shall repay to the Trust the amount of any dividends or distributions received by it (i) that are attributable to any shares of Equity Stock that have been converted into shares of Excess Stock and (ii) the record date of which was on or after the date that such shares were converted into shares of

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

Excess Stock. Patriot and PAHOC shall take all measures that they determine reasonably necessary to recover the amount of any such dividend or distribution paid to a Restated Prohibited Owner, including, if necessary, withholding any portion of future dividends or distributions payable on shares of Equity Stock Beneficially Owned or Constructively Owned by the person who, but for the restrictions on transfer, would Beneficially Own or Constructively Own the shares of Excess Stock and, as soon as reasonably practicable following receipt or withholding thereof, shall pay over to the Trust for the benefit of the Beneficiary the dividends so received or withheld, as the case may be.

  In the event of any voluntary or involuntary liquidation of, or winding up of, or any distribution of the assets of, Patriot or PAHOC, each holder of shares of Excess Stock shall be entitled to receive, ratably with each other holder of shares of Equity Stock of the same class or series from which the Equity Stock was converted, that portion of the assets of Patriot or PAHOC, as the case may be, that is available for distribution to the holders of such class or series of Equity Stock. The Trustee shall distribute to the Restated Prohibited Owner the amounts received upon such liquidation, dissolution, or winding up, or distribution; provided, however, that the Restated Prohibited Owner shall not be entitled to receive amounts in excess of, in the case of a purported transfer in which the Restated Prohibited Owner gave value for shares of Equity Stock and which transfer resulted in the conversion of the shares into shares of Excess Stock, the price per share, if any, such Restated Prohibited Owner paid for the shares of Equity Stock (which, in the case of Equity Stock that is paired, shall equal the price paid per share multiplied by the most recent Valuation Percentage) and, in the case of a non-transfer event or a transfer in which the Restated Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which non-transfer event or transfer, as the case may be, resulted in the conversion of the shares into shares of Excess Stock, the price per share equal to the Market Price on the date of such non-transfer event or transfer. Any remaining amount in such Trust shall be distributed to the Beneficiary.

  Each share of Excess Stock shall entitle the holder to the number of votes the holder would have, if such share of Excess Stock was a share of Equity Stock of the same class or series from which such Excess Stock was converted, on all matters submitted to a vote at any meeting of stockholders. The holders of shares of Excess Stock converted from the same class or series of Equity Stock shall vote together with the holders of such Equity Stock as a single class on all such matters. The Trustee, as record holder of the shares of Excess Stock, shall be entitled to vote all shares of Excess Stock. Any vote by a Restated Prohibited Owner prior to the discovery by Patriot or PAHOC, as the case may be, that the shares of Equity Stock were exchanged for shares of Excess Stock will be rescinded as void ab initio.

  The Trustee shall have the exclusive and absolute right to designate one or more Permitted Transferees of any and all shares of Excess Stock if Patriot or PAHOC or both, in the case of Paired Shares, fail to exercise its or their option with respect to such shares as described below; provided, however, that
(i) the Permitted Transferee so designated purchases for valuable consideration (whether in a public or private sale) the shares of Excess Stock (which, in the case of Excess Stock that is paired, shall equal the price paid per share multiplied by the most recent Valuation Percentage) and (ii) the Permitted Transferee so designated may acquire such shares of Excess Stock without violating any of the aforementioned transfer restrictions and without such acquisition resulting in the exchange of such shares of Equity Stock so acquired for shares of Excess Stock and the transfer of such shares of Excess Stock to a Trust. Upon the designation by the Trustee of a Permitted Transferee, the Trustee shall cause to be transferred to the Permitted Transferee that number of shares of Excess Stock of Patriot or PAHOC, as the case may be, acquired by the Permitted Transferee. Upon such transfer of the shares of Excess Stock to the Permitted Transferee, such shares of Excess Stock shall be automatically converted into an equal number of shares of Equity Stock of the same class and series from which such Excess Stock was converted. In the case of Equity Stock that is paired, upon the conversion of a share of Excess Stock into a share of Equity Stock of the same class or series from which such Excess Stock was converted, the corresponding paired share of Excess Stock of the other company shall simultaneously be converted into a share of Equity Stock of the same class or series from which such Excess Stock was converted and such shares of Equity Stock shall be paired. Upon the occurrence of such a conversion of shares of Excess Stock into an equal number of shares of Equity Stock, such shares of Excess Stock shall be automatically retired and canceled, without any action

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

required by the Patriot Board or the PAHOC Board, and shall thereupon be restored to the status of authorized but unissued shares of Excess Stock and may be reissued as such. The Trustee shall (i) cause to be recorded on the stock transfer books of Patriot or PAHOC or both, in the case of Paired Shares, that the Permitted Transferee is the holder of record of such number of shares of Equity Stock and (ii) distribute to the Beneficiary any and all amounts held with respect to the shares of Excess Stock after making payment to the Restated Prohibited Owner. If the transfer of shares of Excess Stock to a purported Permitted Transferee shall violate any of the aforementioned transfer restrictions including, without limitation, the Restated Ownership Limit, such transfer shall be void ab initio as to that number of shares of Excess Stock that cause the violation of any such restriction when such shares are converted into shares of Equity Stock and the purported Permitted Transferee shall be deemed to be a Restated Prohibited Owner and shall acquire no rights in such shares of Excess Stock. Such shares of Equity Stock shall be automatically re-converted into Excess Stock and transferred to the Trust from which they were originally sold. Such conversion and transfer to the Trust shall be effective as of the close of trading on the Trading Day prior to the date of the transfer to the purported Permitted Transferee and the provisions of the Restated Charters regarding compensation to a Restated Prohibited Owner shall apply to such shares with respect to any future transfer of such shares by the Trust.

  A Restated Prohibited Owner shall be entitled to receive from the Trustee following the sale or other disposition of such shares of Excess Stock the lesser of (i) (a) in the case of a purported transfer in which the Restated Prohibited Owner gave value for shares of Equity Stock and which transfer resulted in the conversion of such shares into shares of Excess Stock, the price per share, if any, such Restated Prohibited Owner paid for the shares of Equity Stock (which, in the case of Excess Stock that is paired, shall be determined based on the Valuation Percentage) and (b) in the case of a non-transfer event or a transfer in which the Restated Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which non-transfer event or transfer, as the case may be, resulted in the conversion of such shares into shares of Excess Stock, the price per share equal to the Market Price on the date of such non-transfer event or transfer and (ii) the price per share (which, in the case of Excess Stock that is paired, shall be determined based on the Valuation Percentage) received by the Trustee from the sale or other disposition of such shares of Excess Stock. Any amounts received by the Trustee in respect of such shares of Excess Stock and in excess of such amounts to be paid the Restated Prohibited Owner shall be distributed to the Beneficiary.

  Shares of Excess Stock shall be deemed to have been offered for sale by a Trust to Patriot or PAHOC or both, in the case of Paired Shares, or a designee of such company or companies, at a price per share equal to the lesser of (i) the price per share (which, in the case of Excess Stock that is paired, shall be determined based on the Valuation Percentage) in the transaction that created such shares of Excess Stock (or, in the case of a devise, gift or non-transfer event, the Market Price at the time of such devise, gift or non-transfer event) or (ii) the Market Price on the date either company or both companies, in the case of Paired Shares, accept such offer. Either company or both companies, in the case of Paired Shares, shall have the right to accept such offer for a period of 90 days following the later of (a) the date of the non-transfer event or purported transfer which results in such shares of Excess Stock or (b) the date on which either company or both companies, in the case of Paired Shares, determine in good faith that a transfer or a non-transfer event resulting in shares of Excess Stock has previously occurred, if either company or both companies, in the case of Paired Shares, do not receive a notice of such transfer or non-transfer event. In the case of shares of Excess Stock that are paired, neither Patriot nor PAHOC shall accept such an offer with respect to its shares of Excess Stock without the agreement of the other company to accept such offer with respect to the corresponding Paired Shares of its Excess Stock.

  "Market Price" on any date shall mean the average of the Closing Price for the five consecutive Trading Days ending on such date. "Closing Price" on any date shall mean the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the shares of Equity Stock are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Equity Stock are listed or admitted to trading or, if

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

the shares of Equity Stock are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if the shares of Equity Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares of Equity Stock. In the case of Equity Stock that is paired, "Market Price" shall mean the "Market Price" for Paired Shares multiplied by a fraction (expressed as a percentage) determined by dividing the value for such Equity Stock most recently determined under the Pairing Agreement over the value of a Paired Share most recently determined under the Pairing Agreement (the "Valuation Percentage"). "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Equity Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Equity Stock are not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

  Any person or entity that acquires or attempts to acquire shares of Equity Stock in violation of the aforementioned transfer restrictions, or any person or entity that owned shares of Equity Stock that were transferred to a Trust, shall immediately give written notice to Patriot or PAHOC or both, in the case of Paired Shares, of such event and shall provide such other information as the appropriate company or both companies, as the case may be, may request to determine the effect, if any, of such violation, on Patriot's status as a REIT.

  Each person or entity that is an owner, actually or constructively, of shares of Equity Stock and each person or entity that (including the stockholder of record) is holding shares of Equity Stock for such an owner shall provide to Patriot or PAHOC or both, in the case of Paired Shares, a written statement or affidavit stating such information as the appropriate company or both companies, as the case may be, may request to determine Patriot's status as a REIT and to ensure compliance with the Restated Ownership Limit or the Look-Through Ownership Limit, as the case may be. In addition, every person or entity that owns of record, actually or constructively, more than 5%, or such lower percentages as required pursuant to regulations under the Code, of the outstanding shares of any class or series of Equity Stock of Patriot or PAHOC shall, within 30 days after January 1 of each year, provide to Patriot or PAHOC or both, in the case of Paired Shares, a written statement or affidavit stating the name and address of such owner, the number of shares of Equity Stock owned, actually or constructively, and a description of how such shares are held.

  All certificates representing shares of Equity Stock shall bear a legend referring to the aforementioned transfer restrictions. The transfer restrictions will continue to apply until the Patriot Board determines that it is no longer in the best interests of Patriot to attempt to qualify, or to continue to qualify, as a REIT.

  The restrictions on transfer contained in the Restated Charters could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of shares of Equity Stock might receive a premium from their shares of Equity Stock over the then prevailing Market Price or which such holders might believe to be otherwise in their best interest.

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                      COMPARISON OF STOCKHOLDERS' RIGHTS

  The rights of WHG Stockholders are presently governed by the DGCL, the WHG Charter and the WHG Bylaws and the rights of the stockholders of Patriot and PAHOC are presently governed by the DGCL, the Patriot Charter and the PAHOC Charter (together, the "Patriot Charters"), the Patriot Bylaws and the PAHOC Bylaws. In addition, the rights of Patriot stockholders and PAHOC stockholders are presently governed by the Pairing Agreement and the Cooperation Agreement (if and when entered into). Under the terms of the Merger Agreement, at the Effective Time, WHG Stockholders, will become stockholders of Patriot and of PAHOC and their rights will thereafter be governed by the DGCL, the Patriot Charters, the Patriot Bylaws, the PAHOC Bylaws, the Pairing Agreement and the Cooperation Agreement (if and when entered into).

  In considering the recommendation of the WHG Board to approve the Merger Agreement and the transactions contemplated thereby, WHG Stockholders should be aware that the rights of WHG Stockholders under the Patriot Charters, the Patriot Bylaws, the PAHOC Bylaws, the Pairing Agreement and the Cooperation Agreement (if and when entered into) will differ in certain respects from the existing rights of the WHG Stockholders under the WHG Charter and the WHG Bylaws. In addition, in connection with the consummation of the Wyndham Transactions, the Patriot Charter and the PAHOC Charter will be amended and restated and such amended and restated charters will become the Restated Charters of Patriot and PAHOC. Furthermore, in connection with the consummation of the Wyndham Transactions, the Patriot Bylaws and the PAHOC Bylaws will be amended and restated to be consistent with the Restated Charters and will become the Restated Bylaws of Patriot and PAHOC and the Pairing Agreement will be amended to become the Amended Pairing Agreement.

  The following discussion summarizes (i) certain differences between the rights of WHG Stockholders and the rights of stockholders of Patriot and PAHOC and (ii) certain changes in the existing rights of stockholders of Patriot and PAHOC following the consummation of the Wyndham Transactions. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to: the Patriot Charters, the Patriot Bylaws, the PAHOC Bylaws, the Pairing Agreement, the Cooperation Agreement, the Restated Charters and the Amended Pairing Agreement all of which are incorporated by reference as exhibits to the Registration Statement of which this Proxy Statement/Prospectus is a part, and the relevant provisions of the DGCL.

COMPARISON OF RIGHTS OF WHG STOCKHOLDERS TO STOCKHOLDERS OF PATRIOT AND PAHOC

 Amendment of Charter

  In conformity with the DGCL, amendment of the WHG Charter generally requires the approval of the WHG Board and the approval of the WHG Stockholders by the affirmative vote of a majority of the outstanding shares entitled to vote on such amendment, with the exception of a number of provisions of the WHG Charter which require the approval of the holders of at least 80% of the voting power of all the outstanding shares entitled to vote generally for the election of directors, voting together as a single class.

  The Patriot Charters provide that, with the exception of certain provisions concerning business combinations with interested stockholders which require the approval of greater proportions, the Patriot Charters may be amended in the manner prescribed by the DGCL, which requires the approval of the Board of Directors of the relevant company and the approval of the stockholders of the relevant company by the affirmative vote of a majority of the outstanding shares entitled to vote on such amendment. With respect to the provisions of the Restated Charters relating to the provisions of the Cooperation Agreement, an amendment or repeal of any of such provisions requires a 66 2/3% vote of the Board of Directors of the relevant company and thereafter the affirmative vote of a majority of the outstanding shares entitled to vote on such amendment or repeal.


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

 Amendment of Bylaws

  The WHG Bylaws may be amended or altered (i) by the WHG Board by the vote of a majority of the directors then in office or (ii) by the affirmative vote of the holders of at least 80% of the outstanding shares entitled to vote thereon.

  The Patriot Bylaws and PAHOC Bylaws may be amended by a majority vote of the stockholders of the respective companies.

  Thus, stockholders of Patriot and PAHOC have the ability to amend or repeal the Patriot Bylaws and the PAHOC Bylaws with a lower proportion of the votes of the stockholders than the WHG Stockholders currently have to amend or repeal the WHG Bylaws. The Patriot Board and the PAHOC Board, however, do not have the ability to amend the bylaws of the respective companies.

 Directors

  The WHG Charter and WHG Bylaws provide that the number of directors of WHG shall be fixed from time to time by action of not less than a majority of the members of the WHG Board then in office, though less than a quorum, and in any event shall not be less than five nor more than 15. The directors are divided into three classes, designated Class I, Class II and Class III, with the number of directors in each class equal to, as nearly as possible, one-third of the total number of directors constituting the entire WHG Board. Pursuant to the WHG Charter, the term of office of one class of directors expires each year. As the term of each class expires, directors in that class will be elected for a term of three years and until their successors are duly elected and qualified. If the number of directors is changed, any increase or decrease in directorships shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office only until the next election of directors of that class by the WHG Stockholders, but in no case will a decrease in the number of directors shorten the term of any incumbent director. Subject to the rights of the holders of any class or series of preferred stock, any vacancy occurring in the WHG Board may be filled only by a majority vote of the directors then in office, even if less than a quorum of the WHG Board and any directors so chosen shall hold office for a term expiring at the annual meeting of WHG Stockholders at which the term of office of the class to which his predecessor belonged expires, or if such director was elected as a result of an increase in the number of directors, then for the term indicated in the preceding sentence. The WHG Charter provides that a director may be removed only for cause and only by the vote of the holders of 80% of the outstanding stock of WHG then entitled to vote for the election of directors, considered as one class. "Cause," with respect to the removal of any director, is defined in the WHG Charter to mean only (i) conviction of a felony or (ii) being adjudged to be liable for negligence or misconduct in the performance of his or her duty to WHG.

  The WHG Charter provides that whenever the holder of any class or series of preferred stock shall have the right, voting separately by class or series, to elect directors, such directorship shall be governed by the terms of the WHG Charter or any applicable resolutions adopted by the WHG Board creating such class or series and such directors shall not be divided into classes unless otherwise provided.

  The Patriot Charters and the Patriot Bylaws and the PAHOC Bylaws provide that the number of directors shall be fixed by resolution duly adopted from time to time by the Board of Directors of the relevant company. Pursuant to the Patriot Charters, the directors are divided into three classes with the term of office of one class expiring each year. As the term of each class expires, directors in that class will be elected for a term of three years and until their successors are duly elected and qualified.

  The Patriot Charters provide that a director may be removed, only for cause, by the vote of holders of at least 75% of the outstanding shares of capital stock entitled to vote for the election of directors at a special meeting of the stockholders called for the purpose of removing such director. With respect to the removal of any director, "cause" is defined in the Patriot Charters to mean only (i) conviction of a felony, (ii) declaration of unsound mind by order of a court, (iii) gross dereliction of duty, (iv) commission of any action involving moral

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

turpitude, or (v) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit and a material injury to Patriot or PAHOC, as the case may be.

  Under the terms of the Patriot Charters, any and all vacancies on the Board of Directors of the relevant company, however occurring, shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board of Directors of the relevant company. Any director so appointed shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor shall have been duly elected and qualified or until such director's earlier resignation or removal.

  The staggered board provision in the Patriot Charters prevents stockholders of Patriot and PAHOC from voting on the election of all directors at each annual meeting. The existence of a staggered board and the fact that directors may only be removed for cause may have the effect of delaying or deferring a change in control of Patriot and PAHOC or the removal of incumbent management.

 Limitation of Liability

  The WHG Charter provides that, to the fullest extent permitted by the DGCL, a director shall not be personally liable to WHG or the WHG Stockholders for monetary damages for breach of fiduciary duty as a director.

  The Patriot Charters, in conjunction with the DGCL, eliminate a director's personal liability (and the personal liability of a member of any duly authorized and constituted committee of Patriot or PAHOC, as the case may be, or of their respective Boards) to Patriot or PAHOC, as the case may be, or their respective stockholders for breach of fiduciary duty, except for liability (i) for any breach of the director's duty of loyalty to Patriot or PAHOC, as the case may be, or their respective stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

 Indemnification

  The DGCL permits a corporation to indemnify its directors, officers, employees or agents but requires indemnification for expenses reasonably incurred by any present or former director or officer who is successful in defending against any action or claim. The DGCL expressly provides that the indemnification provided for under the DGCL shall not be deemed exclusive of any indemnification right under any bylaw, vote of stockholders or disinterested directors, or otherwise. The DGCL permits indemnification against expenses and certain other liabilities arising out of legal actions brought or threatened against such persons for their conduct on behalf of the corporation, provided that each such person acted in good faith and in a manner that he or she reasonably believed was in or not opposed to the corporation's best interests and, in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The DGCL does not allow indemnification of directors in the case of an action by or in the right of the corporation (including stockholder derivative suits) unless the directors successfully defend the action or indemnification is ordered by the court.

  The WHG Charter provides for indemnification to the fullest extent authorized by the DGCL and, therefore, these statutory indemnification rights are available to the directors, officers, employees and agents of WHG. Similarly, the Patriot Bylaws and the PAHOC Bylaws provide for indemnification to the fullest extent authorized by the DGCL and, therefore, these statutory indemnification rights are available to the directors, officers, employees and agents of Patriot and PAHOC.

  WHG has entered into indemnity agreements with each of its directors and executive officers whereby WHG will, in general, indemnify such directors and executive officers, to the extent permitted by the DGCL, against any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any actual or threatened action or proceeding to which such director or officer is made or threatened to be made a party by reason of the fact that such person is or was a director or an officer of WHG. The foregoing

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

description of the indemnity agreements is qualified in its entirety by reference to WHG's form of indemnity agreement.

 Special Meetings of Stockholders

  The WHG Charter and WHG Bylaws provide that a special meeting of stockholders may only be called by the Chairman of the Board or the President of WHG or by a majority of the WHG Board. Similarly, the Patriot Bylaws and the PAHOC Bylaws provide that a special meeting of stockholders may only be called by the Chairman of the Board of Directors or a majority of the Board of Directors of the relevant company.

  Accordingly, like the WHG Stockholders, stockholders of Patriot and PAHOC have no ability to call a special meeting of stockholders.

 Action by Stockholders Without a Meeting

  The WHG Charter provides that any action required or permitted to be taken at any annual or special meeting of stockholders may only be taken upon the vote of the stockholders at an annual or special meeting duly called and may not be taken by written consent of the stockholders, except as otherwise provided in resolutions of the WHG Board designating any series of preferred stock.

  The Patriot Charters provide that any action required or permitted to be taken at any annual or special meeting of stockholders may be taken in lieu of such meeting only by unanimous written consent of the stockholders signed by each stockholder entitled to vote on the matter.

  Accordingly, unlike the WHG Stockholders, stockholders of Patriot and PAHOC have the ability to take action without an annual or special meeting of the stockholders by unanimous written consent.

 Restrictions on Ownership and Transfer; Pairing

  The WHG Charter and the WHG Bylaws do not include any provisions restricting the ownership or transfer of WHG Stock.

  The Patriot Charters provide that until such time as the limitation on transfer provided for in the Pairing Agreement shall be terminated, shares of Patriot Common Stock and PAHOC Common Stock and shares of Preferred Stock which are convertible into shares of Patriot Common Stock and PAHOC Common Stock shall not be transferable or transferred on the books of either company unless a simultaneous transfer is made by the same transferor to the same transferee of an equal number of shares of that same class or series of Equity Stock of the other company and such shares are paired with one another. In addition, pursuant to the Pairing Agreement, Patriot and PAHOC may not issue shares of Patriot Common Stock and PAHOC Common Stock or shares of Preferred Stock that are convertible into shares of Patriot Common Stock and PAHOC Common Stock unless provision has been made for the simultaneous issuance or transfer to the same person of the same number of shares of that same class or series of Equity Stock of the other company and for the pairing of such shares.

  The Patriot Charters provide, pursuant to the Ownership Limit, that no person or entity may Beneficially Own or Constructively Own in excess of 9.8% of the outstanding shares of any class or series of Equity Stock of Patriot or PAHOC, unless the Ownership Limit is waived by the Board of Directors of the relevant company in accordance with the Patriot Charter and the PAHOC Charter, as the case may be. For purposes of computing the percentage of shares of any class or series of Equity Stock of Patriot or PAHOC Beneficially Owned by any person or entity, any shares of Equity Stock of Patriot or PAHOC which are deemed to be Beneficially Owned by such person or entity pursuant to Rule 13d-3 of the Exchange Act but which are not outstanding shall be deemed to be outstanding. Any transfer of shares of Equity Stock of Patriot or PAHOC that would (i) result in any person or entity owning, directly or indirectly, shares of Equity Stock of Patriot or PAHOC in excess of the Ownership Limit, unless the Ownership Limit is waived by the Board of Directors of the relevant company in accordance with the Patriot Charter and the PAHOC Charter, as the case may be, (ii) result in the capital stock

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

of Patriot being beneficially owned by fewer than 100 persons (within the meaning of Section 856(a)(5) of the Code), (iii) result in Patriot being "closely held" within the meaning of Section 856(h) of the Code or (iv) cause Patriot to own, actually or constructively, 10% or more of the ownership interests in a tenant of the real property of Patriot or a subsidiary of Patriot within the meaning of Section 856(d)(2)(B) of the Code, shall be void ab initio, and the intended transferee will acquire no rights in such shares of Equity Stock.

  Thus, WHG Stockholders who become stockholders of Patriot and PAHOC will be subject to the ownership and transfer provisions provided for in the Patriot Charters and the Patriot Bylaws and PAHOC Bylaws. Such ownership and transfer restrictions may have the effect of delaying, deferring or preventing the acquisition or control of Patriot and PAHOC.

 Stockholder Approval of Certain Business Combination Transactions

  The DGCL requires that a business combination be approved by a majority of the outstanding shares of the corporation entitled to vote on such a matter, or a greater proportion if required by the certificate of incorporation. In addition, under the DGCL, a publicly-held corporation may not engage, with certain exceptions, in a business combination with an "interested stockholder" for a period of three years following the time of the transaction in which the person became an interested stockholder. Subject to certain exceptions, the DGCL defines an "interested stockholder" as a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation's voting stock. The WHG Bylaws provide that any corporate action, except the election of directors or if otherwise required by law or the WHG Charter, shall be approved by a majority of the votes cast at a meeting of stockholders by the holders of shares entitled to vote thereon.

  The Patriot Bylaws and the PAHOC Bylaws provide that any corporate action, except where a larger vote is required by law, the Patriot Charters or the Patriot Bylaws and the PAHOC Bylaws, shall be approved at a stockholders meeting at which a quorum is present by the affirmative vote of a majority of shares present in person or by proxy at such meeting and entitled to vote on the matter. The DGCL provides for a larger vote with respect to business combinations and, therefore, a business combination involving Patriot or PAHOC requires the approval of a majority of the outstanding shares of Patriot or PAHOC, as the case may be. In addition, the Restated Charters provide that a business combination with a Related Person requires, with certain exceptions, the approval of 66 2/3% of the outstanding shares of the capital stock of Patriot or PAHOC, as the case may be, which shall include the affirmative vote of at least 50% of the outstanding shares of capital stock held by stockholders other than the Related Person. However, such 66 2/3% voting requirement shall not be applicable if the business combination was approved by the Board of Directors of the relevant company prior to the acquisition by such Related Person of the beneficial ownership of 5% or more of the outstanding shares of the capital stock of Patriot or PAHOC, as the case may be.

  The higher percentage of stockholder approval required for a business combination with a Related Person under the Patriot Charters may make it more difficult for a person or entity to acquire control of Patriot or PAHOC.

 Rights Agreement

  WHG is a party to a rights agreement (the "Rights Agreement"). The Rights Agreement provides that one Right will be issued with each share of WHG Common Stock issued (whether originally issued or from WHG's treasury) on or after the Distribution Date and prior to the Rights Distribution Date. The Rights are not exercisable until the Rights Distribution Date and will expire at the close of business on December 31, 2007 (the "Final Expiration Date") unless previously redeemed by WHG as described below. When exercisable, each Right entitles the owner to purchase from WHG one one-hundredth (.01) of a share of WHG's Series A Preferred Stock at an exercise price of $100.00, subject to certain antidilution adjustments. The Rights will not, however, be exercisable, transferable separately or trade separately from the shares of WHG Common Stock until (a) the tenth business day after the "Stock Acquisition Date" (i.e., the date of a public announcement that a person or group is an "Acquiring Person") or (b) the tenth business day (or such later day as the WHG Board, with the

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

concurrence of a majority of Continuing Directors (as defined), determines) after a person or group announces a tender or exchange offer, which, if consummated, would result in such person or group beneficially owning 15% or more of the WHG Common Stock (the earlier of such dates being the "Rights Distribution Date"). In general, any person or group of affiliated persons (other than WHG, any of its subsidiaries, any person who as of the Distribution Date beneficially owned 15% or more of the WHG Common Stock, certain of WHG's benefit plans and any person or group of affiliated persons whose acquisition of 15% or more is approved by the WHG Board in advance) who, after the date of adoption of the Rights Agreement, acquires beneficial ownership of 15% or more of the WHG Common Stock will be considered an "Acquiring Person." If a person or group of affiliated persons becomes an Acquiring Person, then each Right (other than Rights owned by such Acquiring Person and its affiliates and associates, which will be null and void) will entitle the holder thereof to purchase, for the exercise price, a number of shares of WHG Common Stock having a then current market value of twice the exercise price. Accordingly, at the original exercise price, each Right would entitle its registered holder to purchase $200.00 worth of WHG Common Stock for $100.00.

  If at any time after the Stock Acquisition Date, (a) WHG merges into another entity, (b) an acquiring entity merges into WHG and WHG Common Stock is changed into or exchanged for other securities or assets of the acquiring entity or (c) WHG sells more than 50% of its assets or earning power, then each Right will entitle the holder thereof to purchase, for the exercise price, the number of shares of common stock of such other entity having a current market value of twice the exercise price. The foregoing will not apply to (i) a transaction approved by a majority of the WHG Board (or from and after the Stock Acquisition Date, a majority of the Continuing Directors) or
(ii) a merger which follows a cash tender offer approved by the WHG Board (or after the Stock Acquisition Date, a majority of the Continuing Directors) for all outstanding shares of WHG Common Stock so long as the consideration payable in the merger is the same in form and not less than the amount as was paid in the tender offer. A Continuing Director is a director in office prior to the distribution of the Rights and any director recommended or approved for election by such directors but does not include any representative of an Acquiring Person.

  Subject to the limitations summarized below, the Rights are redeemable at WHG's option, at any time prior to the earlier of the Stock Acquisition Date or the Final Expiration Date, for $.01 per Right, payable in cash or shares of WHG Common Stock. Under certain circumstances, the decision to redeem requires the concurrence of a majority of the Continuing Directors. In the event a majority of the WHG Board is changed by vote of the WHG Stockholders, the Rights shall not be redeemable for a period of ten business days after the date that the new directors so elected take office and it shall be a condition to such redemption that any tender or exchange offer then outstanding be kept open within such ten business day period. At any time after any person becomes an Acquiring Person, the WHG Board may exchange the Rights (other than Rights owned by the Acquiring Person and associates, which will be null and void), in whole or in part, for WHG Common Stock on the basis of an exchange ratio of one share of WHG Common Stock for each Right (subject to adjustment).

  As long as the Rights are attached to WHG Common Stock, each share of WHG Common Stock issued by WHG will also evidence one Right. Until the Rights Distribution Date, the Rights will be represented by WHG Common Stock certificates and will be transferred only with WHG Common Stock certificates; separate certificates representing the Rights will be mailed, however, to holders of WHG Common Stock as of the Rights Distribution Date. The holders of Rights will not have any voting rights or be entitled to dividends until the Rights are exercised.

  The purchase price payable, and the number of shares of preferred stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution in the event of certain stock dividends on, or subdivisions, combinations or reclassifications of, the shares of WHG Common Stock prior to the Rights Distribution Date, and in certain other events.

  The WHG Board may amend the Rights Agreement prior to the Rights Distribution Date. After the Rights Distribution Date, the WHG Board may amend the Rights Agreement only to cure ambiguities, to shorten or

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

lengthen any time period (subject to certain limitations) or if such amendment does not adversely affect the interests of the Rights holders and does not relate to any principal economic term of the Rights.

  Neither Patriot nor PAHOC is a party to any similar agreement.

  In connection with the approval of the Merger Agreement and the transactions contemplated thereby, the WHG Board took action to make the Rights Agreement inapplicable to the Merger Agreement and the transactions contemplated thereby. In connection therewith, the WHG Board defined, for purposes of the Rights Agreement, each of PAHOC, Acquisition Sub and Patriot as an "Exempt Person," as such term is defined in the Rights Agreement, but only to the extent any of them become the beneficial owner of any shares of WHG Stock pursuant to the Merger Agreement and the Ancillary Agreements.

 Transactions with Certain Affiliated Persons

  The Patriot Bylaws and the PAHOC Bylaws provide that any action pertaining to any transaction involving Patriot or PAHOC, as the case may be, in which an advisor, director or officer of such corporation, or any affiliate of any of the foregoing persons, has any direct or indirect interest other than solely as a result of their status as a director, officer, or stockholder of such corporation, must be approved by a majority of the directors, including a majority of the Independent Directors (as defined in the Patriot Bylaws and the PAHOC Bylaws), even if the Independent Directors constitute less than a quorum. The WHG Charter and the WHG Bylaws do not include provisions with respect to transactions with certain affiliated persons.

  Thus, approval by the respective Boards of Directors of Patriot and PAHOC of transactions between Patriot or PAHOC, as the case may be, and such affiliated persons of Patriot or PAHOC requires a greater voting threshold than does approval by the WHG Board for transactions between WHG and such affiliated persons of WHG.

 Dissenters' Rights

  Pursuant to the DGCL, a stockholder of a corporation engaging in certain transactions may, under certain circumstances, dissent from a merger, consolidation or other transaction and demand payment in cash in the amount of the fair value of his or her shares (as appraised pursuant to judicial proceedings) in lieu of the consideration such stockholder would otherwise receive in such transaction.

  Under the DGCL, stockholders of a corporation are entitled to appraisal rights only with respect to certain statutory mergers or consolidations. Unless otherwise provided in the certificate of incorporation, the DGCL does not grant appraisal rights to (i) stockholders with respect to a merger or consolidation of a corporation, the shares of which are either listed on a national securities exchange or are held of record by more than 2,000 holders, if such stockholders receive only shares of the surviving corporation or shares of any other corporation which are either listed on a national securities exchange or held of record by more than 2,000 holders or (ii) stockholders of a corporation surviving a merger if no vote of the stockholders of such corporation is required to approve the merger. Thus, the stockholders of Patriot and PAHOC have the same rights with respect to approval rights as do the stockholders of WHG.

 Repurchase and Redemption of Shares

  The DGCL provides generally that the stock of any series or class may be made subject to redemption by the corporation at its option or at the option of the holders of such stock or upon the happening of an event; provided, however, that (i) at the time of the redemption the corporation must have outstanding shares of at least one class or series, which shares are not redeemable and are endowed with full voting powers and (ii) such repurchase or redemption must not impair the capital of the corporation.

 Non-Voting Common Stock; Preferred Stock

  Each of the WHG Charter and the Patriot Charters authorize the Board of Directors of the relevant company to provide for the issuance of preferred stock in one or more series, to establish the number of shares in each series and to fix the designation, powers, preferences and rights of each such series and the qualifications, limitations or restrictions thereof. In addition, the WHG Charter authorizes the WHG Board to provide for the issuance of non-voting common stock in one or more series, to establish the number of shares in each series and to fix the designation, powers, preferences and rights of each such series and the qualifications, limitations or restrictions thereof.

 Payment of Dividends

  The DGCL provides that a corporation may, unless otherwise restricted by its certificate of incorporation, declare and pay dividends out of surplus, or if no surplus exists, out of its net profits for the current or preceding fiscal year, provided that the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets.

  The WHG Charter and the WHG Bylaws provide that, subject to the rights of holders of preferred stock who shall be entitled to fixed dividends as may be declared by the WHG Board, holders of WHG Common Stock and WHG non-voting common stock shall be entitled to receive such dividends as may be declared by the WHG Board from time to time. Similarly, the Patriot Charters provide that, subject to the rights of holders of Preferred Stock, holders of Patriot Common Stock and PAHOC Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of Patriot or PAHOC, as the case may be, as may be declared thereon by the respective Board of Directors from time to time.

 Dissolution

  Under the DGCL, voluntary dissolution of a corporation generally requires the adoption of a board of directors' resolution by a majority of the entire board of directors approving the dissolution and the affirmative vote of a majority of the outstanding shares entitled to vote thereon.

  Thus, the same vote of the stockholders of Patriot and PAHOC is required to authorize voluntary dissolution as is currently required for WHG Stockholders.

 Inspection of Books and Records

  Under the DGCL, any stockholder of record has a right to examine the books and records and the stockholder list of the corporation for a "proper purpose." The DGCL defines a "proper purpose" as any purpose reasonably related to such a person's interest as a stockholder, and allows a stockholder of record to inspect the stockholder list during the ten-day period preceding a meeting of the stockholders for any purpose germane to the meeting.

  Thus, the books and records of Patriot and PAHOC will be as accessible to their stockholders as are the books and records of WHG to the WHG
Stockholders.

 Differences Resulting from the Pairing Agreement

  The Pairing Agreement currently provides that shares of Patriot Common Stock and PAHOC Common Stock or shares of Preferred Stock which are convertible into shares of Patriot Common Stock or PAHOC Common Stock shall not be transferable or transferred on the books of either company unless a simultaneous transfer is made by the same transferor to the same transferee of an equal number of shares of that same class or series of Equity Stock of the other company and such shares are paired with one another. In addition, pursuant to the Pairing Agreement, Patriot and PAHOC may not issue shares of Patriot Common Stock and PAHOC Common Stock or shares of Preferred Stock that are convertible into shares of Patriot Common Stock or PAHOC Common Stock unless provision has been made for the simultaneous issuance or transfer to the same person of the same number of shares of that same class or series of Equity Stock of the other company and for the pairing of such shares. Thus, WHG Stockholders who become stockholders of Patriot and PAHOC will be subject to the terms of the Pairing Agreement.

CHANGES IN RIGHTS OF STOCKHOLDERS OF PATRIOT AND PAHOC FOLLOWING THE
 CONSUMMATION OF THE WYNDHAM TRANSACTIONS

 Restrictions on Ownership and Transfer

  The Restated Bylaws will provide that, until such time as the limitation on transfer provided for in the Pairing Agreement shall be terminated, shares of Patriot Common Stock and PAHOC Common Stock shall not be transferable or transferred on the books of either company unless a simultaneous transfer is made by the same transferor to the same transferee of an equal number of shares of common stock of the other company and such shares are paired with one another. In addition, pursuant to the Amended Pairing Agreement, Patriot and PAHOC may not issue shares of Patriot Common Stock and PAHOC Common Stock unless provision has been made for the simultaneous issuance or transfer to the same person of the same number of shares of common stock of the other company and for the pairing of such shares.

  The Restated Charters will provide, pursuant to the Restated Ownership Limit, that no person or entity (other than a Look-Through Entity) may Beneficially Own or Constructively Own in excess of 8.0% of the outstanding shares of any class or series of Equity Stock of Patriot or PAHOC, unless the Restated Ownership Limit is waived by the Board of Directors of the relevant company in accordance with its Restated Charter. For purposes of computing the percentage of shares of any class or series of Equity Stock of Patriot or PAHOC Beneficially Owned by any person or entity, any shares of Equity Stock of Patriot or PAHOC which are deemed to be Beneficially Owned by such person or entity pursuant to Rule 13d-3 of the Exchange Act but which are not outstanding shall be deemed to be outstanding. Any transfer of shares of Equity Stock of Patriot or PAHOC that would (i) result in any person or entity owning, directly or indirectly, shares of Equity Stock of Patriot or PAHOC in excess of the Restated Ownership Limit, unless the Restated Ownership Limit is waived by the Board of Directors of the relevant company in accordance with the Restated Charters, (ii) result in the capital stock of Patriot being beneficially owned by fewer than 100 persons (within the meaning of Section 856(a)(5) of the Code), (iii) result in Patriot being "closely held" within the meaning of Section 856(h) of the Code or (iv) cause Patriot to own, actually or constructively, 10% or more of the ownership interests in a tenant of the real property of Patriot or a subsidiary of Patriot within the meaning of Section 856(d)(2)(B) of the Code, shall be void ab initio, and the intended transferee will acquire no rights in such shares of Equity Stock. The Restated Charters provide that pension plans described in Section 401(a) of the Code and mutual funds registered under the Investment Company Act of 1940 are Look-Through Entities that are subject to a 9.8% Look-Through Restated Ownership Limit. Pension plans and mutual funds are among the entities that are not treated as holders of stock under the Five or Fewer Requirement and the beneficial owners of such entities will be counted as holders for this purpose.

  Thus, stockholders of Patriot and PAHOC will be subject to the ownership and transfer provisions provided for in the Restated Charters and the Restated Bylaws, which provisions provide for (i) except in the case of Look-Through Entities, a lower ownership limit (8.0%) than that currently provided for in the Patriot Charters, and (ii) the issuance and transfer of shares of capital stock that are convertible into paired shares of Patriot Common Stock and PAHOC Common Stock without the simultaneous issuance and transfer to the same person of the same number of shares of that same class or series of capital stock of the other company and the pairing of such shares. Such ownership and transfer restrictions may have the effect of delaying, deferring or preventing the acquisition or control of Patriot and PAHOC.

 Amendment of Bylaws

  The Restated Bylaws may be amended or repealed (i) except as otherwise provided by law, by the affirmative vote of a majority of the directors then in office or (ii) at any meeting of stockholders by the affirmative vote of at least 66 2/3% of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal, voting together as a single class; provided, however, that if the Board of Directors of the relevant company recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the majority of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal, voting together as a single class.

 Differences Resulting from the Cooperation Agreement

  Under the terms of the Cooperation Agreement (if and when entered into), Patriot and PAHOC will agree to cooperate to the fullest extent possible in the conduct of their respective operations and to take all necessary action to preserve the paired share structure and to maximize the economic and tax advantages associated therewith. One of the primary objectives of the Cooperation Agreement is to set forth the understanding of Patriot and PAHOC that Patriot shall have the sole right and power to authorize, effect and control issuances of paired equity (including securities convertible into paired equity) of the two companies. The Cooperation Agreement provides for a number of corporate governance mechanisms designed to accomplish this objective and the other objectives set forth therein. These mechanisms include
(i) the establishment of a Cooperation Committee that shall consider and propose the agenda listing the matters to be considered at any joint meeting of the Patriot Board and the PAHOC Board, (ii) the establishment of corporate matters categories and procedures for the consideration and reconsideration of matters brought before the Patriot Board and the PAHOC Board, (iii) the establishment of a Hotel Acquisitions Committee that shall analyze, evaluate and consider potential acquisitions by Patriot of hotel properties and related assets, (iv) provisions governing the sole authority of Patriot to authorize, effect and control issuances of paired equity (including securities convertible into paired equity) of the two companies, and (v) the establishment of an Unpaired Equity Committee that shall have the sole authority to authorize and approve issuances of unpaired equity by PAHOC. See "Description of the Patriot Companies' Capital Stock--The Cooperation Agreement."

  The rights and obligations of Patriot and PAHOC under the Cooperation Agreement will survive the Wyndham Merger. The existence of the Cooperation Agreement may have the effect of delaying, deferring or preventing the acquisition or control of Patriot or PAHOC.

 Differences Resulting from the Amended Pairing Agreement

  The Amended Pairing Agreement provides that shares of Patriot Common Stock and PAHOC Common Stock shall not be transferable on the books of such company unless a simultaneous transfer is made by the same transferor to the same transferee of an equal number of shares of common stock of the other company. In addition, neither Patriot or PAHOC may issue shares of Patriot Common Stock and PAHOC Common Stock unless provision has been made for the simultaneous issuance or transfer to the same person of the same number of shares of common stock of the other company and for the pairing of such shares.

  Thus, stockholders of Patriot and PAHOC will be subject to the terms of the Amended Pairing Agreement, which provides for the issuance and transfer of shares of capital stock that are convertible into paired shares of Patriot Common Stock and PAHOC Common Stock without the simultaneous issuance and transfer to the same person of the same number of shares of that same class or series of capital stock of the other company and the pairing of such shares.

                                 LEGAL OPINION

  The legality of the securities offered hereby and certain tax consequences of the Merger will be passed upon by Goodwin, Procter & Hoar llp, Boston, Massachusetts.

                                    EXPERTS

INDEPENDENT AUDITORS FOR THE PATRIOT COMPANIES

  The (a) Consolidated Financial Statements of Old Patriot as of December 31, 1996 and 1995 and for the year ended December 31, 1996 and the period October 2, 1995 (inception of operations) through December 31, 1995 and the related financial statement schedules, (b) the Combined Financial Statements of the Initial Hotels as of December 31, 1994 and for the year ended December 31, 1994 and the period January 1, 1995 through October 1, 1995, and (c) the Financial Statements of NorthCoast Hotels, L.L.C. as of December 31, 1996 and the period April 2, 1996 (inception of operations) through December 31, 1996 appearing in Old Patriot's 1996 Annual Report on Form 10-K (and with respect to the Consolidated Financial Statements of Old Patriot referred to above also appearing in the Joint Current Report on Form 8-K of Patriot and PAHOC dated July 1, 1997), have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. With respect to the Combined Financial Statements of the Initial Hotels, such report is based in part on the reports of Coopers & Lybrand L.L.P., independent accountants, as set forth in their respective reports for Certain of the Initial Hotels and Troy Hotel Investors. The (a) Financial Statements of Buckhead Hospitality Joint Venture as of December 31, 1995 and for the year then ended, (b) the Combined Financial Statements of Gateway Hotel Limited Partnership and Wenatchee Hotel Limited Partnership as of December 31, 1995 and for the year then ended, and (c) the individual Statements of Direct Revenue and Direct Operating Expenses for the Plaza Park Suites Hotel and the Roosevelt Hotel for the year ended December 31, 1995, appearing in Old Patriot's Current Report on Form 8-K, dated April 2, 1996, as amended (filed April 17, 1996 and June 14, 1996), have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. The (a) Statement of Direct Revenue and Direct Operating Expenses of the Mayfair Suites Hotel for the year ended December 31, 1995, (b) Statement of Direct Revenue and Direct Operating Expenses of Marriott WindWatch Hotel for the year ended December 29, 1995, and (c) the Financial Statements of Concorde O'Hare Limited Partnership as of December 29, 1995 and for the year then ended appearing in Old Patriot's Current Report on Form 8-K, dated December 5, 1996 (filed December 5, 1996), have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. The (a) Consolidated Financial Statements of Resorts Limited Partnership as of and for the years ended December 31, 1996 and 1995, (b) Financial Statements of CV Ranch Limited Partnership as of and for the years ended December 31, 1996 and 1995, and (c) Financial Statements of Telluride Resort and Spa Limited Partnership as of and for the years ended December 31, 1996 and 1995, appearing in Old Patriot's Current Report on Form 8-K, dated January 16, 1997, as amended (filed January 31, 1997, February 21, 1997, April 8, 1997, April 9, 1997, and May 19, 1997) have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. The (a) Consolidated Financial Statements of GAH-II, L.P. as of December 31, 1996 and 1995 and for the years then ended,
(b) the Financial Statements of G.B.H. Joint Venture (d/b/a Grand Bay Hotel) as of December 31, 1996 and 1995 and for the years then ended, (c) the Financial Statements of River House Associates (d/b/a Sheraton Gateway Hotel) as of December 31, 1996 and 1995 and for the years then ended, and (d) the Financial Statements of W-L Tampa, Ltd. (the Sheraton Grand Hotel) as of December 31, 1996 and 1995 and for the years then ended, appearing in the Joint Current Report on Form 8-K of Patriot and PAHOC dated September 30, 1997, as amended (filed October 14, 1997 and October 28, 1997), have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. The (a) Consolidated Financial Statements of ClubHouse Hotels, Inc. as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, (b) the Combined Financial Statements of ClubHouse Acquisition Hotels as of December 31, 1996 and 1995 and for the years then ended, and (c) the Financial Statements of Valdosta C. I. Associates, L.P. as of December 31, 1994 and for the year then ended, appearing in Wyndham's Current Report on Form 8-K, dated July 31, 1997, as amended (filed August 15, 1997 and September 18, 1997), have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Each of the above referenced financial statements is included herein or incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

  The Financial Statements of Certain of the Initial Hotels as of December 31, 1994 and for the period from January 1, 1995 to October 1, 1995 and for the year ended December 31, 1994, the Financial Statements of Troy Hotel Investors as of October 1, 1995 and for the period January 1, 1995 to October 1, 1995 and Troy Park Associates as of December 29, 1994 and for the period January 1, 1994 through December 29, 1994, included in Old Patriot's 1996 Annual Report on Form 10-K, the statement of Direct Revenue and Direct Operating Expenses for the Holiday Inn--Miami Airport for the year ended August 31, 1996 included in Old Patriot's Current Report on Form 8-K dated December 5, 1996, the Consolidated Financial Statements of Wyndham Hotel Corporation as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996, included in the Annual Report on Form 10-K dated March 26, 1997 of Wyndham Hotel Corporation, the Combined Financial Statements of Minneapolis Hotels as of and for the year ended December 31, 1996, the Combined Financial Statements of Snavely Hotels as of and for the year ended December 31, 1996, and the combined statement of Direct Revenue and Direct Operating Expenses for the Met Life Hotels for the year ended December 31, 1996, included in the Report on Form 8-K dated September 17, 1997, the Financial Statements of SCP ("Buttes") Inc. as of December 31, 1996 and for the year then ended, included in the Report on Form 8-K dated September 30, 1997, the financial statements of Royal Palace Hotel Associates (the "Buena Vista Palace Hotel") as of December 31, 1995 and 1996 and for the years then ended, included in the Joint Current Report on Form 8-K dated December 10, 1997, incorporated by reference in this Proxy Statement/Prospectus, and the financial statements of Interstate Hotels Company as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996 included in the Report on Form 8-K dated December 10, 1997, which is incorporated by reference herein have been audited by Coopers & Lybrand, L.L.P., independent accountants, as set forth in their reports thereon. Each of the above referenced financial statements have been incorporated by reference herein in reliance upon the authority of said firm as expert in accounting and auditing.

  The Financial Statements of Historic Hotel Partners of Birmingham Limited Partnership as of December 31, 1994 and 1995 and for the years then ended, the Financial Statements of Historic Hotel Partners of Chicago, Limited Partnership as of December 31, 1996 and for the year then ended, and the Financial Statements of Historic Hotel Partners of Nashville, Limited Partnership as of December 31, 1996 and for the year then ended incorporated by reference in this Proxy Statement/Prospectus, have been audited by Pannell Kerr Forster PC, independent auditors, as set forth in their report thereon. Each of the above referenced financial statements have been incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing.

  The CHC Lease Partners financial statements as of December 31, 1996 and 1995 and for the year ended December 31, 1996 and the period inception (October 2, 1995) through December 31, 1995, incorporated by reference in this Proxy Statement/Prospectus, by reference to the Current Report on Form 8-K dated July 1, 1997, and the CHC International, Inc. Hospitality Division financial statements as of November 30, 1996 and 1995 and for the years then ended, incorporated by reference in this Proxy Statement/Prospectus, by reference to the Current Report on Form 8-K dated September 30, 1997, as amended, and the Joint Current Report on Form 8-K dated December 10, 1997, have been so incorporated in reliance on the reports of Price Waterhouse LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

  The Separate and Combined Financial Statements of Patriot and PAHOC and its subsidiary (formerly known as Cal Jockey and Bay Meadows) as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, incorporated in this Proxy Statement/Prospectus by reference from the Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report with respect thereto (which expresses an unqualified opinion and includes an explanatory paragraph relating to the proposed merger and certain disagreements between Cal Jockey and Bay Meadows), which is incorporated herein by reference. The combined financial statements of the Partnerships of Acquired Hotels as of December 31, 1996 and 1995 and for each of the two years in the period ended December 31, 1996, incorporated in this Proxy Statement/Prospectus by reference from the report on Form 8-K/A No. 1 dated September 30, 1997 of Patriot and PAHOC have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference. Each of the financial statements referenced in this paragraph are incorporated herein by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

  The Combined Financial Statements of the Crow Family Hotel Partnerships appearing in the Joint Current Report on Form 8-K of Patriot and PAHOC dated December 10, 1997 have been audited by Arthur Andersen. LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing in giving such reports.

  The Financial Statements of each of Wichita C.I. Associates III, L.P., Topeka C.I. Associates, L.P., Albuquerque C.I. Associates, L.P. and C.I. Nashville, Inc. as of December 31, 1995 and 1994 and for the two years in the period ended December 31, 1995, incorporated by reference in this Proxy Statement/Prospectus have been audited by Mayer Hoffman McCann L.C., independent auditors, as stated in their report with respect thereto and incorporated herein by reference.

INDEPENDENT AUDITORS FOR WHG

  The (a) Consolidated Financial Statements of WHG as of June 30, 1997 and 1996, and for each of the three years in the period ended June 30, 1997 and the related financial statement schedule, (b) Financial Statements of PSJA as of June 30, 1997 and 1996, and for each of the three years in the period ended June 30, 1997 and the related financial statement schedule, (c) Financial Statements of WKA as of June 30, 1997 and 1996, and for each of the three years in the period ended June 30, 1997, and (d) Financial Statements of the El Con Partnership as of March 31, 1997 and 1996, and for each of the three years in the period ended March 31, 1997, included in and made part of this Proxy Statement/Prospectus and the related Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports appearing elsewhere herein. Each of the above referenced financial statements is included herein in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

  WHG expects representatives of Ernst & Young LLP to be available by telephone or to be present at the Special Meeting at which time they will respond to appropriate questions submitted by WHG Stockholders and make such statements as they may desire.

                             STOCKHOLDER PROPOSALS

  Pursuant to the DGCL and the WHG Bylaws, no other business may be transacted at the Special Meeting. If the Merger is not consummated for any reason, then, in accordance with regulations issued by the Commission, WHG Stockholder proposals in respect of matters to be acted upon at WHG's next Annual Meeting of Stockholders must be received by the Secretary of WHG on or before January 31, 1998 in order that they may be considered for inclusion in WHG's proxy materials. Proposals should be mailed via certified mail and addressed to:
Secretary, WHG Resorts & Casinos Inc., 6063 East Isla Verde Avenue, Carolina, PR 00979.

                               VOTING PROCEDURES

  Pursuant to the Commission's rules, boxes are provided on the proxy for WHG Stockholders to vote for or against, or to abstain from voting with respect to, the approval and adoption of the Merger Agreement and the transactions contemplated thereby. Votes withheld in connection with the approval and adoption of the Merger Agreement and the transactions contemplated thereby will not be counted in determining the votes cast and will have the effect of a vote against the Merger and the transactions contemplated thereby.

  Under the rules of the National Association of Securities Dealers, brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instructions from beneficial owners. The vote on the Merger Agreement and the transactions contemplated thereby is not an item with respect to which brokers have such authority. Therefore, under the DGCL, a broker non-vote will have the effect of a vote against the Merger and the transactions contemplated thereby.

                           GLOSSARY OF DEFINED TERMS

  Unless the context otherwise requires, the following capitalized terms shall have the meanings set forth below for the purposes of this Proxy
Statement/Prospectus:

  "1996 Law" means the amendments adopted to the Gaming Act in 1996.

  "1997 Law" means the amendments adopted to the Gaming Act in 1997.

  "ACMs" means asbestos-containing materials.

  "Acquisition Proposal" has the meaning given such term in the Merger Agreement and as set forth in "The Merger--Acquisition Proposals."

  "Acquisition Sub" means Patriot American Hospitality Operating Company Acquisition Subsidiary, a Delaware corporation and a subsidiary of PAHOC.

  "Acquisition Sub Board" means the Board of Directors of Acquisition Sub.

  "ADA" means the Americans with Disabilities Act of 1990.

  "Aggregate Paired Share Consideration" means the aggregate number of Paired Shares to be received by holders of IHC Common Stock who receive Paired Shares in the Patriot/IHC Merger.

  "Aggregate Patriot/IHC Cash Consideration" means the aggregate Patriot/IHC Cash Consideration to be received by holders of IHC Common Stock who receive Patriot/IHC Cash Consideration.

  "Aggregate Purchase Price," as used in the WHG/Patriot Subscription Agreement, means the product of (i) the Purchase Price multiplied by (ii) the number of Issuable Shares. The term "Purchase Price" is defined as equal to the product of the Fair Market Value of a Paired Share multiplied by the relative value of a share of Patriot Common Stock as compared to a share of PAHOC Common Stock, determined by the parties to the agreement.

  "Amended Pairing Agreement" means the Pairing Agreement, to be amended pursuant to the Pairing Agreement Amendment.

  "Ancillary Agreements," as used in the Merger Agreement, means the Voting and Option Agreement, the Voting Agreement and the Employment Agreement.

  "Announcement Date" means September 11, 1997.

  "Antitrust Division" means the Antitrust Division of the U.S. Department of Justice.

  "April Merger Agreement" means that certain Agreement and Plan of Merger, dated as of April 14, 1997, between Old Patriot and Wyndham.

  "Assumed Options," as used in the Merger Agreement, means Existing WHG Options which will be assumed by the Patriot Companies.

  "Average Closing Price," as used in the Merger Agreement, means the average closing price of the Paired Shares over the ten trading days immediately preceding the third business day prior to the date on which the Special Meeting is to be convened.

  "Base Period Income" means the amount of slot machine revenue (as adjusted pursuant to the 1997 Law) received by the TCPR from a specified casino in its 1997 fiscal year.

  "Bay Meadows" means Bay Meadows Operating Company, the predecessor in interest of PAHOC.

  "Beneficial Ownership" means, with respect to any individual or entity, ownership of shares of Equity Stock equal to the sum of (i) the shares of Equity Stock directly or indirectly owned by such individual or entity, (ii) the number of shares of Equity Stock treated as owned directly or indirectly by such individual or entity through the application of the constructive ownership rules of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code, and (iii) the number of shares of Equity Stock which such individual or entity is deemed to beneficially own pursuant to Rule 13d-3 under the Exchange Act. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

  "Beneficiary" means a charitable beneficiary of a Trust.

  "Brand Owners" means the owners of the brands under which IHC operates its hotels.

  "Buena Vista Acquisition" means the acquisition of an aggregate 95% ownership interest in the Buena Vista Palace Hotel.

  "Buena Vista Joint Venture" means the joint venture between Equitable and HVP owning respectively a 55% interest and 45% interest in the Buena Vista Palace Hotel.

  "Cal Jockey" means California Jockey Club, a Delaware corporation, the predecessor in interest of Patriot.

  "Cal Jockey Merger" means the merger, on July 1, 1997, of Patriot with Cal Jockey, with Cal Jockey as the surviving company (which changed its name to "Patriot American Hospitality, Inc.").

  "Calculation Price" means the average of the closing price of the Paired Shares on the NYSE on the ten trading days immediately prior to the date, if any, PAHOC exercises the option in the Voting and Option Agreement.

  "Carefree Resorts" means, collectively, the following resorts in Patriot's portfolio: The Boulders, near Scottsdale, Arizona; The Lodge at Ventana Canyon in Tucson, Arizona; The Peaks Resort & Spa in Telluride, Colorado; and Carmel Valley Ranch Resort in Carmel, California.

  "Cash Consideration" means the cash, if any, to be received by Wyndham stockholders and CF Securities pursuant to the election by the Wyndham stockholders and CF Securities to receive cash in lieu of receiving Paired Shares pursuant to the Wyndham Merger Agreement and the Wyndham Stock Purchase Agreement, respectively.

  "Cash Consideration Fair Market Value" means an amount per share equal to the Wyndham Exchange Ratio multiplied by the average closing price of a Paired Share over the five trading days immediately preceding the closing of the Wyndham Merger.

  "Cash Election" means the election by the Wyndham stockholders and CF Securities to receive cash in lieu of receiving Paired Shares pursuant to the Wyndham Merger Agreement and the Wyndham Stock Purchase Agreement, respectively.

  "Category 1 Matter" means routine corporate governance matters, such as approval and retention of independent accountants, the fixing of employee compensation and other like matters to be considered by the Patriot Board or the PAHOC Board.

  "Category 2 Matter" means matters, other than Category 1 Matters and Category 3 Matters and other than a Change of Control and the removal of the Chairman or Chief Executive Officer of Patriot or PAHOC and, after the third anniversary of the Wyndham Merger, all other matters (including a Change in Control), other than the removal of the Chairman or Chief Executive Officer of either Patriot or PAHOC, to be considered by the Patriot Board or the PAHOC Board.

  "Category 3 Matter" means matters to be considered by the Patriot Board or the PAHOC Board concerning the removal of the Chairman or Chief Executive Officer of either Patriot or PAHOC and, until the third anniversary of the Wyndham Merger, any proposed action by either Patriot or PAHOC, as the case may be, that would result in a Change of Control.

  "Certificate of Designation" means the Certificate of Designation for the Patriot Series A Preferred Stock.

  "Certificate of Merger" means a Certificate of Merger that satisfies the requirements of the DGCL.

  "CF Securities" means CF Securities, L.P., the principal stockholder of Wyndham.

  "Change in Control" has the meaning given such term in the Cooperation Agreement and set forth in "Description of the Patriot Companies' Capital Stock--Effect of the Wyndham Transactions--The Cooperation Agreement."

  "Chase" means The Chase Manhattan Bank.

  "CHC Hotels" has the meaning set forth in "Unaudited Pro Forma Financial Information--Patriot and PAHOC--Introduction to Pro Forma Financial Statements--Business Acquired."

  "CHC Lease Partners" means CHC Lease Partners, Inc.

  "CHCI" means CHC International, Inc., a Delaware corporation.

  "CHCI Merger" means the merger of the hospitality-related businesses of CHCI with and into PAHOC, with PAHOC being the surviving company.

  "CHCI Merger Agreement" means that certain Agreement and Plan of Merger entered into on September 30, 1997, among Patriot, PAHOC and CHCI.

  "CHCI Shares" means the shares of common stock, par value $.005 per share, of CHCI.

  "CHRB" means the California Horse Racing Board.

  "Chung Lung" means Chung Lung, Inc. and its owner Wei-Yang Li.

  "Claim" has the meaning given such term in the Merger Agreement and set forth in "The Merger--Interests of Certain Officers, Directors and WHG Stockholders--Indemnification."

  "Closing," as used in the Merger Agreement, means the closing of the Merger.

  "Closing Date" means the closing date of the Merger.

  "Closing Price" on any date means the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the shares of Equity Stock are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Equity Stock are listed or admitted to trading or, if the shares of Equity Stock are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if the shares of Equity Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares of Equity Stock.

  "Code" means the Internal Revenue Code of 1986, as amended.

  "Combined Lessees" means all of the Lessees except CHC Lease Partners, PAH RSI Lessee, Crow Hotel Lessee, Inc. and Grand Heritage Leasing, L.L.C.

  "Commission" means the Securities and Exchange Commission.

  "Commitment," as used in the Merger Agreement, means any material commitment, contractual obligation, borrowing, capital expenditure or transaction entered into by WHG or any WHG Subsidiary outside the ordinary course of business except for commitments for expenses of attorneys, accountants and investment bankers or finders incurred in connection with the Merger and the transactions contemplated by the Merger Agreement.

  "Comparable Companies" means the 15 publicly traded hotel companies compared to WHG by Oppenheimer.

  "Condado Plaza" means the Condado Plaza Hotel & Casino.

  "Confidentiality Agreements" means those certain letter agreements, dated August 1, 1997 between (i) PAHOC and WHG and (ii) Patriot and WHG, relating to the provision of Evaluation Material by WHG to PAHOC and Patriot, respectively.

  "Constructive Ownership," as used in the Restated Charters, means ownership of shares of Equity Stock by an individual or entity who is or would be treated as a direct or indirect owner of such shares of Equity Stock through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have the correlative meanings.

  "Cooperation Agreement" means the Cooperation Agreement to be entered into between Patriot and PAHOC in connection with the Wyndham Merger.

  "Cooperation Committee" means a cooperation committee that shall consider and propose the agenda listing the matters to be considered at any joint meeting of the Patriot and the PAHOC Board.

  "Crow Assets" means up to 11 full-service Wyndham brand hotels with 3,072 rooms to be acquired by the Patriot Partnership pursuant to the omnibus purchase and sale agreement and the underlying purchase and sale agreements with the Crow Family.

  "Crow Assets Acquisition" means the acquisition of the Crow Assets by the Patriot Partnership pursuant to the omnibus purchase and sale agreement and the underlying purchase and sale agreements with the Crow Family.

  "Crow Family" means Mr. and Mrs. Trammel S. Crow, various descendants of Mr. and Mrs. Trammel S. Crow and various corporations, partnerships, trusts and other entities beneficially owned or controlled by such persons.

  "Crow Ownership Threshold" means generally with respect to the Cooperation Agreement, the beneficial ownership of at least 5% of the lesser of (x) the sum of (i) the number of then outstanding Paired Shares and (ii) the number of then outstanding shares of unpaired preferred stock of Patriot, or (y) the sum of (i) the number of Paired Shares outstanding immediately after the Wyndham Merger and (ii) the number of shares of unpaired preferred stock of Patriot outstanding immediately after the Wyndham Merger.

  "DGCL" means the Delaware General Corporation Law.

  "Direct Placement Closing Price" means the closing price of a Paired Share on the trading day immediately prior to the date of settlement of the PaineWebber Direct Placement.

  "Direct Placement Purchase Price" means the purchase price per Paired Share in the PaineWebber Direct Placement.

  "Distribution" means the distribution effective April 21, 1997, in which WMS distributed all of the outstanding shares of WHG Common Stock to its stockholders as a tax free dividend on the WMS Common Stock.

  "Distribution Date" means April 21, 1997, the date WMS distributed all of the outstanding shares of WHG Common Stock to its stockholders as a tax free dividend on the WMS Common Stock.

  "E&P" means earnings and profits.

  "EBIT" means earnings before interest income and income taxes.

  "EBITDA" means earnings before interest expense, income taxes, depreciation and amortization.

  "Effective Time" means the effective time of the Merger.

  "El Con Partnership" means the El Conquistador Partnership L.P., a Delaware limited partnership.

  "El Conquistador" means the El Conquistador Resort & Country Club.

  "El Con/Williams" means the El Con Partnership and WHGI.

  "El San Juan" means the El San Juan Hotel & Casino.

  "Employment Agreement" means the Executive Employment Agreement dated as of September 30, 1997, by and among PAHOC, WHGI and Louis J. Nicastro.

  "EPS" means earnings per share.

  "Equitable" means Equitable Life Insurance Company.

  "Equity Stock" means, at any time, the collective outstanding shares of any class or series of capital stock of either of the Patriot Companies.

  "ESAs" means environmental site assessments.

  "Evaluation Material" has the meaning given such term in the Confidentiality Agreements.

  "Excess" means the amount of slot machine revenue in a given TCPR fiscal year in excess of the Base Period Income.

  "Excess Share Provisions" means provisions contained in the Restated Charters that limit the number of Paired Shares which may be beneficially owned by any person or entity.

  "Excess Stock" means excess stock, par value $.01 per share, of Patriot and PAHOC into which Excess Paired Shares shall be automatically converted.

  "Excess UBTI" means that portion of the REIT Preferred OP Unit holder's distributive share of Patriot Partnership taxable income which consists of UBTI and exceeds 20%.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  "Exchange Agent" means the party retained by PAHOC and Patriot to facilitate the exchange of the Merger Consideration for the WHG Certificates.

  "Exchange Fund" has the meaning set forth in "The Merger--Exchange of WHG Certificates; Fractional Shares."

  "Exchange Ratio" means the number of Paired Shares which WHG Stockholders will be entitled to receive for each issued and outstanding share of WHG Common Stock held by them at the Effective Time.

  "Exchange Ratio Product" means the product of the Exchange Ratio and the Average Closing Price.

  "Exempt Organizations" means tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts.

  "Existing WHG Options," as used in the Merger Agreement, means outstanding options to purchase shares of WHG Common Stock that are outstanding immediately prior to the Effective Time.

  "F, F & E" means furniture, fixtures and equipment.

  "Fair Market Value" means the average closing price of the Paired Shares on the NYSE on the five trading days immediately preceding the Closing Date.

  "FFO" means funds from operations.

  "Franchise Agreements" means the franchise agreements to which the hotels operated by IHC under a variety of brand names are subject to.

  "Franchise Licenses" has the meaning set forth in "Risk Factors--Risks of Operating Hotels Under Franchise or Brand Affiliations."

  "FTC" means the U.S. Federal Trade Commission.

  "GAH" means GAH-II, L.P., an affiliate of CHCI and Gencom.

  "GAH Acquisition" means Patriot's acquisitioin of ten hotels from entities affiliated with Gencom and CHCI for an aggregate purchase price of approximately $237 million and the transactions related to such acquisition.

  "Gaming Act" means Law No. 221 enacted by the Commonwealth of Puerto Rico on May 15, 1948.

  "Gaming Division" means the Gaming Division of the TCPR.

  "Gaucho" means Gaucho Tourism Adventure S.E.

  "GDB" means the Government Development Bank for Puerto Rico.

  "Gencom" means the Gencom American Hospitality group of companies.

  "Grand Heritage Hotels" means those hotels acquired in the Grand Heritage Acquisition as that term is set forth in "Unaudited Pro Forma Financial Statements--Patriot and PAHOC--Introduction to Pro Forma Financial Statements."

  "Grants," as used in the Merger Agreement, means the tax exemptions held by PPRA, WHGI, PSJA and the El Con Partnership.

  "Hotel Acquisitions" means acquisitions by the Patriot Companies of hotel properties and related assets.

  "Hotel Acquisitions Committee" means a hotel acquisitions committee that will analyze, evaluate and consider potential acquisitions by the Patriot Companies of hotel properties and related assets.

  "HSR Act" means the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended.

  "HVP" means the Hotel Venture Partners, Ltd., a Florida limited partnership.

  "IHC" means Interstate Hotels Company, a Pennsylvania corporation.

  "IHC Common Stock" means the shares of common stock, par value $.01 per share, of IHC.

  "IHC Outstanding Shares" means the total issued and outstanding shares of IHC Common Stock.

  "Indemnified Party" has the meaning given such term in the Merger Agreement and set forth in "The Merger--Interests of Certain Officers, Directors and WHG Stockholders--Indemnification."

  "Initial Offering" means the initial public offering of Old Patriot Common Stock in October 1995.

  "IRS" means Internal Revenue Service.

  "Issuable Shares," as used in the WHG/Patriot Subscription Agreement, means the shares of Patriot Common Stock required to be issued and paired with the PAHOC Common Stock to be issued in the Merger.

  "Issuance Notice" means the notice that Patriot must give under the Cooperation Agreement to PAHOC of each determination by Patriot to engage in an Issuance of Paired Equity.

  "Issuance of Paired Equity" has the meaning given such term in the Cooperation Agreement and set forth in "Description of the Patriot Companies' Capital Stock--The Cooperation Agreement--Authority to Issue Paired Equity."

  "Issuance of Unpaired Equity" has the meaning given such term in the Cooperation Agreement and set forth in "Description of the Patriot Companies' Capital Stock--The Cooperation Agreement--Authority to Issue Unpaired Equity."

  "Kumagai" means Kumagai Caribbean, Inc., a Texas corporation.

  "LaSalle" means LaSalle Advisors Limited Partnership.

  "LaSalle Direct Placement" means the transaction pursuant to a letter agreement dated September 30, 1997, in which the Patriot Companies agreed to sell 1,000,000 Paired Shares to LaSalle as agent for certain clients of LaSalle.

  "Lessees" means the lessees to which Patriot leases each of its existing hotels (except the hotels leased to PAHOC).

  "Letter of Transmittal" means a letter of transmittal to be mailed by the Exchange Agent to the WHG Stockholders promptly after the Effective Time.

  "Look-Through Entity" means a person that is either a trust as described in
Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code, or a person that is registered under the Investment Company Act of 1940.

  "Look-Through Ownership Limit" has the meaning given such term in the Restated Charters and set forth in "Description of the Patriot Companies' Capital Stock--Effect of the Wyndham Transactions--Certain Provisions of the Restated Charters and Restated Bylaws."

  "Market Price" means, on any date, the average of the Closing Price for the five consecutive Trading Days ending on such date.

  "Marriott" means Marriott International, Inc.

  "Marriott Letter of Intent" means the non-binding letter of intent dated as of December 1, 1997, between Patriot and Marriott which provides for Patriot's termination of franchise agreements relating to ten Marriott hotels and the assumption of the management of ten franchised Marriott hotels.

  "Merger" means the merger of Acquisition Sub with and into WHG, with WHG being the surviving company.

  "Merger Agreement" means that certain Agreement and Plan of Merger, dated as of September 30, 1997, by and among PAHOC, Acquisition Sub, Patriot and WHG.

  "Merger Consideration" means the Paired Shares to be issued to holders of WHG Common Stock and WHG Preferred Stock in the Merger, together with any cash payment in lieu of fractional shares.

  "Minority Interest" means the remaining 7.5% limited partner interest in the Sheraton City Centre Partnership.

  "Minority Partner" means the third party owning the remaining 7.5% limited partner interest in the Sheraton City Centre Partnership.

  "Morgan Stanley Call" means the exercise of an option by the Patriot Companies on September 30, 1997, to call 2,000,033 units of the limited partnership interest in each of the Patriot Partnerships held by The Morgan Stanley Real Estate Fund, L.P. and certain related entities.

  "NAI" means the net annual income per casino slot machine.

  "NAI Group" means collectively Sumner M. Redstone and National Amusements, Inc., a Maryland corporation.

  "New Non-Controlled Subsidiaries" means the corporate subsidiaries of Patriot to which Wyndham's management and franchise contracts, the Wyndham and ClubHouse proprietary brand names and the Wyndham hotel management company will be transferred.

  "New Patriot Changes" means any changes through the Wyndham Closing Date concerning Patriot or any of the Patriot Subsidiaries combined, without duplication, with all other changes concerning Patriot, any of the Patriot Subsidiaries, PAHOC, or any of the PAHOC Subsidiaries.

  "Nicastro Shares" means the shares of WHG Common Stock and WHG Preferred Stock owned by Mr. Nicastro on September 30, 1997 or thereafter.

  "Non-Controlled Subsidiaries" means PAH Ravinia, Inc., PAH WindWatch, L.L.C. and PAH Boulders, Inc.

  "NYSE" means the New York Stock Exchange.

  "Offering" means the August, 1997 public offering by the Patriot Companies of 10,580,000 Paired Shares (including 1,380,000 Paired Shares issued upon exercise of the underwriters' over-allotment option), with net proceeds (less underwriter discount and expenses) of approximately $240,795,000.

  "Old Line of Credit" means Old Patriot's secured line of credit with Paine Webber Real Estate.

  "Old Patriot" includes Patriot American Hospitality, Inc., a Virginia corporation, and its subsidiaries and affiliated partnerships.

  "Old Patriot Board" means the Board of Directors of Old Patriot.

  "Old Patriot Common Stock" means the common stock, par value $.01 per share, of Old Patriot.

  "OP Units" means the units of partner interests in the Patriot Partnerships.

  "Operating Company OP Preferred Units" means preferred OP Units issued by the PAHOC Partnership.

  "Operators" has the meaning set forth in "Summary--Risk Factors."

  "Oppenheimer" means, as of November 3, 1997, CIBC Oppenheimer Corp. Any reference to Oppenheimer with respect to periods before November 3, 1997, means Oppenheimer & Co., Inc.

  "Other Hotel Acquisitions" means the transactions contemplated by agreements or letters of intent entered into by Patriot to purchase two hotels with an aggregate of 1,623 rooms for an aggregate purchase price of approximately $236.7 million.

  "Other Owners" means the unaffiliated third parties that own a part of the El San Juan, WHGI and WKA.

  "Other Transactions" means the Wyndham Transactions, the CHCI Merger, the Patriot/IHC Merger and the Buena Vista Acquisition.

  "Ownership Limit" means the maximum amount (9.8% of the outstanding shares) of Equity Stock of Patriot or PAHOC that a person or entity may Beneficially Own or Constructively Own pursuant to the Patriot Charters.

  "PAHOC" means, prior to the Wyndham Merger, Patriot American Hospitality Operating Company, a Delaware corporation, formerly known as "Bay Meadows Operating Company" and, where the context requires, the PAHOC Partnership and their subsidiaries; and, after the Wyndham Merger, Wyndham International, and, where the context requires, the PAHOC Partnership and their subsidiaries.

  "PAHOC A/B Preferred Stock" means the PAHOC Series A Preferred Stock together with the PAHOC Series B Preferred Stock.

  "PAHOC Board" means the Board of Directors of PAHOC.

  "PAHOC Bylaws" means the Amended and Restated Bylaws of PAHOC.

  "PAHOC Charter" means the Amended and Restated Certificate of Incorporation of PAHOC.

  "PAHOC Common Stock" means the common stock, par value $.01 per share, of PAHOC.

  "PAHOC Merger Conditions" means certain conditions which must be fulfilled or waived, at or prior to the Closing Date, before PAHOC, Acquisition Sub and Patriot are obligated to effect the Merger.

  "PAHOC Partnership" means Patriot American Hospitality Operating Partnership, L.P., a subsidiary of PAHOC.

  "PAHOC/Patriot Material Adverse Effect," as used in the Merger Agreement, means a material adverse effect on the combined business, assets, prospects, results of operations or financial condition of PAHOC and the PAHOC Subsidiaries and Patriot and the Patriot Subsidiaries taken as a whole.

  "PAHOC Preferred Stock" means the preferred stock, par value $.01 per share, of PAHOC.

  "PAHOC Ratification Agreement" means that certain Ratification Agreement, dated as of July 24, 1997, where PAHOC ratified the Wyndham Merger Agreement.

  "PAHOC Series A Preferred Stock" means shares of Series A Redeemable Convertible Preferred Stock, par value $.01 per share, of PAHOC.

  "PAHOC Series B Preferred Stock" means shares of Series B Redeemable Convertible Preferred Stock, par value $.01 per share, of PAHOC.

  "PAHOC Subsidiaries" means any of the PAHOC Subsidiaries as that term is defined in the Merger Agreement.

  "PaineWebber" means PaineWebber Incorporated.

  "PaineWebber Direct Placement" means the transaction pursuant to a letter agreement dated September 30, 1997, in which the Patriot Companies agreed to sell 1,000,033 Paired Shares to PaineWebber.

  "PaineWebber Land Sale" means the sale following the Cal Jockey Merger of certain land previously owned by Cal Jockey to an affiliate of PaineWebber.

  "Paired Equity Officer/Director" means one or more officers of Patriot designated by Patriot to serve as a "Paired Equity Officer/Director" pursuant to the Cooperation Agreement.

  "Paired Shares" means the shares of Patriot Common Stock and PAHOC Common Stock that are paired and trade as a single unit on the NYSE.

  "Pairing Agreement" means the Pairing Agreement, dated February 17, 1983, as amended, between Patriot and PAHOC.

  "Pairing Agreement Amendment" means the contemplated amendment to the Pairing Agreement.

  "Partially-Owned Subsidiary," as used in the Merger Agreement, means any corporation, partnership, joint venture, business trust or other entity, in which WHG owns an interest but of which WHG does not directly or indirectly own or control 100% of the securities or other interests therein, which entities include PSJA, El Conquistador Ferryboat Inc., WKA, WKA Development, S.E, Isla Verde Tourism Parking Corporation and the El Con Partnership; provided, however, that Partially-Owned Subsidiary does not include Las Casitas Development Company I, S en C (S.E.).

  "Participating Leases" means the separate participating leases pursuant to which Patriot leases each of its existing hotels, except the Crowne Plaza Ravinia and the Marriott WindWatch, to the Lessees and to PAHOC.

  "Participating Note" means the participating loan purchased by PAHOC for $23,750,000 from National Resort Ventures, L. P., a Delaware limited partnership, related to the 1,014-room Buena Vista Palace Hotel in Orlando, Florida.

  "Parties" means PAHOC, Acquisition Sub, Patriot and WHG.

  "Patriot" means Patriot American Hospitality, Inc., a Delaware corporation, formerly known as "California Jockey Club," and, where the context requires, the Patriot Partnership and their subsidiaries.

  "Patriot Board" means the Board of Directors of Patriot.

  "Patriot Bylaws" means the Amended and Restated Bylaws of Patriot.

  "Patriot Charter" means the Amended and Restated Certificate of
Incorporation of Patriot.

  "Patriot Charters" means, collectively, the Amended and Restated Certificates of Incorporation of Patriot and PAHOC, currently in effect as of the date of this Proxy Statement/Prospectus.

  "Patriot Common Stock" means the common stock, par value $.01 per share, of Patriot.

  "Patriot Companies" means Patriot and PAHOC.

  "Patriot Comparable Companies" has the meaning set forth in "The Merger-- Opinion of the WHG Financial Advisor--Valuation of Patriot and PAHOC."

  "Patriot Partnership" means Patriot American Hospitality Partnership, L.P., a subsidiary of Patriot.

  "Patriot Partnership Agreement" means the partnership agreement of the Patriot Partnership.

  "Patriot Partnerships" means the Patriot Partnership together with the PAHOC Partnership.

  "Patriot Preferred Stock" means the preferred stock, par value $.01 per share, of Patriot.

  "Patriot Ratification Agreement" means that certain Ratification Agreement dated as of July 24, 1997 between Patriot and Wyndham whereby Patriot ratified the Wyndham Merger Agreement.

  "Patriot Series A Preferred Stock" means the Series A Convertible Preferred Stock, par value $.01 per share, of Patriot.

  "Patriot Subsidiaries" means any of the subsidiaries of Patriot referred to in the Merger Agreement.

  "Patriot/IHC Average Closing Price" means the average closing price of the Paired Shares over a specified period prior to the meeting of stockholders of IHC to consider the Patriot/IHC Merger.

  "Patriot/IHC Exchange Ratio" means the number of Paired Shares which stockholders of IHC will be entitled to receive for each issued and outstanding share of IHC Common Stock held by them at the effective time of the Patriot/IHC Merger.

  "Patriot/IHC Merger" means the merger of IHC with and into Patriot with Patriot being the surviving corporation.

  "Patriot/IHC Merger Agreement" means that certain Agreement and Plan of Merger, dated as of December 2, 1997, by and among Patriot, PAHOC and IHC.

  "Patriot/IHC Non-Controlled Subsidiaries" means corporate subsidiaries of Patriot which will own the management contracts and hotel management business and will be controlled by PAHOC following the Patriot/IHC Merger. Patriot will own a 99% non-voting interest and PAHOC will own the 1% controlling voting interest in each of the Patriot/IHC Non-Controlled Subsidiaries.

  "Patriot/Wyndham Average Closing Price" means the average closing price of a Paired Share as reported on the NYSE over the 20 trading days immediately preceding the fifth business day prior to the special meeting of the stockholders of Wyndham to consider the Wyndham Merger.

  "Permitted Transferee" means a permitted transferee under the Patriot Charters and the Restated Charters, as applicable.

  "PPRA" means Posadas de Puerto Rico Associates, Incorporated, a Delaware corporation.

  "Preferred Stock" means the preferred stock, par value $.01 per share, of each of Patriot and PAHOC.

  "Prohibited Owner" means the record holder of the shares of Equity Stock that are converted into shares of Excess Stock.

  "Proposing Board" means the Board of Directors submitting any matter at any meeting of the Patriot Board or the PAHOC Board.

  "Proxy Agreement" means the Proxy Agreement dated as of April 14, 1997, between Old Patriot, CF Securities and the Wyndham Management Stockholders.

  "Proxy Statement/Prospectus" means this Proxy Statement and Prospectus and the Annexes hereto.

  "PSJA" means Posadas de San Juan Associates, a New York general partnership.

  "Racecourse" means the Bay Meadows Racecourse located in San Mateo,
California.

  "Ratification Agreement" means the Patriot Ratification Agreement together with the PAHOC Ratification Agreement.

  "Recent Transactions" has the meaning set forth in "Unaudited Pro Forma Financial Statements--Patriot and PAHOC--Pro Forma Financial Statements."

  "Record Date" means December 11, 1997.

  "Redemption Value" means the value of a Paired Share at the time of redemption.

  "Registration Statement" means the Registration Statement on Form S-4 and Exhibits relating thereto, including any amendments, of which this Proxy Statement/Prospectus is a part.

  "REIT" means a real estate investment trust.

  "REIT OP Preferred Units" means preferred OP Units issued by the Patriot Partnership.

  "Related Person" means, with respect to the Restated Charters, (i) any person or entity who beneficially owns (as defined in Rule 13d-3 promulgated under the Exchange Act) more than 5% of the outstanding shares of capital stock of Patriot or Wyndham, as the case may be, and any (ii) "affiliate" or "associate" (as those terms are defined in Rule 12b-2 promulgated under the Exchange Act) of the Related Person.

  "Related Transactions" means the transactions contemplated in the Wyndham Merger Agreement, including, without limitation, the transactions contemplated by the Wyndham Stock Purchase Agreement, but excluding the Crow Assets Acquisition.

  "Relief Act" means the Taxpayer Relief Act of 1997.

  "Responding Board" means the Board of Directors responding to the Proposing Board.

  "Restated Bylaws" means, collectively, the Amended and Restated Patriot Bylaws and PAHOC Bylaws, as amended and restated a second time in connection with the Wyndham Merger.

  "Restated Charters" means, collectively, the Amended and Restated Certificates of Incorporation of Patriot and PAHOC, as amended and restated in connection with the Wyndham Merger.

  "Restated Ownership Limit" means the maximum amount (8.0% of the outstanding shares ) of Equity Stock of Patriot or PAHOC that a person or entity may Beneficially Own or Constructively Own pursuant to the Restated Charters.

  "Revolving Credit Facility" means that certain revolving credit facility entered into by the Patriot Companies and PaineWebber Real Estate, The Chase Manhatten Bank and certain other lenders party to the Revolving Credit Facility.

  "Rights Agreement," as used in the Merger Agreement, means the Rights Agreement, dated as of April 21, 1997, between WHG and The Bank of New York.

  "Securities Act" means the Securities Act of 1933, as amended.

  "Sheraton City Centre Partnership" means the acquisition by Patriot, through the Patriot Partnership, of a 92.5% general partner interest in a partnership formed for the purpose of acquiring the 353-room Sheraton City Centre hotel.

  "Special Meeting" means the special meeting of the WHG Stockholders to approve the Merger Agreement and the transactions contemplated thereby.

  "Stockholder Superior Proposal" means any bona fide Acquisition Proposal made after September 30, 1997 in writing, the terms of which provide for the WHG Stockholders to receive value superior to the value to be received under the Merger Agreement.

  "Subscribed Shares" means the shares of Patriot Common Stock to be issued to the WHG Stockholders in connection with the Merger.

  "Subscripton Notes" means the promissory notes in the aggregate original principal amount of $58,901,000 payable to PAHOC.

  "Superior Proposal," as used in the Merger Agreement, means any bona fide Acquisition Proposal, the terms of which the WHG Board determines in its good faith judgment, after being advised by its financial advisor of national standing that such Acquisition Proposal is more favorable from a financial point of view to the WHG Stockholders than the Merger, are more favorable to the WHG Stockholders than the Merger.

  "Superior Proposal Agreement" means an agreement providing for a Superior Proposal.

  "TCPR" means the Tourism Company of Puerto Rico.

  "Term Loan" means the $350,000,000 term loan contemplated by the commitment letter between Patriot, PaineWebber Real Estate and The Chase Manhattan Bank.

  "Termination Date" means the date which is 12 months after the date on which the Pairing Agreement is no longer in effect.

  "Trading Day" means a day on which the principal national securities exchange on which the shares of Equity Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Equity Stock are not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

  "Trust" means a trust to which shares of Excess Stock of Patriot or PAHOC, as the case may be, shall be transferred upon the violation of certain transfer restrictions contained in the Patriot Charters and the Restated Charters, as applicable.

  "Trustee" means the trustee of a Trust to be designated pursuant to the terms of the Pairing Agreement, or where the context requires, the Amended Pairing Agreement.

  "U.S. Stockholder" has the meaning set forth in "Certain Federal Income Tax Considerations--Federal Income Taxation of Paired Shares--Taxation of Taxable U.S. Stockholders."

  "UBTI" means "unrelated business taxable income" as defined in section 512(a)(1) of the Code.

  "UBTI Adjuster" means an additional distribution to which a REIT OP Preferred Unit holder with Excess UBTI is entitled to, with respect to such taxable year, from the Patriot Partnership equal to the product of (i) the Excess UBTI multiplied by (ii) the federal tax rate applicable to the Excess UBTI.

  "Unpaired Equity Committee" means an unpaired equity committee comprised of directors of Patriot and PAHOC that shall have the sole authority under the Cooperation Agreement to authorize and approve any issuance of unpaired equity by PAHOC.

  "Unpaired Shares" has the definition set forth in "Description of the Patriot Companies' Capital Stock--Effect of the Wyndham Transactions--The Cooperation Agreement--Holders of Unpaired Equity."

  "Valuation Percentage" means a fraction (expressed as a percentage) determined by dividing the value for Equity Stock most recently determined under the Pairing Agreement over the value of a Paired Share most recently determined under the Pairing Agreement.

  "Value of the Paired Shares" means the product of the Calculation Price and the Exchange Ratio as if the Average Closing Price were equal to the Calculation Price.

  "Voting Agreement" means the Voting Agreement, dated as of September 30, 1997, among PAHOC, Acquisition Sub, Patriot and the NAI Group.

  "Voting Agreement Proxy Term," as used in the Voting Agreement, means the period from the execution of the Voting Agreement until the earlier of (i) the termination of the Merger Agreement pursuant to Section 11.1 of the Merger Agreement, (ii) March 31, 1998, or (iii) the termination of the Voting Agreement in accordance with Section 2.02(c) of the Voting Agreement.

  "Voting and Option Agreement" means the Agreement, dated as of September 30, 1997, among PAHOC, Acquisition Sub, Patriot and Louis J. Nicastro.

  "Voting and Option Agreement Proxy Term," as used in the Voting and Option Agreement, means the period from the execution of the Voting and Option Agreement until the earliest of (i) the termination of the Merger Agreement pursuant to Section 11.1 (other than Section 11.1(g)) of the Merger Agreement,
(ii) April 15, 1998, or (iii) the Effective Time of the Merger.

  "Voting Securities" has the meaning set forth in "Description of the Patriot Companies' Capital Stock--The Cooperation Agreement."

  "WHG" means WHG Resorts & Casinos Inc., a Delaware corporation.

  "WHG Benefit Plans," as used in the Merger Agreement, means all the employee benefit plans, programs and arrangements maintained for the benefit of any current or former employee, officer or director of WHG or any WHG Subsidiary.

  "WHG Board" means the Board of Directors of WHG.

  "WHG Bylaws" means the Amended and Restated Bylaws of WHG.

  "WHG Certificate" means a certificate representing shares of WHG Stock.

  "WHG Charter" means the Amended and Restated Certificate of Incorporation of WHG.

  "WHG Common Stock" means the voting common stock, par value $.01 per share, of WHG.

  "WHG Legal Counsel," as used in the Merger Agreement, means WHG's outside legal counsel.

  "WHG Material Adverse Effect," as used in the Merger Agreement, means a material adverse effect on the business, assets, prospects, results of operations or financial condition of WHG and the WHG Subsidiaries taken as a whole.

  "WHG Merger Conditions" means certain conditions which must be fulfilled or waived, at or prior to the Closing Date, before WHG is obligated to effect the Merger.

  "WHG/Patriot Subscription Agreement," as used in the Merger Agreement, means the contract to be entered into by WHG, PAHOC and Patriot immediately prior to the Closing pursuant to which WHG or PAHOC will pay for, and Patriot will issue directly to the WHG Stockholders as part of the Merger Consideration, the Subscribed Shares.

  "WHG Preferred Stock" means the Series B Convertible Preferred Stock, par value $.01 per share, of WHG.

  "WHG Property," as used in the Merger Agreement, means each of the real properties identified in Section 6.12 of the WHG Disclosure Letter (as such term is defined in the Merger Agreement).

  "WHG SEC Reports," as used in the Merger Agreement, means WHG's reports filed with the Commission.

  "WHG Senior Management" means the current executive officers of WHG.

  "WHG Stock" means collectively the WHG Common Stock and WHG Preferred Stock.

  "WHG Stockholders" means the stockholders of WHG.

  "WHG Subsidiary," as used in the Merger Agreement, means any Wholly Owned Subsidiary or Partially-Owned Subsidiary.

  "WHGI" means Williams Hospitality Group Inc., a Delaware corporation.

  "Wholly Owned Subsidiary," as used in the Merger Agreement, means any corporation, partnership, joint venture, business trust or other entity, of which WHG directly or indirectly owns or controls 100% (except in the case of WHGI) of the securities or other interests therein, which entities include WHGI, PPRA, ESJ Hotel Corporation, Posadas Finance Corporation and WHG El Con Corp.

  "WKA" means WKA El Con Associates, a New York general partnership.

  "WMS" means WMS Industries Inc., a Delaware corporation.

  "WMS Common Stock" means the common stock of WMS.

  "Wyndham" means Wyndham Hotel Corporation, a Delaware corporation and, where the context requires, its subsidiaries and predecessors.

  "Wyndham Closing Date" means the date of the closing of the Wyndham Merger.

  "Wyndham Common Stock" means the common stock, par value $.01 per share of Wyndham.

  "Wyndham Delay" means the failure, caused by Wyndham, of certain closing conditions to be satisfied in connection with the Wyndham Merger.

  "Wyndham Exchange Ratio" means the right of each Wyndham Common Stockholders to receive 1.327 Paired Shares (subject to adjustment) for each issued and outstanding share of Wyndham Common Stock upon consummation of the Wyndham Merger.

  "Wyndham International" means PAHOC, and, where the context requires, the PAHOC Partnership and their subsidiaries, following the Wyndham Merger.

  "Wyndham Merger" means the merger of Wyndham with and into Patriot, pursuant to the Wyndham Merger Agreement, with Patriot being the surviving company.

  "Wyndham Merger Agreement" means that certain Agreement and Plan of Merger, dated as of April 14, 1997, between Old Patriot and Wyndham, as ratified by Patriot pursuant to the Patriot Ratification Agreement, dated as of July 24, 1997 between Patriot and Wyndham, and as ratified by PAHOC pursuant to the PAHOC Ratification Agreement dated as of July 24, 1997 between PAHOC, Patriot, Wyndham and CF Securities, and as amended pursuant to the Wyndham Merger Agreement Amendment and the Wyndham Second Amendment; provided, however, that if the context requires, the term "Wyndham Merger Agreement" is intended to refer to the Wyndham Merger Agreement for periods prior to the date of the Wyndham Merger Agreement Amendment.

  "Wyndham Merger Agreement Amendment" means Amendment No. 1 to Agreement and Plan of Merger dated as of November 3, 1997, between Patriot, PAHOC and Wyndham.

  "Wyndham Second Amendment" means Amendment No. 2 to Agreement and Plan of Merger dated as of December 9, 1997, between Patriot, PAHOC and Wyndham.

  "Wyndham Stock Purchase" means the purchase by Patriot of up to 9,447,745 shares of Wyndham Common Stock beneficially owned by CF Securities pursuant to the Wyndham Stock Purchase Agreement.

  "Wyndham Stock Purchase Agreement" means that certain Stock Purchase Agreement, dated as of April 14, 1997, between Old Patriot and CF Securities, the principal stockholder of Wyndham.

  "Wyndham Superior Proposal," as used in the Wyndham Merger Agreement, means any bona fide acquisition proposal, the terms of which the Board of Directors of Wyndham determines in its good faith judgment, after receiving advice from financial advisor of national standing, to be more favorable to Wyndham's stockholders than the Wyndham Merger.

  "Wyndham Superior Proposal Agreement" means an agreement, to be executed by Wyndham, providing for a Wyndham Superior Proposal.

  "Wyndham Transactions" means the Wyndham Merger and the agreement entered into by Patriot with partnerships affiliated with members of the Crow Family concurrently with the execution of the Wyndham Merger Agreement providing for the acquisition of 11 full-service Wyndham-branded hotels.

                       PATRIOT AMERICAN HOSPITALITY, INC.

                 PATRIOT AMERICAN HOSPITALITY OPERATING COMPANY

                           WHG RESORTS & CASINOS INC.

                         INDEX TO FINANCIAL STATEMENTS

WHG RESORTS & CASINOS INC.
  Report of Independent Auditors..........................................   F-2
  Consolidated Balance Sheets at June 30, 1997 and 1996 and September 30,
   1997 (unaudited).......................................................   F-3
  Consolidated Statements of Operations for the years ended June 30, 1997,
   1996 and 1995 and the three months ended September 30, 1997 and 1996
   (unaudited)............................................................   F-4
  Consolidated Statements of Cash Flows for the years ended June 30, 1997,
   1996 and 1995 and the three months ended September 30, 1997 and 1996
   (unaudited)............................................................   F-5
  Consolidated Statements of Stockholders' Equity for the years ended June
   30, 1997, 1996 and 1995 and the three months ended September 30, 1997
   (unaudited)............................................................   F-6
  Notes to Consolidated Financial Statements..............................   F-7
  Financial Statement Schedule II--Valuation and Qualifying Accounts for
   the years ended June 30, 1997, 1996 and 1995...........................  F-20
POSADAS DE SAN JUAN ASSOCIATES, a significant nonconsolidated affiliate of
 WHG
  Report of Independent Auditors..........................................  F-21
  Balance Sheets at June 30, 1997 and 1996 and September 30, 1997
   (unaudited)............................................................  F-22
  Statements of Operations and Deficit for the years ended June 30, 1997,
   1996 and 1995 and the three months ended September 30, 1997 and 1996
   (unaudited)............................................................  F-23
  Statements of Cash Flows for the years ended June 30, 1997, 1996 and
   1995 and the three months ended September 30, 1997 and 1996
   (unaudited)............................................................  F-24
  Notes to Financial Statements...........................................  F-25
  Financial Statement Schedule II--Valuation and Qualifying Accounts for
   the years ended June 30, 1997, 1996 and 1995...........................  F-30
WKA EL CON ASSOCIATES, a significant nonconsolidated affiliate of WHG
  Report of Independent Auditors..........................................  F-31
  Balance Sheets at June 30, 1997 and 1996 and September 30, 1997
   (unaudited)............................................................  F-32
  Statements of Operations and Deficit for the years ended June 30, 1997,
   1996 and 1995 and the three months ended September 30, 1997 and 1996
   (unaudited)............................................................  F-33
  Statements of Cash Flows for the years ended June 30, 1997, 1996 and
   1995 and the three months ended September 30, 1997 and 1996
   (unaudited)............................................................  F-34
  Notes to Financial Statements...........................................  F-35
EL CONQUISTADOR PARTNERSHIP L.P., a significant nonconsolidated affiliate of WHG
  Report of Independent Auditors..........................................  F-38
  Balance Sheets at March 31, 1997 and 1996 and June 30, 1997
   (unaudited)............................................................  F-39
  Statements of Operations and (Deficiency in) Partners' Capital for the
   years ended March 31, 1997, 1996 and 1995 and the three months ended
   June 30, 1997 and 1996 (unaudited).....................................  F-40
  Statements of Cash Flows for the years ended March 31, 1997, 1996 and
   1995 and the three months ended June 30, 1997 and 1996 (unaudited).....  F-41
  Notes to Financial Statements...........................................  F-42

                        REPORT OF INDEPENDENT AUDITORS

To the Stockholders and Board of
 Directors
WHG Resorts & Casinos Inc.

  We have audited the accompanying consolidated balance sheets of WHG Resorts & Casinos Inc. as of June 30, 1997 and 1996, and the related consolidated statements of operations, cash flows and stockholders' equity for each of the three years in the period ended June 30, 1997. Our audits also included the financial statement schedule of valuation and qualifying accounts for each of the three years in the period ended June 30, 1997. These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of WHG Resorts & Casinos Inc. as of June 30, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 1997 in conformity with generally accepted accounting principles. Also in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          /s/ Ernst & Young LLP

San Juan, Puerto Rico
August 7, 1997, except for Note 18,
 as to which the date is September
 17, 1997.

                           WHG RESORTS & CASINOS INC.

                          CONSOLIDATED BALANCE SHEETS

                                                 SEPTEMBER 30,     JUNE 30,
                                                 ------------- -----------------
                                                     1997        1997     1996
                                                 ------------- -------- --------
                                                  (UNAUDITED)
                                                     (THOUSANDS OF DOLLARS)
ASSETS
------
Current assets:
  Cash and cash equivalents....................    $ 18,941    $ 17,886 $  6,616
  Receivables, net of allowances of $649 and
   $475 at June 30, 1997 and 1996,
   respectively, and $809 at September 30,
   1997........................................       3,454       3,477    2,534
  Receivables from nonconsolidated affiliates..       1,731       1,105      608
  Inventories..................................         575         590      651
  Other current assets.........................         931         791      689
                                                   --------    -------- --------
    Total current assets.......................      25,632      23,849   11,098
Investments in, receivables and advances to
 nonconsolidated affiliates....................      29,791      30,603   27,126
Property and equipment, net....................      43,955      43,861   44,919
Land held as investment........................       5,095       5,095    5,095
Excess of purchase cost over amount assigned to
 net assets acquired, net of accumulated
 amortization of $3,739 and $3,340 at June 30,
 1997 and 1996, respectively, and $3,836 at
 September 30, 1997............................       8,613       8,710    9,109
Other assets...................................       5,266       5,355    7,387
                                                   --------    -------- --------
                                                   $118,352    $117,473 $104,734
                                                   ========    ======== ========
LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current liabilities:
  Accounts payable.............................    $  3,952    $  3,760 $  3,297
  Accrued compensation and related benefits....       2,342       2,855    2,128
  Other accrued liabilities....................       4,910       3,723    2,721
  Dividend payable on preferred stock of
   Condado Plaza...............................         --          --        94
  Notes payable................................         500       1,000    2,000
  Current maturities of long-term debt.........       3,869       3,681    3,299
                                                   --------    -------- --------
    Total current liabilities..................      15,573      15,019   13,539
Long-term debt, less current maturities........      18,494      19,868   23,555
Deferred income taxes..........................       2,192       2,638    2,291
Other noncurrent liabilities...................       4,532       4,532    4,542
Payable to WMS Industries Inc..................         --          102      397
Minority interests.............................      20,410      19,990   18,810
Preferred stock of Condado Plaza held by WMS
 Industries Inc................................         --          --     4,100
Stockholders' equity:
  Preferred stock, $.01 par value, 2,000,000
   shares authorized, 300,000 shares
   outstanding.................................           3         --       --
  Common stock, class A, $.01 par value, non-
   voting, 3,000,000 shares authorized.........         --          --       --
  Common stock, $.01 par value, 12,000,000
   shares authorized, 6,050,200 shares
   outstanding in 1997 and 1,000 shares
   authorized and 100 shares outstanding in
   1996........................................          61          61        1
Additional paid-in capital.....................      17,293      14,296    3,849
Retained earnings..............................      39,794      40,967   33,650
                                                   --------    -------- --------
    Total stockholders' equity.................      57,151      55,324   37,500
                                                   --------    -------- --------
                                                   $118,352    $117,473 $104,734
                                                   ========    ======== ========

                See Notes to Consolidated Financial Statements.

                           WHG RESORTS & CASINOS INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                          THREE MONTHS ENDED
                             SEPTEMBER 30,          YEARS ENDED JUNE 30,
                          --------------------  -------------------------------
                            1997       1996       1997       1996       1995
                          ---------  ---------  ---------  ---------  ---------
                              (UNAUDITED)
                                       (THOUSANDS OF DOLLARS)
Revenues:
 WHGI management fees
  from nonconsolidated
  affiliates............  $   2,256  $   1,935  $  13,937  $  13,372  $  13,348
Condado Plaza
 hotel/casino:
 Casino.................      6,172      4,635     23,720     22,438     24,584
 Casino promotional
  allowances............     (2,018)    (1,432)    (7,721)    (6,986)    (6,872)
 Rooms..................      5,159      4,849     25,629     25,477     25,210
 Food and beverages.....      2,255      2,240     11,034     11,478     11,412
 Other..................        747        652      3,035      2,915      3,196
                          ---------  ---------  ---------  ---------  ---------
                             12,315     10,944     55,697     55,322     57,530
                          ---------  ---------  ---------  ---------  ---------
  Total revenues........     14,571     12,879     69,634     68,694     70,878
Costs and expenses:
 WHGI operating expenses
  (excl. depreciation)..      1,013        870      3,910      3,882      5,175
 Condado Plaza operating
  expenses (excl.
  depreciation):
 Casino.................      2,917      2,629     11,334     12,375     13,737
 Rooms..................      1,844      1,752      7,639      8,593      9,081
 Food and beverages.....      2,071      2,050      9,076     10,088     10,503
 Other..................      1,112      1,188      4,968      5,281      6,463
                          ---------  ---------  ---------  ---------  ---------
                              7,944      7,619     33,017     36,337     39,784
Selling and
 administrative.........      2,528      2,205      9,913      9,487     12,301
Depreciation and
 amortization...........      1,514      1,395      5,707      5,430      5,994
                          ---------  ---------  ---------  ---------  ---------
  Total costs and ex-
   penses...............     12,999     12,089     52,547     55,136     63,254
                          ---------  ---------  ---------  ---------  ---------
Operating income........      1,572        790     17,087     13,558      7,624
Interest income,
 primarily from
 nonconsolidated
 affiliates, and other
 income.................        774        547      2,334      1,830      2,548
Interest expense........       (764)      (848)    (3,265)    (3,689)    (4,300)
Equity in loss of
 nonconsolidated
 affiliates.............     (1,010)    (1,289)    (1,196)    (3,465)    (7,003)
Merger costs to date....     (1,000)       --         --         --         --
                          ---------  ---------  ---------  ---------  ---------
Income (loss) before tax
 credit (provision) and
 minority interests.....       (428)      (800)    14,960      8,234     (1,131)
Credit (provision) for
 income taxes...........       (163)        89     (3,397)    (1,645)       234
Minority interests in
 income.................       (535)      (421)    (4,000)    (3,636)    (2,910)
Dividend on preferred
 stock of Condado
 Plaza..................        --         (82)      (246)      (516)      (557)
                          ---------  ---------  ---------  ---------  ---------
Net income (loss).......  $  (1,126) $  (1,214) $   7,317  $   2,437  $  (4,364)
                          =========  =========  =========  =========  =========
Primary earnings (loss)
 per share..............  $   (0.19) $   (0.20) $    1.20  $     .40  $    (.72)
                          =========  =========  =========  =========  =========
Shares used in primary
 earnings per share
 calculation............  6,050,000  6,050,000  6,086,443  6,050,200  6,050,200
                          =========  =========  =========  =========  =========
Fully diluted earnings
 (loss) per share.......  $   (0.19) $   (0.20) $    1.17  $     .40  $    (.72)
                          =========  =========  =========  =========  =========
Shares used in fully
 diluted earnings per
 share calculation......  6,050,000  6,050,000  6,247,241  6,050,200  6,050,200
                          =========  =========  =========  =========  =========
Pro forma information
 reflecting income taxes
 on a separate return
 basis (unaudited):
 Income (loss) before
  tax provision and
  minority interests....             $    (800) $  14,960  $   8,234  $  (1,131)
 Provision for income
  taxes.................                  (372)    (3,478)    (2,545)    (1,902)
 Minority interests in
  income................                  (421)    (4,000)    (3,636)    (2,910)
 Dividend on preferred
  stock of Condado
  Plaza.................                   (82)      (246)      (516)      (557)
                                     ---------  ---------  ---------  ---------
  Net income (loss).....             $  (1,675) $   7,236  $   1,537  $  (6,500)
                                     =========  =========  =========  =========

                See Notes to Consolidated Financial Statements.

                           WHG RESORTS & CASINOS INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                               THREE MONTHS ENDED
                                  SEPTMBER 30,        YEARS ENDED JUNE 30,
                               --------------------  -------------------------
                                 1997       1996      1997     1996     1995
                               ---------  ---------  -------  -------  -------
                                   (UNAUDITED)
                                         (THOUSANDS OF DOLLARS)
Operating activities:
 Net income (loss)............ $  (1,126) $  (1,214) $ 7,317  $ 2,437  $(4,364)
  Adjustments to reconcile net
   income (loss) to net cash
   provided by operating
   activities:
   Depreciation and
    amortization..............     1,514      1,395    5,707    5,430    5,994
   Provision for loss on
    receivables...............       160         72      366    1,457    1,842
   Undistributed loss of
    nonconsolidated
    affiliates................      1010      1,289    1,196    3,465    7,003
   Deferred income taxes......      (446)       --       347    3,239   (1,626)
   Minority interests.........       535        421    4,000    3,636    2,910
   Increase (decrease)
    resulting from changes in
    operating assets and
    liabilities:
    Receivables...............      (137)       119   (1,309)     342     (541)
    Other current assets......      (125)      (303)      54      459      471
    Accounts payable and
     accruals.................       866        655    2,192      (12)  (1,152)
    Net amounts due from
     nonconsolidated
     affiliates...............      (626)      (596)  (5,170)  (1,931)  (5,906)
    Other assets and
     liabilities not reflected
     elsewhere................      (105)       399      (10)    (618)     218
                               ---------  ---------  -------  -------  -------
 Net cash provided by
  operating activities........     1,520      2,237   14,690   17,904    4,849
Investing activities:
 Purchase of property and
  equipment...................    (1,466)      (331)  (3,153)  (1,149)  (2,066)
 Purchase of additional shares
  of subsidiaries.............       --         --    (1,500)     --    (3,925)
 Investments in and advances
  to nonconsolidated
  affiliates..................      (198)      (186)     --       --    (1,360)
 Collections from
  nonconsolidated affiliates..       --         --       --       985    2,010
 Other investing..............       --         --     1,760      --       --
                               ---------  ---------  -------  -------  -------
 Net cash used in investing
  activities..................    (1,664)      (517)  (2,893)    (164)  (5,341)
Financing activities:
 Payment of long-term debt and
  notes payable...............    (1,686)    (2,285)  (8,703)  (3,887)  (4,568)
 Proceeds from short-term
  note........................       --         --     4,500      --       --
 Capital contribution from WMS
  Industries Inc..............       --         --     1,643      --       --
 Net intercompany transactions
  with WMS Industries Inc.....       --        (528)   4,273   (6,275)   3,125
 Issuance of preferred stock..     3,000        --       --       --       --
 Purchase of preferred stock
  of Condado Plaza by WMS
  Industries Inc..............       --         --       --       --     2,500
 Redemption of preferred stock
  of Condado Plaza from WMS
  Industries Inc..............       --         --       --    (3,400)     --
 Dividends paid to minority
  shareholders of subsidiary..      (115)      (151)  (2,240)  (1,189)    (783)
                               ---------  ---------  -------  -------  -------
 Net cash (used) provided by
  financing activities........     1,199     (2,964)    (527) (14,751)     274
                               ---------  ---------  -------  -------  -------
Increase (decrease) in cash
 and cash equivalents.........     1,055     (1,244)  11,270    2,989     (218)
Cash and cash equivalents at
 beginning of year............    17,886      6,616    6,616    3,627    3,845
                               ---------  ---------  -------  -------  -------
Cash and cash equivalents at
 end of year.................. $  18,941  $   5,372  $17,886  $ 6,616  $ 3,627
                               =========  =========  =======  =======  =======

                See Notes to Consolidated Financial Statements.

                           WHG RESORTS & CASINOS INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                              ADDITIONAL               TOTAL
                             PREFERRED COMMON  PAID-IN   RETAINED  STOCKHOLDERS'
                               STOCK   STOCK   CAPITAL   EARNINGS     EQUITY
                             --------- ------ ---------- --------  -------------
                                           (THOUSANDS OF DOLLARS)
Balance as of June 30,
 1994.......................   $--      $  1   $ 3,849   $35,577      $39,427
  Net loss..................    --       --        --     (4,364)      (4,364)
                               ----     ----   -------   -------      -------
Balance as of June 30,
 1995.......................    --         1     3,849    31,213       35,063
  Net income................    --       --        --      2,437        2,437
                               ----     ----   -------   -------      -------
Balance as of June 30,
 1996.......................    --         1     3,849    33,650       37,500
  Net income................    --       --        --      7,317        7,317
  Capital contributions by
   WMS Industries Inc. .....    --       --     10,507       --        10,507
  6,050.2 for 1 stock
   split....................    --        60       (60)      --           --
                               ----     ----   -------   -------      -------
Balance as of June 30,
 1997.......................    --        61    14,296    40,967       55,324
  Net loss (unaudited)......    --       --        --     (1,126)      (1,126)
  Issue preferred stock
   (unaudited)..............      3      --      2,997       --         3,000
  Preferred stock dividends
   (unaudited)..............    --       --        --        (47)         (47)
                               ----     ----   -------   -------      -------
Balance as of September 30,
 1997 (unaudited)...........   $  3     $ 61   $17,293   $39,794      $57,151
                               ====     ====   =======   =======      =======


                See Notes to Consolidated Financial Statements.

                          WHG RESORTS & CASINOS INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: BASIS OF PRESENTATION AND COMPANY OPERATIONS

 Basis of Presentation

  WHG Resorts & Casinos Inc. ("WHG") was formerly known as WMS Hotel Corporation. Prior to the April 21, 1997 spin-off, WHG was a wholly owned subsidiary of Williams Hotel Corporation ("WHC"). WHC was a wholly-owned subsidiary of WMS Industries Inc. ("WMS"). WMS merged WHC, just prior to the April 21, 1997 spin-off, into WHG at which time the predecessor financial statements of WHC appearing herein became the financial statements of WHG.

  The consolidated financial statements of WHG reflect results of operations, cash flows, financial position and changes in stockholders' equity and have been prepared using the historical basis in the assets and liabilities and historical results of operations of WHG and subsidiaries and affiliates.

  The pro forma information reflecting income taxes on a separate return basis (unaudited), included with the consolidated statements of operations, reflects the provision for income taxes without the tax benefits allocated to WHG from WMS for utilization of partnership losses in the WMS consolidated Federal income tax return, see Note 6--Income Taxes. WHG during the periods presented did not have income subject to Federal income tax that could have been included in its consolidated Federal income tax return or in the separate tax returns of certain of its subsidiaries along with the partnership losses to be able to realize the tax benefits.

 Company Operations

  WHG through its subsidiaries and affiliates owns, operates and manages two of the leading hotels and casinos located in San Juan, Puerto Rico, and through a second affiliate, the El Conquistador Resort & Country Club, a destination resort complex in Las Croabas, Puerto Rico. WHG's holdings include: a 100% interest in Posadas de Puerto Rico Associates, Incorporated, the owner of the Condado Plaza Hotel & Casino ("Condado Plaza"); a 50% interest in Posadas de San Juan Associates, a partnership which owns the El San Juan Hotel & Casino ("El San Juan"); a 23.3% indirect interest in El Conquistador Partnership L.P. which owns the El Conquistador Resort & Country Club; and a 62% interest in Williams Hospitality Group Inc. ("WHGI"), the management company for the above properties.

  WHG was a wholly owned subsidiary of WMS prior to April 21, 1997. On April 21, 1997 WMS distributed 100% of the outstanding voting common stock of WHG to WMS's stockholders, thereby creating a new independent public corporation.

  The consolidated interim financial statements as of and for the three months ended September 30, 1997 and 1996 included herein are unaudited. Such information reflects all adjustments consisting solely of normal recurring adjustments, which are in the opinion of management necessary for a fair presentation of the consolidated balance sheet as of September 30, 1997 and the consolidated results of operations and cash flows for the three months ended September 30, 1997 and 1996. Due to the seasonality of the businesses, the reported results are not necessarily indicative of those expected for the entire year. Certain information and disclosures normally included in annual financial statements in accordance with generally accepted accounting principles have been excluded or omitted in presentation of the consolidated interim financial statements.

NOTE 2: PRINCIPAL ACCOUNTING POLICIES

 Consolidation Policy

  The consolidated financial statements include the accounts of WHG and its majority-owned subsidiaries (the "Company"). All significant intercompany accounts and transactions have been eliminated. Investments in companies that are 20% to 50% owned are accounted for by the equity method. WHG records its equity in the results of operations of El Conquistador Partnership L.P., based on that partnership's fiscal year end of March 31.

                          WHG RESORTS & CASINOS INC.

 Use of Estimates

  The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenue and expenses during the period reported. Actual results could differ from those estimates.

 Cash and Cash Equivalents

  All highly liquid investments with a maturity of three months or less when purchased are considered to be cash equivalents.

 Inventories

  Inventories, which consist mainly of food, beverages and supplies, are valued at the lower of cost (determined by the first-in, first-out method) or market.

 Property and Equipment

  Property and equipment are stated at cost and depreciated by the straight-line method over their estimated useful lives.

  Excess of Purchase Cost Over Amount Assigned to Net Assets Acquired
(Goodwill)

  Goodwill arising from acquisitions is being amortized by the straight-line method over 20 to 40 years.

 Casino Revenues

  Casino revenues are the net win from gaming activities, which is the difference between gaming wins and losses.

 Casino Promotional Allowances

  Casino promotional allowances represent the retail value of complimentary food, beverages and hotel services furnished to patrons, commissions and transportation costs.

 Advertising Expense

  The cost of advertising is charged to earnings as incurred and for fiscal 1997, 1996 and 1995 was $809,000, $988,000 and $1,103,000, respectively.

NOTE 3: ACQUISITIONS

  In July 1994, the Company acquired 5% of Williams Hospitality increasing its interest from 57% to 62%. In July 1994, the Company acquired 2.5% of Posadas de Puerto Rico Associates, Incorporated increasing its interest from 92.5% to 95%. In April 1997, the Company acquired the remaining 5% of Posadas de Puerto Rico Associates, Incorporated increasing its interest from 95% to 100%.

NOTE 4: INVESTMENTS IN NONCONSOLIDATED AFFILIATES

  Investments in nonconsolidated affiliates consist of a 50% interest in Posadas de San Juan Associates, a partnership ("PSJA") and a 23.3% indirect interest in El Conquistador Partnership L.P. ("El Conquistador") through a 46.5% interest in WKA El Con Associates, a partnership ("WKA El Con").

                          WHG RESORTS & CASINOS INC.

  Current receivables from nonconsolidated affiliates at June 30 were:

                                                                1997     1996
                                                               -------  -------
                                                               (IN THOUSANDS)
     PSJA..................................................... $   252  $    61
     WKA El Con...............................................      85       64
     El Conquistador..........................................     768      483
                                                               -------  -------
                                                               $ 1,105  $   608
                                                               =======  =======

  Investments in and noncurrent receivables and advances to nonconsolidated affiliates at June 30 were:

                                                                1997     1996
                                                               -------  -------
                                                               (IN THOUSANDS)
     Investments:
       PSJA................................................... $(6,690) $(7,678)
       WKA El Con.............................................  (2,813)    (612)
     Receivables and advances:
       PSJA...................................................  25,541   23,148
       WKA El Con.............................................   5,062    4,556
       El Conquistador........................................   9,503    7,712
                                                               -------  -------
                                                               $30,603  $27,126
                                                               =======  =======

  PSJA operates as a partnership, therefore, 50% of its accumulated deficit is recorded as an investment. Summarized financial data for PSJA's financial position at June 30, 1997 and 1996 and PSJA's results of operations for fiscal 1997, 1996 and 1995 and the three months ended September 30, 1997 and 1996 were:

                         SEPTEMBER 30, SEPTEMBER 30,
                             1997          1996      JUNE 30, 1997 JUNE 30, 1996 JUNE 30, 1995
                         ------------- ------------- ------------- ------------- -------------
                               (IN THOUSANDS)                     (IN THOUSANDS)
                                 (UNAUDITED)
Current assets..........    $   --            --       $  8,133      $  6,558           --
Noncurrent assets.......        --            --         35,804        35,198           --
Total assets............        --            --         43,937        41,756           --
Payable to affiliates...        --            --            237            61           --
Other current
 liabilities............        --            --         10,659        10,101           --
Total current
 liabilities............        --            --         10,896        10,162           --
Noncurrent payable to
 affiliates.............        --            --         25,591        23,148           --
Other noncurrent
 liabilities............        --            --         20,831        23,803           --
Total noncurrent
 liabilities............        --            --         46,422        46,951           --
Partners' capital
 deficiency.............        --            --        (13,381)      (15,357)          --
Total liabilities and
 partners' capital
 deficiency.............        --            --         43,937        41,756           --
Revenues................    $10,944         9,600        51,732        50,124       $51,797
Management fees and
 interest payable to
 WHGI...................        955           836         5,325         4,738         4,691
Other costs and
 expenses...............     10,927        10,472        44,431        46,746        49,507
Net income (loss).......    $  (938)      $(1,708)     $  1,976      $ (1,360)      $(2,401)

                          WHG RESORTS & CASINOS INC.

  The Company has a 46.5% interest in WKA El Con which has a 50% interest in El Conquistador. Summarized financial data for WKA El Con's financial position at June 30, 1997 and 1996 and WKA El Con's results of operations for fiscal 1997, 1996 and 1995 and the three months ended September 30, 1997 and 1996 were:

                          SEPTEMBER 30, SEPTEMBER 30, JUNE 30,  JUNE 30,  JUNE 30,
                              1997          1996        1997      1996      1995
                          ------------- ------------- --------  --------  --------
                                (IN THOUSANDS)              (IN THOUSANDS)
                                  (UNAUDITED)
Loans receivable from El
 Conquistador...........         --           --      $ 18,343  $16,116        --
Investment in El
 Conquistador, net......         --           --       (12,464)  (7,763)       --
Other assets, net.......         --           --         2,384    3,566        --
Total assets............         --           --         8,263   11,919        --
Current payable to
 WHGI...................         --           --            85       64        --
Long-term note payable
 including interest.....         --           --         5,527    5,197        --
Long-term notes payable
 to partners including
 interest...............         --           --        10,475    9,791        --
Partners' (capital
 deficiency)............         --           --        (7,824)  (3,133)       --
Total liabilities and
 partners' capital
 deficiency.............         --           --         8,263   11,919        --
Net operating income
 (loss).................     $     5        $ (11)          10     (178)  $   (356)
Equity in net loss of El
 Conquistador to
 March 31 for fiscal
 years and to June 30
 for the three months
 ended September 30.....      (1,168)        (922)      (4,701)  (6,120)   (13,739)
Equity in income of Las
 Casitas................         --           --           --       313      1,627
Net (loss)..............     $(1,163)       $(933)    $ (4,691) $(5,985)  $(12,468)

  The WKA El Con's long-term note payable is collateralized by a pledge of a second mortgage on land owned by the Company that cost $3,761,000 and a WMS guarantee of $1,000,000 as to which WHG will indemnify WMS in the event of any payments made on the guarantee. The other partners of WKA El Con have pledged cash and a portion of their interest in WHGI stock, in proportion to their interests in WKA El Con, to WHG to be used in the event the guarantee is drawn on.

                          WHG RESORTS & CASINOS INC.

  El Conquistador is a destination resort and casino which began operations in November 1993. Summarized financial data for El Conquistador's financial position at March 31, 1997 and 1996 (the partnership's fiscal year end) and El Conquistador's results of operations for fiscal years ended March 31, 1997, 1996 and 1995 and the three months ended June 30, 1997 and 1996 were:

                             JUNE 30,  JUNE 30,  MARCH 31, MARCH 31,  MARCH 31,
                               1997      1996      1997      1996       1995
                             --------  --------  --------- ---------  ---------
                              (IN THOUSANDS)            (IN THOUSANDS)
                                (UNAUDITED)
Current assets.............      --        --     $13,618  $ 11,823        --
Land, building and
 equipment, net............      --        --     185,552   190,463        --
Deferred debt issuance and
 pre-opening costs, net....      --        --       5,841     8,587        --
Other assets...............      --        --         419       818        --
Total assets...............      --        --     205,430   211,691        --
Current liabilities........      --        --      22,829    23,281        --
Debt due February 1, 1998..      --        --     120,000       --         --
Long-term debt.............      --        --      26,660   149,324        --
Long-term due to partners
 and affiliates............      --        --      48,869    42,611        --
Partners' (capital
 deficiency)...............      --        --     (12,928)   (3,525)       --
Total liabilities and
 capital deficiency........      --        --     205,430   211,691        --
Revenues...................  $24,438   $23,995     92,958    89,214   $ 84,743
Management fees and
 interest payable to WHGI..    1,529     1,503      6,282     5,820      3,874
Interest payable to
 partners..................      611       702      2,498     2,598      1,898
Other costs and expenses...   22,326    21,358     84,434    82,538     95,324
Depreciation and
 amortization..............    2,307     2,276      9,147    10,499     11,124
Net (loss).................  $(2,335)  $(1,844)   $(9,403) $(12,241)  $(27,477)

  At March 31, 1997 WHGI has provided guarantees amounting to $2,170,000 in connection with leasing and other financing transactions of El Conquistador.

  Debt of the El Conquistador of $120,000,000 is collateralized by a letter of credit which terminates on March 9, 1998. Under the terms of the loan agreement, such debt is required to be repaid on February 1, 1998 in the event the letter of credit is not renewed or replaced prior to November 9, 1997. El Conquistador has engaged investment advisors to investigate obtaining an alternative letter of credit or financing arrangement. If such an alternative is not found, the Company's investment in, receivables from, advances to and potential payments on guarantees for El Conquistador totaling $18,463,000 at June 30, 1997 may not be recoverable. In the event this amount is not recovered the 38% minority interest in WHGI would absorb approximately $5,900,000 of the charge. WHGI would also incur a loss of future management fees from El Conquistador. For the years ended June 30, 1997, 1996 and 1995, the Company accrued approximately $5,650,000, $5,395,000 and $3,704,000, respectively, in management fee revenue from El Conquistador. The Company also recorded equity in losses of El Conquistador of $2,188,000, $2,786,000 and $5,803,000 in the years ending June 30, 1997, 1996 and 1995, respectively.

  Consolidated retained earnings of the Company at June 30, 1997 is reduced by $23,262,000 for the Company's ownership percentage in the accumulated deficit of PSJA and WKA El Con which are accounted for under the equity method.

  Interest earned by the Company from all the nonconsolidated affiliates for the years ended June 30, 1997, 1996 and 1995 was $1,823,000, $1,650,000 and
$1,373,000, respectively.

                          WHG RESORTS & CASINOS INC.

NOTE 5: PROPERTY AND EQUIPMENT

  At June 30 net property and equipment were:

                                                                1997     1996
                                                               -------  -------
                                                               (IN THOUSANDS)
     Land..................................................... $ 7,535  $ 7,535
     Buildings and improvements...............................  47,865   45,294
     Furniture, fixtures and equipment........................  31,975   30,473
                                                               -------  -------
                                                                87,375   83,302
     Less accumulated depreciation............................ (43,514) (38,383)
                                                               -------  -------
     Net property and equipment............................... $43,861  $44,919
                                                               =======  =======

NOTE 6: INCOME TAXES

  The Company's two operating subsidiaries and two nonconsolidated affiliates operate under the provisions of the Puerto Rico Tourism Incentives Act of 1993 which provides a ten-year incentive grant which may be extended for ten years. Major benefits include a 90% exemption from income taxes on income deemed to be derived from tourism operations. The grant also provides a 90% exemption from municipal real and personal property taxes. Income deemed to be derived from casino operations are not covered by the grant.

  The two operating subsidiaries, the Condado Plaza and WHGI elect to file income tax returns under Section 936 of the United States Internal Revenue Code which provides for total or, after 1994, partial exemption from Federal income taxes on income from sources within Puerto Rico if certain conditions are met. The portion of taxes that can be exempt under Section 936 is determined by the calculation of certain limits prescribed by Section 936. These limits are either based on certain costs and expenses ("economic activity method") or a fixed percentage as prescribed in Section 936 ("percentage limitation method"). Corporations that operate under Section 936 cannot be members of a consolidated Federal income tax return. The tax exemption under Section 936 generally decreases each year until the benefits terminate in 2005.

  The Condado Plaza elected the economic activity method which results in a 100% exemption from Federal income taxes. WHGI elected the percentage limitation method which resulted in a Federal tax provision of $2,793,000 in fiscal 1997, $1,741,000 in fiscal 1996 and $1,149,000 in fiscal 1995.

  Deferred income taxes reflect the net tax effects of temporary differences between the amount of assets and liabilities for financial reporting purposes and the amounts used for income taxes in the consolidated Federal income tax return of WMS and allocated to the Company through April 22, 1997.

  Significant components of the Company's deferred tax assets and liabilities at June 30 were:

                                                              1997      1996
                                                            --------  --------
                                                             (IN THOUSANDS)
     Deferred tax liabilities resulting from:
     Tax over book deductions of WKA El Con................ $(1,033)  $   (686)
     Tax over book deductions of PSJA......................   (1,605)   (1,605)
                                                            --------  --------
     Deferred tax liability................................ $(2,638)  $(2,291)
                                                            ========  ========

                          WHG RESORTS & CASINOS INC.

  The Company's provision for income taxes was calculated on a historical basis. WHG and certain of its subsidiaries were members of the WMS consolidated Federal income tax return since their inception until April 21, 1997, the effective date of the spin off. Accordingly, losses for Federal income tax purposes which were primarily generated by the Company's equity in loss of nonconsolidated affiliates in the form of partnership losses were utilized by WMS in its consolidated tax return and resulted in tax benefits. The Company received the tax benefits of $428,000, $4,139,000 and $510,000 for usage of such losses during the years ended June 30, 1997, 1996 and 1995, respectively.

  Significant components of the (provision) credit for income taxes for the years ended June 30, 1997, 1996 and 1995 were:

                                                     1997     1996     1995
                                                    -------  -------  -------
                                                        (IN THOUSANDS)
   Current:
    Federal:
     Certain Puerto Rico corporate income subject
      to federal tax............................... $(2,793) $(1,741) $(1,149)
     U.S. subsidiaries--primarily partnership
      losses of nonconsolidated affiliates.........     428    4,139      510
                                                    -------  -------  -------
       Total federal...............................  (2,365)   2,398     (639)
    Puerto Rico....................................    (685)    (804)    (753)
                                                    -------  -------  -------
       Total current (provision) credit............  (3,050)   1,594   (1,392)
   Deferred--federal, primarily from book to tax
    differences on partnership losses..............    (347)  (3,239)   1,626
                                                    -------  -------  -------
   (Provision) credit for income taxes............. $(3,397) $(1,645) $   234
                                                    =======  =======  =======

  For financial reporting purposes, income (loss) before income tax credit
(provision) and minority interests is comprised of the following components for the years ended June 30:

                                                     1997     1996     1995
                                                    -------  -------  -------
                                                        (IN THOUSANDS)
   Income (loss) before income tax credit
    (provision) and minority interests:
     Puerto Rico corporate income.................. $16,908  $11,487  $ 5,652
     U.S. subsidiaries--primarily partnership
      losses of nonconsolidated affiliates.........  (1,948)  (3,253)  (6,783)
                                                    -------  -------  -------
                                                    $14,960  $ 8,234  $(1,131)
                                                    =======  =======  =======

  The provision (credit) for income taxes differs from the amount computed using the statutory federal income tax rate as follows for the years ended
June 30:

                                                     1997     1996     1995
                                                    -------  -------  -------
                                                        (IN THOUSANDS)
   Statutory federal income tax at 35%............. $ 5,236  $ 2,882  $  (395)
   Puerto Rico corporate loss resulting in no tax
    benefit........................................     --       199    1,525
   Puerto Rico corporate income taxed at lower
    rates..........................................  (2,180)  (1,671)  (1,602)
   Other, net......................................     341      235      238
                                                    -------  -------  -------
                                                    $ 3,397  $ 1,645  $  (234)
                                                    =======  =======  =======

                          WHG RESORTS & CASINOS INC.

  Undistributed earnings of the Puerto Rico subsidiaries that operate as
Section 936 corporations under Federal income tax regulations were approximately $41,800,000 at June 30, 1997. Those earnings are considered indefinitely reinvested and, accordingly, no provision for income or toll gate taxes has been provided thereon. Upon distribution of those earnings in the form of dividends, the Company would be subject to U.S. income tax of approximately $2,300,000 and toll gate withholding taxes of approximately $750,000.

  WHG and WMS have entered into a tax sharing agreement that provides for the rights and obligations of each company regarding deficiencies and refunds, if any, relating to Federal and Puerto Rico income taxes for tax years up to and including fiscal 1997.

  During fiscal 1997, 1996 and 1995 income taxes paid to taxing authorities were $2,728,000, $2,289,000 and $1,549,000, respectively.

NOTE 7: NOTES PAYABLE AND LONG-TERM DEBT

  The Condado Plaza has a $2,000,000 bank line of credit which is payable on demand with interest at the prime rate plus 1 percentage point, 9.5% and 9.25% at June 30, 1997 and 1996, respectively. Borrowings under the line were $1,000,000 on June 30, 1997 and $2,000,000 on June 30, 1996. The line of credit is collateralized by a mortgage on the Condado Plaza property and accounts receivable.

Long-term debt at June 30 was:

                                                             1997     1996
                                                            -------  -------
                                                            (IN THOUSANDS)
   Condado Plaza mortgage note, due in increasing semi-
    annual amounts through 1999, 12%....................... $21,900  $24,150
   Other...................................................   1,649    2,704
                                                            -------  -------
                                                             23,549   26,854
   Less current maturities.................................  (3,681)  (3,299)
                                                            -------  -------
                                                            $19,868  $23,555
                                                            =======  =======

  Scheduled payments by fiscal year on long-term debt are as follows:
$3,681,000 in 1998 and $19,868,000 in 1999.

  The amount of interest paid during fiscal 1997, 1996 and 1995 was $3,255,000, $3,679,000 and $4,306,000, respectively.

NOTE 8: AUTHORIZED SHARES

  At June 30, 1997 the authorized common stock of WHG consists of 12,000,000 shares of $.01 par value of which 6,050,200 shares were issued and outstanding. The Company's capital structure at June 30, 1997 also consists of 3,000,000 shares of Class A non-voting common stock of which none are outstanding. The Company also has 2,000,000 shares of authorized preferred stock, none were issued at June 30, 1997. The preferred stock will be issuable in series, and the relative rights and preferences and the number of shares in each series are established by the Board of Directors. At June 30, 1997, 300,000 shares of the Preferred Stock were designated as Series B Preferred Stock and reserved for issuance. See Note 16. At June 30, 1996 the capital structure consisted of 1,000 shares of no par value common stock of which 100 were issued and outstanding.

                          WHG RESORTS & CASINOS INC.

NOTE 9: STOCK OPTION PLAN

  The Company's stock option plan allows for the grant of both incentive stock options and nonqualified options on shares of voting common stock through the year 2007. The stock option plan allows for the grant of options on 900,000 shares of common stock to officers, directors, employees and under certain conditions to consultants and advisers to the Company and its subsidiaries. The stock option committee has the authority to fix the terms and conditions upon which each option is granted, but in no event shall the term exceed ten years or be granted at less than 100% of the fair market value of the stock at the date of grant in the case of incentive stock options and 85% of the fair market value of the stock on the date of grant in the case of non-qualified stock options.

  The Company accounts for stock options for purposes of determining net income in accordance with APB Opinion No. 25 "Accounting for Stock Issued to Employees." SFAS No. 123 regarding stock option plans permits the use of APB No. 25 but requires the inclusion of certain pro forma disclosures in the footnotes.

  If the Company had adopted the expensing provisions of SFAS No. 125 the Company's pro forma net income for fiscal 1997 would have been $5,876,000. Pro forma primary and fully diluted earnings per share for fiscal 1997 would have been $0.97 and $0.96, respectively. There is no effect on reported amounts for fiscal 1996, since the options were not granted until fiscal 1997.

  The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants, all of which were in 1997: dividend yield 0%; expected volatility 32%; risk free interest rates of 6.2%; and expected lives of four years.

  The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options.

  During fiscal 1997, there were 898,000 options granted, all of which were outstanding on June 30, 1997 and have a weighted average exercise price of $8.49, a weighted average fair market value of $2.94, a weighted average contractual life of 9.8 years and exercise prices that range from $8.38 to $11.00. At June 30, 1997, 472,000 options are exercisable with a weighted average exercise price of $8.38.

NOTE 10: CONCENTRATION OF CREDIT AND MARKET RISK AND FAIR VALUE DISCLOSURES OF FINANCIAL INSTRUMENTS

  Financial instruments which potentially subject the Company to concentrations of credit and market risk consist primarily of cash equivalents and accounts receivable. By policy, the Company places its cash equivalents only in high credit quality securities and limits the amounts invested in any one security. At June 30, 1997, accounts receivable are from hotel and casino guests and travel agents located throughout North America and Latin America and because of the number and geographic distribution, concentration is limited.

  The estimated fair value of financial instruments at June 30, 1997 has been determined by the Company, using available market information and valuation methodologies considered to be appropriate. The amounts reported for cash equivalents and current notes payable are considered to be a reasonable estimate of their fair value.

  At June 30, 1997, the $21,900,000 Condado Plaza 12% mortgage note payable is estimated to have a fair value of $22,781,000 using discounted cash flow analysis based on an estimated interest rate of 8.25%. The mortgage note is subject to a substantial prepayment penalty based on interest rate differentials plus a fixed percentage.

                          WHG RESORTS & CASINOS INC.

NOTE 11: LEASE COMMITMENTS

  Operating leases relate principally to hotel facilities and equipment. A portion of the Condado Plaza hotel facilities are leased from a partnership owned by a former minority shareholder of the Condado Plaza. The former minority shareholder lease extends through 2008 at an annual rent of $684,000 through September 30, 1998 with periodic escalations thereafter to an annual rent of $827,000 in 2004. Rent expense for fiscal 1997, 1996 and 1995 was $760,000, $1,027,000 and $1,077,000, respectively (including $684,000, paid in each fiscal 1997, 1996 and 1995, under the former minority shareholder lease at the Condado Plaza). Total net future lease commitments for minimum rentals at June 30, 1998, 1999, 2000, 2001, 2002 and thereafter are $718,000,
$769,000, $786,000, $786,000, $786,000 and $1,490,000, respectively.

NOTE 12: TRANSACTIONS WITH WMS

  The Company's two operating subsidiaries and two nonconsolidated affiliates have each provided for its off-season cash needs through its own operating cash and from individual short-term note arrangements. Plant and equipment additions at each property have also generally been provided by its own cash from operations or third party financing. Cash advances from WMS, for the periods reported, have been used for investment purposes. A summary of advances and repayments between WMS and the Company prior to the April 21, 1997 spin-off for the years ended June 30, 1997, 1996 and 1995 were:

                                                       1997    1996     1995
                                                      ------  -------  ------
                                                         (IN THOUSANDS)
   Advances from (repayments to) WMS by use or
    source:
    Purchase of additional shares in subsidiaries.... $  --   $   --   $3,738
    Investment in and advances to (repayments from)
     WKA El Con......................................    --      (546)    157
    Cash primarily generated from Williams
     Hospitality dividends...........................    --    (1,590)   (260)
    Cash received from WMS for cumulative tax
     benefits........................................  4,357      --      --
    Other, net.......................................    409      --      --
    Income tax benefits from partnership losses
     utilized by WMS--see Note 6.....................   (493)  (4,139)   (510)
                                                      ------  -------  ------
                                                      $4,273  $(6,275) $3,125
                                                      ======  =======  ======

  During fiscal 1995 the Condado Plaza sold to WMS 50 shares of 8% non-voting preferred stock with a liquidation preference of $50,000 per share for $2,500,000 bringing the total of such preferred stock held by WMS to 150 shares and $7,500,000 at June 30, 1995. During fiscal 1996 the Condado Plaza redeemed 68 of those preferred shares at $50,000 per share for $3,400,000. During fiscal 1997 the remaining 82 preferred shares were contributed to the capital of WHG. In April 1997, the Condado Plaza redeemed 41 of those preferred shares at $50,000 per share for $2,050,000. Subsequent to June 30, 1997 (July and August 1997), an additional 24 shares were redeemed at $50,000 per share for $1,200,000.

   During fiscal 1997 WMS contributed the following to the capital of
    WHG (in thousands):
    Net, intercompany payable to WMS.................................  $ 4,764
    Cash contribution................................................    1,643
    82 preferred shares of PPRA, liquidation preference of $50,000...    4,100
                                                                       -------
    Total contribution...............................................  $10,507
                                                                       =======

NOTE 13: PENSION PLAN

  Certain subsidiaries are required to make contributions on behalf of unionized employees to defray part of the costs of the multi-employer pension plans established by their respective labor unions. Such contributions are computed using a fixed charge per employee. Contributions to the plans for fiscal 1997, 1996 and 1995 were $377,000, $340,000 and $352,000, respectively.

                          WHG RESORTS & CASINOS INC.

NOTE 14: QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

  Summarized quarterly financial information for fiscal 1997 and 1996 are as follows, in thousands except per share amounts:

                             SEPTEMBER 30, DECEMBER 31, MARCH 31,    JUNE 30,
                                 1996          1996        1997        1997
                             ------------- ------------ ----------  ----------
Fiscal 1997 Quarters:
 Revenues...................  $   12,879    $   17,175  $   21,592  $   17,988
                              ==========    ==========  ==========  ==========
 Operating income...........  $      790    $    4,312  $    8,115  $    3,870
 Interest expense, net......        (301)         (282)       (263)        (85)
 Equity in income (loss) of
  nonconsolidated
  affiliates................      (1,289)       (1,739)        633       1,199
 Credit (provision) for
  income taxes..............          89          (313)     (2,078)     (1,095)
 Minority interests.........        (421)         (841)     (1,670)     (1,068)
 Dividend on preferred stock
  of subsidiary.............         (82)          (82)        (82)        --
                              ----------    ----------  ----------  ----------
 Net income (loss)..........  $   (1,214)   $    1,055  $    4,655  $    2,821
                              ==========    ==========  ==========  ==========
 Primary earnings per
  share.....................  $     (.20)   $     (.17) $      .77  $      .46
                              ==========    ==========  ==========  ==========
 Shares used in
  calculation...............   6,050,200     6,050,200   6,050,200   6,195,774
                              ==========    ==========  ==========  ==========
 Fully diluted earnings per
  share.....................  $     (.20)   $     (.17) $      .77  $      .45
                              ==========    ==========  ==========  ==========
 Shares used in
  calculation...............   6,050,200     6,050,200   6,050,200   6,247,241
                              ==========    ==========  ==========  ==========
 Pro forma net income (loss)
  reflecting income taxes on
  a separate return basis...  $   (1,675)   $      435  $    5,121  $    3,355
                              ==========    ==========  ==========  ==========
                             SEPTEMBER 30, DECEMBER 31, MARCH 31,    JUNE 30,
                                 1996          1996        1997        1997
                             ------------- ------------ ----------  ----------
Fiscal 1996 Quarters:
 Revenues...................  $   13,404    $   17,452  $   21,450  $   16,388
                              ==========    ==========  ==========  ==========
 Operating income (loss)....  $     (226)   $    4,069  $    7,248  $    2,467
 Interest expense, net......        (560)         (493)       (395)       (411)
 Equity in income (loss) of
  nonconsolidated
  affiliates................      (2,087)       (1,510)       (318)        450
 Credit (provision) for
  income taxes..............         448          (153)     (1,005)       (935)
 Minority interests.........        (298)         (896)     (1,585)       (857)
 Dividend on preferred stock
  of subsidiary.............        (150)         (146)       (126)        (94)
                              ----------    ----------  ----------  ----------
 Net income (loss)..........  $   (2,873)   $      871  $    3,819  $      620
                              ==========    ==========  ==========  ==========
 Earnings per share.........  $     (.47)   $      .14  $      .63  $      .10
                              ==========    ==========  ==========  ==========
 Shares used................   6,050,200     6,050,200   6,050,200   6,050,200
                              ==========    ==========  ==========  ==========
 Pro forma net income (loss)
  reflecting income taxes on
  a separate return basis...  $   (3,623)   $      361  $    3,713  $    1,086
                              ==========    ==========  ==========  ==========

  For pro forma net income (loss), see Note 1--Basis of Presentation.

                          WHG RESORTS & CASINOS INC.

NOTE 15: SEGMENT INFORMATION

  The Company's operations are conducted through two industry segments: the operation of the Condado Plaza and the management of hotels/casinos. Industry segment information for the fiscal years ended June 30 follows:

                                                    1997      1996      1995
                                                  --------  --------  --------
                                                        (IN THOUSANDS)
Revenues
Condado Plaza.................................... $ 55,697  $ 55,322  $ 57,530
 WHGI............................................   18,227    16,939    17,350
 Intersegment revenues elimination--WHGI fees
  charged to Condado Plaza.......................   (4,290)   (3,567)   (4,002)
                                                  --------  --------  --------
   Total revenues................................ $ 69,634  $ 68,694  $ 70,878
                                                  ========  ========  ========
Operating income (loss)
 Condado Plaza................................... $  6,348  $  2,830  $ (1,465)
 WHGI............................................   11,923    10,837     9,174
 General corporate administrative expenses.......   (1,184)     (109)      (85)
                                                  --------  --------  --------
   Total operating income........................ $ 17,087  $ 13,558  $  7,624
                                                  ========  ========  ========
Identifiable assets
 Condado Plaza................................... $ 55,385  $ 53,323  $ 57,879
 WHGI............................................   15,086    18,582    17,737
 General investment and corporate................   15,294     5,095     5,994
 Investments in, receivables and advances to
  nonconsolidated affiliates.....................   31,708    27,734    29,696
                                                  --------  --------  --------
   Total identifiable assets..................... $117,473  $104,734  $111,306
                                                  ========  ========  ========
Depreciation of property and equipment
 Condado Plaza................................... $  4,227  $  4,120  $  4,656
 WHGI............................................      777       769       681
                                                  --------  --------  --------
   Total depreciation of property and equipment.. $  5,004  $  4,889  $  5,337
                                                  ========  ========  ========
Capital expenditures
 Condado Plaza................................... $  3,181  $  1,078  $  2,030
 WHGI............................................       41        71        36
                                                  --------  --------  --------
   Total capital expenditures.................... $  3,222  $  1,149  $  2,066
                                                  ========  ========  ========

NOTE 16: CONTINGENT LIABILITIES

  The Company is involved in various disputes arising in the ordinary course of business, which may result in litigation. Management expects no material adverse effect on the Company's financial condition as a result of these matters.

NOTE 17: SALE OF PREFERRED STOCK SUBSEQUENT TO JUNE 30, 1997

  The Board of Directors exercised the put provisions of a Put Option and Call Option Agreement that was established on April 21, 1997 which resulted in the Chairman of the Board purchasing on July 31, 1997, 300,000 shares of Series B Preferred Stock for $3,000,000 in cash. Each share of Series B Preferred Stock has 5 votes

                          WHG RESORTS & CASINOS INC.

per share voting collectively with the common stockholders and a liquidation preference of $10.00 per share plus accrued dividends, has a quarterly dividend equal to the prime rate plus one half percent calculated on the liquidation preference and the holder has a redemption right after three years or earlier in the event of two unpaid quarterly dividends. The holder of the Series B Preferred Stock can convert into shares of common stock. The conversion price is $9.00, which is the lower of the closing price of the voting common stock on its first day of official trading ($9.00) and the closing price in the New York Stock Exchange at the close of business on the business day immediately prior to the date of issuance of the Preferred Stock ($12.50).

NOTE 18: PROPOSED ACQUISITION SUBSEQUENT TO JUNE 30, 1997

  On September 17, 1997, the Company executed an asset purchase agreement to acquire an existing 127 room Hotel and related land next to the Condado Plaza for $9,600,000, subject to certain terms and conditions, including satisfactory due diligence. If the agreement is finalized, the Company intends to finance the purchase price through long term financing and the use of excess cash currently available.

                                  SCHEDULE II

                           WHG RESORTS & CASINOS INC.

                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS
                FOR THE YEARS ENDED JUNE 30, 1997, 1996 AND 1995

        COLUMN A           COLUMN B         COLUMN C          COLUMN D    COLUMN E
        --------         ------------ --------------------- ------------ ----------
                          BALANCE AT  CHARGED TO CHARGED TO DEDUCTIONS-- BALANCE AT
                         BEGINNING OF COSTS AND    OTHER      AMOUNTS      END OF
      DESCRIPTION           PERIOD     EXPENSES   ACCOUNTS  WRITTEN OFF    PERIOD
      -----------        ------------ ---------- ---------- ------------ ----------
Allowance for
 receivables:
  1997..................   $474,000   $  366,000    $--      $  191,000   $649,000
                           ========   ==========    ====     ==========   ========
  1996..................   $399,000   $1,457,000    $--      $1,382,000   $474,000
                           ========   ==========    ====     ==========   ========
  1995..................   $755,000   $1,842,000    $--      $2,198,000   $399,000
                           ========   ==========    ====     ==========   ========
Unrealized holding loss
 on noncurrent
 marketable equity
 securities:
  1997..................   $    --    $      --     $--      $      --    $    --
                           ========   ==========    ====     ==========   ========
  1996..................   $    --    $      --     $--      $      --    $    --
                           ========   ==========    ====     ==========   ========
  1995..................   $    --    $      --     $--      $      --    $    --
                           ========   ==========    ====     ==========   ========

--------
(1) Included as a direct reduction of stockholders' equity.

                        REPORT OF INDEPENDENT AUDITORS

The Partners
Posadas de San Juan Associates

  We have audited the accompanying balance sheets of Posadas de San Juan Associates as of June 30, 1997 and 1996, and the related statements of operations and deficit, and cash flows for each of the three years in the period ended June 30, 1997. Our audits also included the financial statement schedule of valuation and qualifying accounts for each of the three years in the period ended June 30, 1997. These financial statements and schedule are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Posadas de San Juan Associates at June 30, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 1997, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          /s/ Ernst & Young LLP

San Juan, Puerto Rico
August 7, 1997

                         POSADAS DE SAN JUAN ASSOCIATES

                                 BALANCE SHEETS

                                                            JUNE 30,
                                     SEPTEMBER 30,  --------------------------
                                         1997           1997          1996
                                     -------------  ------------  ------------
                                      (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents........  $  2,787,000   $  2,681,100  $  2,443,700
  Trade accounts receivable, less
   allowance for doubtful accounts
   of $606,300 and $357,100 at June
   30, 1997 and 1996, respectively,
   and $947,300 at September 30,
   1997............................     3,697,600      3,692,000     2,370,700
  Inventories......................       893,800        969,500       906,400
  Prepaid expenses.................       534,300        790,300       837,100
                                     ------------   ------------  ------------
    Total current assets...........     7,912,700      8,132,900     6,557,900
Land, building and equipment:
  Land.............................     3,300,000      3,300,000     3,300,000
  Building.........................    14,350,700     14,350,700    14,350,700
  Building improvements............    14,533,900     14,285,400    12,439,600
  Furniture, fixtures and
   equipment.......................    36,234,900     36,114,600    33,814,000
  Construction in progress.........       658,200        113,400           --
                                     ------------   ------------  ------------
                                       69,077,700     68,164,100    63,904,300
  Less accumulated depreciation....    34,203,200     33,353,000    30,080,700
                                     ------------   ------------  ------------
                                       34,874,500     34,811,100    33,823,600
Operating equipment, net...........       434,300        523,000       570,700
Deferred financing costs, less
 accumulated amortization of
 $662,400 and $530,900 at June 30,
 1997 and 1996, respectively, and
 $696,000 at September 30, 1997....       368,400        402,000       533,500
Other assets.......................       172,900         68,300       270,500
                                     ------------   ------------  ------------
Total assets.......................  $ 43,762,800   $ 43,937,300  $ 41,756,200
                                     ============   ============  ============
LIABILITIES AND DEFICIENCY IN PARTNERSHIP CAPITAL
Current liabilities:
  Trade accounts payable...........  $  4,187,400   $  4,078,700  $  4,039,900
  Accrued compensation and related
   benefits........................     1,419,900      1,376,600     1,139,300
  Other accrued liabilities........     2,345,100      2,032,600     1,458,700
  Due to affiliated companies......     1,040,900        237,600        11,600
  Note payable to bank.............           --             --        300,000
  Current portion of long-term
   debt............................     3,170,600      3,170,600     3,152,000
                                     ------------   ------------  ------------
    Total current liabilities......    12,163,900     10,896,100    10,101,500
Long-term debt, net of current
 portion...........................    20,045,600     20,831,400    23,805,000
Due to Williams Hospitality Group
 Inc...............................    25,872,900     25,590,800    23,206,700
Deficiency in partnership capital:
  Capital contribution.............     7,000,000      7,000,000     7,000,000
  Deficit..........................   (21,319,600)   (20,381,000)  (22,357,000)
                                     ------------   ------------  ------------
Total deficiency in partnership
 capital...........................   (14,319,600)   (13,381,000)  (15,357,000)
                                     ------------   ------------  ------------
Total liabilities and deficiency in
 partnership capital...............  $ 43,762,800   $ 43,937,300  $ 41,756,200
                                     ============   ============  ============

                            See accompanying notes.

                         POSADAS DE SAN JUAN ASSOCIATES

                      STATEMENTS OF OPERATIONS AND DEFICIT

                             THREE MONTHS ENDED
                                SEPTEMBER 30,                  YEAR ENDED JUNE 30,
                          --------------------------  ----------------------------------------
                              1997          1996          1997          1996          1995
                          ------------  ------------  ------------  ------------  ------------
                                 (UNAUDITED)
Revenues:
  Rooms.................  $  4,264,700  $  3,760,000  $ 22,588,800  $ 22,016,700  $ 21,517,300
  Food and beverage.....     2,476,300     2,370,800    13,218,000    13,424,400    12,688,200
  Casino................     4,917,500     3,926,700    19,582,200    18,117,600    22,575,400
  Rental and other
   income...............       871,000       665,600     3,255,800     3,503,000     2,852,400
  Less casino
   promotional
   allowances...........    (1,586,000)   (1,002,400)   (6,905,300)   (6,937,900)   (7,836,300)
                          ------------  ------------  ------------  ------------  ------------
    Net revenues........    10,943,500     9,720,700    51,739,500    50,123,800    51,797,000
Costs and expenses:
  Rooms.................     1,643,500     1,493,200     6,764,600     6,891,000     6,775,000
  Food and beverage.....     1,920,000     1,900,900     9,297,400     9,506,100     9,340,600
  Casino................     2,524,500     2,439,200     9,729,000    10,716,800    14,027,100
  Selling, general and
   administrative.......     2,352,500     2,293,800     8,803,200     9,094,000     8,953,700
  Management and
   incentive management
   fees.................       773,400       589,100     4,336,700     3,850,100     3,893,000
  Property operation,
   maintenance and
   energy costs.........     1,060,400     1,150,000     4,509,700     4,803,200     4,416,800
  Depreciation and
   amortization.........       891,900       818,500     3,438,800     3,595,300     3,617,300
                          ------------  ------------  ------------  ------------  ------------
                            11,166,200    10,684,700    46,879,400    48,456,500    51,023,500
                          ------------  ------------  ------------  ------------  ------------
    Income (loss) from
     operations.........      (222,700)     (964,000)    4,860,100     1,667,300       773,500
Interest income.........           --            --            --            --          2,500
Interest expense........      (715,900)     (743,700)   (2,884,100)   (3,026,800)   (3,176,800)
                          ------------  ------------  ------------  ------------  ------------
Net income (loss).......      (938,600)   (1,707,700)    1,976,000    (1,359,500)   (2,400,800)
Deficit at beginning of
 year...................   (20,381,000)  (22,357,000)  (22,357,000)  (20,997,500)  (18,596,700)
                          ------------  ------------  ------------  ------------  ------------
Deficit at end of year..  $(21,319,600) $(24,064,700) $(20,381,000) $(22,357,000) $(20,997,500)
                          ============  ============  ============  ============  ============

                            See accompanying notes.

                         POSADAS DE SAN JUAN ASSOCIATES

                            STATEMENTS OF CASH FLOWS

                            THREE MONTHS ENDED
                              SEPTEMBER 30,                YEAR ENDED JUNE 30,
                          -----------------------  -------------------------------------
                             1997        1996         1997         1996         1995
                          ----------  -----------  -----------  -----------  -----------
                               (UNAUDITED)
Operating Activities
Net income (loss).......  $ (938,600) $(1,707,700) $ 1,976,000  $(1,359,500) $(2,400,800)
Adjustments to reconcile
 net income (loss) to
 net cash provided by
 operating activities:
  Depreciation and
   amortization.........     891,900      818,500    3,438,800    3,595,300    3,617,300
  Provision for losses
   on accounts
   receivable...........     214,900      214,900      150,600    1,278,200    3,880,400
  Gain or sale of
   equipment............         --           --           --       (46,600)         --
  Changes in operating
   assets and
   liabilities:
   Amounts due to/from
    affiliated
    companies...........   1,085,400      461,500    2,610,100    2,086,700      639,600
   Trade accounts
    receivable..........    (220,500)     212,600   (1,471,900)     503,900      833,200
   Inventories and
    prepaid expenses....     331,700      121,700      (16,400)     193,600       21,600
   Other assets.........    (112,700)    (734,500)     167,200      (10,500)    (125,600)
   Trade accounts
    payable, accrued
    expenses and other
    accrued
    liabilities.........     464,500      551,700      850,000     (990,600)  (2,493,100)
                          ----------  -----------  -----------  -----------  -----------
    Net cash provided by
     operating
     activities.........   1,716,600      (61,300)   7,704,400    5,250,500    3,972,600
Investing Activities
  Proceeds from sale of
   equipment............         --           --           --       119,300          --
  Purchases of property
   and equipment........    (913,600)    (457,400)  (4,059,700)  (2,502,800)  (3,310,000)
  Purchases of operating
   equipment--net.......      88,700       25,400       47,700       78,800      635,900
                          ----------  -----------  -----------  -----------  -----------
    Net cash used in
     investing
     activities.........    (824,900)    (432,000)  (4,012,000)  (2,304,700)  (2,674,100)
Financing Activities
  Proceeds from long-
   term debt............         --           --           --           --       156,200
  Proceeds from short-
   term borrowings......         --       300,000          --       300,000          --
  Payment of short-term
   borrowings...........         --           --      (300,000)         --           --
  Payments of long-term
   debt.................    (785,800)    (785,800)  (3,155,000)  (2,326,400)  (2,046,800)
                          ----------  -----------  -----------  -----------  -----------
    Net cash used in
     financing
     activities.........    (785,800)    (485,800)  (3,455,000)  (2,026,400)  (1,890,600)
                          ----------  -----------  -----------  -----------  -----------
Net increase (decrease)
 in cash and cash
 equivalents............     105,900     (979,100)     237,400      919,400     (592,100)
Cash at beginning of
 year...................   2,681,100    2,443,700    2,443,700    1,524,300    2,116,400
                          ----------  -----------  -----------  -----------  -----------
Cash and cash
 equivalents at end of
 year...................  $2,787,000  $ 1,464,600  $ 2,681,100  $ 2,443,700  $ 1,524,300
                          ==========  ===========  ===========  ===========  ===========
Included in cash
 provided by operating
 activities above:
  Interest paid.........         --           --   $ 2,887,600  $ 3,031,400  $ 3,232,500
                          ==========  ===========  ===========  ===========  ===========

                            See accompanying notes.

                         POSADAS DE SAN JUAN ASSOCIATES

                         NOTES TO FINANCIAL STATEMENTS

                                 JUNE 30, 1997

1. INTERIM INFORMATION (UNAUDITED)

  The interim financial statements as of and for the three months ended September 30, 1997 and 1996 included herein are unaudited. Such information reflects all adjustments, consisting solely of normal recurring adjustments, which are in the opinion of management necessary for a fair presentation of the balance sheet as of September 30, 1997 and the results of operations and cash flows for the three months ended September 30, 1997 and 1996. Due to the seasonality of the business, the reported results are not necessarily indicative of those expected for the entire year. Certain information and disclosures normally included in annual financial statements in accordance with generally accepted accounting principles have been excluded or omitted in presentation of the interim financial statements.

2. ORGANIZATION AND PRINCIPAL ACCOUNTING POLICIES

 Organization

  Posadas de San Juan Associates (the Partnership), is a joint venture organized under the General Partnership Laws of the State of New York, pursuant to a Joint Venture Agreement dated July 27, 1984, as amended (the Agreement). The Partnership is 50% owned by ESJ Hotel Corporation, a wholly- owned subsidiary of Posadas de Puerto Rico Associates, Incorporated (Posadas de Puerto Rico), with the remainder owned by entities owned by individual investors (collectively, the Partners). Posadas de Puerto Rico is 100% owned by WHG Resorts & Casinos Inc., a publicly-held corporation. The Partnership shall continue to exist until July 27, 2024, unless terminated earlier by mutual agreement of the Partners pursuant to the Agreement. The Agreement provides that the net profits or losses of the Partnership shall be allocated to the Partners in the same proportion as their capital contributions.

  The Partnership owns and operates the El San Juan Hotel & Casino (the "Hotel"), a luxury resort hotel and casino property in San Juan, Puerto Rico.

 Basis of Presentation

  The financial statements have been prepared in conformity with generally accepted accounting principles which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash Equivalents

  The Partnership considers all highly liquid investments with a maturity of three months or less when purchased as cash equivalents.

 Inventories

  Inventories, which consist mainly of food, beverages and supplies, are valued at the lower of cost (first-in, first-out method) or market.

 Land, Building and Equipment

  Land, building and equipment are stated on the basis of cost. Building and equipment are depreciated by the straight-line method over their estimated useful lives.

                        POSADAS DE SAN JUAN ASSOCIATES

                                 JUNE 30, 1997

 Deferred Financing Costs

  Deferred financing costs are being amortized over the maturities of the related debt.

 Casino Revenues

  Casino revenues are the net win from gaming activities, which is the difference between gaming wins and losses.

 Promotional Allowances

  Casino promotional allowances represent the retail value of complimentary food, beverage and hotel services furnished to patrons, commissions and transportation costs.

 Advertising Costs

  Advertising costs are charged to operations as incurred. Advertising costs for fiscal years 1997, 1996 and 1995 amounted to approximately $1,388,000, $1,394,000 and $1,299,000, respectively.

 Fair Values of Financial Instruments

  The methods and assumptions used to estimate the fair value of the different classes of financial instruments were as follows:

  Long-term debt: The carrying amount of the long-term borrowings at June 30, 1997 approximates fair value. The fair values were estimated using discounted cash flows, based on the current borrowing rates for similar types of borrowing arrangements.

3. FURNITURE, FIXTURES AND EQUIPMENT FUND

  In accordance with the terms of the Management Agreement and a certain loan agreement (see Note 6), the Partnership is required to deposit cash equal to 4% of hotel gross revenues each month into a furniture, fixtures and equipment fund.

  Williams Hospitality Group Inc. (Williams Hospitality), a hotel/casino management company that is an affiliated company, (on behalf of the Partnership) withdraws from the fund amounts required to pay the cost of replacements of, and additions to, furniture, fixtures and equipment at the Hotel. At June 30, 1997 and 1996, there were no unexpended funds available.

4. TRADE ACCOUNTS RECEIVABLE

  At June 30, 1997 and 1996 trade accounts receivable consisted of the following:

                                                             1997       1996
                                                          ---------- ----------
     Trade accounts receivable--casino................... $2,001,600 $1,045,100
     Less allowance for doubtful accounts................    516,100    266,100
                                                          ---------- ----------
                                                           1,485,500    779,000
     Trade accounts receivable--hotel....................  2,296,700  1,682,700
     Less allowance for doubtful accounts................     90,200     91,000
                                                          ---------- ----------
                                                           2,206,500  1,591,700
                                                          ---------- ----------
                                                          $3,692,000 $2,370,700
                                                          ========== ==========

                        POSADAS DE SAN JUAN ASSOCIATES

                                 JUNE 30, 1997

  Approximately 51% and 31% of the trade accounts receivable--casino, as of June 30, 1997 and 1996, respectively, are from customers in Latin America.

5. DUE TO AFFILIATED COMPANY

  Amounts due to affiliated company consist of fees earned by Williams Hospitality and other payments made by Williams Hospitality for services rendered on behalf of the Partnership. At June 30, 1997 and 1996 amounts due to an affiliated company consisted of the following:

                                                           1997        1996
                                                        ----------- -----------
     Due to Williams Hospitality--noncurrent:
       Incentive management fees....................... $11,283,400 $ 9,878,900
       Interest on incentive management fees...........   5,506,400   4,526,800
       Basic management fees...........................   8,801,000   8,801,000
                                                        ----------- -----------
                                                        $25,590,800 $23,206,700
                                                        =========== ===========

  Payment of substantially all the noncurrent amounts due to Williams Hospitality are restricted under the terms of the Loan Agreement (see Note 6).

6. LINE OF CREDIT

  The Partnership has available a $1,000,000 revolving line of credit with a bank, which is payable on demand, bearing interest at one percentage over the prime rate. The line of credit is collateralized by substantially all trade accounts receivable and leases with concessionaires as well as the mortgage covering long-term debt. As of June 30, 1997, there was no balance outstanding under the line of credit.

7. LONG-TERM DEBT

  Long-term debt at June 30, 1997 and 1996 consisted of the following:

                                                           1997        1996
                                                        ----------- -----------
Mortgage note payable to bank.......................... $23,250,000 $26,250,000
Capital lease obligation bearing interest at 11.18%
 payable in monthly installments of $3,450, including
 interest through 1999.................................      70,000     109,600
Capital lease obligation bearing interest at 9.5%
 payable in monthly installments of $10,413, including
 interest through 2001.................................     396,100     480,700
Chattel mortgage note payable bearing interest at 9%,
 payable in monthly installments of $3,900, including
 interest through 1998, collateralized with personal
 property..............................................      85,900     116,700
Note payable to a non-related party, non-interest
 bearing, payable in two annual installments of
 $100,000 beginning on October 1, 1998.................     200,000         --
                                                        ----------- -----------
                                                         24,002,000  26,957,000
Less current portion...................................   3,170,600   3,152,000
                                                        ----------- -----------
                                                        $20,831,400 $23,805,000
                                                        =========== ===========

  The mortgage note payable to bank is collateralized by all the Partnership's real and personal property. The note is payable in accelerating monthly installments with a final installment of $7,500,000 due in fiscal 2003.

                        POSADAS DE SAN JUAN ASSOCIATES

                                 JUNE 30, 1997

Interest is payable at rates from 6.7% to 7.3% on $18,250,000 of the note. Interest rates have not been fixed on $5,000,000 of the note, which at June 30, 1997 was at an interest rate of 7.97%, which is reset every seven days. Under the terms of the loan agreement, 50% of the excess net free cash flow, as defined, each year is required to be used to prepay the final installment of the note until it is reduced to $3,000,000. Further, distributions to the partners and payment of basic and incentive management fees and accrued interest thereon outstanding at the date of the borrowing may only be paid to the extent of the remaining 50% of the excess net free cash flow. Excess net free cash flow, as defined, amounted to $648,000 at June 30, 1997.

  Maturities of long-term debt are as follows:

   Fiscal year ending in:
     1998........................................................... $ 3,170,600
     1999...........................................................   3,392,000
     2000...........................................................   3,726,000
     2001...........................................................   3,588,400
     2002...........................................................   2,625,000
     Thereafter.....................................................   7,500,000
                                                                     -----------
                                                                     $24,002,000
                                                                     ===========

8. INCOME TAXES

  The Partnership operated under the provisions of the Puerto Rico Tourism Incentives Act of 1993 (the 1993 Act). The 1993 Act provides for a ten-year grant which may be extended for an additional ten-year term. Major benefits of this grant are: a 90% exemption from income taxes on hotel income through the entire term of the grant, and a 90% exemption from municipal real and personal property taxes for the first five years. The Partnership's casino operations are not covered by the tax exemption grant and are fully taxable.

  As of June 30, 1997, the Partnership had net operating loss carryforwards of approximately $20,391,600, net of approximately $1,600,000 used to offset 1997 taxable income for Puerto Rico income tax purposes from its combined hotel and casino operations and, accordingly, no Puerto Rico taxes have been provided in the accompanying financial statements. Such losses may be utilized to offset future Puerto Rico taxable income through June 30, 2001 as follows: 1998, $2,064,000; 1999, $3,271,000; 2000, $3,896,600; 2001, $6,046,000 and 2002,
$5,114,000.

  Following the provisions of SFAS No. 109, the deferred tax asset that results from the cumulative net operating loss carryforwards has been fully reserved.

  For Puerto Rico income tax purposes the Partnership is taxed as if it were a corporation. Income of the Partnership for federal income tax purposes is taxable to the Partners.

9. TRANSACTIONS WITH RELATED PARTIES

  The Partnership has an Operating and Management Agreement (the Management Agreement) dated October 2, 1986 with Williams Hospitality. The Management Agreement provides that Williams Hospitality is to manage the Hotel until the year 2005 for a basic management fee of 5% of the Hotel's gross revenues (as defined in the Management Agreement) and an incentive management fee of 12% of the Hotel's gross operating profits (as defined in the Management Agreement). In addition, the Partnership is required to pay certain administrative expenses incurred by Williams Hospitality in connection with management of the Hotel.

                        POSADAS DE SAN JUAN ASSOCIATES

                                 JUNE 30, 1997


  During fiscal years 1997, 1996 and 1995 basic management fees amounted to $2,932,200, $2,852,500 and $2,981,600, respectively. Incentive management fees amounted to $1,404,500, $997,600 and $911,500, respectively, for the same fiscal years. Administrative costs and service fees charged by Williams Hospitality during fiscal years 1997, 1996 and 1995, amounted to $1,422,600, $1,446,700 and $1,844,000, respectively.

  During fiscal years 1997, 1996 and 1995, interest at 10% charged to the Partnership by Williams Hospitality amounted to $987,900, $888,100 and $797,000, respectively.

  During fiscal years 1997, 1996 and 1995, the Partnership was charged by Posadas de Puerto Rico $338,100, $243,600 and $92,800, respectively, for certain services provided.

  During fiscal years 1997, 1996 and 1995, the Partnership charged Posadas de Puerto Rico $337,400, $256,100 and $191,500, respectively, for certain services rendered.

                                  SCHEDULE II

                         POSADAS DE SAN JUAN ASSOCIATES

                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS
                FOR THE YEARS ENDED JUNE 30, 1997, 1996 AND 1995

        COLUMN A           COLUMN B         COLUMN C          COLUMN D    COLUMN E
        --------         ------------ --------------------- ------------ ----------
                          BALANCE AT  CHARGED TO CHARGED TO DEDUCTIONS-- BALANCE AT
                         BEGINNING OF COSTS AND    OTHER      AMOUNTS      END OF
      DESCRIPTION           PERIOD     EXPENSES   ACCOUNTS  WRITTEN OFF    PERIOD
      -----------        ------------ ---------- ---------- ------------ ----------
Allowance for receiv-
 ables:
  1997..................  $  357,100  $  150,600    $--      $  (98,599)  $606,299
                          ==========  ==========    ====     ==========   ========
  1996..................  $  434,546  $1,278,200    $--      $1,355,646   $357,100
                          ==========  ==========    ====     ==========   ========
  1995..................  $1,290,819  $3,880,413    $--      $4,736,686   $434,546
                          ==========  ==========    ====     ==========   ========

                        REPORT OF INDEPENDENT AUDITORS

The Partners
WKA El Con Associates

  We have audited the accompanying balance sheets of WKA El Con Associates (a joint venture partnership) as of June 30, 1997 and 1996, and the related statements of operations and deficit, and cash flows for each of the three years in the period ended June 30, 1997. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WKA El Con Associates as of June 30, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 1997, in conformity with generally accepted accounting principles.

  The accompanying financial statements have been prepared assuming that WKA El Con Associates will continue as a going-concern. As more fully described in
Note 8, El Conquistador Partnership L.P., a 50% owned partnership, has not renewed or replaced a letter of credit collateralizing $120,000,000 of indebtedness. In the event that the letter of credit is not renewed or replaced prior to November 9, 1997, the debt will be required to be repaid on February 1, 1998. This condition raises substantial doubt about the Partnership's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classifications of assets or the amounts and classifications of liabilities that may result from the outcome of this uncertainty.

                                          /s/ Ernst & Young LLP

San Juan, Puerto Rico
August 11, 1997

                             WKA EL CON ASSOCIATES

                                 BALANCE SHEETS

                                                             JUNE 30,
                                        SEPTEMBER 30, ------------------------
                                            1997         1997         1996
                                        ------------- -----------  -----------
                                         (UNAUDITED)
ASSETS
Cash...................................  $     3,600  $     3,600  $     3,200
Notes receivable from affiliated
 company...............................   18,863,700   18,343,200   16,116,000
Investment in Las Casitas Development
 Company...............................          --       242,600    1,292,600
Capitalized interest, less accumulated
 amortization of $100,400 and $71,000
 at June 30, 1997 and 1996,
 respectively, and $107,700 at
 September 30, 1997....................    1,360,800    1,368,100    1,397,500
Deferred debt issuance costs and other
 assets, less accumulated amortization
 of $598,600 and $496,200 at June 30,
 1997 and 1996, respectively, and
 $624,400 at September 30, 1997........      744,000      769,800      872,200
                                         -----------  -----------  -----------
    Total assets.......................  $20,972,100  $20,727,300  $19,681,500
                                         ===========  ===========  ===========
LIABILITIES AND DEFICIENCY IN PARTNERS' CAPITAL
Liabilities:
  Long-term note payable...............  $ 5,526,200  $ 5,527,400  $ 5,197,000
  Due to affiliated company............       90,600       85,100       64,200
  Due to partners......................   10,653,900   10,475,100    9,790,700
  Losses in excess of equity investment
   in El Conquistador Partnership
   L.P. ...............................   13,689,200   12,464,200    7,762,600
                                         -----------  -----------  -----------
    Total liabilities..................   29,959,900   28,551,800   22,814,500
Deficiency in partners' capital:
  Contributed..........................   20,286,200   20,286,200   20,286,200
  Deficit..............................   29,274,000)  28,110,700)  23,419,200)
                                         -----------  -----------  -----------
    Total deficiency in partners'
     capital...........................   (8,987,800)  (7,824,500)  (3,133,000)
                                         -----------  -----------  -----------
    Total liabilities and deficiency in
     partners' capital.................  $20,972,100  $20,727,300  $19,681,500
                                         ===========  ===========  ===========

                            See accompanying notes.

                             WKA EL CON ASSOCIATES

                      STATEMENTS OF OPERATIONS AND DEFICIT

                             THREE MONTHS ENDED
                                SEPTEMBER 30,                  YEAR ENDED JUNE 30,
                          --------------------------  ----------------------------------------
                              1997          1996          1997          1996          1995
                          ------------  ------------  ------------  ------------  ------------
                                 (UNAUDITED)
Interest income.........  $    325,300  $    295,500  $  1,241,100  $  1,150,100  $  1,027,600
Costs and expenses:
  Interest..............       282,400       265,400     1,078,400     1,145,800     1,137,600
  Professional fees.....         5,500         7,400        20,900        40,100        83,400
  Amortization..........        33,100        33,100       131,800       142,000       163,200
                          ------------  ------------  ------------  ------------  ------------
                               321,000       305,900     1,231,100     1,327,900     1,384,200
                          ------------  ------------  ------------  ------------  ------------
Income (loss) before
 equity in operations of
 investees..............         4,300       (10,400)       10,000      (177,800)     (356,600)
Equity in operations of
 investees:
  El Conquistador
   Partnership L.P. ....    (1,167,600)     (923,500)   (4,701,500)   (6,120,500)  (13,738,400)
  Las Casitas
   Development Company..           --            --            --        313,200     1,627,100
                          ------------  ------------  ------------  ------------  ------------
                            (1,167,600)     (923,500)   (4,701,500)   (5,807,300)  (12,111,300)
                          ------------  ------------  ------------  ------------  ------------
Net loss................    (1,163,300)     (933,900)   (4,691,500)   (5,985,100)  (12,467,900)
Accumulated deficit at
 beginning of year......   (28,110,700)  (23,419,200)  (23,419,200)  (17,434,100)   (4,966,200)
                          ------------  ------------  ------------  ------------  ------------
Accumulated deficit at
 end of year............  $(29,274,000) $(24,353,100) $(28,110,700) $(23,419,200) $(17,434,100)
                          ============  ============  ============  ============  ============


                            See accompanying notes.

                             WKA EL CON ASSOCIATES

                            STATEMENTS OF CASH FLOWS

                           THREE MONTHS ENDED
                             SEPTEMBER 30,                 YEAR ENDED JUNE 30,
                         -----------------------  ----------------------------------------
                             1997        1996         1997          1996          1995
                         ------------  ---------  ------------  ------------  ------------
                              (UNAUDITED)
Operating Activities
Net loss...............  $(1,163,300)  $(933,900) $(4,691,500)  $(5,985,100)  $(12,467,900)
Adjustments to
 reconcile net loss to
 net cash provided by
 (used in) operating
 activities:
  Amortization.........        33,100     33,100       131,800       142,000       163,200
  Equity in operations
   of affiliates
   including $1,050,000
   and $950,000 in cash
   distributions
   received in fiscal
   years 1997 and 1996,
   respectively, and
   $300,100 and
   $600,000 in cash
   distributions
   received during the
   three months ended
   September 30, 1997
   and 1996,
   respectively........     1,467,600  1,523,500     5,751,600     6,757,300    12,111,300
Changes in operating
 assets and
 liabilities:
  Accrued interest
   income added to
   notes receivable....      (351,400)  (626,900)   (1,177,200)   (1,122,800)   (1,000,600)
  Other receivables....           --         --            --            --         13,200
  Accrued interest
   expense added to
   long-term
   liabilities.........           --         --        330,400     1,102,900       974,500
  Accounts payable.....        (1,200)    94,200           --            --        (36,700)
  Due to affiliated
   company.............         5,500      7,500           --         58,900           --
                         ------------  ---------  ------------  ------------  ------------
     Net cash provided
      by (used in)
      operating
      activities.......        (9,700)    97,500       345,100       953,200      (243,000)
Investing Activities
 Sale of certificate of
 deposit held in
 escrow................           --         --            --        682,500       100,000
Increase on deferred
 debt issuance costs
 and other assets......           --         --            --            --       (230,400)
Increase in notes
 receivable from
 affiliated company....      (169,100)  (268,200)   (1,050,000)     (950,000)     (423,500)
                         ------------  ---------  ------------  ------------  ------------
     Net cash used in
      investing
      activities.......      (169,100)  (268,200)   (1,050,000)     (267,500)     (553,900)
Financing Activities
 Partners' contributed
 capital...............           --         --            --      1,295,700     1,870,500
Partners' loans--net...       178,800    171,100       684,400      (852,900)      323,500
Payments to affiliated
 company...............           --         --         20,900    (1,125,300)   (1,397,100)
                         ------------  ---------  ------------  ------------  ------------
Net cash provided by
 (used in) financing
 activities............       178,800    171,100       705,300      (682,500)      796,900
                         ------------  ---------  ------------  ------------  ------------
Net increase in cash...           --         400           400         3,200           --
Cash at beginning of
 year..................         3,600      3,200         3,200           --            --
                         ------------  ---------  ------------  ------------  ------------
Cash at end of year....  $      3,600  $   3,600  $      3,600  $      3,200  $        --
                         ============  =========  ============  ============  ============

                            See accompanying notes.

                             WKA EL CON ASSOCIATES

                         NOTES TO FINANCIAL STATEMENTS

                                 JUNE 30, 1997

1. INTERIM INFORMATION (UNAUDITED)

  The interim financial statements as of and for the three months ended September 30, 1997 and 1996, included herein are unaudited. Such information reflects all adjustments, consisting solely of normal recurring adjustments, which are in the opinion of management necessary for a fair presentation of the balance sheet as of September 30, 1997 and the results of operations and cash flows for the three months ended September 30, 1997 and 1996. Due to the seasonality of the business, the reported results are not necessarily indicative of those expected for the entire year. Certain information and disclosures normally included in annual financial statements in accordance with generally accepted accounting principles have been excluded or omitted in presentation of the interim financial statements.

2. ORGANIZATION AND PRINCIPAL ACCOUNTING POLICIES

 Organization

  WKA El Con Associates (the Partnership) is a joint venture organized under the General Partnership Law of the State of New York, pursuant to a Joint Venture Agreement (the Agreement) dated January 9, 1990, as amended, for the purpose of becoming a general and limited partner of El Conquistador Partnership L.P. (El Con). The Partnership is owned 46.54% by WHG El Con Corp. (formerly known as WMS El Con Corp.), which is wholly-owned by WHG Resorts & Casino Inc., 37.23% by AMK Conquistador, S.E. and 16.23% by Hospitality Investor Group, S.E. The Partnership shall continue to exist until January 9, 2040, unless terminated earlier pursuant to the Agreement. Net profits or losses of the Partnership will be allocated to the partners in accordance with the terms of the Agreement.

  The Partnership is a 50% limited partner in Las Casitas Development Company I, S en C (S.E.) ("Las Casitas"), a joint venture constructing and selling condominiums on property adjacent to El Con.

 Basis of Presentation

  The financial statements have been prepared in conformity with generally accepted accounting principles which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Investments in Affiliated Companies

  The investments in affiliated companies are accounted for under the equity method. El Con equity is recorded by the Partnership based on El Con's fiscal year of March 31. Las Casitas equity is recorded by the Partnership based on Las Casitas' fiscal year of June 30. Capitalized interest is being amortized by the straight-line method over the estimated useful life of the El Conquistador property.

 Deferred Debt Issuance Costs and Other Assets

  Deferred debt issuance costs include legal and bank fees incurred in connection with the issuance of the debt, and are being amortized over the maturity of the related debt. Certain other capital and pre-opening costs relating to El Con were incurred by the Partnership and are being amortized over 5 to 50 years.

 Fair Values of Financial Instruments

  Note payable: The carrying amount of the note payable at June 30, 1997 approximates fair value. The fair value was estimated using discounted cash flows, based on the current borrowing rates for similar types of borrowing arrangements.

                             WKA EL CON ASSOCIATES

                                 JUNE 30, 1997


3. NOTES RECEIVABLE FROM AFFILIATED COMPANY

  At June 30, 1997 and 1996 notes receivable from El Con consisted of the following:

                                                          1997        1996
                                                       ----------- -----------
   Note receivable due on demand...................... $   136,000 $   136,000
   Note receivable due through May, 2002 (See Note
    5)................................................   4,000,000   4,000,000
   Subordinated notes receivable due in 2003 to 2005
    (See Note 4)......................................   8,229,700   8,229,700
   Accrued interest receivable........................   3,977,500   2,800,300
   Deficiency loan participation......................   2,000,000     950,000
                                                       ----------- -----------
                                                       $18,343,200 $16,116,000
                                                       =========== ===========

  Repayment of the notes, including accrued interest, is subordinated to other long-term debt of El Con.

4. INVESTMENT IN AFFILIATED COMPANIES

  In 1991, the Partnership borrowed $9,000,000 from Williams Hospitality Group Inc. (Williams Hospitality), a hotel/casino management company that is an affiliated company, and invested the proceeds in the partnership capital of El Con, a joint venture organized to acquire the El Conquistador property. The Partnership owns a 50% interest, as both a general and limited partner, of El Con (See Note 4).

  Summarized financial information for El Con as of March 31, 1997 and 1996 and for the years then is as follows:

                                                          1997         1996
                                                      ------------ ------------
   Total assets...................................... $205,430,000 $211,691,000
   Total liabilities.................................  218,359,000  215,216,000
   Deficiency in partners capital....................   12,929,000    3,525,000
   Revenues..........................................   92,958,000   89,214,000
   Net loss..........................................    9,403,000   12,241,000

  The Partnership's investment in Las Casitas amounts to $5,000.

5. DUE TO AFFILIATED COMPANY AND PARTNERS

  At various times, the partners loaned the Partnership $8,229,700 under the terms of loan agreements. The notes are payable in 2003 to 2005 and bear interest at the prime rate commencing on various dates. The Partnership has advanced the same amount under a subordinated note to El Con under the same terms as the borrowing from the partners. (See Note 3).

  In November 1993, the partners advanced $782,500 to the Partnership that was invested in a bank certificate of deposit. During fiscal year 1996 the remaining balance of $682,500 was withdrawn from the certificate and distributed to the partners. The certificate of deposit was held in escrow and was pledged as collateral to the bank for a bank loan of an equal amount to El Con. Interest accrued on the partners' advances at the same interest rate earned on the certificate of deposit.

  During fiscal year 1997 and 1996, respectively, the Partnership purchased from Williams Hospitality $1,050,000 and $950,000, respectively, of participation in a deficiency loan to El Con. The loan and interest at 9.16% are payable from specified future cash flow of El Con. The partnership guarantees a revolving credit facility with a bank in the aggregate amount of up to $4,000,000 of El Conquistador.

                             WKA EL CON ASSOCIATES

                                 JUNE 30, 1997


6. LONG-TERM NOTE PAYABLE

  The long-term note payable to a bank includes accrued interest of $1,527,400 and $1,197,000 at June 30, 1997 and 1996, respectively. The note is payable in quarterly installments of $250,000 commencing in May 2000. Any unpaid principal and interest is payable in May 2002. The note bears interest at a variable rate, computed quarterly, equal to LIBOR, plus 1.75%. Under the terms of the Credit Facility Agreement dated May 5, 1992, interest payments are deferred during the first five years. The $4,000,000 borrowing was loaned to El Conquistador under similar terms. (See Note 3).

  The note is collateralized by second mortgages on parcels of land owned by Williams Hospitality and Posadas de Puerto Rico Associates, Incorporated, affiliated companies through common ownership, with a cost of approximately $3,761,000, and a guarantee of $1,000,000 by WHG Resorts & Casino Inc., the ultimate owner of WHG El Con Corp.

7. INCOME TAXES

  The Partnership is not taxable for Puerto Rico income tax purposes pursuant to an election submitted to the Puerto Rico Treasury Department. Instead, each partner reports their distributive share of the Partnership's profit or losses in their respective income tax returns and, therefore, no provision for income taxes has been made in the accompanying financial statements. Income or loss of the Partnership for Federal income tax purposes is reported by the partners.

8. REFINANCING

  El Con, a partnership 50% owned by the Partnership, has not renewed or replaced a letter of credit collateralizing $120,000,000 of Industrial Revenue Bonds, which expires on March 9, 1998. The debt is required to be repaid on February 1, 1998 in the event the letter of credit is not renewed or replaced prior to November 9, 1997. El Con has retained an investment banking firm to assist in structuring the refinancing of El Con's debt. Based on operating history of the El Con resort, El Con's management believes such refinancing will be achieved, but there can be no assurance thereof. If such refinancing is not renewed or replaced, it raises substantial doubt about El Con's and the Partnership's ability to continue as going-concerns.

                        REPORT OF INDEPENDENT AUDITORS

The Partners
El Conquistador Partnership L.P.

  We have audited the accompanying balance sheets of El Conquistador Partnership L.P. as of March 31, 1997 and 1996, and the related statements of operations and (deficiency in) partners' capital, and cash flows for each of the three years in the period ended March 31, 1997. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of El Conquistador Partnership L.P. at March 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended March 31, 1997, in conformity with generally accepted accounting principles.

  The accompanying financial statements have been prepared assuming that El Conquistador Partnership L.P. will continue as a going-concern. As more fully described in Note 14, to date El Conquistador Partnership L.P. has not renewed or replaced a letter of credit collateralizing $120,000,000 of indebtedness. In the event that the letter of credit is not renewed or replaced prior to November 9, 1997, the debt will be required to be repaid on February 1, 1998. This condition raises substantial doubt about the El Conquistador Partnership L.P.'s ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classifications of assets or the amounts and classifications of liabilities that may result from the outcome of this uncertainty.

                                          /s/ Ernst & Young LLP

San Juan, Puerto Rico
May 2, 1997

                        EL CONQUISTADOR PARTNERSHIP L.P.

                                 BALANCE SHEETS

                                                             MARCH 31,
                                         JUNE 30,    --------------------------
                                           1997          1997          1996
                                       ------------  ------------  ------------
                                       (UNAUDITED)
ASSETS
------
Current assets:
 Cash................................  $    937,088  $  2,380,218  $    856,983
 Restricted cash and investments held
  by bank............................     3,438,722     3,360,607     2,879,355
 Trade accounts receivable, less
  allowance for doubtful accounts of
  $269,115 and $301,765 at March 31,
  1997 and 1996, respectively, and
  $263,336 at June 30, 1997..........     5,259,173     4,764,607     5,302,884
 Due from affiliated companies.......       496,268       428,987       314,999
 Inventories.........................     1,722,260     1,662,877     1,522,463
 Prepaid expenses and other current
  assets.............................     1,506,524     1,020,716       945,905
                                       ------------  ------------  ------------
  Total current assets...............    13,360,035    13,618,012    11,822,589
Due from affiliated company..........       258,185       418,957       817,868
Land, building and equipment:
 Land................................    14,372,707    14,372,707    14,372,707
 Building............................   158,039,190   158,039,190   158,039,190
 Furniture, fixture and equipment....    32,968,909    32,664,796    31,359,202
                                       ------------  ------------  ------------
                                        205,380,806   205,076,693   203,771,099
 Less accumulated depreciation.......    22,721,318    21,116,551    14,777,283
                                       ------------  ------------  ------------
                                        182,659,488   183,960,142   188,993,816
Operating equipment, net.............     1,463,570     1,592,219     1,469,350
Deferred debt issuance costs, net of
 accumulated amortization of
 $5,709,747 and $4,731,745 at March
 31, 1997 and 1996, respectively, and
 $3,921,345 at June 30, 1994.........     2,736,120     2,980,622     3,958,624
Deferred pre-opening costs, net of
 accumulated amortization of
 $10,519,175 and $8,751,425 at March
 31, 1997 and 1996, respectively, and
 $10,961,112 at June 30, 1997........     2,418,567     2,860,504     4,628,254
                                       ------------  ------------  ------------
  Total assets.......................  $202,895,965  $205,430,456  $211,690,501
                                       ============  ============  ============
LIABILITIES AND DEFICIENCY IN
 PARTNERS' CAPITAL
-----------------------------
Current liabilities:
 Trade accounts payable..............  $  5,037,984  $  5,474,496  $  7,657,546
 Bank overdraft......................     1,023,130           --            --
 Advance deposits....................     2,192,643     5,572,317     3,568,390
 Accrued interest....................     1,701,436     1,785,687     1,510,080
 Other accrued liabilities...........     5,070,540     5,271,335     4,673,189
 Due to affiliated companies.........       768,358       545,824       652,896
 Note payable to bank................     3,500,000     1,500,000     2,773,359
 Current portion of long-term debt...   120,000,000   120,000,000           --
 Current portion of chattel mortgages
  and capital lease obligations......     2,679,819     2,679,819     2,444,993
                                       ------------  ------------  ------------
  Total current liabilities..........   141,973,910   142,829,478    23,280,453
Long-term debt.......................    25,000,000    25,000,000   145,000,000
Chattel mortgages and capital lease
 obligations, net of current
 portion.............................     1,038,142     1,660,040     4,324,358
Due to affiliated companies..........    12,246,673    11,491,977     8,531,671
Due to partners......................    37,900,913    37,377,424    34,079,309
Deficiency in partners' capital:
 Limited partners....................   (12,974,122)  (10,989,193)   (2,996,497)
 General partners....................    (2,289,551)   (1,939,270)     (528,793)
                                       ------------  ------------  ------------
  Total deficiency in partners' capi-
   tal...............................   (15,263,673)  (12,928,463)   (3,525,290)
                                       ------------  ------------  ------------
 Total liabilities and deficiency in
  partners' capital..................  $202,895,965  $205,430,456  $211,690,501
                                       ============  ============  ============

                            See accompanying notes.

                        EL CONQUISTADOR PARTNERSHIP L.P.

         STATEMENTS OF OPERATIONS AND (DEFICIENCY IN) PARTNERS' CAPITAL

                            THREE MONTHS ENDED
                                 JUNE 30,                   YEAR ENDED MARCH 31,
                         -------------------------  --------------------------------------
                             1997         1996          1997         1996         1995
                         ------------  -----------  ------------  -----------  -----------
                               (UNAUDITED)
Revenues:
 Rooms.................. $ 10,110,204  $ 9,763,440  $ 40,023,903  $38,817,160  $37,942,821
 Food and beverage......    7,558,329    8,061,916    26,235,365   26,188,693   27,298,340
 Casino.................    1,278,377    1,395,740     6,005,242    6,179,133    6,054,569
 Rental and other
  income................    5,691,174    5,057,452    21,959,328   19,165,969   14,652,328
                         ------------  -----------  ------------  -----------  -----------
                           24,638,084   24,278,548    94,223,838   90,350,955   85,948,058
 Less casino promotional
  allowances............     (200,573)    (283,888)   (1,265,710)  (1,136,499)  (1,205,380)
                         ------------  -----------  ------------  -----------  -----------
  Net revenues..........   24,437,511   23,994,660    92,958,128   89,214,456   84,742,678
Costs and expenses:
 Rooms..................    3,606,885    3,243,593    12,377,694   12,853,157   14,755,239
 Food and beverage......    4,805,250    5,014,481    17,602,484   17,638,186   20,797,173
 Casino.................      903,494      944,037     3,848,981    3,686,904    3,923,817
 Selling, general and
  administrative........    4,661,954    4,295,248    14,657,312   12,992,841   18,115,433
 Management and
  incentive management
  fees..................    1,450,084    1,479,997     5,680,355    5,394,675    3,703,819
 Property operation,
  maintenance and energy
  costs.................    2,190,925    1,974,600    12,382,577   12,396,063   14,408,347
 Depreciation and
  amortization..........    2,306,617    2,276,010     9,146,664   10,499,296   11,124,075
 Other expenses.........    2,446,679    2,460,549     9,702,212    9,201,228    9,722,662
                         ------------  -----------  ------------  -----------  -----------
                           22,371,888   21,688,515    85,398,279   84,662,350   96,550,565
                         ------------  -----------  ------------  -----------  -----------
  Income (loss) from op-
   erations.............    2,065,623    2,306,145     7,559,849    4,552,106  (11,807,887)
Interest income.........          --           --        199,110      228,625      467,922
Interest expense........    4,400,833    4,150,594    17,162,132   17,021,764   16,136,755
                         ------------  -----------  ------------  -----------  -----------
Net loss................   (2,335,210)  (1,844,449)   (9,403,173) (12,241,033) (27,476,720)
(Deficiency in)
 partners' capital at
 beginning of year......  (12,928,463)  (3,525,290)   (3,525,290)   8,715,743   36,191,325
Partners' capital
 contribution...........          --           --            --           --         1,138
                         ------------  -----------  ------------  -----------  -----------
Deficiency in partners'
 capital at end of
 year................... $(15,263,673) $(5,369,739) $(12,928,463) $(3,525,290) $ 8,715,743
                         ============  ===========  ============  ===========  ===========

                            See accompanying notes.

                        EL CONQUISTADOR PARTNERSHIP L.P.

                            STATEMENTS OF CASH FLOWS

                            THREE MONTHS ENDED
                                 JUNE 30,                    YEAR ENDED MARCH 31,
                          ------------------------  ----------------------------------------
                             1997         1996          1997          1996          1995
                          -----------  -----------  ------------  ------------  ------------
                                (UNAUDITED)
OPERATING ACTIVITIES
Net loss................  $(2,335,210) $(1,844,449) $(9,403,173)  $(12,241,033) $(27,476,720)
Adjustments to reconcile
 net loss to net cash
 provided by (used in)
 operating activities:
 Depreciation and
  amortization..........    2,306,617    2,276,010     9,146,664    10,499,296    11,124,075
 Provision for losses on
  accounts receivable...       28,000       45,400       205,400       363,245     1,808,641
 Incentive management
  fees..................      587,751      630,222     2,375,526     2,224,381       679,259
 Deferred interest
  expense to partners
  and affiliates........      562,568      530,471     3,100,085     2,995,431     2,063,981
 Changes in operating
  assets and liabili-
  ties:
 Restricted cash and
  investments held by
  bank..................      (78,115)     (83,038)     (481,252)      503,353     2,549,446
 Trade accounts
  receivable............     (522,566)   1,328,065       332,877     1,987,789     2,187,211
 Inventories............      (59,383)         219      (140,414)      529,503        61,249
 Prepaid expenses and
  other current assets..     (501,219)    (183,159)      (74,811)       26,105       491,032
 Trade accounts payable
  and advance deposits..   (3,816,186)  (3,180,618)     (179,123)   (3,663,803)   (1,323,693)
 Accrued interest and
  other accrued
  liabilities...........      738,084     (319,669)      873,753    (1,220,058)    1,156,483
 Affiliated companies,
  net...................      316,025      (79,210)       99,017       (97,985)    1,967,073
                          -----------  -----------  ------------  ------------  ------------
Net cash provided by
 (used in) operating
 activities.............   (2,773,634)    (879,756)    5,854,549     1,906,224    (4,711,963)
INVESTING ACTIVITIES
Purchases of property
 and equipment..........     (304,113)    (189,259)   (1,305,594)     (826,611)   (3,525,762)
Usage of operating
 equipment, net.........      128,649      (25,638)     (122,869)      (37,454)      523,641
                          -----------  -----------  ------------  ------------  ------------
Net cash used in
 investing activities...     (175,464)    (214,897)   (1,428,463)     (864,065)   (3,002,121)
FINANCING ACTIVITIES
Payments of principal on
 long-term debt.........     (621,898)    (262,449)   (2,429,492)   (2,198,146)   (1,976,625)
Proceeds from long-term
 debt...................          --           --            --            --        772,000
Proceeds from notes
 payable to bank........    2,000,000    4,000,000     9,500,000     7,684,685           --
Payments of principal on
 notes payable to bank..          --    (2,773,359)  (10,773,359)   (6,549,685)     (200,000)
Proceeds from partners'
 and affiliated loans,
 and capital
 contributions..........      127,866      195,019       800,000           --      8,698,134
                          -----------  -----------  ------------  ------------  ------------
Net cash used in
 financing activities...    1,505,968    1,159,211    (2,902,851)   (1,063,146)    7,293,509
                          -----------  -----------  ------------  ------------  ------------
Net increase (decrease)
 in cash................   (1,443,130)      64,558     1,523,235       (20,987)     (420,575)
Cash at beginning of
 year...................    2,380,218      856,983       856,983       877,970     1,298,545
                          -----------  -----------  ------------  ------------  ------------
Cash at end of year.....  $   937,088  $   921,541  $  2,380,218  $    856,983  $    877,970
                          ===========  ===========  ============  ============  ============
Supplemental disclosure
 of cash flow
 information:
 Interest paid..........          --           --   $ 13,789,097  $ 14,026,453  $ 14,314,600
                          ===========  ===========  ============  ============  ============

                            See accompanying notes.

                       EL CONQUISTADOR PARTNERSHIP L.P.

                         NOTES TO FINANCIAL STATEMENTS

                                MARCH 31, 1997

1. INTERIM INFORMATION (UNAUDITED)

  The interim financial statements as of and for the three months ended June 30, 1997 and 1996 included herein are unaudited. Such information reflects all adjustments consisting solely of normal recurring adjustments, which are in the opinion of management necessary for a fair presentation of the balance sheet as of June 30, 1997 and the results of operations and cash flows for the three months ended June 30, 1997 and 1996. Due to the seasonality of the business, the reported results are not necessarily indicative of those expected for the entire year. Certain information and disclosures normally included in annual financial statements in accordance with generally accepted accounting principles have been excluded or omitted in presentation of the interim financial statements.

2. ORGANIZATION AND PRINCIPAL ACCOUNTING POLICIES

 Organization

  El Conquistador Partnership L.P. (the Partnership), is a limited partnership organized under the laws of Delaware, pursuant to a Joint Venture Agreement dated January 12, 1990 (the Agreement). The Partnership is 50% owned by WKA El Con Associates (WKA El Con), a partnership owned by several partners affiliated with Williams Hospitality Group Inc. (Williams Hospitality), and 50% by Kumagai Caribbean, Inc. (Kumagai), a wholly-owned subsidiary of Kumagai International USA, Inc. The joint venture partners (Partners) are both General Partners and Limited Partners in the Partnership. The Partnership shall continue to exist until March 31, 2030, unless terminated earlier by mutual agreement of the General Partners. The Agreement provides that net profits or losses of the Partnership after deducting a preferred cumulative annual return of 8.5% on the Partners unrecovered capital accounts, as defined, will be allocated to the Partners on a 50-50 ratio subject to certain exceptions, as defined.

  The Partnership owns and operates a luxury resort hotel and casino in Las Croabas, Puerto Rico (the Resort).

 Basis of Presentation

  The financial statements have been prepared in conformity with generally accepted accounting principles which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Inventories

  Inventories, which consist mainly of food, beverages and supplies, are valued at the lower of cost (first-in, first-out method) or market.

 Land, Building and Equipment

  Land, building and equipment are stated on the basis of cost. Building and equipment are depreciated by the straight-line method over their estimated useful lives.

 Deferred Debt Issuance Costs

  Debt issuance costs include legal and underwriting fees, other fees incurred in connection with the financing and other costs. These costs are being amortized on a straight-line basis over the term of the debt.

                       EL CONQUISTADOR PARTNERSHIP L.P.

                                MARCH 31, 1997


 Deferred Pre-Opening Costs

  Pre-opening costs consist of amounts incurred in connection with the marketing, organization, planning and development of the Resort. Such costs include staffing, marketing, legal and other costs incurred prior to the commencement of operations of the Resort. The costs are being amortized on a straight-line basis over a five year period through November 1998.

 Casino Revenues

  Casino revenues are the net win from gaming activities, which is the difference between gaming wins and losses.

 Casino Promotional Allowances

  Casino promotional allowances represent the retail value of complimentary rooms, food, beverage and hotel services furnished to patrons.

3. RESTRICTED CASH AND INVESTMENTS HELD BY BANK

  Pursuant to the terms of the bond agreement (see Note 9), the Partnership had cash and investments on deposit with the trustee for the following:

                                                                 MARCH 31,
                                                           ---------------------
                                                              1997       1996
                                                           ---------- ----------
     Interest due May 1................................... $1,778,961 $1,584,000
     Interest due August 1................................  1,581,646  1,295,355
                                                           ---------- ----------
                                                           $3,360,607 $2,879,355
                                                           ========== ==========

4. TRADE ACCOUNTS RECEIVABLE

  Trade accounts receivable consisted of the following:

                                                                MARCH 31,
                                                          ---------------------
                                                             1997       1996
                                                          ---------- ----------
     Trade accounts receivable--hotel.................... $4,559,108 $5,259,478
     Less allowance for doubtful accounts................    144,615    217,362
                                                          ---------- ----------
                                                           4,414,493  5,042,116
     Trade accounts receivable--casino...................    474,614    345,171
     Less allowance for doubtful accounts................    124,500     84,403
                                                          ---------- ----------
                                                             350,114    260,768
                                                          ---------- ----------
     Trade accounts receivable, net...................... $4,764,607 $5,302,884
                                                          ========== ==========

5. TRANSACTIONS WITH RELATED PARTIES

  The Partnership has an Operating and Management Agreement (the Management Agreement) with Williams Hospitality. The Management Agreement provides that Williams Hospitality will manage the Resort for a period of 20 years for a basic management fee of 3.5% of the Resorts' gross revenues, as defined, and an incentive management fee of 10% of the Resorts' operating profit, as defined. Incentive management fees accrued each year are not payable until significant cash flows levels are achieved. In addition, the Partnership is required to pay certain administrative expenses incurred by Williams Hospitality in connection with management of the Resort.

                       EL CONQUISTADOR PARTNERSHIP L.P.

                                MARCH 31, 1997


  During fiscal years 1997 and 1996, basic management fees amounted to $3,305,000 and $3,170,000, respectively. Incentive management fees amounted to approximately $2,376,000 and $2,224,000 during fiscal years 1997 and 1996, respectively. In addition, Williams Hospitality charged the Partnership approximately $3,258,000 and $2,728,000 in fiscal years 1997 and 1996, respectively, for services provided to the Resort.

  In addition, the Partnership was charged by Posadas de Puerto Rico Associates, Incorporated (Posadas de Puerto Rico), hotel and casino operations affiliated through common ownership, approximately $410,000 and $437,000 in fiscal years 1997 and 1996, respectively, for services provided to the Resort.

  As of March 31, 1997 each partner had advanced $8,365,685 to the Partnership under notes that are due for various periods up to ten years with interest at the Citibank, N.A. in New York base rate. Repayment of interest and principal is subordinated to other long-term debt. In addition, each partner had advanced to the Partnership $4,000,000 under a May 5, 1992 loan agreement. The loan agreement provides for the payment of interest at a variable rate, computed quarterly, equal to LIBOR plus 1.75%. Interest payments will be deferred during the first five years. The principal and deferred interest accrued at March 31, 1997 is payable in quarterly installments of $250,000 commencing in March 2000 and a final lump-sum payment in February 2002. The loan is collateralized by a subordinated pledge of the Partnership's assets.

  As of March 31, 1997 each partner had provided $3,800,000 to cover cash flow deficiency in the Partnership's operations as provided by the Agreement. The deficiency loans consist of $3,800,000 in cash by Kumagai, and the conversion of amounts due from the Partnership to Williams Hospitality to loans for WKA El Con. The deficiency loans bear interest at 9.16%. Repayment of interest and principal is subordinated to other long-term debt.

  As of March 31, 1997, the outstanding balance of advances made by the Partnership to Williams Hospitality for the purchase of transportation equipment leased to the Partnership under a five year service agreement amounted to $727,200. Service agreement payments by the Partnership are equal to the $39,819 monthly amounts receivable under the advance. Repayment of the advances by Williams Hospitality are limited to amounts payable under the service agreement. This transportation equipment is pledged as collateral by Williams Hospitality to the Partnership's chattel mortgage notes.

  In addition, a subsidiary of Williams Hospitality financed other transportation equipment from an external borrowing amounting to $441,000 repayable over five years. Monthly payments amount to $9,699. Also, in February 1997, a subsidiary of Williams Hospitality financed a ferryboat from an external borrowing amounting to $456,000, repayable over seven years. Monthly payments amount to $7,561. The Partnership chartered the transportation equipment and ferryboat under terms similar to the transaction described in the preceding paragraph.

  In October 1996, each partner advanced $400,000 as required by a loan agreement (see Note 7). The notes bear interest at the prime rate at the Chase Bank in the New York base rate. Repayment of principal are subordinated to other debt.

  The chattel mortgage notes payable (see Note 8) are collateralized by a bank standby letter of credit of $3,423,000. The letter of credit is collateralized by certificates of deposit for $2,000,000 issued by the bank in equal amounts to Williams Hospitality and Kumagai. The chattel mortgage notes, and capital leases are guaranteed by Williams Hospitality and Kumagai.

                       EL CONQUISTADOR PARTNERSHIP L.P.

                                MARCH 31, 1997


6. NOTES PAYABLE TO BANK

  On October 4, 1996 the Partnership entered into an amendment to a loan agreement whereby the Government Development Bank for Puerto Rico (GDB) extended the Partnership a $6,000,000 credit facility. The notes issued under the credit facility will bear interest at 1% over LIBOR, and are secured by a mortgage note on the Partnership's real property and a leasehold mortgage note on leased land of $120,000. At March 31, 1997 the Partnership had outstanding borrowings of $1,500,000 with an interest rate at March 31, 1997 of 6.56%.

  As of March 31, 1996, the Partnership's borrowings of $2,500,000 with a bank were repaid during fiscal year 1997.

7. DUE TO AFFILIATED COMPANIES AND PARTNERS

  Amounts due to affiliated companies consist of fees earned by Williams Hospitality, funds advanced to the Partnership and other payments made by Williams Hospitality, and for services rendered by Posadas de Puerto Rico and Posadas de San Juan. Amounts due to affiliated companies consisted of the following:

                                                              MARCH 31,
                                                       -----------------------
                                                          1997        1996
                                                       ----------- -----------
   Current:
     Due to Williams Hospitality:
       Basic management fees.......................... $   435,309 $   414,718
       Other..........................................      83,891     195,523
       Due to Posadas de Puerto Rico..................      26,624      37,380
       Due to Posadas de San Juan.....................         --        5,275
                                                       ----------- -----------
                                                       $   545,824 $   652,896
                                                       =========== ===========
   Non current:
     Affiliate:
       Due to Williams Hospitality:
         Incentive management fees.................... $ 5,542,528 $ 3,167,002
         Interest at 10% on incentive management
          fees........................................     338,405      89,350
         Advances.....................................   3,800,000   3,800,000
         Interest on advances.........................     856,282     503,368
         Other........................................     375,528     375,528
                                                       ----------- -----------
                                                        10,912,743   7,935,248
       Due to KG Caribbean............................     579,234     596,423
                                                       ----------- -----------
                                                       $11,491,977 $ 8,531,671
                                                       =========== ===========
   Partners:
     Due to WKA El Con:
       Advances....................................... $12,765,685 $12,365,685
       Interest on advances...........................   3,594,886   2,522,285
     Due to Kumagai:
       Advances.......................................  16,565,685  16,165,685
       Interest on advances...........................   4,451,168   3,025,654
                                                       ----------- -----------
                                                       $37,377,424 $34,079,309
                                                       =========== ===========

                        EL CONQUISTADOR PARTNERSHIP L.P.

                                  MARCH, 1997


8. CHATTEL MORTGAGES AND CAPITAL LEASE OBLIGATIONS

  Chattel mortgages and capital lease obligations on equipment consisted of the following:

                                                               MARCH 31,
                                                         ---------------------
                                                            1997       1996
                                                         ---------- ----------
   Chattel mortgage notes payable bearing interest at
    9%, payable in monthly installments of $215,784,
    including interest, through 1998, collateralized
    with personal property.............................. $3,868,202 $6,023,820
   Capital lease obligations bearing interest at 11.5%,
    payable in monthly installments of $28,335,
    including interest, through 1998, collateralized
    with personal property, net of $48,307 in 1997 and
    $121,571 in 1996 representing interest..............    471,657    745,531
                                                         ---------- ----------
                                                          4,339,859  6,769,351
   Less current portion.................................  2,679,819  2,444,993
                                                         ---------- ----------
                                                         $1,660,040 $4,324,358
                                                         ========== ==========

  Maturities of chattel mortgages and capital lease obligations are as follows:

     1998............................................................ $2,679,819
     1999............................................................  1,660,040
                                                                      ----------
                                                                      $4,339,859
                                                                      ==========

  See Note 5 for additional collateral and guarantees.

  Assets and accumulated depreciation recorded under capital lease obligations are included in land, building and equipment as follows:

                                                                MARCH 31,
                                                          ---------------------
                                                             1997       1996
                                                          ---------- ----------
   Equipment............................................. $1,288,373 $1,288,373
   Less accumulated depreciation.........................    880,393    622,717
                                                          ---------- ----------
                                                          $  407,980 $  665,656
                                                          ========== ==========

9. LONG-TERM DEBT

  At March 31, 1997 and 1996, long-term debt consisted of the following:

                                                              MARCH 31,
                                                      -------------------------
                                                          1997         1996
                                                      ------------ ------------
   Industrial Revenue Bonds Series A................. $ 90,000,000 $ 90,000,000
   Industrial Revenue Bonds Series B.................   30,000,000   30,000,000
   Government Development Bank of Puerto Rico........   25,000,000   25,000,000
                                                      ------------ ------------
                                                       145,000,000  145,000,000
   Less current portion..............................  120,000,000          --
                                                      ------------ ------------
                                                      $ 25,000,000 $145,000,000
                                                      ============ ============

                       EL CONQUISTADOR PARTNERSHIP L.P.

                                MARCH 31, 1997


  On February 7, 1991 the Puerto Rico Industrial, Medical, Educational and Environmental Pollution Control Facilities Financing Authority (the Authority) sold industrial revenue bonds (Bonds) for $120,000,000 and loaned the proceeds to the Partnership to be used for the payment of project costs pursuant to a Loan Agreement. The Loan Agreement provides that the Partnership will pay all interest and principal on the Bonds.

  The Authority issued 1991 Series A, Industrial Revenue Bonds for $90,000,000 and 1991 Series B, Industrial Revenue Bonds for $30,000,000.

  Commencing on May 1, 1996, the Bonds are subject to redemption at the Partnership's option at par plus accrued interest, if any. The Bonds are due on November 1, 1999 and interest is payable quarterly. The 1991 Series A Bonds and the 1991 Series B Bonds bear interest at a variable rate, computed quarterly, equal to 100% and 94%, respectively, of a LIBOR rate minus 1/8th of 1%. Effective November 1, 1996, the interest rate on the 1991 Series A Bonds increased to 100% of the LIBOR rate. On February 7, 1991 the Partnership entered into an Interest Swap Agreement that expires on March 8, 1998 by which the Partnership agrees to pay, effective May 1, 1991, a fixed rate of 7.55% on the outstanding principal of $120,000,000 in exchange for the counterparty's obligation to pay the variable interest rate described above.

  The Loan Agreement provides that the Partnership will deposit with the trustee all interest which will become due not later than the 124th day preceding the date of payment. The Bonds are collateralized by a letter of credit, that terminates on February 7, 1998, issued by the Mitsubishi Bank, Limited.

  The Partnership pays an annual letter of credit fee of approximately 1.25% of the Bond principal except under certain circumstances the rate may be reduced to 1.2%. In addition, in connection with the letter of credit the Partnership pays an annual agent's fee of approximately .25% of the Initial Stated Amount, as defined.

  Under the provisions of a term loan agreement with the GDB, the Partnership borrowed $25,000,000 for the payment of project costs. The loan is due on February 7, 2006. The loan agreement provides for a variable interest rate equivalent to a LIBOR rate minus .5% plus an add-on margin as provided in the loan agreement. Interest is payable quarterly in arrears.

  Commencing on April 1, 1993, the Partnership is required to deposit annually with an escrow agent 50% of the Available Cash Flow, as defined in the Loan Agreement with GDB, up to a maximum of $1,666,700 plus any prior year requirement in arrears. Through March 31, 1997, there had been no amounts deposited in escrow under this provision.

  The Bonds and the term loan with GDB are collateralized by a first and second mortgage lien on the Resort, a chattel mortgage on personal property, and an assignment of various contracts and a management agreement with a related party. The collateral is subject to a subordination agreement in favor of the Mitsubishi Bank, Limited.

10. FAIR VALUE OF FINANCIAL INSTRUMENTS

  Financial Accounting Standards Board Statement No. 107 "Disclosures About Fair Value of Financial Instruments", requires the disclosure of the fair value of the Partnership's financial instruments at March 31, 1997 and 1996. The carrying amount of cash and investments, notes payable to bank, chattel mortgage notes and capitalized leases approximates fair value because of the short maturity of the instruments or recent issuance. The fair value of the Partnership's long-term debt has not been determined because similar terms and conditions may no longer be available.

                       EL CONQUISTADOR PARTNERSHIP L.P.

                                MARCH 31, 1997


11. INCOME TAXES

  The Partnership is not taxable for Puerto Rico income tax purposes pursuant to an election submitted to the Puerto Rico Treasury Department. Instead, each Partner reports their distributive share of the Partnership's profit and losses in their respective income tax returns and, therefore, no provision for income taxes has been made in the accompanying financial statements.

  During 1997, the Partnership was granted a tax exemption grant under the provisions of the Puerto Rico Tourism Incentives Act of 1993 (the Tourism
Act). The Tourism Act provides for a ten-year grant which may be extended for an additional ten-year term. Major benefits of this Act are: a 90% exemption from income taxes on hotel income, and a 90% exemption from municipal real and personal property taxes through the entire term of the grant. The Partnership's casino operations are not covered by the tax exemption grant and are fully taxable.

12. ADVERTISING COSTS

  The Partnership recognizes the costs of advertising as expense in the year in which they are incurred. Advertising costs amounted to approximately $1,446,000 and $847,000 for fiscal years 1997 and 1996, respectively.

13. COMMITMENTS

  The Partnership leases land under an operating lease agreement for thirty-one years with renewal options for two five-year periods. Following are the minimum annual rental payments on the operating lease subsequent to March 31, 1997:

     1998............................................................ $  190,000
     1999............................................................    210,000
     2000............................................................    210,000
     2001............................................................    210,000
     2002............................................................    210,000
     Thereafter......................................................  5,840,000
                                                                      ----------
                                                                      $6,870,000
                                                                      ==========

  Total rent expense for fiscal years 1997, and 1996 amounted to approximately $1,391,000 and $985,000, respectively.

14. REFINANCING

  The Industrial Revenues Bonds amounting to $120,000,000 at March 31, 1997 are collateralized by a letter of credit which expires on March 9, 1998. Under the terms of the loan agreement, such debt is required to be repaid on February 1, 1998 in the event the letter of credit is not renewed or replaced prior to November 9, 1997 (See Note 9). El Conquistador Partnership L.P. has engaged an investment banking firm to assist in structuring the refinancing of El Conquistador Partnership L.P.'s debt. Based on operating history of the Resort, El Conquistador Partnership L.P.'s management believes such refinancing will be achieved, but there can be no assurance thereof. If such refinancing is not renewed or replaced, it raises substantial doubt about El Conquistador Partnership L.P.'s ability to continue as a going-concern.

                                                                         ANNEX A

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                 PATRIOT AMERICAN HOSPITALITY OPERATING COMPANY

                                      AND

     PATRIOT AMERICAN HOSPITALITY OPERATING COMPANY ACQUISITION SUBSIDIARY

                                      AND

                       PATRIOT AMERICAN HOSPITALITY, INC.

                                      AND

                           WHG RESORTS & CASINOS INC.

                         DATED AS OF SEPTEMBER 30, 1997

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
 ARTICLE 1.   THE MERGER................................................    A-2
         1.1  The Merger................................................    A-2
         1.2  The Closing...............................................    A-2
         1.3  Effective Time............................................    A-2
         1.4  Ancillary Agreements......................................    A-2
 ARTICLE 2.   THE WHG/PATRIOT SUBSCRIPTION..............................    A-2
         2.1  WHG/Patriot Subscription Agreement........................    A-2
         2.2  Subscribed Shares.........................................    A-2
 ARTICLE 3.   CERTIFICATE OF INCORPORATION AND BYLAWS OF THE SURVIVING
              CORPORATION...............................................    A-3
         3.1  Charter...................................................    A-3
         3.2  Bylaws....................................................    A-3
 ARTICLE 4.   DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION.......    A-3
         4.1  Directors of Surviving Corporation........................    A-3
         4.2  Officers of Surviving Corporation.........................    A-3
 ARTICLE 5.   EXCHANGE OF STOCK.........................................    A-3
         5.1  Outstanding Common Stock of Acquisition Sub...............    A-3
         5.2  Conversion of WHG Stock...................................    A-3
         5.3  Exchange of Certificates Representing WHG Common Stock and
              WHG Preferred Stock.......................................    A-5
         5.4  Return of Exchange Fund...................................    A-6
         5.5  Lost or Stolen Certificates...............................    A-7
 ARTICLE 6.   REPRESENTATIONS AND WARRANTIES OF WHG.....................    A-7
         6.1  Existence; Good Standing; Authority.......................    A-7
         6.2  Authorization, Validity and Effect of Agreements..........    A-7
         6.3  Capitalization............................................    A-8
         6.4  Subsidiaries..............................................    A-8
         6.5  Other Interests...........................................    A-9
         6.6  No Violation..............................................    A-9
         6.7  SEC Documents.............................................    A-9
         6.8  Litigation................................................   A-10
         6.9  Absence of Certain Changes................................   A-10
         6.10 Taxes.....................................................   A-11
         6.11 Books and Records.........................................   A-12
         6.12 Properties................................................   A-12
         6.13 Compliance with Law; Environmental Matters................   A-13
         6.14 Employee Matters..........................................   A-14
         6.15 Labor Matters.............................................   A-15
         6.16 No Brokers................................................   A-15
         6.17 Opinion of Financial Advisor..............................   A-15
         6.18 Related Party Transactions................................   A-15
         6.19 Undisclosed Liabilities...................................   A-16
         6.20 Contracts and Commitments.................................   A-16
         6.21 Disclosure................................................   A-17
         6.22 Insurance.................................................   A-17
         6.23 Bankruptcy................................................   A-17
         6.24 Las Casitas Development Co. I, S en C (S.E.)..............   A-17
 ARTICLE 7.   REPRESENTATIONS AND WARRANTIES OF PAHOC AND ACQUISITION
              SUB.......................................................   A-17
         7.1  Existence; Good Standing; Authority; Compliance With Law..   A-17

                                      (i)

                                                                           PAGE
                                                                           ----
         7.2  Authorization, Validity and Effect of Agreements..........   A-18
         7.3  Consents and Approvals; No Violations.....................   A-18
         7.4  Proxy Statement...........................................   A-18
         7.5  Issuance of PAHOC Stock...................................   A-19
         7.6  SEC Documents.............................................   A-19
         7.7  No Brokers................................................   A-19
         7.8  Taxes.....................................................   A-19
         7.9  Litigation................................................   A-20
 ARTICLE 8.   REPRESENTATIONS AND WARRANTIES OF PATRIOT.................   A-20
         8.1  Existence; Good Standing; Authority; Compliance With Law..   A-20
         8.2  Authorization, Validity and Effect of Agreements..........   A-20
         8.3  Consents and Approvals; No Violations.....................   A-20
         8.4  Proxy Statement...........................................   A-21
         8.5  Issuance of Patriot Stock.................................   A-21
         8.6  SEC Documents.............................................   A-21
         8.7  No Brokers................................................   A-22
         8.8  Taxes.....................................................   A-22
         8.9  Litigation................................................   A-22
 ARTICLE 9.   COVENANTS.................................................   A-22
         9.1  Acquisition Proposals.....................................   A-22
         9.2  Conduct of Businesses.....................................   A-23
         9.3  Meeting of WHG Stockholders...............................   A-25
         9.4  Estoppel Certificates.....................................   A-25
         9.5  Filings; Other............................................   A-25
         9.6  Access to Information.....................................   A-26
         9.7  Publicity.................................................   A-26
         9.8  Proxy Statement; Registration Statement...................   A-26
         9.9  Listing Application.......................................   A-27
         9.10 Further Action............................................   A-27
         9.11 Affiliates of WHG.........................................   A-27
         9.12 Expenses..................................................   A-28
         9.13 Indemnification...........................................   A-28
         9.14 Stop Transfer.............................................   A-28
         9.15 WHG's Accumulated and Current Earnings and Profits........   A-29
 ARTICLE 10.  CONDITIONS................................................   A-29
         10.1 Conditions to Each Party's Obligation to Effect the
              Merger....................................................   A-29
         10.2 Conditions to Obligations of WHG to Effect the Merger.....   A-29
         10.3 Conditions to Obligation of PAHOC, Acquisition Sub and
              Patriot to Effect the Merger..............................   A-30
 ARTICLE 11.  TERMINATION; AMENDMENT; WAIVER............................   A-31
         11.1 Termination...............................................   A-31
         11.2 Effect of Termination.....................................   A-32
         11.3 Termination Fees and Expenses.............................   A-32
         11.4 Extension; Waiver.........................................   A-32
 ARTICLE 12.  GENERAL PROVISIONS........................................   A-33
         12.1 Nonsurvival of Representations, Warranties and
              Agreements................................................   A-33
         12.2 Notices...................................................   A-33
         12.3 Assignment; Binding Effect; Benefit.......................   A-33
         12.4 Entire Agreement..........................................   A-34
         12.5 Amendment.................................................   A-34
         12.6 Governing Law.............................................   A-34

                                      (ii)

                                                                            PAGE
                                                                            ----
 12.7  Counterparts.......................................................  A-34
 12.8  Headings...........................................................  A-34
 12.9  Interpretation.....................................................  A-34
 12.10 Waivers............................................................  A-34
 12.11 Incorporation......................................................  A-35
 12.12 Severability.......................................................  A-35
 12.13 Enforcement of Agreement...........................................  A-35
 12.14 Certain Definitions................................................  A-35

                                     (iii)

                         AGREEMENT AND PLAN OF MERGER

  This AGREEMENT AND PLAN OF MERGER (this "Agreement"), is made and entered into as of September 30, 1997, by and among Patriot American Hospitality Operating Company, a Delaware corporation ("PAHOC"), Patriot American Hospitality Operating Company Acquisition Subsidiary, a Delaware corporation and a wholly owned subsidiary of PAHOC ("Acquisition Sub"), Patriot American Hospitality, Inc., a Delaware corporation ("Patriot"), and WHG Resorts & Casinos Inc., a Delaware corporation ("WHG").

                                   RECITALS

  WHEREAS, the boards of directors of PAHOC, Patriot, Acquisition Sub and WHG have each determined that it is advisable and in the best interests of their respective stockholders to consummate, and have approved, the business combination transaction provided for herein in which Acquisition Sub would merge with and into WHG and WHG would become a wholly-owned subsidiary of PAHOC (the "Merger");

  WHEREAS, the boards of directors of PAHOC, Patriot, Acquisition Sub and WHG, respectively, have determined that the Merger is in the best interests of their respective companies and presents an opportunity for their respective companies to achieve long-term strategic and financial benefits, and accordingly have agreed to effect the transactions provided for herein and in the Ancillary Agreements (as hereinafter defined) upon the terms and subject to the conditions set forth herein and therein;

  WHEREAS, the shares of common stock, par value $.01 per share, of PAHOC (the "PAHOC Stock") and the shares of common stock, par value $.01 per share, of Patriot, (the "Patriot Stock") are paired and transferable and traded only in combination as a single unit (the "Paired Shares") on the New York Stock Exchange (the "NYSE");

  WHEREAS, contemporaneously with the execution of this Agreement, Louis J. Nicastro ("Nicastro") is entering into (a) an agreement with PAHOC, Acquisition Sub and Patriot in which Nicastro has agreed to (i) grant PAHOC an irrevocable proxy to vote his shares of voting common stock, par value $.01 per share, of WHG (the "WHG Common Stock") and preferred stock, par value $.01 per share, of WHG (the "WHG Preferred Stock") (the WHG Common Stock and WHG Preferred Stock are collectively referred to herein as the "WHG Stock") subject to the terms contained therein, (ii) not offer, sell, contract to sell, make any short sale, pledge, grant any option to purchase or otherwise dispose of the Paired Shares received by Nicastro in the Merger for a period of 90 days after the Effective Time (as hereinafter defined) subject to the terms contained therein, and (iii) grant PAHOC or its designee an irrevocable option to purchase his shares of WHG Stock subject to the terms contained therein, and (b) an employment agreement with the Surviving Corporation (as hereinafter defined);

  WHEREAS, contemporaneously with the execution of this Agreement, Sumner M. Redstone and National Amusements, Inc. are entering into an agreement with PAHOC, Acquisition Sub and Patriot in which they have agreed to vote their shares of WHG Stock subject to the terms contained therein; and

  WHEREAS, PAHOC, Acquisition Sub, Patriot and WHG desire to make certain representations, warranties and agreements in connection with the Merger.

  NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                  ARTICLE 1.

                                  The Merger

  1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as hereinafter defined), Acquisition Sub shall be merged with and into WHG in accordance with this Agreement, and the separate corporate existence of Acquisition Sub shall thereupon cease. WHG shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"). The Merger shall have the effects specified in
Section 259 of the Delaware General Corporation Law (the "DGCL").

  1.2 The Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place at the offices of Goodwin, Procter & Hoar llp, Exchange Place, Boston, Massachusetts, at 10:00 a.m., local time, on the date which is the first business day immediately following the day on which the last of the conditions set forth in Article 10 shall be fulfilled or waived in accordance herewith, or at such other time, date or place as the parties hereto may agree. Unless the parties shall otherwise agree, the parties shall use their reasonable best efforts to cause the Closing to occur as soon as possible after the meeting of stockholders held pursuant to Section 9.3. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

  1.3 Effective Time. If all of the conditions to the Merger set forth in
Article 10 shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated as provided in Article 11, the parties hereto shall promptly cause a Certificate of Merger satisfying the requirements of the DGCL (the "Certificate of Merger") to be properly executed, verified and delivered for filing in accordance with the DGCL on the Closing Date. The Merger shall become effective upon the acceptance for record of the Certificate of Merger by the Secretary of State of Delaware in accordance with the DGCL or at such later time which the parties hereto shall have agreed upon and designated in such filing in accordance with applicable law as the effective time of the Merger (the "Effective Time").

  1.4 Ancillary Agreements. As an inducement to PAHOC, Acquisition Sub and Patriot to enter into this Agreement, the following agreements are being executed contemporaneously with the execution of this Agreement: (i) the Agreement dated as of the date hereof among PAHOC, Acquisition Sub and Patriot and Nicastro; (ii) the Voting Agreement dated as of the date hereof among PAHOC, Acquisition Sub, Patriot, Sumner M. Redstone and National Amusements, Inc.; and (iii) the Employment Agreement dated as of the date hereof between PAHOC and Nicastro ((i), (ii) and (iii) collectively, the "Ancillary Agreements").

                                  ARTICLE 2.

                         The WHG/Patriot Subscription

  2.1 WHG/Patriot Subscription Agreement. Immediately prior to the Closing, WHG, PAHOC and Patriot shall enter into a contract in the form previously agreed upon by all the parties (the "WHG/Patriot Subscription Agreement") pursuant to which WHG or PAHOC will pay for, and Patriot will issue directly to the stockholders of WHG as part of the consideration to be paid to such stockholders in the Merger (the "Patriot Stock Issuance"), a number of shares (the "Subscribed Shares") of Patriot Stock equal to the number of shares of PAHOC Stock to be issued to stockholders of WHG pursuant to the Merger.

  2.2 Subscribed Shares. The parties hereto acknowledge and agree that the Subscribed Shares will be issued in accordance with Section 5.2(a) hereof to the stockholders of WHG in connection with the Merger and will be paired with the PAHOC Stock issued in the Merger and that WHG and PAHOC shall not at any time become a stockholder of Patriot.

                                  ARTICLE 3.

     Certificate of Incorporation and Bylaws of the Surviving Corporation

  3.1 Charter. The certificate of incorporation of WHG in effect immediately prior to the Effective Time (the "WHG Certificate") shall be the certificate of incorporation of the Surviving Corporation, until duly amended in accordance with applicable law (the "Surviving Corporation Certificate").

  3.2 Bylaws. The bylaws of WHG in effect immediately prior to the Effective Time (the "WHG Bylaws") shall be the bylaws of the Surviving Corporation, until duly amended in accordance with applicable law (the "Surviving Corporation Bylaws").

                                  ARTICLE 4.

              Directors and Officers of the Surviving Corporation

  4.1 Directors of Surviving Corporation. The directors of Acquisition Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation immediately after the Effective Time until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate and Bylaws. Upon the reasonable request of PAHOC, WHG will use reasonable efforts to cause the directors of WHG to resign as directors of WHG as of the Effective Time, and to cause any directors of the Wholly-Owned Subsidiaries (as hereinafter defined) to resign as of the Effective Time (except that in the case of Williams Hospitality Group, Inc., WHG shall only be required to cause any director who is a designee of WHG on the Board of Directors to resign) and to cause any director or member of a venturers' committee who is a designee of WHG on the Board of Directors or venturers' committee of any of the Partially-Owned Subsidiaries (as hereinafter defined) to resign as of the Effective Time.

  4.2 Officers of Surviving Corporation. The officers of Acquisition Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation immediately after the Effective Time.

                                  ARTICLE 5.

                               Exchange of Stock

  5.1 Outstanding Common Stock of Acquisition Sub. At and after the Effective Time, each share of common stock of Acquisition Sub outstanding immediately prior to the Effective Time shall be converted into and become one share of the common stock of the Surviving Corporation.

  5.2 Conversion of WHG Stock.

  (a) At the Effective Time, each share of WHG Common Stock issued and outstanding immediately prior to the Effective Time (other than those shares of WHG Common Stock to be canceled pursuant to Section 5.2(d)) shall, by virtue of the Merger and without any action on the part of WHG, Patriot or PAHOC or the holders of any of the securities of any of such corporations, be converted into the right to receive .784 Paired Shares (the "Exchange Ratio"); provided, however, that in the event that the Average Closing Price (as hereinafter defined) of a Paired Share is:

    (i) greater than $31.25 per share, then the Exchange Ratio will be adjusted such that the product of the Exchange Ratio and the Average Closing Price equals $24.50;

    (ii) less than or equal to $25.50 but greater than or equal to $19.50, the Exchange Ratio will be adjusted such that the product of the Exchange Ratio and the Average Closing Price equals $20.00; or

    (iii) less than $19.50, the Exchange Ratio will equal 1.026; provided, however, that if the Average Closing Price is less than $19.50, WHG shall have the right, waivable by it, to terminate this Agreement without any liability on its part by giving written notice of its election to do so to PAHOC prior to 5:00 p.m., Dallas, Texas time on the second business day after the expiration of the Measurement Period (as hereinafter defined).

  If the Effective Time is after January 31, 1998, and the Average Closing Price is greater than $31.25, then the provisions of Section 5.2(a)(i) above shall no longer be applicable and the following provisions shall be substituted therefor:

    (i) If the Effective Time is on or before February 28, 1998, and the Average Closing Price is greater than $31.75, then the Exchange Ratio will be adjusted such that the product of the Exchange Ratio and the Average Closing Price equals $24.89; and

    (ii) If the Effective Time is after February 28, 1998, and the Average Closing Price is greater than $32.25, then the Exchange Ratio will be adjusted such that the product of the Exchange Ratio and the Average Closing Price equals $25.28.

  For purposes of this Agreement, the term "Average Closing Price" shall mean the average per share closing price of a Paired Share as reported on the NYSE over the ten (10) trading days immediately preceding the third business day prior to the date on which the meeting of WHG's stockholders is to be convened pursuant to Section 9.3 hereof, and such ten (10) trading day period is referred to herein as the "Measurement Period".

  (b) At the Effective Time, each share of WHG Preferred Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of WHG, Patriot or PAHOC or the holders of any of the securities of any of such corporations, be converted into the right to receive that number or fraction thereof of Paired Shares as the holder of such share of WHG Preferred Stock would have the right to receive assuming conversion of such share of WHG Preferred Stock, together with any accrued and unpaid dividends thereon, into WHG Common Stock immediately prior to the Effective Time. The term "Merger Consideration" shall mean the Paired Shares to be issued to holders of WHG Common Stock and to holders of WHG Preferred Stock in the Merger together with cash in lieu of fractional Paired Shares paid in accordance with Section 5.3(e).

  (c) As a result of the Merger and without any action on the part of the holders thereof, all shares of WHG Common Stock and WHG Preferred Stock shall cease to be outstanding, shall be canceled and retired and shall cease to exist and each holder of a certificate (a "Certificate" and, collectively, the "Certificates") representing any shares of WHG Common Stock or WHG Preferred Stock (other than those shares of WHG Common Stock or WHG Preferred Stock to be canceled pursuant to Section 5.2(d)) shall thereafter cease to have any rights with respect to such shares of WHG Common Stock and WHG Preferred Stock, except the right to receive, without interest, the Merger Consideration in accordance with Sections 5.2(a), 5.2(b) and 5.3(e) and dividend(s) payable in accordance with Section 5.3(c), upon the surrender of such Certificate.

  (d) Each share of WHG Common Stock or WHG Preferred Stock issued and held in WHG's treasury or owned by PAHOC, Acquisition Sub or Patriot immediately prior to the Effective Time, if any, by virtue of the Merger shall cease to be outstanding, shall be canceled and retired and shall cease to exist and no payment of any consideration shall be made with respect thereto.

  (e) At the Effective Time, WHG's obligations with respect to each stock option (collectively, the "Existing WHG Options") listed in Section 6.3(e) of the WHG Disclosure Letter (as defined in Article 6 hereof) shall be assumed by PAHOC and Patriot (the "Assumed Options"), subject to the provisions of
Section 5.3(f). The Assumed Options shall continue to have, and be subject to, the same terms and conditions as set forth in WHG's 1997 Stock Option Plan and related option agreements (as in effect immediately prior to the Effective
Time) pursuant to which the Existing WHG Options were issued, provided that
(i) all references to WHG shall be deemed to be references to PAHOC or Patriot, as the case may be, and all references to WHG Common Stock shall be deemed to be references to Paired Shares, (ii) each Assumed Option shall be exercisable for that number of whole Paired Shares equal to the product of the number of shares of WHG Common Stock covered by the

Existing WHG Option immediately prior to the Effective Time multiplied by the Exchange Ratio and rounded to the nearest whole number of Paired Shares and
(iii) the exercise price per share of Paired Shares under each Assumed Option shall be equal to the exercise price per share of WHG Common Stock under the Existing WHG Option immediately prior to the Effective Time divided by the Exchange Ratio and rounded to the nearest cent. PAHOC shall (A) reserve for issuance the number of shares of PAHOC Stock that will become issuable upon the exercise of such Assumed Options pursuant to this Section 5.2(e) and (B) promptly after the Effective Time issue to each holder of an outstanding Existing WHG Option a document evidencing the assumption by PAHOC of WHG's obligations with respect thereto under this Section 5.2(e). Patriot shall (A) reserve for issuance the number of shares of Patriot Stock that will become issuable upon the exercise of such Assumed Options pursuant to this Section 5.2(e) and (B) promptly after the Effective Time issue to each holder of an outstanding Existing WHG Option a document evidencing the assumption by Patriot of WHG's obligations with respect thereto under this Section 5.2(e).

  (f) At or prior to the Effective Time, PAHOC or WHG shall offer to purchase each Existing WHG Option which is listed in Section 6.3(f) of the WHG Disclosure Letter and is currently exercisable in full for cash in an amount equal to the product of (i) the excess, if any, of (a) the product of the Average Closing Price and the Exchange Ratio over (b) the exercise price per share of WHG Common Stock under such Existing WHG Option and (ii) the number of shares covered by such Existing WHG Option.

  (g) To the extent that any of the optionees listed in Section 6.3(g) of the WHG Disclosure Letter exercise their right under any existing employment agreements with WHG to require WHG to purchase his or her Existing WHG Options pursuant thereto, PAHOC and Patriot agree to pay, or permit WHG to pay each such optionee, at or after the Effective Time, an amount equal to the product of (i) the excess, if any, of (a) the product of the Average Closing Price and the Exchange Ratio over (b) the exercise price per share of WHG Common Stock under such Existing WHG Option and (ii) the number of shares covered by such Existing WHG Option. Notwithstanding the provisions of Section 5.2(e), in the event that any such optionee exercises his or her rights under his or her employment agreement, such options shall not be assumed by PAHOC and Patriot pursuant to Section 5.2(e).

  5.3 Exchange of Certificates Representing WHG Common Stock and WHG Preferred Stock.

  (a) As of the Effective Time, (i) PAHOC shall deposit, or shall cause to be deposited, with an exchange agent selected by PAHOC on or prior to the Effective Time (the "Exchange Agent"), for the benefit of the holders of shares of WHG Common Stock and WHG Preferred Stock, for exchange in accordance with this Article 5, a certificate representing the shares of PAHOC Stock to be issued pursuant to Sections 5.2(a) and 5.2(b), and the cash in lieu of fractional Paired Shares to be paid pursuant to this Section 5.3, in exchange for outstanding shares of WHG Common Stock and WHG Preferred Stock and simultaneously (ii) Patriot shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of the holders of shares of WHG Common Stock and WHG Preferred Stock, for distribution in accordance with Sections 5.2(a) and 5.2(b), a certificate representing the Subscribed Shares, to be paired with the shares of PAHOC Stock described in clause (i) above (such certificates for shares of PAHOC Stock, the certificates for Subscribed Shares and cash in lieu of fractional Paired Shares shall hereinafter be referred to as the "Exchange Fund").

  (b) Promptly after the Effective Time, the parties hereto shall cause the Exchange Agent to mail to each holder of record of a Certificate or Certificates (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as PAHOC or Patriot may reasonably specify and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates printed "back-to-back" evidencing Paired Shares and cash in lieu of fractional Paired Shares, if any. Upon surrender of a Certificate for cancellation to the Exchange Agent and delivery of such letter of transmittal, duly executed and completed in accordance with the instructions thereto to the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing the number of whole Paired Shares to which such holder shall be entitled, and (y) a check for the cash to be paid in lieu of fractional

Paired Shares, if any, due such holder pursuant to Section 5.3(e) plus the amount of any dividends or distributions, pursuant to Section 5.3(c), if any, after giving effect to any required withholding tax, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the amount payable in lieu of fractional Paired Shares, if any, or on the dividends or distributions, if any, due and payable to holders of Certificates pursuant to this Section 5.3. In the event of a transfer of ownership of WHG Common Stock or WHG Preferred Stock which is not registered in the stock transfer records of WHG, a certificate representing the proper number of Paired Shares, together with a check for the cash to be paid in lieu of fractional Paired Shares, if any, pursuant to Section 5.3(e), plus, to the extent applicable, the amount of any dividends or distributions, if any, due and payable pursuant to Section 5.3(c), may be issued to such a transferee if the Certificate representing shares of such WHG Common Stock or WHG Preferred Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

  (c) Notwithstanding any other provisions of this Agreement, dividends or other distributions on Paired Shares after the Effective Time with respect to any shares of WHG Common Stock or WHG Preferred Stock represented by a Certificate that has not been surrendered for exchange shall be paid only as provided herein. Following surrender of any such Certificate, the holder thereof shall be entitled, subject to the provisions and effect of applicable abandoned property, escheat or similar laws, to receive for the whole Paired Shares issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole Paired Shares and not paid, less the amount of any withholding taxes which may be required thereon; and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such Paired Shares, less the amount of any withholding taxes which may be required thereon.

  (d) At and after the Effective Time, there shall be no transfers on the stock transfer books of WHG of the shares of WHG Common Stock or WHG Preferred Stock which were outstanding immediately prior to the Effective Time and if, after the Effective Time, Certificates are presented for transfer, they shall be canceled against delivery of the Merger Consideration as hereinabove provided. Certificates surrendered for exchange by any person constituting an "affiliate" of WHG for purposes of Rule 145, as such rule may be amended from time to time ("Rule 145"), of the rules and regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"), shall not be exchanged until PAHOC has received an affiliate letter (the "Affiliate Letter") from such person as provided in Section 9.10.

  (e) No fractional Paired Shares shall be issued pursuant hereto. In lieu of the issuance of any fractional Paired Shares pursuant to this Agreement, each holder of WHG Common Stock or WHG Preferred Stock upon surrender of a Certificate for exchange shall be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (i) the average closing price of PAHOC Stock and Patriot Stock on the NYSE on the five (5) trading days immediately preceding the Closing Date (the "Fair Market Value") by (ii) the fractional amount of the Paired Shares which such holder would otherwise be entitled to receive under this Article 5.

  (f) All Merger Consideration issued or paid, as the case may be, upon the surrender for exchange of Certificates representing shares of WHG Common Stock or WHG Preferred Stock in accordance with the terms of this Article 5 shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of WHG Common Stock or WHG Preferred Stock exchanged for Merger Consideration theretofore represented by such Certificates.

  5.4 Return of Exchange Fund. Any portion of the Exchange Fund (including any cash payable for fractional Paired Shares, and any shares of PAHOC Stock or any Subscribed Shares) that remains unclaimed by the former stockholders of WHG one year after the Effective Time shall be distributed as follows: any cash for fractional Paired Shares and any shares of PAHOC Stock shall be returned to PAHOC and any Subscribed Shares shall be returned to Patriot (provided that PAHOC and Patriot shall issue said shares or pay such cash in accordance with this Article 5 to former stockholders of WHG who thereafter surrender their Certificates), subject to the provisions and effect of applicable abandoned property, escheat or similar laws. Any former stockholders of WHG who have not theretofore complied with this Article 5 shall thereafter look only to PAHOC for issuance or payment of that portion of their Paired Shares representing PAHOC Stock and cash in lieu of fractional Paired Shares, if any, and to Patriot for issuance or payment of that portion of their Paired Shares representing Patriot Stock, as determined pursuant to this Agreement, without any interest thereon. None of PAHOC, Patriot, WHG, the Exchange Agent or any other person shall be liable to any former holder of shares of WHG Common Stock or WHG Preferred Stock for any shares of stock or cash properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

  5.5 Lost or Stolen Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by PAHOC or Patriot, the posting by such person of a bond in such reasonable amount as PAHOC or Patriot may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent or PAHOC and Patriot will issue in exchange for such lost, stolen or destroyed Certificate the Paired Shares and cash in lieu of fractional Paired Shares, if any, to which such person is entitled under
Section 5.3(b) (and to the extent applicable, dividends and distributions payable pursuant to Section 5.3(c)).

                                  ARTICLE 6.

                     Representations and Warranties of WHG

  Except as set forth in the disclosure letter delivered at or prior to the execution hereof to PAHOC, Acquisition Sub and Patriot, which shall refer to the relevant Sections of this Agreement (the "WHG Disclosure Letter"), WHG represents and warrants to PAHOC, Acquisition Sub and Patriot as follows:

  6.1 Existence; Good Standing; Authority.

  (a) WHG is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware. WHG is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, assets, prospects, results of operations or financial condition of WHG and the WHG Subsidiaries taken as a whole (a "WHG Material Adverse Effect"). WHG has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted.

  (b) Each WHG Subsidiary is a corporation or partnership duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate or partnership power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have a WHG Material Adverse Effect.

  (c) WHG's certificate of incorporation, WHG's bylaws, and the organizational documents and partnership and joint venture agreements (and in each such case, all amendments thereto) of WHG and each WHG Subsidiary are listed in Section
6.1 of the WHG Disclosure Letter, and the copies of such documents, all of which have previously been delivered to PAHOC and its counsel, are true, correct and complete.

  6.2 Authorization, Validity and Effect of Agreements. WHG has the requisite power and authority to enter into and perform the transactions contemplated hereby and to execute and deliver this Agreement and the Ancillary Agreements to which it is a party. The Board of Directors of WHG has unanimously approved this Agreement, the Merger, the WHG/Patriot Subscription Agreement, the Ancillary Agreements to which WHG is a party and the other transactions contemplated by this Agreement, the WHG/Patriot Subscription Agreement and the Ancillary Agreements and has resolved to recommend that the holders of WHG Common Stock adopt and approve this Agreement at the WHG stockholders' meeting to be held in accordance with the provisions of Section 9.3 hereof. In connection with the foregoing, the Board of Directors of WHG has taken such actions and votes as are necessary on its part to (i) render the provisions of Section 203 of the DGCL, all other applicable takeover statutes of the DGCL, and the Rights Agreement, dated as of April 21, 1997 between WHG and The Bank of New York (the "Rights Agreement"), inapplicable to this Agreement, the WHG/Patriot Subscription Agreement, the Merger, the Ancillary Agreements and the transactions contemplated by this Agreement, the WHG/Patriot Subscription Agreement and the Ancillary Agreements without the payment of consideration to holders of WHG Common Stock and WHG Preferred Stock other than the Merger Consideration, and (ii) define each of PAHOC, Acquisition Sub and Patriot as an "Exempt Person", as such term is defined in the Rights Agreement, but only to the extent any of them becomes the beneficial owner of any shares of WHG Common Stock or WHG Preferred Stock pursuant to the terms of the Ancillary Agreements or this Agreement. As of the date hereof, all of the directors and executive officers of WHG have indicated that they presently intend to vote all WHG Common Stock and all WHG Preferred Stock which they own to approve this Agreement. The execution by WHG of this Agreement, the WHG/Patriot Subscription Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated by this Agreement, the WHG/Patriot Subscription Agreement and the Ancillary Agreements have been duly authorized by all requisite corporate action on the part of WHG, subject, in the case of this Agreement only, to the approval of the Merger by a majority of the votes entitled to be cast by the holders of the outstanding WHG Common Stock and WHG Preferred Stock voting as a single class. This Agreement constitutes and the WHG/Patriot Subscription Agreement and the Ancillary Agreements to which it has or will become a party (when executed and delivered pursuant hereto) will constitute, the valid and legally binding obligations of WHG, enforceable against WHG in accordance with their respective terms.

  6.3 Capitalization. The authorized capital stock of WHG consists of 12,000,000 shares of WHG Common Stock, 3,000,000 shares of Class A non-voting common stock, par value $.01 per share (the "Class A Common Stock"), and 2,000,000 shares of WHG Preferred Stock. WHG has (i) 6,050,200 shares of WHG Common Stock issued and outstanding, (ii) 0 shares of Class A Common Stock issued and outstanding, (iii) 300,000 shares of WHG Preferred Stock issued and outstanding, and (iv) 0 shares of WHG Common Stock, 0 shares of Class A Common Stock, and 0 shares of WHG Preferred Stock held in the treasury of WHG. WHG has no shares of WHG Common Stock reserved for issuance other than shares of WHG Stock reserved for issuance pursuant to the Rights Agreement, (ii) the WHG 1997 Stock Option Plan and (iii) upon conversion of WHG Preferred Stock into WHG Common Stock. All such issued and outstanding shares of capital stock of WHG are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. The Conversion Price (as such term is defined in the Certificate of Designation, Preferences and Rights of the Series B Preferred Stock of WHG Resorts & Casinos Inc.) for the WHG Preferred Stock is $9.00. WHG has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of WHG on any matter. Except as set forth in Section 6.3 of the WHG Disclosure Letter, WHG does not have any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate WHG to issue, transfer or sell any shares of capital stock of WHG. Except as set forth in Section 6.3 of the WHG Disclosure Letter, there are no agreements or understandings to which WHG is a party with respect to the voting of any shares of capital stock of WHG or which restrict the transfer of any such shares, nor does WHG have knowledge of any such agreements or understandings with respect to the voting of any such shares or which restrict the transfer of any such shares except as may be disclosed in any SEC filing made prior to the date hereof by any stockholder of WHG. Except as set forth in Section 6.3 of the WHG Disclosure Letter, there are no outstanding contractual obligations of WHG or any WHG Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock, partnership interests or any other securities of WHG or any WHG Subsidiary. Except as set forth in Section
6.3 of the WHG Disclosure Letter, neither WHG nor any WHG Subsidiary is under any obligation, contingent or otherwise, by reason of any agreement to register any of their securities under the Securities Act.

  6.4 Subsidiaries. Except as set forth in Section 6.4 of the WHG Disclosure Letter, WHG owns directly or indirectly each of the outstanding shares of capital stock or all of the partnership or other equity interests of each WHG Subsidiary. Each of the outstanding shares of capital stock in each WHG Subsidiary having corporate form is duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section 6.4 of the WHG Disclosure Letter, each of the outstanding shares of capital stock of, or partnership or other equity interests in, each Wholly Owned Subsidiary is owned, directly or indirectly, by WHG free and clear of all liens, pledges, security interests, claims or other encumbrances. Except as set forth in
Section 6.4 of the WHG Disclosure Letter, each of the outstanding shares of capital stock of, or partnership or other equity interests in, each Partially-Owned Subsidiary which is owned, directly or indirectly, by WHG, is owned by WHG or a WHG Subsidiary free and clear of all liens, pledges, security interests, claims or other encumbrances. The following information for each WHG Subsidiary is set forth in Section 6.4 of the WHG Disclosure Letter: (i) its name and jurisdiction of incorporation or organization; (ii) its authorized capital stock or share capital or partnership or other interests;
(iii) the name of each stockholder or owner of a partnership or other equity interest and the number of issued and outstanding shares of capital stock or share capital or percentage ownership for non-corporate entities held by it and (iv) the name of the general partners, if applicable.

  6.5 Other Interests. Except as set forth in Section 6.4 and 6.5 of the WHG Disclosure Letter, neither WHG nor any WHG Subsidiary owns directly or indirectly any interest or investment (whether equity or indebtedness for borrowed money of $100,000 or more) in any corporation, partnership, joint venture, business, trust or other entity (other than investments in short-term investment securities).

  6.6 No Violation. Except as set forth in Schedule 6.6 of the WHG Disclosure Letter, neither the execution, performance and delivery by WHG of this Agreement, the WHG/Patriot Subscription Agreement or the Ancillary Agreements nor the consummation by WHG of the transactions contemplated by this Agreement, the WHG/Patriot Subscription Agreement and the Ancillary Agreements in accordance with their terms, will: (i) violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under the WHG Certificate, the WHG Bylaws, or the organizational documents, partnership agreements or joint venture agreements of WHG or any WHG Subsidiary; (ii) result in a breach or violation of, a default under, or the triggering of any payment or other material obligation pursuant to, or accelerate vesting under, any stock option plan, or option issued by, WHG or any of the WHG Subsidiaries, or any grant or award under any of the foregoing; (iii) violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of WHG or any WHG Subsidiary under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which WHG or any WHG Subsidiary is a party, or by which WHG or any WHG Subsidiary or any of their properties is bound or affected, except for any of the foregoing matters which, individually or in the aggregate, would not have a WHG Material Adverse Effect and would not prevent or delay the consummation of the transactions contemplated hereby or by the WHG/Patriot Subscription Agreement or the Ancillary Agreements; or (iv) other than the filings provided for in Article 1 and Section 9.4 of this Agreement or required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act or applicable state securities and "blue sky" laws (collectively, the "Regulatory Filings"), require any consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority, including, but not limited to, all gaming related filings required in the Commonwealth of Puerto Rico, except where the failure to obtain any such consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority including, but not limited to all Puerto Rico agencies, would not have a WHG Material Adverse Effect and would not prevent or delay the consummation of the transactions contemplated hereby or by the Ancillary Agreements.

  6.7 SEC Documents.

  (a) WHG has filed all required forms, reports and documents, including, but not limited to WHG's Form 10-K filed with respect to the year ended June 30, 1997, with the Securities and Exchange Commission ("SEC") since the earliest date on which WHG became subject to the reporting obligations of Section 13 or 15(d) of the Exchange Act (collectively, the "WHG SEC Reports") all of which were prepared in accordance with the applicable requirements of the Exchange Act and the Securities Act and the rules and regulations promulgated thereunder (collectively, the "Securities Laws"). As of their respective dates, the WHG SEC Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Laws and
(ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets of WHG and of any non-consolidated entity included in or incorporated by reference into the WHG SEC Reports (including the related notes and schedules) fairly presents the consolidated financial position of WHG and such non-consolidated entities as of their dates and each of the consolidated statements of income, retained earnings and cash flows of WHG and of any non-consolidated entity included in or incorporated by reference into the WHG SEC Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings or cash flows, as the case may be, of WHG and the consolidated WHG Subsidiaries and the non-consolidate entities for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except, in the case of the unaudited statements, as permitted by Form 10-Q pursuant to Section 13 or 15(d) of the Exchange Act.

  (b) WHG's consolidated financial statements at and for the year ending June 30, 1997 (the "1997 Financial Statements"), including the statement of financial condition at June 30, 1997 included therein (the "Base Balance Sheet"), a copy of which has been provided by WHG to PAHOC which have been certified by Ernst & Young LLP, independent public accountants fairly present the consolidated financial position of WHG and the consolidated WHG Subsidiaries as of its date, and each of the consolidated statements of income, retained earnings and cash flows of WHG and the consolidated WHG Subsidiaries included in or incorporated by reference into the 1997 Financial Statements (including any related notes and schedules) fairly present the results of operations, retained earnings or cash flows, as the case may be, of WHG and the consolidated WHG Subsidiaries for the periods set forth therein, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved.

  6.8 Litigation. Except as set forth in Section 6.8 to the WHG Disclosure Letter, there are (i) no continuing orders, injunctions or decrees of any court, arbitrator or governmental authority to which WHG or any WHG Subsidiary is a party or by which any of its properties or assets are bound or, to the knowledge of WHG, to which any of its directors, officers, employees or agents, in such capacity, is a party or, to the knowledge of WHG, by which any of their properties or assets are bound, and (ii) no actions, suits or proceedings pending against WHG or any WHG Subsidiary or, to the knowledge of WHG, against any of its directors, officers, employees or agents, in such capacities, or, to the knowledge of WHG, threatened against WHG or any WHG Subsidiary or against any of its directors, officers, employees or agents, in such capacities, at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality, that would, individually or in the aggregate, have a WHG Material Adverse Effect.

  6.9 Absence of Certain Changes. Except as disclosed in the WHG SEC Reports filed with the SEC prior to the date hereof or as set forth in Section 6.9 of the WHG Disclosure Letter, since June 30, 1997, WHG and the WHG Subsidiaries have conducted their business only in the ordinary course of such business and there has not been (i) any WHG Material Adverse Effect; (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to the WHG Common Stock; (iii) any material commitment, contractual obligation, borrowing, capital expenditure or transaction (each, a "Commitment") entered into by WHG or any WHG Subsidiary outside the ordinary course of business except for commitments for expenses of attorneys, accountants and investment bankers or finders incurred in connection with the Merger and the transactions contemplated hereby and thereby; or (iv) any material change in WHG's accounting principles, practices or methods.

  6.10 Taxes. Except as set forth in Section 6.10 of the WHG Disclosure
Letter:

  (a) WHG and each WHG Subsidiary and (to the knowledge of WHG and any WHG Subsidiary) WMS have paid or caused to be paid all federal, state, Puerto Rico, local, municipal, foreign, and other taxes, including without limitation, income taxes, estimated taxes, alternative minimum taxes, excise taxes, room taxes, sales taxes, use taxes, value-added taxes, gross receipts taxes, municipal taxes ("patentes"), construction taxes, franchise taxes, capital stock taxes, employment and payroll-related taxes, withholding taxes, stamp taxes, transfer taxes, windfall profit taxes, environmental taxes and real and personal property taxes, whether or not measured in whole or in part by net income, and all deficiencies, or other additions to tax, interest, fines and penalties (collectively, "Taxes"), owed or accrued by it through the date hereof except for (i) Taxes, which are being contested in good faith by such party and for which WHG has adequate reserves on its Base Balance Sheet or on the balance sheet of a WHG Subsidiary which is a non-consolidated affiliate, (ii) real estate taxes owed by El Conquistador Partnership L.P., which real estate taxes are, to WHG's knowledge, adequately reserved against in the El Conquistador Partnership L.P. financial statements, and (iii) any other unpaid Taxes, or portions thereof, which in the aggregate do not exceed $250,000.

  (b) WHG and each WHG Subsidiary, and (to the knowledge of WHG and any WHG Subsidiary) WMS have timely filed all federal, state, Puerto Rico, local, municipal and foreign tax returns required to be filed by any of them and all such returns completely and accurately set forth the amount of any Taxes relating to the applicable period.

  (c) Neither the Internal Revenue Service ("IRS") nor any other governmental authority including, but not limited to, the Puerto Rico Treasury Department is now asserting by written notice to WHG any WHG Subsidiary or (to the knowledge of WHG and any WHG Subsidiary) WMS Industries Inc. ("WMS") or, to the knowledge of WHG or WHG Subsidiaries, threatening to assert against WHG, WMS or any WHG Subsidiary any deficiency or claim for additional Taxes. No claim has ever been made by a taxing authority in a jurisdiction where WHG does not file reports and returns that WHG is or may be subject to taxation by that jurisdiction. There are no security interests nor statutory tax liens on any of the assets of WHG or any WHG Subsidiary that arose in connection with any failure (or alleged failure) to pay any Taxes. WHG has never entered into a closing agreement pursuant to Section 7121 of the Internal Revenue Code of 1986, as amended (the "Code") nor pursuant to Section 6126 of the Puerto Rico Internal Revenue Code of 1994, as amended (the "PR Code").

  (d) Neither WHG nor, to WHG's knowledge, WMS has received written notice of any audit of any tax return filed by WHG or WMS, and neither WHG nor, to WHG's knowledge, WMS has been notified by any tax authority that any such audit is contemplated or pending. Neither WHG, any WHG Subsidiary, nor, to WHG's knowledge, WMS has executed or filed with the IRS or the Puerto Rico Treasury Department or any other taxing authority any agreement now in effect extending the period for assessment or collection of any income or other taxes, and no extension of time with respect to any date on which a tax return was or is to be filed by or with respect to WHG is in force. True, correct and complete copies of all federal, commonwealth, state, Puerto Rico and local income or franchise tax returns with respect to any fiscal period ending on or after June 30, 1993, filed by WHG, WMS, or any WHG Subsidiary and all communications relating thereto have been delivered to PAHOC or made available to representatives of PAHOC. For this purpose, a federal tax return of WMS shall mean only the portion of the WMS consolidated tax return which includes any of WHG or the WHG Subsidiaries.

  (e) WHG and each WHG Subsidiary has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other party.

  (f) WHG estimates that as of June 30, 1997, the accumulated and current earnings and profits ("E&P") of WHG (as determined for federal income tax purposes) was approximately $20 million.

  (g) Except as set forth in Section 6.10 of the WHG Disclosure Letter, Posadas de Puerto Rico Associates, Incorporated is the holder of a grant of tax exemption issued by the Governor of Puerto Rico in Case No. 96-78-T-19,

Williams Hospitality Group Inc. is the holder of grants of tax exemption issued by the Governor of Puerto Rico in Case Nos. 97-78-T-16, 97-78-T-21 and 97-78-T-18, Posadas de San Juan Associates is the holder of a grant of tax exemption issued by the Governor of Puerto Rico in Case No. 96-78-T-17 and El Conquistador Partnership L.P. is the holder of a grant of tax exemption issued by the Governor of Puerto Rico in Case No. 96-78-T-13 (each holder, a "Grantee" and each grant, a "Grant"). Each Grant is in full force and effect and is valid and enforceable. Except for the amendments described in Section
6.10 of the WHG Disclosure Letter, with respect to each Grant, neither the Grant nor the Order Fixing the Date of Commencement of Operations of the Grant has been amended or modified. Each Grantee has complied at all times with all the provisions of its respective Grant and the provisions of all applicable laws, statutes, rules, regulations, ordinances, orders, procedures, or proclamations, the breach of which would result in the revocation of the Grant. There are no facts or circumstances existing or pending, or, to the knowledge of WHG, threatened actions or proceedings, that would result in the revocation of each Grant.

  6.11 Books and Records. Except as set forth in Section 6.11 of the WHG Disclosure Letter:

  (a) The books of account and other financial records of WHG and each WHG Subsidiary are true, complete and correct in all material respects, have been maintained in accordance with good business practices, and are accurately reflected in all material respects in the financial statements included in the WHG SEC Reports.

  (b) The minute books and other records of WHG and each WHG Subsidiary have been made available to PAHOC or its representatives, contain in all material respects accurate records of all meetings and accurately reflect in all material respects all other corporate action of the stockholders and directors and any committees of the Board of Directors of WHG and each WHG Subsidiary and all actions of the partners of each WHG Subsidiary.

  6.12 Properties. All of the real estate properties owned or leased by WHG and each WHG Subsidiary are set forth in Section 6.12 of the WHG Disclosure Letter. Except as set forth in Section 6.12 of the WHG Disclosure Letter, WHG and each WHG Subsidiary own fee simple title to each of the real properties identified in Section 6.12 of the WHG Disclosure Letter (the "WHG Properties"), free and clear of liens, mortgages or deeds of trust, claims against title, charges which are liens, security interests or other encumbrances on title (collectively, "Encumbrances") and the WHG Properties are not subject to any rights of way, written agreements, laws, ordinances and regulations affecting building use or occupancy, or reservations of an interest in title (collectively, "Property Restrictions"), except for (i) Property Restrictions imposed or promulgated by law or any governmental body or authority with respect to real property, including zoning regulations, that do not and as a consequence of the Closing will not adversely affect the current use of the property or materially detract from the value of or materially interfere with the present use of the property, (ii) Encumbrances and Property Restrictions disclosed on existing title reports or surveys (in either case copies of which title reports and surveys have been delivered or made available to PAHOC or its representatives and which title reports are listed in Section 6.12 of the WHG Disclosure Letter), and (iii) mechanics', carriers', workmen's or repairmen's liens and other Encumbrances, Property Restrictions and other limitations of any kind, if any, which, individually or in the aggregate, are not material in amount, do not and as a consequence of the Closing will not materially detract from the value of or materially interfere with the present use of any of the WHG Properties subject thereto or affected thereby, and do not and as a consequence of the Closing will not otherwise materially impair business operations conducted by WHG and WHG Subsidiaries and which have arisen or been incurred only in the ordinary course of business. Except as set forth in Section 6.12 of the WHG Disclosure Letter, valid policies of title insurance have been issued insuring WHG's or the applicable WHG Subsidiary's fee simple title to each of the WHG Properties in amounts at least equal to the purchase price thereof or, if acquired through merger, the stipulated value thereof, and such policies are, at the date hereof, in full force and effect and no claim has been made against any such policy and WHG has no knowledge of any facts or circumstances which would constitute the basis for such a claim. Except as set forth in Section 6.12 of the WHG Disclosure Letter, (i) no certificate, permit or license from any governmental authority having jurisdiction over any of the WHG Properties or any agreement, easement or other right which is necessary to permit the lawful use and operation of the buildings and improvements on any of the WHG Properties as currently operated or which is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the WHG

Properties (a "REA Agreement") has not been obtained and is not in full force and effect, and there is no pending threat of modification or cancellation, to the knowledge of WHG, of any of same nor is WHG nor any WHG Subsidiary currently in default under any REA Agreement and the WHG Properties are in full compliance in all material respects with all governmental permits, licenses and certificates; (ii) no written notice of any violation of any federal, state or municipal law, ordinance, order, regulation or requirement affecting any portion of any of the WHG Properties has been issued by any governmental authority; (iii) there are no material structural defects relating to any of the WHG Properties; (iv) there is no WHG Property whose building systems are not in working order in any material respect; (v) there is no physical damage to any WHG Property in excess of $200,000 for which there is no insurance in effect covering the full cost of the restoration (subject to insurance deductibles, which in no case exceed $200,000, as provided in the insurance policies of WHG and the WHG Subsidiaries); and (vi) there is no current renovation or restoration or tenant improvements to any WHG Property or any portion thereof, the cost of which exceeds $75,000, except in each instance as set forth in Section 6.12 of the WHG Disclosure Letter. Except as set forth in Section 6.12 of the WHG Disclosure Letter, the use and occupancy of each of the WHG Properties complies in all material respects with all applicable codes and zoning and gaming laws and regulations, and WHG has no knowledge of any pending or threatened proceeding or action that will in any adverse manner affect the size of, use of, improvements on, construction on, or access to any of the WHG Properties, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such WHG Properties. Neither WHG nor any WHG Subsidiary has received any notice to the effect that (A) any betterment assessments have been levied against, or any condemnation or rezoning proceedings are pending or threatened with respect to any of the WHG Properties or (B) any zoning, building or similar law, code, ordinance, order or regulation is or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the WHG Properties or by the continued maintenance, operation or use of the parking areas. Except as set forth in Section 6.12 of the WHG Disclosure Letter and except as would otherwise not have a WHG Material Adverse Effect, following a casualty, each of the WHG Properties could be reconstructed and used for hotel and casino purposes under applicable zoning and gaming laws and regulations, except that in certain circumstances such reconstruction would have to comply with the dimensional requirements of applicable zoning laws and regulations in effect at the time of reconstruction. Except as set forth in Section 6.12 of the WHG Disclosure Letter and except as would otherwise not have a WHG Material Adverse Effect, there are no outstanding abatement proceedings or appeals with respect to the assessment of any WHG Property for the purpose of real property taxes, and there are no agreements with any governmental authority with respect to such assessments or tax rates on any WHG Property.

  6.13 Compliance with Law; Environmental Matters. Except as set forth in
Section 6.13 of the WHG Disclosure Letter:

    (a) Neither WHG nor any WHG Subsidiary is in violation of any order of any court, governmental authority or arbitration board or tribunal, or any law, including but not limited to all maritime laws, ordinance, governmental rule or regulation to which WHG or any WHG Subsidiary or any of their respective properties or assets is subject. WHG and WHG Subsidiaries have obtained all material licenses, permits and other authorizations and have taken all actions required by applicable law or governmental regulations in connection with their businesses as now or previously conducted.

    (b) WHG and each WHG Subsidiary have all permits required for the operation of its properties and businesses as they are currently being operated, and are in compliance therewith. None of such permits shall be terminated or canceled as a result of the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, except for those permits the lack of which would not have a WHG Material Adverse Effect. Section 6.13 of the WHG Disclosure Letter sets forth a true, complete and correct list of all permits that are (i) material to the operation of its properties and businesses as they are currently being operated or (ii) required for the execution, delivery and performance by WHG of this Agreement and the Ancillary Agreements, except for those permits, the absence of which would not have a WHG Material Adverse Effect or prevent or materially delay the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements.

    (c) WHG and the WHG Subsidiaries are in compliance with all Environmental Laws (as defined below), except where any such non-compliance, when combined with all other such noncompliance, would not have a WHG Material Adverse Effect. As used in this Agreement, "Environmental Laws" shall mean all federal, state, Puerto Rico and local laws, rules, regulations, ordinances and orders that regulate the release of hazardous substances or other materials into the environment, or impose requirements relating to environmental protection. WHG has previously made available to PAHOC copies of all documents concerning any environmental or health and safety matter adversely affecting WHG and copies of current environmental audits or risk assessments, site assessments, documentation regarding off-site disposal of Hazardous Materials (as defined below), spill control plans and material correspondence with any federal, state or local government, court, administrative agency, commission, or other governmental authority, domestic or foreign, regarding the foregoing. As used in this Agreement, "Hazardous Materials" means any "hazardous waste" as defined in either the United States Resource Conservation and Recovery Act or regulations adopted pursuant to said act, any "hazardous substances" or "hazardous materials" as defined in the United States Comprehensive Environmental Response, Compensation and Liability Act and, to the extent not included in the foregoing, any medical waste, petroleum products or fractions thereof, pollutants or contaminants. Except as set forth in Section 6.13 of the WHG Disclosure Letter or disclosed in the WHG SEC Reports and except for any matter, which if the outcome were adverse, would not have a WHG Material Adverse Effect, there is no administrative or judicial enforcement proceeding pending or to the knowledge of WHG threatened against WHG or any current and former WHG Subsidiary or with respect to any of the properties now or formerly owned or used by any of them under any Environmental Law. Except as set forth in Section 6.13 of the WHG Disclosure Letter or disclosed in the WHG SEC Reports and except for any matter, which if the outcome were adverse, would not have a WHG Material Adverse Effect, neither WHG nor any such WHG Subsidiary or, to the knowledge of WHG, any legal predecessor, affiliate or former affiliate of WHG or any WHG Subsidiary, has received any written notice that it is potentially responsible under any Environmental Law for response costs or natural resource damages, as those terms are defined under the Environmental Laws, at any location and, to the knowledge of WHG, neither WHG nor any such WHG Subsidiary has transported or disposed of, or allowed or arranged for any third party to transport or dispose of, any waste containing Hazardous Materials at any location including, but not limited to, those in the National Priorities List, as defined under the United States Comprehensive Environmental Response, Compensation, and Liability Act, or any location proposed for inclusion on that list or at any location on any analogous state or other list. Except as set forth in Section 6.13 of the WHG Disclosure Letter, and except for any matter which, if the outcome were adverse, would not have a WHG Material Adverse Effect, WHG and each such WHG Subsidiary has no knowledge of any release on the real property now or formerly owned or leased by WHG or any WHG Subsidiary or any of either's predecessor entities of Hazardous Materials in a manner that could reasonably be expected to result in an order to perform a response action or in material liability under the Environmental Laws and, to the knowledge of WHG, there is no hazardous waste treatment, storage or disposal facility, and except for the following which, to the knowledge of WHG, would not have a WHG Material Adverse Effect based on its current condition, underground storage tank, landfill, surface impoundment, underground injection well, friable asbestos or PCB's, as those terms are defined under the Environmental Laws, located at any of the real property owned or leased by WHG or any WHG Subsidiary or predecessor entity or facilities utilized by WHG or the WHG Subsidiaries.

  6.14 Employee Matters. With respect to all the employee benefit plans, programs and arrangements maintained for the benefit of any current or former employee, officer or director of WHG or any WHG Subsidiary (the "WHG Benefit Plans"), except as set forth in Section 6.14 of the WHG Disclosure Letter or in the WHG SEC Reports, (a) each WHG Benefit Plan and any related trust intended to be qualified under Sections 401(a) and 501(a) of the Code or under
Section 1165 of the PR Code has received a favorable determination letter from the IRS or the Puerto Rico Treasury Department as applicable that it is so qualified and nothing has occurred since the date of such letter that could reasonably be expected to materially adversely affect the qualified status of such WHG Benefit Plan or related trust, (b) each WHG Benefit Plan has been operated in all material respects in accordance with the terms and requirements of applicable law and all required returns and filings for each

WHG Benefit Plan have been timely made, (c) neither WHG nor any WHG Subsidiary has incurred any direct or indirect material liability under, arising out of or by operation of Title I or Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), in connection with any WHG Benefit Plan or other retirement plan or arrangement, and WHG has no knowledge of any fact or event that could reasonably be expected to give rise to any such material liability, (d) all material contributions due and payable on or before the date hereof in respect of each WHG Benefit Plan have been made in full and in proper form, (e) neither WHG nor any WHG Subsidiary have ever sponsored or been obligated to contribute to any "multiemployer plan" (as defined in Section 3(37) of ERISA), "multiple employer plan" (as defined in
Section 413 of the Code) or "defined benefit plan" (as defined in Section 3(35) of ERISA), (f) except as otherwise required under ERISA, the Code and applicable state laws, no WHG Benefit Plan currently or previously maintained by WHG or any WHG Subsidiary provides any post-retirement health or life insurance benefits, and neither WHG nor any WHG Subsidiary maintains any obligations to provide post-retirement health or life insurance benefits in the future, (g) all material reporting and disclosure obligations imposed under ERISA and the Code have been satisfied with respect to each WHG Benefit Plan and (h) no benefit or amount payable or which may become payable by WHG or any WHG Subsidiary pursuant to any WHG Benefit Plan, agreement or contract with any employee, shall constitute an "excess parachute payment," within the meaning of Section 280G of the Code, which is or may be subject to the imposition of any excise tax under Section 4999 of the Code or which would not be deductible by reason of Section 280G of the Code.

  6.15 Labor Matters. Except as set forth in Section 6.15 of the WHG Disclosure Letter, neither WHG nor any WHG Subsidiary is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of WHG, threatened against WHG or any WHG Subsidiary relating to their business, except for any such proceeding which would not have a WHG Material Adverse Effect. To the knowledge of WHG, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of WHG or any WHG Subsidiary. Except as set forth in Section 6.15 of the WHG Disclosure Letter, no union contracts involving WHG or any WHG Subsidiary have been terminated or have expired since January 1, 1997 that have not been renewed or replaced.

  6.16 No Brokers. Neither WHG nor any WHG Subsidiary has entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of such entity, PAHOC, Acquisition Sub or Patriot to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that WHG has retained Oppenheimer & Co., Inc. ("Oppenheimer") as its financial advisor and PaineWebber Incorporated of Puerto Rico ("PaineWebber") as its finder. True, correct and complete copies of the executed financial advisory agreements between WHG and Oppenheimer and the finder's fee agreement between WHG and PaineWebber have been provided to PAHOC and Patriot. Other than the foregoing arrangements, WHG is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

  6.17 Opinion of Financial Advisor. WHG has received the written opinion of Oppenheimer to the effect that, as of the date hereof, the Merger
Consideration is fair, from a financial point of view, to the holders of WHG Common Stock.

  6.18 Related Party Transactions. Filed as an exhibit to the WHG SEC Reports or listed on Section 6.18 of the WHG Disclosure Letter is a list of all arrangements, agreements and contracts entered into by WHG or any WHG Subsidiary (which are or will be in effect as of or after the date of this Agreement) involving annual payments in excess of $60,000 with any person who is an officer, director or affiliate of WHG or any WHG Subsidiary, any relative of any of the foregoing or any entity of which any of the foregoing is an affiliate. Copies of such documents, all of which have previously been provided or made available to PAHOC and its counsel, are true, correct, and complete copies.

  6.19 Undisclosed Liabilities. Except as and to the extent reflected, reserved against or otherwise specifically disclosed in its Base Balance Sheet (including the notes thereto) or in the WHG SEC Reports, neither WHG nor any WHG Subsidiary has any liabilities or obligations of any kind, whether accrued, absolute, known or unknown, asserted or unasserted, contingent or otherwise, whether or not prepared in accordance with generally accepted accounting principles consistently applied, which would have, individually or in the aggregate, a WHG Material Adverse Effect.

  6.20 Contracts and Commitments.

  (a) Sections 6.5, 6.6, 6.12, 6.18 and 6.20 of the WHG Disclosure Letter set forth (i) all notes, debentures, bonds and other evidence of indebtedness which are secured or collateralized by (A) mortgages, deeds of trust or other security interests in the WHG Properties or personal property of WHG or any WHG Subsidiary, or (B) any direct or indirect ownership interest in any Wholly Owned Subsidiary or any direct or indirect ownership interest in any Partially-Owned Subsidiary which is owned by WHG or any Wholly Owned Subsidiary (provided, however, that for purposes of this Section 6.20(a), Williams Hospitality Group Inc. ("WHGI") shall be considered a Partially-Owned Subsidiary and not a Wholly Owned Subsidiary), (ii) each commitment entered into by WHG or any WHG Subsidiary other than commitments entered into with unaffiliated third parties in the ordinary course of operations at WHG's individual hotels which may result in total annual payments by or liability of WHG or any WHG Subsidiary in excess of $60,000 and (iii) all material leases and subleases entered into by WHG or any WHG Subsidiary as lessee or sublessee which may result in total annual payments or liability in excess of $60,000. Descriptions of the foregoing are listed in Sections 6.5, 6.6, 6.12, 6.18 and
6.20 of the WHG Disclosure Letter, and the copies of such documents, which have previously been provided or made available to PAHOC and its counsel, are true, correct and complete. None of WHG or any WHG Subsidiary has received any written notice of a default that has not been cured under any of the documents described or is in default respecting any payment obligations thereunder except where such default, individually or in the aggregate, would not reasonably be expected to have a WHG Material Adverse Effect.

  (b) All joint venture agreements to which WHG or any WHG Subsidiary is a party are listed in Sections 6.5, 6.6 or 6.20 of the WHG Disclosure Letter and neither WHG nor any WHG Subsidiary nor, to the knowledge of WHG, any other party thereto is in default with respect to any obligations except where such default, individually or in the aggregate, would not have a WHG Material Adverse Effect.

  (c) Section 6.20 of the WHG Disclosure Letter sets forth all of the franchise, management, marketing, affiliation and other agreements and contracts pursuant to which WHG or any WHG Subsidiary provide franchise, license, sales, marketing, reservation, management or operation services to or for any hotels (collectively, the "Operating Agreements"). Except as set forth in Section 6.20 of the WHG Disclosure Letter, (i) WHG has delivered or made available to PAHOC and its counsel true, correct and complete copies of all of the Operating Agreements as the same may have been amended from time to time;
(ii) each of the Operating Agreements is legal, valid, binding, enforceable and in full force and effect as to WHG and/or the applicable WHG Subsidiaries and the other parties thereto, and, except as would not have a WHG Material Adverse Effect, will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms after the Closing; (iii) neither WHG nor any WHG Subsidiary, nor, to the knowledge of WHG, any other parties thereto, is in breach or default thereof in any material respect; (iv) except as set forth in Section 6.20 of the WHG Disclosure Letter, neither WHG nor any WHG Subsidiary have assigned, transferred, conveyed, mortgaged or encumbered any interest in any of the Operating Agreements; (v) except as set forth in
Section 6.20 of the WHG Disclosure Letter or except as would not have a WHG Material Adverse Effect, neither WHG nor any WHG Subsidiary have in the past been required, are currently required or anticipate being required to defer receiving any payments or to make any payments or loans to any party under any of the Operating Agreements as a result of the failure of a hotel or any other person to meet or exceed any performance thresholds or to prevent any other party from exercising a right to terminate any of the Operating Agreements; and (vi) no consent or approval of any other parties of the Operating Agreements is necessary or required in connection with the execution and delivery of this Agreement or the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby.

  6.21 Disclosure. The representations, warranties and statements made by WHG in this Agreement, the Ancillary Agreements and in the WHG Disclosure Letter and in the certificates and other documents expressly identified in this Agreement as having been delivered pursuant hereto do not contain any untrue statement of a material fact, and, when taken together with each other and the WHG SEC Reports, do not omit to state any material fact necessary to make such representations, warranties and statements, in light of the circumstances under which they are made, not misleading. No event or circumstance, exclusive of general business or economic conditions, has occurred or exists with respect to WHG or any WHG Subsidiary or their respective businesses, properties, prospects, operations or financial conditions which may individually, or in the aggregate, have a WHG Material Adverse Effect.

  6.22 Insurance. Section 6.22 of the WHG Disclosure Letter lists all material insurance policies including, but not limited to, State Insurance Fund policies and private disability insurance (or SINOT) policies, currently in effect under which WHG or any WHG Subsidiary is a beneficiary or an insured. Neither WHG nor any WHG Subsidiary has received any notice that any of the policies listed in Section 6.22 of the WHG Disclosure Letter has been or will be canceled prior to its scheduled termination date, or would not be renewed substantially on the same terms now in effect if the insured party requested renewal, or has received notice from any of its insurance carriers that any insurance premiums will be subject to increase in an amount materially disproportionate to the amount of any increases with respect thereto (or with respect to similar insurance) in prior years. Neither WHG nor any WHG Subsidiary is in material default under any such policy and all premiums due and payable with respect to such coverage have been paid or accrued.

  6.23 Bankruptcy. There is no bankruptcy, receivership, insolvency, rearrangement, foreclosure or similar action or proceeding, whether voluntary or involuntary, pending or has been or is being (by the giving of any notice required as a precondition to any such action or proceeding or otherwise) commenced or is pending against WHG, any WHG Subsidiary or any WHG Property.

  6.24 Las Casitas Development Co. I, S en C (S.E.). Except as listed on
Section 6.24 of the WHG Disclosure Letter and to the knowledge of WHG, Las Casitas Development Co. I, S en C (S.E.) ("Las Casitas"), a Puerto Rico limited partnership, is duly organized, validly existing and in good standing under the laws of Puerto Rico, and has the partnership power and authority to own its properties and to carry on its business as it is now being conducted. Listed on Exhibit 7 of the WHG Disclosure Letter are the names of all of the owners of condominiums developed by Las Casitas who have rental agreements with El Conquistador Partnership L.P.

                                  ARTICLE 7.

          Representations and Warranties of PAHOC and Acquisition Sub

  PAHOC and Acquisition Sub represent and warrant to WHG and Patriot as follows:

  7.1 Existence; Good Standing; Authority; Compliance With Law.

  (a) PAHOC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. PAHOC is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so licensed or qualified could not have a material adverse effect on the combined business, assets, prospects, results of operations or financial condition of PAHOC and the subsidiaries of PAHOC (the "PAHOC Subsidiaries") and Patriot and the subsidiaries of Patriot (the "Patriot Subsidiaries") taken as a whole (a "PAHOC/Patriot Material Adverse Effect"). PAHOC has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted.

  (b) Each PAHOC Subsidiary is a corporation or partnership duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate or partnership power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have a PAHOC/Patriot Material Adverse Effect.

  (c) Copies of the certificate of incorporation or other charter documents and by-laws (and in each case, all amendments thereto) of PAHOC and Acquisition Sub as they exist on the date hereof have been delivered or made available to WHG and its counsel. All such copies are true, correct and complete.

  7.2 Authorization, Validity and Effect of Agreements. Each of PAHOC and Acquisition Sub has the requisite power and authority to enter into the transactions contemplated hereby and to execute and deliver this Agreement, the WHG/Patriot Subscription Agreement and the Ancillary Agreements to which it is a party. The Boards of Directors of PAHOC and Acquisition Sub have unanimously approved this Agreement, the Merger, the WHG/Patriot Subscription Agreement and the Ancillary Agreements to which it is a party, and the other transactions contemplated by this Agreement, the WHG/Patriot Subscription Agreement and the Ancillary Agreements. The execution by PAHOC and Acquisition Sub of this Agreement, the WHG/Patriot Subscription Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated by this Agreement, the WHG/Patriot Subscription Agreement and the Ancillary Agreements have been duly authorized by all requisite corporate action on the part of PAHOC and Acquisition Sub, respectively. This Agreement constitutes, and the WHG/Patriot Subscription Agreement and the Ancillary Agreements to which it has or will become a party (when executed and delivered pursuant hereto) will constitute, the valid and legally binding obligations of PAHOC and Acquisition Sub, respectively, enforceable against PAHOC and Acquisition Sub, respectively, in accordance with their respective terms.

  7.3 Consents and Approvals; No Violations. Neither the execution and delivery by PAHOC or Acquisition Sub of this Agreement, the WHG/Patriot Subscription Agreement or the Ancillary Agreements, to which it is a party, nor the consummation by PAHOC or Acquisition Sub of the transactions contemplated by this Agreement, the WHG/Patriot Subscription Agreement and the Ancillary Agreements in accordance with their terms, will: (i) violate, conflict with or result in a breach of any provisions of the certificates of incorporation or bylaws of either PAHOC or Acquisition Sub, respectively; (ii) result in a breach or violation of, a default under, the triggering of any payment or other material obligation pursuant to or accelerate vesting under, any stock option plan of, or option issued by, PAHOC or any of its affiliates, or any grant or award under any of the foregoing; (iii) violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of PAHOC, or any PAHOC Subsidiary under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which PAHOC or any PAHOC Subsidiary is a party, or by which PAHOC or any PAHOC Subsidiary or any of their properties is bound or affected, except for any of the foregoing matters which, individually or in the aggregate, would not have a PAHOC/Patriot Material Adverse Effect and would not prevent or delay the consummation of the transactions contemplated hereby or by the Ancillary Agreements; or (iv) other than the Regulatory Filings, require any consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority except where the failure to obtain any such consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority would not have a PAHOC/Patriot Material Adverse Effect and would not prevent or delay the consummation of the transactions contemplated hereby or by the Ancillary Agreements.

  7.4 Proxy Statement. On the date the Proxy Statement is mailed to WHG's stockholders, none of the information supplied by or on behalf of PAHOC or Acquisition Sub for inclusion in the Proxy Statement will be false or misleading with respect to any material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier communication with respect to the stockholders' meeting or the solicitation of proxies therefore which has become false or misleading. Notwithstanding the foregoing, neither PAHOC nor Acquisition Sub makes any representation or warranty with respect to information supplied by WHG or any of its affiliates or representatives in writing for inclusion in the Proxy Statement.

  7.5 Issuance of PAHOC Stock. The shares of PAHOC Stock that are to be issued to the stockholders of WHG pursuant to the Merger have been duly authorized and, when so issued in accordance with the terms hereof, shall be validly issued and outstanding, fully paid and non-assessable, with no personal liability attaching to the ownership thereof.

  7.6 SEC Documents.

  (a) PAHOC has filed all required forms, reports and documents with the SEC since December 31, 1996 (collectively, the "PAHOC SEC Reports"), all of which were prepared in accordance with the applicable requirements of the Securities Laws. As of their respective dates, the PAHOC SEC Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets of PAHOC included in or incorporated by reference into the PAHOC SEC Reports (including the related notes and schedules) fairly presents the consolidated financial position of PAHOC and PAHOC Subsidiaries as of its date and each of the consolidated statements of income, retained earnings and cash flows of PAHOC included in or incorporated by reference into the PAHOC SEC Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings or cash flows, as the case may be, of PAHOC and PAHOC Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except, in the case of the unaudited statements, as permitted by Form 10-Q pursuant to Section 13 or 15(d) of the Exchange Act.

  7.7 No Brokers. As of the date hereof, neither PAHOC, any PAHOC Subsidiary nor Acquisition Sub has entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of such entity, WHG or Patriot to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

  7.8 Taxes. Except as would otherwise not have a PAHOC/Patriot Material Adverse Effect, as of the date hereof:

    (a) PAHOC, Acquisition Sub and each of the PAHOC Subsidiaries has paid or caused to be paid all Taxes owed or accrued by it through the date hereof except for Taxes which are being contested in good faith and for which PAHOC or the PAHOC Subsidiaries, respectively, have adequate reserves on their financial statements.

    (b) PAHOC, Acquisition Sub and each of the PAHOC Subsidiaries has timely filed all federal, state, local and foreign tax returns required to be filed by any of them through the date hereof, and all such returns completely and accurately set forth the amount of any Taxes relating to the applicable period.

    (c) Neither the IRS nor any other governmental authority is now asserting by written notice to PAHOC, Acquisition Sub or any PAHOC Subsidiary or, to the knowledge of PAHOC, Acquisition Sub or the PAHOC Subsidiaries, threatening to assert against PAHOC or Acquisition Sub any deficiency or claim for additional Taxes.

    (d) PAHOC, Acquisition Sub and each PAHOC Subsidiary has withheld and paid taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other party.

  7.9 Litigation.

  As of the date hereof, there are (i) no continuing orders, injunctions or decrees of any court, arbitrator or governmental authority to which PAHOC, Acquisition Sub or any PAHOC Subsidiary is a party or by which any of its properties or assets are bound or, to the knowledge of PAHOC or Acquisition Sub, to which any of its directors, officers, employees or agents, in such capacities, is a party or by which any of their properties or assets are bound, and (ii) no actions, suits or proceedings pending against PAHOC or Acquisition Sub or any PAHOC Subsidiary or, to the knowledge, in such capacities, of PAHOC or Acquisition Sub, against any of their directors, officers, employees or agents or, to the knowledge of PAHOC or Acquisition Sub, threatened against PAHOC or Acquisition Sub or any PAHOC Subsidiary or against any of its directors, officers, employees or agents, in such capacities, at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality, that are reasonably likely, individually or in the aggregate, to have a PAHOC/Patriot Material Adverse Effect.

                                  ARTICLE 8.

                   Representations and Warranties of Patriot

  Patriot represents and warrants to WHG, PAHOC and Acquisition Sub as follows:

  8.1 Existence; Good Standing; Authority; Compliance With Law.

  (a) Patriot is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Patriot is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so licensed or qualified would not have a PAHOC/Patriot Material Adverse Effect.

  (b) Each Patriot Subsidiary is a corporation or partnership duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate or partnership power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have a PAHOC/Patriot Material Adverse Effect.

  (c) Copies of the certificate of incorporation and by-laws (and in each case, all amendments thereto) of Patriot as they exist on the date hereof have been delivered or made available to WHG and its counsel. All such copies are true, correct and complete.

  8.2 Authorization, Validity and Effect of Agreements. Patriot has the requisite power and authority to enter into the transactions contemplated hereby and to execute and deliver this Agreement, the WHG/Patriot Subscription Agreement and the Ancillary Agreements to which it is a party. The Board of Directors of Patriot has unanimously approved this Agreement, the WHG/Patriot Subscription Agreement, the Merger, the Ancillary Agreements to which it is a party, and the other transactions contemplated by this Agreement, the WHG/Patriot Subscription Agreement and the Ancillary Agreements. The execution by Patriot of this Agreement, the WHG/Patriot Subscription Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated by this Agreement, the WHG/Patriot Subscription Agreement, and the Ancillary Agreements have been duly authorized by all requisite corporate action on the part of Patriot. This Agreement constitutes, and the WHG/Patriot Subscription Agreement and the Ancillary Agreements to which it has or will become a party (when executed and delivered pursuant hereto) will constitute, the valid and legally binding obligations of Patriot, enforceable against Patriot in accordance with their respective terms.

  8.3 Consents and Approvals; No Violations. Neither the execution and delivery by Patriot of this Agreement, the WHG/Patriot Subscription Agreement or the Ancillary Agreements to which it is a party nor the consummation by Patriot of the transactions contemplated by this Agreement, the WHG/Patriot Subscription Agreement and the Ancillary Agreements in accordance with their terms, will: (i) conflict with or result in a breach of any provisions of Patriot's certificate of incorporation or Patriot's bylaws;
(ii) result in a breach or violation of, a default under, the triggering of any payment or other material obligation pursuant to, or accelerate vesting under, any stock option plan of, or option issued by, Patriot or any of its affiliates, or any grant or award under any of the foregoing; (iii) violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of Patriot, or any of the Patriot Subsidiaries under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which Patriot or any of the Patriot Subsidiaries is a party, or by which Patriot or any of the Patriot Subsidiaries or any of their properties is bound or affected, except for any of the foregoing matters which, individually or in the aggregate, would not have a PAHOC/Patriot Material Adverse Effect and would not prevent or delay the consummation of the transactions contemplated hereby or by the WHG/Patriot Subscription Agreement or the Ancillary Agreements; or (iv) other than the Regulatory Filings, require any consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority except where the failure to obtain any such consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority would not have a PAHOC/Patriot Material Adverse Effect and would not prevent or delay the consummation of the transactions contemplated hereby or by the Ancillary Agreements.

  8.4 Proxy Statement. On the date the Proxy Statement is mailed to WHG's stockholders, none of the information supplied by or on behalf of Patriot for inclusion in the Proxy Statement will be false or misleading with respect to any material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier communication with respect to the Stockholders' Meeting or the solicitation of proxies therefore which has become false or misleading. Notwithstanding the foregoing, Patriot does not make any representation or warranty with respect to information supplied by WHG or any of its affiliates or representatives in writing for inclusion in the Proxy Statement.

  8.5 Issuance of Patriot Stock. The shares of Patriot Stock that are to be issued to the stockholders of WHG pursuant to the Merger have been duly authorized and, when so issued in accordance with the terms hereof, shall be validly issued and outstanding, fully paid and non-assessable, with no personal liability attaching to the ownership thereof.

  8.6 SEC Documents.

  (a) Patriot American Hospitality Company, a Virginia corporation, and Patriot have filed all required forms, reports and documents with the SEC since December 31, 1996 (collectively, the "Patriot SEC Reports") all of which were prepared in accordance with the applicable requirements of the Securities Laws. As of their respective dates, the Patriot SEC Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets of Patriot included in or incorporated by reference into the Patriot SEC Reports (including the related notes and schedules) fairly presents the consolidated financial position of Patriot and Patriot Subsidiaries as of its date and each of the consolidated statements of income, retained earnings and cash flows of Patriot included in or incorporated by reference into the Patriot SEC Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings or cash flows, as the case may be, of Patriot and Patriot Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except, in the case of the unaudited statements, as permitted by Form 10-Q pursuant to Section 13 or 15(d) of the Exchange Act.

  8.7 No Brokers. As of the date hereof, Patriot has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Patriot, WHG, PAHOC or Acquisition Sub to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

  8.8 Taxes. Except as would otherwise not have a PAHOC/Patriot Material Adverse Effect, as of the date hereof:

  (a) Patriot and each of the Patriot Subsidiaries has paid or caused to be paid all Taxes owed or accrued by it through the date hereof except for Taxes which are being contested in good faith and for which Patriot or the Patriot Subsidiaries, respectively, have adequate reserves on their financial statements.

  (b) Patriot and each of the Patriot Subsidiaries has timely filed all federal, state, local and foreign tax returns required to be filed by any of them through the date hereof, and all such returns completely and accurately set forth the amount of any Taxes relating to the applicable period.

  (c) Neither the IRS nor any other governmental authority is now asserting by written notice to Patriot or any Patriot Subsidiary or, to the knowledge of Patriot or the Patriot Subsidiaries, threatening to assert against Patriot any deficiency or claim for additional Taxes.

  (d) Patriot and each Patriot Subsidiary has withheld and paid taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other party.

  (e) Patriot is qualified as a REIT within the meaning of Sections 856-860 of the Code including, without limitation, the requirements of Sections 856 and 857 of the Code, for all applicable tax years to which Patriot's federal income tax returns are subject to audit and Patriot is subject to assessment for taxes reportable therein.

  8.9 Litigation.

  As of the date hereof, there are (i) no continuing orders, injunctions or decrees of any court, arbitrator or governmental authority to which Patriot or any Patriot Subsidiary is a party or by which any of its properties or assets are bound or, to the knowledge of Patriot, to which any of its directors, officers, employees or agents, in such capacities, is a party or by which any of their properties or assets are bound, and (ii) no actions, suits or proceedings pending against Patriot or any Patriot Subsidiary or, to the knowledge or Patriot, against any of its directors, officers, employees or agents, in such capacities, or, to the knowledge of Patriot, threatened against Patriot or any Patriot Subsidiary or against any of its directors, officers, employees or agents, in such capacities, at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality, that are reasonably likely, individually or in the aggregate, to have a PAHOC/Patriot Material Adverse Effect.

                                  ARTICLE 9.

                                   Covenants

  9.1 Acquisition Proposals.

  (a) WHG represents and warrants that it has terminated any discussions or negotiations relating to, or that may reasonably be expected to lead to, any Acquisition Proposal (as defined below). From and after the date hereof until the termination of this Agreement, WHG shall not, nor shall it permit any Wholly Owned Subsidiary to, nor shall it authorize or permit any officer, director, employee, agent, advisor or representative of WHG or any Wholly Owned Subsidiary or any person designated by WHG or any Wholly Owned Subsidiary to serve as a director or member of a venturers' committee of any Partially-Owned Subsidiary to, directly or indirectly (i) solicit, initiate or encourage the submission of, any inquiries, proposals or offers from any person relating to an Acquisition Proposal, (ii) enter into any agreement with respect to any Acquisition Proposal, or (iii) enter into, engage in, or participate or continue in, any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal (provided, however, that for purposes of this Section 9.1(a), WHGI shall be considered a Partially-Owned Subsidiary and not a Wholly Owned Subsidiary). Notwithstanding anything to the contrary in this Agreement, WHG may (A) furnish information to, or participate in discussions or negotiations with, any person or entity that makes or expresses a bona fide intention to make an unsolicited proposal to acquire WHG and/or any WHG Subsidiary pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or other similar transaction if the Board of Directors of WHG determines, based on the written advice of its outside legal counsel (the "WHG Legal Counsel"), that such action is necessary in order to comply with the directors' fiduciary duties to the stockholders of WHG under applicable law; provided, however, that prior to WHG's furnishing such information or participating in such discussions or negotiations, such person or entity shall have executed a confidentiality and standstill agreement with WHG having terms substantially similar to those contained in those certain letter agreements, dated August 1, 1997 between (i) PAHOC and WHG (the "PAHOC/WHG Confidentiality Agreements") and (ii) Patriot and WHG (the "Patriot/WHG Confidentiality Agreements") (collectively, the "Confidentiality Agreements"), relating to the provision of Evaluation Material (as defined in the Confidentiality Agreements) by WHG to PAHOC and Patriot, respectively, and (B) comply with Rules 14d-9 and 14e-2 promulgated under the Exchange Act with respect to an Acquisition Proposal.

  (b) As used herein, the term "Acquisition Proposal" shall mean any proposed or actual (i) merger, consolidation or similar transaction involving WHG, (ii) sale, lease or other disposition, directly or indirectly, by merger, consolidation, share exchange or otherwise, of any assets of WHG or WHG Subsidiaries representing 15% or more of the consolidated assets of WHG and WHG Subsidiaries, (iii) issue, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction other than upon conversion of the WHG Preferred Stock) securities (or options, rights or warrants to purchase, or securities convertible into, such securities other than pursuant to the Rights Agreement) representing 15% or more of the votes attached to the outstanding securities of WHG, (iv) transaction in which any person shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 15% or more of the outstanding shares of WHG Common Stock or WHG Preferred Stock, (v) recapitalization, restructuring, liquidation, dissolution, or other similar type of transaction with respect to WHG or any WHG Subsidiary, or (vi) transaction which is similar in form, substance or purpose to any of the foregoing transactions; provided, however, that the term "Acquisition Proposal" shall not include the Merger and the transactions contemplated thereby.

  (c) WHG promptly shall advise PAHOC and Patriot orally and in writing of any Acquisition Proposal, made after the date hereof including the terms thereof and any changes thereto and any termination thereof, or any inquiry regarding any Acquisition Proposal and the identity of the person making such Acquisition Proposal or inquiry.

  9.2 Conduct of Businesses.

  (a) Conduct by WHG. Prior to the Effective Time, unless either PAHOC or Patriot has consented in writing thereto or unless otherwise specifically permitted by this Agreement, WHG:

    (i) shall use its reasonable best efforts, and shall cause each WHG Subsidiary to use its reasonable best efforts, to preserve intact their business organizations and goodwill and keep available the services of their respective officers (other than officers designated by the minority owners of the Partially-Owned Subsidiaries) and material employees;

    (ii) shall confer on a regular basis with one or more representatives of PAHOC, Acquisition Sub and Patriot to report on material operational matters and any proposals to engage in material transactions;

    (iii) shall promptly notify PAHOC, Acquisition Sub and Patriot of any material emergency or other material change in the condition (financial or otherwise), business, properties, assets, liabilities, prospects or the normal course of their businesses or in the operation of their properties (including properties under management by WHG or any WHG Subsidiary), any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the breach in any material respect of any representation or warranty contained herein;

    (iv) shall promptly deliver to PAHOC, Acquisition Sub and Patriot true and correct copies of any report, statement or schedule filed by or with respect to it with the SEC subsequent to the date of this Agreement;

    (v) shall, and shall cause each WHG Subsidiary to, conduct its operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted, subject to clauses (vi)-(xiv) below;

    (vi) shall not, and shall cause each Wholly Owned Subsidiary not to, and shall not authorize or give any Partially Owned Subsidiary consent to, acquire, enter into an option to acquire or exercise an option or contract to acquire additional real property or interests therein, incur or guarantee additional indebtedness, encumber assets or commence or guarantee construction of, or enter into any agreement or commitment to develop or construct or guarantee, other real estate projects;

    (vii) shall not amend the WHG Certificate or the WHG Bylaws, and shall cause each WHG Subsidiary not to amend its charter, bylaws, joint venture documents, partnership agreements or equivalent documents;

    (viii) shall not (A) issue any shares of its capital stock, effect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction, except pursuant to the Existing WHG Options or upon the conversion of any shares of WHG Preferred Stock, (B) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its capital stock, (C) increase any compensation, other than in the ordinary course of business consistent with past practice, or enter into or amend any employment agreement with any of its present or future officers or directors, or (D) adopt any new employee benefit plan (including any stock option, stock benefit or stock purchase plan) or amend any WHG Benefit Plans in any material respect, except for changes which are not more favorable to participants in such plans or are otherwise required to comply with applicable law;

    (ix) shall not (A) declare, set aside or pay any dividend (except as required by the terms of the WHG Preferred Stock) or make any other distribution or payment with respect to any shares of its capital stock, or
  (B) directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or capital stock of any Partially Owned Subsidiary, or make any commitment for any such action;

    (x) shall not, shall cause all Wholly-Owned Subsidiaries not to, and shall not authorize or give any WHG Subsidiary consent to, sell, lease or otherwise dispose of, or agree to the sale, lease or other disposition of
  (A) any WHG Properties or any portion thereof or any of the capital stock of or partnership or other interests owned by WHG or any Wholly Owned Subsidiary in any WHG Subsidiary or (B) except in the ordinary course of business, any of its or their other assets which are material, individually or in the aggregate;

    (xi) shall not, and shall not authorize or give any WHG Subsidiary consent to, make any loans, advances or capital contributions to, or investments in, any other person (except WHG or a Wholly Owned Subsidiary);

    (xii) shall not, and shall not permit any WHG Subsidiary to, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of WHG included in the WHG SEC Reports or incurred in the ordinary course of business consistent with past practice or pursuant to Commitments set forth in Section 6.20 of the WHG Disclosure Letter or entered into in accordance with this Agreement or the settlement of claims and litigation in the ordinary course of business in an amount in excess of $50,000;

    (xiii) shall not, shall cause all Wholly-Owned Subsidiaries not to, and shall not authorize or give any WHG Subsidiary consent to, enter into any Commitment not provided for in the capital expenditure budgets previously delivered to PAHOC which may result in total payments or liability by it in excess of $50,000 per year (provided, however, that nothing contained in this clause (xiii) shall permit WHG or any WHG Subsidiary to take any action prohibited by the other provisions of this Section 9.2), other than Commitments for expenses of attorneys, accountants and investment bankers incurred in connection with the transactions contemplated by this Agreement or, if and to the extent consistent with this Agreement, any Acquisition Proposal;

    (xiv) shall not, shall cause all Wholly-Owned Subsidiaries not to, and shall not authorize or give any WHG Subsidiary consent to, enter into any material Commitment with any officer, director, consultant or affiliate of WHG or any WHG Subsidiary; and

    (xv) shall not amend or, without the written consent of PAHOC and Patriot, waive any rights under, extend any time periods set forth in or delay the effectiveness of the Rights Agreement; provided, however, that if WHG makes a written request for the consent of PAHOC and Patriot to any such waiver, extension or delay and either PAHOC or Patriot does not so consent, then WHG shall have the right to issue securities pursuant to the Rights Agreement.

Any request for consent under this Section 9.2 shall be directed to Mr. William Evans at the address set forth for PAHOC in Section 12.2 hereof, with copies to Stephen W. Carr, P.C. at the address set forth for Goodwin, Procter & Hoar LLP set forth in Section 12.2 hereof.

  9.3 Meeting of WHG Stockholders. Promptly following execution of this Agreement,WHG will take all action necessary in accordance with applicable law and the WHG Certificate and the WHG Bylaws to convene a meeting of its stockholders as promptly as practicable to consider and vote upon the approval of this Agreement and the consummation of the transactions contemplated hereby. The proxy statement of WHG related to its stockholders' meeting shall contain the recommendation of the Board of Directors of WHG that its stockholders approve this Agreement and the consummation of the transactions contemplated hereby. WHG, subject to and in accordance with applicable law, shall use its reasonable best efforts to obtain such approval, including without limitation, by timely mailing the Proxy Statement (as defined in Section 9.7 hereof) contained in the Form S-4 (as defined in Section 9.7 hereof) to its stockholders.

  9.4 Estoppel Certificates. At the request of PAHOC, WHG will, prior to the Closing, seek to obtain estoppel certificates in the form requested by PAHOC from one or both of the landlords of the real estate leased by WHG Subsidiaries; provided, however, that the failure to obtain any such estoppel certificate shall not be deemed a failure to satisfy any condition of Closing.

  9.5 Filings; Other Action. Subject to the terms and conditions herein provided, WHG, Patriot, PAHOC and Acquisition Sub shall: (a) to the extent required, promptly make their respective filings and thereafter make any other required submissions under the HSR Act with respect to the Merger; (b) use all reasonable best efforts to cooperate with one another in (i) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states, the Commonwealth of Puerto Rico and foreign jurisdictions and any third parties in connection with the execution and delivery of this Agreement, the WHG/Patriot Subscription Agreement and the other Ancillary Agreements and consummation of the transactions contemplated by such agreements and (ii) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations; (c) use all reasonable best efforts to obtain in writing any consents required from third parties to effectuate the Merger and the transactions contemplated hereby and by the Ancillary Agreements in form and substance reasonably satisfactory to each of WHG, PAHOC, Acquisition Sub and Patriot; and (d) use all reasonable best efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement, the WHG/Patriot Subscription Agreement and the other Ancillary Agreements. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement, WHG/Patriot Subscription Agreement or the other Ancillary Agreements, the proper officers and directors of PAHOC, Acquisition Sub, Patriot and WHG shall take all such necessary action.

  9.6 Access to Information.

  (a) Upon reasonable notice to the other, PAHOC, Acquisition Sub, Patriot and WHG shall (and shall cause their respective subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the others, reasonable access, during normal business hours during the period from the date hereof to the Effective Time, to all its properties, books, contracts, Commitments and records and permit such persons to make such inspections as they may reasonably require, and during such period, PAHOC, Acquisition Sub, Patriot and WHG shall (and cause their respective subsidiaries to) furnish promptly to the others all information concerning its business, properties, personnel and accountants as the others may reasonably request. Prior to providing access to any of its properties to any representatives of PAHOC, Acquisition Sub or Patriot seeking access to its properties for environmental testing or other similar activities, WHG shall have received evidence of insurance or other form of indemnity for the benefit of WHG in form reasonably satisfactory to WHG with respect to any damage to any of WHG's or any WHG Subsidiary's properties or assets which may be caused by such persons.

  (b) All such information shall be deemed "Evaluation Material" as such term is defined in the Confidentiality Agreements, except as otherwise provided in such Confidentiality Agreements.

  9.7 Publicity. PAHOC, Acquisition Sub, Patriot and WHG shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement, the Ancillary Agreements, the WHG/Patriot Subscription Agreement or any transaction contemplated hereby and thereby and shall not issue any such press release or make any such public statement without the prior consent of the other parties, which consent shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other parties, issue such press release or make such public statement as may be required by law or the applicable rules of any stock exchange if it has used its reasonable best efforts to consult with the other parties and to obtain such parties' consent but has been unable to do so in a timely manner.

  9.8 Proxy Statement; Registration Statement. PAHOC, Acquisition Sub, Patriot and WHG shall prepare and file with the SEC (with appropriate requests for confidential treatment, unless the parties hereto otherwise agree) under the Exchange Act, a proxy statement/prospectus and form of proxies (such proxy statement/prospectus and form of proxy, together with any amendments to supplements thereto, the "Proxy Statement") relating to the stockholder meeting of WHG and the vote of the stockholders of WHG with respect to this Agreement, and promptly after clearance by the SEC of the Proxy Statement, PAHOC, Acquisition Sub and Patriot shall prepare and thereafter file with the SEC under the Securities Act a registration statement on Form S-4 (such registration statement, together with any amendments or supplements thereto, the "Form S-4"), in which the Proxy Statement will be included as a prospectus, in connection with the registration under the Securities Act of the Paired Shares to be distributed to the stockholders of WHG in the Merger (being referred to herein collectively as the "Registered Securities"). PAHOC, Acquisition Sub, Patriot and WHG will cause the Proxy Statement or the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Each of PAHOC, Acquisition Sub and Patriot, on the one hand, and WHG, on the other hand, shall furnish all information about itself and its business and operations and all necessary financial information to the other as the other may reasonably request in connection with the preparation of the Proxy Statement and the Form S-4. Each of PAHOC, Acquisition Sub and Patriot shall use its reasonable best efforts, and WHG will cooperate with them, to have the Form S-4 declared effective by the SEC as promptly as practicable (including clearing the Proxy Statement with the SEC). Each of PAHOC, Acquisition Sub, WHG, and Patriot agrees promptly to correct any information provided by it for use in the Proxy Statement and the Form S-4 if and to the extent that such information shall have become false or misleading in any material respect, and each of the parties hereto further agrees to take all steps necessary to amend or supplement the Proxy Statement and, in the case of PAHOC, Acquisition Sub and Patriot, the Form S-4, and to cause, in the case of WHG, the Proxy Statement and, in the case of PAHOC, Acquisition Sub and Patriot, the Form S-4, as so amended or supplemented to be filed with the SEC and to be disseminated to WHG's stockholders, in each case as and to the extent required by applicable federal, Puerto Rico and state securities laws and the DGCL. Each of PAHOC, Acquisition Sub, WHG, and Patriot agrees that the information provided by it for inclusion in the Proxy Statement or the Form S-4 and each amendment or supplement thereto, at the time of mailing thereof, will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of PAHOC, Acquisition Sub, Patriot and WHG will advise the other parties, and deliver copies (if any) to them, promptly after receipt thereof, of (i) any request by or correspondence or communication from the SEC with respect to the Proxy Statement or the Form S-4, (ii) any responses thereto and (iii) notice of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, and the suspension of the qualification of the Registered Securities for offering or sale in any jurisdiction.

  9.9 Listing Application. PAHOC, Acquisition Sub, Patriot and WHG shall cooperate and promptly prepare and submit to the NYSE all reports, applications and other documents that may be necessary or desirable to enable all of the Paired Shares that will be outstanding or will be reserved for issuance at the Effective Time to be listed for trading on the NYSE. PAHOC, Acquisition Sub, Patriot and WHG shall furnish all information about itself and its business and operation and all necessary financial information to the other as the other may reasonably request in connection with the such NYSE listing process. PAHOC, Acquisition Sub, Patriot and WHG agree promptly to correct any information provided by it for use in the NYSE listing process if and to the extent that such information shall have become false or misleading in any material respect. PAHOC, Acquisition Sub, Patriot and WHG will advise and deliver copies (if any) to the other parties, promptly after it receives notice thereof, of any request by the NYSE for amendment of any submitted materials or comments thereon and responses thereto or requests by the NYSE for additional information.

  9.10 Further Action. Each party hereto shall, subject to the fulfillment at or before the Effective Time of each of the conditions of performance set forth herein or the waiver thereof, perform such further acts and execute such documents as may reasonably be required to effect the Merger and the transactions contemplated by this Agreement, the WHG/Patriot Subscription Agreement and the Ancillary Agreements. In connection with the Closing, WHG and each WHG Subsidiary shall use its reasonable best efforts to deliver to PAHOC, Acquisition Sub and Patriot such deeds, bills of sale, assignments, certificates, affidavits, indemnities and other agreements and documents as are reasonably required to effectuate consummation of the transactions described herein.

  9.11 Affiliates of WHG.

  (a) At least 30 days prior to the Closing Date, WHG shall deliver to PAHOC, Acquisition Sub and Patriot a list of names and addresses of those persons who were, in WHG's reasonable judgment, at the record date for its stockholders' meeting to approve the Merger, "affiliates" (each such person, an "Affiliate") of WHG within the meaning of Rule 145. WHG shall provide PAHOC, Acquisition Sub and Patriot such information and documents as PAHOC, Acquisition Sub or Patriot shall reasonably request for purposes of reviewing such list. WHG shall use its reasonable best efforts to deliver or cause to be delivered to PAHOC, Acquisition Sub and Patriot, prior to the Closing Date, from each of the Affiliates of WHG identified in the foregoing list, an affiliate letter in the form attached hereto as Exhibit A. PAHOC, Acquisition Sub and Patriot shall be entitled to place legends as specified in such affiliate letters on the certificates evidencing any Paired Shares to be received by such Affiliates pursuant to the terms of this Agreement (provided, however, that such legends shall only be inscribed on such certificates to the extent required by, or to insure compliance with, law and after PAHOC, Acquisition Sub and Patriot shall have received a written advice of its counsel to that effect), and to issue appropriate stop transfer instructions to the transfer agent for the Paired Shares, consistent with the terms of such affiliate letters.

  (b) PAHOC, Acquisition Sub and Patriot shall each file the reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the SEC thereunder, and shall take such further action as any Affiliate of WHG may reasonably request, all to the extent required from time to time to enable such Affiliate to sell Paired Shares received by such Affiliate in the Merger without registration under the Securities Act pursuant to (i) Rule 145(d)(1) or (ii) any successor rule or regulation hereafter adopted by the SEC.

  9.12 Expenses. Subject to the provisions of Section 11.3, all costs and expenses incurred in connection with this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses, except that (a) the filing fees in connection with the filing of the Proxy Statement and the Form S-4 with the SEC, (b) the filing fee in connection with the listing of the Paired Shares on the NYSE, if any, (c) the expenses incurred for printing the Form S-4 and the Proxy Statement, (d) the filing fee in connection with the filing(s), if any, under the HSR Act, and (e) the expenses incurred, if any, in connection with
Section 9.15, shall be shared equally by WHG, on the one hand, and PAHOC, Acquisition Sub and Patriot, on the other hand, and except that nothing contained herein shall limit or otherwise affect any provision of the Voting Agreement or the Stock Option Agreement. Subject to the provisions of Section 11.3, all costs and expenses for professional services rendered in connection with the transactions contemplated by this Agreement and the Ancillary Agreements including, but not limited to, investment banking and legal services, will be paid by each party incurring such costs and expenses. Notwithstanding the foregoing, PAHOC, Acquisition Sub and Patriot shall be solely responsible for incremental costs of all parties incurred after the mailing of the Proxy Statement in order to amend or supplement the Proxy Statement and Form S-4 if such amendment or supplement is necessitated solely by reason of a material transaction with any of PAHOC, Acquisition Sub or Patriot or their affiliates (other than any such transaction involving WHG, any of the WHG Subsidiaries or any of the WHG Properties).

  9.13 Indemnification.

  (a) PAHOC, Acquisition Sub and Patriot agree that all rights to indemnification existing in favor, and all limitations on the personal liability, of a director or officer of WHG or any WHG Subsidiary (any such person or entity, an "Indemnified Party") provided for in the WHG Certificate or the WHG Bylaws or the charter or bylaws or similar organizational documents of any of the WHG Subsidiaries, if and to the extent applicable, or pursuant to the indemnification agreements set forth on Section 6.18 of the WHG Disclosure Letter, as in effect as of the date hereof with respect to matters occurring prior to the Effective Time shall, subject to the terms thereof, (i) survive the Merger and (ii) continue in full force and effect for a period of not less than six (6) years from the Effective Time; provided, however, that all rights to indemnification in respect of any claim (a "Claim") asserted or made within such period shall continue until the disposition of such Claim. At or prior to the Effective Time, PAHOC shall purchase or keep in effect directors' and officers' liability insurance coverage for WHG's directors and officers in a form reasonably acceptable to WHG which shall provide such directors and officers with so-called tail or other coverage for six (6) years following the Effective Time of not less than the existing coverage under, and have other terms not substantially less favorable to the insured persons than, the directors' and officers' liability insurance coverage presently maintained by WHG.

  (b) This Section 9.13 is intended for the irrevocable benefit of, and to grant third party rights to, the Indemnified Parties (as contemplated by Section 12.3) and shall be binding on all successors and assigns of PAHOC and the Surviving Corporation. Each of the Indemnified Parties shall be entitled to enforce the covenants contained in this Section 9.13. The provisions for indemnification contained in this Section 9.13 are not intended to be exclusive and are without prejudice to any other rights to indemnification or advancement of funds which any Indemnified Party may otherwise have.

  (c) In the event PAHOC, the Surviving Corporation or any of their successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person or entity, then, and in each such case, proper provision shall be made so that the successors and assigns of PAHOC or the Surviving Corporation, as the case may be, assume the obligations set forth in this Section 9.12.

  9.14 Stop Transfer. WHG acknowledges and agrees to be bound by and comply with the provisions of the Voting Agreement as if a party thereto with respect to transfers of record ownership of shares of WHG Common Stock and WHG Preferred Stock, and agrees to notify the transfer agent of the provisions of the Voting Agreement and to request that the transfer agent place a stop transfer order on the shares that are subject to the provisions of such agreement.

  9.15 WHG's Accumulated and Current Earnings and Profits. At the request of PAHOC or Patriot, at the Closing WHG shall deliver to PAHOC, Acquisition Sub and Patriot (A) a statement of accumulated and current E&P of WHG (as determined for federal income tax purposes) as of a date not more than 30 days prior to the Closing Date, together with evidence of such accumulated and current E&P of WHG (as determined for federal income tax purposes) from Ernst & Young LLP in a form reasonably satisfactory to PAHOC, Acquisition Sub and Patriot, and (B) a statement of estimated accumulated and current E&P of WHG (as determined for federal income tax purposes) as of the Closing Date; provided, however, that any failure to comply with the obligations in this sentence shall not be deemed a failure to satisfy any condition of Closing. WHG further agrees that at the request of PAHOC or Patriot, prior to the Closing Date, it shall cause Ernst & Young LLP or another accounting firm acceptable to PAHOC and Patriot to agree (i) to deliver to PAHOC and Patriot, within 45 days after the Closing Date, a statement of accumulated and current E&P of WHG (as determined for federal income tax purposes) at the Effective Time and (ii) that PAHOC, Acquisition Sub and Patriot shall be entitled to rely on such statement for purposes of preparing and filing its federal, state, local and foreign tax returns required to be filed by it, determining the amount of dividends to be paid to stockholders and paying any Taxes owed by it.

                                  ARTICLE 10.

                                  Conditions

  10.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger and the other transactions contemplated herein shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any or all of which may be waived, in whole or in part by the parties hereto, to the extent permitted by applicable law:

    (a) Stockholder Approvals. This Agreement shall have been approved by the requisite vote of the stockholders of WHG.

    (b) HSR Act. The waiting period applicable to consummation of the Merger under the HSR Act, if applicable, shall have expired or been terminated.

    (c) No Injunctions or Restraints. Neither of the parties hereto shall be subject to any order, ruling or injunction of a court of competent jurisdiction which prohibits consummation of the transactions contemplated by this Agreement, the WHG/Patriot Subscription Agreement or the Ancillary Agreements. In the event any such order, ruling or injunction shall have been issued, each party agrees to use its reasonable best efforts to have any such order, ruling or injunction lifted, stayed or reversed.

    (d) Form S-4. The Form S-4 shall have been declared effective by the SEC under the Securities Act, and no stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC, and no proceedings for that purpose shall have been initiated or, to the knowledge of PAHOC, Acquisition Sub, Patriot or WHG, threatened by the SEC.

    (e) Listing. PAHOC and Patriot shall have obtained the approval for the listing of the Paired Shares issuable in the Merger on the NYSE, subject to official notice of issuance.

  10.2 Conditions to Obligations of WHG to Effect the Merger. The obligation of WHG to effect the Merger and the other transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived by WHG:

    (a) Representations and Warranties. Each of the representations and warranties of PAHOC, Acquisition Sub and Patriot contained in this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects as though made on and as of the Closing Date except for any representations and warranties made as of a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such date.

    (b) Performance of Obligations. PAHOC, Acquisition Sub and Patriot shall have performed or complied in all material respects with all agreements and covenants required by this Agreement and the

  WHG/Patriot Subscription Agreement to be performed or complied with by PAHOC, Acquisition Sub or Patriot, at or prior to the Closing.

    (c) Certificate from Officers. Each of PAHOC, Acquisition Sub and Patriot shall have delivered to WHG a certificate of its respective President or Chief Financial Officer dated the Closing Date to the effect that the statements set forth in paragraphs (a) and (b) above with respect to PAHOC, Acquisition Sub or Patriot, as the case may be, in this Section 10.2 are true and correct.

    (d) Consents, Approvals, etc. All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commissions, boards, other regulatory bodies or third parties, lenders, joint venturers and partners required to be made or obtained by PAHOC, Acquisition Sub and Patriot and their respective subsidiaries and affiliated entities (or in the case of WHG and the WHG Subsidiaries and their respective subsidiaries and affiliated entities with respect to any changes in the applicable law or regulations after the date hereof) in connection with the execution, delivery and performance of this Agreement, the WHG/Patriot Subscription Agreement and the Ancillary Agreements shall have been obtained or made other than such consents, authorizations, orders or approvals which if not obtained or made would not, individually or in the aggregate, have a PAHOC/Patriot Material Adverse Effect.

  10.3 Conditions to Obligation of PAHOC, Acquisition Sub and Patriot to Effect the Merger. The obligations of PAHOC, Acquisition Sub and Patriot to effect the Merger and the other transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived by PAHOC, Acquisition Subsidiary and Patriot:

    (a) Representations and Warranties. Each of the representations and warranties of WHG contained in this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects as though made on and as of the Closing Date except for any representations and warranties made as of a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such date.

    (b) Performance of Obligations. WHG shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by WHG, at or prior to the Closing.

    (c) Absence of Changes. From the date of this Agreement through the Closing Date, there shall not have occurred any changes concerning WHG or any WHG Subsidiary that, when combined with all other changes, have had or would have a WHG Material Adverse Effect.

    (d) Certificate from Officers. WHG shall have delivered to PAHOC, Acquisition Sub and Patriot a certificate of the Chairman of the Board, the President and the Chief Financial Officer of WHG dated the Closing Date to the effect that the statements set forth in paragraphs (a), (b) and (c) above in this Section 10.3 are true and correct.

    (e) Consents, Approvals, Etc. All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commissions, boards, other regulatory bodies or third parties, lenders, joint venturers and partners required to be made or obtained by WHG, WHG Subsidiaries or their respective subsidiaries and affiliated entities (or in the case of PAHOC, Acquisition Sub and Patriot and their respective subsidiaries and affiliated entities with respect to any changes in the applicable law or regulations after the date hereof) in connection with (i) the execution, delivery and performance of this Agreement, the WHG/Patriot Subscription Agreement and the Ancillary Agreements and (ii) the distribution on April 21, 1997 by WMS of all of its outstanding shares of common stock to WMS stockholders resulting in WHG becoming an independent public company, shall have been obtained or made other than such consents, authorizations, orders or approvals which if not obtained or made would not, individually or in the aggregate, have a WHG Material Adverse Effect. For purposes of this Section 10.3(e), the failure to obtain such consents, authorizations, orders and approvals, filings or registrations with respect to the items specifically listed on Section 10.3(e) of the WHG Disclosure Letter will not be deemed a WHG Material Adverse Effect.

  (f) Event of Bankruptcy. From the date of this Agreement through the Closing Date, no bankruptcy, insolvency, receivership, rearrangement, foreclosure or similar action or proceeding, whether voluntary or involuntary, relating to WHG, any WHG Subsidiary or any WHG Property has (by the giving of any notice required as a precondition to any such action or proceeding or otherwise) commenced or is pending.

                                  ARTICLE 11.

                        Termination; Amendment; Waiver

  11.1 Termination. This Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the stockholders of WHG:

  (a) by mutual written consent of PAHOC, Acquisition Sub, Patriot and WHG;

  (b) by PAHOC, Acquisition Sub, Patriot or WHG, if any United States federal or state court of competent jurisdiction or other governmental entity shall have issued a final order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable, provided that the party seeking to terminate shall have used its best efforts to appeal such order, decree, ruling or other action;

  (c) by PAHOC, Acquisition Sub, Patriot or WHG, if the Merger shall not have been consummated on or before March 31, 1998 (other than due to the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed at or prior to the Effective Time);

  (d) by PAHOC, Acquisition Sub or Patriot, if WHG shall have (i) withdrawn, modified or amended in any respect adverse to PAHOC, Acquisition Sub or Patriot its approval or recommendation of this Agreement or any of the transactions contemplated herein, (ii) failed to include such recommendation in the Proxy Statement, (iii) recommended any Acquisition Proposal from a person other than PAHOC, Acquisition Sub or Patriot, (iv) publicly expressed no opinion and remained neutral toward any Acquisition Proposal, or (v) resolved or agreed to do any of the foregoing, provided that in any such case, WHG shall pay PAHOC the Section 11.3(a)(i) Amount (as hereinafter defined) in accordance with Section 11.3(a)(i);

  (e) by WHG, if, notwithstanding the provisions of Section 9.1, the Board of Directors of WHG determines in good faith, based on and consistent with the written advice of WHG Legal Counsel, that such action is necessary in order for the Board of Directors of WHG to comply with the directors' fiduciary duties to stockholders under applicable law and the Board of Directors of WHG authorizes or desires to authorize WHG to execute an agreement (a "Superior Proposal Agreement") providing for a Superior Proposal (as hereinafter defined), provided that WHG has, immediately prior to the termination of this Agreement and/or the execution of such Superior Proposal Agreement, paid the
Section 11.3(a)(i) Amount in accordance with Section 11.3(a)(i). For purposes of this Agreement, a "Superior Proposal" means any bona fide Acquisition Proposal, the terms of which the Board of Directors of WHG determines in its good faith judgment, after being advised by its financial advisor of national standing that such Acquisition Proposal is more favorable from a financial point of view to WHG's stockholders than the Merger, are more favorable to WHG's stockholders than the Merger;

  (f) by WHG, if (A) PAHOC, Acquisition Sub or Patriot has failed to perform in any material respect any of its obligations required to be performed by it under this Agreement and such failure continues for more than 30 days after notice unless failure to so perform has been caused by or results from a breach of this Agreement by WHG, or (B) Patriot has failed to perform in any material respect any of its obligations required to be performed by it under the WHG/Patriot Subscription Agreement and such failure continues for more than 30 days after notice unless failure to so perform has been caused by or results from a breach of the WHG/Patriot Subscription Agreement by WHG;

  (g) by either PAHOC, Acquisition Sub or Patriot, if (A) WHG shall have failed to perform in any material respect any of its obligations required to be performed by it under this Agreement and such failure continues for more than 30 days after notice unless failure to so perform has been caused by or results from a breach of this Agreement by PAHOC, Acquisition Sub or Patriot, or (B) if WHG has failed to perform in any material respect any of its obligations required to be performed by it under the WHG/Patriot Subscription Agreement and such failure continues for more than 30 days after notice unless failure to so perform has been caused by or results from a breach of the WHG/Patriot Subscription Agreement by Patriot;

    (h) by WHG pursuant to 5.2(a)(iii);

    (i) by either PAHOC, Acquisition Sub, or Patriot if the Merger does not receive the authorization of the Executive Director of the Puerto Rico Tourism Company ("Tourism") regarding the Grants if such authorization is required by law; or

    (j) by either PAHOC, Acquisition Sub or Patriot, if any bankruptcy, insolvency, receivership, rearrangement, foreclosure or similar action or proceeding, whether voluntary or involuntary, relating to WHG, any WHG Subsidiary or any WHG Property has (by the giving of any notice required as a precondition to any such action or proceeding or otherwise) commenced or is pending.

  11.2 Effect of Termination. In the event of termination of this Agreement by either WHG, PAHOC, Acquisition Sub or Patriot as provided in Section 11.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of PAHOC, Acquisition Sub, Patriot or WHG, other than the provisions of Section 9.6(b), this Section 11.2, Sections 9.12,
11.3 and 12.4 and the last sentence of Section 12.3. Nothing contained in this
Section 11.2 shall relieve any party for any willful breach of the representations, warranties, covenants or agreements set forth in this Agreement, the WHG/Patriot Subscription Agreement or any Ancillary Agreements.

  11.3 Termination Fees and Expenses. As a condition to the willingness of PAHOC, Acquisition Sub and Patriot to enter into this Agreement and to compensate PAHOC, Acquisition Sub and Patriot for entering into this Agreement and the Ancillary Agreements, taking action to consummate the transactions hereunder and thereunder and incurring the costs and expense related thereto, PAHOC, Acquisition Sub, Patriot and WHG agree that in the event (i) WHG terminates this Agreement pursuant to Section 11.1(e), or PAHOC, Acquisition Sub or Patriot terminates this Agreement pursuant to Section 11.1(d), WHG shall immediately pay PAHOC an amount in cash (payable by wire transfer of immediately available funds to an account designated by PAHOC) equal to $5,000,000 (the "Section 11.3(a)(i) Amount") or (ii) PAHOC, Acquisition Sub or Patriot terminates this Agreement pursuant to Section 11.1(j), WHG shall immediately pay PAHOC an amount in cash (payable by wire transfer of immediately available funds to an account designated by PAHOC) equal to PAHOC's, Acquisition Sub's and Patriot's actual out-of-pocket expenses incurred in connection with the negotiation and preparation of this Agreement, the WHG/Patriot Subscription Agreement, and the Ancillary Agreements and the transactions, consents and filings contemplated hereby and thereby, including, but not limited to, all attorneys' and accountants' fees and expenses, filing fees, printing expenses, and expenses incurred in connection with the Proxy Statement.

  11.4 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the first sentence of Section 12.5, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                  ARTICLE 12.

                              General Provisions

  12.1 Nonsurvival of Representations, Warranties and Agreements. All representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Merger, provided, however, that the agreements contained in Article 5, the last sentence of Section 9.4, and Sections 9.10 and 9.12 and this Article 12 shall survive the Merger.

  12.2 Notices. Any notice required to be given hereunder shall be in writing and shall be sent by facsimile transmission (confirmed by any of the methods that follow), courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid) and addressed as follows:

  If to PAHOC or     Patriot American Hospitality Operating Company
  Acquisition Sub:   Tri-West Plaza
                     3030 LBJ Freeway, Suite 1500
                     Dallas, TX 75234
                     Attention: Paul A. Nussbaum


  With copies to:    Goodwin, Procter & Hoar LLP
                     Exchange Place
                     Boston, MA 02109
                     Attn: Gilbert G. Menna, P.C. and
                          Stephen W. Carr, P.C.

  If to Patriot:     Patriot American Hospitality, Inc.
                     Tri-West Plaza
                     3030 LBJ Freeway
                     Suite 1500
                     Dallas, TX 75234
                     Attn: Paul A. Nussbaum

  With copies to:    Goodwin, Procter & Hoar LLP
                     Exchange Place
                     Boston, MA 02109
                     Attn: Gilbert G. Menna, P.C. and
                          Stephen W. Carr, P.C.

  If to WHG:         WHG Resorts & Casinos Inc.
                     6063 East Isla Verde Avenue
                     Carolina, Puerto Rico 00979
                     Attn: Louis J. Nicastro

  With copies to:    Shack & Siegel, P.C.
                     530 Fifth Avenue
                     New York, New York 10036
                     Attn: Jeffrey N. Siegel

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so delivered.

  12.3 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned prior to the Closing by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this

Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of
Article 5 and Sections 9.10 and 9.12 (including for the benefit of the Indemnified Parties), nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

  12.4 Entire Agreement. This Agreement, the Ancillary Agreements, the Exhibits, the WHG Disclosure Letter, the PAHOC Disclosure Letter and the Patriot Disclosure Letter and any documents expressly identified in this Agreement as having been delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the partes with respect thereto except that the Confidentiality Agreements shall remain in effect and shall be binding upon the parties hereto and thereto in accordance with their respective terms; provided, however, to the extent, any of the terms of the Confidentiality Agreements are inconsistent with this Agreement or any of the Ancillary Agreements, this Agreement and such Ancillary Agreements shall be controlling. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

  12.5 Amendment. This Agreement may be amended by the parties hereto, by action taken by their respective boards of directors, at any time before or after approval of matters presented in connection with the Merger by the stockholders of WHG, but after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

  12.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws. WHG, Acquisition Sub, Patriot and PAHOC hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in the State of Delaware (the "Delaware Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waive any objection to the laying of venue of any such litigation in the Delaware Courts and agree not to plead or claim in any Delaware Court that such litigation brought therein has been brought in any inconvenient forum.

  12.7 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

  12.8 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

  12.9 Interpretation. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

  12.10 Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

  12.11 Incorporation. The WHG Disclosure Letter, the PAHOC Disclosure Letter and the Patriot Disclosure Letter and all Exhibits and Schedules attached hereto and thereto and referred to herein and therein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

  12.12 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

  12.13 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions and other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Delaware Court, this being in addition to any other remedy to which they are entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties hereto.

  12.14 Certain Definitions.

  (a) As used in this Agreement, the term "PAHOC Subsidiary" or "PAHOC Subsidiaries" when used with respect to any party means any corporation, partnership, joint venture, business trust or other entity, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization or a majority of the economic interest in such entity including, but not limited to, Acquisition Sub.

  (b) As used in this Agreement, the term "Patriot Subsidiary" or "Patriot Subsidiaries" when used with respect to any party means any corporation, partnership, joint venture, business trust or other entity, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization or a majority of the economic interest in such entity.

  (c) As used in this Agreement, the term "Wholly Owned Subsidiary" or "Wholly-Owned Subsidiaries" means any corporation, partnership, joint venture, business trust or other entity, of which WHG directly or indirectly owns or controls 100% (except in the case of Williams Hospitality Group Inc. ("WHGI")) of the securities or other interests therein, which entities include WHGI, Posadas de Puerto Rico Associates, Incorporated, ESJ Hotel Corporation, Posadas Finance Corporation and WHG El Con Corp.

  (d) As used in this Agreement, the term "Partially-Owned Subsidiary" or "Partially-Owned Subsidiaries" means any corporation, partnership, joint venture, business trust or other entity, in which WHG owns an interest but of which WHG does not directly or indirectly own or control 100% of the securities or other interests therein, which entities include Posadas de San Juan Associates, El Conquistador Ferryboat Inc., WKA El Con Associates, WKA Development, S.E, Isla Verde Tourism Parking Corporation and El Conquistador Partnership L.P.; provided, however, the term Partially-Owned Subsidiary or Partially-Owned Subsidiaries shall not include those entities listed on
Section 6.5 of the WHG Disclosure Letter.

  (e) As used in this Agreement, the term "WHG Subsidiary" or "WHG Subsidiaries" means any Wholly-Owned Subsidiary or Partially-Owned Subsidiary.

  (f) As used in this Agreement, the word "person" means an individual, a corporation, a partnership, an association, a joint-stock company, a trust, a limited liability company, any unincorporated organization or any other entity.

  (g) As used in this Agreement, the word "affiliate" shall have the meaning set forth in Rule 12b-2 of the Exchange Act.

  (h) As used in this Agreement, the phrase "transactions contemplated by this Agreement" shall include without limitation, each act and transaction to be performed or completed under this Agreement, the WHG/Patriot Subscription Agreement or any of the Ancillary Agreements by any party hereto or thereto.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

               {SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER}

  IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

ATTEST:                                   WHG Resorts & Casinos Inc.


         /s/ Brian R. Gamache                      /s/ Louis J. Nicastro
By: _________________________________     By: _________________________________
  Name:Brian R. Gamache                     Name:Louis J. Nicastro
  Title:President                           Title:Chairman


ATTEST:                                   Patriot American Hospitality
                                           Operating Company



           /s/ Rex Stewart                           /s/ Leslie Ng
By: _________________________________     By: _________________________________
  Name:Rex Stewart                          Name:Leslie Ng
  Title:Secretary                           Title:Senior Vice President


ATTEST:                                   Patriot American Hospitality
                                           Operating Company Acquisition
                                           Subsidiary



           /s/ Rex Stewart
By: _________________________________                /s/ William W. Evans, III
  Name:Rex Stewart                        By: _________________________________
  Title:Secretary                           Name:William W. Evans, III
                                            Title:President


ATTEST:
                                          Patriot American Hospitality, Inc.


           /s/ Rex Stewart
By: _________________________________                /s/ William W. Evans, III
  Name:Rex Stewart                        By: _________________________________
  Title:Secretary                           Name:William W. Evans, III
                                            Title:President

                                                                        ANNEX B


          [LETTERHEAD OF OPPENHEIMER & CO., INC. APPEARS HERE]

                                                      September 30, 1997

Board of Directors
WHG Resorts & Casinos Inc.
6063 East Isla Verde Ave.
Carolina, PR 00979

Gentlemen:

You have asked Oppenheimer & Co., Inc. ("Oppenheimer") to render a written opinion (the "Fairness Opinion") to the Board of Directors of WHG Resorts & Casinos Inc. ("WHG" or the "Company") as to the fairness to the stockholders of WHG from a financial point of view of the consideration (the "Merger Consideration") to be received pursuant to the Plan and Agreement of Merger (the "Merger Agreement") by and among Patriot American Hospitality Operating Company ("PAHOC"), Patriot American Operating Company Acquisition Subsidiary, a wholly owned subsidiary of PAHOC ("Acquisition Sub"), Patriot American Hospitality, Inc. ("PAH," and collectively with PAHOC, "Patriot") and WHG. The Merger Agreement provides that Acquisition Sub will merge with and into WHG and WHG Stockholders will be entitled to receive for each share of WHG voting common stock, par value $.01 per share ("WHG Common Stock"), held by them at the effective time of the Merger (the "Effective Time") .784 paired shares of PAHOC and PAH common stock (the "Exchange Ratio"), which shares of PAHOC and PAH are paired and trade as a single unit on the New York Stock Exchange (the "Paired Shares"); provided, however, that in the event that (i) the average closing price of the Paired Shares over the ten trading days immediately preceding the third business day prior to the date on which the Special Meeting of Stockholders of WHG is to be convened (the "Average Closing Price") is greater than $31.25 and the Effective Time is before February, 1998, the Exchange Ratio will be adjusted such that the product of the Exchange Ratio and the Average Closing Price (the "Exchange Ratio Product") equals $24.50;
(ii) the Average Closing Price is greater than $31.75 and the Effective Time is in February, 1998, the Exchange Ratio will be adjusted such that the Exchange Ratio Product equals $24.89; (iii) the Average Closing Price is greater than $32.25 and the Effective Time is after February, 1998, the Exchange Ratio will be adjusted such that the Exchange Ratio Product equals $25.28; (iv) the Average Closing Price is less than or equal to $25.50, but greater than or equal to $19.50, the Exchange Ratio will be adjusted such that the Exchange Ratio Product equals $20.00; or (v) the Average Closing Price is less than $19.50, the Exchange Ratio will equal 1.026, provided, however, that in such circumstances WHG has the right, waivable by it, to terminate the Merger Agreement. In addition, WHG Stockholders will be entitled to receive for each issued and outstanding share of WHG Series B Convertible Preferred Stock, par value $.01 per share ("WHG Preferred Stock"), held by them at the Effective Time that number of Paired Shares as the holder of such share of WHG Preferred Stock would have the right to receive assuming conversion of such share, together with any accrued and unpaid dividends thereon, into WHG Common Stock immediately prior to the Effective Time.

In arriving at our Fairness Opinion we:

  (i) reviewed the draft Merger Agreement dated September 30, 1997;

  (ii) reviewed WHG's audited and unaudited financial statements for the fiscal years ended June 30, 1995, 1996 and 1997;

  (iii) reviewed the Condado Plaza Hotel & Casino's (the "Condado Plaza"), the El San Juan Hotel & Casino's (the "El San Juan"), the El Conquistador Resort and Country Club's (the "El Conquistador") and Williams Hospitality Group's ("WHGI") audited and unaudited financial statements for the fiscal years ended 1995, 1996, and 1997;

  (iv) reviewed Patriot's audited financial statements for the fiscal years ended December 1994, 1995 and 1996 and unaudited statements for the six months ended June 30, 1996 and 1997, as well as historical and projected financial results on a pro forma basis assuming the Wyndham Hotel Corporation and California Jockey Club acquisitions;

  (v)    reviewed proxy information for Patriot dated June 2, 1997;

  (vi)   visited WHG's hotel properties in Puerto Rico;

  (vii) held discussions with senior management of WHG and Patriot with respect to the businesses and prospects of WHG and Patriot;

  (viii) reviewed financial projections of WHG prepared by WHG;

  (ix)   reviewed financial projections of Patriot prepared by Patriot;

  (x) reviewed financial projections of Condado Plaza, El San Juan, El Conquistador and WHGI prepared by WHG;

  (xi) reviewed current and historical market prices and trading volume of WHG Common Stock and the Paired Shares;

  (xii) reviewed and analyzed certain publicly available financial data for certain public companies we deemed comparable to WHG and Patriot;

  (xiii) reviewed and analyzed certain publicly available financial data for transactions that we deemed comparable to the Merger;

  (xiv) performed discounted cash flow analysis of WHG, Condado Plaza, El San Juan, El Conquistador and WHGI, using certain assumptions regarding future performance provided to us by management of WHG;

  (xv)   reviewed other public information concerning WHG and Patriot; and

  (xvi) performed such other analyses and reviewed such other information as we deemed appropriate.

In rendering our Fairness Opinion we relied upon and assumed, without independent verification or investigation, the accuracy and completeness of all of the financial and other information provided to us by WHG and Patriot, their employees, representatives and their affiliates. With respect to forecasts of future financial condition and operating results of WHG and Patriot provided to us, we assumed, without independent verification or investigation, that such forecasts were reasonably prepared on bases reflecting the best available information, estimates and judgement of such entities' respective managements. We have neither made nor obtained any independent evaluation or appraisals of the assets or liabilities of WHG or Patriot, or their affiliated entities. We have assumed, without independent verification, the accuracy of the advice and conclusions of WHG's and Patriot's legal counsel and accountants with respect to accounting and tax matters as provided to Oppenheimer by WHG's and Patriot's managements. We express no opinion as to what the value of the Paired Shares actually will be when issued to the holders of WHG Common Stock and WHG Preferred Stock pursuant to the Merger Agreement or the price at which the Paired Shares will trade subsequent to the Merger. We were not requested or authorized to solicit, and did not solicit, any proposals from any third parties for the acquisition of WHG or any of the assets or businesses of WHG nor have we made any determination as to whether any such proposals could be obtained if solicited; however, we did review unsolicited indications of interest received by WHG from third parties.

Our Fairness Opinion is based upon analyses of the foregoing factors in light of our assessment of general economic, financial and market conditions as of the date hereof that can be evaluated by us as of such date.

As part of our investment banking business, we are regularly engaged in valuations of businesses and securities in connection with mergers and acquisitions, underwritings, secondary distributions of securities, private placements and valuations for other purposes.

We served as financial advisor to WHG in connection with the Merger and will receive a fee for our services. In the ordinary course of its business, Oppenheimer and its affiliates may actively trade securities of Patriot or WHG for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

Based upon and subject to the foregoing, and such other factors as we deem relevant, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of WHG Common Stock and WHG Preferred Stock pursuant to the Merger Agreement is fair to such holders, from a financial point of view. The Fairness Opinion is directed to the Board of Directors of WHG in its consideration of the Merger and is not a recommendation to any holder of WHG Common Stock or WHG Preferred Stock as to how such holder should vote with respect to such Merger. Neither this Fairness Opinion nor the services provided by Oppenheimer in connection therewith may be publicly disclosed or referred to in any manner by WHG or Patriot without Oppenheimer's prior written consent and must be treated as confidential. This Fairness Opinion may be reproduced in full in any proxy statement or information statement mailed to the holders of WHG Common Stock or WHG Preferred Stock and in any registration statement related to the Merger filed by WHG or Patriot with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and Oppenheimer consents to the inclusion of this Fairness Opinion in any such proxy statement, information statement or registration statement.

Very truly yours,

/s/ Oppenheimer & Co., Inc.

Oppenheimer & Co., Inc.

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Pursuant to Section 145 of the DGCL, the Patriot Charter and the PAHOC Charter contain provisions which eliminate personal liability for directors to Patriot or PAHOC, as the case may be, and to the stockholders of the relevant company, for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Patriot or PAHOC, as the case may be, or to the stockholders of the relevant company, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in connection with certain unlawful dividend payments or stock redemptions or repurchases or (iv) for any transaction from which such director derived an improper personal benefit. In addition, the Patriot Charter and the PAHOC Charter each provide that if the DGCL is amended to authorize the further elimination or limitation of the personal liability of directors, then the liability of a director of Patriot or PAHOC shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

  Article VII of each of the Patriot Bylaws and the PAHOC Bylaws provides for indemnification by Patriot or PAHOC, as the case may be, of their respective officers and directors and the officers and directors of their respective subsidiaries to the fullest extent permitted by Section 145 of the DGCL, as amended from time to time, and Patriot and PAHOC may, by action of their respective Boards of Directors, indemnify all other persons Patriot or PAHOC may indemnify under the DGCL.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) The following exhibits are filed as part of this Registration Statement or incorporated herein by reference:

 EXHIBIT                               DESCRIPTION
 -------                               -----------
  2.1    Agreement and Plan of Merger, dated as of September 30, 1997, by and among Patriot American Hospitality Operating Company, Patriot American
         Hospitality Operating Company Acquisition Subsidiary, Patriot American
         Hospitality, Inc. and WHG Resorts & Casinos Inc. (Annex A to the
         Prospectus/Proxy Statement).
 *2.2    Form of Subscription Agreement by and among Patriot American
         Hospitality Operating Company, Patriot American Hospitality, Inc. and
         WHG Resorts & Casinos Inc.
  3.1    Amended and Restated Certificate of Incorporation of Patriot American
         Hospitality, Inc., incorporated by reference to Exhibit 3.1 to Patriot
         American Hospitality, Inc.'s and Patriot American Hospitality
         Operating Company's Registration Statement on Form S-3 (No. 333-
         29671).
  3.2    Amended and Restated Bylaws of Patriot American Hospitality, Inc.,
         incorporated by reference to Exhibit 3.2 to Patriot American
         Hospitality, Inc.'s and Patriot American Hospitality Operating
         Company's Registration Statement on Form S-3 (No. 333-29671).
  3.3    Amended and Restated Certificate of Incorporation of Patriot American
         Hospitality Operating Company, incorporated by reference to Exhibit
         3.3 to Patriot American Hospitality, Inc.'s and Patriot American
         Hospitality Operating Company's Registration Statement on Form S-3
         (No. 333-29671).
  3.4    Amended and Restated Bylaws of Patriot American Hospitality Operating
         Company, incorporated by reference to Exhibit 3.4 to Patriot American
         Hospitality, Inc.'s and Patriot American Hospitality Operating
         Company's Registration Statement on Form S-3 (No. 333-29671).
  3.5    Form of Amended and Restated Certificate of Incorporation of Patriot
         American Hospitality, Inc., incorporated by reference to Annex F to
         Patriot American Hospitality, Inc.'s and Patriot American Hospitality
         Operating Company's Joint Registration Statement on Form S-4 (No. 333-
         39875).

 EXHIBIT                               DESCRIPTION
 -------                               -----------
   3.6    Form of Amended and Restated Certificate of Incorporation of Patriot
          American Hospitality Operating Company, incorporated by reference to
          Annex G to Patriot American Hospitality, Inc.'s and Patriot American
          Hospitality Operating Company's Joint Registration Statement on Form
          S-4 (No. 333-39875).
   4.1    Agreement (the "Pairing Agreement"), dated February 15, 1983 and as amended February 18, 1988, between Bay Meadows Operating Company and
          California Jockey Club (formerly named Bay Meadows Realty
          Enterprises, Inc.), as amended, incorporated by reference to Exhibit
          4.3 to Cal Jockey's and Bay Meadows' Registration Statement on Form
          S-2, and to Exhibit 4.2 to Cal Jockey's and Bay Meadows' Annual
          Report on Form 10-K for the year ended December 31, 1987 (Nos. 001-
          09319, 001-09320).
   4.2    Amendment No. 2 to the Pairing Agreement, incorporated by reference to Exhibit 4.2 to Patriot American Hospitality, Inc.'s and Patriot
          American Hospitality Operating Company's Joint Registration Statement
          on Form S-4 (No. 333-39875).
   4.3    Form of Amendment No. 3 to the Pairing Agreement, incorporated by reference to Annex E to Patriot American Hospitality, Inc.'s and
          Patriot American Hospitality Operating Company's Joint Registration
          Statement on Form S-4 (No. 333-39875).
  *5.1    Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being offered by Patriot American Hospitality, Inc.
  *5.2    Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being offered by Patriot American Hospitality Operating
          Company.
 **8.1    Opinion of Goodwin, Procter & Hoar LLP regarding (i) tax consequences of the Merger, (ii) Patriot's qualification as a REIT for periods prior to the Merger and (iii) Patriot's ability to qualify as a REIT following the Merger.
  10.1(1) Second Amended and Restated Agreement of Limited Partnership of
          Patriot American Hospitality Partnership, L.P., incorporated by reference to Exhibit 10.1(1) to Cal Jockey's and Bay Meadows'
          Registration Statement on Form S-4 (No. 333-28085).
  10.1(2) First Amendment to the Second Amended and Restated Agreement of
          Limited Partnership of Patriot American Hospitality Partnership,
          L.P., incorporated by reference to Exhibit 10.1(2) to Cal Jockey's and Bay Meadows' Registration Statement on Form S-4 (No. 333-28085).
  10.1(3) Second Amendment to the Second Amended and Restated Agreement of
          Limited Partnership of Patriot American Hospitality Partnership,
          L.P., incorporated by reference to Exhibit 10.1(3) to Patriot
          American Hospitality, Inc.'s and Patriot American Hospitality
          Operating Company's Joint Registration Statement on Form S-4 (No.
          333-39875).
  10.1(4) Third Amendment to Second Amended and Restated Agreement of Limited
          Partnership of Patriot American Hospitality Partnership, L.P.,
          incorporated by reference to Exhibit 10.1(4) to Patriot American
          Hospitality, Inc.'s and Patriot American Hospitality Operating
          Company's Joint Registration Statement on Form S-4 (No. 333-39875).
  10.1(5) Fourth Amendment to Second Amended and Restated Agreement of Limited
          Partnership of Patriot American Hospitality Partnership, L.P.,
          incorporated by reference to Exhibit 10.1(5) to Patriot American
          Hospitality, Inc.'s and Patriot American Hospitality Operating
          Company's Joint Registration Statement on Form S-4 (No. 333-39875).
  10.2(1) Agreement of Limited Partnership of Patriot American Hospitality
          Operating Partnership, L.P., incorporated by reference to Exhibit
          10.2(1) to Patriot American Hospitality, Inc.'s and Patriot American
          Hospitality Operating Company's Joint Registration Statement on Form
          S-4 (No. 333-39875).

 EXHIBIT                               DESCRIPTION
 -------                               -----------
 10.2(2) First Amendment to Agreement of Limited Partnership of Patriot
         American Hospitality Operating Partnership, L.P., incorporated by reference to Exhibit 10.2(2) to Patriot American Hospitality, Inc.'s
         and Patriot American Hospitality Operating Company's Joint
         Registration Statement on Form S-4 (No. 333-39875).
 10.2(3) Second Amendment to Agreement of Limited Partnership of Patriot
         American Hospitality Operating Partnership, L.P., incorporated by reference to Exhibit 10.2(3) to Patriot American Hospitality, Inc.'s
         and Patriot American Hospitality Operating Company's Joint
         Registration Statement on Form S-4 (No. 333-39875).
 10.3    Credit Facilities Commitment Letter, dated as of May 23, 1997, between
         Patriot American Hospitality, Inc., Paine Webber Real Estate
         Securities, Inc. and The Chase Manhattan Bank, incorporated by reference to Exhibit 10.34 to Cal Jockey's and Bay Meadows'
         Registration Statement on Form S-4 (No. 333-28085).
 10.4    Stock Purchase Agreement, dated as of April 14, 1997, between Patriot
         American Hospitality, Inc. and CF Securities, L.P., incorporated by reference to Annex D to Patriot American Hospitality, Inc.'s and
         Patriot American Hospitality Operating Company's Joint Registration
         Statement on Form S-4 (No. 333-39875).
 10.5    Form of Registration Rights Agreement by and between Patriot American
         Hospitality, Inc., Patriot American Hospitality Operating Company, and
         each of the parties signatory thereto, incorporated by reference to
         Exhibit 10.5 to Patriot American Hospitality, Inc.'s and Patriot
         American Hospitality Operating Company's Joint Registration Statement
         on Form S-4 (No. 333-39875).
 10.6    Ratification Agreement, dated July 24, 1997, between Patriot American
         Hospitality, Inc. and Wyndham Hotel Corporation, incorporated by reference to Annex B to Patriot American Hospitality, Inc.'s and
         Patriot American Hospitality Operating Company's Joint Registration
         Statement on Form S-4 (No. 333-39875).
 10.7    Ratification Agreement, dated July 24, 1997, between Patriot American
         Hospitality Operating Company, Patriot American Hospitality, Inc.,
         Wyndham Hotel Corporation and CF Securities, L.P., incorporated by reference to Annex C to Patriot American Hospitality, Inc.'s and
         Patriot American Hospitality Operating Company's Joint Registration
         Statement on Form S-4 (No. 333-39875).
 10.8    Form of Cooperation Agreement between Patriot American Hospitality,
         Inc. and Patriot American Hospitality Operating Company, incorporated by reference to Exhibit 10.8 to Patriot American Hospitality, Inc.'s
         and Patriot American Hospitality Operating Company's Joint
         Registration Statement on Form S-4 (No. 333-39875).
 10.9    Standstill Agreement, dated as of April 14, 1997, by and among Patriot
         American Hospitality, Inc. and CF Securities, L.P., incorporated by reference to Exhibit 10.9 to Patriot American Hospitality, Inc.'s and
         Patriot American Hospitality Operating Company's Joint Registration
         Statement on Form S-4 (No. 333-39875).
 10.10   Voting Agreement, dated as of April 14, 1997, by and among Patriot
         American Hospitality, Inc. and CF Securities, L.P., incorporated by reference to Exhibit 10.10 to Patriot American Hospitality, Inc.'s and
         Patriot American Hospitality Operating Company's Joint Registration
         Statement on Form S-4 (No. 333-39875).
 10.11   Voting Agreement, dated as of April 14, 1997, by and among Patriot
         American Hospitality, Inc. and Paul A. Nussbaum, incorporated by reference to Exhibit 10.11 to Patriot American Hospitality, Inc.'s and
         Patriot American Hospitality Operating Company's Joint Registration
         Statement on Form S-4 (No. 333-39875).

 EXHIBIT                               DESCRIPTION
 -------                               -----------
 10.12   Voting Agreement, dated as of April 14, 1997, by and among Patriot
         American Hospitality, Inc. and William W. Evans III, incorporated by reference to Exhibit 10.12 to Patriot American Hospitality, Inc.'s and
         Patriot American Hospitality Operating Company's Joint Registration
         Statement on Form S-4 (No. 333-39875).
 10.13   Voting Agreement, dated as of April 14, 1997, by and among Patriot
         American Hospitality, Inc. and Leslie V. Bentley, incorporated by reference to Exhibit 10.13 to Patriot American Hospitality, Inc.'s and
         Patriot American Hospitality Operating Company's Joint Registration
         Statement on Form S-4 (No. 333-39875).
 10.14   Voting Agreement, dated as of April 14, 1997, by and among Patriot
         American Hospitality, Inc. and James D. Carreker, incorporated by reference to Exhibit 10.14 to Patriot American Hospitality, Inc.'s and
         Patriot American Hospitality Operating Company's Joint Registration
         Statement on Form S-4 (No. 333-39875).
 10.15   Voting Agreement, dated as of April 14, 1997, by and among Patriot
         American Hospitality, Inc. and Stanley M. Koonce, Jr., incorporated by reference to Exhibit 10.15 to Patriot American Hospitality, Inc.'s and
         Patriot American Hospitality Operating Company's Joint Registration
         Statement on Form S-4 (No. 333-39875).
 10.16   Voting Agreement, dated as of April 14, 1997, by and among Patriot
         American Hospitality, Inc. and Anne L. Raymond, incorporated by reference to exhibit 10.16 to Patriot American Hospitality, Inc.'s and
         Patriot American Hospitality Operating Company's Joint Registration
         Statement on Form S-4 (No. 333-39875).
 10.17   Proxy Agreement, dated as of April 14, 1997, among Patriot American
         Hospitality, Inc., CF Securities, L.P., James D. Carreker, Leslie V.
         Bentley, Anne L. Raymond, Stanley M. Koonce, Jr. and Wyndham Hotel
         Corporation, incorporated by reference to Exhibit 10.17 to Patriot
         American Hospitality, Inc.'s and Patriot American Hospitality
         Operating Company's Joint Registration Statement on Form S-4 (No. 333-
         39875).
 10.18   Revocable Proxy, dated as of April 14, 1997, by Harlan R. Crow, incorporated by reference to Exhibit 10.18 to Patriot American
         Hospitality, Inc.'s and Patriot American Hospitality Operating
         Company's Joint Registration Statement on Form S-4 (No. 333-39875).
 10.19   Letter Agreement, dated as of April 14, 1997, by and between Patriot
         American Hospitality, Inc. and Wynopt Investment Partnership, L.P.,
         incorporated by reference to Exhibit 10.19 to Patriot American
         Hospitality, Inc.'s and Patriot American Hospitality Operating
         Company's Joint Registration Statement on Form S-4 (No. 333-39875).
 10.20   Executive Employment Agreement, dated as of April 14, 1997, between
         Patriot American Hospitality, Inc. and James D. Carreker, incorporated by reference to Exhibit 10.20 to Patriot American Hospitality, Inc.'s
         and Patriot American Hospitality Operating Company's Joint
         Registration Statement on Form S-4 (No. 333-39875).
 10.21   Executive Employment Agreement, dated April 14, 1997, between Patriot
         American Hospitality, Inc. and Anne L. Raymond, incorporated by reference to Exhibit 10.21 to Patriot American Hospitality, Inc.'s and
         Patriot American Hospitality Operating Company's Joint Registration
         Statement on Form S-4 (No. 333-39875).
 10.22   Executive Employment Agreement, dated April 14, 1997, between Patriot
         American Hospitality, Inc. and Leslie V. Bentley, incorporated by reference to Exhibit 10.22 to Patriot American Hospitality, Inc.'s and
         Patriot American Hospitality Operating Company's Joint Registration
         Statement on Form S-4 (No. 333-39875).

 EXHIBIT                               DESCRIPTION
 -------                               -----------
 10.23   Executive Employment Agreement, dated April 14, 1997, between Patriot
         American Hospitality, Inc. and Stanley M. Koonce, Jr., incorporated by reference to Exhibit 10.23 to Patriot American Hospitality, Inc.'s and
         Patriot American Hospitality Operating Company's Joint Registration
         Statement on Form S-4 (No. 333-39875).
 10.24   Omnibus Purchase and Sale Agreement, dated as of April 14, 1997, by and among the Crow Family Entities and Patriot American Hospitality
         Partnership, L.P., incorporated by reference to Exhibit 10.32 to Cal
         Jockey's and Bay Meadows' Registration Statement on Form S-4 (No. 333-
         28085).
 10.25   Purchase and Sale Agreement, dated as of April 14, 1997, between
         Patriot American Hospitality Partnership, L.P. and Hotel Bel Age
         Associates, L.P., incorporated by reference to Exhibit 10.25 to
         Patriot American Hospitality, Inc.'s and Patriot American Hospitality
         Operating Company's Joint Registration Statement on Form S-4 (No. 333-
         39875).
 10.26   Purchase and Sale Agreement, dated as of April 14, 1997, between
         Patriot American Hospitality Partnership, L.P. and Franklin Plaza
         Associates Limited Partnership and Franklin Plaza Associates,
         incorporated by reference to Exhibit 10.26 to Patriot American
         Hospitality, Inc.'s and Patriot American Hospitality Operating
         Company's Joint Registration Statement on Form S-4 (No. 333-39875).
 10.27   Purchase and Sale Agreement, dated as of April 14, 1997, between
         Patriot American Hospitality Partnership, L.P. and WHC-LG Hotel
         Associates, L.P., incorporated by reference to Exhibit 10.27 to
         Patriot American Hospitality, Inc.'s and Patriot American Hospitality
         Operating Company's Joint Registration Statement on Form S-4 (No. 333-
         39875).
 10.28   Purchase and Sale Agreement, dated as of April 14, 1997, between
         Patriot American Hospitality Partnership, L.P. and CLC Limited
         Partnership, incorporated by reference to Exhibit 10.28 to Patriot
         American Hospitality, Inc.'s and Patriot American Hospitality
         Operating Company's Joint Registration Statement on Form S-4 (No. 333-
         39875).
 10.29   Purchase and Sale Agreement, dated as of April 14, 1997, between
         Patriot American Hospitality Partnership, L.P. and MTD Associates,
         incorporated by reference to Exhibit 10.29 to Patriot American
         Hospitality, Inc.'s and Patriot American Hospitality Operating
         Company's Joint Registration Statement on Form S-4 (No. 333-39875).
 10.30   Purchase and Sale Agreement, dated as of April 14, 1997, between
         Patriot American Hospitality Partnership, L.P. and Itasca Hotel
         Company, incorporated by reference to Exhibit 10.30 to Patriot
         American Hospitality, Inc.'s and Patriot American Hospitality
         Operating Company's Joint Registration Statement on Form S-4 (No. 333-
         39875).
 10.31   Purchase and Sale Agreement, dated as of April 14, 1997, between
         Patriot American Hospitality Partnership, L.P. and Novi Garden Hotel
         Associates, incorporated by reference to Exhibit 10.31 to Patriot
         American Hospitality, Inc.'s and Patriot American Hospitality
         Operating Company's Joint Registration Statement on Form S-4 (No. 333-
         39875).
 10.32   Purchase and Sale Agreement, dated as of April 14, 1997, between
         Patriot American Hospitality Partnership, L.P. and Hotel and
         Convention Center Partners I, Ltd., Hotel and Convention Center
         Partners II, Ltd., Hotel and Convention Center Partners III, Ltd.,
         Hotel and Convention Center Partners IV, Ltd., Hotel and Convention
         Center Partners V, Ltd., Hotel and Convention Center Partners VI,
         Ltd., Hotel and Convention Center Partners VII, Ltd., Hotel and
         Convention Center Partners VIII, Ltd., Hotel and Convention Center
         Partners IX, Ltd., Hotel and Convention Center Partners X, Ltd. and
         Hotel and Convention Center Partners XI, Ltd., incorporated by reference to Exhibit 10.32 to Patriot American Hospitality, Inc.'s and
         Patriot American Hospitality Operating Company's Joint Registration
         Statement on Form S-4 (No. 333-39875).

 EXHIBIT                               DESCRIPTION
 -------                               -----------
  10.33  Purchase and Sale Agreement, dated as of April 14, 1997, between
         Patriot American Hospitality Partnership, L.P. and Hotel Pleasanton
         Associates, Ltd., incorporated by reference to Exhibit 10.33 to
         Patriot American Hospitality, Inc.'s and Patriot American Hospitality
         Operating Company's Joint Registration Statement on Form S-4 (No. 333-
         39875).
  10.34  Purchase and Sale Agreement, dated as of April 14, 1997, between
         Patriot American Hospitality Partnership, L.P. and Convention Center
         Boulevard Hotel, Limited, incorporated by reference to Exhibit 10.34 to Patriot American Hospitality, Inc.'s and Patriot American
         Hospitality Operating Company's Joint Registration Statement on Form
         S-4 (No. 333-39875).
  10.35  Purchase and Sale Agreement, dated as of April 14, 1997, between
         Patriot American Hospitality Partnership, L.P. and Wood Dale Garden
         Hotel Partnership, incorporated by reference to Exhibit 10.35 to
         Patriot American Hospitality, Inc.'s and Patriot American Hospitality
         Operating Company's Joint Registration Statement on Form S-4 (No. 333-
         39875).
  10.36  Option Agreement, dated as of April 14, 1997, by and among Patriot
         American Hospitality Partnership, L.P. and the Grantors Named Therein,
         incorporated by reference to Exhibit 10.36 to Patriot American
         Hospitality, Inc.'s and Patriot American Hospitality Operating
         Company's Joint Registration Statement on Form S-4 (No. 333-39875).
  10.37  Option Agreement, dated as of April 14, 1997, by and among Patriot
         American Hospitality Partnership, L.P. and the Grantors Named Therein,
         incorporated by reference to Exhibit 10.37 to Patriot American
         Hospitality, Inc.'s and Patriot American Hospitality Operating
         Company's Joint Registration Statement on Form S-4 (No. 333-39875).
  10.38  Harlan R. Crow Letter Agreement, dated as of April 14, 1997, re:
         Management Agreement between Anatole Hotel Investors, L.P. and Wyndham
         Hotel Company, Ltd., incorporated by reference to Exhibit 10.38 to
         Patriot American Hospitality, Inc.'s and Patriot American Hospitality
         Operating Company's Joint Registration Statement on Form S-4 (No. 333-
         39875).
  10.39  Form of Subscription Agreement by and between Wyndham Hotel
         Corporation and Patriot American Hospitality Operating Company,
         incorporated by reference to Exhibit 2.3 to Patriot American
         Hospitality, Inc.'s and Patriot American Hospitality Operating
         Company's Joint Registration Statement on Form S-4 (No. 333-39875).
 *10.40  Executive Employment Agreement made as of September 30, 1997, by and among Patriot American Hospitality Operating Company, Williams
         Hospitality Group Inc. and Louis J. Nicastro.
 *10.41  Voting and Option Agreement dated as of September 30, 1997, among
         Patriot American Hospitality Operating Company, Patriot American
         Hospitality Operating Company Acquisition Subsidiary, Patriot American
         Hospitality, Inc. and Louis J. Nicastro.
 *10.42  Voting Agreement dated as of September 30, 1997, among Patriot
         American Hospitality Operating Company, Patriot American Hospitality
         Operating Company Acquisition Subsidiary, Patriot American
         Hospitality, Inc. and Sumner M. Redstone and National Amusements, Inc.
  10.43  Agreement and Plan of Merger, dated as of April 14, 1997, between
         Patriot American Hospitality, Inc. and Wyndham Hotel Corporation,
         incorporated by reference to Annex A to Patriot American Hospitality,
         Inc.'s and Patriot American Hospitality Operating Company's Joint
         Registration Statement on Form S-4 (No. 333-39875).
  10.44  Amendment No. 1 to Agreement and Plan of Merger, dated as of November
         3, 1997, by and among Patriot American Hospitality, Inc., Patriot
         American Hospitality Operating Company and Wyndham Hotel Corporation,
         incorporated by reference to Annex A to Patriot American Hospitality,
         Inc.'s and Patriot American Hospitality Operating Company's Joint
         Registration Statement on Form S-4 (No. 333-39875).


 EXHIBIT                               DESCRIPTION
 -------                               -----------
   10.45 Agreement and Plan of Merger, dated as of September 30, 1997, by and among Patriot American Hospitality Operating Company, Patriot American
         Hospitality, Inc. and CHC International, Inc., incorporated by reference to Exhibit 10.40 to Patriot American Hospitality, Inc.'s and
         Patriot American Hospitality Operating Company's Joint Registration
         Statement on Form S-4 (No. 333-39875).
   10.46 Voting Agreement, dated as of September 30, 1997, by and among Patriot
         American Hospitality Operating Company and Carnival Corporation,
         Sherwood M. Weiser and Donald E. Lefton, incorporated by reference to
         Exhibit 10.41 to Patriot American Hospitality, Inc.'s and Patriot
         American Hospitality Operating Company's Joint Registration Statement
         on Form S-4 (No. 333-39875).
   10.47 Hospitality Advisory, Asset Management and Support Services Agreement,
         dated as of September 30, 1997, by and among Patriot American
         Hospitality Operating Partnership, L.P. and certain subsidiaries of
         CHC International, Inc., incorporated by reference to Exhibit 10.42 to
         Patriot American Hospitality, Inc.'s and Patriot American Hospitality
         Operating Company's Joint Registration Statement on Form S-4 (No. 333-
         39875).
   10.48 Form of Capital Contribution and Loan Commitment Agreement, by and
         between Patriot American Hospitality, Inc. and Patriot American
         Hospitality Operating Company, incorporated by reference to Exhibit
         10.43 to Patriot American Hospitality, Inc.'s and Patriot American
         Hospitality Operating Company's Joint Registration Statement on Form
         S-4 (No. 333-39875).
   10.49 Agreement and Plan of Merger, dated as of December 2, 1997, by and among Interstate Hotels Company, Patriot American Hospitality, Inc.
         and Patriot American Hospitality Operating Company, incorporated by reference to Exhibit 2.1 to Patriot American Hospitality Inc.'s and
         Patriot American Hospitality Operating Company's Current Report on
         Form 8-K dated December 2, 1997 (Nos. 001-09319, 001-09320).
   10.50 Shareholders Agreement, dated as of December 2, 1997, by and among
         Patriot American Hospitality, Inc., Patriot American Hospitality
         Operating Company, the shareholders of Interstate Hotels Company named on the signature pages thereto, and Interstate Hotels Company, incorporated by reference to Exhibit 10.1 to Patriot American
         Hospitality Inc.'s and Patriot American Hospitality Operating
         Company's Current Report on Form 8-K dated December 2, 1997 (Nos. 001-
         09319, 001-09320).
   12.1  Historical Ratio of Earnings to Fixed Charges, incorporated by reference to Exhibit 12.1 to Patriot American Hospitality, Inc.'s and
         Patriot American Hospitality Operating Company's Joint Registration
         Statement on Form S-4 (No. 333-39875).
   21.1  Subsidiaries of Patriot American Hospitality, Inc., incorporated by reference to Exhibit 21.1 to Patriot American Hospitality, Inc.'s and
         Patriot American Hospitality Operating Company's Joint Registration
         Statement on Form S-4 (No. 333-39875).
   21.2  Subsidiaries of Patriot American Hospitality Operating Company,
         incorporated by reference to Exhibit 21.2 to Patriot American
         Hospitality, Inc.'s and Patriot American Hospitality Operating
         Company's Joint Registration Statement on Form S-4 (No. 333-39875).
 **23.1  Consent of Deloitte & Touche LLP (San Francisco, California).
 **23.2  Consent of Deloitte & Touche LLP (Houston, Texas).
 **23.3  Consent of Ernst & Young LLP (Dallas, Texas).
 **23.4  Consent of Ernst & Young LLP (Seattle, Washington).
 **23.5  Consent of Ernst & Young LLP (Phoenix, Arizona).

 EXHIBIT                              DESCRIPTION
 -------                              -----------
 **23.6  Consent of Ernst & Young LLP (Miami, Florida).
 **23.7  Consent of Ernst & Young LLP (Kansas City, Missouri).
 **23.8  Consent of Ernst & Young LLP (San Juan, Puerto Rico).
 **23.9  Consent of Coopers & Lybrand L.L.P. (Fort Lauderdale, Florida).
 **23.10 Consent of Coopers & Lybrand L.L.P. (Pittsburgh, Pennsylvania).
 **23.11 Consent of Coopers & Lybrand L.L.P. (Dallas, Texas).
 **23.12 Consent of Coopers & Lybrand L.L.P. (Newport Beach, California).
 **23.13 Consent of Coopers & Lybrand L.L.P. (Phoenix, Arizona).
 **23.14 Consent of Coopers & Lybrand L.L.P. (Tampa, Florida)
 **23.15 Consent of Pannell Kerr Forster PC (Alexandria, Virginia).
 **23.16 Consent of Price Waterhouse LLP (Miami, Florida).
 **23.17 Consent of Arthur Andersen LLP (Dallas, Texas).
 **23.18 Consent of Mayer Hoffman McCann L.L.C.
  *23.19 Consent of Goodwin, Procter & Hoar LLP (in opinions filed as Exhibits
         5.1 and 5.2).
 **23.20 Consent of Goodwin, Procter & Hoar LLP (in opinion filed as Exhibit
         8.1).
 **23.21 Consent of Oppenheimer & Co., Inc (included in Annex B to the Proxy
         Statement/Prospectus)
  *24.1  Powers of Attorney.
 **99.1  Opinion of Oppenheimer & Co., Inc. as to the fairness of the transaction to stockholders of WHG Resorts & Casinos Inc. (Annex B to the Proxy Statement/Prospectus).
 **99.2  Form of WHG Resorts & Casinos Inc. Proxy.

--------
*Previously filed.
**Filed herewith.

  (b) No financial statement schedules are required to be filed herewith pursuant to Item 21(b) of this Form.

  (c) The Opinion of Oppenheimer & Co., Inc. is included as Annex B to the Proxy Statement/Prospectus included in this Registration Statement.

ITEM 22. UNDERTAKINGS.

  (a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
  Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)(1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

  (2) The undersigned registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, EACH OF THE REGISTRANTS HAS DULY CAUSED THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DALLAS, STATE OF TEXAS, DECEMBER 16, 1997.

Patriot American Hospitality, Inc.        Patriot American Hospitality
                                           Operating Company




By:       /s/ Rex E. Stewart              By:       /s/ Rex E. Stewart
    ---------------------------------         ---------------------------------
            REX E. STEWART,                           REX E. STEWART,
       EXECUTIVE VICE PRESIDENT                  EXECUTIVE VICE PRESIDENT

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


              SIGNATURE                        TITLE                 DATE
              ---------                        -----                 ----
                  *                    Chairman of the           December 16, 1997
-------------------------------------   Board of Directors,
          PAUL A. NUSSBAUM              Chief Executive
                                        Officer and
                                        President, Patriot
                                        American
                                        Hospitality, Inc.
                                        (Principal
                                        Executive Officer)

         /s/ Rex E. Stewart            Chief Financial           December 16, 1997
-------------------------------------   Officer and
           REX E. STEWART               Treasurer, Patriot
                                        American
                                        Hospitality, Inc.
                                        (Principal
                                        Financial Officer
                                        and Principal
                                        Accounting Officer)

                  *                    Office of the             December 16, 1997
-------------------------------------   Chairman and
        WILLIAM W. EVANS III            Director, Patriot
                                        American
                                        Hospitality, Inc.

                  *                    Director, Patriot         December 16, 1997
-------------------------------------   American
           JOHN H. DANIELS              Hospitality, Inc.

                  *                    Director, Patriot         December 16, 1997
-------------------------------------   American
          JOHN C. DETERDING             Hospitality, Inc.


              SIGNATURE                        TITLE                 DATE
              ---------                        -----                 ----
                  *                    Director, Patriot         December 16, 1997
-------------------------------------   American
          GREGORY R. DILLON             Hospitality, Inc.

                  *                    Director, Patriot         December 16, 1997
-------------------------------------   American
          ARCH K. JACOBSON              Hospitality, Inc.

*By:     /s/ Rex E. Stewart                                      December 16, 1997
     --------------------------------
          ATTORNEY IN FACT


  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


              SIGNATURE                        TITLE                 DATE
              ---------                        -----                 ----
                  *                    Chairman of the           December 16, 1997
-------------------------------------   Board of Directors
          PAUL A. NUSSBAUM              and Chief Executive
                                        Officer, Patriot
                                        American
                                        Hospitality
                                        Operating Company
                                        (Principal
                                        Executive Officer)

                  *                    President, Chief          December 16, 1997
-------------------------------------   Operating Officer
            KARIM ALIBHAI               and Director,
                                        Patriot American
                                        Hospitality
                                        Operating Company

         /s/ Rex E. Stewart            Chief Financial           December 16, 1997
-------------------------------------   Officer and
           REX E. STEWART               Treasurer, Patriot
                                        American
                                        Hospitality
                                        Operating Company
                                        (Principal
                                        Financial Officer
                                        and Principal
                                        Accounting Officer)



              SIGNATURE                         TITLE                DATE
              ---------                         -----                ----
                  *                     Director, Patriot        December 16, 1997
-------------------------------------    American
          ARCH K. JACOBSON               Hospitality
                                         Operating Company

                  *                     Director, Patriot        December 16, 1997
-------------------------------------    American
            LEONARD BOXER                Hospitality
                                         Operating Company

                  *                     Director, Patriot        December 16, 1997
-------------------------------------    American
           RUSS LYON, JR.                Hospitality
                                         Operating Company

                  *                     Director, Patriot        December 16, 1997
-------------------------------------    American
         BURTON C. EINSPRUCH             Hospitality
                                         Operating Company

                  *                     Director, Patriot        December 16, 1997
-------------------------------------    American
           SHERWOOD WEISER               Hospitality
                                         Operating Company

*By:     /s/ Rex E. Stewart                                      December 16, 1997
     --------------------------------
          ATTORNEY IN FACT

                               INDEX TO EXHIBITS

 NUMBER                                 EXHIBIT
 ------                                 -------
   2.1  Agreement and Plan of Merger, dated as of September 30, 1997, by and among Patriot American Hospitality Operating Company, Patriot American
        Hospitality Operating Company Acquisition Subsidiary, Patriot American
        Hospitality, Inc. and WHG Resorts & Casinos Inc. (Annex A to the
        Prospectus/Proxy Statement).
  *2.2  Form of Subscription Agreement by and among Patriot American
        Hospitality Operating Company, Patriot American Hospitality, Inc. and
        WHG Resorts & Casinos Inc.
   3.1  Amended and Restated Certificate of Incorporation of Patriot American
        Hospitality, Inc., incorporated by reference to Exhibit 3.1 to Patriot
        American Hospitality, Inc.'s and Patriot American Hospitality Operating
        Company's Registration Statement on Form S-3 (No. 333-29671).
   3.2  Amended and Restated Bylaws of Patriot American Hospitality, Inc.,
        incorporated by reference to Exhibit 3.2 to Patriot American
        Hospitality, Inc.'s and Patriot American Hospitality Operating
        Company's Registration Statement on Form S-3 (No. 333-29671).
   3.3  Amended and Restated Certificate of Incorporation of Patriot American
        Hospitality Operating Company, incorporated by reference to Exhibit 3.3 to Patriot American Hospitality, Inc.'s and Patriot American
        Hospitality Operating Company's Registration Statement on Form S-3 (No.
        333-29671).
   3.4  Amended and Restated Bylaws of Patriot American Hospitality Operating
        Company, incorporated by reference to Exhibit 3.4 to Patriot American
        Hospitality, Inc.'s and Patriot American Hospitality Operating
        Company's Registration Statement on Form S-3 (No. 333-29671).
   3.5  Form of Amended and Restated Certificate of Incorporation of Patriot
        American Hospitality, Inc., incorporated by reference to Annex F to
        Patriot American Hospitality, Inc.'s and Patriot American Hospitality
        Operating Company's Joint Registration Statement on Form S-4 (No. 333-
        39875).
   3.6  Form of Amended and Restated Certificate of Incorporation of Patriot
        American Hospitality Operating Company, incorporated by reference to
        Annex G to Patriot American Hospitality, Inc.'s and Patriot American
        Hospitality Operating Company's Joint Registration Statement on Form S-
        4 (No. 333-39875).
   4.1  Agreement (the "Pairing Agreement"), dated February 15, 1983 and as amended February 18, 1988, between Bay Meadows Operating Company and
        California Jockey Club (formerly named Bay Meadows Realty Enterprises,
        Inc.), as amended, incorporated by reference to Exhibit 4.3 to Cal
        Jockey's and Bay Meadows' Registration Statement on Form S-2, and to
        Exhibit 4.2 to Cal Jockey's and Bay Meadows' Annual Report on Form 10-K
        for the year ended December 31, 1987 (Nos. 001-09319, 001-09320).
   4.2  Amendment No. 2 to the Pairing Agreement, incorporated by reference to
        Exhibit 4.2 to Patriot American Hospitality, Inc.'s and Patriot
        American Hospitality Operating Company's Joint Registration Statement
        on Form S-4 (No. 333-39875).
   4.3  Form of Amendment No. 3 to the Pairing Agreement, incorporated by reference to Annex E to Patriot American Hospitality, Inc.'s and
        Patriot American Hospitality Operating Company's Joint Registration
        Statement on Form S-4 (No. 333-39875).

  *5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being offered by Patriot American Hospitality, Inc.

  NUMBER                                 EXHIBIT
  ------                                 -------
  *5.2    Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being offered by Patriot American Hospitality Operating
          Company.
 **8.1    Opinion of Goodwin, Procter & Hoar LLP regarding (i) tax consequences of the Merger, (ii) Patriot's qualification as a REIT for periods prior to the Merger and (iii) Patriot's ability to qualify as a REIT following the Merger.
  10.1(1) Second Amended and Restated Agreement of Limited Partnership of
          Patriot American Hospitality Partnership, L.P., incorporated by reference to Exhibit 10.1(1) to Cal Jockey's and Bay Meadows'
          Registration Statement on Form S-4 (No. 333-28085).
  10.1(2) First Amendment to the Second Amended and Restated Agreement of
          Limited Partnership of Patriot American Hospitality Partnership,
          L.P., incorporated by reference to Exhibit 10.1(2) to Cal Jockey's and Bay Meadows' Registration Statement on Form S-4 (No. 333-28085).
  10.1(3) Second Amendment to the Second Amended and Restated Agreement of
          Limited Partnership of Patriot American Hospitality Partnership,
          L.P., incorporated by reference to Exhibit 10.1(3) to Patriot
          American Hospitality, Inc.'s and Patriot American Hospitality
          Operating Company's Joint Registration Statement on Form S-4 (No.
          333-39875).
  10.1(4) Third Amendment to Second Amended and Restated Agreement of Limited
          Partnership of Patriot American Hospitality Partnership, L.P.,
          incorporated by reference to Exhibit 10.1(4) to Patriot American
          Hospitality, Inc.'s and Patriot American Hospitality Operating
          Company's Joint Registration Statement on Form S-4 (No. 333-39875).
  10.1(5) Fourth Amendment to Second Amended and Restated Agreement of Limited
          Partnership of Patriot American Hospitality Partnership, L.P.,
          incorporated by reference to Exhibit 10.1(5) to Patriot American
          Hospitality, Inc.'s and Patriot American Hospitality Operating
          Company's Joint Registration Statement on Form S-4 (No. 333-39875).
  10.2(1) Agreement of Limited Partnership of Patriot American Hospitality
          Operating Partnership, L.P., incorporated by reference to Exhibit
          10.2(1) to Patriot American Hospitality, Inc.'s and Patriot American
          Hospitality Operating Company's Joint Registration Statement on Form
          S-4 (No. 333-39875).
  10.2(2) First Amendment to Agreement of Limited Partnership of Patriot
          American Hospitality Operating Partnership, L.P., incorporated by reference to Exhibit 10.2(2) to Patriot American Hospitality, Inc.'s
          and Patriot American Hospitality Operating Company's Joint
          Registration Statement on Form S-4 (No. 333-39875).
  10.2(3) Second Amendment to Agreement of Limited Partnership of Patriot
          American Hospitality Operating Partnership, L.P., incorporated by reference to Exhibit 10.2(3) to Patriot American Hospitality, Inc.'s
          and Patriot American Hospitality Operating Company's Joint
          Registration Statement on Form S-4 (No. 333-39875).
  10.3    Credit Facilities Commitment Letter, dated as of May 23, 1997, between Patriot American Hospitality, Inc., Paine Webber Real Estate
          Securities, Inc. and The Chase Manhattan Bank, incorporated by reference to Exhibit 10.34 to Cal Jockey's and Bay Meadows'
          Registration Statement on Form S-4 (No. 333-28085).
  10.4    Stock Purchase Agreement, dated as of April 14, 1997, between Patriot
          American Hospitality, Inc. and CF Securities, L.P., incorporated by reference to Annex D to Patriot American Hospitality, Inc.'s and
          Patriot American Hospitality Operating Company's Joint Registration
          Statement on Form S-4 (No. 333-39875).

 NUMBER                                 EXHIBIT
 ------                                 -------
 10.5   Form of Registration Rights Agreement by and between Patriot American
        Hospitality, Inc., Patriot American Hospitality Operating Company, and
        each of the parties signatory thereto, incorporated by reference to
        Exhibit 10.5 to Patriot American Hospitality, Inc.'s and Patriot
        American Hospitality Operating Company's Joint Registration Statement
        on Form S-4 (No. 333-39875).
 10.6   Ratification Agreement, dated July 24, 1997, between Patriot American
        Hospitality, Inc. and Wyndham Hotel Corporation, incorporated by reference to Annex B to Patriot American Hospitality, Inc.'s and
        Patriot American Hospitality Operating Company's Joint Registration
        Statement on Form S-4 (No. 333-39875).
 10.7   Ratification Agreement, dated July 24, 1997, between Patriot American
        Hospitality Operating Company, Patriot American Hospitality, Inc.,
        Wyndham Hotel Corporation and CF Securities, L.P., incorporated by reference to Annex C to Patriot American Hospitality, Inc.'s and
        Patriot American Hospitality Operating Company's Joint Registration
        Statement on Form S-4 (No. 333-39875).
 10.8   Form of Cooperation Agreement between Patriot American Hospitality,
        Inc. and Patriot American Hospitality Operating Company, incorporated by reference to Exhibit 10.8 to Patriot American Hospitality, Inc.'s
        and Patriot American Hospitality Operating Company's Joint Registration
        Statement on Form S-4 (No. 333-39875).
 10.9   Standstill Agreement, dated as of April 14, 1997, by and among Patriot
        American Hospitality, Inc. and CF Securities, L.P., incorporated by reference to Exhibit 10.9 to Patriot American Hospitality, Inc.'s and
        Patriot American Hospitality Operating Company's Joint Registration
        Statement on Form S-4 (No. 333-39875).
 10.10  Voting Agreement, dated as of April 14, 1997, by and among Patriot
        American Hospitality, Inc. and CF Securities, L.P., incorporated by reference to Exhibit 10.10 to Patriot American Hospitality, Inc.'s and
        Patriot American Hospitality Operating Company's Joint Registration
        Statement on Form S-4 (No. 333-39875).
 10.11  Voting Agreement, dated as of April 14, 1997, by and among Patriot
        American Hospitality, Inc. and Paul A. Nussbaum, incorporated by reference to Exhibit 10.11 to Patriot American Hospitality, Inc.'s and
        Patriot American Hospitality Operating Company's Joint Registration
        Statement on Form S-4 (No. 333-39875).
 10.12  Voting Agreement, dated as of April 14, 1997, by and among Patriot
        American Hospitality, Inc. and William W. Evans III, incorporated by reference to Exhibit 10.12 to Patriot American Hospitality, Inc.'s and
        Patriot American Hospitality Operating Company's Joint Registration
        Statement on Form S-4 (No. 333-39875).
 10.13  Voting Agreement, dated as of April 14, 1997, by and among Patriot
        American Hospitality, Inc. and Leslie V. Bentley, incorporated by reference to Exhibit 10.13 to Patriot American Hospitality, Inc.'s and
        Patriot American Hospitality Operating Company's Joint Registration
        Statement on Form S-4 (No. 333-39875).
 10.14  Voting Agreement, dated as of April 14, 1997, by and among Patriot
        American Hospitality, Inc. and James D. Carreker, incorporated by reference to Exhibit 10.14 to Patriot American Hospitality, Inc.'s and
        Patriot American Hospitality Operating Company's Joint Registration
        Statement on Form S-4 (No. 333-39875).
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
 NUMBER                                 EXHIBIT
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
 10.15  Voting Agreement, dated as of April 14, 1997, by and among Patriot
        American Hospitality, Inc. and Stanley M. Koonce, Jr., incorporated by reference to Exhibit 10.15 to Patriot American Hospitality, Inc.'s and
        Patriot American Hospitality Operating Company's Joint Registration
        Statement on Form S-4 (No. 333-39875).
 10.16  Voting Agreement, dated as of April 14, 1997, by and among Patriot
        American Hospitality, Inc. and Anne L. Raymond, incorporated by reference to Exhibit 10.16 to Patriot American Hospitality, Inc.'s and
        Patriot American Hospitality Operating Company's Joint Registration
        Statement on Form S-4 (No. 333-39875).
 10.17  Proxy Agreement, dated as of April 14, 1997, among Patriot American
        Hospitality, Inc., CF Securities, L.P., James D. Carreker, Leslie V.
        Bentley, Anne L. Raymond, Stanley M. Koonce, Jr. and Wyndham Hotel
        Corporation, incorporated by reference to Exhibit 10.17 to Patriot
        American Hospitality, Inc.'s and Patriot American Hospitality Operating
        Company's Joint Registration Statement on Form S-4 (No. 333-39875).
 10.18  Revocable Proxy, dated as of April 14, 1997, by Harlan R. Crow, incorporated by reference to Exhibit 10.18 to Patriot American
        Hospitality, Inc.'s and Patriot American Hospitality Operating
        Company's Joint Registration Statement on Form S-4 (No. 333-39875).
 10.19  Letter Agreement, dated as of April 14, 1997, by and between Patriot
        American Hospitality, Inc. and Wynopt Investment Partnership, L.P.,
        incorporated by reference to Exhibit 10.19 to Patriot American
        Hospitality, Inc.'s and Patriot American Hospitality Operating
        Company's Joint Registration Statement on Form S-4 (No. 333-39875).
 10.20  Executive Employment Agreement, dated as of April 14, 1997, between
        Patriot American Hospitality, Inc. and James D. Carreker, incorporated by reference to Exhibit 10.20 to Patriot American Hospitality, Inc.'s
        and Patriot American Hospitality Operating Company's Joint Registration
        Statement on Form S-4 (No. 333-39875).
 10.21  Executive Employment Agreement, dated April 14, 1997, between Patriot
        American Hospitality, Inc. and Anne L. Raymond, incorporated by reference to Exhibit 10.21 to Patriot American Hospitality, Inc.'s and
        Patriot American Hospitality Operating Company's Joint Registration
        Statement on Form S-4 (No. 333-39875).
 10.22  Executive Employment Agreement, dated April 14, 1997, between Patriot
        American Hospitality, Inc. and Leslie V. Bentley, incorporated by reference to Exhibit 10.22 to Patriot American Hospitality, Inc.'s and
        Patriot American Hospitality Operating Company's Joint Registration
        Statement on Form S-4 (No. 333-39875).
 10.23  Executive Employment Agreement, dated April 14, 1997, between Patriot
        American Hospitality, Inc. and Stanley M. Koonce, Jr., incorporated by reference to Exhibit 10.23 to Patriot American Hospitality, Inc.'s and
        Patriot American Hospitality Operating Company's Joint Registration
        Statement on Form S-4 (No. 333-39875).
 10.24  Omnibus Purchase and Sale Agreement, dated as of April 14, 1997, by and among the Crow Family Entities and Patriot American Hospitality
        Partnership, L.P., incorporated by reference to Exhibit 10.32 to Cal
        Jockey's and Bay Meadows' Registration Statement on Form S-4 (No. 333-
        28085).
 10.25  Purchase and Sale Agreement, dated as of April 14, 1997, between
        Patriot American Hospitality Partnership, L.P. and Hotel Bel Age
        Associates, L.P., incorporated by reference to Exhibit 10.25 to Patriot
        American Hospitality, Inc.'s and Patriot American Hospitality Operating
        Company's Joint Registration Statement on Form S-4 (No. 333-39875).
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
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
 10.26  Purchase and Sale Agreement, dated as of April 14, 1997, between
        Patriot American Hospitality Partnership, L.P. and Franklin Plaza
        Associates Limited Partnership and Franklin Plaza Associates,
        incorporated by reference to Exhibit 10.26 to Patriot American
        Hospitality, Inc.'s and Patriot American Hospitality Operating
        Company's Joint Registration Statement on Form S-4 (No. 333-39875).
 10.27  Purchase and Sale Agreement, dated as of April 14, 1997, between
        Patriot American Hospitality Partnership, L.P. and WHC-LG Hotel
        Associates, L.P., incorporated by reference to Exhibit 10.27 to Patriot
        American Hospitality, Inc.'s and Patriot American Hospitality Operating
        Company's Joint Registration Statement on Form S-4 (No. 333-39875).
 10.28  Purchase and Sale Agreement, dated as of April 14, 1997, between
        Patriot American Hospitality Partnership, L.P. and CLC Limited
        Partnership, incorporated by reference to Exhibit 10.28 to Patriot
        American Hospitality, Inc.'s and Patriot American Hospitality Operating
        Company's Joint Registration Statement on Form S-4 (No. 333-39875).
 10.29  Purchase and Sale Agreement, dated as of April 14, 1997, between
        Patriot American Hospitality Partnership, L.P. and MTD Associates,
        incorporated by reference to Exhibit 10.29 to Patriot American
        Hospitality, Inc.'s and Patriot American Hospitality Operating
        Company's Joint Registration Statement on Form S-4 (No. 333-39875).
 10.30  Purchase and Sale Agreement, dated as of April 14, 1997, between
        Patriot American Hospitality Partnership, L.P. and Itasca Hotel
        Company, incorporated by reference to Exhibit 10.30 to Patriot American
        Hospitality, Inc.'s and Patriot American Hospitality Operating
        Company's Joint Registration Statement on Form S-4 (No. 333-39875).
 10.31  Purchase and Sale Agreement, dated as of April 14, 1997, between
        Patriot American Hospitality Partnership, L.P. and Novi Garden Hotel
        Associates, incorporated by reference to Exhibit 10.31 to Patriot
        American Hospitality, Inc.'s and Patriot American Hospitality Operating
        Company's Joint Registration Statement on Form S-4 (No. 333-39875).
 10.32  Purchase and Sale Agreement, dated as of April 14, 1997, between
        Patriot American Hospitality Partnership, L.P. and Hotel and Convention
        Center Partners I, Ltd., Hotel and Convention Center Partners II, Ltd.,
        Hotel and Convention Center Partners III, Ltd., Hotel and Convention
        Center Partners IV, Ltd., Hotel and Convention Center Partners V, Ltd.,
        Hotel and Convention Center Partners VI, Ltd., Hotel and Convention
        Center Partners VII, Ltd., Hotel and Convention Center Partners VIII,
        Ltd., Hotel and Convention Center Partners IX, Ltd., Hotel and
        Convention Center Partners X, Ltd. and Hotel and Convention Center
        Partners XI, Ltd., incorporated by reference to Exhibit 10.32 to
        Patriot American Hospitality, Inc.'s and Patriot American Hospitality
        Operating Company's Joint Registration Statement on Form S-4 (No. 333-
        39875).
 10.33  Purchase and Sale Agreement, dated as of April 14, 1997, between
        Patriot American Hospitality Partnership, L.P. and Hotel Pleasanton
        Associates, Ltd., incorporated by reference to Exhibit 10.33 to Patriot
        American Hospitality, Inc.'s and Patriot American Hospitality Operating
        Company's Joint Registration Statement on Form S-4 (No. 333-39875).
 10.34  Purchase and Sale Agreement, dated as of April 14, 1997, between
        Patriot American Hospitality Partnership, L.P. and Convention Center
        Boulevard Hotel, Limited, incorporated by reference to Exhibit 10.34 to
        Patriot American Hospitality, Inc.'s and Patriot American Hospitality
        Operating Company's Joint Registration Statement on Form S-4 (No. 333-
        39875).
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
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  10.35 Purchase and Sale Agreement, dated as of April 14, 1997, between
        Patriot American Hospitality Partnership, L.P. and Wood Dale Garden
        Hotel Partnership, incorporated by reference to Exhibit 10.35 to
        Patriot American Hospitality, Inc.'s and Patriot American Hospitality
        Operating Company's Joint Registration Statement on Form S-4 (No. 333-
        39875).
  10.36 Option Agreement, dated as of April 14, 1997, by and among Patriot
        American Hospitality Partnership, L.P. and the Grantors Named Therein,
        incorporated by reference to Exhibit 10.36 to Patriot American
        Hospitality, Inc.'s and Patriot American Hospitality Operating
        Company's Joint Registration Statement on Form S-4 (No. 333-39875).
  10.37 Option Agreement, dated as of April 14, 1997, by and among Patriot
        American Hospitality Partnership, L.P. and the Grantors Named Therein,
        incorporated by reference to Exhibit 10.37 to Patriot American
        Hospitality, Inc.'s and Patriot American Hospitality Operating
        Company's Joint Registration Statement on Form S-4 (No. 333-39875).
  10.38 Harlan R. Crow Letter Agreement, dated as of April 14, 1997, re:
        Management Agreement between Anatole Hotel Investors, L.P. and Wyndham
        Hotel Company, Ltd., incorporated by reference to Exhibit 10.38 to
        Patriot American Hospitality, Inc.'s and Patriot American Hospitality
        Operating Company's Joint Registration Statement on Form S-4 (No. 333-
        39875).
  10.39 Form of Subscription Agreement by and between Wyndham Hotel Corporation and Patriot American Hospitality Operating Company, incorporated by reference to Exhibit 2.3 to Patriot American Hospitality, Inc.'s and
        Patriot American Hospitality Operating Company's Joint Registration
        Statement on Form S-4 (No. 333-39875).
 *10.40 Executive Employment Agreement made as of September 30, 1997, by and among Patriot American Hospitality Operating Company, Williams
        Hospitality Group Inc. and Louis J. Nicastro.
 *10.41 Voting and Option Agreement dated as of September 30, 1997, among
        Patriot American Hospitality Operating Company, Patriot American
        Hospitality Operating Company Acquisition Subsidiary, Patriot American
        Hospitality, Inc. and Louis J. Nicastro.
 *10.42 Voting Agreement dated as of September 30, 1997, among Patriot American
        Hospitality Operating Company, Patriot American Hospitality Operating
        Company Acquisition Subsidiary, Patriot American Hospitality, Inc. and
        Sumner M. Redstone and National Amusements, Inc.
  10.43 Agreement and Plan of Merger, dated as of April 14, 1997, between
        Patriot American Hospitality, Inc. and Wyndham Hotel Corporation,
        incorporated by reference to Annex A to Patriot American Hospitality,
        Inc.'s and Patriot American Hospitality Operating Company's Joint
        Registration Statement on Form S-4 (No. 333-39875).
  10.44 Amendment No. 1 to Agreement and Plan of Merger, dated as of November
        3, 1997, by and among Patriot American Hospitality, Inc., Patriot
        American Hospitality Operating Company and Wyndham Hotel Corporation,
        incorporated by reference to Annex A to Patriot American Hospitality,
        Inc.'s and Patriot American Hospitality Operating Company's Joint
        Registration Statement on Form S-4 (No. 333-39875).
  10.45 Agreement and Plan of Merger, dated as of September 30, 1997, by and among Patriot American Hospitality Operating Company, Patriot American
        Hospitality, Inc. and CHC International, Inc., incorporated by reference to Exhibit 10.40 to Patriot American Hospitality, Inc.'s and
        Patriot American Hospitality Operating Company's Joint Registration
        Statement on Form S-4 (No. 333-39875).
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
 NUMBER                                  EXHIBIT
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
   10.46 Voting Agreement, dated as of September 30, 1997, by and among Patriot
         American Hospitality Operating Company and Carnival Corporation,
         Sherwood M. Weiser and Donald E. Lefton, incorporated by reference to
         Exhibit 10.41 to Patriot American Hospitality, Inc.'s and Patriot
         American Hospitality Operating Company's Joint Registration Statement
         on Form S-4 (No. 333-39875).
   10.47 Hospitality Advisory, Asset Management and Support Services Agreement,
         dated as of September 30, 1997, by and among Patriot American
         Hospitality Operating Partnership, L.P. and certain subsidiaries of
         CHC International, Inc., incorporated by reference to Exhibit 10.42 to
         Patriot American Hospitality, Inc.'s and Patriot American Hospitality
         Operating Company's Joint Registration Statement on Form S-4 (No. 333-
         39875).
   10.48 Form of Capital Contribution and Loan Commitment Agreement by and
         between Patriot American Hospitality, Inc. and Patriot American
         Hospitality Operating Company, incorporated by reference to Exhibit
         10.43 to Patriot American Hospitality, Inc.'s and Patriot American
         Hospitality Operating Company's Joint Registration Statement on Form
         S-4 (No. 333-39875).
   10.49 Agreement and Plan of Merger, dated as of December 2, 1997, by and among Interstate Hotels Company, Patriot American Hospitality, Inc.
         and Patriot American Hospitality Operating Company, incorporated by reference to Exhibit 2.1 to Patriot American Hospitality Inc.'s and
         Patriot American Hospitality Operating Company's Current Report on
         Form 8-K dated December 2, 1997 (Nos. 001-09319, 001-09320).
   10.50 Shareholders Agreement, dated as of December 2, 1997, by and among
         Patriot American Hospitality, Inc., Patriot American Hospitality
         Operating Company, the shareholders of Interstate Hotels Company named on the signature pages thereto, and Interstate Hotels Company, incorporated by reference to Exhibit 10.1 to Patriot American
         Hospitality Inc's and Patriot American Hospitality Operating Company's
         Current Report on Form 8-K dated December 2, 1997 (Nos. 001-09319,
         001-09320).
   12.1  Historical Ratio of Earnings to Fixed Charges, incorporated by reference to Exhibit 12.1 to Patriot American Hospitality, Inc.'s and
         Patriot American Hospitality Operating Company's Joint Registration
         Statement on Form S-4 (No. 333-39875).
   21.1  Subsidiaries of Patriot American Hospitality, Inc., incorporated by reference to Exhibit 21.1 to Patriot American Hospitality, Inc.'s and
         Patriot American Hospitality Operating Company's Joint Registration
         Statement on Form S-4 (No. 333-39875).
   21.2  Subsidiaries of Patriot American Hospitality Operating Company,
         incorporated by reference to Exhibit 21.2 to Patriot American
         Hospitality, Inc.'s and Patriot American Hospitality Operating
         Company's Joint Registration Statement on Form S-4 (No. 333-39875).
 **23.1  Consent of Deloitte & Touche LLP (San Francisco, California).
 **23.2  Consent of Deloitte & Touche LLP (Houston, Texas).
 **23.3  Consent of Ernst & Young LLP (Dallas, Texas).
 **23.4  Consent of Ernst & Young LLP (Seattle, Washington).
 **23.5  Consent of Ernst & Young LLP (Phoenix, Arizona).
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
EXHIBIT                                            DESCRIPTION
-------                                            -----------
**23.6   Consent of Ernst & Young LLP (Miami, Florida).
**23.7   Consent of Ernst & Young LLP (Kansas City, Missouri).
**23.8   Consent of Ernst & Young LLP (San Juan, Puerto Rico).
**23.9   Consent of Coopers & Lybrand L.L.P. (Fort Lauderdale, Florida).
**23.10  Consent of Coopers & Lybrand L.L.P. (Pittsburgh, Pennsylvania).
**23.11  Consent of Coopers & Lybrand L.L.P. (Dallas, Texas).
**23.12  Consent of Coopers & Lybrand L.L.P. (Newport Beach, California).
**23.13  Consent of Coopers & Lybrand L.L.P. (Phoenix, Arizona).
**23.14  Consent of Coopers & Lybrand L.L.P (Tampa, Florida).
**23.15  Consent of Pannell Kerr Forster PC (Alexandria, Virginia).
**23.16  Consent of Price Waterhouse LLP (Miami, Florida).
**23.17  Consent of Arthur Andersen LLP (Dallas, Texas).
**23.18  Consent of Mayer Hoffman McCann L.L.C.
 *23.19  Consent of Goodwin, Procter & Hoar LLP (in opinions filed as Exhibits 5.1 and 5.2).
**23.20  Consent of Goodwin, Procter & Hoar LLP (in opinion filed as Exhibit 8.1).
**23.21  Consent of Oppenheimer & Co., Inc (included in Annex B to the Proxy Statement/Prospectus).
 *24.1   Powers of Attorney.
**99.1   Opinion of Oppenheimer & Co., Inc. as to the fairness of the transaction to stockholders of WHG
         Resorts & Casinos Inc. (Annex B to the Proxy Statement/Prospectus).
**99.2   Form of WHG Resorts & Casinos Inc. Proxy.

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*Previously filed.
**Filed herewith.